                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.
                                    Depositor

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                              Master Servicer No. 1

                           MIDLAND LOAN SERVICES, INC.
                              Master Servicer No. 2

                               LNR PARTNERS, INC.
                                Special Servicer

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                                     Trustee

                                       and

                        LASALLE BANK NATIONAL ASSOCIATION
                            Certificate Administrator

                         POOLING AND SERVICING AGREEMENT

                          Dated as of November 1, 2006

                                 $2,238,772,692

                   Citigroup Commercial Mortgage Trust 2006-C5
                  Commercial Mortgage Pass-Through Certificates

                                 Series 2006-C5

                                TABLE OF CONTENTS

                                                                                               Page
                                                                                               ----

                                             ARTICLE I

                                            DEFINITIONS

SECTION 1.01    Defined Terms...............................................................      7
SECTION 1.02    General Interpretive Principles.............................................     91

                                             ARTICLE II

                   CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                                 ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01    Conveyance of Trust Mortgage Loans..........................................     92
SECTION 2.02    Acceptance of the Trust Fund by Trustee.....................................     95
SECTION 2.03    Mortgage Loan Seller's Repurchase or Substitution of Trust Mortgage Loans
                for Document Defects and Breaches of Representations and Warranties.........     97
SECTION 2.04    Representations and Warranties of Depositor.................................    101
SECTION 2.05    Conveyance of REMIC I Regular Interests; Acceptance of REMIC I, REMIC II and
                Grantor Trust Y by Trustee..................................................    103
SECTION 2.06    Issuance of REMIC I Interests...............................................    103
SECTION 2.07    Execution, Authentication and Delivery of REMIC II Certificates.............    103
SECTION 2.08    Execution, Authentication and Delivery of Class Y Certificates..............    103

                                            ARTICLE III

                           ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01    Administration of the Serviced Mortgage Loans...............................    104
SECTION 3.02    Collection of Trust Mortgage Loan Payments..................................    106
SECTION 3.03    Collection of Taxes, Assessments and Similar Items; Servicing Accounts;
                Reserve Accounts............................................................    109
SECTION 3.04    Collection Accounts, Interest Reserve Account, Gain-on-Sale Reserve Account,
                Additional Interest Account, Distribution Account and A/B Custodial
                Accounts....................................................................    114
SECTION 3.05    Permitted Withdrawals from the Collection Accounts, Interest Reserve
                Account, Additional Interest Account, Distribution Account and A/B Custodial
                Accounts....................................................................    121
SECTION 3.06    Investment of Funds in the Servicing Accounts, Reserve Accounts, Collection
                Accounts, Interest Reserve Account, Distribution Account, A/B Custodial
                Accounts, Gain-on-Sale Reserve Account, Additional Interest Account, and
                REO Accounts................................................................    133
SECTION 3.07    Maintenance of Insurance Policies; Errors and Omissions and Fidelity
                Coverage....................................................................    135

                                        i

SECTION 3.12    Property Inspections; Collection of Financial Statements; Delivery of
                Certain Reports.............................................................    153
SECTION 3.13    Annual Statement as to Compliance...........................................    156
SECTION 3.14    Reports on Assessment of Compliance with Servicing Criteria; Registered

SECTION 3.21    Transfer of Servicing Between Master Servicer and Special Servicer; Record

SECTION 3.25    Designation of Controlling Class Representative and Class AMP

                                             ARTICLE IV

                                   PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.04    Allocation of Realized Losses and Additional Trust Fund Expenses; Allocation
                of Mortgage Deferred Interest; Allocation of Appraisal Reduction Amounts;
                and Allocation of Prepayment Interest Shortfalls............................    216
SECTION 4.05    Calculations................................................................    219

                                             ARTICLE V

                                          THE CERTIFICATES

                                       ii

                                             ARTICLE VI

                     THE DEPOSITOR, THE MASTER SERVICERS, THE SPECIAL SERVICER
                              AND THE CONTROLLING CLASS REPRESENTATIVE

SECTION 6.01    Liability of Depositor, Master Servicers and Special Servicer...............    231
SECTION 6.02    Merger, Consolidation or Conversion of Depositor or Master Servicer or
                Special Servicer............................................................    231
SECTION 6.03    Limitation on Liability of Depositor, Master Servicer and Special Servicer..    231
SECTION 6.04    Resignation of a Master Servicer and the Special Servicer...................    233
SECTION 6.05    Rights of Depositor, Certificate Administrator and Trustee in Respect of the
                Master Servicers and the Special Servicer...................................    233
SECTION 6.06    Depositor, Master Servicers and Special Servicer to Cooperate with Trustee
                and Certificate Administrator...............................................    234
SECTION 6.07    Depositor, Special Servicer, the Certificate Administrator and Trustee to
                Cooperate with Master Servicer..............................................    234
SECTION 6.08    Depositor, Master Servicers, the Certificate Administrator and Trustee to
                Cooperate with Special Servicer.............................................    234
SECTION 6.09    Designation of Special Servicer by the Controlling Class Certificateholders

SECTION 6.13    The Class AMP Representative, the Majority Class AMP-1 Certificateholders,
                the Majority Class AMP-2 Certificateholders and the Majority Class AMP-3
                Certificateholders..........................................................    243

                                            ARTICLE VII

                                              DEFAULT

SECTION 7.05    Additional Remedies of Trustee Upon Event of Default or Outside Servicer
                Default.....................................................................    252

                                            ARTICLE VIII

                           THE TRUSTEE AND THE CERTIFICATE ADMINISTRATOR

SECTION 8.01    Duties of Trustee...........................................................    254
SECTION 8.02    Certain Matters Affecting Trustee...........................................    255
SECTION 8.03    Trustee and Certificate Administrator Not Liable for Validity or Sufficiency
                of Certificates or Trust Mortgage Loans.....................................    256
SECTION 8.04    Trustee and Certificate Administrator May Own Certificates..................    257

                                       iii

SECTION 8.05    Fees and Expenses of Trustee and Certificate Administrator; Indemnification

                                             ARTICLE IX

                                            TERMINATION

SECTION 9.01    Termination Upon Repurchase or Liquidation of All Trust Mortgage Loans......    276
SECTION 9.02    Additional Termination Requirements.........................................    279

                                             ARTICLE X

                                     ADDITIONAL TAX PROVISIONS

SECTION 10.01   REMIC Administration........................................................    281
SECTION 10.02   Grantor Trust Administration................................................    284

                                             ARTICLE XI

                                      MISCELLANEOUS PROVISIONS

                                       iv

                                          SCHEDULES AND EXHIBITS

Schedule No.   Schedule Description
------------   --------------------
Schedule I     Mortgage Loan Schedule for the Trust Mortgage Loans
Schedule II    Schedule of Exceptions to Mortgage File Delivery
Schedule III   Trust Mortgage Loans as to Which the Related Mortgaged Property
                  is Covered by a Lender's Environmental Insurance Policy
Schedule IV    Class A-SB Planned Principal Balance
Schedule V     Reference Rate Schedule
Schedule VI    Schedule of Earnouts/Holdbacks

Exhibit No.    Exhibit Description
-----------    -------------------
    A-1        Form of Class A-1, A-2, A-3, A-SB, A-4 and A-1A Certificates

    A-2        Form of Class XP and XC Certificates

    A-3        Form of Class A-M, A-J, B, C and D Certificates

    A-4        Form of Class E, F, G, H, J, K, L, M, N, O, P, AMP-1, AMP-2 and
                  AMP-3 Certificates

    A-5        Form of Class R Certificates

    A-6        Form of Class Y Certificates

     B         Relevant Servicing Criteria

     C         Form of Custodial Certification

    D-1        Form of Master Servicer Request for Release

    D-2        Form of Special Servicer Request for Release

     E         Calculation of Net Cash Flow

     F         Form of Distribution Date Statement

    G-1        Form of Transferor Certificate for Transfers of Definitive
                  Non-Registered Certificates

    G-2        Form I of Transferee Certificate for Transfers of Definitive
                  Non-Registered Certificates

    G-3        Form II of Transferee Certificate for Transfers of Definitive
                  Non-Registered Certificates

    G-4        Form of Transferee Certificate for Transfers of Interests in Rule
                  144A Global Certificates

    G-5        Form of Transferee Certificate for Transfers of Interests in
                  Regulation S Global Certificates

    H-1        Form I of Transferee Certificate in Connection with ERISA
                  (Definitive Non-Registered Certificates)

    H-2        Form II of Transferee Certificate in Connection with ERISA
                  (Book-Entry Non-Registered Certificates)

    I-1        Form of Transfer Affidavit and Agreement regarding Class R
                  Certificates

    I-2        Form of Transferor Certificate regarding Class R Certificates

    J-1        Form of Notice and Acknowledgment

    J-2        Form of Acknowledgment of Proposed Special Servicer

     K         List of Designated Sub-Servicers

                                        v

    L-1        Form of Information Request/Investor Certification for Website
                  Access from Certificate [Holder] [Owner]

    L-2        Form of Information Request/Investor Certification for Website
                  Access from Prospective Investor

     M         Form of Purchase Option Notice

     N         Form of Defeasance Certification

     O         Form of Sarbanes-Oxley Certification

     P         Form of Certificate Administrator Certification

    Q-1        Form of Master Servicer Certification

    Q-2        Form of Special Servicer Certification

     R         Form of Outside Master Servicer Notice

                                       vi

          This Pooling and Servicing Agreement (this "Agreement") is dated and effective as of November 1, 2006, among CITIGROUP COMMERCIAL MORTGAGE SECURITIES
INC., as Depositor, WACHOVIA BANK, NATIONAL ASSOCIATION, as Master Servicer No.
1, MIDLAND LOAN SERVICES, INC., as Master Servicer No. 2, LNR PARTNERS, INC., as
Special Servicer, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee, and
LASALLE BANK NATIONAL ASSOCIATION, as Certificate Administrator.

                              PRELIMINARY STATEMENT

          The Depositor intends to sell the Certificates, which are to be issued hereunder in multiple Classes and which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund.

          As provided herein, the Certificate Administrator will elect to treat the segregated pool of assets consisting of the Trust Mortgage Loans (exclusive of (i) the related Excess Servicing Strips and (ii) any collections of
Additional Interest on any such Trust Mortgage Loans that constitute ARD Trust
Mortgage Loans after their respective Anticipated Repayment Dates) and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I".
The Class R Certificates will represent, among other things, the sole class of
"residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law. The following table sets forth the designation and initial REMIC I Principal Balance for each of the REMIC I Regular Interests. The
REMIC I Remittance Rate in effect for any REMIC I Regular Interest for any
Distribution Date will be determined in accordance with the definition of "REMIC
I Remittance Rate". None of the REMIC I Regular Interests will be certificated.

               Initial REMIC I
Designation   Principal Balance
-----------   -----------------
 A-1-1           $  2,996,000
 A-1-2           $  3,558,000
 A-1-3           $ 35,216,000
 A-1-4           $ 18,485,000
 A-2-1           $ 21,983,000
 A-2-2           $ 39,837,000
 A-2-3           $ 38,785,000
 A-2-4           $ 38,498,000
 A-2-5           $ 37,606,000
 A-2-6           $ 60,080,000
 A-3-1           $ 57,437,000
 A-3-2           $ 36,384,000
 A-SB            $ 92,770,000
 A-4-1           $ 24,771,000
 A-4-2           $ 30,763,000
 A-4-3           $ 29,888,000
 A-4-4           $ 38,975,000
 A-4-5           $ 37,662,000
 A-4-6           $612,193,000
A-1A-1           $    190,000
A-1A-2           $    285,000

               Initial REMIC I
Designation   Principal Balance
-----------   -----------------
A-1A-3           $  4,135,000
A-1A-4           $  4,767,000
A-1A-5           $  5,004,000
A-1A-6           $  4,876,000
A-1A-7           $  4,937,000
A-1A-8           $  4,770,000
A-1A-9           $  4,656,000
A-1A-10          $ 11,729,000
A-1A-11          $  4,378,000
A-1A-12          $  4,254,000
A-1A-13          $  4,159,000
A-1A-14          $  8,285,000
A-1A-15          $162,328,000
  A-M            $212,378,000
  A-J            $172,556,000
   B             $ 42,476,000
  C-1            $  6,862,000
  C-2            $ 13,591,000
  C-3            $    784,000
  D-1            $  4,509,000
  D-2            $ 14,712,000
  D-3            $  7,327,000
  E-1            $  1,588,000
  E-2            $ 16,872,000
  E-3            $ 10,741,000
  F-1            $ 10,349,000
  F-2            $ 16,199,000
  G-1            $ 13,181,000
  G-2            $  8,056,000
  H-1            $ 15,383,000
  H-2            $  5,855,000
  J-1            $  3,666,000
  J-2            $  4,298,000
   K             $  7,964,000
   L             $  7,964,000
   M             $  2,655,000
   N             $  7,964,000
   O             $  2,655,000
   P             $ 26,547,000
 AMP-1           $ 40,000,000
 AMP-2           $ 48,000,000
 AMP-3           $ 27,000,000

          As provided herein, the Certificate Administrator will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a
REMIC for federal income tax purposes, and

such segregated pool of assets will be designated as "REMIC II". The Class R
Certificates will represent, among other things, the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the Class designation and original Class Principal Balance for each Class of the Regular Certificates. The
Pass-Through Rate for any Class of Regular Certificates for any Distribution
Date will be determined in accordance with the definition of "Pass-Through
Rate". For federal income tax purposes, each Class of the Regular Certificates
(exclusive of the Class XC and Class XP Certificates), each Class XC Component and each Class XP Component will be designated as a separate "regular interest"
in REMIC II.

   Class       Original Class
Designation   Principal Balance
-----------   -----------------
 Class A-1       $ 60,255,000
 Class A-2       $236,789,000
 Class A-3       $ 93,821,000
 Class A-SB      $ 92,770,000
 Class A-4       $774,252,000
 Class A-1A      $228,753,000
 Class A-M       $212,378,000
 Class A-J       $172,556,000
  Class B        $ 42,476,000
  Class C        $ 21,237,000
  Class D        $ 26,548,000
  Class E        $ 29,201,000
  Class F        $ 26,548,000
  Class G        $ 21,237,000
  Class H        $ 21,238,000
  Class J        $  7,964,000
  Class K        $  7,964,000
  Class L        $  7,964,000
  Class M        $  2,655,000
  Class N        $  7,964,000
  Class O        $  2,655,000
  Class P        $ 26,547,692
  Class XC           (1)
  Class XP           (2)
Class AMP-1      $ 40,000,000
Class AMP-2      $ 48,000,000
Class AMP-3      $ 27,000,000

----------
(1)  The Class XC Certificates will not have a Class Principal Balance and will not entitle Holders thereof to receive distributions of principal. The
     Class XC Certificates will have a Class Notional Amount that will equal the aggregate of the Component Notional Amounts of the Class XC Components from time to time. As more specifically provided herein, interest in respect of the Class XC Certificates will consist of the aggregate amount of interest accrued on the respective Component Notional Amounts of the Class XC
     Components from time to time.

(2)  The Class XP Certificates will not have a Class Principal Balance and will not entitle Holders thereof to receive distributions of principal. The
     Class XP Certificates will have a Class Notional Amount that will equal the aggregate of the Component Notional Amounts of the Class XP Components from time to time. As more specifically provided herein, interest in respect of the Class XP Certificates will consist of the aggregate amount of interest accrued on the respective Component Notional Amounts of the Class XP
     Components from time to time.

          The portion of the Trust Fund consisting of (i) the Additional
Interest and the Additional Interest Account and (ii) amounts held from time to time in the Additional Interest Account that represent Additional Interest, shall be treated as a grantor trust for federal income tax purposes and shall be designated as "Grantor Trust Y". As provided herein, the Certificate
Administrator shall take all actions required hereunder to ensure that the portion of the Trust Fund consisting of the Grantor Trust Y Assets maintains its status as a grantor trust under federal income tax law and not be treated as part of any REMIC Pool. The Class Y Certificates shall represent undivided beneficial interests in Grantor Trust Y as described herein.

          Each of the Mortgaged Properties identified in the following table
(each, an "A/B Mortgaged Property") is encumbered by a Mortgage that secures two
(2) loans (together, an "A/B Loan Combination", which term shall include any group of successor REO Mortgage Loans with respect to those two (2) mortgage loans): (i) one (1) mortgage loan (an "A-Note Trust Mortgage Loan") that will be part of the Trust Fund, that is evidenced by a promissory note designated as
Note A and that has a Cut-off Date Balance equal to the amount set forth in the following table; and (ii) one (1) mortgage loan (a "B-Note Non-Trust Mortgage
Loan") that will not be part of the Trust Fund, that is evidenced by a promissory note designated as Note B, that is (as and to the extent set forth in the related Co-Lender Agreement) subordinate in right of payment of interest and principal to the related A-Note Trust Mortgage Loan and that has an unpaid principal balance as of the Cut-off Date equal to the amount set forth in the following table.

          Name of Mortgaged Property
         as set forth on the Mortgage           Cut-off Date Balance of Note A   Cut-off Date Balance of Note B
                Loan Schedule                         Trust Mortgage Loan            Non-Trust Mortgage Loan
---------------------------------------------   ------------------------------   ------------------------------

1.  NNN WellPoint Operations Center                       $70,000,000                      $14,405,000
2.  ShorePointe Office Building                           $ 9,600,000                      $   500,000
3.  Residence Inn--Cranberry Township                     $ 8,485,568                      $   568,000
4.  Hampton Inn Airport--Coraopolis                       $ 7,587,096                      $   508,000
5.  Hampton Inn--Greentree                                $ 7,087,945                      $   474,000
6.  Hampton Inn Express--Cranberry Township               $ 6,339,219                      $   423,000
7.  Valley Wide Distribution                              $ 4,900,000                      $   325,000
8.  Wolf River Commons                                    $ 3,713,842                      $   230,000
9.  Campus Crossing at Aycock & Spring Garden             $ 3,320,000                      $   207,500
10. Campus Crossing at Lindell                            $ 2,440,000                      $   152,500
11. Dabney Exchange                                       $ 1,300,000                      $   100,000

          The relative rights of the respective lenders in respect of each A/B
Loan Combination are set forth in a related co-lender agreement or intercreditor agreement (as amended, restated, supplemented or otherwise modified from time to time, an "A/B Co-Lender Agreement"), between the holder of the Mortgage Note for the related A-Note Trust Mortgage Loan and the holder of the promissory note for the related B-Note Non-Trust Mortgage Loan. Each A/B Loan Combination is to be
serviced and administered in accordance with this Agreement.

          The following four (4) Trust Mortgage Loans (together, the "Ala Moana
Portfolio Trust Mortgage Loans") are secured by Mortgages encumbering the portfolio of properties identified on the Mortgage Loan Schedule as Ala Moana
Portfolio (collectively, the "Ala Moana Portfolio Mortgaged Properties"): (a)
one (1) Trust Mortgage Loan with a Cut-off Date Balance of $96,000,000 that is evidenced by a promissory note designated Note A-1 (the "Ala Moana Portfolio
Senior Trust Mortgage Loan"); (b) one (1) Trust Mortgage Loan with a Cut-off
Date Balance of $40,000,000 that is collectively evidenced by promissory notes designated Note B-1A and Note B-2A (the "Ala Moana Portfolio Note B-A Trust
Mortgage Loan"); (c) one (1) Trust Mortgage Loan with a Cut-off Date Balance of
$48,000,000 that is collectively evidenced by promissory notes designated Note
B-1B and Note B-2B (the "Ala Moana Portfolio Note B-B Trust Mortgage Loan"); and
(d) one (1) Trust Mortgage Loan with a Cut-off Date Balance of $27,000,000 that is collectively evidenced by promissory notes designated Note B-1C and Note B-2C
(the "Ala Moana Portfolio Note B-C Trust Mortgage Loan" and, collectively with the Ala Moana Portfolio Note B-A Trust Mortgage Loan and the Ala Moana Portfolio
Note B-B Trust Mortgage Loan, the "Ala Moana Portfolio Subordinate Trust
Mortgage Loans"). Those Mortgages encumbering the Ala Moana Portfolio Mortgaged
Properties also secure multiple other mortgage loans that will not be part of the Trust Fund (such other mortgage loans, collectively, the "Ala Moana
Portfolio Non-Trust Mortgage Loans"), consisting of: (i) two (2) or more mortgage loans (the "Ala Moana Portfolio Pari Passu Non-Trust Mortgage Loans")
with an aggregate principal balance as of the Cut-off Date of $1,104,000,000, which mortgage loans are generally pari passu in right of

payment with the Ala Moana Portfolio Senior Trust Mortgage Loan and senior in right of payment to the Ala Moana Portfolio Subordinate Non-Trust Mortgage Loan;
and (ii) two (2) or more mortgage loans (the "Ala Moana Portfolio Subordinate
Non-Trust Mortgage Loans") with an aggregate principal balance as of the Cut-off
Date of $185,000,000, which mortgage loans are generally subordinate in right of payment to the Ala Moana Portfolio Trust Mortgage Loans and the Ala Moana
Portfolio Pari Passu Non-Trust Mortgage Loans. The Ala Moana Portfolio Trust
Mortgage Loans and the Ala Moana Portfolio Non-Trust Mortgage Loans collectively constitute the "Ala Moana Portfolio Loan Combination" (which term shall include any group of successor REO Mortgage Loans or comparable deemed mortgage loans with respect to those multiple mortgage loans). The relative rights of the respective lenders in respect of the Ala Moana Portfolio Loan Combination are set forth in a co-lender agreement dated as of October 30, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the "Ala Moana
Portfolio Co-Lender Agreement"), between the holders of the Mortgage Notes for the Ala Moana Portfolio Trust Mortgage Loans and the holders of the promissory notes for the Ala Moana Portfolio Non-Trust Mortgage Loans. The entire Ala Moana
Portfolio Loan Combination is to be serviced and administered in accordance with a pooling and servicing agreement dated as of October 1, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the "Outside
Servicing Agreement"), between Deutsche Mortgage & Asset Receiving Corporation, as depositor, Capmark Finance Inc. and Wachovia Bank, National Association, as
master servicers, J.E. Robert Company, Inc., as special servicer, and LaSalle
Bank National Association, as trustee and paying agent.

          Capitalized terms used but not otherwise defined in this Preliminary
Statement have the respective meanings assigned thereto in Section 1.01 of this
Agreement.

          In consideration of the mutual agreements herein contained, the
Depositor, the Master Servicers, the Special Servicer, the Trustee and the
Certificate Administrator agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

          SECTION 1.01 Defined Terms.

          Whenever used in this Agreement, including in the Preliminary
Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

          "30/360 Basis": The accrual of interest calculated on the basis of a
360-day year consisting of twelve 30-day months.

          "A-Note Trust Mortgage Loan": As defined in the Preliminary Statement hereto.

          "A/B Co-Lender Agreement": As defined in the Preliminary Statement hereto.

          "A/B Controlling Party": With respect to the WellPoint Loan
Combination, the WellPoint Controlling Party; and, with respect to each other
A/B Loan Combination, the Controlling Class Representative.

          "A/B Custodial Account": With respect to any A/B Loan Combination, the separate account (which may be a sub-account of a Collection Account) created and maintained by Master Servicer No. 2 pursuant to Section 3.04(f) and held on behalf of the Certificateholders and the related B-Noteholder(s), which shall be entitled substantially as follows: "[NAME OF MASTER SERVICER NO. 2], as a Master
Servicer for [NAME OF TRUSTEE], as Trustee, on behalf of and in trust for the registered holders of Citigroup Commercial Mortgage Trust 2006-C5, Commercial
Mortgage Pass-Through Certificates, Series 2006-C5, and [NAME(S) OF THE RELATED
B-NOTEHOLDER(S)], as their interests may appear". Each A/B Custodial Account shall be an Eligible Account or a sub-account of an Eligible Account.

          "A/B Loan Combination": As defined in the Preliminary Statement hereto.

          "A/B Mortgaged Property": As defined in the Preliminary Statement hereto.

          "A/B REO Account": With respect to any A/B Loan Combination, a segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee, in trust for the
Certificateholders, and the related B-Noteholder(s), which shall be entitled substantially as follows: "[NAME OF SPECIAL SERVICER], as Special Servicer for
[NAME OF TRUSTEE], as Trustee in trust for registered holders of Citigroup
Commercial Mortgage Trust 2006-C5, Commercial Mortgage Pass-Through
Certificates, Series 2006-C5, and [NAME(S) OF THE RELATED B-NOTEHOLDER(S)], as
their interests may appear".

          "A/B REO Property": With respect to each A/B Loan Combination, the related Mortgaged Property if such Mortgaged Property is acquired on behalf and in the name of the Trust Fund, for the benefit of the Certificateholders, and the related B-Noteholder(s), as their interests may appear, through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of such A/B
Loan Combination.

          "Accrued Certificate Interest": With respect to any Class of Principal
Balance Certificates for any Distribution Date, one-twelfth of the product of
(a) the annual Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, multiplied by (b) the related Class Principal Balance outstanding immediately prior to such Distribution Date; and, with respect to each Class of the Class X Certificates for any Distribution Date, the aggregate amount of Accrued Component Interest for the related Interest Accrual Period for all of the Class XC Components, in the case of the Class XC Certificates, or the
Class XP Components, in the case of the Class XP Certificates, for such
Distribution Date. Accrued Certificate Interest shall be calculated on a 30/360
Basis and, with respect to each Class of Regular Certificates for any
Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

          "Accrued Component Interest": With respect to any Class X Component for any Distribution Date, one-twelfth of the product of (a) the annual Class X
Strip Rate applicable to such Class X Component for such Distribution Date, multiplied by (b) the Component Notional Amount of such Class X Component outstanding immediately prior to such Distribution Date. Accrued Component
Interest shall be calculated on a 30/360 Basis and, with respect to each Class X
Component for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

          "Actual/360 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days.

          "Actual/360 Trust Mortgage Loan": Each Trust Mortgage Loan that accrues interest on an Actual/360 Basis and that is identified as an Actual/360
Trust Mortgage Loan on the Mortgage Loan Schedule.

          "Additional Interest": With respect to any ARD Trust Mortgage Loan after its Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Trust Mortgage Loan at the Additional Interest Rate (the
payment of which interest shall, under the terms of such ARD Trust Mortgage
Loan, be deferred until the entire outstanding principal balance of such ARD
Trust Mortgage Loan has been paid), together with all interest, if any, accrued at the related Mortgage Rate plus the related Additional Interest Rate on such deferred interest. For purposes of this Agreement, Additional Interest on an ARD
Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Trust Mortgage Loan or successor REO Trust Mortgage Loan, notwithstanding that the terms of the related Trust Mortgage Loan documents so permit. To the extent that any Additional Interest is not paid on a current basis, it shall be deemed to be deferred interest.

          "Additional Interest Account": The segregated account, accounts or subaccounts created and maintained by the Certificate Administrator pursuant to
Section 3.04(d) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "[NAME OF CERTIFICATE ADMINISTRATOR], as Certificate
Administrator, for [NAME OF TRUSTEE], as Trustee, in trust for the registered holders of Citigroup Commercial Mortgage Trust 2006-C5, Commercial Mortgage
Pass-Through Certificates, Series 2006-C5, Additional Interest Account". The
Additional Interest Account shall not be an asset of any REMIC Pool.

          "Additional Interest Rate": With respect to any ARD Trust Mortgage
Loan after its Anticipated Repayment Date, the incremental increase in the per annum rate at which such ARD Trust Mortgage Loan accrues interest after the
Anticipated Repayment Date (in the absence of defaults) as calculated and as set forth in the related Trust Mortgage Loan documents.

          "Additional Item 1123 Servicer": Any Additional Servicer that meets the criteria in Item 1108(a)(2)(i) through (iii) of Regulation AB with respect to the Subject Securitization Transaction.

          "Additional Servicer": Any Servicer, other than a Master Servicer, the
Special Servicer, the Certificate Administrator or the Trustee.

          "Additional Trust Fund Expense": Any Special Servicing Fees, Workout
Fees, Liquidation Fees and, in accordance with Sections 3.03(d) and 4.03(d), interest payable to any party hereto on Advances made thereby (to the extent not offset by Penalty Interest and late payment charges or amounts otherwise payable to any related B-Noteholder) and amounts payable to the Special Servicer in connection with inspections of Mortgaged Properties required pursuant to the first sentence of Section 3.12(a) (to the extent not otherwise paid from Penalty
Interest and late payment charges or amounts otherwise payable to any related
B-Noteholder or recovered from the related Mortgagor), as well as (without duplication) any of the expenses of the Trust Fund that may be withdrawn (x)
pursuant to any of clauses (xi), (xii), (xiii), (xv), (xviii), (xix) and (xxi)
of Section 3.05(a), out of general collections on the Trust Mortgage Loans and any REO Properties on deposit in the Collection Account, or (y) pursuant to any of clauses (x), (xi), (xii), (xiv) and (xv) of Section 3.05(e), out of
collections on any A/B Loan Combination or any related A/B REO Property on deposit in the related A/B Custodial Account, but only to the extent that such collections would otherwise be transferred to a Collection Account with respect to the related A-Note Trust Mortgage Loan or any successor REO Trust Mortgage
Loan with respect thereto, or (z) pursuant to any of clauses (ii), (iv), (v) and
(vi) of Section 3.05(b) out of general collections on the Trust Mortgage Loans and any REO Properties on deposit in the Distribution Account; provided that for purposes of the allocations contemplated by Section 4.04, no such expense shall be deemed to have been incurred by the Trust Fund until such time as the payment thereof is actually made from a Collection Account, an A/B Custodial Account or the Distribution Account, as the case may be.

          "Additional Yield Amount": With respect to (i) any Distribution Date,
(ii) any Class of Principal Balance Certificates (other than any Excluded
Class), and (iii) any Yield Maintenance Charge or Prepayment Premium actually
Received by the Trust during the related Collection Period on a Trust Mortgage
Loan or an REO Trust Mortgage Loan (other than an Ala Moana Portfolio
Subordinate Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto) (for purposes of this definition, the "Prepaid Loan") in a Loan
Group with respect to which distributions of principal are being made on such
Class of Principal Balance Certificates on such Distribution Date, the product of (a) such Yield Maintenance Charge or Prepayment Premium (net of any
Liquidation Fee payable in connection with the receipt thereof), multiplied by
(b) a fraction, which in no event will be greater than one or less than zero, the numerator of which is equal to the positive excess, if any, of (i) the
Pass-Through Rate for such Class of Principal Balance Certificates for such
Distribution Date, over (ii) the related Discount Rate, and the denominator of which is equal to the positive excess, if any, of (i) the Mortgage Rate for the
Prepaid Loan, over (ii) the related Discount Rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on such
Class of Principal Balance Certificates on such Distribution Date with respect to the Loan Group that includes the Prepaid Loan,

and the denominator of which is equal to that portion of the Net Principal
Distribution Amount for such Distribution Date that is attributable to the Loan
Group that includes the Prepaid Loan.

          "Adjusted REMIC I Remittance Rate": With respect to any REMIC I
Regular Interest, for any Distribution Date, an annual rate equal to the
Pass-Through Rate in effect for such Distribution Date for the Class of
Principal Balance Certificates as to which such REMIC I Regular Interest is a
Corresponding REMIC I Regular Interest.

          "Administered REO Property": Any REO Property that relates to a
Serviced Mortgage Loan.

          "Advance": Any P&I Advance or Servicing Advance.

          "Adverse Grantor Trust Event": As defined in Section 10.02(e).

          "Adverse REMIC Event": As defined in Section 10.01(h).

          "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.
For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such
Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and
"controlled" have meanings correlative to the foregoing.

          "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

          "Aggregate Excess Servicing Strip": With respect to Master Servicer
No. 1, the aggregate Excess Servicing Strip for those Trust Mortgage Loans as to which Master Servicer No. 1 is the applicable Master Servicer and for any successor REO Trust Mortgage Loans with respect thereto; and, with respect to
Master Servicer No. 2, the aggregate Excess Servicing Strip for those Trust
Mortgage Loans as to which Master Servicer No. 2 is the applicable Master
Servicer and for any successor REO Trust Mortgage Loans with respect thereto.

          "Ala Moana Portfolio Co-Lender Agreement": As defined in the
Preliminary Statement hereto.

          "Ala Moana Portfolio Controlling Holder": The "Controlling Holder"
under the Ala Moana Portfolio Co-Lender Agreement.

          "Ala Moana Portfolio Loan Combination": As defined in the Preliminary
Statement hereto.

          "Ala Moana Portfolio Mortgaged Properties": As defined in the
Preliminary Statement hereto.

          "Ala Moana Portfolio Non-Trust Mortgage Loans": As defined in the
Preliminary Statement hereto.

                                       10

          "Ala Moana Portfolio Note B-A Trust Mortgage Loan": As defined in the
Preliminary Statement hereto.

          "Ala Moana Portfolio Note B-B Trust Mortgage Loan": As defined in the
Preliminary Statement hereto.

          "Ala Moana Portfolio Note B-C Trust Mortgage Loan": As defined in the
Preliminary Statement hereto.

          "Ala Moana Portfolio Pari Passu Non-Trust Mortgage Loans": As defined in the Preliminary Statement hereto.

          "Ala Moana Portfolio Senior Trust Mortgage Loan": As defined in the
Preliminary Statement hereto.

          "Ala Moana Portfolio Subordinate Non-Trust Mortgage Loans": As defined in the Preliminary Statement hereto.

          "Ala Moana Portfolio Subordinate Trust Mortgage Loans": As defined in the Preliminary Statement hereto.

          "Ala Moana Portfolio Trust Mortgage Loans": As defined in the
Preliminary Statement hereto.

          "Annual Assessment Report": As defined in Section 3.14.

          "Annual Attestation Report": As defined in Section 3.14.

          "Annual Statement of Compliance": As defined in Section 3.13.

          "Anticipated Repayment Date": For each ARD Trust Mortgage Loan, the date specified in the related Mortgage Note after which the per annum rate at which interest accrues on such ARD Trust Mortgage Loan will increase as specified in the related Mortgage Note (other than as a result of a default thereunder).

          "Appraisal": With respect to any Trust Mortgage Loan, an appraisal of the related Mortgaged Property from an Independent Appraiser selected by the
Special Servicer or the applicable Master Servicer, prepared in accordance with
12 C.F.R. Section 225.64 and conducted in accordance with the standards of the
American Appraisal Institute by an Independent Appraiser, which Independent
Appraiser shall be advised to take into account the factors specified in Section
3.09(a), any available environmental, engineering or other third-party reports, and other factors that a prudent real estate appraiser would consider. Absent bad faith, any party hereto may conclusively rely on any Appraisal obtained by or delivered to that party in accordance with this Agreement for purposes of establishing the Appraised Value of a Mortgaged Property.

          "Appraisal Reduction Amount": With respect to any Required Appraisal
Trust Mortgage Loan (other than the WellPoint Loan Combination), the excess, if any, of: (a) the sum of, as calculated by the Special Servicer as of the first
Determination Date immediately succeeding the Special Servicer obtaining knowledge of the subject Trust Mortgage Loan becoming a Required Appraisal Trust

                                       11

Mortgage Loan, if no new Required Appraisal is required, or the date on which a
Required Appraisal (or letter update or internal valuation, if applicable) is obtained, if a new Required Appraisal is required, and as of each Determination
Date thereafter so long as the related Trust Mortgage Loan remains a Required
Appraisal Trust Mortgage Loan (without duplication), (i) the Stated Principal
Balance of the subject Required Appraisal Trust Mortgage Loan, (ii) to the extent not previously advanced by or on behalf of the applicable Master
Servicer, the Trustee or any Fiscal Agent, all unpaid interest accrued on such
Required Appraisal Trust Mortgage Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage
Rate (exclusive of any portion thereof that constitutes Additional Interest),
(iii) without duplication, all accrued but unpaid Servicing Fees, and all accrued but unpaid items that, upon payment, would be Additional Trust Fund
Expenses, in respect of such Required Appraisal Trust Mortgage Loan, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Special Servicer, the applicable Master Servicer, the Trustee or any Fiscal Agent with respect to such Required Appraisal Trust Mortgage Loan and
(v) all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property; over (b) an amount equal to the sum of (i) the Required Appraisal Value and (ii) all escrows, reserves and letters of credit held for the purposes of reserves (provided such letters of credit may be drawn upon for reserve purposes under the related loan documents)
held with respect to such Required Appraisal Trust Mortgage Loan. If the Special
Servicer fails to obtain a Required Appraisal (or letter update or internal valuation, if applicable) within the time limit described in Section 3.09(a), and such Required Appraisal (or letter update or internal valuation, if applicable) is required thereunder, then the Appraisal Reduction Amount for the related Required Appraisal Trust Mortgage Loan (other than the WellPoint Loan
Combination) will equal 25% of the outstanding principal balance of such
Required Appraisal Trust Mortgage Loan to be adjusted upon receipt of a Required
Appraisal or letter update or internal valuation, if applicable.

          With respect to the WellPoint Loan Combination (if it is a Required
Appraisal Trust Mortgage Loan), the term "Appraisal Reduction Amount" shall have the meaning assigned to that term in the WellPoint Co-Lender Agreement.

          Each A/B Loan Combination will be treated as a single Trust Mortgage
Loan for purposes of calculating an Appraisal Reduction Amount.

          Any Appraisal Reduction Amount with respect to an A/B Loan Combination will be allocated first to the related B-Note Non-Trust Mortgage Loan(s) (or any successor REO B-Note Non-Trust Mortgage Loans with respect thereto) up to the outstanding principal balance thereof, together with all unpaid interest (other than Default Interest) accrued thereon, and then to the related A-Note Trust
Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto).

          Notwithstanding the foregoing, in the case of the Ala Moana Portfolio
Loan Combination, the term "Appraisal Reduction Amount" shall have the meaning assigned to that term or any analogous term in the Outside Servicing Agreement.
Further notwithstanding the foregoing, any Appraisal Reduction Amount with respect to the Ala Moana Portfolio Loan Combination shall be calculated, and allocated between the respective mortgage loans comprising the Ala Moana
Portfolio Loan Combination by, the applicable Outside Servicer pursuant to the
Outside Servicing Agreement; and the parties hereto shall be entitled to rely on such calculations, and the allocations to the Ala Moana Portfolio Trust Mortgage
Loans or any successor REO Trust Mortgage Loans with respect thereto, as reported to them by the applicable Outside Servicer.

                                       12

          "Appraised Value": With respect to each Mortgaged Property, the appraised value thereof based upon the most recent Appraisal (or letter update or internal valuation, if applicable) that is contained in the related Servicing
File. Absent bad faith, any party hereto may conclusively rely on any Appraisal
(or letter update or internal valuation, if applicable) obtained by or delivered to that party in accordance with this Agreement for purposes of establishing the
Appraised Value of a Mortgaged Property.

          "ARD Trust Mortgage Loan": Any Trust Mortgage Loan that provides that if the unamortized principal balance thereof is not repaid on its Anticipated
Repayment Date, such Trust Mortgage Loan will accrue Additional Interest at the rate specified in the related Mortgage Note and the Mortgagor is required to apply excess monthly cash flow generated by the related Mortgaged Property to the repayment of the outstanding principal balance on such Trust Mortgage Loan.

          "Asset Status Report": As defined in Section 3.21(d).

          "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related
Serviced Mortgage Loan.

          "Assumed Periodic Payment": With respect to any Balloon Loan for its scheduled maturity date (provided that such Balloon Loan has not been paid in full and no other Liquidation Event has occurred in respect thereof on or before such scheduled maturity date) and for any Due Date thereafter as of which such
Balloon Loan remains outstanding and part of the Trust Fund, the Periodic
Payment of principal and/or interest deemed to be due in respect thereof on such
Due Date equal to the amount that would have been due in respect of such Balloon
Loan on such Due Date if the related Mortgagor had been required to continue to pay principal in accordance with the amortization schedule, if any, and pay interest accrued at the Mortgage Rate, in each case in effect immediately prior to, and without regard to the occurrence of, its scheduled maturity date. With respect to any REO Mortgage Loan, for any Due Date therefor as of which the related REO Property or any interest therein remains part of the Trust Fund, the
Periodic Payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the amount that would have been due in respect of the predecessor Trust Mortgage Loan (or, in the case of any REO B-Note
Non-Trust Mortgage Loan, the predecessor B-Note Non-Trust Mortgage Loan) on such
Due Date if (x) the related Mortgagor had been required to continue to pay principal in accordance with the amortization schedule, if any, and pay interest accrued at the Mortgage Rate, in each case in effect on the Due Date immediately prior to the predecessor Trust Mortgage Loan becoming an REO Trust Mortgage Loan or the predecessor B-Note Non-Trust Mortgage Loan becoming an REO B-Note
Non-Trust Mortgage Loan, as the case may be, and (y) the predecessor Trust
Mortgage Loan or B-Note Non-Trust Mortgage Loan, as the case may be, had remained outstanding (or, if the predecessor Trust Mortgage Loan or B-Note
Non-Trust Mortgage Loan, as the case may be, was a Balloon Loan and such Due
Date coincides with or follows what had been its scheduled maturity date, the
Assumed Periodic Payment that would have been deemed due in respect of the predecessor Trust Mortgage Loan or B-Note Non-Trust Mortgage Loan, as the case may be, on such Due Date had it remained outstanding).

          "Authenticating Agent": Any authenticating agent appointed pursuant to
Section 8.12 (or, in the absence of any such appointment, the Certificate
Administrator).

          "Available Distribution Amount": With respect to any Distribution
Date, an amount equal to (a) the sum of, without duplication, (i) the aggregate of the amounts on deposit in the Collection

                                       13

Accounts and the Distribution Account as of the close of business at the end of the related Collection Period and, subject to the last sentence of Section
3.02(b), any other amounts received (or deemed to be received) by or on behalf of either Master Servicer or the Certificate Administrator as of the close of business on the last day of such Collection Period and required to be deposited in a Collection Account or the Distribution Account, (ii) the aggregate amount of any P&I Advances made by the Master Servicers, the Trustee and/or any Fiscal
Agent for distribution on the Certificates on such Distribution Date pursuant to
Section 4.03, (iii) to the extent not already included in clause (a)(i), the aggregate amount transferred from the Pool REO Account (if established) and/or any A/B Custodial Account to the Collection Accounts, on or prior to the P&I
Advance Date in such month, pursuant to Section 3.16(c) and/or Section 3.05(e), as applicable, (iv) the aggregate amount deposited by the Master Servicers in the Collection Accounts for such Distribution Date pursuant to Section 3.19 in connection with Prepayment Interest Shortfalls, and (v) for each Distribution
Date occurring in March, and for the final Distribution Date if the final
Distribution Date occurs in February or, if such year is not a leap year, in
January, the aggregate of the Interest Reserve Amounts in respect of each
Interest Reserve Trust Mortgage Loan and Interest Reserve REO Trust Mortgage
Loan deposited into the Distribution Account pursuant to Section 3.05(c), net of
(b) the portion of the amount described in clause (a) of this definition that represents one or more of the following: (i) collected Periodic Payments that are due on a Due Date following the end of the related Collection Period, (ii)
any amounts payable or reimbursable to any Person from (A) a Collection Account pursuant to clauses (ii)-(xvi) and (xviii)-(xxi) of Section 3.05(a) or (B) the
Distribution Account pursuant to clauses (ii)-(vi) of Section 3.05(b), (iii)
Prepayment Premiums and Yield Maintenance Charges, (iv) Additional Interest, (v)
with respect to the Distribution Date occurring in February of each year and in
January of each year that is not a leap year, the Interest Reserve Amounts with respect to the Interest Reserve Trust Mortgage Loans and any Interest Reserve
REO Trust Mortgage Loans to be withdrawn from the Distribution Account and deposited in the Interest Reserve Account in respect of such Distribution Date and held for future distribution pursuant to Section 3.04(e), and (vi) any amounts deposited in a Collection Account or the Distribution Account in error.
The Available Distribution Amount will not include any amounts required to be distributed pursuant to the terms of an A/B Co-Lender Agreement or this
Agreement to a B-Noteholder.

          "B-Note Non-Trust Mortgage Loan": As defined in the Preliminary
Statement hereto.

          "B-Noteholder": Each holder of (i) the promissory note for a B-Note
Non-Trust Mortgage Loan and (ii) the corresponding rights under the related
Co-Lender Agreement.

          "Balloon Loan": Any Trust Mortgage Loan or B-Note Non-Trust Mortgage
Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its
Stated Maturity Date.

          "Balloon Trust Mortgage Loan": Any Trust Mortgage Loan that is a
Balloon Loan.

          "Balloon Payment": With respect to any Balloon Loan as of any date of determination, the Periodic Payment payable on the scheduled maturity date of such Serviced Mortgage Loan.

          "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

          "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

                                       14

          "Book-Entry Non-Registered Certificate": Any Non-Registered
Certificate that constitutes a Book-Entry Certificate.

          "Breach": As defined in Section 2.03(a).

          "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or the cities in which the
Corporate Trust Office of the Trustee or the offices of the Certificate
Administrator, the offices of either Master Servicer or the offices of the
Special Servicer are located, are authorized or obligated by law or executive order to remain closed.

          "CERCLA": The Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended.

          "Certificate": Any one of the Citigroup Commercial Mortgage Trust
2006-C5, Commercial Mortgage Pass-Through Certificates, Series 2006-C5, as
executed by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

          "Certificate Administrator": LaSalle Bank National Association, its
successor in interest, or any successor certificate administrator appointed as herein provided.

          "Certificate Administrator Reportable Event": Any of the following events, conditions, circumstances and/or matters:

          (i) the entry into or amendment to a definitive agreement that is material to the Subject Securitization Transaction, including, for example, a servicing agreement with a Servicer contemplated by Item 1108(a)(3) of
     Regulation AB, but only if the Certificate Administrator or any Servicing
     Representative of the Certificate Administrator is a party to such agreement or has entered into such agreement on behalf of the Trust;

          (ii) the termination of a definitive agreement that is material to the
     Subject Securitization Transaction (otherwise than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), but only if the
     Certificate Administrator or any Servicing Representative of the
     Certificate Administrator is a party to such agreement or has entered into such agreement on behalf of the Trust;

          (iii) the appointment of a receiver, fiscal agent or similar officer for any Material Debtor in a proceeding under the U.S. Bankruptcy Code or in any other proceeding under state or federal law in which a court or governmental authority has assumed jurisdiction over substantially all of the assets or business of any Material Debtor, including where such jurisdiction has been assumed by leaving the existing directors and officers in possession but subject to the supervision and orders of a court or governmental authority, but only if the subject Material Debtor is (A)
     the Certificate Administrator, (B) any Servicing Representative of the
     Certificate Administrator that constitutes a Servicer contemplated by Item
     1108(a)(3) of Regulation AB, (C) any Enhancement/Support Provider or (D)
     the Trust;

          (iv) the entry of an order confirming a plan of reorganization, arrangement or liquidation of a Material Debtor by a court or governmental authority having supervision or jurisdiction over substantially all of the assets or business of such Material Debtor, but only if the

                                       15

     subject Material Debtor is (A) the Certificate Administrator, (B) any
     Servicing Representative of the Certificate Administrator that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB, (C) any
     Enhancement/Support Provider or (D) the Trust;

          (v) any event that has occurred hereunder that would materially alter the payment priority or distribution of cash flows regarding the
     Certificates;

          (vi) any material modification to the rights of the Holders of any
     Class of Certificates, including by reason of a modification to this
     Agreement, a Mortgage Loan Purchase Agreement or any other constituent instrument;

          (vii) any material limitation or qualification of the rights evidenced by any Class of Certificates by reason of the modification of any other
     Class of Certificates;

          (viii) any amendment to this Agreement pursuant to Section 11.01;

          (ix) any resignation, removal, replacement or substitution of (A) the
     Certificate Administrator, the Trustee, a Master Servicer or the Special
     Servicer or (B) any Servicing Representative of the Certificate
     Administrator that constitutes a Servicer contemplated by Item 1108(a)(2)
     of Regulation AB;

          (x) any appointment of (A) a new Certificate Administrator, new
     Trustee, new Master Servicer or new Special Servicer or (B) any new
     Servicing Representative of the Certificate Administrator that constitutes a Servicer contemplated by Item 1108(a)(2) of Regulation AB;

          (xi) any termination of a material enhancement or support specified in
     Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB that was previously applicable regarding one or more Classes of the
     Certificates, which termination has occurred other than by expiration of the contract on its stated termination date or as a result of all parties completing their obligations under such agreement;

          (xii) any addition of a material enhancement or support specified in
     Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB with respect to one or more Classes of the Certificates;

          (xiii) any material amendment or modification of a material enhancement or support specified in Item 1114(a)(1) through (3) of
     Regulation AB or Item 1115 of Regulation AB with respect to one or more
     Classes of the Certificates;

          (xiv) any material failure on the part of the Certificate
     Administrator to make on the applicable Distribution Date any required monthly distributions to the Holders of any Class of Certificates;

          (xv) any nonpublic disclosure, by the Certificate Administrator or any
     Servicing Representative of the Certificate Administrator, with respect to the Subject Securitization Transaction that is required to be disclosed by
     Regulation FD (17 C.F.R. 243.100 through 243.103);

                                       16

          (xvi) any other information of importance to Certificateholders that is not otherwise required to be included in the Distribution Date Statement or any other report to be delivered or otherwise made available to
     Certificateholders hereunder and that is directly related to the obligations of the Certificate Administrator hereunder;

          (xvii) the commencement or termination of, or any material developments regarding, any legal proceedings pending against any Material
     Litigant, or of which any property of a Material Litigant is the subject, or any threat by a governmental authority to bring any such legal proceedings, that are material to Certificateholders, but only if the
     Certificate Administrator is controlling the subject litigation or if the subject Material Litigant is (A) the Certificate Administrator, (B) any
     Servicing Representative of the Certificate Administrator that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB, (C) any
     Enhancement/Support Provider or (D) the Trust;

          (xviii) any material default in the payment of principal and interest on, or any other material default with respect to, any Class of
     Certificates;

          (xix) the submission of any matter to a vote by Certificateholders;

          (xx) the receipt by the Certificate Administrator or by any Servicing
     Representative or other agent of the Certificate Administrator of any updated information regarding an Enhancement/Support Provider with respect to any Class of Certificates that is required pursuant to Item 1114(b)(2)
     or Item 1115(b) of Regulation AB;

          (xxi) to the extent not otherwise disclosed in the Prospectus
     Supplement or previously included in an Exchange Act Report in accordance with this Agreement, whether the Certificate Administrator has become an affiliate (as defined in Rule 405 of the Securities Act) of any of (A) the
     Trust or the Trustee, (B) the Depositor, (C) a Mortgage Loan Seller (other than itself), (D) a Master Servicer, (E) the Special Servicer, (F) any
     Servicing Representative of the Certificate Administrator that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB or (G) any
     Significant Obligor;

          (xxii) to the extent not otherwise disclosed in the Prospectus
     Supplement, any business relationship, agreement, arrangement, transaction or understanding contemplated by Item 1119(b) of Regulation AB between the
     Depositor, a Mortgage Loan Seller (other than itself) or the Trust, on the one hand, and the Certificate Administrator or any Servicing Representative
     of the Certificate Administrator, on the other hand; and

          (xxiii) to the extent not otherwise disclosed in the Prospectus
     Supplement, any specific relationship involving or relating to the Subject
     Securitization Transaction or the Trust Mortgage Loans contemplated by Item
     1119(c) of Regulation AB between the Depositor, a Mortgage Loan Seller
     (other than itself) or the Trust, on the one hand, and the Certificate
     Administrator or any Servicing Representative of the Certificate
     Administrator, on the other hand.

          "Certificate Deferred Interest": The amount by which interest distributable with respect to any Class of Principal Balance Certificates is reduced by the amount of Mortgage Deferred Interest allocable to such Class of
Certificates on any Distribution Date.

                                       17

          "Certificate Factor": With respect to any Class of Certificates (other than the Class R and Class Y Certificates) as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then-current Class Principal Balance or Class Notional Amount, as applicable, of such Class of Certificates, and the denominator of which is the
Original Class Principal Balance or Original Class Notional Amount of such Class of Certificates.

          "Certificate Notional Amount": With respect to any Class X
Certificate, as of any date of determination, the then notional amount of such
Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Notional Amount of the Class of Class X Certificates to which such Certificate belongs.

          "Certificate Owner": With respect to a Book-Entry Certificate, the
Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

          "Certificate Principal Balance": With respect to any Principal Balance
Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal
Balance of the Class of Principal Balance Certificates to which such Certificate belongs.

          "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

          "Certificateholder": The Person in whose name a Certificate is registered in the Certificate Register, except that (i) only a Permitted
Transferee shall be the Holder of a Class R Certificate for any purpose hereof and, (ii) solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to any of the Depositor, any Mortgage
Loan Seller, either Master Servicer, the Special Servicer, the Certificate
Administrator, the Trustee or any Fiscal Agent in its respective capacity as such (except with respect to amendments or waivers referred to in Sections 7.04 and 11.01 hereof, any consent, approval or waiver required or permitted to be made by the Majority Controlling Class Certificateholder (or, with respect to any Ala Moana Portfolio Subordinate Trust Mortgage Loan or any successor REO
Trust Mortgage Loan with respect thereto, the Majority Class AMP-1
Certificateholder(s), the Majority Class AMP-2 Certificateholder(s) or the
Majority Class AMP-3 Certificateholder(s), as applicable) or the Controlling
Class Representative (or, with respect to the Ala Moana Portfolio Trust Mortgage
Loans or any successor REO Trust Mortgage Loans with respect thereto, the Class
AMP Representative) and any election, removal or replacement of the Special
Servicer or the Controlling Class Representative (or, with respect to the Ala
Moana Portfolio Trust Mortgage Loan or any successor REO Trust Mortgage Loans with respect thereto, the Class AMP Representative) pursuant to Section 6.09 or
Section 3.25, as applicable), any Certificate registered in the name of the
Depositor, any Mortgage Loan Seller, either Master Servicer, the Special
Servicer, the Certificate Administrator, the Trustee or any Fiscal Agent, as the
case may be, or any Certificate registered in the name of any of their respective Affiliates, shall be deemed not to be outstanding, and the Voting
Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained. The
Certificate Registrar shall be entitled to request and rely upon a certificate of the Depositor, either Master Servicer, the Special Servicer or the
Certificate Administrator in determining whether a Certificate is registered in the name of an Affiliate of such Person. All

                                       18

references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the
Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a
Certificate is registered in the Certificate Register.

          "Citigroup": Citigroup Global Markets Realty Corp. or its successor in interest.

          "Citigroup Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of November 8, 2006, between the Depositor and
Citigroup and relating to the transfer of Trust Mortgage Loans by Citigroup to the Depositor.

          "Citigroup Trust Mortgage Loans": Each of the Trust Mortgage Loans
transferred and assigned to the Depositor pursuant to the Citigroup Mortgage
Loan Purchase Agreement and each Qualified Substitute Mortgage Loan delivered in replacement thereof in accordance with this Agreement and the Citigroup Mortgage
Loan Purchase Agreement.

          "Class": Collectively, all of the Certificates bearing the same alphabetic or alphanumeric, as applicable, class designation.

          "Class A-1 Certificate": Any one of the Certificates with a "Class
A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class A-1A Certificate": Any one of the Certificates with a "Class
A-1A" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class A-2 Certificate": Any one of the Certificates with a "Class
A-2" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class A-3 Certificate": Any one of the Certificates with a "Class
A-3" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class A-4 Certificate": Any one of the Certificates with a "Class
A-4" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class A-J Certificate": Any one of the Certificates with a "Class
A-J" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class A-M Certificate": Any one of the Certificates with a "Class
A-M" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

                                       19

          "Class AMP Available Distribution Amount": With respect to any
Distribution Date, an amount equal to (a) the portion of the applicable
Available Distribution Amount for such Distribution Date attributable to the Ala
Moana Portfolio Subordinate Trust Mortgage Loans or any successor REO Trust
Mortgage Loans with respect thereto (calculated without regard to any reimbursement of Nonrecoverable Advances in respect of any Trust Mortgage Loan or REO Trust Mortgage Loan, including the Ala Moana Portfolio Trust Mortgage
Loans or any successor REO Trust Mortgage Loans with respect thereto, and/or any payment of Additional Trust Fund Expenses in respect of any Trust Mortgage Loan or REO Trust Mortgage Loan, including the Ala Moana Portfolio Trust Mortgage
Loans or any successor REO Trust Mortgage Loans with respect thereto), reduced
(to not less than zero) by (b) the sum of (i) all Nonrecoverable Advances (if any) with respect to the Ala Moana Portfolio Trust Mortgage Loans or any
successor REO Trust Mortgage Loans with respect thereto reimbursed, and all
Additional Trust Fund Expenses (if any) related or allocable to the Ala Moana
Portfolio Trust Mortgage Loans or any successor REO Trust Mortgage Loans with respect thereto paid out of general collections on the other Trust Mortgage
Loans and REO Properties during the related Collection Period and (ii) the excess, if any, of (A) the aggregate of the amounts described in clause (b)(i)
of this definition for all Collection Periods, if any, prior to the related
Collection Period, over (B) the aggregate of the amounts described in clause (a)
of this definition for all Distribution Dates prior to the subject Distribution
Date.

          "Class AMP Certificates": Collectively, the Class AMP-1, Class AMP-2
and Class AMP-3 Certificates.

          "Class AMP Change of Control Event": The simultaneous existence of a
Class AMP-1 Change of Control Event, a Class AMP-2 Change of Control Event and a
Class AMP-3 Change of Control Event.

          "Class AMP Control Period": Any period when a Class AMP Change of
Control Event does not exist.

          "Class AMP Representative": As defined in Section 3.25.

          "Class AMP-1 Certificate": Any one of the Certificates with a "Class
AMP-1" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class AMP-1 Change of Control Event": Any event that would, in accordance with the Ala Moana Portfolio Co-Lender Agreement, prevent the holders of the Ala Moana Portfolio Note B-A Trust Mortgage Loan from being the Ala Moana
Portfolio Controlling Holder.

          "Class AMP-1 Principal Distribution Amount": With respect to any
Distribution Date, an amount equal to the aggregate of the amounts comprising the Principal Distribution Amount for such Distribution Date pursuant to clauses
(a) through (f), inclusive, of the definition of "Principal Distribution Amount"
that relate to the Ala Moana Portfolio Note B-A Trust Mortgage Loan or any
successor REO Trust Mortgage Loan with respect thereto.

          "Class AMP-2 Certificate": Any one of the Certificates with a "Class
AMP-2" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

                                       20

          "Class AMP-2 Change of Control Event": Any event that would, in accordance with the Ala Moana Portfolio Co-Lender Agreement, prevent the holders of the Ala Moana Portfolio Note B-B Trust Mortgage Loan from being the Ala Moana
Portfolio Controlling Holder.

          "Class AMP-2 Principal Distribution Amount": With respect to any
Distribution Date, an amount equal to the aggregate of the amounts comprising the Principal Distribution Amount for such Distribution Date pursuant to clauses
(a) through (f), inclusive, of the definition of "Principal Distribution Amount"
that relate to the Ala Moana Portfolio Note B-B Trust Mortgage Loan or any
successor REO Trust Mortgage Loan with respect thereto.

          "Class AMP-3 Certificate": Any one of the Certificates with a "Class
AMP-3" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class AMP-3 Change of Control Event": Any event that would, in accordance with the Ala Moana Portfolio Co-Lender Agreement, prevent the holders of the Ala Moana Portfolio Note B-C Trust Mortgage Loan from being the Ala Moana
Portfolio Controlling Holder.

          "Class AMP-3 Principal Distribution Amount": With respect to any
Distribution Date, an amount equal to the aggregate of the amounts comprising the Principal Distribution Amount for such Distribution Date pursuant to clauses
(a) through (f), inclusive, of the definition of "Principal Distribution Amount"
that relate to the Ala Moana Portfolio Note B-C Trust Mortgage Loan or any
successor REO Trust Mortgage Loan with respect thereto.

          "Class A-SB Certificate": Any one of the Certificates with a "Class
A-SB" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class A-SB Planned Principal Balance": With respect to any
Distribution Date, the targeted Class Principal Balance of the Class A-SB
Certificates for such date set forth on Schedule IV attached hereto.

          "Class B Certificate": Any one of the Certificates with a "Class B"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class B Through P Certificate": Any Class B, Class C, Class D, Class
E, Class F, Class G, Class H Class J, Class K, Class L, Class M, Class N, Class
O or Class P Certificate.

          "Class C Certificate": Any one of the Certificates with a "Class C"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class D Certificate": Any one of the Certificates with a "Class D"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

                                       21

          "Class E Certificate": Any one of the Certificates with a "Class E"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class F Certificate": Any one of the Certificates with a "Class F"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class G Certificate": Any one of the Certificates with a "Class G"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class H Certificate": Any one of the Certificates with a "Class H"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class J Certificate": Any one of the Certificates with a "Class J"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class K Certificate": Any one of the Certificates with a "Class K"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class L Certificate": Any one of the Certificates with a "Class L"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class M Certificate": Any one of the Certificates with a "Class M"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class N Certificate": Any one of the Certificates with a "Class N"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class Notional Amount": The aggregate hypothetical or notional amount on which a Class of Class X Certificates accrues or is deemed to accrue interest from time to time. As of any date of determination, the Class Notional Amount of each Class of Class X Certificates shall equal the then aggregate of the
Component Notional Amounts of all the Class X Components of such Class of Class
X Certificates; provided that, for reporting purposes, the Class Notional Amount of the Class XP Certificates shall be calculated in accordance with the
Prospectus Supplement.

          "Class O Certificate": Any one of the Certificates with a "Class O"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

                                       22

          "Class P Certificate": Any one of the Certificates with a "Class P"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC II for purposes of the REMIC Provisions.

          "Class Principal Balance": The aggregate principal balance of any
Class of Principal Balance Certificates outstanding from time to time. As of the
Closing Date, the Class Principal Balance of each Class of Principal Balance
Certificates shall equal the Original Class Principal Balance thereof. On each
Distribution Date, the Class Principal Balances of the respective Classes of the
Principal Balance Certificates shall each be reduced by: (a) the amount of any distributions of principal made thereon on such Distribution Date pursuant to
Section 4.01; and (b) the amount of any Realized Losses and Additional Trust
Fund Expenses allocated thereto on such Distribution Date pursuant to Section
4.04(a). The Class Principal Balances of the respective Classes of Principal
Balance Certificates will each be increased on any Distribution Date by the amount of any Certificate Deferred Interest with respect thereto for such
Distribution Date. Distributions in respect of a reimbursement of Realized
Losses and Additional Trust Fund Expenses previously allocated to a Class of
Principal Balance Certificates shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance.

          "Class R Certificate": Any one of the Certificates with a "Class R"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing the sole class of "residual interests" in each of REMIC I and REMIC II for purposes of the REMIC Provisions.

          "Class X Certificate": Any Class XC or Class XP Certificate.

          "Class X Component": With respect to the Class XC Certificates, any
Class XC Component; and, with respect to the Class XP Certificates, any Class XP
Component.

          "Class X Strip Rate": With respect to any Class XC Component, for any
Distribution Date, the related Class XC Strip Rate for such Distribution Date;
and, with respect to any Class XP Component, for any Distribution Date, the
related Class XP Strip Rate for such Distribution Date.

          "Class XC Certificate": Any one of the Certificates with a "Class XC"
designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing all of the Class XC Components, each of which is a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class XC Component": Any one of the multiple components of the Class
XC Certificates, each of which shall constitute a separate "regular interest" in
REMIC II for purposes of the REMIC Provisions. Each Class XC Component shall accrue interest at its Class XC Strip Rate in effect from time to time on its
Component Notional Amount outstanding from time to time, which Component
Notional Amount shall equal the REMIC I Principal Balance of such Class XC
Component's Corresponding REMIC I Regular Interest. The respective Class XC
Components shall be designated as follows: XC-A-1-1; XC-A-1-2; XC-A-1-3;
XC-A-1-4; XC-A-2-1; XC-A-2-2; XC-A-2-3; XC-A-2-4; XC-A-2-5; XC-A-2-6; XC-A-3-1;
XC-A-3-2; XC-A-SB; XC-A-4-1; XC-A-4-2; XC-A-4-3; XC-A-4-4; XC-A-4-5; XC-A-4-6;
XC-A-1A-1; XC-A-1A-2; XC-A-1A-3; XC-A-1A-4; XC-A-1A-5; XC-A-1A-6; XC-A-1A-7;
XC-A-1A-8; XC-A-1A-9; XC-A-1A-10; XC-A-1A-11; XC-A-1A-12; XC-A-1A-13;
XC-A-1A-14; XC-A-1A-15; XC-A-M; XC-A-J; XC-B; XC-C-1; XC-C-2; XC-C-3; XC-D-1;
XC-D-2; XC-D-3; XC-E-1; XC-E-2; XC-E-3; XC-F-1; XC-F-2; XC-G-1; XC-G-2; XC-H-1;
XC-H-2; XC-J-1; XC-J-2; XC-K; XC-L; XC-M; XC-N; XC-O; and XC-P.

                                       23

          "Class XC Strip Rate": With respect to any Class XC Component, for any
Distribution Date, an annual rate equal to either: (i) if such Class XC
Component has a Corresponding Class XP Component, and if such Distribution Date is, or occurs prior to, the Class XP Termination Date for such Corresponding
Class XP Component, the excess, if any, of (A) the REMIC I Remittance Rate with respect to such Class XC Component's Corresponding REMIC I Regular Interest for
such Distribution Date, over (B) the greater of (1) the Adjusted REMIC I
Remittance Rate with respect to such Class XC Component's Corresponding REMIC I
Regular Interest for such Distribution Date and (2) the Reference Rate for such
Distribution Date; or (ii) in all other cases, the excess, if any, of (X) the
REMIC I Remittance Rate with respect to such Class XC Component's Corresponding
REMIC I Regular Interest for such Distribution Date, over (Y) the Adjusted REMIC
I Remittance Rate with respect to such Class XC Component's Corresponding REMIC
I Regular Interest for such Distribution Date.

          "Class XP Certificate": Any one of the Certificates with a "Class XP"
designation on the face thereof, substantially in the form of Exhibit A-2 hereto, and evidencing all of the Class XP Components, each of which is a
"regular interest" in REMIC II for purposes of the REMIC provisions.

          "Class XP Component": Any one of the multiple components of the Class
XP Certificates, each of which shall constitute a separate "regular interest" in
REMIC II for purposes of the REMIC Provisions. Each Class XP Component shall accrue interest at its Class XP Strip Rate in effect from time to time on its
Component Notional Amount outstanding from time to time, which Component
Notional Amount shall equal the REMIC I Principal Balance of such Class XP
Component's Corresponding REMIC I Regular Interest. The respective Class XP
Components shall be designated as specified in the definition of "Class XP
Termination Date".

          "Class XP Strip Rate": With respect to any Class XP Component, for any
Distribution Date, an annual rate equal to either: (i) if such Distribution Date is, or occurs prior to, the Class XP Termination Date for such Class XP
Component, the excess, if any, of (A) the lesser of (1) the REMIC I Remittance
Rate with respect to such Class XP Component's Corresponding REMIC I Regular
Interest for such Distribution Date, and (2) the Reference Rate for such
Distribution Date, over (B) the Adjusted REMIC I Remittance Rate with respect to such Class XP Component's Corresponding REMIC I Regular Interest for such
Distribution Date; or (ii) if such Distribution Date is subsequent to the Class
XP Termination Date for such Class XP Component, 0% per annum.

          "Class XP Termination Date": With respect to any Class XP Component, the Distribution Date in the month and year specified opposite the alphanumeric designation for such Class XP Component in the following table.

Designation of Class XP   Month and Year of Class XP
       Component               Termination Date
-----------------------   --------------------------
        XP-A-1-2                   May 2007
        XP-A-1-3                 November 2007
        XP-A-1-4                   May 2008
        XP-A-2-1                   May 2008
        XP-A-2-2                 November 2008
        XP-A-2-3                   May 2009
        XP-A-2-4                 November 2009
        XP-A-2-5                   May 2010
        XP-A-2-6                 November 2010

                                       24

        XP-A-3-1                 November 2010
        XP-A-3-2                   May 2011
        XP-A-SB                    May 2011
        XP-A-4-1                   May 2011
        XP-A-4-2                 November 2011
        XP-A-4-3                   May 2012
        XP-A-4-4                 November 2012
        XP-A-4-5                   May 2013
        XP-A-4-6                 November 2013
       XP-A-1A-2                   May 2007
       XP-A-1A-3                 November 2007
       XP-A-1A-4                   May 2008
       XP-A-1A-5                 November 2008
       XP-A-1A-6                   May 2009
       XP-A-1A-7                 November 2009
       XP-A-1A-8                   May 2010
       XP-A-1A-9                 November 2010
       XP-A-1A-10                  May 2011
       XP-A-1A-11                November 2011
       XP-A-1A-12                  May 2012
       XP-A-1A-13                November 2012
       XP-A-1A-14                  May 2013
       XP-A-1A-15                November 2013
         XP-A-M                  November 2013
         XP-A-J                  November 2013
          XP-B                   November 2013
         XP-C-1                  November 2012
         XP-C-2                    May 2013
         XP-C-3                  November 2013
         XP-D-1                  November 2011
         XP-D-2                    May 2012
         XP-D-3                  November 2012
         XP-E-1                  November 2010
         XP-E-2                    May 2011
         XP-E-3                  November 2011
         XP-F-1                    May 2010
         XP-F-2                  November 2010
         XP-G-1                  November 2009
         XP-G-2                    May 2010
         XP-H-1                    May 2009
         XP-H-2                  November 2009
         XP-J-1                  November 2008
         XP-J-2                    May 2009
          XP-K                   November 2008

          "Class Y Certificate": Any one of the Certificates with a "Class Y"
designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a proportionate interest in Grantor Trust Y.

                                       25

          "Class Y Grantor Trust Assets": The assets of Grantor Trust Y.

          "Closing Date": November 21, 2006.

          "CMSA": The Commercial Mortgage Securities Association or any
successor organization.

          "CMSA Advance Recovery Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"Advance Recovery Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Bond Level File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the
"CMSA Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Collateral Summary File": The report substantially in the form of, and containing the information called for in, the downloadable form of the
"Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Comparative Financial Status Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing
Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally. In connection with preparing the CMSA Comparative Financial Status
Report, each Master Servicer shall process (a) the applicable interim financial statements beginning with interim financial statements for the fiscal quarter ending March 2007, and (b) the applicable annual financial statements beginning with annual financial statements for the 2007 fiscal year.

          "CMSA Delinquent Loan Status Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Financial File": The report substantially in the form of, and containing the information called for in, the downloadable form of the
"Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Historical Liquidation Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report"

                                       26

available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Historical Loan Modification and Corrected Mortgage Loan
Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and
Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Loan Level Reserve/LOC Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Loan Level Reserve/LOC Report" available as of the Closing Date on the
CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Loan Periodic Update File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Loan Setup File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan
Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions and in any event, shall present the computations made in accordance with the methodology described in such form to
"normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement.

          "CMSA Operating Statement Analysis": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Property File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Property
File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

                                       27

          "CMSA REO Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "REO
Status Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Servicer Watchlist": For any Determination Date, a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watchlist/Portfolio Review Guidelines"
available as of the Closing Date on the CMSA Website, or in such other final form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Website": The website maintained by the CMSA with an address, as of the Closing Date, of "www.cmbs.org."

          "Code": The Internal Revenue Code of 1986, as amended, and applicable temporary or final regulations of the U.S. Department of the Treasury promulgated thereunder.

          "Co-Lender Agreement": Any of the A/B Co-Lender Agreements and the Ala
Moana Portfolio Co-Lender Agreement.

          "Collection Account": The segregated account or accounts created and maintained by each Master Servicer pursuant to Section 3.04(a) on behalf of the
Trustee in trust for Certificateholders, which shall be entitled "[NAME OF
SUBJECT MASTER SERVICER], as a Master Servicer for [NAME OF TRUSTEE], as
Trustee, on behalf of and in trust for the registered holders of Citigroup
Commercial Mortgage Trust 2006-C5, Commercial Mortgage Pass-Through
Certificates, Series 2006-C5".

          "Collection Period": With respect to any Distribution Date or P&I
Advance Date, the period that begins on the day immediately following the
Determination Date in the calendar month preceding the month in which such
Distribution Date or such P&I Advance Date, as the case may be, occurs (or, in the case of the initial Distribution Date and the initial P&I Advance Date, commencing on the day after the related Cut-off Date) and ending on and including the Determination Date in the month in which such Distribution Date or such P&I Advance Date, as the case may be, occurs.

          "Combination Trust Mortgage Loan": Any of the A-Note Trust Mortgage
Loans and the Ala Moana Portfolio Trust Mortgage Loans.

          "Commission": The United States Securities and Exchange Commission or
any successor agency.

          "Component Notional Amount": With respect to each Class X Component and any date of determination, an amount equal to the then REMIC I Principal
Balance of its Corresponding REMIC I Regular Interest.

          "Controlling AMP Class": As of any date of determination, most subordinate (based on the payment priorities of Section 4.01(b)) outstanding
Class of Class AMP Certificates, that has a Class Principal Balance (net of any portion of any Appraisal Reduction Amount and/or, to the extent not

                                       28

already reflected in the reduction of the aggregate Certificate Principal
Balance of the Class AMP Certificates, realized losses in respect of the Ala
Moana Portfolio Loan Combination that is allocable to the Ala Moana Portfolio
Note B-A Trust Mortgage Loan, in the case of the Class AMP-1 Certificates, to the Ala Moana Portfolio Note B-B Trust Mortgage Loan, in the case of the Class
AMP-2 Certificates, or to the Ala Moana Portfolio Note B-C Trust Mortgage Loan,
in the case of the Class AMP-3 Certificates, as applicable, that is greater than or equal to 25% of an amount equal to the excess, if any, of (a) the Original
Class Principal Balance of the subject Class of Class AMP Certificates, over (b)
any payments of principal made with respect to that Class since the date of initial issuance thereof; provided, however, that if no Class of Class AMP
Certificates has a Class Principal Balance that satisfies such requirement, then the Controlling AMP Class shall be the most subordinate (based on the payment priorities of Section 4.01(b)) outstanding Class of Class AMP Certificates that has a Class Principal Balance greater than zero.

          "Controlling Class": As of any date of determination, the most subordinate (based on the payment priorities of Sections 4.01(a) and 4.01(b))
outstanding Class of Sequential Pay Certificates, that has a Class Principal
Balance that is greater than 25% of the Original Class Principal Balance thereof; provided, however, that if no Class of Sequential Pay Certificates has a Class Principal Balance that satisfies such requirement, then the Controlling
Class shall be the most subordinate (based on the payment priorities of Section
4.01(a)) outstanding Class of Sequential Pay Certificates that has a Class
Principal Balance greater than zero. For purposes of determining, and exercising the rights of, the Controlling Class, the Senior Class A Certificates shall be deemed a single Class of Certificates.

          "Controlling Class Representative": The representative designated as such by the Majority Controlling Class Certificateholder.

          "Corporate Trust Office": The corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this
Agreement shall be administered, which office at the date of the execution of this Agreement is located at 9062 Old Annapolis Road, Columbia, Maryland 21045,
Attention: Corporate Trust Services (CMBS) Citigroup Commercial Mortgage Trust
2006-C5.

          "Corrected Mortgage Loan": Any Serviced Mortgage Loan that had been a
Specially Serviced Mortgage Loan but has ceased to be a Specially Serviced
Mortgage Loan in accordance with the definition of "Specially Serviced Mortgage
Loan" (other than by reason of a Liquidation Event or the related Mortgaged
Property becoming an REO Property). None of the mortgage loans comprising the
Outside Serviced Loan Combination shall constitute a Corrected Mortgage Loan under this Agreement.

          "Corrected Trust Mortgage Loan": A Trust Mortgage Loan that is a
Corrected Mortgage Loan.

          "Corresponding Class XP Component": With respect to any Class XC
Component, any Class XP Component that has the same Corresponding REMIC I
Regular Interest as such Class XC Component. If the Corresponding REMIC I
Regular Interest for any Class XC Component is not also a Corresponding REMIC I
Regular Interest for a Class XP Component, then such Class XC Component shall not have a Corresponding Class XP Component.

          "Corresponding REMIC I Regular Interest": With respect to: (a) any
Class of Principal Balance Certificates, the REMIC I Regular Interest that has an alphabetic or alphanumeric, as

                                       29

applicable, designation that is the same as the alphabetic or alphanumeric, as the case may be, designation for such Class of Principal Balance Certificates
(provided that each REMIC I Regular Interest with a designation that begins
"A-1-" will be a Corresponding REMIC I Regular Interest with respect to the
Class A-1 Certificates, each REMIC I Regular Interest with a designation that begins "A-2-" will be a Corresponding REMIC I Regular Interest with respect to the Class A-2 Certificates, each REMIC I Regular Interest with a designation that begins "A-3-" will be a Corresponding REMIC I Regular Interest with respect to the Class A-3 Certificates, each REMIC I Regular Interest with a designation that begins "A-4-" will be a Corresponding REMIC I Regular Interest with respect to the Class A-4 Certificates, each REMIC I Regular Interest with a designation that begins "A-1A-" will be a Corresponding REMIC I Regular Interest with respect to the Class A-1A Certificates, each REMIC I Regular Interest with a designation that begins "C-" will be a Corresponding REMIC I Regular Interest with respect to the Class C Certificates, each REMIC I Regular Interest with a designation that begins "D-" will be a Corresponding REMIC I Regular Interest with respect to the Class D Certificates, each REMIC I Regular Interest with a designation that begins "E-" will be a Corresponding REMIC I Regular Interest with respect to the Class E Certificates, each REMIC I Regular Interest with a designation that begins "F-" will be Corresponding REMIC I Regular Interest with respect to the Class F Certificates, each REMIC I Regular Interest with a designation that begins "G-" will be a Corresponding REMIC I Regular Interest with respect to the Class G Certificates, each REMIC I Regular Interest with a designation that begins "H-" will be Corresponding REMIC I Regular Interest with respect to the Class H Certificates and each REMIC I Regular Interest with a designation that begins "J-" will be a Corresponding REMIC I Regular Interest with respect to the Class J Certificates); (b) any Class XC Component, the REMIC
I Regular Interest that has an alphabetic or alphanumeric, as applicable, designation that, when preceded by "XC-", is the same as the alphabetic or alphanumeric, as the case may be, designation for such Class XC Component; and
(c) any Class XP Component, the REMIC II Regular Interest that has an alphabetic or alphanumeric, as applicable, designation that, when preceded by "XP-", is the same as the alphabetic or alphanumeric, as the case may be, designation for such
Class XP Component.

          "Crossed Group": With respect to any Trust Mortgage Loan that is a
Crossed Loan, such Trust Mortgage Loan and all other Trust Mortgage Loans that are cross-collateralized and cross-defaulted with such Trust Mortgage Loan.

          "Crossed Loan": A Trust Mortgage Loan that is cross-collateralized and cross-defaulted with one or more other Trust Mortgage Loans.

          "Crossed Loan Repurchase Criteria": (i) The Debt Service Coverage
Ratio for all remaining related Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the Debt
Service Coverage Ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution; and (ii) the Loan-to-Value Ratio for any remaining related Crossed Loans determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the related
Mortgage Loan Seller is not greater than the Loan-to-Value Ratio for all such related Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution based upon an Appraisal obtained by the
Special Servicer at the expense of the related Mortgage Loan Seller.

          "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which
Person shall not be the Depositor, a

                                       30

Mortgage Loan Seller or an Affiliate of the Depositor or a Mortgage Loan Seller.
If no such custodian has been appointed or if such custodian has been so appointed, but the Trustee shall have terminated such appointment, then the
Trustee shall be the Custodian.

          "Cut-off Date": Individually and collectively, as the context may require: (i) with respect to each Trust Mortgage Loan that has a Due Date in
November 2006, the related Due Date of such Trust Mortgage Loan in November
2006; and (ii) with respect to any Trust Mortgage Loan that has its first Due
Date in December 2006, the later of November 1, 2006 and the related date of origination.

          "Cut-off Date Balance": With respect to any Trust Mortgage Loan, the outstanding principal balance of such Trust Mortgage Loan, as of the Cut-off
Date, after application of all unscheduled payments of principal received on or before such date and the principal component of all Periodic Payments due on or before such date, whether or not received.

          "Debt Service Coverage Ratio": With respect to any Serviced Mortgage
Loan, as of any date of determination, the ratio of (x) the annualized Net Cash
Flow (before payment of any debt service on such Serviced Mortgage Loan)
generated by the related Mortgaged Property during the most recently ended period of not less than six (6) months and not more than 12 months for which financial statements, if available (whether or not audited) have been received by or on behalf of the related Mortgage Loan Seller (prior to the Closing Date)
or the applicable Master Servicer or the Special Servicer (following the Closing
Date), to (y) 12 times the amount of the Periodic Payment in effect for such
Serviced Mortgage Loan (plus, in the case of any B-Note Non-Trust Mortgage Loan, the Periodic Payment in effect for the related A-Note Trust Mortgage Loan) as of such date of determination.

          "Defaulted Trust Mortgage Loan": A Trust Mortgage Loan (i) that (A) is delinquent 60 days or more in respect to a Periodic Payment (not including the
Balloon Payment) or (B) is delinquent in respect of its Balloon Payment unless the applicable Master Servicer (or, in the case of an Outside Serviced Trust
Mortgage Loan, the applicable Outside Servicer) has, on or prior to the Due Date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Trust Mortgage Loan
(acceptable to the Special Servicer and the Controlling Class Representative)
within 60 days after the Due Date of such Balloon Payment (provided that, if such refinancing does not occur during such time specified in the commitment, the subject Trust Mortgage Loan will immediately become a Defaulted Trust
Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (ii) as to which the applicable Master Servicer or Special
Servicer (or, in the case of an Outside Serviced Trust Mortgage Loan, the applicable Outside Servicer) has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage
Note.

          "Defeasance Collateral": With respect to any Defeasance Loan, the
United States government obligations required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof.

          "Defeasance Loan": Any Trust Mortgage Loan identified as a Defeasance
Loan on the Mortgage Loan Schedule which permits or requires the related
Mortgagor (or permits the holder of such Trust Mortgage Loan to require the related Mortgagor) to pledge Defeasance Collateral to such holder in lieu of prepayment. If a Combination Trust Mortgage Loan is a Defeasance Loan, then any related Non-Trust Mortgage Loan may also be a Defeasance Loan.

                                       31

          "Deficient Valuation": With respect to any Trust Mortgage Loan or
B-Note Non-Trust Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding principal balance of such Trust Mortgage Loan or B-Note Non-Trust Mortgage Loan, as the
case may be, which valuation results from a proceeding initiated under the
Bankruptcy Code.

          "Definitive Certificate": As defined in Section 5.03(a).

          "Definitive Non-Registered Certificate": Any Non-Registered
Certificate that is a Definitive Certificate.

          "Depositor": Citigroup Commercial Mortgage Securities Inc. or its
successor in interest.

          "Depository": The Depository Trust Company, or any successor
Depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform
Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

          "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          "Designated Sub-Servicer": Any Sub-Servicer identified on Exhibit K attached hereto.

          "Determination Date": The 11th day of each month, or if such 11th day is not a Business Day, the immediately succeeding Business Day, commencing in
December 2006.

          "Directly Operate": With respect to any Administered REO Property, the furnishing or rendering of services to the tenants thereof, the management of such Administered REO Property, the holding of such Administered REO Property primarily for sale or lease or the performance of any construction work thereon, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the
Trustee) shall not be considered to Directly Operate an Administered REO
Property solely because the Trustee (or the Special Servicer or any Sub-Servicer
on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such Administered REO Property.

          "Discount Rate": With respect to any prepaid Trust Mortgage Loan or
REO Trust Mortgage Loan for purposes of allocating any Yield Maintenance Charge or Prepayment Premium received thereon or with respect thereto among the respective Classes of the Principal Balance Certificates (other than any
Excluded Class thereof), the "Discount Rate" shall be determined as specified in the related loan documents for the purposes of calculating the subject Yield
Maintenance Charge or Prepayment Premium.

          "Disqualified Organization": Any of the following: (i) the United
States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax

                                       32

and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii)
any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code
(unless such organization is subject to the tax imposed by Section 511 of the
Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Certificate Administrator or the Certificate Registrar based upon an Opinion of Counsel (which shall not be an expense of the Certificate
Administrator) that the holding of an Ownership Interest in a Class R
Certificate by such Person may cause the Trust Fund or any Person having an
Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R
Certificate to such Person. The terms "United States," "State" and
"international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          "Distributable Certificate Interest": With respect to any Class of
Regular Certificates for any Distribution Date, the Accrued Certificate Interest
in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by the sum of: (i) the portion of any Net Aggregate
Prepayment Interest Shortfall for such Distribution Date allocated to such Class of Regular Certificates in accordance with Section 4.04(e); and (ii) except in the case of a Class of Class X Certificates, the portion of any Mortgage
Deferred Interest allocated to such Class of Regular Certificates on such
Distribution Date in accordance with Section 4.04(c).

          "Distributable Component Interest": With respect to any Class X
Component for any Distribution Date, the Accrued Component Interest in respect of such Class X Component for such Distribution Date, reduced (to not less than zero) by the product of (a) the entire portion of any Net Aggregate Prepayment
Interest Shortfall for such Distribution Date that was allocated to the related
Class of the Class X Certificates in accordance with Section 4.04(e), multiplied by (b) a fraction, the numerator of which is the amount of Accrued Component
Interest in respect of such Class X Component for such Distribution Date, and the denominator of which is the aggregate amount of Accrued Certificate Interest in respect of the related Class of the Class X Certificates for such
Distribution Date.

          "Distribution Account": The segregated account or accounts created and maintained by the Certificate Administrator on behalf of the Certificateholders
(exclusive of the Holders of the Class Y Certificates) pursuant to Section
3.04(b) which shall be entitled "[NAME OF CERTIFICATE ADMINISTRATOR] as
Certificate Administrator, on behalf of [NAME OF TRUSTEE], as Trustee, in trust for the registered holders of Citigroup Commercial Mortgage Trust 2006-C5,
Commercial Mortgage Pass-Through Certificates, Series 2006-C5."

          "Distribution Date": With respect to any Determination Date, the fourth Business Day following such Determination Date.

          "Distribution Date Statement": As defined in Section 4.02(a).

          "Document Defect": As defined in Section 2.03(a).

          "Due Date": With respect to (i) any Serviced Mortgage Loan on or prior to its Stated Maturity Date, the day of the month set forth in the related
Mortgage Note on which each Periodic Payment on such Serviced Mortgage Loan is scheduled to be first due; (ii) any Serviced Mortgage Loan

                                       33

after its Stated Maturity Date, the day of the month set forth in the related
Mortgage Note on which each Periodic Payment on such Serviced Mortgage Loan had been scheduled to be first due; and (iii) any REO Mortgage Loan, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on the related Serviced Mortgage Loan had been scheduled to be first due.

          "EDGAR": The Commission's Electronic Data Gathering, Analysis and
Retrieval system.

          "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, and (A) with respect to deposits held for 30 days or more in such account, the long-term deposit or unsecured debt obligations of which are rated at least "Aa3" by Moody's (if then rated by Moody's), "AA-" by Fitch (or "A-", provided the short-term unsecured debt obligations are rated at least F-1 by Fitch) and "AA-" by S&P (or "A-", provided the short-term unsecured debt obligations are rated at least "A-1" by
S&P) (or, with respect to any such rating agency, such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates or any Non-Trust Loan Securities, as evidenced in writing by the applicable rating agency), at any time such funds are on deposit therein, or
(B) with respect to deposits held for less than 30 days in such account, the short-term deposits of which are rated at least "P-1" by Moody's (if then rated by Moody's), "F-1" by Fitch and "A-1" by S&P (or, with respect to any such rating agency, such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates or any Non-Trust Loan Securities, as evidenced in writing by the applicable rating agency), at any time such funds are on deposit therein, (ii) an account or accounts maintained with PNC so long as PNC (X) has a long-term unsecured debt rating of at least "A" and a short-term rating of at least "F-1" from Fitch, (Y)
has a long-term unsecured debt rating of at least "A1" and a short-term rating of at least "P-1" from Moody's, and (Z) has a long-term unsecured debt rating of at least "A" and a short-term rating of at least "A-1" from S&P, or (iii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR Section 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, or the use of such account would not, in and of itself, cause a qualification, downgrading or withdrawal of the then-current rating assigned to any Class of Certificates or class of Non-Trust
Loan Securities, as confirmed in writing by each applicable rating agency;
provided that the ratings of S&P shall not be applicable except with respect to an account that contains funds related to a Non-Trust Loan (or any successor REO
Non-Trust Loan with respect thereto) that backs any Non-Trust Loan Securities rated by S & P; and provided, further, that no rating confirmation need be obtained with respect to any Non-Trust Loan Securities in connection with establishing whether any account is an Eligible Account unless such account contains funds related to a Non-Trust Loan (or any successor REO Non-Trust Loan)
that backs such Non-Trust Loan Securities.

          "Enhancement/Support Provider": Any enhancement or support provider contemplated by Item 1114(b) or Item 1115 of Regulation AB with respect to the
Trust Fund or any one or more Classes of Certificates.

          "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, the American Society of Testing Materials Standard
Sections 1527-05 or, with the consent of the Controlling Class Representative, a review conducted in accordance with the All Appropriate

                                       34

Inquiries final rule issued by the United States Environmental Protection Agency on November 1, 2005 (40 C.F.R. Part 312), or any successor to either.

          "ERISA": The Employee Retirement Income Security Act of 1974, as
amended.

          "Escrow Payment": Any payment received by a Master Servicer or the
Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and other similar items in respect of the related Mortgaged
Property.

          "Event of Default": One or more of the events described in Section
7.01(a).

          "Excess Servicing Strip": With respect to any Trust Mortgage Loan or
REO Trust Mortgage Loan, the portion of the related Master Servicing Fee (which portion shall not include that portion payable to any Sub-Servicer party to a
Sub-Servicing Agreement dated the date hereof) that accrues at the related
Excess Servicing Strip Rate in effect from time to time, subject to reduction by the Trustee in accordance with Section 3.11(a).

          "Excess Servicing Strip Rate": With respect to any Trust Mortgage Loan or REO Trust Mortgage Loan, subject to reduction by the Trustee in accordance with Section 3.11(a), a rate per annum equal to the excess, if any, of (A) the related Master Servicing Fee Rate over (B) the sum of (1) 0.01% (1.0 basis point) per annum plus (2) the annual sub-servicing fee rate for any related third-party Sub-Servicer of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, on behalf of the applicable Master Servicer.

          "Exchange Act": The Securities Exchange Act of 1934, as amended.

          "Exchange Act Reportable Event": With respect to (a) the Trustee or, if and to the extent specifically applicable thereto or to its duties on behalf of the Trustee, any Servicing Representative of the Trustee or any Trustee
Appointee, any Trustee Reportable Event, (b) the Certificate Administrator or,
if and to the extent specifically applicable thereto or to its duties on behalf of the Certificate Administrator, or any Servicing Representative of the
Certificate Administrator, any Certificate Administrator Reportable Event, (c) a
Master Servicer or, if and to the extent specifically applicable thereto or to its duties on behalf of a Master Servicer, any Servicing Representative of such
Master Servicer, any Master Servicer Reportable Event, and (d) the Special
Servicer or, if and to the extent specifically applicable thereto or to its duties on behalf of the Special Servicer, any Servicing Representative of the
Special Servicer, any Special Servicer Reportable Event.

          "Exchange Act Reporting Year": Each of (a) the Trust's fiscal year
2006, and (b) any subsequent fiscal year of the Trust, but only if as of the beginning of such subsequent fiscal year of the Trust, the Registered
Certificates are held in the aggregate by at least 300 holders (which may consist of (i) in the case of Registered Certificates held in definitive form, direct Holders of such Definitive Certificates, and/or (ii) in the case of
Registered Certificates held in book-entry form through the Depository,
Depository Participants having accounts with the Depository).

          "Exchange Act Reports": As defined in Section 8.16(a).

          "Excluded Class": Any Class of Principal Balance Certificates other than the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates,
Class A-SB Certificates, Class A-4

                                       35

Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates,
Class E Certificates, Class F Certificates, Class G Certificates and Class H
Certificates.

          "Exemption": Department of Labor Prohibited Transaction Exemption
("PTE") 91-23, as amended from time to time, or any successor thereto.

          "Exemption-Favored Party": Any of (i) Citigroup Global Markets Inc.,
(ii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Citigroup Global Markets
Inc., and (iii) any member of any underwriting syndicate or selling group of which any Person described in clauses (i) and/or (ii) is a manager or co-manager with respect to a Class of Investment Grade Certificates.

          "FASB 140": The Financial Accounting Standards Board's Statement No.
140, entitled "Accounting for Transfers and Servicing of Financial Assets and
Extinguishment of Liabilities", issued in September 2002.

          "FDIC": Federal Deposit Insurance Corporation or any successor.

          "FHLMC": Federal Home Loan Mortgage Corporation or any successor.

          "Final Recovery Determination": A determination by the Special
Servicer with respect to any Specially Serviced Mortgage Loan or Administered
REO Property (other than a Trust Mortgage Loan or REO Property, as the case may be, that was purchased or replaced by any of the Mortgage Loan Sellers, pursuant to the related Mortgage Loan Purchase Agreement, by a related Non-Trust Mortgage
Loan Noteholder pursuant to the related Co-Lender Agreement, or by a Master
Servicer, the Special Servicer or the Majority Controlling Class
Certificateholder pursuant to Section 9.01) or that was acquired by the
Certificateholders (exclusive of the Class R Certificateholders) in exchange for their Certificates pursuant to Section 9.01) that there has been a recovery of all Insurance Proceeds, Liquidation Proceeds, REO Revenues and other payments or recoveries that the Special Servicer has determined, in accordance with the
Servicing Standard, will be ultimately recoverable; provided that the term
"Final Recovery Determination" shall include any comparable determination made with respect to an Outside Serviced Trust Mortgage Loan or any related REO
Property by the Outside Special Servicer pursuant to the Outside Servicing
Agreement.

          "Fiscal Agent": Any Fiscal Agent appointed as provided in Section
8.17.

          "FNMA": Federal National Mortgage Association or any successor.

          "Fitch": Fitch, Inc. or its successor in interest. If neither such
Rating Agency nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator, the Master Servicers and
the Special Servicer, and specific ratings of Fitch, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

          "Form 8-K": Exchange Act Form 8-K, as and to the extent that such form is applicable for an asset-backed issuer to satisfy its reporting requirements under the Exchange Act, and the rules and regulations promulgated thereunder, including for purposes of filing current reports under Section 13 or

                                       36

15(d) of the Exchange Act, filed pursuant to Rule 13a-11 or Rule 15d-11, and for reports of nonpublic information required to be disclosed by Regulation FD (17
C.F.R. 243.100 and 243.101). For purposes of this Agreement, "Form 8-K" shall be deemed to include any successor or equivalent Exchange Act form adopted by the
Commission.

          "Form 8-K Current Report": A current report on Form 8-K.

          "Form 8-K Required Information": Any and all information required pursuant to the Exchange Act and/or the rules and regulations promulgated thereunder to be reported by an asset-backed issuer under Form 8-K.

          "Form 10-D": Exchange Act Form 10-D, as and to the extent that such form is applicable for an asset-backed issuer to satisfy its reporting requirements under the Exchange Act, and the rules and regulations promulgated thereunder, including for purposes of filing distribution reports under Section
13 or 15(d) of the Exchange Act, filed pursuant to Rule 13a-17 or Rule 15d-17.
For purposes of this Agreement, "Form 10-D" shall be deemed to include any successor or equivalent Exchange Act form adopted by the Commission.

          "Form 10-D Distribution Report": A distribution report on Form 10-D.

          "Form 10-D Required Information": Any and all information required pursuant to the Exchange Act and/or the rules and regulations promulgated thereunder to be reported by an asset-backed issuer under Form 10-D.

          "Form 10-K": Exchange Act Form 10-K, as and to the extent that such form is applicable for an asset-backed issuer to satisfy its reporting requirements under the Exchange Act, and the rules and regulations promulgated thereunder, including for purposes of filing annual reports pursuant to Section
13 or 15(d) of the Exchange Act for which no other form is prescribed, as well as for filing transition reports pursuant to Section 13 or 15(d) of the Exchange
Act. For purposes of this Agreement, "Form 10-K" shall be deemed to include any successor or equivalent Exchange Act form adopted by the Commission.

          "Form 10-K Annual Report": An annual report on Form 10-K.

          "Form 10-K Required Information": Any and all information required pursuant to the Exchange Act and/or the rules and regulations promulgated thereunder to be reported by an asset-backed issuer under Form 10-K.

          "Gain-on-Sale Proceeds": With respect to any Specially Serviced Trust
Mortgage Loan or Administered REO Property, the excess, if any, of (i) any
Liquidation Proceeds with respect to the subject Trust Mortgage Loan or REO
Property, as the case may be (net of any related Liquidation Expenses and, in the case of any A-Note Trust Mortgage Loan or the related A/B REO Property, further net of any portion of such Liquidation Proceeds payable to the related
B-Noteholder(s)), over (ii) the Purchase Price for such Trust Mortgage Loan or the related REO Trust Mortgage Loan, as the case may be, on the date on which such Liquidation Proceeds were received.

          "Gain-on-Sale Reserve Account": A segregated custodial account or accounts or subaccount of the Distribution Account created and maintained by the
Certificate Administrator pursuant to Section 3.04(e) on behalf of the Trustee for the benefit of the Certificateholders, which shall

                                       37

be entitled "[NAME OF CERTIFICATE ADMINISTRATOR], as Certificate Administrator,
for [NAME OF TRUSTEE], as Trustee, in trust for the registered holders of
Citigroup Commercial Mortgage Trust 2006-C5, Commercial Mortgage Pass-Through
Certificates, Series 2006-C5." Any such account shall be an Eligible Account or a subaccount of an Eligible Account.

          "Global Certificate": With respect to any Class of Book-Entry
Non-Registered Certificates, either the related Rule 144A Global Certificate or the Regulation S Global Certificate.

          "Grantor Trust": A "grantor trust" within the meaning of the Grantor
Trust Provisions.

          "Grantor Trust Y": The portion of the Trust Fund consisting of (i) any
Additional Interest with respect to the ARD Trust Mortgage Loans after their respective Anticipated Repayment Dates and (ii) amounts held from time to time in the Additional Interest Account that represent Additional Interest, intended to be treated as a "grantor trust" within the meaning of the Grantor Trust
Provisions.

          "Grantor Trust Provisions": Subpart E of Part I of subchapter J of the
Code and Treasury regulation section 301.7701-4(c).

          "Ground Lease": With respect to any Serviced Mortgage Loan for which the Mortgagor has a leasehold interest in the related Mortgaged Property or space lease within such Mortgaged Property, the lease agreement creating such leasehold interest.

          "Group 1 Trust Mortgage Loan": Any Trust Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group No. 1; provided that the
Ala Moana Portfolio Subordinate Trust Mortgage Loans will not be part of Loan
Group No. 1 or Loan Group No. 2.

          "Group 2 Trust Mortgage Loan": Any Trust Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group No. 2; provided that the
Ala Moana Portfolio Subordinate Trust Mortgage Loans will not be part of Loan
Group No. 1 or Loan Group No. 2.

          "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products and urea formaldehyde.

          "Holder": A Certificateholder.

          "Impound Reserve": As defined in Section 3.16(c) hereof.

          "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Mortgage Loan
Sellers, the Master Servicers, the Special Servicer, the Controlling Class
Representative (and, with respect to the Ala Moana Portfolio Trust Mortgage
Loan, the Class AMP Representative and, with respect to any A/B Loan
Combination, the related B-Noteholder(s)), the Trustee, any Fiscal Agent, the
Certificate Administrator and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Mortgage Loan Sellers, the Master Servicers, the
Special Servicer,

                                       38

the Controlling Class Representative (or, with respect to the Ala Moana
Portfolio Trust Mortgage Loan, the Class AMP Representative and, with respect to any A/B Loan Combination, the related B-Noteholder(s)), the Trustee, any Fiscal
Agent, the Certificate Administrator or any Affiliate thereof, and (iii) is not connected with the Depositor, the Mortgage Loan Sellers, the Master Servicers,
the Special Servicer, the Controlling Class Representative (or, with respect to the Ala Moana Portfolio Trust Mortgage Loan, the AMP Representative and, with respect to any A/B Loan Combination, the related B-Noteholder(s)), the Trustee, any Fiscal Agent, the Certificate Administrator or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Mortgage Loan Sellers, the Master
Servicers, the Special Servicer, the Controlling Class Representative (or, with respect to the Ala Moana Portfolio Trust Mortgage Loan, the Class AMP
Representative and, with respect to any A/B Loan Combination, the related
B-Noteholder(s)), the Trustee, any Fiscal Agent, the Certificate Administrator
or any Affiliate thereof merely because such Person is the beneficial owner of
1% or less of any class of securities issued by the Depositor, a Mortgage Loan
Seller, a Master Servicer, the Special Servicer, the Controlling Class
Representative (or, with respect to the Ala Moana Portfolio Trust Mortgage Loan, the Class AMP Representative and, with respect to any A/B Loan Combination, the related B-Noteholder(s)), the Trustee, any Fiscal Agent, the Certificate
Administrator or such Affiliate thereof, as the case may be.

          "Independent Appraiser": An Independent professional real estate appraiser who is a member in good standing of the Appraisal Institute, and, if the State in which the subject Mortgaged Property is located certifies or licenses appraisers, certified or licensed in such State, and in each such case, who has a minimum of five (5) years' experience in the subject property type and market.

          "Independent Contractor": Any Person that would be an "independent contractor" with respect to a REMIC Pool within the meaning of Section 856(d)(3)
of the Code if such REMIC Pool were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of
Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to either Master
Servicer, the Special Servicer, the Trustee, the Certificate Administrator or
the Trust Fund, delivered to the Trustee and the Certificate Administrator), so
long as such REMIC Pool does not receive or derive any income from such Person;
provided that the relationship between such Person and such REMIC Pool is at arm's length, all within the meaning of Treasury regulations section
1.856-4(b)(5), or any other Person upon receipt by the Trustee and the
Certificate Administrator of an Opinion of Counsel, which shall be at no expense to either Master Servicer, the Special Servicer, the Trustee, the Certificate
Administrator or the Trust Fund, to the effect that the taking of any action in respect of any Administered REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such Administered REO Property to cease to qualify as "foreclosure property" within the meaning of Section
860G(a)(8) of the Code, or cause any income realized in respect of such
Administered REO Property to fail to qualify as Rents from Real Property.

          "Initial Form 8-K Current Reports": As defined in Section 8.16.

          "Initial Purchaser": Citigroup Global Markets Inc. or its successor in interest.

                                       39

          "Institutional Accredited Investor" or "IAI": An "accredited investor"
as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the
Securities Act or any entity in which all of the equity owners come within such paragraphs.

          "Insurance Policy": With respect to any Serviced Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Serviced Mortgage
Loan or the related Mortgaged Property.

          "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged
Property, released to the Mortgagor, or any tenants or ground lessors, as the case may be, pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard (or, in the case of the Outside Serviced
Trust Mortgage Loan, in accordance with the servicing standard under the Outside
Servicing Agreement).

          "Insured Environmental Event": As defined in Section 3.07(d).

          "Interest Accrual Period": With respect to each Class of Regular
Certificates, each Class X Component and each REMIC I Regular Interest, for any
Distribution Date, the calendar month immediately preceding the calendar month in which such Distribution Date occurs. Notwithstanding the foregoing, each
Interest Accrual Period is deemed to consist of 30 days for purposes of calculating interest on the Regular Certificates, the Class X Components and the
REMIC I Regular Interests.

          "Interest Reserve Account": The segregated account created and maintained by the Certificate Administrator pursuant to Section 3.04(c) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "[NAME OF CERTIFICATE ADMINISTRATOR], as Certificate Administrator, for
[NAME OF TRUSTEE], as Trustee, on behalf of and in trust for the registered holders of Citigroup Commercial Mortgage Trust 2006-C5, Commercial Mortgage
Pass-Through Certificates, Series 2006-C5."

          "Interest Reserve Amount": With respect to each Interest Reserve Trust
Mortgage Loan and Interest Reserve REO Trust Mortgage Loan for each Distribution
Date that occurs in February of each year and in January of each year that is not a leap year, an amount equal to one (1) day's interest at the related Net
Mortgage Rate on the related Stated Principal Balance as of the Due Date in the month in which such Distribution Date occurs (but prior to the application of any amounts owed on such Due Date), to the extent a Periodic Payment is collected in respect thereof as of the Determination Date immediately preceding such Distribution Date or a P&I Advance is made in respect thereof for such Due
Date as of such Distribution Date.

          "Interest Reserve Trust Mortgage Loan": Each Trust Mortgage Loan that is an Actual/360 Trust Mortgage Loan.

          "Interest Reserve REO Trust Mortgage Loan": An REO Trust Mortgage Loan
that relates to an Interest Reserve Trust Mortgage Loan.

          "Interested Person": The Depositor, any Mortgage Loan Seller, either
Master Servicer, the Special Servicer, any B-Noteholder (but only with respect to the related A-Note Trust Mortgage Loan), any Independent Contractor hired by the Special Servicer, any Holder of a Certificate or any Affiliate of any such
Person.

                                       40

          "Internet Website": The Internet Websites maintained by the
Certificate Administrator and, if applicable, the Trustee, the Master Servicers and/or the Special Servicer, which in the case of the Certificate Administrator is initially located at "www.etrustee.net" or such other address as provided by the Certificate Administrator to the parties hereto from time to time and, in the case of a Master Servicer or the Special Servicer, shall be located at such address provided by such person to the parties hereto from time to time.

          "Investment Account": As defined in Section 3.06(a).

          "Investment Grade Certificate": As of any date of determination, a
Certificate that is rated in one of the four highest generic rating categories by at least one Rating Agency.

          "IRS": The Internal Revenue Service or any successor agency.

          "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the Code and Treasury regulations promulgated thereunder.

          "LaSalle": LaSalle Bank National Association or its successor in interest.

          "LaSalle Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of November 8, 2006, between the Depositor and
LaSalle and relating to the transfer of the Trust Mortgage Loans by LaSalle to the Depositor.

          "LaSalle Trust Mortgage Loans": The Trust Mortgage Loans transferred and assigned to the Depositor pursuant to the LaSalle Mortgage Loan Purchase
Agreement and each Qualified Substitute Mortgage Loan delivered in replacement thereof in accordance with this Agreement and the LaSalle Mortgage Loan Purchase
Agreement.

          "Late Collections": With respect to any Trust Mortgage Loan, all amounts Received by the Trust thereon during any Collection Period, other than
Penalty Interest, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Periodic Payment (other than a Balloon Payment) or an Assumed
Periodic Payment in respect of such Trust Mortgage Loan due or deemed due on a
Due Date in a previous Collection Period, and not previously recovered. With respect to any REO Trust Mortgage Loan, all amounts Received by the Trust in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a
Periodic Payment (other than a Balloon Payment) or an Assumed Periodic Payment in respect of the predecessor Trust Mortgage Loan or of an Assumed Periodic
Payment in respect of such REO Trust Mortgage Loan due or deemed due on a Due
Date in a previous Collection Period and not previously recovered. Late
Collections with respect to the Outside Serviced Trust Mortgage Loan will be allocated to such Trust Mortgage Loan as provided in the related Co-Lender
Agreement and the Outside Servicing Agreement, and to the extent not inconsistent with the related Co-Lender Agreement and the Outside Servicing
Agreement, as provided in this Agreement.

          "Litigation Control": As defined in Section 3.19(e).

          "Liquidation Event": With respect to any Trust Mortgage Loan or B-Note
Non-Trust Mortgage Loan, any of the following events: (i) such Trust Mortgage
Loan or B-Note Non-Trust

                                       41

Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Trust Mortgage Loan or B-Note Non-Trust Mortgage Loan; (iii) in
the case of a Trust Mortgage Loan, such Trust Mortgage Loan is (A) repurchased or replaced by a Mortgage Loan Seller pursuant to the applicable Mortgage Loan
Purchase Agreement, (B) purchased by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder, or acquired by the
Certificateholders (exclusive of the Class R Certificateholders) in exchange for their Certificates, in each case pursuant to Section 9.01, or (C) purchased by the Majority Controlling Class Certificateholder, the Special Servicer or any
assignee of the foregoing pursuant to Section 3.18; (iv) in the case of an Ala
Moana Portfolio Trust Mortgage Loan, such Trust Mortgage Loan is purchased by the Holders of Class AMP Certificates pursuant to Section 6.13 and the related
Co-Lender Agreement; (v) in the case of a Trust Mortgage Loan that is a part of the Loan Combination, such Trust Mortgage Loan is purchased by a related
Non-Trust Mortgage Loan Noteholder pursuant to the related Co-Lender Agreement;
and (vi) such Trust Mortgage Loan or B-Note Non-Trust Mortgage Loan is purchased by any related mezzanine lender pursuant to any applicable intercreditor, co-lender or similar agreement. With respect to any REO Property (and the related REO Mortgage Loan(s)), any of the following events: (i) a Final Recovery
Determination is made with respect to such REO Property; (ii) such REO Property is purchased by a Master Servicer, the Special Servicer or the Majority
Controlling Class Certificateholder, or acquired by the Certificateholders
(exclusive of the Class R Certificateholders) in exchange for their
Certificates, in each case pursuant to Section 9.01; or (iii) such REO Property is sold pursuant to Section 3.18 (or, if it relates to the Outside Serviced
Trust Mortgage Loan, pursuant to the Outside Servicing Agreement).

          "Liquidation Fee": With respect to each Specially Serviced Mortgage
Loan and each REO Mortgage Loan that relates to an Administered REO Property, the fee payable to the Special Servicer out of certain related recoveries pursuant to the third paragraph of Section 3.11(c).

          "Liquidation Fee Rate": 1.0%.

          "Liquidation Proceeds": All cash amounts (other than Insurance
Proceeds and REO Revenues) received by a Master Servicer or the Special Servicer in connection with: (i) the taking of all or a part of a Mortgaged Property or
REO Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the rights of the Mortgagor under the terms of the related Mortgage;
(ii) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Trust Mortgage Loan or B-Note Non-Trust Mortgage Loan,
through trustee's sale, foreclosure sale, REO Disposition or otherwise (which does not include voluntary Principal Prepayments), exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and
Mortgage; (iii) the realization upon any deficiency judgment obtained against a
Mortgagor; (iv) the purchase of a Defaulted Trust Mortgage Loan by the Majority
Controlling Class Certificateholder, the Special Servicer or any assignee thereof pursuant to Section 3.18; (v) the repurchase or replacement of a Trust
Mortgage Loan by a Mortgage Loan Seller pursuant to the applicable Mortgage Loan
Purchase Agreement; (vi) the purchase of a Trust Mortgage Loan or REO Property by a Master Servicer, the Special Servicer or the Majority Controlling Class
Certificateholder, or the acquisition of a Mortgage Loan or REO Property by all the Certificateholders (other than the Class R Certificateholders) in exchange for their Certificates, in each case pursuant to Section 9.01; (vii) the purchase of a Trust Mortgage Loan that is part of a Loan Combination by a related Non-Trust Mortgage Loan Noteholder pursuant to a related Co-Lender
Agreement; (viii) the purchase of a Trust Mortgage Loan or B-Note Non-Trust
Mortgage Loan by a mezzanine lender pursuant to any applicable intercreditor, co-lender or similar agreement; or (ix) the purchase of an Ala Moana Portfolio
Trust

                                       42

Mortgage Loan by the Holders of Class AMP Certificates pursuant to Section 6.13 and the related Co-Lender Agreement.

          "Loan Combination": The Ala Moana Portfolio Loan Combination or any
A/B Loan Combination, as applicable.

          "Loan Group": Either Loan Group No. 1 or Loan Group No. 2, as
applicable.

          "Loan Group No. 1": Collectively, all of the Trust Mortgage Loans that are Group 1 Trust Mortgage Loans and any successor REO Trust Mortgage Loans with respect thereto.

          "Loan Group No. 1 Available Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the related Net Available
Distribution Amount attributable to Loan Group No. 1.

          "Loan Group No. 1 Principal Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the related Net Principal
Distribution Amount attributable to Loan Group No. 1.

          "Loan Group No. 2": Collectively, all of the Trust Mortgage Loans that are Group 2 Trust Mortgage Loans and any successor REO Trust Mortgage Loans with respect thereto.

          "Loan Group No. 2 Available Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the related Net Available
Distribution Amount attributable to Loan Group No. 2.

          "Loan Group No. 2 Principal Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the related Net Principal
Distribution Amount attributable to Loan Group No. 2.

          "Loan-to-Value Ratio": With respect to any Serviced Mortgage Loan, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the then-current principal amount of such Serviced
Mortgage Loan (plus, in the case of a B-Note Non-Trust Mortgage Loan, the current principal amount of the related A-Note Trust Mortgage Loan), and the denominator of which is the Appraised Value of the related Mortgaged Property.

          "Lockout Period": With respect to any Mortgage Note that prohibits the
Mortgagor from prepaying such Serviced Mortgage Loan until a date specified in such Mortgage Note, the period from the Closing Date until such specified date.

          "Majority Class AMP-1 Certificateholder(s)": As of any date of determination, any Holders (or, in the case of a Class of Book-Entry
Certificates, Certificate Owners) of Certificates entitled to greater than 50%
of the Voting Rights allocated to the Class AMP-1 Certificates.

          "Majority Class AMP-2 Certificateholder(s)": As of any date of determination, any Holders (or, in the case of a Class of Book-Entry
Certificates, Certificate Owners) of Certificates entitled to greater than 50%
of the Voting Rights allocated to the Class AMP-2 Certificates.

                                       43

          "Majority Class AMP-3 Certificateholder(s)": As of any date of determination, any Holders (or, in the case of a Class of Book-Entry
Certificates, Certificate Owners) of Certificates entitled to greater than 50%
of the Voting Rights allocated to the Class AMP-3 Certificates.

          "Majority Controlling Class Certificateholder": As of any date of determination, any single Holder (or, in the case of a Class of Book-Entry
Certificates, Certificate Owner) of Certificates (other than any Holder (or, in the case of a Class of Book-Entry Certificates, Certificate Owner) that is an
Affiliate of the Depositor or a Mortgage Loan Seller) entitled to greater than
50% of the Voting Rights allocated to the Controlling Class; provided, however, that, if there is no single Holder (or, in the case of a Class of Book-Entry
Certificates, Certificate Owner) of Certificates entitled to greater than 50% of the Voting Rights allocated to such Class, then the Majority Controlling Class
Certificateholder shall be the single Holder (or, in the case of a Class of
Book-Entry Certificates, Certificate Owner) of Certificates with the largest percentage of Voting Rights allocated to such Class. With respect to determining the Majority Controlling Class Certificateholder, the Senior Class A
Certificates shall be deemed to be a single Class of Certificates, with the applicable Voting Rights allocated among the Holders (or, in the case of a Class of Book-Entry Certificates, Certificate Owners) of such Certificates in proportion to the respective Certificate Principal Balances of such Certificates as of such date of determination.

          "Master Servicer": Master Servicer No. 1 or Master Servicer No. 2, as
applicable.

          "Master Servicer No. 1": Wachovia Bank, National Association, its
successor in interest or any successor Master Servicer No. 1 appointed as herein provided (including the Trustee as successor pursuant to Section 7.02).

          "Master Servicer No. 2": Midland Loan Services, Inc., its successor in interest or any successor Master Servicer No. 2 appointed as herein provided
(including the Trustee as successor pursuant to Section 7.02).

          "Master Servicer Reportable Event": With respect to each Master
Servicer, any of the following events, conditions, circumstances and/or matters:

          (i) the entry into or amendment to a definitive agreement that is material to the Subject Securitization Transaction, including, for example, a servicing agreement with a Servicer contemplated by Item 1108(a)(3) of
     Regulation AB, but only if the subject Master Servicer or any Servicing
     Representative of the subject Master Servicer is a party to such agreement or has entered into such agreement on behalf of the Trust;

          (ii) the termination of a definitive agreement that is material to the
     Subject Securitization Transaction (otherwise than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), but only if the subject
     Master Servicer or any Servicing Representative of the subject Master
     Servicer is a party to such agreement or has entered into such agreement on behalf of the Trust;

          (iii) the appointment of a receiver, fiscal agent or similar officer for any Material Debtor in a proceeding under the U.S. Bankruptcy Code or in any other proceeding under state or federal law in which a court or governmental authority has assumed jurisdiction over substantially all of the assets or business of any Material Debtor, including where such jurisdiction has been assumed by leaving the existing directors and officers in possession but

                                       44

     subject to the supervision and orders of a court or governmental authority, but only if the subject Material Debtor is (A) the subject Master Servicer,
     (B) any Servicing Representative of the subject Master Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB or
     (C) any Significant Obligor with respect to a Performing Serviced Trust
     Mortgage Loan as to which the subject Master Servicer is the applicable
     Master Servicer;

          (iv) the entry of an order confirming a plan of reorganization, arrangement or liquidation of a Material Debtor by a court or governmental authority having supervision or jurisdiction over substantially all of the assets or business of such Material Debtor, but only if the subject
     Material Debtor is (A) the subject Master Servicer, (B) any Servicing
     Representative of the subject Master Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB or (C) any Significant
     Obligor with respect to a Performing Serviced Trust Mortgage Loan as to which the subject Master Servicer is the applicable Master Servicer;

          (v) any resignation, removal, replacement or substitution of (A) the subject Master Servicer or (B) any Servicing Representative of the subject
     Master Servicer that constitutes a Servicer contemplated by Item 1108(a)(2)
     of Regulation AB;

          (vi) any appointment of (A) a new Master Servicer as a successor to the subject Master Servicer or (B) any new Servicing Representative of the
     subject Master Servicer that constitutes a Servicer contemplated by Item
     1108(a)(2) of Regulation AB;

          (vii) any nonpublic disclosure, by the subject Master Servicer or any
     Servicing Representative of the subject Master Servicer, with respect to the Subject Securitization Transaction (other than disclosure required pursuant to this Agreement) that is required to be disclosed by Regulation
     FD (17 C.F.R. 243.100 through 243.103);

          (viii) any other information of importance to Certificateholders
     (determined by the subject Master Servicer in accordance with the Servicing
     Standard) that (A) is not otherwise required to be included in the
     Distribution Date Statement or any other report to be delivered or otherwise made available to Certificateholders hereunder, (B) the subject
     Master Servicer has determined, in accordance with the Servicing Standard, could have an adverse effect on payments to any Class of
     Certificateholders, and (C) is directly related to a Performing Serviced
     Trust Mortgage Loan as to which the subject Master Servicer is the applicable Master Servicer;

          (ix) the commencement or termination of, or any material developments regarding, any legal proceedings pending against any Material Litigant, or of which any property of a Material Litigant is the subject, or any threat by a governmental authority to bring any such legal proceedings, that are material to Certificateholders, but only if the subject Master Servicer is controlling the subject litigation or if the subject Material Litigant is
     (A) the subject Master Servicer, (B) any Servicing Representative of the
     subject Master Servicer that constitutes a Servicer contemplated by Item
     1108(a)(3) of Regulation AB or (C) any Significant Obligor with respect to a Performing Serviced Trust Mortgage Loan as to which the subject Master
     Servicer is the applicable Master Servicer;

          (x) the receipt by or on behalf of the subject Master Servicer or any
     Servicing Representative of the subject Master Servicer of any updated financial statements, balance sheets, rent rolls or other financial information regarding a Significant Obligor with respect to a

                                       45

     Performing Serviced Trust Mortgage Loan as to which the subject Master
     Servicer is the applicable Master Servicer;

          (xi) to the extent not otherwise disclosed in the Prospectus
     Supplement, whether the subject Master Servicer has become an affiliate (as defined in Rule 405 of the Securities Act) of any of (A) the Trust, (B) the
     Depositor, (C) a Mortgage Loan Seller, (D) the Trustee, (E) the Certificate
     Administrator, (F) the Special Servicer, (G) any Servicing Representative
     of the subject Master Servicer that constitutes a Servicer contemplated by
     Item 1108(a)(3) of Regulation AB or (H) any Significant Obligor;

          (xii) to the extent not otherwise disclosed in the Prospectus
     Supplement, any business relationship, agreement, arrangement, transaction or understanding required to be disclosed by Item 1119(b) of Regulation AB between LaSalle, PNC or the Trust, on the one hand, and the subject Master
     Servicer or any Servicing Representative of the subject Master Servicer, on the other hand; and

          (xiii) to the extent not otherwise disclosed in the Prospectus
     Supplement, any specific relationship involving or relating to the Subject
     Securitization Transaction or the Trust Mortgage Loans required to be disclosed by Item 1119(c) of Regulation AB between LaSalle, PNC or the
     Trust, on the one hand, and the subject Master Servicer or any Servicing
     Representative of the subject Master Servicer, on the other hand.

          "Master Servicing Fee": With respect to each Trust Mortgage Loan (and any REO Trust Mortgage Loan with respect thereto), the fee payable to the applicable Master Servicer pursuant to Section 3.11(a).

          "Master Servicing Fee Rate": With respect to: (a) each Trust Mortgage
Loan (and any successor REO Trust Mortgage Loan with respect thereto), the percentage set forth under the column "Master Servicing Fee Rate" on the
Mortgage Loan Schedule; (b) each MezzCap B-Note Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), 0.08% per annum, prior to the securitization thereof, and 0.05% per annum, after the securitization thereof;
and (c) the WellPoint B-Note Non-Trust Mortgage Loan (or any successor REO
B-Note Non-Trust Mortgage Loan with respect thereto), 0.02% per annum.

          "Material Debtor": Any of the following:

          (i) the Trust;

          (ii) each of the Mortgage Loan Sellers;

          (iii) each of the parties to this Agreement;

          (iv) any Servicing Representative that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB with respect to the
     Subject Securitization Transaction;

          (v) any Significant Obligor;

          (vi) any Enhancement/Support Provider; and

                                       46

          (vii) any other material party contemplated by Item 1100(d)(1) of
     Regulation AB relating to the Subject Securitization Transaction.

          "Material Litigant": Any of the following:

          (i) the Trust;

          (ii) each of the Mortgage Loan Sellers;

          (iii) each of the parties to this Agreement;

          (iv) any Servicing Representative that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB with respect to the
     Subject Securitization Transaction;

          (v) any originator of Trust Mortgage Loans contemplated by Item
     1110(b) of Regulation AB; and

          (vi) any other party contemplated by Item 1100(d)(1) of Regulation AB relating to the Subject Securitization Transaction.

          "MezzCap Loan Combination": Any Loan Combination other than the Ala
Moana Portfolio Loan Combination and the WellPoint Loan Combination.

          "MezzCap B-Note Non-Trust Mortgage Loan": Any B-Note Non-Trust
Mortgage Loan that is part of a MezzCap Loan Combination.

          "Midland": Midland Loan Services, Inc. or its successor in interest.

          "Money Term": With respect to any Serviced Mortgage Loan, the maturity date, Mortgage Rate, Stated Principal Balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment
Premium or Yield Maintenance Charge in connection with a Principal Prepayment
(but not any late fees or default interest provisions).

          "Moody's": Moody's Investors Service, Inc., or its successor in interest. If Moody's nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator, the Master
Servicers and the Special Servicer, and specific ratings of Moody's herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

          "Mortgage": With respect to any Serviced Mortgage Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures the
Mortgage Note and creates a lien on the fee or leasehold interest in the related
Mortgaged Property.

          "Mortgage Deferred Interest": With respect to any Serviced Mortgage
Loan, the amount of any interest accrued thereon at the related Mortgage Rate
(other than Additional Interest) that, by virtue of a modification, is added to the outstanding principal balance of such Serviced Mortgage Loan instead of being payable on the related Due Date on which it would otherwise have been due.

                                       47

          "Mortgage File":

          (a) With respect to any Serviced Trust Mortgage Loan and, in the case of each A/B Loan Combination, also with respect to each B-Note Non-Trust
     Mortgage Loan that is part of such Loan Combination, the following documents collectively (which, in the case of each A/B Loan Combination, except for the Mortgage Notes referred to in clause (a)(i) of this definition and any modifications thereof referred to in clause (a)(vi) of this definition, relate to the entire such Loan Combination):

          (i)    either (A) in the case of any Serviced Trust Mortgage Loan
                 (including any A-Note Trust Mortgage Loan), the original
                 executed Mortgage Note including any power of attorney related to the execution thereof, together with any and all intervening endorsements thereon, endorsed on its face or by allonge
                 attached thereto (without recourse, representation or warranty, express or implied) to the order of "Wells Fargo Bank, National
                 Association, as trustee for the registered holders of Citigroup
                 Commercial Mortgage Trust 2006-C5, Commercial Mortgage
                 Pass-Through Certificates, Series 2006-C5", or in blank (or a lost note affidavit and indemnity with a copy of such Mortgage
                 Note attached thereto) or (B) in the case of any B-Note
                 Non-Trust Mortgage Loan, a copy of the executed Mortgage Note;

          (ii)   an original or a copy of the Mortgage, together with any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office;

          (iii)  an original or a copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with any and all intervening assignments thereof, in each case
                 (unless not yet returned by the applicable recording office)
                 with evidence of recording indicated thereon or certified by the applicable recording office;

          (iv)   an original executed assignment, in recordable form (except for any missing recording information and, if delivered in blank, the name of the assignee), of (A) the Mortgage, (B) any related
                 Assignment of Leases (if such item is a document separate from the Mortgage) and (C) any other recorded document relating to the Trust Mortgage Loan otherwise included in the Mortgage
                 File, in favor of "Wells Fargo Bank, National Association, as trustee for the registered holders of Citigroup Commercial
                 Mortgage Trust 2006-C5, Commercial Mortgage Pass-Through
                 Certificates, Series 2006-C5" (and, in the case of an A/B Loan
                 Combination, also on behalf of the related B-Noteholder(s)), or in blank;

          (v)    an original assignment of all unrecorded documents relating to the Trust Mortgage Loan (to the extent not already assigned pursuant to clause (iv) above), in favor of "Wells Fargo Bank,
                 National Association, as trustee for the registered holders of
                 Citigroup Commercial Mortgage Trust 2006-C5, Commercial
                 Mortgage Pass-Through Certificates, Series 2006-C5" (and, in
                 the case of an A/B Loan Combination, also on behalf of the related B-Noteholder(s)), or in blank;

                                       48

          (vi)   originals or copies of any consolidation, assumption,
                 substitution and modification agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been consolidated or modified or the subject Serviced
                 Mortgage Loan has been assumed or consolidated;

          (vii)  the original or a copy of the policy or certificate of lender's title insurance or, if such policy has not been issued or
                 located, an original or copy of an irrevocable, binding
                 commitment (which may be a pro forma policy or specimen version of, or a marked commitment for, the policy that has been
                 executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

          (viii) any filed copies (bearing evidence of filing) or other evidence of filing reasonably satisfactory to the Depositor of any prior
                 UCC Financing Statements in favor of the originator of the subject Serviced Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the related
                 Mortgage Loan Seller had possession of such UCC Financing
                 Statements when it was to deliver the subject Mortgage File on or prior to the Closing Date), unless not yet returned by the applicable filing office; and, if there is an effective UCC
                 Financing Statement in favor of the Mortgage Loan Seller on record with the applicable public office for UCC Financing
                 Statements, an original UCC Financing Statement assignment, in form suitable for filing in favor of Wells Fargo Bank, National
                 Association, as trustee for the registered holders of Citigroup
                 Commercial Mortgage Trust 2006-C5, Commercial Mortgage
                 Pass-Through Certificates, Series 2006-C5 (and, in the case of any A/B Loan Combination, also on behalf of the related
                 B-Noteholder(s)), as assignee, or in blank;

          (ix)   an original or a copy of any (A) Ground Lease and ground lessor estoppel, (B) loan guaranty or indemnity, (C) lender's
                 environmental insurance policy or (D) lease enhancement policy;

          (x)    any intercreditor, co-lender or similar agreement relating to permitted debt of the Mortgagor; and

          (xi)   copies of any loan agreement, escrow agreement, security
                 agreement or letter of credit relating to a Trust Mortgage
                 Loan; and

          (b) with respect to the Outside Serviced Trust Mortgage Loan, the following documents collectively:

          (i)    the original executed Mortgage Note for such Trust Mortgage
                 Loan, endorsed (without recourse, representation or warranty, express or implied) to the order of "Wells Fargo Bank, National
                 Association, as trustee for the registered holders of Citigroup
                 Commercial Mortgage Trust 2006-C5, Commercial Mortgage
                 Pass-Through Certificates, Series 2006-C5" or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is other than the related
                 Mortgage Loan Seller) (or, alternatively, if the original

                                       49

                 executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note);

          (ii)   a copy of the executed related Co-Lender Agreement; and

          (iii)  a copy of the executed Outside Servicing Agreement;

provided that, whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or the Custodian for documents described in clauses
(a)(vi), (a)(ix)(B), (a)(ix)(C), (a)(ix)(D), (a)(x) and (a)(xi) of this definition, shall be deemed to include only such documents to the extent the
Trustee or Custodian has actual knowledge of their existence.

          "Mortgage Loan Purchase Agreement": Each of the Citigroup Mortgage
Loan Purchase Agreement, the LaSalle Mortgage Loan Purchase Agreement and the
PNC Mortgage Loan Purchase Agreement.

          "Mortgage Loan Schedule": The list of Trust Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund attached hereto as
Schedule I and in a computer readable format. Such list shall set forth the following information with respect to each Trust Mortgage Loan:

          (i)     the Trust Mortgage Loan number;

          (ii)    the street address (including city, county, state and zip
                  code) and name of the related Mortgaged Property;

          (iii)   the Cut-off Date Balance;

          (iv)    the amount of the Periodic Payment due on the first Due Date following the Closing Date;

          (v)     the Mortgage Rate as of the Cut-off Date;

          (vi)    the (A) original term to stated maturity, (B) remaining term to stated maturity and (C) the Stated Maturity Date;

          (vii)   in the case of a Balloon Trust Mortgage Loan, the remaining amortization term;

          (viii)  the original and remaining amortization term;

          (ix)    whether the Trust Mortgage Loan is secured by a Ground Lease;

          (x)     the Master Servicing Fee Rate;

          (xi)    whether such Trust Mortgage Loan is an ARD Trust Mortgage Loan and, if so, the Anticipated Repayment Date and Additional
                  Interest Rate for such ARD Trust Mortgage Loan;

          (xii)   the related Mortgage Loan Seller;

                                       50

          (xiii)  whether such Trust Mortgage Loan is insured by an
                  environmental policy;

          (xiv)   whether such Trust Mortgage Loan is cross-defaulted or
                  cross-collateralized with any other Trust Mortgage Loan;

          (xv)    whether such Trust Mortgage Loan is a Defeasance Loan;

          (xvi)   whether the Trust Mortgage Loan is secured by a letter of
                  credit;

          (xvii)  whether such Trust Mortgage Loan is an Interest Reserve Trust
                  Mortgage Loan;

          (xviii) whether payments on such Trust Mortgage Loan are made to a lock-box;

          (xix)   the amount of any Reserve Funds escrowed in respect of each
                  Trust Mortgage Loan;

          (xx)    the number of grace days after the Due Date until Periodic
                  Payments incur late payment charges;

          (xxi)   the number of units or leasable square feet at the Mortgaged
                  Property; and

          (xxii)  whether the Trust Mortgage Loan is in Loan Group No. 1 or Loan
                  Group No. 2.

          "Mortgage Loan Seller": Citigroup, LaSalle or PNC, as applicable.

          "Mortgage Note": The original executed note or notes (collectively)
evidencing the indebtedness of a Mortgagor under a Trust Mortgage Loan or B-Note
Non-Trust Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

          "Mortgage Pool": Collectively, all of the Trust Mortgage Loans and any
REO Trust Mortgage Loans. None of the B-Note Non-Trust Mortgage Loans and/or REO
B-Note Non-Trust Mortgage Loans shall constitute part of the Mortgage Pool.

          "Mortgage Rate": With respect to (i) any Trust Mortgage Loan or B-Note
Non-Trust Mortgage Loan on or prior to its Stated Maturity Date, the fixed annualized rate, not including any Additional Interest Rate, at which interest is scheduled (in the absence of a default) to accrue on such Trust Mortgage Loan or B-Note Non-Trust Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law; (ii) any Trust Mortgage Loan or B-Note
Non-Trust Mortgage Loan after its Stated Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such
Stated Maturity Date, but giving effect to any modification thereof as contemplated by Section 3.20 (or, in the case of an Outside Serviced Trust
Mortgage Loan, pursuant to the Outside Servicing Agreement); and (iii) any REO
Mortgage Loan, the annualized rate described in clause (i) or (ii), as applicable, above determined as if the predecessor Trust Mortgage Loan or B-Note
Non-Trust Mortgage Loan, as applicable, had remained outstanding.

          "Mortgaged Property": The property subject to the lien of a Mortgage.

          "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original

                                       51

obligor under the Mortgage Note and/or, in the case of an indemnity deed of trust, the entity which granted the lien on such Mortgaged Property.

          "Net Aggregate Prepayment Interest Shortfall": With respect to any
Distribution Date, the amount, if any, by which (a) the aggregate of all
Prepayment Interest Shortfalls incurred in connection with Principal Prepayments
Received by the Trust on the Trust Mortgage Loans during the related Collection
Period, exceeds (b) the aggregate amount deposited by the Master Servicers in the Collection Accounts for such Distribution Date pursuant to Section 3.19(a)
in connection with such Prepayment Interest Shortfalls on the Trust Mortgage
Loans.

          "Net Available Distribution Amount": With respect to any Distribution
Date, the Available Distribution Amount for such Distribution Date, reduced (to not less than zero) by the Class AMP Available Distribution Amount for such
Distribution Date.

          "Net Cash Flow" or "NCF": As defined in and determined in accordance with the provisions of Exhibit E attached hereto.

          "Net Investment Earnings": With respect to (i) either Collection
Account, any Servicing Account, any Reserve Account, any REO Account and any A/B
Custodial Account for any Collection Period and (ii) the Distribution Account,
the Interest Reserve Account, the Additional Interest Account or the
Gain-on-Sale Reserve Account (if any) for any Distribution Date, the amount, if any, by which the aggregate of all interest and other income realized during the subject Collection Period, with respect to any of the accounts described in clause (i) above, or during the one-month period ending on the subject
Distribution Date and beginning immediately following the preceding Distribution
Date (or, in the case of the initial Distribution Date, beginning on the Closing
Date), with respect to any of the accounts described in clause (ii) above, on funds held in such accounts, exceeds the aggregate of all losses, if any, incurred during the subject Collection Period with respect to any of the accounts described in clause (i) above, or during the one-month period ending on the subject Distribution Date and beginning immediately following the preceding
Distribution Date (or, in the case of the initial Distribution Date, beginning on the Closing Date), with respect to any of the accounts described in clause
(ii) above, in connection with the investment of such funds in accordance with
Section 3.06.

          "Net Investment Loss": With respect to (i) either Collection Account, any Servicing Account, any Reserve Account, any REO Account and any A/B
Custodial -Account for any Collection Period and (ii) the Distribution Account,
the Interest Reserve Account, the Additional Interest Account or the
Gain-on-Sale Reserve Account (if any) for any Distribution Date, the amount by which the aggregate of all losses, if any, incurred during the subject
Collection Period, with respect to any of the accounts described in clause (i)
above, or during the one-month period ending on the subject Distribution Date and beginning immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, beginning on the Closing Date) with respect to any of the accounts described in clause (ii) above, in connection with the investment of funds held in such account in accordance with Section
3.06, exceeds the aggregate of all interest and other income realized during the subject Collection Period, with respect to any of the accounts described in clause (i) above, or during the one-month period ending on the subject
Distribution Date and beginning immediately following the preceding Distribution
Date (or, in the case of the initial Distribution Date, beginning on the Closing
Date) with respect to any of the accounts described in clause (ii) above, in connection with the investment of such funds in accordance with Section 3.06.

                                       52

          "Net Mortgage Pass-Through Rate":

          (A) With respect to any Trust Mortgage Loan (or any successor REO
     Trust Mortgage Loan with respect thereto) that accrues (or is deemed to accrue) interest on a 30/360 Basis, for any Distribution Date, an annual rate equal to the Net Mortgage Rate for such Trust Mortgage Loan in effect as of the Closing Date (without regard to any modification, waiver or amendment of the terms of such Trust Mortgage Loan subsequent to the
     Closing Date); and

          (B) With respect to any Trust Mortgage Loan (or any successor REO
     Trust Mortgage Loan with respect thereto) that accrues (or is deemed to accrue) interest on an Actual/360 Basis, for any Distribution Date, an
     annual rate equal to the product of (1) 12, times (2) a fraction, expressed as a percentage, the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the calendar month preceding the month in which such Distribution Date occurs, multiplied by (b) the Stated
     Principal Balance of such Trust Mortgage Loan (or such successor REO Trust
     Mortgage Loan) immediately preceding such Distribution Date, multiplied by
     (c) 1/360, multiplied by (d) the Net Mortgage Rate for such Trust Mortgage
     Loan in effect as of the Closing Date (without regard to any modification, waiver or amendment of the terms of such Trust Mortgage Loan subsequent to the Closing Date), and the denominator of which fraction is the Stated
     Principal Balance of such Trust Mortgage Loan (or such successor REO Trust
     Mortgage Loan) immediately preceding such Distribution Date.

          Notwithstanding the foregoing, if the subject Distribution Date occurs during January, except during a leap year, or February of any year subsequent to
2006, then the amount of interest constituting the numerator of the fraction described in clause (B)(2) above will be decreased to reflect any Interest
Reserve Amount with respect to the subject Trust Mortgage Loan (or REO Trust
Mortgage Loan) transferred from the Distribution Account to the Interest Reserve
Account in such calendar month. Furthermore, if the subject Distribution Date occurs during March of any year subsequent to 2006, then the amount of interest constituting the numerator of the fraction described in clause (B)(2) above will be increased to reflect any Interest Reserve Amount(s) with respect to the subject Trust Mortgage Loan (or REO Trust Mortgage Loan) transferred from the
Interest Reserve Account to the Distribution Account for distribution on such
Distribution Date.

          "Net Mortgage Rate": With respect to any Trust Mortgage Loan or any
REO Trust Mortgage Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate minus the sum of (i) the applicable Master
Servicing Fee Rate, (ii) the Trust Administration Fee Rate and (iii) in the case of the Outside Serviced Trust Mortgage Loan or any successor REO Trust Mortgage
Loan with respect thereto, the applicable Outside Servicing Fee Rate; and, with respect to any B-Note Non-Trust Mortgage Loan or REO B-Note Non-Trust Mortgage
Loan, as of any date of determination, a per annum rate equal to the related
Mortgage Rate minus any applicable Master Servicing Fee Rate.

          "Net Principal Distribution Amount": With respect to any Distribution
Date, the Principal Distribution Amount for such Distribution Date, reduced (to not less than zero) by the sum of (i) the Class AMP-1 Principal Distribution
Amount for such Distribution Date, (ii) the Class AMP-2 Principal Distribution
Amount for such Distribution Date and (iii) the Class AMP-3 Principal
Distribution Amount for such Distribution Date.

          "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or
Nonrecoverable Servicing Advance.

                                       53

          "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of any Trust Mortgage Loan or REO Trust Mortgage
Loan by the applicable Master Servicer, the Trustee or any Fiscal Agent, as the
case may be, that, as determined (in accordance with Section 4.03(c)) by the applicable Master Servicer, the Special Servicer, the Trustee or such Fiscal
Agent, as applicable, in accordance with the Servicing Standard, in the case of the Master Servicers and the Special Servicer, the standard of care set forth in
Section 8.01(a), in the case of the Trustee, or in such Fiscal Agent's reasonable good faith judgment, in the case of such Fiscal Agent, will not be ultimately recoverable (together with any accrued and unpaid interest thereon)
from Late Collections, Insurance Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Trust Mortgage Loan or REO Trust Mortgage
Loan.

          "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Serviced Mortgage Loan or REO
Property by the applicable Master Servicer, the Special Servicer, the Trustee or
such Fiscal Agent, as the case may be, that, as determined (in accordance with
Section 3.03(e)) by the applicable Master Servicer, the Special Servicer, the
Trustee or such Fiscal Agent, as applicable, in accordance with the Servicing
Standard, in the case of the Master Servicers and the Special Servicer, the standard of care set forth in Section 8.01(a), in the case of the Trustee, or in such Fiscal Agent's reasonable good faith judgment, in the case of such Fiscal
Agent, will not be ultimately recoverable (together with any accrued and unpaid interest thereon) from late collections, Insurance Proceeds, Liquidation
Proceeds, or any other recovery on or in respect of such Serviced Mortgage Loan or REO Property.

          "Non-Registered Certificate": Unless and until registered under the
Securities Act, any Class XC, Class E, Class F, Class G, Class H, Class J, Class
K, Class L, Class M, Class N, Class O, Class P, Class AMP-1, Class AMP-2, Class
AMP-3, Class Y or Class R Certificate.

          "Non-Trust Mortgage Loan": Any mortgage loan that is part of a Loan
Combination but is not included in the Trust Fund. The Non-Trust Mortgage Loans consist of the B-Note Non-Trust Mortgage Loans and the Ala Moana Portfolio
Non-Trust Mortgage Loans.

          "Non-Trust Mortgage Loan Noteholder": Each holder of (i) the Mortgage
Note for a Non-Trust Mortgage Loan and (ii) the corresponding rights under the related Co-Lender Agreement.

          "Non-Trust Loan Securities": Any securities evidencing an interest in or secured by the WellPoint B-Note Non-Trust Mortgage Loan or a pool of mortgage loans that includes the WellPoint B-Note Non-Trust Mortgage Loan.

          "Non-United States Securities Person": Any Person other than a United
States Securities Person.

          "Non-United States Tax Person": Any Person other than a United States
Tax Person.

          "Officer's Certificate": A certificate signed by a Servicing Officer of a Master Servicer or the Special Servicer, as the case may be, or by a
Responsible Officer of the Trustee or the Certificate Administrator.

          "Opinion of Counsel": A written opinion of counsel (which counsel may be a salaried counsel for the Depositor, a Master Servicer or the Special
Servicer) acceptable to and delivered to the Trustee, the Certificate
Administrator or the applicable Master Servicer, as the case may be, except that

                                       54

any opinion of counsel relating to (a) the qualification of any REMIC Pool as a
REMIC, (b) the qualification of Grantor Trust Y as a grantor trust, (c)
compliance with the REMIC Provisions or the Grantor Trust Provisions or (d) the
resignation of a Master Servicer or the Special Servicer pursuant to Section
6.04 must be an opinion of counsel who is in fact Independent of the Master
Servicers, the Special Servicer and the Depositor.

          "Option Price": As defined in Section 3.18(c).

          "Original Class Notional Amount": With respect to the Class XC
Certificates, the Original Class XC Notional Amount; and, with respect to the
Class XP Certificates, the Original Class XP Notional Amount.

          "Original Class Principal Balance": With respect to any Class of
Principal Balance Certificates, the initial Class Principal Balance thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

          "Original Class XC Notional Amount": $2,123,772,692.

          "Original Class XP Notional Amount": $2,072,801,000.

          "OTS": The Office of Thrift Supervision or any successor thereto.

          "Outside Administered REO Property": Any REO Property relating to the
Outside Serviced Loan Combination.

          "Outside Master Servicer": The master servicer under the Outside
Servicing Agreement responsible for the servicing of the Outside Serviced Loan
Combination.

          "Outside Serviced Loan Combination": The Ala Moana Portfolio Loan
Combination.

          "Outside Serviced Trust Mortgage Loans": The Ala Moana Portfolio Trust
Mortgage Loans.

          "Outside Servicer": The Outside Master Servicer or the Outside Special
Servicer, as applicable.

          "Outside Servicer Default": An "Event of Default" on the part of an
Outside Servicer under the Outside Servicing Agreement.

          "Outside Servicing Agreement": As defined in the Preliminary Statement hereto.

          "Outside Servicing Fee": With respect to each Outside Serviced Trust
Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, the monthly fee, comparable to the Master Servicing Fee hereunder and calculated at the Outside Servicing Fee Rate, that is payable to the Outside Master Servicer
(or, if applicable, to the Outside Master Servicer and a primary servicer in the aggregate).

          "Outside Servicing Fee Rate": 0.01% per annum in the case of each
Outside Serviced Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto.

                                       55

          "Outside Special Servicer": The special servicer under the Outside
Servicing Agreement.

          "Outside Trustee": The trustee under the Outside Servicing Agreement.

          "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

          "P&I Advance": As to any Trust Mortgage Loan or REO Trust Mortgage
Loan, any advance made by a Master Servicer, the Trustee or any Fiscal Agent pursuant to Section 4.03.

          "P&I Advance Date": The Business Day immediately preceding each
Distribution Date.

          "Pass-Through Rate": With respect to:

          (i)    the Class A-1 Certificates, for any Distribution Date, 5.2730%
                 per annum;

          (ii)   the Class A-2 Certificates, for any Distribution Date, 5.3780%
                 per annum;

          (iii)  the Class A-3 Certificates, for any Distribution Date, 5.4310%
                 per annum;

          (iv)   the Class A-SB Certificates, for any Distribution Date, 5.4130%
                 per annum;

          (v)    the Class A-4 Certificates, for any Distribution Date, 5.4310%
                 per annum;

          (vi)   the Class A-1A Certificates, for any Distribution Date, 5.4250%
                 per annum;

          (vii)  the Class A-M Certificates, for any Distribution Date, 5.4620%
                 per annum;

          (viii) the Class A-J Certificates, for any Distribution Date, 5.4820%
                 per annum;

          (ix)   the Class B Certificates, for any Distribution Date, a per
                 annum rate equal to the lesser of (A) 5.5510% and (B) the
                 Weighted Average Net Mortgage Pass-Through Rate for such
                 Distribution Date;

          (x)    the Class C Certificates, for any Distribution Date, a per
                 annum rate equal to the lesser of (A) 5.5810% and (B) the
                 Weighted Average Net Mortgage Pass-Through Rate for such
                 Distribution Date;

          (xi)   the Class D Certificates, for any Distribution Date, a per
                 annum rate equal to the lesser of (A) 5.6300% and (B) the
                 Weighted Average Net Mortgage Pass-Through Rate for such
                 Distribution Date;

          (xii)  the Class E Certificates, for any Distribution Date, a per
                 annum rate equal to the lesser of (A) 5.7090% and (B) the
                 Weighted Average Net Mortgage Pass-Through Rate for such
                 Distribution Date;

          (xiii) the Class F Certificates, for any Distribution Date, a per
                 annum rate equal to the lesser of (A) 5.8870% and (B) the
                 Weighted Average Net Mortgage Pass-Through Rate for such
                 Distribution Date;

                                       56

          (xiv)   the Class G Certificates, for any Distribution Date, a per
                  annum rate equal to the Weighted Average Net Mortgage
                  Pass-Through Rate for such Distribution Date, minus 0.1130%;

          (xv)    the Class H Certificates, for any Distribution Date, a per
                  annum rate equal to the Weighted Average Net Mortgage
                  Pass-Through Rate for such Distribution Date;

          (xvi)   each Class of the Class J, Class K, Class L, Class M, Class N,
                  Class O and Class P Certificates, for any Distribution Date, a
                  per annum rate equal to the lesser of (A) 5.1370% and (B) the
                  Weighted Average Net Mortgage Pass-Through Rate for such
                  Distribution Date;

          (xvii)  each Class of the Class AMP Certificates, for any Distribution
                  Date, a per annum rate equal to the Net Mortgage Pass-Through
                  Rate with respect to each Ala Moana Portfolio Subordinate
                  Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) for such Distribution Date;

          (xviii) the Class XC Certificates, for any Distribution Date, a per
                  annum rate equal to the weighted average of the Class XC Strip
                  Rates for the respective Class XC Components for such
                  Distribution Date (weighted on the basis of the respective
                  Component Notional Amounts of such Class XC Components
                  outstanding immediately prior to such Distribution Date); and

          (xix)   the Class XP Certificates for any Distribution Date, a per
                  annum rate equal to the weighted average of the Class XP Strip
                  Rates for the respective Class XP Components for such
                  Distribution Date Rates (weighted on the basis of the
                  respective Component Notional Amounts of such Class XP
                  Components outstanding immediately prior Notional to such
                  Distribution Date); provided that, for reporting purposes, the
                  Pass-Through Rate with respect to the Class XP Certificates for each Distribution Date shall be calculated in accordance with the Prospectus Supplement.

          "PCAOB": The Public Company Accounting Oversight Board.

          "Penalty Interest": With respect to any Trust Mortgage Loan or B-Note
Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), any amounts collected thereon, other than late payment charges,
Additional Interest, Prepayment Premiums or Yield Maintenance Charges, that represent penalty interest (arising out of a default) in excess of interest on the Stated Principal Balance of such Trust Mortgage Loan or B-Note Non-Trust
Mortgage Loan (or such successor REO Mortgage Loan) accrued at the related
Mortgage Rate. Penalty Interest with respect to an Outside Serviced Trust
Mortgage Loan will be allocated to such Trust Mortgage Loan as provided in the related Co-Lender Agreement and the Outside Servicing Agreement, and to the
extent not inconsistent with the related Co-Lender Agreement and the Outside
Servicing Agreement, as provided in this Agreement.

          "Percentage Interest": With respect to any Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or
Certificate Notional Amount, as the case may be, of such Certificate as of the
Closing Date, as specified on the face thereof, and the denominator of which is the Original Class

                                       57

Principal Balance or Original Class Notional Amount, as the case may be, of the relevant Class. With respect to a Class R Certificate or Class Y Certificate, the percentage interest in distributions to be made with respect to the relevant
Class, as stated on the face of such Certificate.

          "Performing Serviced Trust Mortgage Loan": A Serviced Trust Mortgage
Loan that is not a Specially Serviced Trust Mortgage Loan.

          "Periodic Payment": With respect to any Trust Mortgage Loan or B-Note
Non-Trust Mortgage Loan as of any Due Date, the scheduled payment of principal and/or interest (exclusive of Additional Interest) on such Trust Mortgage Loan or B-Note Non-Trust Mortgage Loan, as the case may be, including any Balloon
Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20).

          "Permitted Investments": Any one or more of the following obligations or securities (including obligations or securities of or managed by the
Certificate Administrator, if otherwise qualifying hereunder):

          (i)  direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days); provided such obligations are backed by the full faith and credit of the United States. Such
               obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change or be liquidated prior to maturity. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (ii) repurchase obligations with respect to any security described in clause (i) above (having original maturities of not more than 365 days); provided that the short-term deposit or debt obligations, of the party agreeing to repurchase such obligations are rated in the highest applicable rating categories of each of Fitch,
               Moody's and S&P or such lower rating (not less than one of the four highest applicable rating categories) as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates or any Non-Trust Loan Securities, as
               evidenced in writing by such rating agencies. In addition, its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (iii)certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short term obligations of which are rated in the highest applicable rating categories of each of Fitch, Moody's and S&P or such lower rating
               (not less than one of the four highest applicable rating
               categories) as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates or any

                                       58

               Non-Trust Loan Securities, as evidenced in writing by such rating agencies. In addition, its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such
               interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move
               proportionately with that index;

          (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the
               United States or any state thereof (or if not so incorporated, the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) which is rated in the highest applicable rating category of each of Fitch, Moody's and S&P or such lower rating (not less than one of the four highest applicable rating categories) as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates or any Non-Trust Loan Securities, as
               evidenced in writing by such rating agencies. The commercial paper by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. In addition, its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (v)  units of money market funds that maintain a constant asset value and which are rated in the highest applicable rating category by each of Fitch, Moody's and S&P (or such lower rating (not less than one of the four highest applicable rating categories) as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates or any Non-Trust
               Loan Securities, as evidenced in writing by such rating agencies)
               and which seeks to maintain a constant net asset value. In addition, its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; and

          (vi) any other obligation or security that constitutes a "cash flow investment" within the meaning of Section 860G(a)(6) of the Code and is acceptable to each of Fitch, Moody's and S&P, evidence of which acceptability shall be provided in writing by each such rating agency to the Master Servicers, the Special Servicer, the
               Certificate Administrator and the Trustee; provided, however, in no event shall such other obligation or security be rated less than "AA/F-1" by Fitch, "Aa3/P+" by Moody's or "AA/A-1" by S & P;

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity; and
provided, further, that the ratings of S&P shall not be applicable except with respect to an investment of funds related to a Non-Trust Loan (or any successor
REO Non-Trust Loan with respect thereto) that backs any Non-Trust Loan
Securities rated by S & P; and provided, further, that no rating confirmation need be obtained with respect to any Non-Trust Loan

                                       59

Securities in connection with establishing whether any investment is a Permitted
Investment unless such investment involves funds related to a Non-Trust Loan (or any successor REO Non-Trust Loan) that backs such Non-Trust Loan Securities.

          "Permitted Transferee": Any Transferee of a Class R Certificate other than a Disqualified Organization, a Plan, a Non-United States Tax Person or a
United States Tax Person with respect to whom income on the Class R Certificate is allocable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other United
States Tax Person.

          "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Plan": As defined in Section 5.02(c).

          "Plurality Class R Certificateholder": As to any taxable year of any
REMIC Pool, the Holder of Certificates holding the largest Percentage Interest of the Class R Certificates.

          "PNC": PNC Bank, National Association or its successor in interest.

          "PNC Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of November 8, 2006, between the Depositor and PNC and relating to the transfer of Trust Mortgage Loans by PNC to the Depositor.

          "PNC Trust Mortgage Loans": Each of the Trust Mortgage Loans
transferred and assigned to the Depositor pursuant to the PNC Mortgage Loan
Purchase Agreement and each Qualified Substitute Mortgage Loan delivered in replacement thereof in accordance with this Agreement and the PNC Mortgage Loan
Purchase Agreement.

          "Pool REO Account": A segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the
Trustee in trust for the Certificateholders, which shall be entitled substantially as follows: "[NAME OF SPECIAL SERVICER], as Special Servicer for
[NAME OF TRUSTEE], as Trustee, on behalf of and in trust for the registered holders of Citigroup Commercial Mortgage Trust 2006-C5, Commercial Mortgage
Pass-Through Certificates, Series 2006-C5."

          "Prepayment Assumption": For purposes of determining the accrual of original issue discount, market discount and premium, if any, on the
Certificates for federal income tax purposes, 0% CPR (within the meaning of the
Prospectus), except that it is assumed that each ARD Trust Mortgage Loan is repaid on its Anticipated Repayment Date.

          "Prepayment Interest Excess": With respect to any Serviced Mortgage
Loan that was subject to a Principal Prepayment in full or in part during any
Collection Period, which Principal Prepayment was applied to such Serviced
Mortgage Loan following such Serviced Mortgage Loan's Due Date in such
Collection Period, the amount of interest (net of the related Master Servicing
Fee and, if applicable, any related Penalty Interest and Additional Interest)
accrued on the amount of such Principal Prepayment during the period from and after such Due Date and ending on the date such

                                       60

Principal Prepayment was applied to such Serviced Mortgage Loan, to the extent collected (exclusive of any related Prepayment Premium or Yield Maintenance
Charge actually collected).

          "Prepayment Interest Shortfall": With respect to (a) any Serviced
Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was applied to such
Serviced Mortgage Loan prior to such Serviced Mortgage Loan's Due Date in such
Collection Period, the amount of interest, to the extent not collected from the related Mortgagor (without regard to any Prepayment Premium or Yield Maintenance
Charge actually collected), that would have accrued on the amount of such
Principal Prepayment during the period commencing on the date as of which such
Principal Prepayment was applied to such Serviced Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive (exclusive, however, of
(i) any related Master Servicing Fees that would have been payable out of the uncollected interest and (ii) any portion of the uncollected interest that would have constituted Penalty Interest and/or Additional Interest); and (b) any
Outside Serviced Trust Mortgage Loan, if it was subject to a Principal
Prepayment in full or in part made prior to its Due Date during any Underlying
Collection Period, the amount of interest, to the extent not collected from the related Mortgagor or otherwise (without regard to any Prepayment Premium or
Yield Maintenance Charge that may have been collected), that would have accrued at a rate per annum equal to the related Mortgage Rate (reduced by the Outside
Servicing Fee Rate) on the amount of such Principal Prepayment during the period from the date to which interest was paid by the related Mortgagor to, but not including, such Due Date (exclusive of any related Master Servicing Fees that would have been payable out of such uncollected interest).

          "Prepayment Premium": Any premium, penalty or fee (other than a Yield
Maintenance Charge) paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment.

          "Primary Collateral": With respect to any Crossed Loan, that portion of the Mortgaged Property designated as directly securing such Crossed Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such
Crossed Loan.

          "Prime Rate": The "prime rate" published in the "Money Rates" Section of The Wall Street Journal, as such "prime rate" may change from time to time.
If The Wall Street Journal ceases to publish the "prime rate," then Master
Servicer No. 1 shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then
Master Servicer No. 1 shall select a comparable interest rate index. In either case, such selection shall be made by Master Servicer No. 1 in its sole discretion and Master Servicer No. 1 shall notify the Trustee, the Certificate
Administrator, Master Servicer No. 2 and the Special Servicer in writing of its selection.

          "Principal Balance Certificate": Any Class A-1, Class A-2, Class A-3,
Class A-SB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class
D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class
N, Class O, Class P, Class AMP-1, Class AMP-2 and Class AMP-3 Certificate.

                                       61

          "Principal Distribution Amount": With respect to any Distribution
Date, an amount equal to:

          (a) the aggregate of the principal portions of all Periodic Payments
     (other than Balloon Payments) and any Assumed Periodic Payments due or
     deemed due in respect of the Trust Mortgage Loans for their respective Due
     Dates occurring during the related Collection Period, to the extent
     Received by the Trust during the related Collection Period or advanced by a
     Master Servicer, the Trustee or any Fiscal Agent, as applicable, for such
     Distribution Date; plus

          (b) the aggregate of all Principal Prepayments Received by the Trust on the Trust Mortgage Loans during the related Collection Period; plus

          (c) with respect to any Trust Mortgage Loan as to which the related
     Stated Maturity Date occurred during or prior to the related Collection
     Period, any payment of principal (other than a Principal Prepayment) made by or on behalf of the related Mortgagor (and Received by the Trust during the related Collection Period), including any Balloon Payment, net of any portion of such payment that represents a recovery of the principal portion of any Periodic Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Periodic Payment deemed due, in respect of such Trust Mortgage Loan on a Due Date during or prior to the related
     Collection Period and included as part of the Principal Distribution Amount for such Distribution Date or any prior Distribution Date pursuant to clause (a) above; plus

          (d) the aggregate of the principal portion of all Liquidation
     Proceeds, Insurance Proceeds and, to the extent not otherwise included in clause (a), (b) or (c) above, payments that were Received by the Trust on the Trust Mortgage Loans during the related Collection Period and that were identified and applied by a Master Servicer and/or the Special Servicer as recoveries of principal of such Trust Mortgage Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Periodic Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Periodic Payment deemed due, in respect of the related Trust Mortgage Loan on a Due Date during or prior to the related Collection Period and included as part of the Principal
     Distribution Amount for such Distribution Date or any prior Distribution
     Date pursuant to clause (a) above; plus

          (e) with respect to any REO Properties, the aggregate of the principal portions of all Assumed Periodic Payments deemed due in respect of the related REO Trust Mortgage Loans for their respective Due Dates occurring during the related Collection Period to the extent Received by the Trust
     (in the form of REO Revenues or otherwise) during the related Collection
     Period or advanced with respect to such Distribution Date; plus

          (f) with respect to any REO Properties, the aggregate of all
     Liquidation Proceeds, Insurance Proceeds and REO Revenues that were
     Received by the Trust during the related Collection Period on such REO
     Properties and that were identified and applied by a Master Servicer and/or the Special Servicer as recoveries of principal of the related REO Trust
     Mortgage Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Periodic Payment
     (other than a Balloon Payment) due, or of the principal portion of any
     Assumed Periodic Payment deemed due, in respect of the related REO Trust
     Mortgage Loan or the predecessor Trust Mortgage Loan on a Due Date during or prior to the related Collection Period and included as part of the
     Principal Distribution Amount for such Distribution Date or any prior
     Distribution Date pursuant to clause (a) or (e) above; plus

                                       62

          (g) if such Distribution Date is subsequent to the initial
     Distribution Date, the excess, if any, of the Net Principal Distribution
     Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Sequential Pay Certificates on such immediately preceding Distribution Date pursuant to Section 4.01; plus

          (h) any amounts that were used to reimburse Nonrecoverable Advances
     (including interest on such Nonrecoverable Advances) from principal collections on the Mortgage Pool pursuant to Section 3.05(a) hereof which are subsequently Received by the Trust on the related Trust Mortgage Loan or REO Trust Mortgage Loan during the related Collection Period; less

          (i) the amount of any reimbursements of Nonrecoverable Advances
     (including interest on such Nonrecoverable Advances) that are paid or reimbursed from principal collections on the Mortgage Pool pursuant to
     Section 3.05(a) hereof with respect to such Distribution Date where such principal collections would have otherwise been included in the Principal
     Distribution Amount for such Distribution Date pursuant to any of clauses
     (a) through (f) above;

provided that, for the final Distribution Date, the Principal Distribution
Amount shall in no event be less than the aggregate Stated Principal Balance of the Mortgage Pool immediately prior to such Distribution Date.

          "Principal Prepayment": Any payment of principal made by the Mortgagor on a Trust Mortgage Loan or B-Note Non-Trust Mortgage Loan that is received in advance of its scheduled Due Date; provided that it shall not include a payment of principal that is accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

          "Privileged Person": Any Certificateholder, any Certificate Owner, any
party hereto, any Person identified to the Certificate Administrator, the
Trustee or a Master Servicer, as applicable, as a prospective transferee of a
Certificate or interest therein (or a licensed or registered investment adviser representing such Person), any Rating Agency, any Mortgage Loan Seller, any
B-Noteholder, any Underwriter or any designee of the Depositor or any party hereto; provided that no Certificate Owner or prospective transferee of a
Certificate or interest therein (or a licensed or registered investment adviser representing such Person) shall be considered a "Privileged Person" or be entitled to a password or restricted access as contemplated by Section 3.15 or
Section 4.02 unless such Person has delivered to the Certificate Administrator, the Trustee or the applicable Master Servicer, as applicable, a certification in the form of Exhibit L-1 or Exhibit L-2, as applicable, which certification shall be available on the Certificate Administrator's Internet Website.

          "Proposed Plan": As defined in Section 3.17(a)(iii).

          "Prospectus": The prospectus dated June 8, 2006, as supplemented by the Prospectus Supplement, relating to the Registered Certificates.

          "Prospectus Supplement": The final prospectus supplement dated
November 8, 2006 of the Depositor relating to the registration of the Registered
Certificates under the Securities Act.

          "Purchase Option": As defined in Section 3.18(c).

                                       63

          "Purchase Option Notice": As defined in Section 3.18(e).

          "Purchase Price": With respect to any Trust Mortgage Loan (or REO
Property), a cash price equal to the sum of (without duplication): (a) the outstanding principal balance of such Trust Mortgage Loan (or the related REO
Trust Mortgage Loan) as of the date of purchase, (b) all accrued and unpaid interest on such Trust Mortgage Loan (or the related REO Trust Mortgage Loan) at the related Mortgage Rate (other than Additional Interest and Penalty Interest)
to but not including the Due Date in the Collection Period of purchase plus any accrued and unpaid interest on P&I Advances made with respect to such Trust
Mortgage Loan (or the related REO Trust Mortgage Loan), (c) all related and unreimbursed Servicing Advances plus any accrued and unpaid interest thereon,
(d) any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action (including reasonable legal fees incurred in respect of such action), incurred by a Master Servicer, the Special Servicer, the
Trustee, the Certificate Administrator or the Trust Fund in connection with any purchase by a Mortgage Loan Seller (to the extent not included in clause (c)
above or clause (e) below) and (e) any other Additional Trust Fund Expenses in respect of such Trust Mortgage Loan (including any Additional Trust Fund
Expenses previously reimbursed or paid by the Trust Fund but not so reimbursed by the related Mortgagor or other party or from Insurance Proceeds or condemnation proceeds or any other collections in respect of the Trust Mortgage
Loan or the related Mortgaged Property from a source other than the Trust Fund, and including, if applicable, any Liquidation Fee payable to the Special
Servicer in respect of such Trust Mortgage Loan pursuant to Section 3.11(c));
provided that the Purchase Price shall not be reduced by any outstanding P&I
Advance.

          "Qualified Institutional Buyer" or "QIB": A "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

          "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction (i) with a minimum insurance financial strength or claims paying ability rating of at least "A3" by Moody's, "A-" by Fitch and "A-" by S&P (or the obligations of which are guaranteed or backed in writing by a company having such a financial strength or claims paying ability rating), and (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), an insurance company that has a financial strength or claims paying ability rated no lower than two rating categories (without regard to pluses or minuses or numerical qualifications)
below the rating assigned to the then highest rated outstanding Certificate (or, with respect to the required Moody's rating, if not rated by Moody's, then at least "A-" by two other nationally recognized statistical rating organizations
(which may include Fitch)) but in no event lower than "A-" by Fitch, "A3" by
Moody's (or, if not rated by Moody's, then at least "A-" by two other nationally recognized statistical rating organizations (which may include Fitch)) and "A-"
by S&P, or, in the case of clauses (i) and (ii), such other rating as each applicable rating agency shall have confirmed in writing will not cause such rating agency to downgrade, qualify or withdraw the then-current rating assigned to any of the Certificates or any Non-Trust Loan Securities that are then currently being rated by such rating agency; provided that the ratings of S&P shall not be applicable except with respect to an insurer that is providing insurance coverage related to a Non-Trust Loan (or any successor REO Non-Trust
Loan with respect thereto) that backs any Non-Trust Loan Securities rated by
S & P; and provided, further, that no rating confirmation need be obtained with respect to any Non-Trust Loan Securities in connection with establishing whether any insurer is a Qualified Insurer unless such insurer is providing insurance coverage related to a Non-Trust Loan (or any successor REO Non-Trust Loan) that backs such Non-Trust Loan Securities.

                                       64

          "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Trust Mortgage Loan as of the Due
Date in the calendar month during which the substitution occurs; (ii) have a
Mortgage Rate not less than the Mortgage Rate of the deleted Trust Mortgage
Loan; (iii) have the same Due Date as the deleted Trust Mortgage Loan; (iv)
accrue interest on the same basis as the deleted Trust Mortgage Loan (for example, on a 30/360 Basis); (v) have a remaining term to stated maturity not greater than, and not more than two (2) years less than, the remaining term to stated maturity of the deleted Trust Mortgage Loan; (vi) have a Loan-to-Value
Ratio not higher than the lower of the original Loan-to-Value Ratio of the deleted Trust Mortgage Loan and the then-current Loan-to-Value Ratio of the deleted Trust Mortgage Loan; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage
Loan Purchase Agreement; (viii) have an Environmental Assessment that indicates no adverse environmental conditions with respect to the related Mortgaged
Property and which will be delivered as a part of the related Servicing File;
(ix) have a current Debt Service Coverage Ratio (calculated to include the additional debt from any encumbrance) of not less than the higher of the original Debt Service Coverage Ratio (calculated to include the additional debt from any encumbrance) of the deleted Trust Mortgage Loan and the then current
Debt Service Coverage Ratio (calculated to include the additional debt from any encumbrance) of the deleted Trust Mortgage Loan; (x) be determined by an Opinion of Counsel (at the applicable Mortgage Loan Seller's expense) to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi)
not have a maturity date after the date two (2) years prior to the Rated Final
Distribution Date; (xii) not be substituted for a deleted Trust Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating
Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of
Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution;
(xiv) have been approved by the Controlling Class Representative (or, if there is no Controlling Class Representative then serving, by the Holders of
Certificates representing a majority of the Voting Rights allocated to the
Controlling Class) and (xv) not be substituted for a deleted Trust Mortgage Loan if it would result in the termination of the REMIC status of any REMIC Pool or the imposition of tax on any REMIC Pool other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement, as determined by an Opinion of Counsel (at the applicable Mortgage Loan Seller's expense). In the event that one or more mortgage loans are substituted for one or more deleted Trust Mortgage Loans, then the amounts described in clause (i)
shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis;
provided that no Trust Mortgage Loan shall have a Net Mortgage Rate that is less than the highest Pass-Through Rate of any Class of Sequential Pay Certificates
bearing a fixed rate and outstanding at the time of the substitution. When a
Qualified Substitute Mortgage Loan is substituted for a deleted Trust Mortgage
Loan, the applicable Mortgage Loan Seller shall certify that the Trust Mortgage
Loan meets all of the requirements of the above definition and shall send such certification to the Trustee. A Qualified Substitute Mortgage Loan may not be
substituted for an Ala Moana Portfolio Subordinate Trust Mortgage Loan.

          "Rated Final Distribution Date": The Distribution Date in October
2049; provided that the Rated Final Distribution Date for the Class AMP
Certificates will be September 2044.

                                       65

          "Rating Agency": Each of Fitch and Moody's.

          "Realized Loss": With respect to: (1) any defaulted Trust Mortgage
Loan or B-Note Non-Trust Mortgage Loan as to which a Final Recovery
Determination has been made, or with respect to any successor REO Mortgage Loan as to which a Final Recovery Determination has been made as to the related REO
Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Trust Mortgage Loan, B-Note Non-Trust Mortgage Loan or REO
Mortgage Loan, as the case may be, as of the commencement of the Collection
Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause (1)(c) of this definition, all accrued but unpaid interest on such Trust Mortgage Loan, B-Note Non-Trust
Mortgage Loan or REO Mortgage Loan, as the case may be, at the related Mortgage
Rate to but not including the Due Date in the Collection Period in which the
Final Recovery Determination was made (exclusive of any portion thereof that constitutes Prepayment Premiums or Yield Maintenance Charges), minus (c) all payments and proceeds, if any, actually received in respect of, and allocable as interest on or principal of, such Trust Mortgage Loan, B-Note Non-Trust Mortgage
Loan or REO Mortgage Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made; provided that, in the case of an Outside Serviced Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, references to "Collection Period" in this clause (1) shall be deemed to be references to "Underlying Collection Period"; (2) any defaulted
Trust Mortgage Loan or B-Note Non-Trust Mortgage Loan as to which any portion of the principal or previously accrued interest (other than Additional Interest and
Penalty Interest) payable thereunder was canceled in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Trust Mortgage Loan or B-Note
Non-Trust Mortgage Loan, as the case may be, granted or agreed to by the Special
Servicer pursuant to Section 3.20 (or, in the case of an Outside Serviced Trust
Mortgage Loan, by the applicable Outside Servicer pursuant to the Outside
Servicing Agreement), the amount of such principal and/or interest so canceled;
(3) any Trust Mortgage Loan or B-Note Non-Trust Mortgage Loan as to which the
Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Trust Mortgage
Loan or B-Note Non-Trust Mortgage Loan, as the case may be, granted or agreed to by the Special Servicer pursuant to Section 3.20 (or, in the case of an Outside
Serviced Trust Mortgage Loan, by the applicable Outside Servicer pursuant to an
Outside Servicing Agreement), the amount of the consequent reduction in the interest portion of each successive Periodic Payment due thereon (each such
Realized Loss shall be deemed to have been incurred on the Due Date for each affected Periodic Payment); and (4) any Trust Mortgage Loan for which a Final
Recovery Determination has been made, to the extent not included in clause (1)
above, Nonrecoverable Advances (including interest on such Nonrecoverable
Advance) to the extent paid out of general collections on the Mortgage Pool.

          "Received by the Trust": The receipt of any particular amount or item:
(a) in the case of an Outside Serviced Trust Mortgage Loan or any related REO
Property, subject to the last sentence of Section 3.02(b), by the Trustee (or by
Master Servicer No. 1 or the Certificate Administrator on behalf of the
Trustee), as holder of the Mortgage Note for such Outside Serviced Trust
Mortgage Loan, on behalf of the Trust; and (b) in the case of any other Trust
Mortgage Loan or REO Property, by the applicable Master Servicer or any of its
Sub-Servicers, the Special Servicer or any of its Sub-Servicers, the Certificate
Administrator or the Trustee, as the case may be, in any event on behalf of the
Trust.

          "Record Date": With respect to any Distribution Date, the last
Business Day of the month immediately preceding the month in which such
Distribution Date occurs.

                                       66

          "Reference Rate": With respect to any Distribution Date, the applicable rate per annum set forth on Schedule V hereto.

          "Registered Certificate": Any Class XP, Class A-1, Class A-2, Class
A-3, Class A-SB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C
or Class D Certificate.

          "Regular Certificate": Any Principal Balance Certificate or Class X
Certificate.

          "Regulation AB": Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed
Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan.
7, 2005)) or by the staff of the Commission, or as may be provided by the
Commission or its staff from time to time.

          "Regulation S": Regulation S under the Securities Act.

          "Regulation S Global Certificate": With respect to any Class of
Book-Entry Non-Registered Certificates offered and sold outside of the United
States in reliance on Regulation S, one or collectively more global Certificates of such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, each of which
Certificates bears a Regulation S CUSIP number.

          "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and on P&I
Advances in accordance with Section 4.03(d), which rate per annum is equal to the Prime Rate.

          "Relevant Servicing Criteria": With respect to any of the various parties listed on Exhibit B hereto, subject to any interpretive guidance provided by the Commission, the Servicing Criteria applicable to the subject party, as set forth on Exhibit B hereto. For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Sub-Servicing Function Participant engaged by the Trustee, the
Certificate Administrator, a Master Servicer or the Special Servicer, the term
"Relevant Servicing Criteria" may refer to a portion of the Relevant Servicing
Criteria applicable to the Certificate Administrator, such Master Servicer, the
Special Servicer or the Trustee.

          "Remaining Net Available Distribution Amount": With respect to any
Class of Class B Through P Certificates for any Distribution Date, an amount equal to the Net Available Distribution Amount for such Distribution Date, reduced by all distributions to be made on such Distribution Date: (i) pursuant to Section 4.01(a) with respect to the Class XC, Class XP, Class A-1, Class A-2,
Class A-3, Class A-SB, Class A-4, Class A-1A, Class A-M and Class A-J
Certificates; and (ii) pursuant to Section 4.01(b) with respect to any and all other Classes of the Class B Through P Certificates that evidence a right to payment in accordance with such Section 4.01(b) that is prior to the right to payment evidenced by the subject Class of Class B Through P Certificates. The priority of payments on the various Classes of the Class B Through P
Certificates under Section 4.01(b) shall be consistent with the alphabetic order of the respective Class designations of such Classes of Certificates, with the
Class B Certificates entitling the Holders thereof to the highest payment priority under Section 4.01(b) as among the respective Classes of the Class B
Through P Certificates and the Class P Certificates entitling the Holders thereof to the lowest payment priority under Section 4.01(b) as among the respective Classes of the Class B Through P Certificates.

                                       67

          "Remaining Net Principal Distribution Amount": With respect to any
Class of Class B Through P Certificates for any Distribution Date, an amount equal to the Net Principal Distribution Amount for such Distribution Date, reduced by all distributions of principal to be made on such Distribution Date:
(i) pursuant to Section 4.01(a) with respect to the Class A-1, Class A-2, Class
A-3, Class A-SB, Class A-4, Class A-1A, Class A-M and Class A-J Certificates;
and (ii) pursuant to Section 4.01(b) with respect to any and all other Classes of the Class B Through P Certificates that evidence a right to payment in accordance with such Section 4.01(b) that is prior to the right to payment evidenced by the subject Class of Class B Through P Certificates. The priority of payments on the various Classes of the Class B Through P Certificates under
Section 4.01(b) shall be consistent with the alphabetic order of the respective
Class designations of such Classes of Certificates, with the Class B
Certificates entitling the Holders thereof to the highest payment priority under
Section 4.01(b) as among the respective Classes of the Class B Through P
Certificates and the Class P Certificates entitling the Holders thereof to the lowest payment priority under Section 4.01(b) as among the respective Classes of the Class B Through P Certificates.

          "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code.

          "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made and, consisting of: (i) all of the Trust Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Trust Mortgage Loans received after the
Closing Date (excluding all amounts due with respect to such Trust Mortgage
Loans on or before the Cut-off Date and all Additional Interest, if any, on such
Trust Mortgage Loans), together with all documents included in the related
Mortgage Files and any related Escrow Payments and Reserve Funds; (iii) all amounts held from time to time in the Interest Reserve Account, the Collection
Account, the Distribution Account, the Gain-on-Sale Reserve Account, any Pool
REO Account and (except to the extent they are allocable to a Non-Trust Mortgage
Loan or REO Non-Trust Mortgage Loan, any A/B Custodial Account; (iv) any REO
Property acquired in respect of a Trust Mortgage Loan, in each case exclusive of the interest therein of any related Non-Trust Mortgage Loan Noteholder(s); (v)
the rights of the Depositor under Sections 1, 2, 3 and 5 (and, to the extent related to the foregoing, Sections 8 through 17 and 19) of each of the Mortgage
Loan Purchase Agreements; (vi) the rights of the mortgagee under all Insurance
Policies with respect to the Trust Mortgage Loans, in each case exclusive of the interest therein of any related Non-Trust Mortgage Loan Noteholder(s); and (vii)
the rights of the Depositor under the Co-Lender Agreements and the Outside
Servicing Agreement; provided that REMIC I shall not include any B-Note
Non-Trust Mortgage Loan or any successor REO B-Note Non-Trust Mortgage Loan with respect thereto or any payments or other collections of principal, interest,
Prepayment Premiums, Yield Maintenance Charges or other amounts collected on a
B-Note Non-Trust Mortgage Loan or any successor REO B-Note Non-Trust Mortgage
Loan with respect thereto.

          "REMIC I Deferred Interest": The amount by which interest
distributable to REMIC II with respect to any REMIC I Regular Interest is reduced by the amount of Mortgage Deferred Interest allocable to such REMIC I
Regular Interest on any Distribution Date.

          "REMIC I Principal Balance": The principal amount of any REMIC I
Regular Interest outstanding as of any date of determination. As of the Closing
Date, the REMIC I Principal Balance of each REMIC I Regular Interest shall equal the amount specified as such in the Preliminary Statement hereto. On each
Distribution Date, the REMIC I Principal Balance of each REMIC I Regular
Interest

                                       68

shall be: (i) permanently reduced by all distributions of principal deemed to have been made in respect of such REMIC I Regular Interest on such Distribution
Date pursuant to Section 4.01(k); (ii) further permanently reduced on such
Distribution Date by all Realized Losses and Additional Trust Fund Expenses
deemed to have been allocated thereto on such Distribution Date pursuant to
Section 4.04(b); and (iii) increased by any REMIC I Deferred Interest with respect thereto for such Distribution Date.

          "REMIC I Regular Interest": Any of the multiple uncertificated
"regular interests" (within the meaning of Section 860G(a)(1) of the Code) in
REMIC I issued hereunder, as described (and bearing the designations specified)
in the Preliminary Statement hereto.

          "REMIC I Remittance Rate": With respect to any REMIC I Regular
Interest (other than the REMIC I Regular Interests designated AMP-1, AMP-2 and
AMP-3, respectively), for any Distribution Date, an annual rate equal to the
Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date; and, with respect to any of the REMIC I Regular Interests designated AMP-1, AMP-2 and
AMP-3, respectively, for any Distribution Date, an annual rate equal to the Net
Mortgage Pass-Through Rate for each Ala Moana Portfolio Subordinate Trust
Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto)
for such Distribution Date.

          "REMIC II": The segregated pool of assets consisting of all of the
REMIC I Regular Interests and all amounts deemed distributed thereon from time to time, conveyed in trust to the Trustee for the benefit of REMIC II, as holder of the REMIC I Regular Interests, and the Holders of the Class R Certificates,
insofar as the Class R Certificates evidence the sole class of residual interests in REMIC II, with respect to which segregated pool of assets a separate REMIC election is to be made.

          "REMIC II Certificate": Any Class A-1, Class A-2, Class A-3, Class
A-SB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D,
Class XC, Class XP, Class E, Class F, Class G, Class H, Class J, Class K, Class
L, Class M, Class N, Class O, Class P, Class AMP-1, Class AMP-2 or Class AMP-3
Certificate or, insofar as it represents a portion of the sole class of residual interests in REMIC II, any Class R Certificate.

          "REMIC Pool": Each of REMIC I and REMIC II.

          "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

          "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

          "REO Account": The Pool REO Account or any A/B REO Account, as
applicable.

          "REO Acquisition": The acquisition of any REO Property pursuant to
Section 3.09 (or, in the case of any REO Property relating to an Outside
Serviced Trust Mortgage Loan, pursuant to the Outside Servicing Agreement).

          "REO B-Note Non-Trust Mortgage Loan": The loan deemed for purposes hereof to succeed a B-Note Non-Trust Mortgage Loan and to be outstanding with respect to any A/B REO

                                       69

Property. The REO B-Note Non-Trust Mortgage Loan shall be deemed to be outstanding for so long as the related A/B REO Property or any interest therein remains part of the Trust Fund and, further, be deemed to have the same terms and conditions as the predecessor B-Note Non-Trust Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor loan and the acquisition of the related REO Property as part of the Trust Fund). The
REO B-Note Non-Trust Mortgage Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor loan as of the date of the related REO Acquisition. All amounts due and owing, or deemed to be due and owing, in respect of a B-Note Non-Trust Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of a successor REO B-Note Non-Trust Mortgage Loan. Master
Servicer No. 2 shall allocate proceeds, revenues and other collections received on or with respect to the related A/B REO Property to amounts due and owing, or deemed to be due and owing, under the subject REO B-Note Non-Trust Mortgage Loan in accordance with the related Co-Lender Agreement. Notwithstanding the foregoing, all amounts payable or reimbursable to a Master Servicer, the Special
Servicer, the Certificate Administrator, the Trustee or any Fiscal Agent in
respect of a B-Note Non-Trust Mortgage Loan as of the date of the related REO
Acquisition, including, without limitation, any unpaid servicing compensation and any unreimbursed Servicing Advances, together with any interest accrued and payable to a Master Servicer, the Special Servicer, the Certificate
Administrator, the Trustee or any Fiscal Agent in respect of such Servicing
Advances in accordance with Sections 3.03(d) and 4.03(d), shall continue to be payable or reimbursable to such Master Servicer, the Special Servicer, the
Certificate Administrator, the Trustee or such Fiscal Agent, as the case may be, in respect of the REO B-Note Non-Trust Mortgage Loan pursuant to Section 3.05(e)
or, to the extent provided thereby, Section 3.05(a), as the case may be.

          "REO Disposition": The sale or other disposition of any REO Property pursuant to Section 3.18(h) (or, in the case of any REO Property relating to an
Outside Serviced Trust Mortgage Loan, pursuant to the Outside Servicing
Agreement).

          "REO Extension": As defined in Section 3.16(a).

          "REO Mortgage Loan": An REO Trust Mortgage Loan or an REO B-Note
Non-Trust Mortgage Loan, as applicable.

          "REO Property": A Mortgaged Property acquired on behalf and in the name of the Trustee for the benefit of the Certificateholders (or, in the case of an A/B REO Property, the Certificateholders and the related B-Noteholders(s))
through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Serviced Mortgage Loan (or a Loan Combination); provided that the
Mortgaged Property securing the Outside Serviced Loan Combination (if acquired under the Outside Servicing Agreement) shall constitute an REO Property if such
Mortgaged Property is so acquired for the benefit of the related Non-Trust
Mortgage Loan Noteholder(s) and the Trust, as their interests may appear, through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with a default or imminent default of the Outside Serviced Loan Combination.

          "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

          "REO Tax": As defined in Section 3.17(a)(i).

                                       70

          "REO Trust Mortgage Loan": The Trust Mortgage Loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Trust
Mortgage Loan shall be deemed to be outstanding for so long as the related REO
Property remains part of the Trust Fund and deemed to provide for Periodic
Payments of principal and/or interest equal to its Assumed Periodic Payment and otherwise to have the same terms and conditions as its predecessor Trust
Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Trust Mortgage Loan and the acquisition of the related REO Property as part of the Trust Fund). Each REO Trust Mortgage Loan shall be deemed to have an initial unpaid principal balance and Stated Principal
Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Trust Mortgage Loan as of the date of the related REO Acquisition. All Periodic Payments (other than a Balloon Payment),
Assumed Periodic Payments (in the case of a Balloon Trust Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Trust Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Trust Mortgage Loan. In addition,
Nonrecoverable Advances (including interest on such Nonrecoverable Advances)
with respect to such REO Trust Mortgage Loan that were paid from collections on the Trust Mortgage Loans and resulted in principal distributed to the
Certificateholders being reduced pursuant to Section 3.05(a) hereof, shall be deemed outstanding until recovered or until a Final Recovery Determination is made. Collections in respect of each REO Trust Mortgage Loan (after provision for amounts to be applied to the payment of, or to be reimbursed to the applicable Master Servicer, the Special Servicer, the Certificate Administrator,
the Trustee or any Fiscal Agent for the payment of, the costs of operating, managing, selling, leasing and maintaining the related REO Property or for the reimbursement of the applicable Master Servicer, the Special Servicer, the
Certificate Administrator, the Trustee or any Fiscal Agent for other related
Servicing Advances as provided in this Agreement) shall be treated: first, as a recovery of Nonrecoverable Advances (including interest on such Nonrecoverable
Advance) with respect to such REO Trust Mortgage Loan, that were paid from collections on the Trust Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced pursuant to Section 3.05(a) hereof; second, as a recovery of accrued and unpaid interest on such REO Trust Mortgage Loan at the related Mortgage Rate (net, in the case of any successor REO Trust Mortgage
Loan in respect of an Outside Serviced Trust Mortgage Loan, of the related
"Outside Servicing Fee Rate") to but not including the Due Date in the
Collection Period (or, in the case of an REO Trust Mortgage Loan in respect of an Outside Serviced Trust Mortgage Loan, the Underlying Collection Period) of
receipt (exclusive of any portion thereof that constitutes Additional Interest);
third, as a recovery of principal of such REO Trust Mortgage Loan to the extent of its entire unpaid principal balance; and fourth, in accordance with the normal servicing practices of the applicable Master Servicer, as a recovery of any other amounts due and owing to the Trust in respect of such REO Trust
Mortgage Loan, including, without limitation, (i) Yield Maintenance Charges,
Prepayment Premiums and Penalty Interest and (ii) Additional Interest and other amounts, in that order; provided that, in the case of any REO Trust Mortgage
Loan that succeeds an A-Note Trust Mortgage Loan, the foregoing allocations shall be subject to the related Co-Lender Agreement. Notwithstanding the foregoing, all amounts payable or reimbursable to a Master Servicer, the Special
Servicer, the Certificate Administrator, the Trustee or any Fiscal Agent in
respect of the predecessor Trust Mortgage Loan as of the date of the related REO
Acquisition, including, without limitation, any unpaid servicing compensation and any unreimbursed Servicing Advances and P&I Advances, together with any interest accrued and payable to a Master Servicer, the Special Servicer, the
Certificate Administrator, the Trustee or any Fiscal Agent in respect of such
Servicing Advances and P&I Advances in accordance with Sections 3.03(d) and
4.03(d), shall continue to be payable or reimbursable to such Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or such Fiscal
Agent, as the case may be, in respect of an REO Trust Mortgage Loan pursuant to
Section 3.05(a).

                                       71

          "Request for Release": A request signed by a Servicing Officer, as applicable, of the applicable Master Servicer in the form of Exhibit D-1 attached hereto or of the Special Servicer in the form of Exhibit D-2 attached hereto.

          "Required Appraisal": With respect to each Required Appraisal Trust
Mortgage Loan, an Appraisal of the related Mortgaged Property from an
Independent Appraiser selected by the Special Servicer.

          "Required Appraisal Trust Mortgage Loan": Each Serviced Trust Mortgage
Loan (other than the WellPoint Trust Mortgage Loan) (i) that is 60 days or more delinquent in respect of any Periodic Payments (other than a Balloon Payment),
(ii) that becomes an REO Trust Mortgage Loan (in which case references to
"Required Appraisal Trust Mortgage Loan" shall also include such REO Trust
Mortgage Loan), (iii) that has been modified by the Special Servicer to reduce the amount of any Periodic Payment (other than a Balloon Payment), (iv) with respect to which a receiver is appointed and continues in such capacity in respect of the related Mortgaged Property, (v) with respect to which the related
Mortgagor declares bankruptcy or with respect to which the related Mortgagor is subject to a bankruptcy proceeding or (vi) with respect to which any Balloon
Payment on such Serviced Trust Mortgage Loan has not been paid by its scheduled maturity date unless the applicable Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Serviced Trust
Mortgage Loan (acceptable to the Special Servicer and the Controlling Class
Representative) within 60 days after the Due Date of such Balloon Payment
(provided that if such refinancing does not occur during such time specified in the commitment, the related Serviced Trust Mortgage Loan will immediately become a Required Appraisal Trust Mortgage Loan); provided, however, that a Required
Appraisal Trust Mortgage Loan will cease to be a Required Appraisal Trust
Mortgage Loan:

          (a) with respect to the circumstances described in clauses (i) and
     (iii) above, when the related Mortgagor has made three consecutive full and timely Periodic Payments under the terms of the subject Serviced Trust
     Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the
     Special Servicer pursuant to Section 3.20);

          (b) with respect to the circumstances described in clauses (iv), (v)
     and (vi) above, when such circumstances cease to exist in the good faith reasonable judgment of the Special Servicer and in accordance with the
     Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in clauses (iv) and (v), no later than the entry of an order or decree dismissing such proceeding; and

          (c) with respect to the circumstances described in clause (vi) above, no later than the date that the Special Servicer agrees to an extension pursuant to Section 3.20 hereof;

so long as at that time no circumstance identified in clauses (i) through (vi)
above exists that would cause the subject Trust Mortgage Loan to continue to be characterized as a Required Appraisal Trust Mortgage Loan.

          With respect to the WellPoint Trust Mortgage Loan, such Trust Mortgage
Loan and the entire WellPoint Loan Combination will be a Required Appraisal
Trust Mortgage Loan during the existence of an Appraisal Reduction Event (as defined in the related Co-Lender Agreement).

                                       72

          For purposes of this Agreement, the term "Required Appraisal Trust
Mortgage Loan", insofar as it relates to an A-Note Trust Mortgage Loan shall mean the related A/B Loan Combination, which A/B Loan Combination shall therefore be considered a single "Trust Mortgage Loan" for the purposes of this
"Required Appraisal Trust Mortgage Loan" definition. In no event shall any
Outside Serviced Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto or the Outside Serviced Loan Combination constitute a
Required Appraisal Trust Mortgage Loan hereunder.

          "Required Appraisal Value": An amount equal to 90% of the Appraised
Value (net of any prior liens and estimated liquidation expenses) of the
Mortgaged Property related to the subject Required Appraisal Trust Mortgage Loan as determined by a Required Appraisal or letter update or internal valuation, if applicable; provided that for purposes of determining any Appraisal Reduction
Amount in respect of such Required Appraisal Trust Mortgage Loan, such Appraisal
Reduction Amount shall be amended annually to reflect the Required Appraisal
Value determined pursuant to any Required Appraisal or letter update or internal valuation, if applicable, of a Required Appraisal conducted subsequent to the original Required Appraisal performed pursuant to Section 3.09(a).

          "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(f).

          "Reserve Funds": With respect to any Serviced Mortgage Loan, any amounts delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing reserves for environmental remediation, repairs, capital improvements, tenant improvements and/or leasing commissions with respect to the related Mortgaged Property.

          "Responsible Officer": When used with respect to (i) the initial
Trustee, any officer or assistant officer in the Corporate Trust Services group of the initial Trustee, (ii) the initial Certificate Administrator, any officer or assistant officer in the Global Securities and Trust Services group of the initial Certificate Administrator, and (ii) any successor trustee, any officer or assistant officer in the corporate trust department of the successor trustee or certificate administrator, or any other officer or assistant officer of the successor trustee or certificate administrator customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the successor trustee or certificate administrator because of such officer's knowledge of and familiarity with the particular subject.

          "Restricted Servicer Reports": Each of the CMSA Servicer Watchlist,
CMSA Operating Statement Analysis, CMSA NOI Adjustment Worksheet and CMSA
Comparative Financial Status Report. If a Restricted Servicer Report is filed with the Commission, it shall thereafter be an Unrestricted Servicer Report.

          "Rule 144A Global Certificate": With respect to any Class of
Book-Entry Non-Registered Certificates, one or collectively more global certificates of such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, none of which certificates bears a Regulation S Legend, and each of which certificates has a Rule 144A CUSIP number.

          "S&P": Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc., or its successor in interest.

          "Sarbanes-Oxley Act": The Sarbanes-Oxley Act of 2002.

                                       73

          "Scheduled Payment": With respect to any Trust Mortgage Loan or B-Note
Non-Trust Mortgage Loan, for any Due Date following the Cut-off Date as of which it is outstanding, the scheduled Periodic Payment of principal and interest
(other than Additional Interest) on such Trust Mortgage Loan or B-Note Non-Trust
Mortgage Loan, as the case may be, that is or would be, as the case may be, payable by the related Mortgagor on such Due Date under the terms of the related
Mortgage Note as in effect on the Closing Date, without regard to any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Trust Mortgage Loan or B-Note Non-Trust Mortgage Loan, as the
case may be, granted or agreed to by the Special Servicer pursuant to Section
3.20 (or, in the case of the Outside Serviced Trust Mortgage Loan, by the applicable Outside Servicer pursuant to the Outside Servicing Agreement) or acceleration of principal by reason of default, and assuming that each prior
Scheduled Payment has been made in a timely manner; provided, however, that if the related loan documents for an A/B Loan Combination provide for a single monthly debt service payment for such A/B Loan Combination, then the Scheduled
Payment for each Serviced Mortgage Loan comprising such A/B Loan Combination for any Due Date shall be that portion of the monthly debt service payment for such
A/B Loan Combination and such Due Date that is, in accordance with the related loan documents and/or the related Co-Lender Agreement, in the absence of default, allocable to interest at the related Mortgage Rate on and/or principal of each such Serviced Mortgage Loan comprising the subject A/B Loan Combination.

          "Section 302 Requirements": As defined in Section 8.16(b).

          "Securities Act": The Securities Act of 1933, as amended.

          "Senior Certificate": Any Class A-1, Class A-2, Class A-3, Class A-SB,
Class A-4, Class A-1A, Class XC or Class XP Certificate.

          "Senior Class A Certificate": Any Class A-1, Class A-2, Class A-3,
Class A-SB, Class A-4 or Class A-1A Certificate.

          "Sequential Pay Certificate": Any Principal Balance Certificate (other than a Class AMP Certificate).

          "Serviced Mortgage Loan": Any Trust Mortgage Loan (other than an Ala
Moana Portfolio Trust Mortgage Loan) or, if and when it is serviced hereunder, any B-Note Non-Trust Mortgage Loan, as applicable.

          "Serviced Trust Mortgage Loan": Any Trust Mortgage Loan that is a
Serviced Mortgage Loan.

          "Servicer": Any Person that constitutes a "servicer", as defined in
Item 1101(j) of Regulation AB, with respect to the Subject Securitization
Transaction.

          "Servicer Notice": As defined in Section 3.14.

          "Servicer Reports": Any of the Restricted Servicer Reports, the
Unrestricted Servicer Reports, the CMSA Loan Setup File, the CMSA Loan Periodic
Update File, the CMSA Financial File, the CMSA Property File and the CMSA
Advance Recovery Report. Notwithstanding anything in this Agreement to the contrary, in the event any of the electronic files listed in the previous sentence are

                                       74

amended or changed in any material respect by the CMSA and placed on the CMSA
Website or otherwise recommended by the CMSA for commercial mortgage-backed securities transactions generally, so long as such electronic files and such supplemental reports are reasonably acceptable (as applicable) to the Master
Servicers, the Special Servicer and the Certificate Administrator, then the same shall be used with respect to the Collection Period that commences at any time following the date that is not later than three (3) months following adoption of the form thereof by the CMSA.

          "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

          "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and expenses and reasonable fees of real estate brokers) incurred by or on behalf of a Master
Servicer, the Special Servicer, the Trustee or any Fiscal Agent in connection with the servicing of a Serviced Mortgage Loan, or in connection with the administration of any REO Property, including, but not limited to, the cost of
(a) compliance with the obligations of the Master Servicers and the Special
Servicer, if any, set forth in Section 3.02 and Section 3.03(c), (b) the preservation, insurance, restoration, protection and management of a Mortgaged
Property, including the cost of any "forced placed" insurance policy purchased by a Master Servicer to the extent such cost is allocable to a particular
Mortgaged Property that such Master Servicer or the Special Servicer is required to cause to be insured pursuant to Section 3.07(a), (c) obtaining any Insurance
Proceeds or any Liquidation Proceeds of the nature described in clauses (i)
through (v) of the definition of "Liquidation Proceeds," (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including, without limitation, foreclosures, (e) any Required Appraisal or other appraisal expressly required or permitted to be obtained hereunder, (f) the operation, management, maintenance and liquidation of any REO Property, including, without limitation, appraisals and compliance with Section 3.16(a) (to the extent not covered by available funds in the applicable REO Account) and Section 3.20(g)
(to the extent not paid by the related Mortgagor) and (g) compliance with the obligations of the Master Servicers and the Trustee set forth in Section 2.03(a)
or (b). Notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of a Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, general and administrative costs of the Master Servicers and the Special
Servicer, costs or expenses incurred by any such party in connection with its purchase of a Serviced Mortgage Loan or REO Property, or costs or expenses expressly required to be borne by a Master Servicer or the Special Servicer without reimbursement pursuant to the terms of this Agreement.

          "Servicing Criteria": The "servicing criteria" set forth in Item
1122(d) of Regulation AB, as such may be amended from time to time.

          "Servicing Fees": With respect to (a) each Serviced Mortgage Loan and
REO Mortgage Loan, the Master Servicing Fee, if any, and the Special Servicing
Fee; and (b) with respect to the Outside Serviced Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto), the Master Servicing
Fee.

          "Servicing File": Any documents, certificates, opinions and reports
(other than (i) those documents, opinions, reports and records specifically excepted from the delivery requirements of Section 2.01(e) and (ii) the documents required to be part of the related Mortgage File) delivered by the related Mortgagor in connection with, or relating to the origination and servicing of, any Serviced

                                       75

Mortgage Loan that are reasonably required for the ongoing administration of the
Serviced Mortgage Loan including management agreements, cash management agreements, lockbox agreements, franchise agreements, franchise comfort letters
(and evidence of required notification of transfer), appraisals, surveys, engineering reports, environmental reports, operation and maintenance (O&M)
plans, financial statements, leases, rent rolls and tenant estoppels and copies of documents required to be part of the Mortgage File.

          "Servicing Function Participant": Any of: (i) the Master Servicers;
(ii) the Special Servicer; (iii) the Certificate Administrator; (iv) the
Trustee; and (v) any other party hereto, in addition to the Master Servicers, the Special Servicer, the Certificate Administrator and the Trustee, that is a
"party participating in the servicing function" (within the meaning of the instructions to Item 1122 of Regulation AB) as regards the Trust Fund.

          "Servicing Officer": Any officer or employee of a Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Serviced Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time.

          "Servicing Representative": With respect to a Master Servicer, the
Special Servicer, the Certificate Administrator or the Trustee, any other Person
(including any Sub-Servicer, subcontractor, vendor or agent) retained or engaged thereby to perform any duties in connection with this Agreement or all or any portion of the Trust Fund, the performance of which duties would cause such other Person to be, or result in such other Person being, a Servicer or a
Sub-Servicing Function Participant.

          "Servicing Standard": With respect to a Master Servicer or the Special
Servicer, as applicable, the servicing and administration of the Serviced
Mortgage Loans and any Administered REO Properties for which it is responsible hereunder: (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, such Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers and/or similar foreclosure properties, as applicable, (i)
for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing and administering mortgage loans and/or foreclosure properties for third parties, as applicable, or (ii) held in its own portfolio, whichever standard is higher; (b) with a view to (i) the timely collection of all Periodic Payments due on each such Serviced Mortgage Loan or, if any such
Serviced Mortgage Loan shall come into and continue in default, the maximization of the recovery on such Serviced Mortgage Loan on a net present value basis (the relevant discounting of anticipated collections to be performed at the related
Mortgage Rate) and (ii) the best interests (as determined by such Master
Servicer or the Special Servicer, as applicable, in its reasonable and good faith judgment) of the Certificateholders (as a collective whole) and the Trust
Fund (or, in the case of any A/B Loan Combination, the Certificateholders, the
Trust Fund and the related B-Noteholder(s) (as a collective whole), but taking into account, to the extent consistent with the related Co-Lender Agreement and the related Trust Mortgage Loan documents, the subordinate nature of the related
B-Note Non-Trust Mortgage Loan(s)); and (c) without regard to (i) any relationship that such Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor, the Depositor, any Mortgage Loan Seller or any other party to the transactions contemplated by this Agreement or any Affiliate thereof; (ii) the ownership of any Certificate
(or other interest in any Serviced Mortgage Loan) by such Master Servicer or the
Special Servicer, as the case may be, or by any Affiliate thereof; (iii) the right of such Master Servicer or the Special Servicer, as the case may be, to

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receive compensation or other fees for its services rendered pursuant to this
Agreement; (iv) the obligations of such Master Servicer to make Advances; (v)
the ownership, servicing or management by such Master Servicer or the Special
Servicer or any Affiliate thereof for others of any other mortgage loans or mortgaged property; (vi) any obligation of such Master Servicer or any Affiliate of such Master Servicer to repurchase or substitute a Trust Mortgage Loan as a
Mortgage Loan Seller; (vii) any obligation of such Master Servicer or any
Affiliate of such Master Servicer to cure a breach of a representation and warranty with respect to a Trust Mortgage Loan; and (viii) any debt such Master
Servicer or Special Servicer or any Affiliate of either has extended to any
Mortgagor or any Affiliate of such Mortgagor.

          "Servicing Transfer Event": With respect to any Serviced Mortgage
Loan, the occurrence of any of the events described in clauses (a) through (g)
of the definition of "Specially Serviced Mortgage Loan"; provided that a particular Servicing Transfer Event shall not exist with respect to an A-Note
Trust Mortgage Loan if the underlying default giving rise thereto is the subject of a cure event exercised in accordance with the related Co-Lender Agreement.

          "Significant Obligor": (a) Any obligor (as defined in Item 1101(i) of
Regulation AB) or group of affiliated obligors on any Trust Mortgage Loan or group of Trust Mortgage Loans that represent, as of the Closing Date, 10% or more of the Mortgage Pool (by Cut-off Date Balance); or (b) any single Mortgaged
Property or group of Mortgaged Properties securing any Trust Mortgage Loan or group of cross-collateralized and/or cross-defaulted Trust Mortgage Loans that represent, as of the Closing Date, 10% or more of the Mortgage Pool (by Cut-off
Date Balance).

          "Single Certificate": For purposes of Section 4.02, a hypothetical
Regular Certificate evidencing a $1,000 denomination.

          "Special Servicer": LNR Partners, Inc., its successor in interest, or any successor special servicer appointed as herein provided.

          "Special Servicer Reportable Event": Any of the following events, conditions, circumstances and/or matters:

          (i) the entry into or amendment to a definitive agreement that is material to the Subject Securitization Transaction, including, for example, a servicing agreement with a Servicer contemplated by Item 1108(a)(3) of
     Regulation AB, but only if the Special Servicer or any Servicing
     Representative of the Special Servicer is a party to such agreement or has entered into such agreement on behalf of the Trust;

          (ii) the termination of a definitive agreement that is material to the
     Subject Securitization Transaction (otherwise than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), but only if the Special
     Servicer or any Servicing Representative of the Special Servicer is a party to such agreement or has entered into such agreement on behalf of the
     Trust;

          (iii) the appointment of a receiver, fiscal agent or similar officer for any Material Debtor in a proceeding under the U.S. Bankruptcy Code or in any other proceeding under state or federal law in which a court or governmental authority has assumed jurisdiction over substantially all of the assets or business of any Material Debtor, including where such jurisdiction has been assumed by leaving the existing directors and officers in possession but

                                       77

     subject to the supervision and orders of a court or governmental authority, but only if the subject Material Debtor is (A) the Special Servicer, (B)
     any Servicing Representative of the Special Servicer that constitutes a
     Servicer contemplated by Item 1108(a)(3) of Regulation AB or (C) any
     Significant Obligor with respect to a Specially Serviced Trust Mortgage
     Loan;

          (iv) the entry of an order confirming a plan of reorganization, arrangement or liquidation of a Material Debtor by a court or governmental authority having supervision or jurisdiction over substantially all of the assets or business of such Material Debtor, but only if the subject
     Material Debtor is (A) the Special Servicer, (B) any Servicing
     Representative of the Special Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB or (C) any Significant
     Obligor with respect to a Specially Serviced Trust Mortgage Loan;

          (v) any resignation, removal, replacement or substitution of (A) the
     Special Servicer or (B) any Servicing Representative of the Special
     Servicer that constitutes a Servicer contemplated by Item 1108(a)(2) of
     Regulation AB;

          (vi) any appointment of (A) a new Special Servicer or (B) any new
     Servicing Representative of the Special Servicer that constitutes a
     Servicer contemplated by Item 1108(a)(2) of Regulation AB;

          (vii) any nonpublic disclosure, by the Special Servicer or any
     Servicing Representative of the Special Servicer, with respect to the
     Subject Securitization Transaction (other than disclosure required by this
     Agreement) that is required to be disclosed by Regulation FD (17 C.F.R.
     243.100 through 243.103);

          (viii) any other information of importance to Certificateholders
     (determined by the Special Servicer in accordance with the Servicing
     Standard) that (A) is not otherwise required to be included in the
     Distribution Date Statement or any other report to be delivered or otherwise made available to Certificateholders hereunder, (B) the Special
     Servicer has determined, in accordance with the Servicing Standard, could have an adverse effect on payments to any Class of Certificateholders, and
     (C) is directly related to a Specially Serviced Trust Mortgage Loan;

          (ix) the commencement or termination of, or any material developments regarding, any legal proceedings pending against any Material Litigant, or of which any property of a Material Litigant is the subject, or any threat by a governmental authority to bring any such legal proceedings, that are material to Certificateholders, but only if the Special Servicer is controlling the subject litigation or if the subject Material Litigant is
     (A) the Special Servicer, (B) any Servicing Representative of the Special
     Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of
     Regulation AB or (C) any Significant Obligor with respect to a Specially
     Serviced Trust Mortgage Loan;

          (x) the receipt by the Special Servicer or by any Servicing
     Representative of the Special Servicer of any updated financial statements, balance sheets, rent rolls or other financial information regarding any
     Significant Obligor with respect to a Specially Serviced Trust Mortgage
     Loan;

          (xi) to the extent not otherwise disclosed in the Prospectus
     Supplement or previously included in a report delivered by the Special
     Servicer to the Certificate Administrator and the Depositor in accordance with Section 8.15(b), whether the Special Servicer has become an

                                       78

     affiliate (as defined in Rule 405 of the Securities Act) of any of (A) the
     Trust, (B) the Depositor, (C) a Mortgage Loan Seller, (D) the Trustee, (E)
     the Certificate Administrator, (F) a Master Servicer, (G) any Servicing
     Representative of the Special Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB or (H) any Significant
     Obligor;

          (xii) to the extent not otherwise disclosed in the Prospectus
     Supplement, any business relationship, agreement, arrangement, transaction or understanding contemplated by Item 1119(b) of Regulation AB between
     LaSalle, PNC or the Trust, on the one hand, and the Special Servicer or any
     Servicing Representative of the Special Servicer, on the other hand; and

          (xiii) to the extent not otherwise disclosed in the Prospectus
     Supplement, any specific relationship involving or relating to the Subject
     Securitization Transaction or the Trust Mortgage Loans contemplated by Item
     1119(c) of Regulation AB between LaSalle, PNC or the Trust, on the one hand, and the Special Servicer or any Servicing Representative of the
     Special Servicer, on the other hand.

          "Special Servicing Fee": With respect to each Specially Serviced
Mortgage Loan and each REO Mortgage Loan that relates to an Administered REO
Property, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

          "Special Servicing Fee Rate": With respect to each Specially Serviced
Mortgage Loan and each REO Mortgage Loan that relates to an Administered REO
Property, 0.35% per annum; provided that the Special Servicing Fee for each
Specially Serviced Trust Mortgage Loan and REO Mortgage Loan shall be no less than the monthly minimum amount provided for in Section 3.11(c).

          "Specially Serviced Mortgage Loan": Any Serviced Mortgage Loan as to
which any of the following events have occurred (subject, however, in the case of each of the WellPoint Loan Combination, to Section 10 of the related
Co-Lender Agreement):

          (a) the related Mortgagor shall have (i) failed to make when due any
     Balloon Payment unless the applicable Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence (which the applicable Master Servicer is required to deliver to the Special Servicer pursuant to Section 3.19(c)) from an institutional lender of such lender's binding commitment to refinance the subject Serviced Mortgage Loan
     (acceptable to the Special Servicer and the Controlling Class
     Representative) within 60 days after the due date of such Balloon Payment and during the interim the related Mortgagor has continued to make the
     Assumed Periodic Payment in effect prior to maturity (provided that if such refinancing does not occur during such time specified in the commitment, the subject Serviced Mortgage Loan will immediately become a Specially
     Serviced Mortgage Loan), or (ii) failed to make when due any Periodic
     Payment (other than a Balloon Payment), and such failure has continued
     unremedied for 60 days; or

          (b) the applicable Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class
     Representative or, in the case of any A/B Loan Combination, with the consent of the related A/B Controlling Party) shall have determined, in its good faith reasonable judgment and in accordance with the Servicing
     Standard, based on, among other things, communications with the related
     Mortgagor, that a default in making a Periodic Payment (including a Balloon
     Payment) or any other default under the applicable loan documents that would (with respect to such other default) materially impair the value of the

                                       79

     Mortgaged Property as security for the subject Serviced Mortgage Loan or otherwise would materially adversely affect the interests of
     Certificateholders and would continue unremedied beyond the applicable grace period under the terms of the subject Serviced Mortgage Loan (or, if no grace period is specified, for 60 days; provided that a default that would give rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero) is likely to occur and is likely to remain unremedied for at least 60 days; or

          (c) there shall have occurred a default (other than as described in clause (a) above) that the applicable Master Servicer or the Special
     Servicer shall have determined, in its good faith and reasonable judgment and in accordance with the Servicing Standard, materially impairs the value of the Mortgaged Property as security for the subject Serviced Mortgage
     Loan or otherwise materially adversely affects the interests of
     Certificateholders and that continues unremedied beyond the applicable grace period under the terms of the subject Serviced Mortgage Loan (or, if no grace period is specified, for 60 days; provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); provided, however, that, in the event the Special Servicer determines that the related Mortgagor does not need to maintain terrorism insurance as provided in Section 3.07(a), no default related to the failure to obtain such insurance shall be deemed to be outstanding for purposes of this clause (c); or

          (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor; provided that, if such decree or order is discharged, dismissed or stayed within 60 days it shall not be a Specially Serviced Mortgage Loan (and no Special Servicing
     Fees shall be payable); or

          (e) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

          (f) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (g) the applicable Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

provided that a Serviced Mortgage Loan will cease to be a Specially Serviced
Mortgage Loan when a Liquidation Event has occurred with respect to such
Serviced Mortgage Loan, when the related Mortgaged Property has become an REO
Property or, so long as at such time no circumstance identified in clauses (a)
through (g) above exists that would cause such Serviced Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan, if and when:

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          (i) with respect to the circumstances described in clause (a) above, the related Mortgagor has made three consecutive full and timely Periodic
     Payments under the terms of the subject Serviced Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20);

          (ii) with respect to the circumstances described in clauses (b), (d),
     (e) and (f) above, such circumstances cease to exist in the good faith reasonable judgment of the Special Servicer and in accordance with the
     Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

          (iii) with respect to the circumstances described in clause (c) above, such default is cured; and

          (iv) with respect to the circumstances described in clause (g) above, such proceedings are terminated.

          Notwithstanding the foregoing, during any time an entire A/B Loan
Combination is serviced and administered pursuant to this Agreement (subject, however, in the case of the WellPoint Loan Combination, to Section 10 of the related Co-Lender Agreement), if a Servicing Transfer Event exists with respect to one Serviced Mortgage Loan in such A/B Loan Combination, it will also be considered to exist for the other Serviced Mortgage Loan(s) in such A/B Loan
Combination.

          None of the mortgage loans comprising the Outside Serviced Loan
Combination shall constitute a Specially Serviced Mortgage Loan hereunder.

          "Specially Serviced Trust Mortgage Loan": A Trust Mortgage Loan that is a Specially Serviced Mortgage Loan.

          "Startup Day": With respect to each REMIC Pool, the day designated as such in Section 10.01(c).

          "State and Local Taxes": Taxes imposed by the State of New York, by the State in which the Mortgage Files are maintained, by any of the States in which are located the Corporate Trust Office and/or the respective offices of the Master Servicers and Special Servicer responsible for servicing and administering the Serviced Mortgage Loans and any REO Properties, and/or by any
other state or local taxing authorities as may, by notice to the Trustee, assert jurisdiction over the trust fund or any portion thereof, or which, according to an Opinion of Counsel addressed to the Trustee and the Certificate
Administrator, have such jurisdiction.

          "Stated Maturity Date": With respect to any Trust Mortgage Loan or
B-Note Non-Trust Mortgage Loan, the Due Date specified in the Mortgage Note (as in effect on the Closing Date) on which the last payment of principal is due and payable under the terms of the Mortgage Note (as in effect on the Closing Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Trust Mortgage Loan or B-Note
Non-Trust Mortgage Loan, as the case may be, granted or agreed to by the Special
Servicer pursuant to Section 3.20 (or, in the case of an Outside

                                       81

Serviced Trust Mortgage Loan, by the applicable Outside Servicer pursuant to the
Outside Servicing Agreement) and, in the case of an ARD Trust Mortgage Loan, without regard to its Anticipated Repayment Date.

          "Stated Principal Balance": With respect to any Trust Mortgage Loan as of any date of determination, an amount (which amount shall not be less than zero) equal to (x) the Cut-off Date Balance of such Trust Mortgage Loan (or, in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance thereof after application of all principal payments due thereon on or before the related Due Date in the month of substitution, whether or not received), plus
(y) any Mortgage Deferred Interest added to the principal balance of such Trust
Mortgage Loan prior to the end of the Collection Period (or, in the case of an
Outside Serviced Trust Mortgage Loan, the Underlying Collection Period) for the
then-most recent Distribution Date coinciding with or preceding such date of determination, minus (z) the sum of:

          (i) the principal portion of each Periodic Payment due on such Trust
     Mortgage Loan after the Cut-off Date or the related Due Date in the month of substitution, as the case may be, to the extent received from the
     Mortgagor or advanced by the applicable Master Servicer, the Trustee or any
     Fiscal Agent and distributed to Certificateholders on or before such date of determination;

          (ii) all Principal Prepayments received with respect to such Trust
     Mortgage Loan after the Cut-off Date or the related Due Date in the month of substitution, as the case may be, to the extent distributed to
     Certificateholders on or before such date of determination;

          (iii) the principal portion of all Insurance Proceeds and Liquidation
     Proceeds received with respect to such Trust Mortgage Loan after the
     Cut-off Date or the related Due Date in the month of substitution, as the case may be, to the extent distributed to Certificateholders on or before such date of determination;

          (iv) the principal portion of any Realized Loss incurred in respect of such Trust Mortgage Loan prior to the end of the Collection Period (or, in the case of an Outside Serviced Trust Mortgage Loan, the Underlying
     Collection Period) for the then-most recent Distribution Date coinciding with or preceding such date of determination; and

          (v) to the extent not otherwise included as part of the amount described in clause (z)(iv) of this definition, any amount of reduction in the outstanding principal balance of such Trust Mortgage Loan resulting from a Deficient Valuation that occurred prior to the end of the Collection
     Period (or, in the case of an Outside Serviced Trust Mortgage Loan, the
     Underlying Collection Period) for the then-most recent Distribution Date coinciding with or preceding such date of determination.

          With respect to any REO Trust Mortgage Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Trust Mortgage Loan as of the date of the related REO Acquisition, minus (y) the sum of:

          (i) the principal portion of any P&I Advance made with respect to such
     REO Trust Mortgage Loan on or after the date of the related REO
     Acquisition, to the extent distributed to Certificateholders on or before such date of determination;

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          (ii) the principal portion of all Insurance Proceeds, Liquidation
     Proceeds and REO Revenues received with respect to such REO Trust Mortgage
     Loan, to the extent distributed to Certificateholders on or before such date of determination; and

          (iii) the principal portion of any Realized Loss incurred in respect of such REO Trust Mortgage Loan prior to the end of the Collection Period
     (or, in the case of an REO Trust Mortgage Loan in respect of an Outside
     Serviced Trust Mortgage Loan, the Underlying Collection Period) for the
     then-most recent Distribution Date coinciding with or preceding such date of determination.

          A Trust Mortgage Loan or an REO Trust Mortgage Loan shall be deemed to be part of the Mortgage Pool and to have an outstanding Stated Principal Balance until the Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be
(or, if no such payments or other proceeds are received in connection with such
Liquidation Event, would have been) distributed to Certificateholders. For purposes of this definition, payments or other collections of principal on or with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan shall be deemed distributed to Certificateholders as of the first Distribution Date that such payments or other collections of principal are (or, without regard to clause (i) of the definition of "Principal Distribution Amount," would have been) included in the Principal Distribution Amount. To the extent that principal from general collections on the Mortgage Pool is used to reimburse, or pay interest on, Nonrecoverable Advances pursuant to Section 3.05(a) hereof with respect to any particular Trust Mortgage Loan or REO Trust Mortgage Loan, and
such principal amount has not been included as part of the Principal
Distribution Amount, such principal amount shall nonetheless continue to be deemed to be distributed for purposes of calculating the Stated Principal
Balance. Notwithstanding the foregoing, if any Trust Mortgage Loan is paid in full, or if any Trust Mortgage Loan or REO Property is liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period (or, if such event occurs under the Outside
Servicing Agreement in respect of an Outside Serviced Trust Mortgage Loan or any related REO Property, the Underlying Collection Period) during which such event occurred, the Stated Principal Balance of such Trust Mortgage Loan or the related REO Trust Mortgage Loan will be zero.

          With respect to any B-Note Non-Trust Mortgage Loan or any successor
REO B-Note Non-Trust Mortgage Loan with respect thereto on any date of determination, the Stated Principal Balance shall equal the unpaid principal balance of such B-Note Non-Trust Mortgage Loan or the deemed unpaid principal balance of such successor REO B-Note Non-Trust Mortgage Loan.

          "Subject Securitization Transaction": The commercial mortgage securitization transaction contemplated by this Agreement.

          "Subsequent Exchange Act Reports": As defined in Section 8.16(a).

          "Sub-Servicer": Any Person with which a Master Servicer or the Special
Servicer has entered into a Sub-Servicing Agreement.

          "Sub-Servicing Agreement": The written contract between a Master
Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Serviced Mortgage Loans as provided in Section 3.22.

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          "Sub-Servicing Function Participant": Any Sub-Servicer,
sub-contractor, vendor, agent or other Person acting on behalf of a party hereto, which Sub-Servicer, sub-contractor, vendor, agent or other Person is a
"party participating in the servicing function" (within the meaning of the instructions to Item 1122 of Regulation AB) as regards the Subject
Securitization Transaction.

          "Substitution Shortfall Amount": With respect to a substitution of
Trust Mortgage Loans pursuant to any Mortgage Loan Purchase Agreement, an amount equal to the excess, if any, of the Purchase Price of the Trust Mortgage Loan
being replaced calculated as of the date of substitution over the Stated
Principal Balance of the related Qualified Substitute Mortgage Loan as of the date of substitution. In the event that one or more Qualified Substitute
Mortgage Loans are substituted (at the same time) for one or more deleted Trust
Mortgage Loans, then the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Trust Mortgage Loan or Trust Mortgage Loans being replaced and the aggregate Stated Principal Balances of the related Qualified Substitute Mortgage
Loan or Trust Mortgage Loans.

          "Tax Matters Person": With respect to each REMIC Pool, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury regulations section 1.860F-4(d) and Temporary Treasury regulations section 301.6231(a)(7)-1T, which Person shall be the applicable
Plurality Class R Certificateholder.

          "Tax Returns": The federal income tax returns on Internal Revenue
Service Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income
Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest
Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC Pool due to its classification as a REMIC under the REMIC Provisions, and the federal income tax return on Internal
Revenue Service Form 1041 to be filed on behalf of a Grantor Trust due to its classification as a grantor trust under the Grantor Trust Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue
Service under any applicable provisions of federal tax law or any other governmental taxing authority under applicable State and Local Tax laws.

          "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a
Certificate.

          "Transferee": Any Person who is acquiring by Transfer any Ownership
Interest in a Certificate.

          "Transferor": Any Person who is disposing by Transfer any Ownership
Interest in a Certificate.

          "Trust": The common law trust created hereunder.

          "Trust Administration Fee": With respect to each Trust Mortgage Loan and REO Trust Mortgage Loan for any Distribution Date, an amount equal to the product of (a) the Trustee Administration Fee Rate, multiplied by (b) the Stated
Principal Balance of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date), multiplied by (c) a fraction, the numerator of which is either (i) 30, if such
Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, accrues or is deemed to accrue interest on a 30/360 Basis, or (ii) the

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number of days in the calendar month preceding the month in which such
Distribution Date occurs, if such Trust Mortgage Loan or REO Trust Mortgage
Loan, as the case may be, accrues or is deemed to accrue interest on an
Actual/360 Basis, and the denominator of which is 360. The Trust Administration
Fee includes both the Trustee's monthly fee and the Certificate Administrator's monthly fee.

          "Trust Administration Fee Rate": 0.001% per annum.

          "Trust Fund": Collectively, all of the assets of Grantor Trust Y and the respective REMIC Pools.

          "Trust Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trust Fund pursuant to Section 2.01 and listed on the Mortgage
Loan Schedule and from time to time held in the Trust Fund. As used herein, the term "Trust Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File or otherwise held on behalf of the Trust, including, in the case of the Outside Serviced
Trust Mortgage Loan, any such documents held by or on behalf of the related
Non-Trust Mortgage Loan Noteholders.

          "Trustee": Wells Fargo Bank, National Association, its successor in interest, or any successor trustee appointed as herein provided.

          "Trustee Appointee": Any Fiscal Agent, Custodian, co-trustee or separate trustee appointed or designated by the Trustee hereunder.

          "Trustee Reportable Event": Any of the following events, conditions, circumstances and/or matters:

          (i ) the entry into or amendment to a definitive agreement that is material to the Subject Securitization Transaction, including, for example, a servicing agreement with a Servicer contemplated by Item 1108(a)(3) of
     Regulation AB, but only if the Trustee, any Servicing Representative of the
     Trustee or any Trustee Appointee is a party to such agreement or has entered into such agreement on behalf of the Trust;

          (ii) the termination of a definitive agreement that is material to the
     Subject Securitization Transaction (otherwise than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), but only if the
     Trustee, any Servicing Representative of the Trustee or any Trustee
     Appointee is a party to such agreement or has entered into such agreement on behalf of the Trust;

          (iii) the appointment of a receiver, fiscal agent or similar officer for any Material Debtor in a proceeding under the U.S. Bankruptcy Code or in any other proceeding under state or federal law in which a court or governmental authority has assumed jurisdiction over substantially all of the assets or business of any Material Debtor, including where such jurisdiction has been assumed by leaving the existing directors and officers in possession but subject to the supervision and orders of a court or governmental authority, but only if the subject Material Debtor is (A)
     the Trustee, (B) any Servicing Representative of the Trustee that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB,
     (C) any Trustee Appointee, (D) any Enhancement/Support Provider or (E) the
     Trust;

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          (iv) the entry of an order confirming a plan of reorganization, arrangement or liquidation of a Material Debtor by a court or governmental authority having supervision or jurisdiction over substantially all of the assets or business of such Material Debtor, but only if the subject
     Material Debtor is (A) the Trustee, (B) any Servicing Representative of the
     Trustee that constitutes a Servicer contemplated by Item 1108(a)(3) of
     Regulation AB, (C) any Trustee Appointee, (D) any Enhancement/Support
     Provider or (E) the Trust;

          (v) any event that has occurred hereunder that would materially alter the payment priority or distribution of cash flows regarding the
     Certificates;

          (vi) any material modification to the rights of the Holders of any
     Class of Certificates, including by reason of a modification to this
     Agreement, a Mortgage Loan Purchase Agreement or any other constituent instrument;

          (vii) any material limitation or qualification of the rights evidenced by any Class of Certificates by reason of the modification of any other
     Class of Certificates;

          (viii) any amendment to this Agreement pursuant to Section 11.01;

          (ix) any resignation, removal, replacement or substitution of (A) the
     Trustee, the Certificate Administrator, a Master Servicer or the Special
     Servicer or (B) any Servicing Representative of the Trustee that constitutes a Servicer contemplated by Item 1108(a)(2) of Regulation AB;

          (x) any appointment of (A) a new Trustee, new Certificate
     Administrator, new Master Servicer or new Special Servicer or (B) any new
     Servicing Representative of the Trustee that constitutes a Servicer contemplated by Item 1108(a)(2) of Regulation AB;

          (xi) any termination of a material enhancement or support specified in
     Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB that was previously applicable regarding one or more Classes of the
     Certificates, which termination has occurred other than by expiration of the contract on its stated termination date or as a result of all parties completing their obligations under such agreement;

          (xii) any addition of a material enhancement or support specified in
     Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB with respect to one or more Classes of the Certificates;

          (xiii) any material amendment or modification of a material enhancement or support specified in Item 1114(a)(1) through (3) of
     Regulation AB or Item 1115 of Regulation AB with respect to one or more
     Classes of the Certificates;

          (xiv) any nonpublic disclosure, by the Trustee, any Servicing
     Representative of the Trustee or any Trustee Appointee, with respect to the
     Subject Securitization Transaction that is required to be disclosed by
     Regulation FD (17 C.F.R. 243.100 through 243.103);

          (xv) any other information of importance to Certificateholders that is not otherwise required to be included in the Distribution Date Statement or any other report to be delivered or

                                       86

     otherwise made available to Certificateholders hereunder and that is directly related to the obligations of the Trustee hereunder;

          (xvi) the commencement or termination of, or any material developments regarding, any legal proceedings pending against any Material Litigant, or of which any property of a Material Litigant is the subject, or any threat by a governmental authority to bring any such legal proceedings, that are material to Certificateholders, but only if the Trustee is controlling the subject litigation or if the subject Material Litigant is (A) the Trustee,
     (B) any Servicing Representative of the Trustee that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB, (C) any Trustee
     Appointee, (D) any Enhancement/Support Provider or (E) the Trust;

          (xvii) any material default in the payment of principal and interest on, or any other material default with respect to, any Class of
     Certificates;

          (xviii) the submission of any matter to a vote by Certificateholders;

          (xix) the receipt by the Trustee or by any Servicing Representative or other agent of the Trustee of any updated information regarding an
     Enhancement/Support Provider with respect to any Class of Certificates that is required pursuant to Item 1114(b)(2) or Item 1115(b) of Regulation AB;

          (xx) to the extent not otherwise disclosed in the Prospectus
     Supplement or previously included in an Exchange Act Report in accordance with this Agreement, whether the Trustee has become an affiliate (as defined in Rule 405 of the Securities Act) of any of (A) the Trust, (B) the
     Depositor, (C) a Mortgage Loan Seller, (D) the Certificate Administrator,
     (E) a Master Servicer, (F) the Special Servicer, (G) any Servicing
     Representative of the Trustee that constitutes a Servicer contemplated by
     Item 1108(a)(3) of Regulation AB, (H) any Trustee Appointee or (I) any
     Significant Obligor;

          (xxi) to the extent not otherwise disclosed in the Prospectus
     Supplement, any business relationship, agreement, arrangement, transaction or understanding contemplated by Item 1119(b) of Regulation AB between
     LaSalle, PNC or the Trust, on the one hand, and the Trustee, any Trustee
     Appointee or any Servicing Representative of the Trustee, on the other hand; and

          (xxii) to the extent not otherwise disclosed in the Prospectus
     Supplement, any specific relationship involving or relating to the Subject
     Securitization Transaction or the Trust Mortgage Loans contemplated by Item
     1119(c) of Regulation AB between LaSalle, PNC or the Trust, on the one hand, and the Trustee, any Trustee Appointee or any Servicing
     Representative of the Trustee, on the other hand.

          "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

          "UCC Financing Statement": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in any relevant jurisdiction.

          "Uncertificated Accrued Interest": With respect to any REMIC I Regular
Interest for any Distribution Date, one-twelfth of the product of (a) the annual
REMIC I Remittance Rate applicable to such REMIC I Regular Interest for such
Distribution Date, multiplied by (b) the related REMIC I

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Principal Balance outstanding immediately prior to such Distribution Date.
Uncertificated Accrued Interest shall be calculated on a 30/360 Basis and, with respect to any REMIC I Regular Interest for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such
Distribution Date occurs.

          "Uncertificated Distributable Interest": With respect to any REMIC I
Regular Interest for any Distribution Date, the Uncertificated Accrued Interest
in respect of such REMIC I Regular Interest for such Distribution Date, reduced
(to not less than zero) by the sum of (i) the portion of any Net Aggregate
Prepayment Interest Shortfall for such Distribution Date that is allocable to such REMIC I Regular Interest in accordance with Section 4.04(e) and (ii) the portion of any Mortgage Deferred Interest that is allocable to such REMIC I
Regular Interest on such Distribution Date in accordance with Section 4.04(c).

          "Uncovered Amount": With respect to either Master Servicer's
Collection Account, any Additional Trust Fund Expense, Nonrecoverable Advance or
other item that would be payable or reimbursable out of general funds (as opposed to a specific source of funds) in such Collection Account pursuant to any of clauses (ii)-(xx) of Section 3.05(a), but which cannot be so paid or reimbursed because such general funds are insufficient to cover such payment or reimbursement; provided that any such Additional Trust Fund Expense,
Nonrecoverable Advance or other item will be an Uncovered Amount only to the extent that such general funds are insufficient to cover the payment or reimbursement thereof.

          "Underlying Collection Period": With respect to any Outside Serviced
Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, the applicable "Collection Period" under the related Outside Servicing
Agreement or any other applicable period under the related Outside Servicing
Agreement that is comparable to a Collection Period hereunder.

          "Underwriter": Each of Citigroup Global Markets Inc., LaSalle
Financial Services, Inc., Banc of America Securities LLC and PNC Capital Markets
LLC, and in each case, any successor in interest.

          "United States Tax Person": A citizen or resident of the United
States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of the United States, any State thereof or the District of
Columbia unless in the case of a partnership, Treasury regulations are adopted that provide otherwise, an estate whose income is includable in gross income for
United States federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a) (30) of the Code (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, that are eligible to elect to be treated as United States Tax Persons).

          "United States Securities Person": Any "U.S. person" as defined in
Rule 902(k) of Regulation S.

          "Unrestricted Servicer Reports": Each of the CMSA Delinquent Loan
Status Report, CMSA Historical Loan Modification and Corrected Mortgage Loan
Report, CMSA Loan Level Reserve/LOC Report, CMSA Historical Liquidation Report,
CMSA REO Status Report and CMSA

                                       88

Advance Recovery Report and, from and after its filing with the Commission, any item deemed to be an Unrestricted Servicer Report in accordance with the definition of "Restricted Servicer Reports".

          "USAP": The Uniform Single Attestation Program for Mortgage Bankers.

          "Voting Rights": The portion of the voting rights of all of the
Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 100% of the Voting Rights shall be allocated among the
Holders of the Regular Certificates. Ninety-six percent (96%) of the Voting
Rights shall be allocated among the various Classes of the Principal Balance
Certificates in proportion to the respective Class Principal Balances of such
Classes of Certificates; provided that, solely for the purpose of determining the respective Voting Rights of the various Classes of Principal Balance
Certificates, the aggregate Appraisal Reduction Amount allocated to the respective Classes of the Principal Balance Certificates in accordance with
Section 4.04(d) shall be treated as Realized Losses with respect to the calculation of the Certificate Principal Balances thereof; and provided, further, that the aggregate Appraisal Reduction Amount shall not reduce the
Class Principal Balance of any Class for purposes of determining the Controlling
Class, the Controlling Class Representative or the Majority Controlling Class
Certificateholder. Four percent (4%) in the aggregate of the Voting Rights shall be allocated to the various Classes of the Class X Certificates in proportion to the respective Class Notional Amounts of such Classes of Certificates. The Class
Y and Class R Certificates shall have no voting rights. Voting Rights allocated to a Class of Certificateholders shall be allocated among such
Certificateholders in standard proportion to the Percentage Interests evidenced by their respective Certificates. In addition, if either a Master Servicer or the Special Servicer is the holder of any Certificate, then such Master Servicer or the Special Servicer, in its capacity as a Certificateholder, shall not have
Voting Rights with respect to matters concerning compensation affecting such
Master Servicer or the Special Servicer, as the case may be.

          "Weighted Average Net Mortgage Pass-Through Rate": With respect to any
Distribution Date, the rate per annum equal to the weighted average, expressed as a percentage and rounded to six decimal places, of the respective Net
Mortgage Pass-Through Rates applicable to the Trust Mortgage Loans and any REO
Trust Mortgage Loans (other than the Ala Moana Portfolio Subordinate Trust
Mortgage Loans or any successor REO Trust Mortgage Loans with respect thereto)
for such Distribution Date, weighted on the basis of their respective Stated
Principal Balances immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

          "WellPoint B-Noteholder": The holder of the promissory note for the
WellPoint B-Note Non-Trust Mortgage Loan.

          "WellPoint B-Note Non-Trust Mortgage Loan": The B-Note Non-Trust
Mortgage Loan that is secured by a Mortgage on the WellPoint Mortgaged Property.

          "WellPoint Co-Lender Agreement": The Co-Lender Agreement for the
WellPoint Loan Combination.

          "WellPoint Controlling Holder": The "Controlling Holder" within the meaning of the WellPoint Co-Lender Agreement.

          "WellPoint Controlling Party": The WellPoint Controlling Holder or any
representative thereof designated in accordance with the WellPoint Co-Lender
Agreement.

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          "WellPoint Loan Combination": The A/B Loan Combination secured by a
Mortgage on the WellPoint Mortgaged Property.

          "WellPoint Trust Mortgage Loan": The Trust Mortgage Loan secured by a
Mortgage of the WellPoint Mortgaged Property.

          "WellPoint Mortgaged Property": The Mortgaged Property identified on the Mortgage Loan Schedule as NNN WellPoint Operations Center.

          "WellPoint Special Servicer": The party responsible for performing the duties of Special Servicer hereunder with respect to the WellPoint Loan
Combination or any related REO Property.

          "Workout Fee": With respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).

          "Workout Fee Rate": 1.0%.

          "Yield Maintenance Charge": Payments paid or payable, as the context requires, on a Trust Mortgage Loan or B-Note Non-Trust Mortgage Loan as the
result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, which have been calculated (based on scheduled payments on such Trust Mortgage Loan or B-Note Non-Trust Mortgage Loan, as the
case may be) to compensate the holder for reinvestment losses based on the value of an interest rate index at or near the time of prepayment. Any other prepayment premiums, penalties and fees not so calculated will not be considered
"Yield Maintenance Charges." In the event that a Yield Maintenance Charge shall become due for any particular Trust Mortgage Loan or B-Note Non-Trust Mortgage
Loan, the applicable Master Servicer shall be required to follow the terms and provisions contained in the applicable Mortgage Note; provided, however, in the event the particular Mortgage Note shall not specify the U.S. Treasuries which shall be used in determining the discount rate or the reinvestment yield to be applied in such calculation, the applicable Master Servicer shall be required to use those U.S. Treasuries having maturity dates most closely approximating the maturity of such Serviced Mortgage Loan. Accordingly if either no U.S. Treasury issue, or more than one U.S. Treasury issue, shall coincide with the term over which the Yield Maintenance Charge shall be calculated (which depending on the applicable Mortgage Note is based on the remaining average life of the Serviced
Mortgage Loan or the actual term remaining through the Maturity Date), the applicable Master Servicer shall use the U.S. Treasury whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the date that the Yield Maintenance Charge shall become due and payable (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.
The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY = (12X {(1+"BEY"/2)^1/6}-1)
where BEY is defined as the U.S. Treasury Reinvestment Yield which is in decimal form and not in percentage, and 1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY = (12 X
{(1+ .055/2)^0.16667}-1) where .055 is the decimal version of the percentage
5.5% and 0.16667 is the decimal version of the exponential power. The MEY in the above calculation is 5.44%.

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          SECTION 1.02 General Interpretive Principles.

          For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (i) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

          (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as in effect from time to time;

          (iii) references herein to "Articles", "Sections", "Subsections",
"Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

          (iv) a reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

          (v) the words "herein", "hereof", "hereunder", "hereto", "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

          (vi) the terms "include" and "including" shall mean without limitation by reason of enumeration; and

          (vii) for purposes of Section 3.13, Section 3.14 and Section 8.16, to the extent that the applicable Master Servicer has an obligation to exercise
"reasonable efforts" or "commercially reasonable efforts" to cause a third party to perform, the applicable Master Servicer shall not be required to bring any legal action against any such third party (to the extent such party is or was a
Designated Sub-Servicer) in connection with such obligation.

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                                   ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL ISSUANCE
                                OF CERTIFICATES

          SECTION 2.01 Conveyance of Trust Mortgage Loans.

          (a) The Depositor, concurrently with the execution and delivery hereof, does hereby establish a common law trust under the laws of the State of
New York, designated as "Citigroup Commercial Mortgage Trust 2006-C5", and does hereby assign, sell, transfer, set over and otherwise convey to the Trustee, in trust, without recourse, for the benefit of the Certificateholders (and for the benefit of the other parties to this Agreement as their respective interests may appear) all the right, title and interest of the Depositor, in, to and under (i)
the Trust Mortgage Loans and all documents included in the related Mortgage
Files and Servicing Files, (ii) the rights of the Depositor under Sections 1, 2,
3 and 5 (and to the extent related to the foregoing, Sections 8 through 17 and
19) of each of the Mortgage Loan Purchase Agreements, (iii) the rights of the
Depositor under each Co-Lender Agreement and (iv) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Trust Mortgage Loans and due after the Cut-off Date and, in the case of each Trust Mortgage Loan that is part of a Loan Combination, is subject to the provisions of the corresponding
Co-Lender Agreement. The Trustee, on behalf of the Trust, assumes the rights and obligations of the holder of the Mortgage Note for each Combination Mortgage
Loan under the related Co-Lender Agreement; provided that Master Servicer No. 2 and the Special Servicer shall, as further set forth in Article III, perform the servicing obligations of the holder of the Mortgage Note for each A-Note Trust
Mortgage Loan under the related Co-Lender Agreement. The transfer of the Trust
Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale.

          The Trust Fund shall constitute the sole assets of the Trust. Except as expressly provided herein, the Trust may not issue or invest in additional securities, borrow money or make loans to other Persons. The fiscal year end of the Trust shall be December 31.

          (b) In connection with the Depositor's assignment pursuant to Section
2.01(a) above the Depositor shall direct, and hereby represents and warrants that it has directed, the Mortgage Loan Sellers pursuant to the applicable
Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby
(with, except in the case of the Ala Moana Portfolio Trust Mortgage Loans, a copy to the applicable Master Servicer and Special Servicer), as and when required by the applicable Mortgage Loan Purchase Agreement, the Mortgage File
for each Trust Mortgage Loan so assigned. None of the Trustee, any Custodian, either Master Servicer or the Special Servicer shall be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b).

          (c) If any Mortgage Loan Seller cannot deliver, or cause to be delivered, on the Closing Date, as to any Trust Mortgage Loan (other than an
Outside Serviced Trust Mortgage Loan), any of the documents and/or instruments referred to in clauses (a)(ii), (a)(iii), (a)(vi) (if recorded) and (a)(viii) of the definition of "Mortgage File," with evidence of recording or filing, as applicable, thereon, solely because of a delay caused by the public recording office or filing office, as applicable, where such document or instrument has been delivered for recordation or filing, as the case may be, the delivery

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requirements of the related Mortgage Loan Purchase Agreement and Section 2.01(b)
shall be deemed to have been satisfied as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File; provided that a photocopy of such non-delivered document or instrument (certified by the applicable Mortgage Loan
Seller or by the title insurance company used by such Mortgage Loan Seller to effect recording or filing to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof, with evidence of recording or filing, as applicable, thereon, is delivered to the Trustee or such
Custodian within 120 days of the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the applicable Mortgage Loan Seller is, in good faith, attempting to obtain from the appropriate county recorder's office or filing office such original or photocopy). If the applicable Mortgage Loan
Seller cannot deliver, or cause to be delivered, as to any Trust Mortgage Loan
(other than an Outside Serviced Trust Mortgage Loan), any of the documents and/or instruments referred to in clauses (a)(ii), (a)(iii), (a)(vi) (if recorded) and (a)(viii) of the definition of "Mortgage File," with evidence of recording or filing, as applicable, thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the applicable Mortgage Loan Purchase
Agreement and Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File; provided that a photocopy of such non-delivered document or instrument (with evidence of recording or filing, as applicable, thereon) is delivered to the Trustee or a
Custodian appointed thereby on or before the Closing Date.

          If, on the Closing Date as to any Trust Mortgage Loan (other than an
Outside Serviced Trust Mortgage Loan), the applicable Mortgage Loan Seller does not deliver in complete and, if applicable, recordable form (except for any missing recording information and, if delivered in blank, the name of the assignee) any one of the assignments in favor of the Trustee referred to in clause (a)(iv) or (a)(v) of the definition of "Mortgage File," the applicable
Mortgage Loan Seller may provisionally satisfy the delivery requirements of the related Mortgage Loan Purchase Agreement and Section 2.01(b) by delivering with respect to such Trust Mortgage Loan on the Closing Date an omnibus assignment of such Trust Mortgage Loan; provided that all required original assignments with respect to such Trust Mortgage Loan in fully complete and, if applicable, recordable form (except for any missing recording information and, if delivered in blank, the name of the assignee) shall be delivered to the Trustee or its
Custodian within 120 days of the Closing Date (or within such longer period as the Trustee in its reasonable discretion may permit).

          With respect to the Crossed Loans constituting a Crossed Group, the existence of any document required to be in the Mortgage File of any Crossed
Loan in such Crossed Group shall be sufficient to satisfy the requirements of the related Mortgage Loan Purchase Agreement and Section 2.01(b) for delivery of such document as a part of the Mortgage File of each of the other Crossed Loans in such Crossed Group.

          (d) The Trustee shall, for a fee paid to the Trustee by the applicable
Mortgage Loan Seller(s) on the Closing Date as to each Trust Mortgage Loan sold thereby to the Depositor, promptly (and in any event, as to any Trust Mortgage
Loan (other than an Outside Serviced Trust Mortgage Loan), within 90 days following the latest of (i) the Closing Date, (ii) the delivery of all relevant related assignments and UCC Financing Statements to the Trustee, and (iii) the
date on which the Trustee receives, with respect to the original recorded or filed documents relating to such assignments and UCC

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Financing Statements, all necessary recording and filing information required for the recording or filing of such assignments and UCC Financing Statements)
complete (if and to the extent necessary) and cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate and to the extent timely delivered to the Trustee in final, recordable form, each assignment of Mortgage, assignment of Assignment of Leases and assignment of any other recordable documents (to the extent the Trustee has actual knowledge that such documents are to be recorded) relating to each such Trust Mortgage Loan, in favor of the Trustee referred to in clause (a)(iv)(A), (B) and (C), respectively, of the definition of "Mortgage File" and each assignment of a UCC
Financing Statement in favor of the Trustee and so delivered to the Trustee and referred to in clause (a)(viii) of the definition of "Mortgage File."

          Notwithstanding the foregoing, the Depositor hereby represents and warrants that with respect to the PNC Trust Mortgage Loans, PNC has covenanted in the

related Mortgage Loan Purchase Agreement that it shall, at its own cost and expense, retain or cause to be retained, a third party that shall, as to each
PNC Trust Mortgage Loan, cause to be submitted, for recording or filing, as the case may be, in the appropriate public office for real property records or UCC
Financing Statements, each assignment of Mortgage, assignment of Assignment of
Leases and assignment of any other recordable documents relating to each such
PNC Trust Mortgage Loan in favor of the Trustee referred to in clause
(a)(iv)(A), (B) and (C), respectively, of the definition of "Mortgage File" and each assignment of a UCC Financing Statement in favor of the Trustee and referred to in clause (a)(viii) of the definition of "Mortgage File".

          Also notwithstanding the foregoing, the Depositor hereby represents and warrants that with respect to the LaSalle Trust Mortgage Loans, LaSalle has covenanted in the related Mortgage Loan Purchase Agreement that it shall, at its own cost and expense, retain or cause to be retained, a third party that shall, as to each LaSalle Trust Mortgage Loan, cause to be submitted, for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, each assignment of Mortgage, assignment of
Assignment of Leases and assignment of any other recordable documents relating to each such LaSalle Trust Mortgage Loan in favor of the Trustee referred to in clause (a)(iv)(A), (B) and (C), respectively, of the definition of "Mortgage
File" and each assignment of a UCC Financing Statement in favor of the Trustee and referred to in clause (a)(viii) of the definition of "Mortgage File".

          Each such assignment of recordable documents referenced in the prior three paragraphs shall reflect that the recorded original should be returned by the public recording office to the Trustee or its designee following recording, and each such UCC Financing Statement assignment shall reflect that the file copy thereof should be returned to the Trustee or its designee following filing;
provided that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the
Trustee shall obtain therefrom a certified copy of the recorded original, at the expense of the related Mortgage Loan Seller. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct the related Mortgage Loan Seller pursuant to the applicable Mortgage Loan Purchase Agreement to promptly prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. Upon request, the Trustee shall forward to the applicable Master Servicer a copy of each of the aforementioned recorded or filed assignments to the extent that the Trustee has received a copy thereof and to the extent not previously provided.

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          (e) All documents and records in the Servicing File in possession of the Depositor or the Mortgage Loan Sellers (except draft documents, attorney-client privileged communications and internal correspondence, credit underwriting or due diligence analyses, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations and other underwriting analysis of the Mortgage
Loan Sellers) that relate to, and are necessary for the servicing and administration of, the Trust Mortgage Loans (other than the Outside Serviced
Trust Mortgage Loans) and that are not required to be a part of a Mortgage File in accordance with the definition thereof (including any original letters of credit), together with all Escrow Payments and Reserve Accounts in the possession thereof that relate to the Trust Mortgage Loans (other than the
Outside Serviced Trust Mortgage Loans), shall be delivered to the applicable
Master Servicer or such other Person as may be directed by the applicable Master
Servicer (at the expense of the applicable Mortgage Loan Seller) within ten (10)
days (or, in the case of Escrow Payments and Reserve Accounts, two (2) Business
Days) after the Closing Date and shall be held by the applicable Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders
(and, in the case of a Trust Mortgage Loan that is part of an A/B Loan
Combination, on behalf of the related B-Noteholders); provided, however, that no
Master Servicer shall have any responsibility for holding documents created or maintained by the Special Servicer hereunder and not delivered to such Master
Servicer. The Special Servicer may request the applicable Master Servicer to deliver a copy of the Servicing File for any Serviced Mortgage Loan (other than a Specially Serviced Mortgage Loan) at the expense of the Special Servicer.

          (f) In connection with the Depositor's assignment pursuant to Section
2.01(a) above, the Depositor shall deliver to the Trustee and each Master
Servicer on or before the Closing Date and hereby represents and warrants that it has delivered a copy of a fully executed counterpart of each Mortgage Loan
Purchase Agreement, as in full force and effect on the Closing Date.

          (g) Under generally accepted accounting principles in the United
States, upon the sale of Certificates representing at least 10% of the fair value of all the Certificates to unaffiliated third parties, the Depositor shall report: (i) its acquisition of the Trust Mortgage Loans from the respective
Mortgage Loan Sellers, pursuant to the respective Mortgage Loan Purchase
Agreements, as a purchase of the Trust Mortgage Loans from the respective
Mortgage Loan Sellers; and (ii) its transfer of the Trust Mortgage Loans to the
Trustee, pursuant to Section 2.01(a), as a sale of the Trust Mortgage Loans to the Trustee. In connection with the foregoing, the Depositor shall cause all of its records to reflect such acquisition as a purchase and such transfer as a sale (in each case, as opposed to a secured loan).

          After the Depositor's transfer of the Trust Mortgage Loans to the
Trustee pursuant to Section 2.01(a), the Depositor shall not take any action inconsistent with the Trust's ownership of the Trust Mortgage Loans.

          (h) On the Closing Date, the Depositor shall deliver or cause to be delivered to Master Servicer No. 2, for deposit in Master Servicer No. 2's
Collection Account, a cash amount equal to one (1) month's interest at the related Mortgage Rate on that certain LaSalle Trust Mortgage Loan with its first
Due Date in January 2007. For all purposes of this Agreement, such cash amount shall be deemed a payment of interest by the related Mortgagor.

          SECTION 2.02 Acceptance of the Trust Fund by Trustee.

          (a) The Trustee, by its execution and delivery of this Agreement, acknowledges receipt of the Depositor's assignment to it of the Depositor's right, title and interest in the assets that

                                       95

constitute the Trust Fund, and further acknowledges receipt by it or a Custodian on its behalf, subject to the provisos in the definition of "Mortgage File", the provisions of Section 2.01, the further limitations on review provided for in
Section 2.02(b), the fact that as of the Closing Date the Trustee has only reviewed the Mortgage File for the presence of the Mortgage Notes described in clauses (a)(i) and (b)(i) of the definition of "Mortgage File", and the exceptions in the form noted on the schedule of exceptions in the form attached hereto as Schedule II, of (i) the Mortgage File delivered to it for each Trust
Mortgage Loan and (ii) a copy of a fully executed counterpart of each of the
Mortgage Loan Purchase Agreements all in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and the other documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Trust
Mortgage Loans and other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The
Trustee also acknowledges receipt of the portion of the applicable Mortgage File specifically relating to each of the B-Note Non-Trust Mortgage Loans and that, consistent with and subject to the related Co-Lender Agreement, it holds and will hold such portion of such Mortgage File in trust for the use and benefit of the related B-Noteholder(s). The Trustee hereby certifies to each of the
Depositor, the Master Servicers, the Special Servicer and the related Mortgage
Loan Seller that, with respect to each Trust Mortgage Loan (except as identified in the schedule of exceptions, which is in the form attached hereto as Schedule
II), each of the original executed Mortgage Notes as described in clauses (a)(i)
and (b)(i) of the definition of Mortgage File are in its possession. In addition, within 90 days after the Closing Date (and if any exceptions are noted, again every 90 days thereafter until the second anniversary of the
Closing Date, and every 180 days thereafter until the fifth anniversary of the
Closing Date, and thereafter upon request by any party hereto, any Mortgage Loan
Seller or the Majority Controlling Class Certificateholder, the Trustee or the
Custodian on its behalf will review the Mortgage Files and the Trustee will deliver an updated exception report to each of the Depositor, the Certificate
Administrator, the Master Servicers, the Special Servicer and the Mortgage Loan
Sellers (with a copy to the Majority Controlling Class Certificateholder). By
virtue of its delivery of an updated exception report, the Trustee shall be deemed to certify that, with respect to each Trust Mortgage Loan listed in the
Mortgage Loan Schedule, except as specifically identified in the updated exception report, (i) without regard to the proviso in the definition of
"Mortgage File," all documents specified in clauses (a)(i), (a)(ii), (a)(iv)(A),
(a)(v) and (a)(vii), and, to the extent provided in the related Mortgage File and actually known by a Responsible Officer of the Trustee to be required, clauses (a)(iii), (a)(iv)(B), (a)(iv)(C), (a)(vi), (a)(viii) and (a)(ix)(A) of the definition of "Mortgage File" (or, in the case of the Outside Serviced Trust
Mortgage Loans, in clauses (b)(i) through (b)(iii) of the definition of
"Mortgage File") are in its possession, (ii) all documents delivered or caused to be delivered by the applicable Mortgage Loan Seller constituting the related
Mortgage File have been reviewed by it and appear regular on their face and appear to relate to such Trust Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule for such Trust Mortgage Loan with respect to the items specified in clauses (v) and (vi)(C) of the definition of "Mortgage Loan
Schedule" is correct. Further, with respect to the documents described in clause
(a)(viii) of the definition of Mortgage File, the Trustee may assume, for purposes of the certification delivered in this Section 2.02(a) that the related
Mortgage File should include one state level UCC Financing Statement filing in the state of incorporation of the Mortgagor (or with respect to any Trust
Mortgage Loan (other than the Outside Serviced Trust Mortgage Loans) that has two or more Mortgagors, in the state of incorporation or formation of each
Mortgagor); provided, however, that to the extent the Trustee has actual knowledge or is notified of any fixture or real property UCC Financing Statement filed in the county of the state where the related Mortgaged Property is located, the Trustee (or, if applicable, the third-party contractor hired by the
Mortgage Loan Seller as contemplated by Section 2.01(d)) shall file an assignment to the Trust Fund with respect to such UCC Financing

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Statement in the appropriate county recording office under the UCC at the expense of the related Mortgage Loan Seller. The assignments of the UCC
Financing Statements to be assigned to the Trust Fund will be delivered by the related Mortgage Loan Seller to the Trustee (or, if applicable, the third-party contractor hired by the Mortgage Loan Seller as contemplated by Section 2.01(d))
on the new national forms, in form suitable for filing or recording, as applicable, and completed pursuant to Revised Article IX of the UCC. The Trustee
(or, if applicable, the third-party contractor hired by the Mortgage Loan Seller as contemplated by Section 2.01(d)) will submit such UCC Financing Statements for filing in the state of incorporation of the related Mortgagor or the recording office of each county where the related Mortgaged Property is located, as applicable, as so indicated on the documents provided.

          (b) None of the Trustee, the Master Servicers, the Special Servicer or
any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the
Trust Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.

          (c) The Trustee, directly or through a Custodian retained by it, shall: (i) provide for the safekeeping and preservation of the Mortgage Files with respect to the Trust Mortgage Loans; (ii) segregate such Mortgage Files from its own assets and the assets retained by it for others; (iii) maintain such Mortgage Files in secure and fire resistant facilities in compliance with customary industry standards; (iv) maintain disaster recovery protocols to ensure the preservation of such Mortgage Files in the event of force majeure;
and (v) track and monitor the receipt and movement internally and externally of such Mortgage Files and any release and reinstatement thereof.

          SECTION 2.03 Mortgage Loan Seller's Repurchase or Substitution of
Trust Mortgage Loans for Document Defects and Breaches of Representations and
Warranties.

          (a) If any party hereto discovers or receives notice that any document or documents constituting a part of a Mortgage File has not been properly executed, is missing (beyond the time period required for its delivery hereunder), contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a "Document Defect"), or discovers or receives notice of a breach of any representation or warranty relating to any Trust Mortgage Loan set forth in the applicable Mortgage Loan
Purchase Agreement (a "Breach"), the party discovering such Document Defect or
Breach shall give written notice (which notice, in respect of any obligation of the Trustee to provide notice of a Document Defect, shall be deemed given by the delivery of the certificate as required by Section 2.02(a)) to the other parties hereto, to the Majority Controlling Class Certificateholder and to the Rating
Agencies and, in the case of the Ala Moana Portfolio Subordinate Trust Mortgage
Loans, to the Class AMP Representative of such Document Defect or Breach.
Promptly upon becoming aware of any Document Defect or Breach (including through such written notice provided by any party hereto or the Majority Controlling
Class Certificateholder as provided above), if any party hereto determines that such Document Defect or Breach materially and adversely affects the value of the affected Trust Mortgage Loan or the interests of the Certificateholders therein, then such party shall notify the applicable Master Servicer of such determination, and promptly after receipt of such notice, the applicable Master
Servicer shall, to the extent that it is entitled to do so under the related
Mortgage Loan Purchase Agreement, request in writing (with a copy to the other parties hereto, the Majority Controlling Class Certificateholder, the Rating
Agencies and the Controlling Class Representative, if different from the

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Majority Controlling Class Certificateholder (and, in the case of the Ala Moana
Portfolio Subordinate Trust Mortgage Loans, to the Class AMP Representative))
that the applicable Mortgage Loan Seller, not later than 90 days from receipt of such written request (or, in the case of a Document Defect or Breach relating to a Trust Mortgage Loan not being a "qualified mortgage" within the meaning of the
REMIC Provisions, not later than 90 days after any party to this Agreement discovers such Document Defect or Breach, provided that the Mortgage Loan Seller receives such notice in a timely manner) (i) cure such Document Defect or
Breach, as the case may be, in accordance with Section 3 of the applicable
Mortgage Loan Purchase Agreement, (ii) repurchase the affected Trust Mortgage
Loan in accordance with Section 3 of the related Mortgage Loan Purchase
Agreement, or (iii) within two (2) years of the Closing Date, substitute a
Qualified Substitute Mortgage Loan (other than with respect to an Ala Moana
Portfolio Subordinate Trust Mortgage Loan, for which no substitution will be permitted) for such affected Trust Mortgage Loan and pay the applicable Master
Servicer for deposit into its Collection Account any Substitution Shortfall
Amount in connection therewith in accordance with Section 3 of the applicable
Mortgage Loan Purchase Agreement; provided, however, that if such Document
Defect or Breach is capable of being cured but not within such 90-day period, such Document Defect or Breach does not relate to the Trust Mortgage Loan not being treated as a "qualified mortgage" within the meaning of the REMIC
Provisions, and the applicable Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Document Defect or Breach within such 90-day period, the applicable Mortgage Loan Seller shall have an additional
90 days to complete such cure (or, failing such cure, to repurchase or substitute for the related Trust Mortgage Loan); and provided, further, with respect to such additional 90-day period, the applicable Mortgage Loan Seller shall have delivered an Officer's Certificate to the Trustee setting forth what actions the applicable Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the applicable Mortgage Loan Seller anticipates such Document Defect or Breach will be cured within the additional 90-day period; and provided, further, that if the cure of any Document Defect or Breach would require an expenditure on the part of the applicable Mortgage Loan Seller in excess of $10,000, then such Mortgage Loan Seller may, at its option, within the time period provided above, elect to purchase or replace the affected
Mortgage Loan in accordance with Section 3 of the related Mortgage Loan Purchase
Agreement without attempting to cure such Document Defect that, to the related
Mortgage Loan Seller's knowledge existed as of the Closing Date, or Breach, as the case may be. For a period of two (2) years from the Closing Date, so long as there remains any Mortgage File as to which there is any uncured Document Defect that materially and adversely affects the value of the affected Trust Mortgage
Loan or the interests of the Certificateholders therein, and so long as the applicable Mortgage Loan Seller shall provide the Officer's Certificate pursuant to Section 3 of the applicable Mortgage Loan Purchase Agreement, the Trustee shall on a quarterly basis prepare and deliver to the other parties a written report as to the status of such uncured Document Defects as provided in this
Section 2.03(a). If the affected Trust Mortgage Loan is to be repurchased or substituted, the applicable Master Servicer shall designate its Collection
Account as the account to which funds in the amount of the Purchase Price or the
Substitution Shortfall Amount, as applicable, are to be wired. Any such repurchase or substitution of a Trust Mortgage Loan shall be on a whole loan, servicing released basis.

          If (i) any Trust Mortgage Loan is required to be repurchased or substituted for in the manner described in the immediately preceding paragraph,
(ii) such Trust Mortgage Loan is a Crossed Loan, and (iii) the applicable
Document Defect or Breach does not constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Document Defect or Breach, as the case may be, will be deemed to constitute a Document Defect or Breach, as the case may be, as to the other Crossed Loan(s) in the related Crossed Group for purposes of this paragraph, and the related Mortgage Loan Seller will be

                                       98

required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group as provided in the immediately preceding paragraph, unless
(x) such other Crossed Loan(s) satisfy the Crossed Loan Repurchase Criteria, (y)
the related Mortgage Loan Seller, at its expense, shall have furnished the
Trustee with an Opinion of Counsel that the repurchase of or substitution for just the actually affected Crossed Loans, including, without limitation, any modification relating to such repurchase or substitution, shall not cause an
Adverse REMIC Event, and (z) the repurchase of or substitution for just the actually affected Crossed Loan shall satisfy all other criteria for repurchase or substitution, as applicable, of Trust Mortgage Loans set forth herein. If the conditions set forth in clauses (x), (y) and (z) of the prior sentence are satisfied, then the applicable Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Document Defect or Breach exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group. Any reserve or other cash collateral or letters of credit securing the Crossed Loans shall be allocated between such Trust Mortgage Loans in accordance with the Trust Mortgage Loan documents or otherwise on a pro rata basis. Except as otherwise provided in
Section 3(d) of each Mortgage Loan Purchase Agreement, all other terms of the
Trust Mortgage Loans shall remain in full force and effect without any modification thereof.

          With respect to any Crossed Loan, to the extent that the applicable
Mortgage Loan Seller is required to repurchase or substitute for such Trust
Mortgage Loan in the manner prescribed in this Section 2.03(a) while the Trustee continues to hold any other Crossed Loans in the related Crossed Group, the applicable Mortgage Loan Seller and the Special Servicer (on behalf of the
Trust) will, as set forth in the related Mortgage Loan Purchase Agreement, forbear from enforcing any remedies against the other's Primary Collateral but each will be permitted to exercise remedies against the Primary Collateral securing its respective Trust Mortgage Loans, including with respect to the
Trustee, the Primary Collateral securing Trust Mortgage Loans still held by the
Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral.

          Notwithstanding the foregoing discussion, if any Trust Mortgage Loan that is secured by multiple Mortgaged Properties is otherwise required to be repurchased or substituted for as contemplated by this Section 2.03, as a result of a Document Defect or Breach with respect to one or more such Mortgaged
Properties, the related Mortgage Loan Seller will not be required to effect a repurchase or substitution of the subject Trust Mortgage Loan if:

               (i) the affected Mortgaged Properties may be released pursuant to the terms of any partial release provisions in the related loan documents and such Mortgaged Properties are, in fact, released, and to the extent not covered by the applicable release price required under the related loan documents, the related Mortgage Loan Seller pays (or causes to be paid) any additional amounts necessary to cover all reasonable out-of-pocket expenses reasonably incurred by the Master Servicer, the Special Servicer, the
     Trustee or the Trust Fund in connection with such release;

               (ii) the remaining Mortgaged Properties and any replacement
     Mortgaged Property(ies) satisfy the property-specific requirements, if any, set forth in the related loan documents and the applicable Mortgage Loan
     Seller provides an opinion of counsel to the effect that such release would not cause either REMIC Pool to fail to qualify as a REMIC under the Code or result in the imposition of any tax on prohibited transactions or contributions after the Startup Day of either REMIC Pool under the Code;
     and

                                       99

               (iii) the related Mortgage Loan Seller obtains written
     confirmation from each Rating Agency that the release will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the Certificates.

          (b) In connection with any repurchase or substitution of one or more
Trust Mortgage Loans contemplated by this Section 2.03, upon receipt of a
Request for Release (in the form of Exhibit D-1 attached hereto) of a Servicing
Officer of the applicable Master Servicer certifying as to the receipt of the applicable Purchase Price(s) in its Collection Account (in the case of any such repurchase) or the receipt of the applicable Substitution Shortfall Amount(s) in its Collection Account and upon the delivery of the Mortgage File(s) and the
Servicing File(s) for the related Qualified Substitute Mortgage Loan(s) to the
Custodian and the applicable Master Servicer, respectively (in the case of any such substitution), (i) the Trustee shall execute and deliver such endorsements and assignments as are provided to it, in each case without recourse, representation or warranty, as shall be necessary to vest in the applicable
Mortgage Loan Seller the legal and beneficial ownership of each repurchased
Trust Mortgage Loan or deleted Trust Mortgage Loan, as applicable, being released pursuant to this Section 2.03, (ii) the Trustee, the Custodian, the applicable Master Servicer, and the Special Servicer shall each tender to the applicable Mortgage Loan Seller, upon delivery to each of them of a receipt executed by the applicable Mortgage Loan Seller, all portions of the Mortgage
File, the Servicing File and other documents pertaining to each such Trust
Mortgage Loan possessed by it, and (iii) the applicable Master Servicer and the
Special Servicer shall release to the applicable Mortgage Loan Seller any Escrow
Payments and Reserve Funds held by it in respect of such repurchased or deleted
Trust Mortgage Loan; provided that such tender by the Trustee or the Custodian shall be conditioned upon its receipt from the applicable Master Servicer or the
Special Servicer of a Request for Release. Thereafter, the Trustee, the
Custodian, the applicable Master Servicer and the Special Servicer shall have no further responsibility with regard to the related repurchased Trust Mortgage
Loan(s) or deleted Trust Mortgage Loan(s), as applicable, and the related
Mortgage File(s) and Servicing File(s). The applicable Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03, and the Trustee shall execute any powers of attorney that are prepared and delivered to the Trustee by the applicable Master Servicer and are necessary to permit the applicable Master Servicer to do so. The applicable Master Servicer shall indemnify the Trustee for any reasonable costs, fees, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse by the applicable Master Servicer of such powers of attorney. At the time a substitution is made, the related Mortgage Loan Purchase Agreement will provide that the Mortgage Loan Seller shall deliver the related Mortgage File to the Trustee and certify that the substitute Trust Mortgage Loan is a Qualified
Substitute Mortgage Loan.

          (c) No substitution of a Qualified Substitute Mortgage Loan or Loans
may be made in any calendar month after the Determination Date for such month.
Periodic Payments due with respect to any Qualified Substitute Mortgage Loan after the related Due Date in the month of substitution, or received with respect to any replaced Trust Mortgage Loan on or prior to the related date of substitution shall be part of the Trust Fund. Periodic Payments due with respect to any Qualified Substitute Mortgage Loan on or prior to the related Due Date in the month of substitution, or received with respect to any replaced Trust
Mortgage Loan after the related date of substitution, shall not be part of the
Trust Fund and will (to the extent received by the applicable Master Servicer)
be remitted by the applicable Master Servicer to the applicable Mortgage Loan
Seller promptly following receipt. Periodic Payments received with respect to any repurchased Trust Mortgage Loan on or prior to the related date of repurchase by the applicable Mortgage Loan Seller shall be part of the Trust
Fund, and Periodic

                                      100

Payments received with respect to any repurchased Trust Mortgage Loan after the related date of repurchase by the applicable Mortgage Loan Seller shall not be part of the Trust Fund and will (to the extent received by the applicable Master
Servicer) be remitted by the applicable Master Servicer to the applicable
Mortgage Loan Seller promptly following receipt.

          (d) Each Mortgage Loan Purchase Agreement provides the sole remedies available to the Certificateholders, or the Trustee on behalf of the
Certificateholders, respecting any Document Defect or Breach with respect to the
Trust Mortgage Loans purchased by the Depositor thereunder.

          (e) The Trustee with the cooperation of the Special Servicer (in the case of Specially Serviced Trust Mortgage Loans) shall, for the benefit of the
Certificateholders, enforce the obligations of the Mortgage Loan Sellers under
Section 3 of the applicable Mortgage Loan Purchase Agreement.

          SECTION 2.04 Representations and Warranties of Depositor.

          (a) The Depositor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Master
Servicers, the Special Servicer and the Certificate Administrator, as of the
Closing Date, that:

               (i) the Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

               (ii) the execution and delivery of this Agreement by the
          Depositor, and the performance and compliance with the terms of this
          Agreement by the Depositor, will not violate the Depositor's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

               (iii) the Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this
          Agreement, and has duly executed and delivered this Agreement;

               (iv) this Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the
          Depositor in accordance with the terms hereof, subject to (A)
          applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (v) the Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor;

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               (vi) the transfer of the Trust Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction;

               (vii) no litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or that, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor;

               (viii) the Depositor is not transferring the Trust Mortgage Loans to the Trustee with any intent to hinder, delay or defraud its present or future creditors;

               (ix) the Depositor has been solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Trust
          Mortgage Loans to the Trustee pursuant to Section 2.01(a);

               (x) after giving effect to its transfer of the Trust Mortgage
          Loans to the Trustee pursuant to Section 2.01(a), the value of the
          Depositor's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Depositor's debts and obligations, including contingent and unliquidated debts and obligations of the Depositor, and the Depositor will not be left with unreasonably small assets or capital with which to engage in and conduct its business;

               (xi) the Depositor does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature;

               (xii) no proceedings looking toward merger, liquidation,
          dissolution or bankruptcy of the Depositor are pending or
          contemplated;

               (xiii) except for any actions that are the express responsibility of another party hereunder or under the Mortgage Loan Purchase
          Agreements, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the
          Depositor has taken all actions required under applicable law to effectuate the transfer of its interests in the Trust Mortgage Loans to the Trustee;

               (xiv) immediately prior to the transfer of the Trust Mortgage
          Loans to the Trustee pursuant to Section 2.01(a) (and assuming that the Mortgage Loan Sellers transferred to the Depositor good and marketable title to their respective Trust Mortgage Loans, free and clear of all liens, claims, encumbrances and other interests), (A) the
          Depositor had good and marketable title to, and was the sole owner and holder of, each Trust Mortgage Loan; and (B) the Depositor has full right and authority to sell, assign and transfer the Trust Mortgage
          Loans (subject to any third-party servicing rights pertaining thereto); and

               (xv) the Depositor is transferring the Trust Mortgage Loans to the Trust Fund free and clear of any liens, pledges, charges and security interests created by or through the Depositor.

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          (b) The representations and warranties of the Depositor set forth in
Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties.

          SECTION 2.05 Conveyance of REMIC I Regular Interests; Acceptance of
REMIC I, REMIC II and Grantor Trust Y by Trustee.

          The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular
Interests and the other rights and property comprising REMIC II to the Trustee for the benefit of the Holders of the Class R Certificates, insofar as such
Certificates represent the sole class of residual interests in REMIC II, and the
Holders of the Regular Certificates. The Trustee acknowledges the assignment to it of the respective assets, rights and other property comprising the REMIC
Pools and Grantor Trust Y, and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of:
(i) in the case of the REMIC Pools, the Regular Certificates and the Class R
Certificates; and (ii) in the case of Grantor Trust Y, the Class Y Certificates.

          SECTION 2.06 Issuance of REMIC I Interests.

          Concurrently with the assignment to the Trustee of the Trust Mortgage
Loans (exclusive of any related Additional Interest), and in exchange therefor, the Trustee acknowledges the issuance of the REMIC I Regular Interests, and the sole class of residual interests in REMIC I (which will be evidenced by the
Class R Certificates), to or upon the order of the Depositor.

          SECTION 2.07 Execution, Authentication and Delivery of REMIC II
Certificates.

          Concurrently with the assignment to the Trustee of the REMIC I Regular
Interests, and in exchange therefor, and pursuant to the written request of the
Depositor, executed by an affiliate of the Depositor, the Certificate
Administrator, as Certificate Registrar, has executed, and the Certificate
Administrator, as Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the REMIC II Certificates in authorized denominations, evidencing the entire beneficial ownership of REMIC II. The rights of the holders of the respective Classes of REMIC II Certificates to receive distributions from the proceeds of REMIC II in respect of their REMIC II
Certificates, and all ownership interests evidenced or constituted by the respective Classes of REMIC II Certificates in such distributions, shall be as set forth in this Agreement. The Class R Certificates will represent the sole class of residual interest in REMIC II.

          SECTION 2.08 Execution, Authentication and Delivery of Class Y
Certificates.

          Concurrently with the assignment to the Trustee of the Class Y Grantor
Trust Assets, and in exchange therefor, the Certificate Administrator, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, as Certificate Registrar, authenticated, as Authenticating Agent, and delivered to or upon the order of the Depositor, the Class Y Certificates.

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                                  ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

          SECTION 3.01 Administration of the Serviced Mortgage Loans.

          (a) Each of the Master Servicers and the Special Servicer shall service and administer the Serviced Mortgage Loans that each is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, for the benefit of the Certificateholders (or, in the case of any A/B Loan
Combination, for the benefit of the Certificateholders and the related
B-Noteholder(s), taking into consideration the subordination of the related
B-Note Non-Trust Mortgage Loan(s) as set forth in the related Co-Lender
Agreement), in accordance with any and all applicable laws, the terms of this
Agreement, the terms of the respective Serviced Mortgage Loans and any and all intercreditor, co-lender and similar agreements and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. With respect to each A/B Loan Combination, in the event of a conflict between this Agreement and the related Co-Lender Agreement, such Co-Lender Agreement shall control;
provided, however, that in no event shall a Master Servicer or the Special
Servicer take any action or omit to take any action in accordance with the terms of any Co-Lender Agreement that would cause such servicer to violate the
Servicing Standard, applicable law, the Grantor Trust Provisions or the REMIC
Provisions. Without limiting the foregoing, and subject to Section 3.21, (i)
Master Servicer No. 1 shall service and administer all Citigroup Trust Mortgage
Loans that are not Specially Serviced Mortgage Loans, (ii) Master Servicer No. 2
shall service and administer all PNC Trust Mortgage Loans, the LaSalle Trust
Mortgage Loans (other than the Ala Moana Portfolio Trust Mortgage Loan) and any related B-Note Non-Trust Mortgage Loans that are not Specially Serviced Mortgage
Loans and (iii) the Special Servicer shall service and administer each Specially
Serviced Mortgage Loan and Administered REO Property and shall render such services with respect to all Serviced Mortgage Loans and Administered REO
Properties as are specifically provided for herein; provided that Master
Servicer No. 1 shall continue to receive payments, make all calculations, and prepare, or cause to be prepared, all reports required hereunder with respect to the Citigroup Trust Mortgage Loans that are Specially Serviced Mortgage Loans, except for the reports specified herein as prepared by the Special Servicer, as if no Servicing Transfer Event had occurred and with respect to the related
Administered REO Properties (and any related REO Mortgage Loans), as if no REO
Acquisition had occurred, and to render such incidental services with respect to such Specially Serviced Mortgage Loans and Administered REO Properties (and with respect to the Ala Moana Portfolio Trust Mortgage Loans and any successor REO
Trust Mortgage Loans with respect thereto) as are specifically provided for herein; and provided, further, that Master Servicer No. 2 shall continue to receive payments, make all calculations, and prepare, or cause to be prepared, all reports required hereunder with respect to the PNC Trust Mortgage Loans, the
LaSalle Trust Mortgage Loans (other than the Ala Moana Portfolio Trust Mortgage
Loans) and any related B-Note Non-Trust Mortgage Loans that are Specially
Serviced Mortgage Loans, except for the reports specified herein as prepared by the Special Servicer, as if no Servicing Transfer Event had occurred and with respect to the related Administered REO Properties (and any related REO Mortgage
Loans), as if no REO Acquisition had occurred, and to render such incidental services with respect to such Specially Serviced Mortgage Loans and Administered
REO Properties as are specifically provided for herein; and provided, further, that no Master Servicer shall be liable for its failure to comply with such duties insofar as such failure results from a failure by the Special Servicer to provide sufficient information to the subject Master Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder. All references herein to the respective duties of the
Master

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Servicers and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.21. Master Servicer No. 1 shall be the applicable Master Servicer with respect to the Citigroup Trust
Mortgage Loans, the Ala Moana Portfolio Trust Mortgage Loans and any REO
Properties related to, and any successor REO Mortgage Loans in respect of, the foregoing mortgage loans. Master Servicer No. 2 shall be the applicable Master
Servicer with respect to all of the other Serviced Mortgage Loans, any successor
REO Mortgage Loans with respect thereto and any related REO Properties.

          (b) Subject to Section 3.01(a), Section 6.11 and Section 6.12, the
Master Servicers and the Special Servicer each shall have full power and authority, acting alone (or, pursuant to Section 3.22, through one or more
Sub-Servicers), to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable.
Without limiting the generality of the foregoing, each of the Master Servicers and the Special Servicer, in its own name, with respect to each of the Serviced
Mortgage Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee and, pursuant to any Co-Lender Agreement, by the related B-Noteholder(s), to execute and deliver, on behalf of the
Certificateholders, the Trustee and each such B-Noteholder or any of them, (i)
any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral, (ii) in accordance with the Servicing Standard and subject to Section 3.20, Section 6.11 and Section 6.12, any and all
modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File, (iii) any and all instruments of satisfaction or cancellation, or of partial or full release, discharge, or assignment, and all other comparable instruments and (iv) pledge agreements and other defeasance documents in connection with a defeasance contemplated pursuant to Section 3.20(g). Subject to Section 3.10, the Trustee shall, at the written request of the applicable Master Servicer or the Special Servicer, promptly execute any limited powers of attorney and other documents furnished by the applicable Master Servicer or the Special Servicer that are necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by a Master Servicer or the Special
Servicer. Notwithstanding anything contained herein to the contrary, neither a
Master Servicer nor the Special Servicer shall, without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name (or, in the case of a B-Note Non-Trust Mortgage Loan, solely under the related B-Noteholder's name) without indicating such Master Servicer's or the
Special Servicer's, as applicable, representative capacity; or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

          (c) The relationship of each of the Master Servicers and the Special
Servicer to each of the Trustee and the Certificate Administrator, and the
relationship of the Trustee and the Certificate Administrator to each other, under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venture, partner or agent. Unless the same
Person acts as both a Master Servicer and the Special Servicer, such Master
Servicer shall not be responsible for the actions of or failure to act by the
Special Servicer and the Special Servicer shall not be responsible for the actions of or the failure to act by such Master Servicer. Unless the same Person acts as both Master Servicers, no Master Servicer shall be responsible for the actions of or failure to act by the other Master Servicer.

          (d) With respect to any A/B Loan Combination, if at any time neither the related A-Note Trust Mortgage Loan nor any interest in any related A/B REO
Property is part of the Trust Fund, Master Servicer No. 2 and the Special
Servicer shall, upon request of the holder of the Mortgage Note

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for the related A-Note Trust Mortgage Loan, continue to service and administer such A/B Loan Combination or any related A/B REO Property as and to the extent contemplated by the related Co-Lender Agreement; provided that no such servicer shall thereafter have any obligations to make P&I Advances with respect to such mortgage loan.

          SECTION 3.02 Collection of Trust Mortgage Loan Payments.

          (a) The Master Servicers and the Special Servicer shall each undertake reasonable efforts consistent with the Servicing Standard to collect all payments required under the terms and provisions of the Serviced Mortgage Loans it is obligated to service hereunder and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures in accordance with the Servicing Standard; provided, however, nothing herein shall be construed as an express or implied guarantee by a Master Servicer or the
Special Servicer of collectability; and provided, further, that with respect to the ARD Trust Mortgage Loans, so long as the related Mortgagor is in compliance with each provision of the related Trust Mortgage Loan documents, the applicable
Master Servicer and the Special Servicer (including the Special Servicer in its capacity as a Certificateholder) shall not take any enforcement action with respect to the failure of the related Mortgagor to make any payment of
Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the maturity date of the related Trust Mortgage Loan (provided that the applicable
Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply excess cash flow to principal in accordance with the terms of the Trust Mortgage Loan documents). Consistent with the foregoing and subject to Section 3.20, the Special Servicer, with regard to a Specially Serviced Mortgage Loan, or the applicable Master Servicer, with regard to a Serviced Mortgage Loan that is not a Specially Serviced Mortgage
Loan, may waive any Penalty Interest or late payment charge in connection with any payment on a Serviced Mortgage Loan.

          All amounts collected in respect of any Serviced Mortgage Loan in the form of payments from Mortgagors, Liquidation Proceeds (insofar as such
Liquidation Proceeds are of the nature described in clauses (i) through (iii) of the definition thereof) or Insurance Proceeds shall be applied to either amounts due and owing under the related Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note, loan agreement (if any) and
Mortgage (and, with respect to any A/B Loan Combination, the provisions of the related Co-Lender Agreement) or, if required pursuant to the express provisions of the related Mortgage (including as such may be modified), or as determined by the applicable Master Servicer or the Special Servicer in accordance with the
Servicing Standard, to the repair or restoration of the related Mortgaged
Property, and, with respect to each Serviced Mortgage Loan that is a Trust
Mortgage Loan, in the absence of such express provisions, shall be applied for purposes of this Agreement: first, as a recovery of any related and unreimbursed
Advances; second, as a recovery of Nonrecoverable Advances (including interest on such Nonrecoverable Advance) that were paid from collections on the other
Trust Mortgage Loans and/or REO Trust Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced pursuant to Section 3.05(a)
hereof; third, as a recovery of accrued and unpaid interest at the related
Mortgage Rate on such Trust Mortgage Loan, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes
Additional Interest; fourth, as a recovery of principal of such Trust Mortgage
Loan then due and owing, to the extent such amounts have not been previously advanced, including, without limitation, by reason of acceleration of the Trust
Mortgage Loan following a default thereunder; fifth, in accordance with the normal servicing practices of the applicable Master Servicer, as

                                      106

a recovery of any other amounts then due and owing under such Trust Mortgage
Loan (other than Additional Interest), including, without limitation, Prepayment
Premiums, Yield Maintenance Charges and Penalty Interest; sixth, as a recovery of any remaining principal of such Trust Mortgage Loan to the extent of its entire remaining unpaid principal balance; and seventh, with respect to any ARD
Trust Mortgage Loan after its Anticipated Repayment Date, as a recovery of any unpaid Additional Interest. All amounts actually received by the Trust with respect to the Outside Serviced Trust Mortgage Loans shall be allocated among interest, principal and/or prepayment consideration due thereon in accordance with the terms of any distribution date statement or servicer report received from the Outside Servicers with respect to the Outside Serviced Trust Mortgage
Loans and, in the absence of any such statement or report, in accordance with the related Co-Lender Agreement. All amounts collected on any Trust Mortgage
Loan in the form of Liquidation Proceeds of the nature described in clauses (iv)
through (ix) of the definition thereof and Substitution Shortfall Amounts shall be deemed to be applied: first, as a recovery of any related and unreimbursed
Advances; second, as a recovery of accrued and unpaid interest at the related
Mortgage Rate on such Trust Mortgage Loan (net, in the case of the Outside
Serviced Trust Mortgage Loan, of related Outside Servicing Fees) to but not including the Due Date in the Collection Period (or, in the case of an Outside
Serviced Trust Mortgage Loan, the Underlying Collection Period) of receipt, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes Additional Interest; third, as a recovery of principal, to the extent such amounts have not been previously advanced, of such
Trust Mortgage Loan to the extent of its entire unpaid principal balance; and
fourth, with respect to any ARD Trust Mortgage Loan after its Anticipated
Repayment Date, as a recovery of any unpaid Additional Interest. No such amounts shall be applied to the items constituting additional servicing compensation as described in the first sentence of either Section 3.11(b) or 3.11(d) unless and until all principal and interest then due and payable on such Trust Mortgage
Loan has been collected. Amounts collected on any REO Trust Mortgage Loan or REO
B-Note Non-Trust Mortgage Loan shall be deemed to be applied in accordance with the respective definitions thereof. The provisions of this paragraph with respect to the application of amounts collected on any Trust Mortgage Loan shall not alter in any way the right of a Master Servicer, the Special Servicer or any other Person to receive payments from the Collection Accounts as set forth in
Section 3.05(a) or from an A/B Custodial Account as set forth in Section 3.05(e)
from amounts so applied.

          (b) Promptly following the Closing Date, in the case of the Outside
Serviced Trust Mortgage Loans, the Trustee shall send written notice, substantially in the form of Exhibit R hereto, to the Outside Master Servicer, stating that, as of the Closing Date, the Trustee is the holder of the Outside
Serviced Trust Mortgage Loan and directing the Outside Master Servicer to remit to Master Servicer No. 1 all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to Master Servicer No. 1 all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of the
Outside Serviced Trust Mortgage Loan under the related Co-Lender Agreement and the Outside Servicing Agreement; provided that, if the Trustee is able to request the day on which such remittances are to be made each month, then the
Trustee shall request that such remittances be made on the Business Day following the Determination Date in each month (or the earliest possible date thereafter, but in any event prior to the Distribution Date in each month); and
provided, further, that, if the Outside Master Servicer and Master Servicer No.
1 are not both Wachovia, and if the timing of monthly remittances with respect to the Outside Serviced Mortgage Loans will be such that Master Servicer No. 1 will be unable to timely forward such remittances to the Certificate
Administrator, then the Trustee shall request that such remittances be made directly to the Certificate Administrator, for deposit in the Distribution
Account, except that the Certificate Administrator shall forward to Master
Servicer No. 1, for deposit in Master

                                      107

Servicer No. 1's Collection Account, that portion of such remittances that would have been permitted to be withdrawn from such Collection Account pursuant to any of clauses (ii)-(xxi) of Section 3.05(a) if such portion had been on deposit in the Collection Account. Master Servicer No. 1 (or, if applicable, the
Certificate Administrator) shall promptly deposit into its Collection Account
(or, if applicable, the Distribution Account) all amounts received by it from any Outside Servicer or any other party under the Outside Servicing Agreement and/or the related Co-Lender Agreement with respect to the Outside Serviced
Trust Mortgage Loans, the related Mortgaged Property or any related REO
Property. In connection with the foregoing, Master Servicer No. 1 (or, if applicable, the Certificate Administrator) shall provide the Outside Master
Servicer wiring instructions for remittances to Master Servicer No. 1 (or, if applicable, the Certificate Administrator). In the event that, during any calendar month, Master Servicer No. 1 (or, if applicable, the Certificate
Administrator) fails to so receive any amounts due to the holder of the Outside
Serviced Trust Mortgage Loan under the related Co-Lender Agreement and/or the
Outside Servicing Agreement by the close of business on the applicable remittance date in such calendar month, then Master Servicer No. 1 (or, if applicable, the Certificate Administrator) shall promptly (i) notify the Outside
Master Servicer and any Outside Trustee that such amounts due with respect to the Outside Serviced Trust Mortgage Loan or any successor REO Trust Mortgage
Loan with respect thereto have not been received (specifying the amount of such deficiency), (ii) make inquiry of the Outside Master Servicer and any Outside
Trustee (and, to the extent learned, inform the Trustee and either the
Certificate Administrator, if Master Servicer No. 1 is making the inquiry, or
Master Servicer No. 1, if the Certificate Administrator is making the inquiry)
as to the reason that such amounts have not been timely received, (iii) as and to the extent appropriate, request that the Outside Master Servicer promptly remedy such failure to make a payment and (iv) make (or, in the case of the
Certificate Administrator, direct Master Servicer No. 1 to make) a P&I Advance with respect to such amounts as and if required by the terms of this Agreement in accordance with Section 4.03 (but only to the extent that the failure to receive such payments from the Outside Master Servicer was as a result of the
Outside Servicers not receiving those payments). Further, in accordance with
Section 4.03, in the event that Master Servicer No. 1 fails to make such P&I
Advance with respect to the Outside Serviced Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, then the Trustee or, if it fails to do so, any Fiscal Agent, shall make such P&I Advance.
Notwithstanding anything herein to the contrary, all amounts received from an
Outside Servicer with respect to the Outside Serviced Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto during the period following the Determination Date through and including the P&I Advance Date in any calendar month shall, for purposes of calculating distributions on the
Certificates (including the Available Distribution Amount, the Net Available
Distribution Amount, the Class AMP Available Distribution Amount, the Principal
Distribution Amount, the Net Principal Distribution Amount, the Class AMP-1
Principal Distribution Amount, the Class AMP-2 Principal Distribution Amount and
the Class AMP-3 Principal Distribution Amount for the applicable Distribution
Date, as well as the amount of required P&I Advances and the amount to be remitted by Master Servicer No. 1 to the Certificate Administrator on the
applicable P&I Advance Date), be deemed to have been received by the Trust during the Collection Period ending on such Determination Date, if and to the extent that such amounts are actually received by Master Servicer No. 1 no later than 2:00 p.m., New York City time, on the first P&I Advance Date following the end of such Collection Period or by the Certificate Administrator no later than the close of business, New York City time, on the first P&I Advance Date following the end of such Collection Period; provided that, if and to the extent that such amounts are not actually so received by Master Servicer No. 1 as of
2:00 p.m., New York City time, on the first P&I Advance Date following the end of such Collection Period or by the Certificate Administrator no later than the close of business, New York City time, on the first P&I Advance Date following the end of such Collection Period, then such amounts shall be

                                      108

deemed received, for such purposes, during such other Collection Period that they are actually so received by Master Servicer No. 1 or the Certificate
Administrator.

          (c) Within 60 days after the later of (i) the Closing Date and (ii)
the applicable Master Servicer's receipt of the applicable letter of credit, the applicable Master Servicer shall notify each provider of a letter of credit for each Trust Mortgage Loan (exclusive of the Outside Serviced Trust Mortgage Loan)
identified as having a letter of credit on the Mortgage Loan Schedule, that the applicable Master Servicer or the Special Servicer on behalf of the Trustee for the benefit of the Certificateholders shall be the beneficiary under each such letter of credit. If a draw upon a letter of credit is needed before its transfer to the Trust Fund can be completed, the applicable Mortgage Loan Seller shall draw upon such letter of credit for the benefit of the Trust pursuant to written instructions from the applicable Master Servicer.

          (d) In the event that a Master Servicer or Special Servicer receives
Additional Interest in any Collection Period, or receives notice from the related Mortgagor that a Master Servicer or Special Servicer will be receiving
Additional Interest in any Collection Period, then such Master Servicer or
Special Servicer, as applicable, will promptly notify the Certificate
Administrator. Subject to the provisions of Section 3.02(a) hereof, none of the
Master Servicers, the Certificate Administrator or the Special Servicer shall be responsible for any such Additional Interest not collected after notice from the related Mortgagor.

          (e) With respect to any Serviced Mortgage Loan in connection with which the Mortgagor was required to escrow funds or to post a letter of credit related to obtaining certain performance objectives described in the applicable
Serviced Mortgage Loan documents, the applicable Master Servicer shall, to the extent consistent with the Servicing Standard, hold such escrows, letters of credit and proceeds thereof as additional collateral and not apply such items to reduce the principal balance of such Serviced Mortgage Loan unless otherwise required to do so pursuant to the applicable Serviced Mortgage Loan documents.

          SECTION 3.03 Collection of Taxes, Assessments and Similar Items;
Servicing Accounts; Reserve Accounts.

          (a) Each Master Servicer shall, as to all Serviced Mortgage Loans as to which it is the Master Servicer, establish and maintain one or more accounts
(the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained, and shall administer such accounts in accordance with the terms of the related loan documents; provided that, in the case of an A/B Loan
Combination, if the related Servicing Account includes funds with respect to any other Serviced Mortgage Loan, then such Master Servicer shall clearly reflect any interest therein of the related B-Noteholder. Each Servicing Account shall be an Eligible Account unless not permitted by terms of applicable Trust
Mortgage Loan documents. Withdrawals of amounts so collected from a Servicing
Account may be made in each case, to the extent of amounts on deposit therein in respect of the related Serviced Mortgage Loan (or, in the case of clauses (iv)
and (v) below, to the extent of interest or other income earned on such amounts)
only to: (i) effect payment of items for which Escrow Payments were collected and comparable items; (ii) reimburse the applicable Master Servicer, the Special
Servicer, the Trustee or any Fiscal Agent for any unreimbursed Servicing
Advances; (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; (v) pay itself interest and investment income on balances in the Servicing Account as described in Section 3.06(b), if and to the extent not required by law or the terms of the applicable

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Serviced Mortgage Loan to be paid to the Mortgagor; (vi) following an event of default under the related Serviced Mortgage Loan, for such other purposes as are consistent with the related Trust Mortgage Loan documents, applicable law and the Servicing Standard; (vii) withdraw amounts deposited in error; or (viii)
clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. To the extent permitted by law or the applicable Serviced Mortgage Loan, funds in the Servicing Accounts may be invested only in Permitted Investments in accordance with the provisions of
Section 3.06 and in accordance with the terms of the related Serviced Mortgage
Loan documents. Each Master Servicer shall pay or cause to be paid to the
Mortgagors interest, if any, earned on the investment of funds in Servicing
Accounts maintained thereby, if required by law or the terms of the related
Serviced Mortgage Loan. If a Master Servicer shall deposit in a Servicing
Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. The Servicing Accounts shall not be considered part of the segregated pool of assets constituting any REMIC Pool or Grantor Trust Y.

          (b) The applicable Master Servicer (for Serviced Mortgage Loans other than (1) Specially Serviced Mortgage Loans and (2) REO Mortgage Loans) or the
Special Servicer (for Specially Serviced Mortgage Loans and for REO Mortgage
Loans that relate to an Administered REO Property) shall (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items. For purposes of effecting any such payment for which it is responsible, the applicable Master Servicer shall apply Escrow Payments (at the direction of the
Special Servicer for Specially Serviced Mortgage Loans and for REO Mortgage
Loans that relate to an Administered REO Property) as allowed under the terms of the related Serviced Mortgage Loan, and if such Serviced Mortgage Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the applicable Master Servicer shall, as to all Serviced Mortgage Loans, use reasonable efforts consistent with the Servicing Standard to enforce the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due, and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related
Mortgaged Property for nonpayment of such items.

          (c) Each Master Servicer shall, as to all Serviced Mortgage Loans for which it is the Master Servicer, subject to Section 3.01(d), make a Servicing
Advance with respect to the related Mortgaged Property in an amount equal to all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments, penalties and other similar items, (ii) ground rents
(if applicable), and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis; provided that a Master Servicer shall not make any Servicing Advance prior to the penalty date or cancellation date, as applicable, if such Master Servicer reasonably anticipates in accordance with the Servicing Standard that the Mortgagor will pay such amount on or before the penalty date or cancellation date; and provided, further, that a Master Servicer shall not be obligated to make any Servicing Advance that would, if made, constitute a Nonrecoverable Servicing Advance (although it may pay the item that such Servicing Advance was to cover out of funds in its Collection Account (or, if applicable and there are funds on deposit therein, an A/B Custodial Account)
if it determines, and it must pay such item out of funds in its Collection
Account (or, if applicable and there are funds on deposit therein, an

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A/B Custodial Account) if, in the case of a Specially Serviced Mortgage Loan or
Administered REO Property, the Special Servicer determines (upon which determination such Master Servicer may conclusively rely), that such payment would be in the best interests of the Certificateholders (or, in the case of withdrawals from an A/B Custodial Account, would be in the best interests of the
Certificateholders and the related B-Noteholder(s)), as a collective whole). All such Servicing Advances or, as contemplated by the second proviso to the preceding sentence, amounts withdrawn from a Collection Account (or, if applicable and there are funds on deposit therein, an A/B Custodial Account)
shall be reimbursable in the first instance from collections from the related
Mortgagors, and further as provided in Section 3.05(a) (or, if applicable,
Section 3.05(e)). No costs incurred by a Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of any Mortgaged Properties shall, for purposes of this Agreement, including, without limitation, the Certificate Administrator's calculation of monthly distributions to Certificateholders, be added to the unpaid Stated
Principal Balances of the related Serviced Mortgage Loans, notwithstanding that the terms of such Serviced Mortgage Loans so permit. The foregoing shall in no way limit a Master Servicer's ability to charge and collect from the Mortgagor such costs together with interest thereon.

          The Special Servicer shall give the applicable Master Servicer, the
Trustee and any Fiscal Agent not less than five (5) Business Days' notice with respect to Servicing Advances to be made on any Specially Serviced Trust
Mortgage Loan or Administered REO Property, before the date on which the applicable Master Servicer is required to make any Servicing Advance with respect to a given Specially Serviced Trust Mortgage Loan or Administered REO
Property; provided, however, that only two (2) Business Days' notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments); and provided, further, that the
Special Servicer may, without any obligation to do so, elect to make the
Servicing Advance out of its own funds. In addition, the Special Servicer shall provide the applicable Master Servicer, the Trustee and any Fiscal Agent with such information in its possession as the applicable Master Servicer, the
Trustee or such Fiscal Agent, as applicable, may reasonably request to enable the applicable Master Servicer, the Trustee or such Fiscal Agent, as applicable, to determine whether a requested Servicing Advance would constitute a
Nonrecoverable Servicing Advance. Any request by the Special Servicer that the applicable Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance and the applicable Master Servicer shall be entitled to conclusively rely on such determination. On the fourth Business
Day before each Distribution Date, the Special Servicer shall report to the applicable Master Servicer the Special Servicer's determination as to whether any Servicing Advance previously made or proposed to be made with respect to a
Trust Mortgage Loan or an Administered REO Property is a Nonrecoverable
Servicing Advance. The applicable Master Servicer, the Trustee and any Fiscal
Agent shall be entitled to conclusively rely on such a determination and must rely on any such determination that any Servicing Advance is or would be a
Nonrecoverable Servicing Advance.

          If the applicable Master Servicer is required under any provision of this Agreement (including, but not limited to, this Section 3.03(c)) to make a
Servicing Advance, but does not do so within 15 days (or such shorter period as may be required to avoid foreclosure of liens for delinquent real estate taxes or a lapse in insurance coverage) after such Advance is required to be made, then the Trustee shall, if a Responsible Officer of the Trustee has actual knowledge of such failure on the part of the applicable Master Servicer, give written notice of such failure to the applicable Master Servicer. If

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such Servicing Advance is not made by the applicable Master Servicer within five
(5) Business Days after such notice, then (subject to a determination that such
Servicing Advance would not be a Nonrecoverable Servicing Advance) the Trustee
(or a Fiscal Agent on its behalf) shall make such Servicing Advance. Any failure by a Master Servicer to make a Servicing Advance hereunder shall constitute an
Event of Default by such Master Servicer subject to and as provided in Section
7.01.

          (d) In connection with its recovery of any Servicing Advance from a
Collection Account pursuant to Section 3.05(a), from a Servicing Account pursuant to Section 3.03(a) or from an A/B Custodial Account pursuant to Section
3.05(e), as applicable, each of the Master Servicers, the Special Servicer, the
Trustee and the Fiscal Agent shall be entitled to receive, out of any amounts then on deposit in the Collection Accounts or such A/B Custodial Account, as applicable, any unpaid interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of such Servicing Advance (to the extent made with its own funds) from the date made to but not including the date of reimbursement such interest to be payable: first, out of late payment charges and Penalty Interest Received by the Trust on the related Serviced
Mortgage Loan or Administered REO Property during the Collection Period in which such reimbursement is made; and then, to the extent that such late payment charges and Penalty Interest are insufficient, but only after or at the same time the related Advance has been or is reimbursed pursuant to this Agreement, from general collections on the Trust Mortgage Loans and REO Properties then on deposit in the Collection Accounts; provided that interest on Servicing Advances with respect to an A/B Loan Combination or any related A/B Mortgaged Property shall, to the maximum extent permitted under the related Co-Lender Agreement, be payable out of amounts otherwise payable to the related B-Noteholder(s) and/or payments received from the related B-Noteholder(s) under the related Co-Lender
Agreement for such purpose. Subject to the fourth paragraph of Section 3.05(a), each Master Servicer shall reimburse itself, the Special Servicer, the Trustee and/or any Fiscal Agent, as applicable, for any outstanding Servicing Advance made thereby as soon as practicable after funds available for such purpose have been received by such Master Servicer, and in no event shall interest accrue in accordance with this Section 3.03(d) on any Servicing Advance as to which the corresponding Escrow Payment or other similar payment by the Mortgagor was received by the applicable Master Servicer on or prior to the date the related
Servicing Advance was made.

          (e) The determination by a Master Servicer or the Special Servicer that a Nonrecoverable Servicing Advance has been made or that any proposed
Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made in accordance with the Servicing Standard and shall be evidenced by an Officer's Certificate delivered promptly to the applicable Master Servicer
(if the Special Servicer is delivering such Officer's Certificate), the Special
Servicer (if the applicable Master Servicer is delivering such Officer's
Certificate), the Trustee, any Fiscal Agent, the Depositor and, in the case of an A/B Loan Combination, the related B-Noteholder(s), setting forth the basis for such determination, together with a copy of any Appraisal (the cost of which may be paid out of the Collection Accounts pursuant to Section 3.05(a)) or, in the case of an A/B Loan Combination, out of the related A/B Custodial Account pursuant to Section 3.05(e)) of the related Mortgaged Property or REO Property, as the case may be; which Appraisal shall be conducted pursuant to Section
3.09(a) by the applicable Master Servicer, or by or on behalf of the Special
Servicer if the Serviced Mortgage Loan is a Specially Serviced Mortgage Loan or,
if no such Appraisal has been performed, a copy of an Appraisal of the related
Mortgaged Property or REO Property, performed within the 12 months preceding such determination and the party delivering such appraisal has no actual knowledge of a material adverse change in the condition of the related Mortgaged
Property that would draw into question the applicability of such Appraisal, by an Independent Appraiser or other expert in real estate matters, and further accompanied by related Mortgagor operating statements and financial statements,

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budgets and rent rolls of the related Mortgaged Property and any engineers'
reports, environmental surveys or similar reports that the applicable Master
Servicer or the Special Servicer may have obtained and that support such determination. In making a recoverability determination, the applicable Person will be entitled, but not obligated, to consider (among other things) the obligations of the related Mortgagor under the terms of the related Serviced
Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Property in its "as is" or then current conditions and occupancies, as modified by such Person's reasonable assumptions (in the case of a Master Servicer, consistent with the Servicing Standard) regarding the possibility and effects of future adverse change with respect to such Mortgaged
Property, to estimate and consider (among other things) future expenses, to estimate and consider (consistent with the Servicing Standard) (among other things) the timing of recoveries, and to consider the existence and amount of any outstanding Nonrecoverable Advances the reimbursement of which is being deferred pursuant to Section 3.05(a), together with (to the extent accrued and unpaid) interest on such Advances. In addition, any such Person may update or change its recoverability determinations at any time, and (in the case of a
Master Servicer, consistent with the Servicing Standard) the applicable Master
Servicer and the Trustee each may obtain from the Special Servicer any
Appraisals or market value estimates or other information in the Special
Servicer's possession for such purposes.

          The Trustee, any Fiscal Agent and the Master Servicers, in the case of a Serviced Mortgage Loan or an Administered REO Property, shall conclusively rely on any determination by the Special Servicer that a Servicing Advance, if made, would be a Nonrecoverable Advance, and the Trustee and any Fiscal Agent
shall be entitled to rely, conclusively, on any determination by the applicable
Master Servicer that a Servicing Advance, if made, would be a Nonrecoverable
Advance; provided, however, that, if a Master Servicer has failed to make a
Servicing Advance for reasons other than a determination by such Master Servicer that such Servicing Advance would be a Nonrecoverable Advance, the Trustee shall make such Servicing Advance within the time periods required by Section 3.03(c)
unless the Trustee in good faith, makes a determination that such Servicing
Advance would be a Nonrecoverable Advance; and provided, further, that, if the
Trustee fails to make such Servicing Advance for reasons other than a determination by the Trustee that such Servicing Advance would be a
Nonrecoverable Advance, any Fiscal Agent shall make such Servicing Advance within the time periods required by Section 3.03(c) unless such Fiscal Agent in good faith, makes a determination that such Servicing Advance would be a
Nonrecoverable Advance.

          (f) Each Master Servicer shall, as to all Serviced Mortgage Loans for which it is the Master Servicer, establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained; provided that, in the case of an A/B Loan
Combination, if the related Reserve Account includes funds with respect to any other Serviced Mortgage Loan, then the applicable Master Servicer shall clearly reflect any interest therein of the related B-Noteholder. Withdrawals of amounts so deposited with respect to any Serviced Mortgage Loan may be made: (i) to pay for, or to reimburse the related Mortgagor in connection with, the related environmental remediation, repairs and/or capital improvements at the related
Mortgaged Property if the repairs and/or capital improvements have been completed, and such withdrawals are made in accordance with the Servicing
Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds and any other items for which such Reserve Funds were intended pursuant to the loan documents; (ii) to pay the applicable Master Servicer interest and investment income earned on amounts in the subject Reserve Account as described below if permitted under the related Serviced Mortgage Loan documents; and (iii) following an event of default under such Serviced Mortgage Loan, for such other purposes as are consistent with the related Serviced

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Mortgage Loan documents, applicable co-lender and/or intercreditor agreements, applicable law and the Servicing Standard. To the extent permitted in the applicable Mortgage, funds in the Reserve Accounts to the extent invested may be only invested in Permitted Investments in accordance with the provisions of
Section 3.06. All Reserve Accounts shall be Eligible Accounts. The Reserve
Accounts shall not be considered part of the segregated pool of assets comprising any REMIC Pool or Grantor Trust Y. Consistent with the Servicing
Standard, the applicable Master Servicer may waive or extend the date set forth in any agreement governing such Reserve Funds by which the required repairs and/or capital improvements at the related Mortgaged Property must be completed.

          SECTION 3.04 Collection Accounts, Interest Reserve Account,
Gain-on-Sale Reserve Account, Additional Interest Account, Distribution Account
and A/B Custodial Accounts.

          (a) Each Master Servicer shall establish and maintain one or more accounts (collectively, as to such Master Servicer and the Mortgage Loans as to which it is acting as Master Servicer, the "Collection Account") to be held on behalf of the Trustee in trust for the benefit of the Certificateholders. Each
Collection Account shall be an Eligible Account and shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series and the other accounts of the related
Master Servicer. Each Master Servicer shall deposit or cause to be deposited in its Collection Account, within one (1) Business Day of receipt of available funds (in the case of payments by Mortgagors or other collections on the Trust
Mortgage Loans) or as otherwise required hereunder, the following payments and collections received (including, in the case of Master Servicer No. 1, amounts received by the Trust with respect to the Outside Serviced Trust Mortgage Loans)
or made by such Master Servicer or on its behalf subsequent to the Cut-off Date
(other than in respect of principal and interest on the Trust Mortgage Loans due and payable on or before the Cut-off Date, which payments shall be delivered promptly to the applicable Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse, and other than amounts received from Mortgagors which are to be used to purchase defeasance collateral), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

               (i) all payments on account of principal of the Trust Mortgage
     Loans that are Serviced Mortgage Loans for which the subject Master
     Servicer is responsible, including Principal Prepayments;

               (ii) all payments on account of interest on the Trust Mortgage
     Loans that are Serviced Mortgage Loans for which the subject Master
     Servicer is responsible, including Additional Interest;

               (iii) all Prepayment Premiums and Yield Maintenance Charges on
     the Trust Mortgage Loans that are Serviced Mortgage Loans for which the subject Master Servicer is responsible;

               (iv) all Insurance Proceeds and Liquidation Proceeds received in respect of any Trust Mortgage Loan that is a Serviced Mortgage Loan for which the subject Master Servicer is responsible (including any such amounts representing recoveries of Nonrecoverable Advances, including interest on such Nonrecoverable Advances);

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          (v) in the case of Master Servicer No. 1, all or any portion of the remittances to the Trust under the Outside Servicing Agreement and/or the related Co-Lender Agreement with respect to the Outside Serviced Trust Mortgage
Loan or any successor REO Trust Mortgage Loan with respect thereto (including any amounts received in connection with a cure by the applicable Non-Trust
Mortgage Loan Noteholder in accordance with the Ala Moana Portfolio Co-Lender
Agreement) received by Master Servicer No. 1 or received by the Certificate
Administrator and remitted to Master Servicer No. 1;

          (vi) any amounts required to be deposited by the subject Master
Servicer pursuant to Section 3.06(b) in connection with losses incurred with respect to Permitted Investments of funds held in its Collection Account;

          (vii) any amounts required to be deposited by the subject Master
Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses in respect of a Trust Mortgage Loan that is a Serviced Mortgage Loan for which the subject Master Servicer is responsible resulting from a deductible clause in a blanket hazard policy or a force placed policy;

          (viii) any amounts required to be transferred to the subject Master
Servicer's Collection Account from the Pool REO Account pursuant to Section
3.16(c);

          (ix) to the extent that they relate to a Trust Mortgage Loan as to which the subject Master Servicer is acting as Master Servicer, any amount in respect of Purchase Prices and Substitution Shortfall Amounts pursuant to
Section 2.03(b);

          (x) any amount required to be deposited by the subject Master Servicer pursuant to Section 3.19(a) in connection with Prepayment Interest Shortfalls;

          (xi) any amount paid by a Mortgagor to cover items for which a
Servicing Advance has been previously made and for which a Master Servicer, the
Special Servicer, the Trustee or any Fiscal Agent, as applicable, has been previously reimbursed out of the subject Master Servicer's Collection Account;

          (xii) to the extent that they relate to a Trust Mortgage Loan as to which the subject Master Servicer is acting as Master Servicer, any amounts required to be deposited by the subject Master Servicer or the Special Servicer pursuant to Section 3.11(b) and 3.11(d), respectively, to pay unpaid interest on
Advances and/or in connection with reimbursing the Trust Fund for Additional
Trust Fund Expenses, including, without limitation, interest on Advances and the cost of inspections performed by the Special Servicer pursuant to the first sentence of Section 3.12(a) (but excluding Workout Fees, Liquidation Fees and
Special Servicing Fees);

          (xiii) in the case of Master Servicer No. 2, any amounts (A) required to be transferred from any A/B Custodial Account pursuant to Section 3.05(e) or
(B) paid by the related B-Noteholder(s), in accordance with the related
Co-Lender Agreement, to reimburse the Trust; and

          (xiv) amounts paid by a mezzanine lender or any other applicable
Person in connection with curing a default under a Trust Mortgage Loan for which the subject Master Servicer is acting as Master Servicer;

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provided that, in the case of an A-Note Trust Mortgage Loan or any successor REO
Trust Mortgage Loan with respect thereto, subject to the related Co-Lender
Agreement, any amounts described in clauses (i)-(iv), (vii), (xi) and (xiv)
above required to be deposited in the related A/B Custodial Account pursuant to
Section 3.04(f), shall first be so deposited in the related A/B Custodial
Account and shall thereafter be transferred to the applicable Collection Account only to the extent provided in Section 3.05(e).

          The foregoing requirements for deposit in a Collection Account shall be exclusive. Notwithstanding the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, amounts to be deposited in Reserve Accounts, and amounts that a Master Servicer or the Special Servicer is entitled to retain as additional servicing compensation pursuant to Section 3.11(b) or Section
3.11(d), need not be deposited by a Master Servicer in its Collection Account.
If a Master Servicer shall deposit in its Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Collection Account, any provision herein to the contrary notwithstanding.
Each Master Servicer shall promptly deliver to the Special Servicer as additional servicing compensation in accordance with Section 3.11(d), assumption fees, late payment charges (to the extent not applied to pay interest on
Advances as provided in Sections 3.03(d) or 4.03(d) or to reimburse the Trust for Additional Trust Fund Expenses, including, without limitation, interest on
Advances and the cost of inspections performed by the Special Servicer pursuant to the first sentence of Section 3.12(a) (but excluding Workout Fees,
Liquidation Fees and Special Servicing Fees), as provided in Section 3.11(d))
and other transaction fees or other expenses received by such Master Servicer to which the Special Servicer is entitled pursuant to Section 3.11(d) upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount.

          Upon receipt of any of the amounts described in clauses (i) through
(iv), (vii), (ix), (xi), (xii), (xiii)(B) and (xiv) of the last sentence of the second preceding paragraph with respect to any Trust Mortgage Loan, the Special
Servicer shall promptly, but in no event later than one (1) Business Day after receipt of available funds, remit such amounts (net of any reimbursable expenses incurred by the Special Servicer) to or at the direction of the applicable
Master Servicer for deposit into the applicable Collection Account in accordance with the second preceding paragraph or any applicable A/B Custodial Account in accordance with Section 3.04(f), as applicable, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. Any such amounts received by the Special Servicer with respect to an Administered REO Property shall be deposited by the Special Servicer into the related REO Account and remitted to the applicable Master Servicer for deposit into the applicable
Collection Account or any applicable A/B Custodial Account, as the case may be, pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the applicable Master Servicer and shall deliver promptly, but in no event later than three (3) Business Days after receipt, any such check to the applicable Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

          (b) The Certificate Administrator shall establish and maintain one or more accounts (collectively, the "Distribution Account") to be held on behalf of the Trustee in trust for the benefit of the Certificateholders. The Distribution
Account shall be an Eligible Account and shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series and the other accounts of the Certificate
Administrator.

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          Each Master Servicer shall deliver to the Certificate Administrator each month on or before 2:00 p.m. New York City time on the P&I Advance Date therein, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to that portion of the Available Distribution
Amount (calculated without regard to clauses (a)(ii), (a)(v), (b)(ii)(B) and
(b)(v) of the definition thereof) for the related Distribution Date then on deposit in such Master Servicer's Collection Account, together with (i) any other amounts then on deposit in such Master Servicer's Collection Account that represent Prepayment Premiums, Yield Maintenance Charges and/or Additional
Interest Received by the Trust on the Trust Mortgage Loans during the related
Collection Period, and (ii) in the case of the final Distribution Date, any additional amounts contemplated by the second or third, as applicable, paragraph of Section 9.01.

          In addition, each Master Servicer (and, if and when required, the
Trustee) shall, as and when required hereunder, deliver to the Certificate
Administrator for deposit in the Distribution Account any P&I Advances required to be made by such Person in accordance with Section 4.03(a).

          The Certificate Administrator shall, upon receipt, deposit in the
Distribution Account any and all amounts received by the Certificate
Administrator that are required by the terms of this Agreement to be deposited therein.

          The Certificate Administrator shall, as and when required, deposit in the Distribution Account any amounts required to be so deposited by the
Certificate Administrator pursuant to Section 3.06(b) in connection with losses incurred with respect to Permitted Investments of funds in the Distribution
Account.

          (c) The Certificate Administrator shall establish and maintain one or more accounts (collectively, the "Interest Reserve Account"), on behalf of and for the benefit of the Certificateholders. The Interest Reserve Account shall be an Eligible Account and shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series and the other accounts of the Certificate Administrator; provided that, subject to Section 3.04(g), the Interest Reserve Account may be a
sub-account of the Distribution Account. On or before each Distribution Date in
February and, during each year that is not a leap year, January, the Certificate
Administrator shall withdraw from the Distribution Account and deposit in the
Interest Reserve Account, with respect to, and out of collections and/or advances of interest on, each Interest Reserve Trust Mortgage Loan and Interest
Reserve REO Trust Mortgage Loan, an amount equal to the Interest Reserve Amount in respect of such Interest Reserve Trust Mortgage Loan or Interest Reserve REO
Trust Mortgage Loan, as the case may be, for such Distribution Date.

          The Certificate Administrator shall, as and when required, deposit in the Interest Reserve Account any amounts required to be so deposited by the
Certificate Administrator pursuant to Section 3.06(b) in connection with losses incurred with respect to Permitted Investments of funds in the Interest Reserve
Account.

          (d) Prior to any Collection Period during which Additional Interest is received, and upon notification from a Master Servicer or Special Servicer pursuant to Section 3.02(d), the Certificate Administrator shall establish and maintain the Additional Interest Account on behalf of the Trustee in trust for the benefit of the Class Y Certificateholders. The Additional Interest Account
shall be established and maintained as an Eligible Account and shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series and the other accounts of the Certificate Administrator; provided that, subject to Section 3.04(g), the
Additional

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Interest Account may be a sub-account of the Distribution Account. On or prior to the applicable P&I Advance Date, each Master Servicer shall remit to the
Certificate Administrator for deposit in the Additional Interest Account an amount equal to the Additional Interest received by such Master Servicer during any Collection Period.

          Following the distribution of Additional Interest to the Class Y
Certificateholders on the first Distribution Date after which there are no longer any Trust Mortgage Loans outstanding which pursuant to their terms could pay Additional Interest, the Certificate Administrator shall terminate the
Additional Interest Account.

          The Certificate Administrator shall, as and when required, deposit in the Additional Interest Account any amounts required to be so deposited by the
Certificate Administrator pursuant to Section 3.06(b) in connection with losses incurred with respect to Permitted Investments of funds in the Additional
Interest Account.

          (e) The Certificate Administrator, on behalf of the Trustee in trust for the benefit of the Certificateholders, shall establish (upon notice from
Special Servicer of an event occurring that generates Gain-on-Sale Proceeds) and maintain the Gain-on-Sale Reserve Account. The Gain-on-Sale Reserve Account
shall be an Eligible Account and shall be maintained as a segregated account, separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Certificate Administrator and other accounts of the Certificate Administrator; provided that, subject to Section 3.04(g), the
Gain-on-Sale Reserve Fund may be a sub-account of the Distribution Account. Upon the disposition of any Administered REO Property or the liquidation of any
Specially Serviced Trust Mortgage Loan in accordance with Section 3.09 or
Section 3.18, the Special Servicer will calculate the Gain-on-Sale Proceeds, if any, realized in connection with such sale or liquidation, as the case may be, and remit such funds to the Certificate Administrator for deposit into the
Gain-on-Sale Reserve Account.

          The Certificate Administrator shall, as and when required, deposit in the Gain-on-Sale Reserve Account any amounts required to be so deposited pursuant to Section 3.06(b) in connection with losses incurred with respect to
Permitted Investments of funds in the Gain-on-Sale Reserve Account.

          (f) Master Servicer No. 2 shall establish and maintain, or cause to be established and maintained, one or more separate accounts for each A/B Loan
Combination (collectively, as to each A/B Loan Combination, the related "A/B
Custodial Account"), held on behalf of the Certificateholders and the related
B-Noteholder(s). Each A/B Custodial Account shall be an Eligible Account and shall be maintained as a segregated account, separate and apart from the trust funds created for mortgage pass-through certificates of other series and the other accounts of Master Servicer No. 2; provided that, subject to Section
3.04(g), any A/B Custodial Account may be a sub-account of Master Servicer No.
2's Collection Account. Subject to the related Co-Lender Agreement, Master
Servicer No. 2 shall deposit or cause to be deposited in the A/B Custodial
Account with respect to any A/B Loan Combination, within one (1) Business Day of receipt of available funds, the following payments and collections received subsequent to the Cut-off Date (other than in respect of principal and interest on such A/B Loan Combination due and payable on or before the Cut-off Date, which payments shall be delivered promptly to the applicable Mortgage Loan
Seller or the related B-Noteholder(s), as the case may be, with negotiable instruments endorsed as necessary and appropriate without recourse, and other than amounts received from Mortgagors which are to be used to purchase defeasance collateral with respect

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to such A/B Loan Combination), or payments (other than Principal Prepayments)
received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

               (i) all payments on account of principal on the subject A/B Loan
     Combination, including Principal Prepayments;

               (ii) all payments on account of interest on the subject A/B Loan
     Combination, including Additional Interest;

               (iii) all Prepayment Premiums and Yield Maintenance Charges on
     the subject A/B Loan Combination;

               (iv) to the extent not otherwise required to be deposited into an
     A/B REO Account, all Insurance Proceeds and Liquidation Proceeds received in respect of the subject A/B Loan Combination (including, without limitation, any amounts representing recoveries of Nonrecoverable Advances in respect of such A/B Loan Combination, including interest on such
     Nonrecoverable Advances, but excluding any Liquidation Proceeds described in clauses (iv), (v), (vi) (except as to an REO Property), (vii), (viii)
     and (ix) of the definition thereof received on the subject A-Note Trust
     Mortgage Loan while it remains outstanding (which Liquidation Proceeds will be deposited in the applicable Collection Account));

               (v) any amounts required to be deposited by Master Servicer No. 2 pursuant to Section 3.06 in connection with losses incurred with respect to
     Permitted Investments of funds held in such A/B Custodial Account;

               (vi) any amounts required to be deposited by Master Servicer No.
     2 or the Special Servicer pursuant to Section 3.07(b) in connection with losses with respect to the subject A/B Loan Combination resulting from a deductible clause in a blanket hazard policy;

               (vii) any amounts required to be transferred to such A/B
     Custodial Account from the related A/B REO Account pursuant to Section
     3.16(c);

               (viii) insofar as they do not constitute Escrow Payments, any amount paid by a Mortgagor with respect to the subject A/B Loan Combination specifically to cover items for which a Servicing Advance has been previously made;

               (ix) any amounts representing a reimbursement, payment and/or contribution due and owing to a party other than the Trust from a related
     B-Noteholder in accordance with the related Co-Lender Agreement; and

               (x) any amounts paid by a related B-Noteholder or mezzanine lender in connection with curing a default under the subject A/B Loan
     Combination;

provided, however, that, at any time during which the related Co-Lender
Agreement requires that remittances in respect of a B-Note Non-Trust Loan be made directly to the related B-Noteholder, Master Servicer No. 2 shall remit any amounts received in respect of such B-Note Non-Trust Loan to the servicer of such B-Note Non-Trust Loan, except to the extent that amounts received in respect of such B-Note Non-Trust Loan due and owing to any Person pursuant to this Agreement (including, without

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limitation, for any of the purposes described in Section 3.05(e)) and the related Co-Lender Agreement, in which case Master Servicer No. 2 shall deposit such amounts in the related A/B Custodial Account.

          The foregoing requirements for deposit in an A/B Custodial Account shall be exclusive. Notwithstanding the foregoing, actual payments from the related Mortgagor in respect of any A/B Loan Combination in the nature of Escrow
Payments, amounts to be deposited in Reserve Accounts, and amounts that Master
Servicer No. 2 and the Special Servicer are entitled to retain as additional servicing compensation pursuant to Sections 3.11(b) and 3.11(d), need not be deposited by Master Servicer No. 2 in an A/B Custodial Account. If Master
Servicer No. 2 shall deposit in an A/B Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from such A/B
Custodial Account, any provision herein to the contrary notwithstanding. Master
Servicer No. 2 shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(d), assumption fees and other transaction fees or other expenses received by Master Servicer
No. 2 with respect to any A/B Loan Combination, to which the Special Servicer is entitled pursuant to Section 3.11(d), upon receipt of a certificate of a
Servicing Officer of the Special Servicer describing the item and amount.

          Upon receipt of any of the amounts described in clauses (i) through
(iv), (viii), (ix) and (x) of the last sentence of the second preceding paragraph with respect to an A/B Loan Combination, the Special Servicer shall promptly, but in no event later than one (1) Business Day after receipt of available funds, remit such amounts (net of any reimbursable expenses incurred by the Special Servicer) to or at the direction of Master Servicer No. 2 for deposit into the related A/B Custodial Account (or, if applicable, for remittance to the servicer of the related B-Note Non-Trust Mortgage Loan) in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an A/B REO Property shall be deposited by the Special Servicer into the related A/B REO Account and remitted to Master Servicer No. 2 for deposit into the related A/B Custodial Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the
Special Servicer shall endorse such check to the order of Master Servicer No. 2 and shall deliver promptly, but in no event later than three (3) Business Days after receipt, any such check to Master Servicer No. 2 by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

          (g) Funds in the Collection Accounts, the A/B Custodial Accounts, the
Interest Reserve Account, the Distribution Account, the Gain-on-Sale Reserve
Account and the Additional Interest Account may be invested only in Permitted
Investments in accordance with the provisions of Section 3.06. Each Master
Servicer shall give written notice to the Trustee, the Certificate
Administrator, the Special Servicer and the Rating Agencies of the location of its Collection Account as of the Closing Date and of the new location of its
Collection Account prior to any change thereof. The Certificate Administrator shall give written notice to the Trustee, the Master Servicers, the Special
Servicer and the Rating Agencies of the location of the Distribution Account as of the Closing Date and of any new location of the Distribution Account prior to any change thereof.

          Notwithstanding that any A/B Custodial Account may be a sub-account of a Collection Account for reasons of administrative convenience, any such A/B
Custodial Account and such Collection Account shall, for all purposes of this
Agreement (including the obligations and

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responsibilities of Master Servicer No. 2 hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. Master
Servicer No. 2 shall indemnify and hold harmless the Trust Fund and each
B-Noteholder against any losses arising out of the failure by Master Servicer
No. 2 to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of Master Servicer No. 2 and appointment of a successor
Master Servicer No. 2.

          Notwithstanding that the Additional Interest Account, the Interest
Reserve Account or the Gain-on-Sale Reserve Account may be a sub-account of the
Distribution Account for reasons of administrative convenience, the Additional
Interest Account, the Gain-on-Sale Reserve Account, the Interest Reserve Account
and the Distribution Account shall, for all purposes of this Agreement
(including the obligations and responsibilities of the Certificate Administrator hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Certificate Administrator shall indemnify and hold harmless the Trust Fund against any losses arising out of the failure by the
Certificate Administrator to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the Certificate Administrator and appointment of a successor Certificate Administrator.

          SECTION 3.05   Permitted Withdrawals from the Collection Accounts,
                         Interest Reserve Account, Additional Interest Account,
                         Distribution Account and A/B Custodial Accounts.

          (a) Subject to Section 3.05(f), each Master Servicer may, from time to time, make withdrawals from its Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

               (i) to remit to the Certificate Administrator for deposit in the
     Distribution Account the amounts required to be so deposited pursuant to the second paragraph of Section 3.04(b) and any amount that may be applied to make P&I Advances pursuant to Section 4.03(a);

               (ii) to reimburse any Fiscal Agent, the Trustee and itself, in that order, for unreimbursed P&I Advances in respect of any Trust Mortgage
     Loan or REO Trust Mortgage Loan as to which the subject Master Servicer is the applicable Master Servicer, such Fiscal Agent's, the Trustee's and the subject Master Servicer's right to reimbursement pursuant to this clause
     (ii) with respect to any P&I Advance (other than Nonrecoverable Advances, which are reimbursable pursuant to clause (vii) below) being limited to amounts that represent Late Collections or other recoveries of interest
     (net of the related Master Servicing Fees and, in the case of the Outside
     Serviced Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, Outside Servicing Fees) and principal (net of any related
     Workout Fee or Liquidation Fee) received in respect of the particular Trust
     Mortgage Loan or REO Trust Mortgage Loan as to which such P&I Advance was made;

               (iii) to pay to itself and/or the holder of the related Excess
     Servicing Strip (subject to Section 3.11(a)) earned and unpaid Master
     Servicing Fees in respect of each Trust Mortgage Loan and REO Trust
     Mortgage Loan as to which the subject Master Servicer is the applicable
     Master Servicer, the subject Master Servicer's right to payment pursuant to this clause (iii) with respect to any Trust Mortgage Loan or REO Trust
     Mortgage Loan being limited to amounts received on or in respect of such
     Trust Mortgage Loan (whether in the form of payments (including cure payments), Liquidation Proceeds or Insurance Proceeds) or such REO

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     Trust Mortgage Loan (whether in the form of REO Revenues, Liquidation
     Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

               (iv) to pay to the Special Servicer earned and unpaid Special
     Servicing Fees in respect of each Specially Serviced Trust Mortgage Loan as to which the subject Master Servicer is the applicable Master Servicer and each REO Trust Mortgage Loan that relates to an Administered REO Property as to which the subject Master Servicer is the applicable Master Servicer;

               (v) to pay the Special Servicer (or, if applicable, a predecessor
     Special Servicer) earned and unpaid Workout Fees or Liquidation Fees in respect of each Specially Serviced Trust Mortgage Loan as to which the subject Master Servicer is the applicable Master Servicer, each Corrected
     Trust Mortgage Loan as to which the subject Master Servicer is the applicable Master Servicer and/or each REO Trust Mortgage Loan that relates to an Administered REO Property as to which the subject Master Servicer is the applicable Master Servicer, as applicable, in the amounts and from the sources provided in Section 3.11(c);

               (vi) to reimburse any Fiscal Agent, the Trustee, the Special
     Servicer or itself, in that order, for any unreimbursed Servicing Advances in respect of any Serviced Mortgage Loan or Administered REO Property as to
     which the subject Master Servicer is the applicable Master Servicer, such
     Fiscal Agent's, the Trustee's, the Special Servicer's and the subject
     Master Servicer's respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being limited to payments made by or on behalf of the related Mortgagor or cure payments that are allocable to such Servicing Advance, and to Liquidation Proceeds, Insurance
     Proceeds and, if applicable, REO Revenues received in respect of the particular Serviced Trust Mortgage Loan or Administered REO Property as to
     which such Servicing Advance was made;

               (vii) to (A) reimburse any Fiscal Agent, the Trustee, the Special
     Servicer or itself, in that order, for any unreimbursed Advances (including interest at the Reimbursement Rate) that have been or are determined to be
     Nonrecoverable Advances (insofar as such Advances relate to Trust Mortgage
     Loans and/or REO Trust Mortgage Loans (and/or, solely in the case of
     Nonrecoverable Servicing Advances, A/B Loan Combinations) as to which the subject Master Servicer is the applicable Master Servicer) out of general collections on the Trust Mortgage Loans and any REO Properties on deposit in the subject Master Servicer's Collection Account or (B) pay itself, with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan as to which the subject Master Servicer is the applicable Master Servicer, any related earned Master Servicing Fee that remained unpaid in accordance with clause
     (iii) above following a Final Recovery Determination made with respect to such Trust Mortgage Loan or any related REO Property and the deposit into the subject Master Servicer's Collection Account of all amounts received in connection therewith;

               (viii) at such time as or after it reimburses any Fiscal Agent, the Trustee, the Special Servicer or itself, in that order, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above, Section
     3.03 or Section 3.05(e) (insofar as such Advances relate to Trust Mortgage
     Loans and/or REO Trust Mortgage Loans (and/or, solely in the case of
     Servicing Advances, A/B Loan Combinations) as to which the subject Master
     Servicer is the applicable Master Servicer), to pay such Fiscal Agent, the
     Trustee, the Special Servicer or itself, as the case

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     may be, in that order, any interest accrued and payable thereon in accordance with Section 3.03(d) or 4.03(d), as applicable, such Fiscal
     Agent's, the Trustee's, the Special Servicer's and the subject Master
     Servicer's respective rights to payment pursuant to this clause (viii) with respect to interest on any Advance being permitted to be satisfied (A)
     first out of late payment charges and Penalty Interest on deposit in the subject Master Servicer's Collection Account Received by the Trust on or in
     respect of the Trust Mortgage Loan or REO Trust Mortgage Loan to which the reimbursed Advance relates during the Collection Period in which such
     Advance is reimbursed (the use of such late payment charges and Penalty
     Interest to be allocated between the subject Master Servicer and the
     Special Servicer on a pro rata basis based on the amount of late payment charges and Penalty Interest that the subject Master Servicer and the
     Special Servicer have received as additional servicing compensation during such period), and (B) to the extent that the late payment charges and
     Penalty Interest described in the immediately preceding clause (A) are insufficient, but only at the same time or after such Advance has been reimbursed, out of general collections on the Trust Mortgage Loans and any
     REO Properties on deposit in the subject Master Servicer's Collection
     Account;

               (ix) to pay for costs and expenses incurred by the Trust Fund pursuant to the first sentence of Section 3.12(a) with respect to any
     Mortgaged Property securing a Specially Serviced Trust Mortgage Loan as to which the subject Master Servicer is the applicable Master Servicer;

               (x) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (A) interest and investment income earned in respect of amounts held in the subject Master Servicer's Collection
     Account as provided in Section 3.06(b), but only to the extent of the Net
     Investment Earnings with respect to the Collection Account for any
     Collection Period, and (B) any Prepayment Interest Excesses collected with respect to the Trust Mortgage Loans as to which the subject Master Servicer is the applicable Master Servicer;

               (xi) to pay for the cost of an independent appraiser or other expert in real estate matters retained pursuant to Section 3.03(e),
     3.09(a), 3.18(b), 4.03(c) or 9.01 (insofar as such costs relate to Trust
     Mortgage Loans and/or REO Trust Mortgage Loans as to which the subject
     Master Servicer is the applicable Master Servicer);

               (xii) to pay itself, the Special Servicer, the Depositor, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03;

               (xiii) insofar as the following items relate to Trust Mortgage
     Loans or REO Trust Mortgage Loans as to which the subject Master Servicer is the applicable Master Servicer, to pay for (A) the advice of counsel and tax accountants contemplated by Section 3.17(a), (B) the cost of the
     Opinions of Counsel contemplated by Sections 3.09(b)(ii), 3.20(d) and
     11.02(a), (C) the cost of an Opinion of Counsel contemplated by Section
     11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the applicable Master Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of
     Certificateholders, (D) the cost of recording this Agreement in accordance with Section 11.02(a), and (E) any rating confirmations from the Rating
     Agencies that are not otherwise payable by a Mortgagor or a party to this
     Agreement;

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               (xiv) to pay itself, the Special Servicer, any of the Mortgage
     Loan Sellers, the Majority Controlling Class Certificateholder, the
     Majority Class AMP-1 Certificateholder(s), the Majority Class AMP-2
     Certificateholder(s), the Majority Class AMP-3 Certificateholder(s), a
     B-Noteholder or any other Person, as the case may be, with respect to each
     Trust Mortgage Loan, if any, as to which the subject Master Servicer is the applicable Master Servicer and that was previously purchased or otherwise removed from the Trust Fund by such Person(s) pursuant to or as otherwise contemplated by this Agreement, all amounts received thereon subsequent to the date of purchase or removal and, in the case of a replacement of a
     Trust Mortgage Loan with a Qualified Substitute Mortgage Loan or Loan(s), all Periodic Payments due with respect to such Qualified Substitute
     Mortgage Loan(s) during or prior to the month of substitution, in accordance with Section 2.03(c);

               (xv) solely out of Master Servicer No. 2's Collection Account, to pay to a B-Noteholder or an Outside Servicer, any amount (other than normal monthly payments) specifically payable or reimbursable to such party by the
     Trust, in its capacity as holder of the related A-Note Trust Mortgage Loan or Outside Serviced Trust Mortgage Loan, as applicable, or any successor
     REO Trust Mortgage Loan with respect thereto, pursuant to the terms of the related Co-Lender Agreement;

               (xvi) to withdraw any amounts deposited in error;

               (xvii) to remit to the Certificate Administrator for deposit into the Additional Interest Account the amounts required to be deposited pursuant to Section 3.04(d);

               (xviii) insofar as the particular item relates to Trust Mortgage
     Loans and/or REO Trust Mortgage Loans as to which the subject Master
     Servicer is the applicable Master Servicer, to pay the cost of any
     Environmental Assessment or any remedial, corrective or other action pursuant to Section 3.09(c);

               (xix) insofar as the particular item relates to Trust Mortgage
     Loans and/or REO Trust Mortgage Loans as to which the subject Master
     Servicer is the applicable Master Servicer, to pay any amount that, if made as a Servicing Advance, would constitute a Nonrecoverable Servicing
     Advance, provided that the subject Master Servicer (or, in the case of
     Specially Serviced Trust Mortgage Loans and Administered REO Properties,
     the Special Servicer) determines that such payment would be in the best interests of the Certificateholders, pursuant to Section 3.03(c);

               (xx) insofar as the particular item relates to Trust Mortgage
     Loans and/or REO Trust Mortgage Loans as to which the subject Master
     Servicer is the applicable Master Servicer, to withdraw any other amounts that this Agreement expressly provides may be withdrawn from the Collection
     Account;

               (xxi) to pay or reimburse the applicable Person for any Uncovered
     Amount in respect of the other Master Servicer's Collection Account, any such Person's right to payment or reimbursement for any such Uncovered
     Amount being limited to any general funds in the subject Master Servicer's
     Collection Account that are not otherwise to be applied to make any of the payments or reimbursements contemplated to be made out of the subject
     Master Servicer's Collection Account pursuant to any of clauses (ii)-(xx)
     above; and

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               (xxii) to clear and terminate the subject Master Servicer's
     Collection Account at the termination of this Agreement pursuant to Section
     9.01;

provided that, notwithstanding the foregoing, Master Servicer No. 2 shall not make withdrawals from its Collection Account with respect to any A-Note Trust
Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, any
A/B Loan Combination (as a whole) or any A/B REO Property for any of the purposes contemplated by clauses (ii), (iii), (v), (vi) and (viii)(A) above
(but, in the case of such clause (viii)(A), only insofar as it relates to clause
(ii) or (vi) above); and provided, further, that, also notwithstanding the foregoing, any withdrawal from Master Servicer No. 2's Collection Account pursuant to any of clauses (iv), (viii)(B), (ix), (xi), (xii), (xiii) and
(xviii) above that relates or is allocable to (A) any A-Note Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, (B) except in the case of clause (iv), any A/B Loan Combination (as a whole) or (C) any A/B REO
Property, shall be permitted to be made only if and to the extent that (1) (x)
any amounts then on deposit in the related A/B Custodial Account that are, in accordance with Section 3.05(e) and the related Co-Lender Agreement, available to pay the item for which the withdrawal is to be made, are insufficient to pay such item in full, and (y) payment of the item for which the withdrawal is to be made cannot reasonably be expected to ultimately be made out of amounts on deposit in the related A/B Custodial Account in accordance with Section 3.05(e), or (2) such payment, if made out of Master Servicer No. 2's Collection Account, will be reimbursable to the Trust in accordance with the related Co-Lender
Agreement, subject to available funds, out of collections on the related A/B
Loan Combination or any related A/B REO Property that are otherwise payable to the related B-Noteholder(s) in accordance with Section 3.05(e), or (3) such payment, in Master Servicer No. 2's judgment in accordance with the Servicing
Standard, is in the best interests of the Certificateholders; and provided, further, that no servicing compensation earned with respect to a B-Note
Non-Trust Mortgage Loan or any successor REO B-Note Non-Trust Mortgage Loan with respect thereto shall be payable out of Master Servicer No. 2's Collection
Account at any time.

          Each Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from its Collection Account pursuant to the preceding paragraph above. Upon request, each Master Servicer shall provide to the Certificate
Administrator such records and any other information in the possession of such
Master Servicer to enable the Certificate Administrator to determine the amounts attributable to REMIC I with respect to the Trust Mortgage Loans.

          A Master Servicer shall pay to the other Master Servicer, the Special
Servicer, the Certificate Administrator, the Trustee or a Fiscal Agent from its
Collection Account amounts permitted to be paid to the other Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or such Fiscal
Agent, as the case may be, therefrom promptly upon receipt of a certificate of a
Servicing Officer of the other Master Servicer or the Special Servicer or of a
Responsible Officer of the Certificate Administrator, the Trustee or such Fiscal
Agent, as the case may be, describing the item and amount to which the other
Master Servicer, the Special Servicer, the Certificate Administrator, the
Trustee or such Fiscal Agent, as the case may be, is entitled. A Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Trust Mortgage Loan and
Administered REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any

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request for withdrawal from a Collection Account. With respect to each Trust
Mortgage Loan and REO Property for which it makes an Advance, the Trustee shall similarly keep and maintain separate accounting, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from a Collection Account for reimbursements of Advances or interest thereon. With respect to each Trust Mortgage Loan and REO Property for which it makes an Advance, a Fiscal Agent shall similarly keep and maintain separate accounting, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from a Collection Account for reimbursements of Advances or interest thereon.

          Upon the determination that a previously made Advance is a
Nonrecoverable Advance, instead of obtaining reimbursement out of general collections immediately, a Master Servicer, the Special Servicer, the Trustee or
a Fiscal Agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance (together with accrued and unpaid interest thereon) over a period of time not to exceed 12 consecutive months without the consent of the Controlling Class Representative (which consent may be withheld in its sole discretion). The unreimbursed portion of any Advance in respect of which reimbursement has been deferred as described in the preceding sentence shall accrue interest at the Prime Rate. At any time after such a determination to obtain reimbursement over time, a Master Servicer, the Special
Servicer, the Trustee or a Fiscal Agent, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not, with respect to a Master Servicer or the Special Servicer, constitute a violation of the Servicing Standard, or with respect to the Trustee or a Fiscal
Agent, constitute a violation of any fiduciary duty to Certificateholders and/or contractual duty hereunder. The Master Servicers, the Special Servicer, the
Trustee and the Fiscal Agent (if any) shall each give Fitch and Moody's at least
15 days' notice prior to any reimbursement to it of Nonrecoverable Advances from amounts in a Collection Account or Distribution Account allocable to interest on the Trust Mortgage Loans unless (1) it determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such
Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to it that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3)
except in the case of the Trustee, it has not timely received from the Trustee information requested by it to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided, however, that if clause
(1), (2) or (3) applies, a Master Servicer, the Special Servicer, the Trustee or
a Fiscal Agent, as the case may be, shall give Fitch and Moody's notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the
Collection Account or Distribution Account allocable to interest on the Trust
Mortgage Loans as soon as reasonably practicable in such circumstances; and
provided, further, that, as a condition to the Special Servicer providing the notices described above, a Master Servicer shall provide to the Special Servicer such information regarding amounts in its Collection Account allocable to interest as may be required by the Special Servicer to provide notice pursuant to this sentence. The Master Servicers, the Special Servicer, the Trustee and
the Fiscal Agent (if any) shall have no liability for any loss, liability or expense resulting from any notice provided to Fitch and Moody's contemplated by the immediately preceding sentence.

          If a Master Servicer, the Special Servicer, the Trustee or a Fiscal
Agent, as applicable, is reimbursed out of general collections for any unreimbursed Advances that are determined to be Nonrecoverable Advances
(together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest shall be deemed to have been made, subject to Section 3.05(f): first, out of amounts described in clauses (a) through (f) of the definition of
"Principal Distribution Amount", which, but for their application to reimburse a
Nonrecoverable Advance and/or to pay interest thereon, would be included in the
Available

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Distribution Amount for any subsequent Distribution Date; and second, out of other amounts which, but for their application to reimburse a Nonrecoverable
Advance and/or to pay interest thereon, would be included in the Available
Distribution Amount for any subsequent Distribution Date; provided that, in connection with any reimbursement of a Nonrecoverable Advance or the payment of interest thereon in accordance with either clause first or clause second, as the case may be, of this sentence, such reimbursement or payment of interest pursuant to such clause shall be deemed made first, and to the fullest extent possible, out of amounts described in such clause that are attributable to the
Loan Group that includes the Trust Mortgage Loan or REO Trust Mortgage Loan, as
applicable, as to which such Nonrecoverable Advance was made, and only thereafter out of amounts described in such clause that are attributable to the other Loan Group. If and to the extent that any payment is deemed to be applied in accordance with clause first of the preceding sentence to reimburse a
Nonrecoverable Advance or to pay interest thereon, then, in accordance with the definition thereof, the Principal Distribution Amount for such Distribution Date shall be reduced, to not less than zero (or, if applicable, to not less than the sum of the Class AMP-1 Principal Distribution Amount, the Class AMP-2 Principal
Distribution Amount or the Class AMP-3 Principal Distribution Amount for such
Distribution Date), by the amount of such reimbursement and/or payment of interest. In addition, if and to the extent that any payment is deemed to be applied in accordance with clause first or clause second of the second preceding sentence to reimburse a Nonrecoverable Advance or to pay interest thereon, then, for purposes of determining the respective portions of the Net Principal
Distribution Amount and/or the Net Available Distribution Amount, as applicable, for the relevant Distribution Date that are attributable to each Loan Group, the parties hereto shall take into account whether such payment is deemed made out of amounts relating to Loan Group No. 1 or Loan Group No. 2 in accordance with the proviso to the second preceding sentence.

          If and to the extent (i) any Advance is determined to be a
Nonrecoverable Advance, (ii) such Advance and/or interest thereon is reimbursed out of amounts constituting part of the Principal Distribution Amount as contemplated by clause first of the first sentence of the preceding paragraph and (iii) the particular item for which such Advance was originally made and/or such interest on such Advance, as the case may be, is subsequently collected out of payments or other collections in respect of the related Trust Mortgage Loan, then, in accordance with the definition thereof, the Principal Distribution
Amount for the Distribution Date that corresponds to the Collection Period in which such item and/or such interest on such Advance, as the case may be, was
Received by the Trust shall be increased by an amount equal to the lesser of (A)
the amount of such recoveries and (B) any previous reduction in the Principal
Distribution Amount for a prior Distribution Date pursuant to the definition thereof resulting from the reimbursement of the subject Advance and/or the payment of interest thereon. If and to the extent (i) any Advance is determined to be a Nonrecoverable Advance, (ii) such Advance and/or interest thereon is reimbursed out of amounts constituting part of the Principal Distribution Amount as contemplated by clause first of the first sentence of the preceding paragraph or out of any other portion of the Available Distribution Amount as contemplated by clause second of the first sentence of the preceding paragraph and (iii) the particular item for which such Advance was originally made, or such interest paid on such Advance, is subsequently collected out of payments or other collections in respect of the related Trust Mortgage Loan or REO Trust Mortgage
Loan, then, for purposes of determining the respective portions of the Net
Principal Distribution Amount and/or the Net Available Distribution Amount, as
applicable, for the relevant Distribution Date that are attributable to each
Loan Group, such recoveries shall be deemed allocated to offset the corresponding prior reductions in amounts attributable to each Loan Group in reverse order to that set forth in the prior paragraph.

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          In connection with any payments required to be made to a B-Noteholder in accordance with Section 3.05(a)(xv), Master Servicer No. 2 may request a written statement from such B-Noteholder describing the nature and amount of the item for which such party is seeking payment or reimbursement and setting forth the provision(s) of the related Co-Lender Agreement pursuant to which such party believes it is entitled to reimbursement; provided that Master Servicer No. 2 may not condition payments required to be made to a B-Noteholder in accordance with Section 3.05(a)(xv) upon receipt of such a written statement (other than as permitted under the related Co-Lender Agreement); and provided, further, that to the extent such a written statement from a B-Noteholder is received by Master
Servicer No. 2, then Master Servicer No. 2 may conclusively rely, absent manifest error and consistent with the Servicing Standard, upon such statement as to the nature and amount of the item for which reimbursement is sought.

          (b) Subject to Section 3.05(f), the Certificate Administrator may,
from time to time, make withdrawals from the Distribution Account for any of the following purposes (in no particular order of priority):

               (i) to make distributions to the Certificateholders on each
     Distribution Date pursuant to Section 4.01;

               (ii) to pay itself, the Trustee or any of their respective directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person out of the Trust Fund pursuant to Section 8.05(b);

               (iii) to pay itself and the Trustee their respective shares of the Trust Administration Fee as contemplated by Section 8.05(a) hereof with respect to each Trust Mortgage Loan and REO Trust Mortgage Loan and to pay
     itself, as additional compensation, interest and investment income, if any, earned in respect of amounts held in the Distribution Account as provided in Section 3.06, but only to the extent of the Net Investment Earnings with respect to such account for the related Distribution Date;

               (iv) to pay for the cost of the Opinions of Counsel sought by the
     Trustee or the Certificate Administrator (A) as provided in clause (v) of the definition of "Disqualified Organization," (B) as contemplated by
     Section 3.20(d), 9.02(a) and 10.01(h), or (C) as contemplated by Section
     11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee or the Certificate Administrator which amendment is in furtherance of the rights and interests of Certificateholders;

               (v) to pay any and all federal, state and local taxes imposed on any REMIC Pool or on the assets or transactions of any REMIC Pool, together with all incidental costs and expenses, to the extent none of the Trustee, the Certificate Administrator, the Master Servicers or the Special Servicer
     is liable therefor pursuant to Section 10.01(i);

               (vi) to pay the Certificate Administrator any amounts
     reimbursable to it pursuant to Section 10.01(e);

               (vii) to pay to a Master Servicer any amounts remitted by such
     Master Servicer for deposit into the Distribution Account that were not required to be deposited therein; and

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               (viii) to transfer Interest Reserve Amounts to the Interest
     Reserve Account in accordance with Section 3.04(c);

               (ix) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

          Taxes imposed on any REMIC Pool shall be allocated to the related
REMIC.

          (c) The Certificate Administrator shall on each P&I Advance Date to occur in March of each year and in the event the final Distribution Date occurs in February or, if such year is not a leap year, in January, on the P&I Advance
Date to occur in such February or January, withdraw from the Interest Reserve
Account and deposit into the Distribution Account in respect of each Interest
Reserve Trust Mortgage Loan and Interest Reserve REO Trust Mortgage Loan, an
amount equal to the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account.

          (d) The Certificate Administrator shall, on any Distribution Date, make withdrawals from the Additional Interest Account to the extent required to make the distributions of Additional Interest required by Section 4.01(d).

          (e) Master Servicer No. 2 may, from time to time, make withdrawals from the A/B Custodial Account (if any) with respect to each A/B Loan
Combination for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

               (i) to make remittances on each P&I Advance Date (or, with respect to the related B-Noteholder(s), on such earlier date (not earlier than one (1) Business Day following receipt) as provided for in the related
     Co-Lender Agreement) to the related B-Noteholder(s) and to the Trust in accordance with the related Co-Lender Agreement, such remittances to the
     Trust to be made to Master Servicer No. 2's Collection Account;

               (ii) to reimburse any Fiscal Agent, the Trustee and itself, in that order, for unreimbursed P&I Advances thereby made with respect to the related A-Note Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, such Fiscal Agent's, the Trustee's and Master
     Servicer No. 2's right to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than any P&I Advance that has been or is determined to be a Nonrecoverable Advance, which shall be reimbursed in the manner contemplated in Section 3.05(a)(vii)) being limited to amounts that represent Late Collections of interest (net of related Master Servicing
     Fees) and principal received in respect of the related A-Note Trust
     Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto;

               (iii) subject to Section 3.11(e), to pay to itself and/or the holder of the Excess Servicing Strip earned and unpaid Master Servicing
     Fees in respect of the subject A/B Loan Combination and/or any successor
     REO Mortgage Loans with respect thereto, Master Servicer No. 2's right to payment pursuant to this clause (iii) with respect thereto being limited to amounts received on or in respect of such A/B Loan Combination (whether in the form of payments (including cure payments), Liquidation Proceeds or
     Insurance Proceeds) or such successor REO Mortgage Loans (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds), as the
     case may be, that are allocable as a recovery of interest thereon;

               (iv) [RESERVED];

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               (v) subject to Section 3.11(e), to pay the Special Servicer (or, if applicable, a predecessor Special Servicer) earned and unpaid Special
     Servicing Fees, Workout Fees and/or Liquidation Fees in respect of the subject A/B Loan Combination or any successor REO Mortgage Loans with respect thereto in the amounts provided in Section 3.11(c) and out of the collections on such A/B Loan Combination or any related A/B REO Property as is contemplated by or consistent with the related Co-Lender Agreement;

               (vi) to reimburse any Fiscal Agent, the Trustee, the Special
     Servicer or itself, in that order, for any unreimbursed Servicing Advances in respect of the subject A/B Loan Combination or any related A/B REO
     Property, such Fiscal Agent's, the Trustee's, the Special Servicer's and
     Master Servicer No. 2's respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being limited to payments
     (including cure payments) made with respect to the item covered by such
     Servicing Advance, or to Liquidation Proceeds, Insurance Proceeds and, if
     applicable, REO Revenues received in respect of such A/B Loan Combination or any related A/B REO Property;

               (vii) at or after such time as Master Servicer No. 2 reimburses any Fiscal Agent, the Trustee, the Special Servicer or itself, in that order, for any unreimbursed Advance in respect of the subject A/B Loan
     Combination (including the related A-Note Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, specifically) or any related A/B REO Property pursuant to clause (ii) or (vi) above, Section
     3.03 or Section 3.05(a), to pay such Fiscal Agent, the Trustee, the Special
     Servicer or itself, as the case may be, in that order, any unpaid interest accrued and payable thereon in accordance with Section 3.03(d) or 4.03(d), as applicable, Master Servicer No. 2's, the Special Servicer's, the
     Trustee's and/or such Fiscal Agent's right to payment pursuant to this clause (vii) with respect to interest on any Advance being permitted to be satisfied out of collections on the subject A/B Loan Combination or any related A/B REO Property as is contemplated by or consistent with the related Co-Lender Agreement;

               (viii) to pay for costs and expenses incurred by the Trust Fund pursuant to the first sentence of Section 3.12(a), with respect to the related A/B Mortgaged Property, such payment to be made out of such collections on the subject A/B Loan Combination or any related A/B REO
     Property as is contemplated by or consistent with the related Co-Lender
     Agreement;

               (ix) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (A) interest and investment income earned in respect of amounts held in such A/B Custodial Account as provided in
     Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to such A/B Custodial Account for any Collection Period, and (B)
     any Prepayment Interest Excess with respect to the related A-Note Trust
     Mortgage Loan;

               (x) to pay for the cost of an independent appraiser or other expert in real estate matters retained pursuant to Section 3.03(e),
     3.09(a), 3.18(b), 4.03(c) or 9.01, to the extent such costs and expenses relate to the subject A/B Loan Combination and/or the related A/B Mortgaged
     Property, such payment to be made out of such collections on such A/B Loan
     Combination or any related A/B REO Property as is contemplated by or consistent with the related Co-Lender Agreement;

               (xi) to pay itself, the Special Servicer, the Depositor, or any of their respective directors, officers, members, managers, employees and agents, as the case may be,

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     any amounts payable to any such Person pursuant to Section 6.03, to the extent such amounts relate to the subject A/B Loan Combination and/or the related A/B Mortgaged Property, such payment to be made out of such collections on the subject A/B Loan Combination or any related A/B REO
     Property as is contemplated by or consistent with the related Co-Lender
     Agreement;

               (xii) to pay for (A) the advice of counsel and tax accountants contemplated by Section 3.17(a), (B) the cost of the Opinions of Counsel contemplated by Sections 3.09(b)(ii), 3.20(d) and 11.02(a), (C) the cost of an Opinion of Counsel contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by Master
     Servicer No. 2 or the Special Servicer that protects or is in furtherance of the rights and interests of Certificateholders, (D) the cost of recording the related Co-Lender Agreement and any required opinion of counsel related thereto and (E) any rating confirmations with respect to related A/B Loan Combination and any related A/B REO Property that are not otherwise payable by the related Mortgagor or a party to this Agreement but, in the case of each of (A), (B) and (C) preceding, only to the extent such amounts relate to the subject A/B Loan Combination and/or the related
     A/B Mortgaged Property, any such payments to be made out of such collections on the subject A/B Loan Combination or any related A/B REO
     Property as is contemplated by or consistent with the related Co-Lender
     Agreement;

               (xiii) to pay itself, the Special Servicer, the related Mortgage
     Loan Seller, the Majority Controlling Class Certificateholder, a related
     B-Noteholder or any other Person, as the case may be, with respect to the related A-Note Trust Mortgage Loan, if previously purchased or otherwise removed from the Trust Fund by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase or removal, and, in the case of a replacement of a Mortgage Loan by a Qualified
     Substitute Mortgage Loan or Loans, all Periodic Payments due with respect to such Qualified Substitute Mortgage Loan(s) during or prior to the month of substitution, in accordance with Section 2.03(c);

               (xiv) to pay the cost of any Environmental Assessment or any remedial, corrective or other action pursuant to Section 3.09(c), to the extent such costs relate to the subject A/B Loan Combination and/or the related A/B Mortgaged Property, such payment to be made out of such collections on the subject A/B Loan Combination or any related A/B REO
     Property as is contemplated by or consistent with the related Co-Lender
     Agreement;

               (xv) to pay any amount that, if made as a Servicing Advance in respect of the related A-Note Trust Mortgage Loan, would constitute a
     Nonrecoverable Servicing Advance, provided that Master Servicer No. 2 (or, if the related A-Note Trust Mortgage Loan is a Specially Serviced Trust
     Mortgage Loan or in the case of any related A/B REO Property, the Special
     Servicer) determines that such payment would be in the best interests of the Certificateholders and the related B-Noteholder(s), as a collective whole, pursuant to Section 3.03(c);

               (xvi) to withdraw any amounts deposited in error;

               (xvii) to withdraw any other amounts that this Agreement or the related Co-Lender Agreement expressly provides may be withdrawn from such
     A/B Custodial Account; and

               (xviii) to clear and terminate such A/B Custodial Account at the termination of this Agreement pursuant to Section 9.01.

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          Master Servicer No. 2 shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from an A/B Custodial Account pursuant to the preceding paragraph and such records shall be sufficient to determine the amounts attributable to REMIC
I.

          Master Servicer No. 2 shall, as and when required by any related
Co-Lender Agreement (or, in the absence of any express provisions therein regarding timing, on or before 1:30 PM (New York City time) on each P&I Advance
Date) remit to the Trust and the related B-Noteholder(s) such amounts as are distributable in respect of any A-Note Trust Mortgage Loan (or any successor REO
Trust Mortgage Loan with respect thereto) and the related B-Note Non-Trust
Mortgage Loan(s) (or any successor REO B-Note Non-Trust Mortgage Loan(s) with respect thereto), respectively, pursuant to the related Co-Lender Agreement, such remittances to the Trust to be made to Master Servicer No. 2's Collection
Account and such remittances to each related B-Noteholder to be made to the account designated by such B-Noteholder pursuant to the related Co-Lender
Agreement. Late remittances to a B-Noteholder may be accompanied by interest thereon only as and to the extent required under the related Co-Lender
Agreement.

          Master Servicer No. 2 shall pay to the Special Servicer, the
Certificate Administrator, the Trustee or any Fiscal Agent on each P&I Advance
Date from an A/B Custodial Account amounts permitted to be paid pursuant to the related Co-Lender Agreement to the Special Servicer, the Trustee or such Fiscal
Agent therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer or of a Responsible Officer of the Trustee, the Certificate
Administrator or such Fiscal Agent describing the item and amount to which the
Special Servicer, the Trustee, the Certificate Administrator or such Fiscal
Agent, as the case may be, is entitled. Master Servicer No. 2 may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting with respect to any A/B Loan Combination or any A/B REO Property, on
a loan-by-loan and property-by-property basis, for the purpose of substantiating any request for withdrawal from the related A/B Custodial Account. The Trustee and any Fiscal Agent shall similarly keep and maintain separate accounting with respect to any A/B Loan Combination or any related A/B REO Property, on a loan-by-loan and property-by-property basis, for the purpose of substantiating any request for withdrawal from the related A/B Custodial Account for reimbursements of Advances or interest thereon.

          If and to the fullest extent that it is permitted to do so pursuant to an Co-Lender Agreement, Master Servicer No. 2 shall, consistent with the
Servicing Standard, seek payment from (or out of amounts otherwise payable to)
the related B-Noteholder(s) to cover (or to reimburse the Trust for the payment
of) any cost or expense, including the reimbursement of Advances and the payment of interest thereon, with respect to an A/B Loan Combination or any related A/B
REO Property that was not (but, subject to available funds, would have been permitted to be) paid out of amounts otherwise payable to such B-Noteholder(s).

          (f) Notwithstanding anything to the contrary contained herein, no amounts otherwise distributable with respect to the Class AMP Certificates on any Distribution Date may be applied to reimburse any Advance with respect to, or to pay any Additional Trust Fund Expense that is related or allocable to, any
Trust Mortgage Loan or REO Property (other than the Ala Moana Portfolio Trust
Mortgage Loans or any related REO Property). Accordingly, in no event may the reimbursement of Nonrecoverable Advances with respect to, or the payment of
Additional Trust Fund Expenses that are related to, Trust Mortgage Loans and REO
Properties (other than the Ala Moana Portfolio Trust

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Mortgage Loans or any related REO Property) result in the Available Distribution
Amount and the Principal Distribution Amount for any Distribution Date being less than the Class AMP Available Distribution Amount and the principal amounts distributable on the Class AMP Certificates, respectively, for such Distribution
Date.

          SECTION 3.06 Investment of Funds in the Servicing Accounts, Reserve
Accounts, Collection Accounts, Interest Reserve Account, Distribution Account,
A/B Custodial Accounts, Gain-on-Sale Reserve Account, Additional Interest
Account, and REO Accounts.

          (a) Each Master Servicer may direct in writing any depository institution maintaining a Servicing Account, a Reserve Account, a Collection
Account or an A/B Custodial Account on its behalf (each, for purposes of this
Section 3.06, an "Investment Account"), the Special Servicer may direct in writing any depository institution maintaining an REO Account (also, for purposes of this Section 3.06, an "Investment Account"), and the Certificate
Administrator may direct in writing any depository institution maintaining the
Distribution Account, the Interest Reserve Account, the Gain-on-Sale Reserve
Account or the Additional Interest Account (also, for purposes of this Section
3.06, an "Investment Account") to invest, or if it is such depository institution, may itself invest, the funds held therein only in one or more
Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement. Funds held in the Distribution Account, the Additional Interest Account and the Gain-on-Sale Reserve Account may remain uninvested. All Permitted Investments of funds in an Investment Account shall be held to maturity, unless payable on demand. Any investment of funds in an
Investment Account shall be made in the name of the Trustee (in its capacity as such). The Master Servicers on behalf of the Trustee for the benefit of
Certificateholders (with respect to Permitted Investments of amounts in the
Servicing Accounts, the Reserve Accounts or the Collection Accounts) or the
benefit of the Certificateholders and the related B-Noteholder(s) (with respect to Permitted Investments of amounts in an A/B Custodial Account), the Special
Servicer on behalf of the Trustee for the benefit of Certificateholders (with respect to Permitted Investments of amounts in the Pool REO Account) or the benefit of the Certificateholders and the related B-Noteholder(s) (with respect to Permitted Investments of amounts in an A/B REO Account) and the Certificate
Administrator on behalf of the Trustee for the benefit of the Certificateholders
(with respect to Permitted Investments of amounts in the Distribution Account, the Interest Reserve Account, the Gain-on-Sale Reserve Account or the Additional
Interest Account) for the benefit of the Certificateholders, shall (and the
Trustee hereby designates the Master Servicers, the Special Servicer and the
Certificate Administrator, with respect to any Investment Account maintained by any of them, and itself, with respect to the Distribution Account, the Interest
Reserve Account, the Additional Interest Account and the Gain-on-Sale Reserve
Account, as applicable, as the Person that shall) maintain continuous possession of any Permitted Investment that is either (i) a "certificated security," as such term is defined in the UCC, or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such Permitted Investment by a Master
Servicer, the Special Servicer or the Certificate Administrator shall constitute possession by the Trustee, as secured party, for purposes of Section 9-313 of the UCC and any other applicable law. If amounts on deposit in an Investment
Account are at any time invested in a Permitted Investment payable on demand, the applicable Master Servicer (with respect to Permitted Investments of amounts in a Collection Account, a Servicing Account, an A/B Custodial Account or a
Reserve Account), the Special Servicer (with respect to Permitted Investments of amounts in an REO Account) or the Certificate Administrator (with respect to
Permitted Investments of amounts in the

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Distribution Account, the Interest Reserve Account, the Gain-on-Sale Reserve
Account or the Additional Interest Account) shall:

          (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

          (y) demand payment of all amounts due thereunder promptly upon determination by the applicable Master Servicer, the Special Servicer or the Certificate Administrator, as the case may be, that such Permitted
     Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

          (b) Whether or not a Master Servicer directs the investment of funds in any of its Servicing Accounts, Reserve Accounts, Collection Account or A/B
Custodial Accounts, interest and investment income realized on funds deposited therein, to the extent of the related Net Investment Earnings, if any, for each
Collection Period and, in the case of a Reserve Account or a Servicing Account, to the extent not otherwise payable to the related Mortgagor in accordance with applicable law or the related loan documents, shall be for the sole and exclusive benefit of such Master Servicer and shall be subject to its withdrawal at the end of such Collection Period. Whether or not the Special Servicer directs the investment of funds in any REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment
Earnings, if any, for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal at the end of such Collection Period. Whether or not the Certificate
Administrator directs the investment of funds in the Distribution Account, the
Interest Reserve Account, the Additional Interest Account or the Gain-on-Sale
Reserve Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each
Distribution Date, shall be for the sole and exclusive benefit of the
Certificate Administrator and shall be subject to its withdrawal on such
Distribution Date. If any loss shall be incurred in respect of any Permitted
Investment on deposit in any Investment Account, the applicable Master Servicer
(in the case of the Servicing Accounts, the Reserve Accounts, the Collection
Account and any A/B Custodial Account, but excluding any Servicing Accounts and
Reserve Accounts containing amounts invested solely for the benefit of, and at the direction of, the Mortgagor under the terms of the Serviced Mortgage Loan or applicable law), the Special Servicer (in the case of the REO Accounts) and the
Certificate Administrator (with respect to Permitted Investments of amounts in the Distribution Account, the Interest Reserve Account, the Additional Interest
Account and the Gain-on-Sale Reserve Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than, in the case of the Master Servicers and Special Servicer, the end of the Collection Period
during which such loss was incurred, and in the case of the Certificate
Administrator, no later than 12:00 noon, New York City time, on the subject
Distribution Date, the amount of the Net Investment Loss, if any, for such
Collection Period or such Distribution Date, as the case may be; provided that none of the Master Servicers, the Special Servicer or the Certificate
Administrator shall be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account at the time such investment was made.

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          (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted
Investment and the Certificate Administrator, the Special Servicer or a Master
Servicer fails to deposit any losses with respect to such Permitted Investment pursuant to Section 3.06(b), the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the
Voting Rights allocated to any Class, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

          (d) Notwithstanding the investment of funds held in any Investment
Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

          SECTION 3.07 Maintenance of Insurance Policies; Errors and Omissions
and Fidelity Coverage.

          (a) The applicable Master Servicer (with respect to each Serviced
Mortgage Loan) and the Special Servicer (with respect to each Administered REO
Property) shall use reasonable efforts to require the related Mortgagor to maintain or, consistent with the Servicing Standard and to the extent that the
Trust has an insurable interest and the subject coverage, except as provided below with respect to insurance against terrorist or similar acts, is available at commercially reasonable rates, otherwise cause to be maintained for each
Mortgaged Property all insurance coverage as is required under the related
Mortgage; provided that, if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the applicable Master Servicer shall exercise such discretion in a manner consistent with the Servicing Standard; and provided, further, that, if and to the extent that a Mortgage so permits, the related Mortgagor shall be required to exercise its reasonable best efforts to obtain the applicable required insurance coverage from Qualified Insurers and required insurance coverage obtained by the applicable Master Servicer shall be from Qualified Insurers. The cost of any such insurance coverage obtained by either the applicable Master Servicer or the
Special Servicer shall be a Servicing Advance to be paid by the applicable
Master Servicer pursuant to Section 3.03. The Majority Controlling Class
Certificateholder may request that earthquake insurance be secured for one or more Mortgaged Properties at the expense of the Majority Controlling Class
Certificateholder, to the extent that the Trust has an insurable interest;
provided that neither the applicable Master Servicer nor the Special Servicer shall be obligated to obtain at the expense of the Trust earthquake or environmental insurance for any Mortgaged Property securing a Serviced Mortgage
Loan unless (i) it was in effect at the Closing Date or (ii) is required under the related loan documents and is available at commercially reasonable rates.
Subject to Section 3.17(a), the Special Servicer shall also cause to be maintained for each Administered REO Property no less insurance coverage than was previously required of the Mortgagor under the related Mortgage; provided that all such insurance shall be obtained from Qualified Insurers. All such insurance policies maintained by the applicable Master Servicer or the Special
Servicer (i) shall contain (if they insure against loss to property and do not relate to an Administered REO Property) a "standard" mortgagee clause, with loss payable to the Trustee or the applicable Master Servicer on behalf of the
Trustee (in the case of insurance maintained in respect of Serviced Mortgage
Loans); (ii) shall be in the name of the Special Servicer (in the case of insurance maintained in respect of Administered REO Properties), on behalf of the Trustee; (iii) shall be non-cancelable without 30 days' prior written notice to the insured party; (iv) shall include coverage in an amount not less than the lesser

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of (A) the full replacement cost of the improvements on the subject Mortgaged
Property or Administered REO Property, as applicable, or (B) the outstanding principal balance owing on the related Serviced Mortgage Loan or REO Mortgage
Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions; (v) shall include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Serviced Mortgage Loan documents); (vi) shall include such other insurance, including, to the extent available at commercially reasonable rates, earthquake insurance, where applicable, as required under the applicable Mortgage or other Serviced Mortgage Loan document; and (vii) in each case such insurance shall be issued by an insurer authorized under applicable law to issue such insurance. Any amounts collected by the applicable Master
Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or
Administered REO Property or amounts to be released to the related Mortgagor, in each case subject to the rights of any tenants and ground lessors, as the case may be, and in each case in accordance with the terms of the related Mortgage and the Servicing Standard) shall be deposited in, as applicable, the applicable
Master Servicer's Collection Account, subject to withdrawal pursuant to Section
3.05(a), or any related A/B Custodial Account, subject to withdrawal pursuant to
Section 3.05(e), in the case of amounts received in respect of a Serviced
Mortgage Loan, or in the applicable REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an
Administered REO Property. Any cost incurred by the applicable Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to unpaid principal balance of the related Serviced Mortgage Loan, notwithstanding that the terms of the related
Serviced Mortgage Loan so permit.

          Notwithstanding the foregoing, subject to Section 6.11 and Section
6.12, in each case as and if applicable, no Master Servicer or Special Servicer will be required to maintain, and shall not cause a Mortgagor to be in default with respect to the failure of the related Mortgagor to obtain, fire and extended perils casualty insurance which does not contain any carve-out for terrorist or similar acts, if and only if, the Special Servicer, in consultation with the Controlling Class Representative, has determined in accordance with the
Servicing Standard that either (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonably rates and that such hazards are not at the time commonly insured against for properties similar to the subject Mortgaged Property and located in or around the region in which the subject Mortgaged Property is located; provided, however, that the
Controlling Class Representative shall not have more than three (3) Business
Days to respond to the Special Servicer's request for consultation; and
provided, further, that upon the Special Servicer's determination consistent with the Servicing Standard, that exigent circumstances do not allow the Special
Servicer to consult with the Controlling Class Representative, the Special
Servicer shall not be required to do so; and provided, further, that, during the period that the Special Servicer is evaluating such insurance hereunder, the applicable Master Servicer shall not be liable for any loss related to its failure to require the Mortgagor to maintain terrorism insurance and shall not be in default of its obligations hereunder as a result of such failure. The
Special Servicer shall promptly notify the applicable Master Servicer of each determination under this paragraph.

          (b) If a Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy or force placed policy insuring against hazard losses on all of the Serviced Mortgage
Loans and/or Administered REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified
Insurer and (ii) provides protection equivalent to the individual policies otherwise required, then such Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to

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cause hazard insurance to be maintained on the related Mortgaged Properties and/or Administered REO Properties. Each Master Servicer and the Special
Servicer shall bear the cost of any premium payable in respect of such blanket policy obtained by it (other than blanket policies specifically obtained for
Mortgaged Properties or Administered REO Properties) without right of reimbursement; provided that if a Master Servicer or the Special Servicer, as the case may be, causes any Mortgaged Property or Administered REO Property to
be covered by such blanket policy, the incremental costs of such insurance applicable to such Mortgaged Property or Administered REO Property shall constitute, and be reimbursable as, a Servicing Advance to the extent that, except with respect to an Administered REO Property, such blanket policy provides insurance that the related Mortgagor has failed to maintain. Such blanket policy or force placed policy may contain a deductible clause (not in excess of a customary amount), in which case the applicable Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or Administered REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such policy, promptly deposit into the applicable Master Servicer's Collection
Account (or, in the case of an A/B Mortgaged Property or any A/B REO Property, into the related A/B Custodial Account), in accordance with Section 3.04, from its own funds the amount not otherwise payable under the blanket policy or force placed policy, as the case may be, because of such deductible clause, to the extent the amount of such deductible exceeds the deductible permitted under the related Trust Mortgage Loan documents or, if the related Trust Mortgage Loan documents are silent regarding a permitted deductible, to the extent the amount of the deductible under the blanket policy or force placed policy, as the case may be, exceeds a customary deductible for the particular type of individual hazard insurance policy. The applicable Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and
Certificateholders (and, in the case of an A/B Loan Combination, the related
B-Noteholder(s)), claims under any such blanket policy or force placed policy in a timely fashion in accordance with the terms of such policy.

          (c) Each of the Master Servicers and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special
Servicer, at all times during the term of this Agreement in which Specially
Serviced Trust Mortgage Loans or Administered REO Properties are part of the
Trust Fund) keep in force a fidelity bond with Qualified Insurers, such fidelity bond to be in such form and amount as would permit it to be a qualified FNMA or
FHLMC, whichever is greater, seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause the qualification, downgrading or withdrawal of any rating assigned by any Rating Agency to the Certificates
(as evidenced in writing from each Rating Agency). Each of the Master Servicers and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the subject Master Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide for ten (10) days' written notice to the Trustee prior to any cancellation.

          Each of the Master Servicers and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special
Servicer, at all times during the term of this Agreement in which Specially
Serviced Trust Mortgage Loans and/or Administered REO Properties exist as part of the Trust Fund) also keep in force with Qualified Insurers, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers, employees and agents in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified FNMA seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause the qualification, downgrade or withdrawal of any rating assigned by any Rating Agency to the Certificates
(as evidenced in writing from each Rating Agency). Each of the

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Master Servicers and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the subject Master Servicer or the Special Servicer, as the case may be. Any such errors and omissions policy shall provide for ten (10) days' written notice to the Trustee prior to cancellation. The Master Servicers and the Special
Servicer shall each cause the Trustee to be an additional loss payee on any policy currently in place or procured pursuant to the requirements of this
Section 3.07(c).

          For so long as the long-term debt obligations of a Master Servicer or
Special Servicer, as the case may be (or, in the case of the initial Master
Servicers and Special Servicer, their respective direct or indirect parent), are rated at least "A" or the equivalent by all of the Rating Agencies (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the
Rating Agencies), such Person may self-insure with respect to the risks described in this subsection.

          (d) Within 90 days of the Closing Date, with respect to each of the
Trust Mortgage Loans identified on Schedule III attached hereto as being covered by a lender's environmental insurance policy, the applicable Master Servicer shall notify the insurer under such environmental insurance policy and take all other action necessary for the Trustee, on behalf of the Certificateholders
(and, in the case of an A/B Loan Combination, the related B-Noteholder(s)), to be an insured (and, for the applicable Master Servicer, on behalf of the Trust
Fund (and in the case of an A/B Loan Combination, the related B-Noteholder(s)), to make claims) under such environmental insurance policy. In the event that the applicable Master Servicer has actual knowledge of any event (an "Insured
Environmental Event") giving rise to a claim under any environmental insurance policy in respect of any Serviced Mortgage Loan covered thereby, the applicable
Master Servicer shall, in accordance with the terms of such environmental insurance policy and the Servicing Standard, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the
Servicing Standard which are necessary under such environmental insurance policy in order to realize the full value thereof for the benefit of the
Certificateholders (and, in the case of an A/B Loan Combination, the related
B-Noteholder(s)), as a collective whole. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim under an environmental insurance policy shall be paid by the applicable Master Servicer and shall be reimbursable to it as a
Servicing Advance. With respect to each environmental insurance policy that relates to one or more Trust Mortgage Loans (other than, if applicable, the
Outside Serviced Trust Mortgage Loan), the applicable Master Servicer shall review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the Certificateholders (and, in the case of an A/B
Loan Combination, the related B-Noteholder(s)) in the event the applicable
Master Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy.

          In the event that the applicable Master Servicer receives notice of any termination of any environmental insurance policy that relates to one or more Serviced Mortgage Loans, the applicable Master Servicer shall, within five
(5) Business Days after receipt of such notice, notify the Special Servicer, the
Controlling Class Representative, the Rating Agencies and the Trustee and, in
the case of an A/B Loan Combination, the related B-Noteholder(s) of such termination in writing. Upon receipt of such notice, the applicable Master
Servicer with respect to non-Specially Serviced Trust Mortgage Loans, and the
Special Servicer with respect to Specially Serviced Trust Mortgage Loans, shall address

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such termination in accordance with Section 3.07(a) in the same manner as it would the termination of any other Insurance Policy required under the related
Trust Mortgage Loan documents. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with a resolution of such termination of an environmental insurance policy shall be paid by the applicable Master Servicer and shall be reimbursable to it as a
Servicing Advance.

          SECTION 3.08 Enforcement of Alienation Clauses.

          (a) Upon receipt of any request for a waiver in respect of a due-on-sale (including, without limitation, a sale of a Mortgaged Property (in full or in part) or a sale, transfer, pledge or hypothecation of direct or indirect interests in a Mortgagor or its owners) or due-on-encumbrance
(including, without limitation, any mezzanine financing of a Mortgagor or a
Mortgaged Property or a sale or transfer of preferred equity in a Mortgagor or its owners) provision with respect to a Serviced Mortgage Loan or a request by a
Mortgagor for a determination with respect to a Serviced Mortgage Loan which by its terms permits transfer, assumption or further encumbrance without lender consent upon the satisfaction of certain conditions, that such conditions have been satisfied, the applicable Master Servicer shall promptly forward such request to the Special Servicer, who, if otherwise permitted pursuant to this
Agreement, shall analyze such request, shall prepare all written materials in connection with such analysis, and shall, if it approves such request in accordance with the Servicing Standard, close the related transaction, subject to Section 6.11 and Section 6.12, in each case as and if applicable, and any applicable intercreditor, co-lender or similar agreement; provided that, if the subject Serviced Mortgage Loan is a PNC Trust Mortgage Loan that is not a
Specially Serviced Trust Mortgage Loan and Midland is acting as Master Servicer
No. 2 hereunder, then Master Servicer No. 2 shall handle requests for waivers or determinations in connection with a proposed transfer, assumption or further encumbrance (provided that neither Master Servicer No. 2 nor any Sub-Servicer on its behalf may waive any due-on-sale or due-on-encumbrance provision or consent to any assumption without the consent of the Special Servicer). With respect to all Serviced Mortgage Loans, the Special Servicer, on behalf of the Trustee as the mortgagee of record (or, in the case of a B-Note Non-Trust Mortgage Loan, on behalf of the related B-Noteholder), shall, to the extent permitted by applicable law, enforce the restrictions contained in the related Mortgage on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Mortgagor, unless the Special Servicer (or
Master Servicer No. 2, in the case of a PNC Trust Mortgage Loan that is not a
Specially Serviced Trust Mortgage Loan, so long as Midland is acting as Master
Servicer No. 2 hereunder), (after providing the Controlling Class Representative or other appropriate party ten (10) Business Days' prior notice of such proposed action pursuant to Section 6.11 and Section 6.12, in each case if and as applicable), has determined, consistent with the Servicing Standard, that waiver of such restrictions would be in accordance with the Servicing Standard.
Promptly after the Special Servicer or, if applicable, Master Servicer No. 2
(after providing the Controlling Class Representative or other appropriate party ten (10) Business Days' prior notice of such proposed action pursuant to Section
6.11 and Section 6.12, in each case if and as applicable) has made any such determination, such servicer shall deliver to the Trustee, the Rating Agencies and each other party hereto an Officer's Certificate setting forth the basis for such determination. None of Master Servicer No. 2, the Special Servicer or a
Sub-Servicer on behalf of either of them shall exercise (or, in the case of the
Special Servicer, consent to Master Servicer No. 2 exercising) any such waiver in respect of a due-on-encumbrance provision of any Serviced Trust Mortgage Loan
(i) with respect to which the aggregate of the Stated Principal Balance of such
Trust Mortgage Loan and the Stated Principal Balance of all other Trust Mortgage
Loans that are cross-collateralized with, cross-defaulted with or have been made to Mortgagors affiliated with the Mortgagor on such Trust Mortgage Loan, is equal to or in excess of $20,000,000, (ii) with respect to which the

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aggregate of the Stated Principal Balance of such Trust Mortgage Loan and the
Stated Principal Balance of all other Trust Mortgage Loans that are cross-collateralized with, cross-defaulted with or have been made to Mortgagors affiliated with the Mortgagor on such Trust Mortgage Loan, are greater than 5%
of the aggregate Stated Principal Balance of all Trust Mortgage Loans or (iii)
is one of the ten (10) largest Trust Mortgage Loans as of the date of the waiver
(by Stated Principal Balance), without receiving prior written confirmation from each Rating Agency that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned by it to the
Certificates. In addition, none of Master Servicer No. 2, the Special Servicer or a Sub-Servicer on behalf of either of them shall waive (or, in the case of the Special Servicer, consent to Master Servicer No. 2 waiving) any due-on-sale provision of any Serviced Trust Mortgage Loan with respect to which (i) the aggregate of the Stated Principal Balance of such Trust Mortgage Loan and the
Stated Principal Balance of all other Trust Mortgage Loans that are cross-collateralized with, cross-defaulted with or have been made to Mortgagors affiliated with the Mortgagor on such Trust Mortgage Loan, is equal to or in excess of $35,000,000 (or $20,000,000 with respect to Moody's), (ii) the aggregate of the Stated Principal Balance of such Trust Mortgage Loan and the
Stated Principal Balance of all other Trust Mortgage Loans that are cross-collateralized with, cross-defaulted with or have been made to Mortgagors affiliated with the Mortgagor on such Trust Mortgage Loan, are greater than 5%
of the aggregate Stated Principal Balance of all Trust Mortgage Loans or (iii)
such Trust Mortgage Loan is one of the ten (10) largest Trust Mortgage Loans as of the date of the waiver (by Stated Principal Balance), without receiving prior written confirmation from each Rating Agency that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned by it to the Certificates. If a Trust Mortgage Loan does not meet the criteria set forth in clause (i), (ii) or (iii) of the preceding sentence or clause (i), (ii)
or (iii) of the second preceding sentence, if and as applicable, then the
Special Servicer (or Master Servicer No. 2, in the case of a PNC Trust Mortgage
Loan that is not a Specially Serviced Trust Mortgage Loan, so long as Midland is acting as Master Servicer No. 2 hereunder) may waive the subject requirement without approval by each Rating Agency in accordance with the Servicing
Standard. Any fees charged by the Rating Agencies in connection with obtaining any written rating confirmation contemplated above in this paragraph shall be charged to the Mortgagor unless prohibited by the related loan documents, in which case such fees shall be Additional Trust Fund Expenses paid out of the
Collection Account (or, in the case of an A/B Loan Combination, shall be paid out of the related A/B Custodial Account), to the extent that the related
Mortgage Loan Seller has not paid such fees, pursuant to the applicable Mortgage
Loan Purchase Agreement, provided that, if and to the extent that any such
Rating Agency fees paid would result in the failure of any one or more Holder(s)
of Regular Certificates to receive any amount of principal or interest at the related Pass-Through Rate to which such Holder(s) are entitled (in each case by the time any such amounts are due and payable to such Holder(s)), then such amounts shall be deemed to have been distributed to such Holder(s) from REMIC
II, as of the time paid and then paid by such Holder(s) and not by any REMIC
Pool. If the Special Servicer (or Master Servicer No. 2, in the case of a PNC
Trust Mortgage Loan that is not a Specially Serviced Trust Mortgage Loan, so long as Midland is acting as Master Servicer No. 2 hereunder), in accordance with the Servicing Standard, determines with respect to any Serviced Mortgage
Loan that by its terms permits transfer, assumption or further encumbrance of a
Serviced Mortgage Loan or the related Mortgaged Property, as applicable, without lender consent upon the satisfaction of certain conditions, that such conditions have not been satisfied, then neither the applicable Master Servicer nor any
Sub-Servicer on its behalf may permit such transfer, assumption or further encumbrance. Notwithstanding the foregoing, if Master Servicer No. 2 (if and when permitted above) rejects a Mortgagor's request in connection with a
"due-on-sale" or "due-on-

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encumbrance" clause under a Serviced Mortgage Loan as to which it is reviewing such request in the circumstances specified above in this paragraph, the Special
Servicer will be given the opportunity to review and, subject to the provisions of this paragraph regarding "due-on-sale" and "due-on-encumbrance" clauses, determine whether to approve such Mortgagor's request. As used in this paragraph, the terms "sale", "transfer" and "encumbrance" include the matters contemplated by the parentheticals in the first sentence of this paragraph. None of the Master Servicers, the Special Servicer or a Sub-Servicer on behalf of any of them has the authority to perform any of the actions set forth above in this paragraph with respect to the Outside Serviced Trust Mortgage Loan.

          Each request for rating confirmation contemplated by the foregoing paragraph shall be accompanied by a recommendation of whether to waive the subject restrictions and an analysis supporting such recommendation.

          (b) If a Master Servicer or Special Servicer, as applicable, consents subsequent to the Closing Date to the incurrence by the principal(s) of a
Mortgagor under a Serviced Mortgage Loan of mezzanine financing in accordance with the related loan documents and enters into an intercreditor agreement, such servicer (to the extent it is permitted to do so under the related loan documents and applicable law and in accordance with the Servicing Standard)
shall use reasonable efforts to require the related mezzanine lender to agree to pay a Liquidation Fee in connection with any purchase right that arises upon a
Serviced Mortgage Loan default in the event such purchase occurs after the expiration of 60 days from the date the right to purchase arises under such mezzanine intercreditor agreement. The foregoing sentence shall not operate to modify the provisions of the preceding paragraph of this Section 3.08(a)
regarding due-on-sale and due-on-encumbrance provisions.

          SECTION 3.09 Realization Upon Defaulted Trust Mortgage Loans; Required
                       Appraisals.

          (a) The Special Servicer shall, subject to Sections 3.09(b) through
3.09(d), Section 6.11 and Section 6.12, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Serviced Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including, without limitation, pursuant to Section 3.20. Subject to the second paragraph of Section 3.03(c), the applicable Master Servicer shall advance all costs and expenses (other than costs or expenses that would, if incurred, constitute a Nonrecoverable Servicing
Advance) incurred by the Special Servicer in any such proceedings, and shall be entitled to reimbursement therefor as provided in Section 3.05(a). Nothing contained in this Section 3.09 shall be construed so as to require the Special
Servicer, on behalf of the Trust Fund (and, in the case of an A/B Mortgaged
Property, on behalf of the related B-Noteholder(s)), to make a bid on any
Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in accordance with the Servicing Standard and in its reasonable and good faith judgment taking into account, as applicable, among other factors, the period and amount of any delinquency on the affected Serviced Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property or Administered
REO Property, the state of the local economy, the obligation to dispose of any
REO Property within the time period specified in Section 3.16(a) and the results of any appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the applicable Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged
Property securing a defaulted Serviced Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, it may, at the expense of the Trust Fund
(and, in the case of an A/B Loan Combination, at the expense of the related
B-Noteholder(s)), have an appraisal performed with respect to such property by an Independent Appraiser or other expert in real estate

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matters; which appraisal shall take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Serviced
Mortgage Loan, the occupancy level and physical condition of the related
Mortgaged Property or REO Property, the state of the local economy, the obligation to dispose of any related REO Property within the time period specified in Section 3.16(a), any environmental, engineering or other third party reports available, and other factors that a prudent real estate appraiser would consider.

          With respect to each Required Appraisal Trust Mortgage Loan, the
Special Servicer will be required to obtain a Required Appraisal (or with respect to any Trust Mortgage Loan with an outstanding principal balance less than $2,000,000, an internal valuation performed by the Special Servicer) within
60 days of a Trust Mortgage Loan becoming a Required Appraisal Trust Mortgage
Loan (unless an appraisal meeting the requirements of a Required Appraisal was obtained for such Required Appraisal Trust Mortgage Loan within the prior 12 months and the Special Servicer has no actual knowledge of a material adverse change in the condition of the related Mortgaged Property in which case such appraisal may be a letter update of the Required Appraisal) and thereafter shall obtain a Required Appraisal (or with respect to any Trust Mortgage Loan with an outstanding principal balance less than $2,000,000, and in lieu of an Appraisal, an internal valuation performed by the Special Servicer) once every 12 months
(or sooner if the Special Servicer has actual knowledge of a material adverse change in the condition of the related Mortgaged Property) if such Trust
Mortgage Loan remains a Required Appraisal Trust Mortgage Loan. The Special
Servicer will deliver a copy of each Required Appraisal (or letter update or internal valuation) to the applicable Master Servicer, the Controlling Class
Representative and the Trustee (and, in the case of an A/B Mortgaged Property, the related B-Noteholder(s)) within 10 Business Days of obtaining such Required
Appraisal (or letter update or internal valuation). Subject to the second paragraph of Section 3.03(c), the applicable Master Servicer shall advance the cost of such Required Appraisal; provided, however, that such expense will be subject to reimbursement to the applicable Master Servicer as a Servicing
Advance out of the Collection Accounts, pursuant to Section 3.05(a) or, in the case of an A/B Loan Combination, out of the related A/B Custodial Account, pursuant to Section 3.05(e), as applicable in accordance with Section 3.05.

          Notwithstanding the foregoing, in no event shall a Master Servicer or the Special Servicer obtain an appraisal of any A/B Mortgaged Property pursuant to this Section 3.09(a) after the related A-Note Trust Mortgage Loan has been paid in full.

          (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

               (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special
     Servicer; or

               (ii) the Special Servicer shall have obtained an Opinion of
     Counsel (the cost of which may be withdrawn from the Collection Accounts pursuant to Section 3.05(a)) or, in the case of an A/B Loan Combination, if applicable, from the related A/B Custodial Account pursuant to Section
     3.05(e)) to the effect that the holding of such personal property as part of the Trust Fund (in the case of an A/B Loan Combination, to the extent not allocable to the related B-Note Non-Trust Mortgage Loan(s)) will not cause the imposition of a tax on any REMIC Pool under the REMIC Provisions or cause any REMIC Pool to fail to qualify as a REMIC at any time that any
     Certificate is outstanding.

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          (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the applicable Master Servicer nor the Special Servicer shall, on behalf of the Trustee, initiate foreclosure proceedings, obtain title to a Mortgaged
Property by deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the
Trustee, on behalf of the Certificateholders (or, in the case of an A/B
Mortgaged Property, the Certificateholders and the related B-Noteholder(s)), could, in the reasonable judgment of the applicable Master Servicer or the
Special Servicer, as the case may be, made in accordance with the Servicing
Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law (a "potentially responsible party"), unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee that shall specify all of the bases for such determination) the Special Servicer has previously determined in accordance with the Servicing Standard, and based on an Environmental Assessment of such Mortgaged Property performed by an
Independent Person who regularly conducts Environmental Assessments and performed within six (6) months prior to any such acquisition of title or other action (a copy of which Environmental Assessment shall be delivered to the
Trustee, the Controlling Class Representative and the applicable Master Servicer
(and, in the case of an A/B Mortgaged Property, the related B-Noteholder(s)), that:

               (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that it would maximize the recovery to the Certificateholders (and, in the case of an A/B Mortgaged
     Property, to the related B-Noteholder(s) as set forth in the related
     Co-Lender Agreement) as a collective whole (taking into account the subordination of any related B-Note Non-Trust Mortgage Loan(s)), on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (and, in the case of an
     A/B Mortgaged Property, to the related B-Noteholder(s)) to be performed at the related Net Mortgage Rate) to acquire title to or possession of the
     Mortgaged Property and to take such actions as are necessary to bring the
     Mortgaged Property into compliance therewith in all material respects; and

               (ii) there are no circumstances or conditions present at the
     Mortgaged Property relating to the use, management or disposal of Hazardous
     Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would maximize the recovery to the Certificateholders
     (and, in the case of an A/B Mortgaged Property, on behalf of the related
     B-Noteholder(s)) as a collective whole, on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (and, in the case of an A/B Mortgaged Property, to the related B-Noteholder(s)) to be performed at the related Net Mortgage
     Rate) to acquire title to or possession of the Mortgaged Property and to take such actions with respect to the affected Mortgaged Property.

          The Special Servicer shall undertake, in good faith, reasonable efforts to make the determination referred to in the preceding paragraph promptly and may conclusively rely on the Environmental Assessment referred to above in making such determination. The cost of any such Environmental
Assessment, as well as the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph shall be at the expense of the Trust Fund (except to the extent, in the case of an A/B Mortgaged Property, that such expense is payable out of the proceeds of the related B-Note Non-Trust Mortgage Loan(s) pursuant to the related Co-

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Lender Agreement and this Agreement, and except with respect to any
Environmental Assessment of an A/B Mortgaged Property ordered after the related
A-Note Trust Mortgage Loan has been paid in full); and if any such Environmental
Assessment so warrants, the Special Servicer shall perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the preceding paragraph have been satisfied, the cost of which shall be at the expense of the Trust Fund
(except to the extent, in the case of the an A/B Mortgaged Property, that such expense is payable out of the proceeds of the related B-Note Non-Trust Mortgage
Loan(s) pursuant to the related Co-Lender Agreement and this Agreement, and except with respect to any Environmental Assessment of an A/B Mortgaged Property
ordered after the related A-Note Trust Mortgage Loan has been paid in full).

          (d) If the environmental testing contemplated by Section 3.09(c) above establishes that any of the conditions set forth in clauses (i) and (ii) thereof has not been satisfied with respect to any Mortgaged Property securing a
Defaulted Trust Mortgage Loan and there is no breach of a representation or warranty requiring repurchase under the applicable Mortgage Loan Purchase
Agreement, then (subject to Section 6.11 and Section 6.12) the Special Servicer
shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trustee, release all or a portion of such
Mortgaged Property from the lien of the related Mortgage.

          (e) The Special Servicer shall report to the applicable Master
Servicer, the Controlling Class Representative and the Trustee (and, in the case of an A/B Mortgaged Property, the related B-Noteholder(s)) monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged
Property that represents security for a Defaulted Trust Mortgage Loan as to which the environmental testing contemplated in Section 3.09(c) above has revealed that any of the conditions set forth in clauses (i) and (ii) thereof has not been satisfied, in each case until the earlier to occur of satisfaction of all such conditions and release of the lien of the related Mortgage on such
Mortgaged Property.

          (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the related Serviced Mortgage Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment with respect to a Serviced Mortgage Loan if it deems advisable.

          (g) The applicable Master Servicer shall, with the reasonable cooperation of the Special Servicer, prepare and file information returns with respect to reports of foreclosures and abandonments of any Mortgaged Property
(other than any Mortgaged Property that secures an Outside Serviced Trust
Mortgage Loan) and the information returns relating to any Mortgaged Property securing a Serviced Mortgage Loan required by Sections 6050J and 6050P of the
Code and each year deliver to the Trustee an Officer's Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050J and
6050P of the Code.

          (h) The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination in respect of any
Serviced Mortgage Loan or Administered REO Property and the basis thereof. Each
Final Recovery Determination shall be evidenced by an Officer's Certificate
(together with the basis and back-up documentation for the

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determination) delivered to the Trustee, the Controlling Class Representative
(and, with respect to an A/B Loan Combination or any related REO Property, the related B-Noteholder(s)) and the applicable Master Servicer no later than the third Business Day following such Final Recovery Determination.

          (i) Upon reasonable request of the applicable Master Servicer, the
Special Servicer shall deliver to it and the related Sub-Servicer any other information and copies of any other documents in its possession with respect to a Specially Serviced Mortgage Loan or the related Mortgaged Property.

          SECTION 3.10 Trustee and Custodian to Cooperate; Release of Mortgage
Files.

          (a) Upon the payment in full of any Serviced Trust Mortgage Loan, or the receipt by the applicable Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the applicable
Master Servicer shall promptly notify the Trustee in writing by a certification
(which certification shall be in the form of a Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the applicable Master Servicer's Collection Account pursuant to
Section 3.04(a) have been or will be so deposited) of a Servicing Officer (a copy of which certification shall be delivered to the Special Servicer) and shall request delivery to it of the related Mortgage File. Upon receipt of such certification and request, the Trustee shall release, or cause any related
Custodian to release, the related Mortgage File to the applicable Master
Servicer and shall deliver to the applicable Master Servicer such release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to a Collection
Account, any A/B Custodial Account or the Distribution Account.

          (b) If from time to time, and as appropriate for servicing or foreclosure of any Serviced Trust Mortgage Loan, the applicable Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof), the Trustee, upon request of the applicable Master Servicer and receipt from the applicable Master Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a
Request for Release in the form of Exhibit D-2 attached hereto, shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) to the applicable Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or portion thereof) to the Trustee or related Custodian, or the delivery to the Trustee of a certificate of a
Servicing Officer of the Special Servicer stating that such Serviced Trust
Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the applicable Master Servicer's Collection Account or, if applicable, the related
A/B Custodial Account, pursuant to Section 3.04(a) or Section 3.04(f), as the case may be, have been or will be so deposited, or that the related Mortgaged
Property has become an REO Property, a copy of the Request for Release shall be released by the Trustee or related Custodian to the applicable Master Servicer or the Special Servicer, as applicable.

          (c) Within seven (7) Business Days (or within such shorter period (but no less than three (3) Business Days) as execution and delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of the Special Servicer's request therefor, the Trustee shall execute and deliver to the Special Servicer (or the Special Servicer may execute and deliver in the name of the Trustee based on a limited power of attorney issued in favor of the
Special Servicer pursuant to Section 3.01(b)), in the form supplied to the
Trustee, any court pleadings, requests for trustee's sale or

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other documents stated by the Special Servicer to be reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or REO Property or to any legal action brought to obtain judgment against any Mortgagor on the
Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust Fund, a Master Servicer or the Special Servicer.
Together with such documents or pleadings, the Special Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

          (d) Consistent with the foregoing, the applicable Master Servicer and the Special Servicer each shall request from a B-Noteholder the Mortgage Note for the related B-Note Non-Trust Mortgage Loan under substantially the same circumstances that it would request from the Trustee the Mortgage Note for the related A-Note Trust Mortgage Loan and shall retain the same only for so long as servicing and administration of such B-Note Non-Trust Mortgage Loan requires.

          (e) If from time to time, pursuant to the terms of the related
Co-Lender Agreement and the Outside Servicing Agreement, and as appropriate for enforcing the terms of, or in connection with the final payment on, an Outside
Serviced Trust Mortgage Loan, any Outside Servicer or the appropriate Non-Trust
Mortgage Loan Noteholder requests delivery to it of the original Mortgage Note for such Outside Serviced Trust Mortgage Loan, then the Trustee shall release or cause the release of such original Mortgage Note to the requesting party or its designee. In connection with the release of the original Mortgage Note for any
Outside Serviced Trust Mortgage Loan in accordance with the preceding sentence, the Trustee shall obtain such documentation (such as a custodial receipt) as is appropriate to evidence the holding by the applicable Outside Servicer or the appropriate Non-Trust Mortgage Loan Noteholder as custodian on behalf of and for the benefit of the Trustee.

          SECTION 3.11 Servicing Compensation.

          (a) As compensation for its activities hereunder, subject to Section
3.11(e), each Master Servicer shall be entitled to receive the Master Servicing
Fee with respect to each Trust Mortgage Loan (including each Specially Serviced
Trust Mortgage Loan), B-Note Non-Trust Mortgage Loan and REO Mortgage Loan as to
which it is the applicable Master Servicer. As to each Trust Mortgage Loan,
B-Note Non-Trust Mortgage Loan and REO Mortgage Loan, the related Master
Servicing Fee shall accrue at the related Master Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such
Trust Mortgage Loan or B-Note Non-Trust Mortgage Loan or deemed to be due on such REO Mortgage Loan is computed and be calculated on the same interest accrual basis (i.e., an Actual/360 Basis or a 30/360 Basis) as such Trust
Mortgage Loan, B-Note Non-Trust Mortgage Loan or REO Mortgage Loan (or, in the
event of a Principal Prepayment in full or other Liquidation Event with respect to a Trust Mortgage Loan, B-Note Non-Trust Mortgage Loan or REO Mortgage Loan,
on the basis of the actual number of days to elapse from and including the related Due Date to but excluding the date of such Principal Prepayment or
Liquidation Event in a month consisting of 30 days). The Master Servicing Fee with respect to any Trust Mortgage Loan, B-Note Non-Trust Mortgage Loan or REO
Mortgage Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Trust Mortgage Loan or
B-Note Non-Trust Mortgage

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Loan and REO Revenues allocable as interest on each REO Mortgage Loan. The
Master Servicer, on behalf of itself and the holder of the related Excess
Servicing Strip, shall be entitled to recover unpaid Master Servicing Fees in respect of any Trust Mortgage Loan, B-Note Non-Trust Mortgage Loan or REO
Mortgage Loan out of that portion of related Insurance Proceeds or Liquidation
Proceeds allocable as recoveries of interest, to the extent permitted by Section
3.05(a)(iii) or Section 3.05(e)(iii), as applicable. Subject to the next paragraph, the right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master
Servicer's responsibilities and obligations under this Agreement.
Notwithstanding anything herein to the contrary, in no event shall any Master
Servicing Fee with respect to a B-Note Non-Trust Mortgage Loan or any successor
REO Mortgage Loan with respect thereto be payable out of collections on the
Mortgage Pool.

          Notwithstanding anything herein to the contrary, each initial Master
Servicer (and its successors and assigns) may at its option assign or pledge to any third party or retain for itself the related Aggregate Excess Servicing
Strip (in whole but not in part); provided that any assignee or pledgee of such
Aggregate Excess Servicing Strip must be a Qualified Institutional Buyer or
Institutional Accredited Investor (other than a Plan); and provided, further, that no transfer, sale, pledge or other assignment of such Aggregate Excess
Servicing Strip shall be made unless that transfer, sale, pledge or other assignment is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws and is otherwise made in accordance with the Securities Act and such state securities laws; and
provided, further, that in the event of any resignation or termination of
Wachovia, as the initial Master Servicer No. 1, or Midland, as the initial
Master Servicer No. 2, all or any portion of the related Aggregate Excess
Servicing Strip may, to protect REMIC I against an associated increase in expenses, be reduced by the Trustee to the extent necessary (in the sole discretion of the Trustee) for the Trustee to obtain a qualified successor
Master Servicer (which successor may include the Trustee) that meets the requirements of Sections 6.04 and 7.02 and that requires market rate servicing compensation that, in the case of each Trust Mortgage Loan and REO Trust
Mortgage Loan as to which Wachovia or Midland, as the case may be, was the applicable Master Servicer, accrues at a per annum rate greater than the excess of the related Master Servicing Fee Rate over the then related Excess Servicing
Fee Rate. For the avoidance of doubt, a Sub-Servicer to a Sub-Servicing
Agreement dated the date hereof shall not be deemed to be the holder of an
Excess Servicing Strip with respect to any sub-servicing fee payable thereunder.
Each initial Master Servicer and each successor holder of the related Aggregate
Excess Servicing Strip desiring to effect a transfer, sale, pledge or other assignment of such Aggregate Excess Servicing Strip shall, and such initial
Master Servicer hereby agrees, and each such subsequent holder of the related
Aggregate Excess Servicing Strip by its acceptance thereof shall be deemed to have agreed, in connection with any transfer, sale, pledge or other assignment of such Aggregate Excess Servicing Strip effected by such Person, to indemnify the Certificateholders, the Trust, the Depositor, the Underwriters, the Trustee,
the Certificate Administrator, the Master Servicers, the Certificate Registrar
and the Special Servicer against any liability that may result if such transfer, sale, pledge or other assignment is not exempt from registration and/or qualification under the Securities Act or other applicable federal and state securities laws or is not made in accordance with such federal and state laws or in accordance with the foregoing provisions of this paragraph. By its acceptance of an Aggregate Excess Servicing Strip, the holder thereof shall be deemed to have agreed (i) to keep all information relating to the Trust and the Trust Fund and made available to it by the applicable Master Servicer confidential (except as permitted pursuant to clause (iii) below or, in the case of a Master
Servicer, as contemplated hereby in the performance of its duties and obligations hereunder), (ii) not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of such
Aggregate Excess Servicing Strip or any Non-Registered Certificate pursuant to the Securities Act, and (iii) not to

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disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such holder's auditors, legal counsel and regulators, except to the extent such disclosure is required by law, court order or other legal requirement or to the extent such information is of public knowledge at the time of disclosure by such holder or has become generally available to the public other than as a result of disclosure by such holder; provided, however, that such holder may provide all or any part of such information to any other Person who is contemplating an acquisition of the subject Aggregate Excess Servicing Strip if, and only if, such Person (x) confirms in writing such prospective acquisition and (y) agrees in writing to keep such information confidential, not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of the subject Aggregate Excess Servicing Strip or any
Non-Registered Certificates pursuant to the Securities Act and not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such Persons'
auditors, legal counsel and regulators. From time to time following any transfer, sale, pledge or assignment of either Aggregate Excess Servicing Strip, the Person then acting as the applicable Master Servicer shall pay, out of each amount paid to such Master Servicer as Master Servicing Fees with respect to any related Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, the
Excess Servicing Strip attributable to such Trust Mortgage Loan or REO Trust
Mortgage Loan to the holder of such Aggregate Excess Servicing Strip within one
(1) Business Day following the payment of such Master Servicing Fees to the applicable Master Servicer, in each case in accordance with payment instructions provided by such holder in writing to the applicable Master Servicer. The holder of an Aggregate Excess Servicing Strip shall not have any rights under this
Agreement except as set forth in the preceding sentences of this paragraph. The applicable Master Servicer shall pay the Excess Servicing Strip for any Trust
Mortgage Loan or REO Trust Mortgage Loan to the holder of the applicable
Aggregate Excess Servicing Strip at such time and to the extent the applicable
Master Servicer is entitled to receive payment of its Master Servicing Fees for such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, hereunder, notwithstanding any resignation or termination of the applicable initial Master Servicer hereunder (subject to reduction as provided above this paragraph).

          (b) Subject to Section 3.11(e), additional servicing compensation in the form of (i) all late payment charges, Penalty Interest, assumption application fees, modification fees for Serviced Mortgage Loan modifications made by the applicable Master Servicer pursuant to Section 3.20(h), defeasance fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees (excluding
Prepayment Premiums or Yield Maintenance Charges), in each case to the extent actually paid by a Mortgagor with respect to a Serviced Mortgage Loan and, with respect to assumption application fees, late payment charges and Penalty
Interest, accrued during the time that such Serviced Mortgage Loan was not a
Specially Serviced Mortgage Loan, and (ii) 50% of any assumption fee to the extent actually paid by a Mortgagor with respect to any Serviced Mortgage Loan that is not a Specially Serviced Mortgage Loan, may be retained by the applicable Master Servicer and are not required to be deposited in its
Collection Account or, if applicable, an A/B Custodial Account; provided that the applicable Master Servicer's right to receive late payment charges and
Penalty Interest pursuant to clause (i) above shall be limited to the portion of such items that have not been applied to pay interest on Advances and property inspection costs as provided in Sections 3.03(d), 3.12(a) and 4.03(d) or to reimburse the Trust Fund for previously incurred Additional Trust Fund Expenses pursuant to this Section 3.11(b). To the extent the applicable Master Servicer receives late payment charges or Penalty Interest on a Serviced Mortgage Loan for which

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interest on Advances or inspection costs pursuant to Section 3.12(a) are outstanding or any Additional Trust Fund Expenses (exclusive of Workout Fees,
Liquidation Fees and Special Servicing Fees) related to such Serviced Mortgage
Loan have been incurred since the Closing Date immediately preceding the receipt of such late payment charges or Penalty Interest and not previously reimbursed to the Trust Fund, the applicable Master Servicer shall deposit in its
Collection Account, by the end of the Collection Period in which such late payment charges or Penalty Interest, as the case may be, was received (or, if later, upon its receipt from the Special Servicer), an amount equal to the lesser of (i) the amount of late payment charges or Penalty Interest received on such Serviced Mortgage Loan or (ii) the sum of (A) the amount of interest on
Advances related to such Serviced Mortgage Loan then due and payable hereunder in accordance with Section 3.03(d) and/or (except with respect to any B-Note
Non-Trust Mortgage Loan or any successor REO B-Note Non-Trust Mortgage Loan with respect thereto) Section 4.03(d), (B) the amount of any unpaid inspection costs pursuant to Section 3.12(a) related to such Serviced Mortgage Loan and (C)
without duplication, the amount of Additional Trust Fund Expenses (including, without limitation, interest on Advances and inspection costs pursuant to
Section 3.12(a), but excluding Workout Fees, Liquidation Fees and Special
Servicing Fees) related to such Serviced Mortgage Loan incurred since the
Closing Date and not previously reimbursed to the Trust Fund. To the extent that the applicable Master Servicer is not entitled to late payment charges or
Penalty Interest, pursuant to the immediately preceding sentence, the applicable
Master Servicer shall deposit such late payment charges and Penalty Interest in its Collection Account. Subject to the two preceding sentences, Penalty Interest or late payment charges in respect of any Serviced Mortgage Loan that have accrued during the period when the related Serviced Mortgage Loan is not a
Specially Serviced Mortgage Loan shall be additional compensation to the applicable Master Servicer even if collected during the period when the related
Serviced Mortgage Loan is a Specially Serviced Mortgage Loan. Notwithstanding
the foregoing, any late payment charges or penalty interest allocated to an
Outside Serviced Trust Mortgage Loan, in accordance with the related Co-Lender
Agreement, the Outside Servicing Agreement, shall be applied to pay interest on
P&I Advances made on and to Additional Trust Fund Expenses allocated to such
Outside Serviced Trust Mortgage Loan in accordance with the related Co-Lender
Agreement and the Outside Servicing Agreement and this Agreement, and then, to the extent any amounts remain, to the applicable Master Servicer as additional servicing compensation. The applicable Master Servicer shall also be entitled to additional servicing compensation in the form of: (i) Prepayment Interest
Excesses on the Serviced Mortgage Loans (subject to Section 3.11(e)); (ii)
interest or other income earned on deposits in the Collection Account and any
A/B Custodial Account maintained thereby, in accordance with Section 3.06(b)
(but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each Collection Period); and (iii) to the extent not required to be paid to any Mortgagor under applicable law or the terms of the related Serviced Mortgage Loan, any interest or other income earned on deposits in the Reserve Accounts and Servicing Accounts maintained thereby (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each Collection Period).

          Each Master Servicer shall be required to pay out of its own funds all allocable overhead and all general and administrative expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket policy insuring against hazard losses pursuant to
Section 3.07(b)), if and to the extent such expenses are not payable directly out of its Collection Account or, with respect to an A/B Loan Combination, out of the related A/B Custodial Account, and such Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this
Agreement. Neither Master Servicer shall waive or agree to any discount of any portion of assumption fees to which the Special Servicer is entitled without the
Special Servicer's prior written consent.

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          (c) As compensation for its activities hereunder, subject to Section
3.11(e), the Special Servicer shall be entitled to receive the Special Servicing
Fee with respect to each Specially Serviced Mortgage Loan and each REO Mortgage
Loan that relates to an Administered REO Property. As to each such Specially
Serviced Mortgage Loan and each such REO Mortgage Loan that relates to an
Administered REO Property, the Special Servicing Fee shall accrue at the Special
Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Mortgage Loan is computed and be calculated on the same interest accrual basis (i.e., an Actual/360 Basis or a 30/360 Basis) as such Specially
Serviced Mortgage Loan or such REO Mortgage Loan (or, in the event of a
Principal Prepayment in full or other Liquidation Event with respect to a
Specially Serviced Mortgage Loan or REO Mortgage Loan, on the basis of the actual number of days to elapse from and including the related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days); provided that the Special Servicing Fee with respect to any such Specially Serviced Mortgage Loan or any such REO Mortgage Loan (or, if part of an A/B Loan Combination, with respect to such A/B Loan Combination)
shall not be less than $4,000 for any one-month period during which such Special
Servicing Fee accrues (or, in those cases where such Special Servicing Fee is accruing for a partial period of less than one (1) month, shall not be less than the prorated portion of such $4,000 amount). The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or any REO Mortgage Loan that relates to an Administered REO Property shall cease to accrue as of the date a
Liquidation Event occurs in respect thereof or it becomes a Corrected Mortgage
Loan. Subject to Section 3.05(c), earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Trust Mortgage Loans and any REO Properties on deposit in the Collection Account pursuant to Section
3.05(a).

          As further compensation for its activities hereunder, subject to
Section 3.11(e), the Special Servicer shall be entitled to receive the Workout
Fee with respect to each Corrected Mortgage Loan, so long as such loan remains a
Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout
Fee Rate to, each collection of interest (other than Additional Interest and
Penalty Interest) and principal received on such Serviced Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a Servicing Transfer
Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee would become payable if and when such Serviced Mortgage Loan again became a Corrected Mortgage Loan. If the
Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Specially Serviced Mortgage
Loan that became a Corrected Mortgage Loan during the period that it acted as
Special Servicer and remained a Corrected Mortgage Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Serviced
Mortgage Loan documents) causing the Serviced Mortgage Loan to be a Specially
Serviced Mortgage Loan, but the Serviced Mortgage Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Mortgage Loan solely because the related Mortgagor had not made three (3) consecutive monthly debt service payments (but had made the most recent monthly debt service payment prior to the termination of the Special Servicer) and subsequently becomes a
Corrected Mortgage Loan as a result of making such three (3) consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

          In addition, with respect to each Specially Serviced Mortgage Loan and each REO Trust Mortgage Loan that relates to an Administered REO Property (or
Qualified Substitute Mortgage Loan

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substituted in lieu thereof) and each REO B-Note Non-Trust Mortgage Loan, subject to Section 3.11(e), the Special Servicer shall be entitled to the
Liquidation Fee payable out of, and calculated by application of the Liquidation
Fee Rate to, all amounts (whether in the form of payments of Liquidation
Proceeds or REO Revenues or a full or discounted payoff by the Mortgagor)
received in respect of such Specially Serviced Mortgage Loan (including any
Specially Serviced Trust Mortgage Loan repurchased by the applicable Mortgage
Loan Seller outside of the required cure period (as that cure period may be extended) as provided in the applicable Mortgage Loan Purchase Agreement) (or, in the case of an REO Mortgage Loan, in respect of the related Administered REO
Property) and allocable as a full or partial recovery of principal, interest and expenses in accordance with Section 3.02(b) or the definition of "REO Trust
Mortgage Loan" or the definition of "REO B-Note Non-Trust Mortgage Loan", as applicable; provided that no Liquidation Fee shall be payable with respect to any amounts received on an Outside Serviced Trust Mortgage Loan or any successor
REO Trust Mortgage Loan with respect thereto or in connection with the receipt of, or out of, (i) a Substitution Shortfall Amount or (ii) Liquidation Proceeds
resulting from the purchase or replacement of any Trust Mortgage Loan or REO
Property by a Mortgage Loan Seller pursuant to the applicable Mortgage Loan
Purchase Agreement (if purchased or replaced within the required cure period (as that cure period may be extended) set forth in such Mortgage Loan Purchase
Agreement), the purchase of any Trust Mortgage Loan or REO Property by the
Special Servicer or the Majority Controlling Class Certificateholder pursuant to
Section 3.18, the purchase of an Ala Moana Portfolio Trust Mortgage Loan by any
Class AMP Certificateholders pursuant to Section 6.13 and the related Co-Lender
Agreement (if purchased within 90 days after such purchase right is first exercisable), the purchase of any Trust Mortgage Loan by a related mezzanine lender pursuant to any applicable intercreditor, co-lender or similar agreement
(if purchased within 90 days of the date that such purchase right is first exercisable), the purchase of an A-Note Trust Mortgage Loan by the related
B-Noteholder pursuant to the related Co-Lender Agreement (if purchased within 90 days of the date that such purchase right is first exercisable), or the purchase of any Trust Mortgage Loan or REO Property by a Master Servicer, the Special
Servicer or the Majority Controlling Class Certificateholder pursuant to Section
9.01, or the acquisition of any Trust Mortgage Loan or REO Property by the
Certificateholders (other than the Class R Certificateholder) in exchange for their Certificates pursuant to Section 9.01; provided, further, that no
Liquidation Fee shall be payable (i) in connection with a Periodic Payment received in connection with such Trust Mortgage Loan or (ii) to the extent a
Workout Fee is payable concerning the Liquidation Proceeds.

          Notwithstanding the foregoing, any Special Servicing Fee, Workout Fee and/or Liquidation Fee payable in accordance with the three preceding paragraphs with respect to an A/B Loan Combination (including, without limitation, any successor REO Mortgage Loans comprising same) shall be paid from the collections received on such A/B Loan Combination on deposit in the related A/B Custodial
Account that may be applied to pay such fees in accordance with the related
Co-Lender Agreement, pursuant to Section 3.05(e), or, if collections received thereon are insufficient, then any such fees in respect of the related A-Note
Trust Mortgage Loan (but not the related B-Note Non-Trust Mortgage Loan(s))
shall be payable out of the Collection Account, pursuant to Section 3.05(a).

          Notwithstanding anything to the contrary herein, the Special Servicer shall not be entitled to any Special Servicing Fees, Workout Fees or Liquidation
Fees with respect to any Outside Serviced Trust Mortgage Loan or any successor
REO Trust Mortgage Loan with respect thereto and, if and to the extent that any
Special Servicing Fees, Workout Fees or Liquidation Fees are earned with respect to a B-Note Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto, then those fees will be solely payable out of collections on that B-Note Non-Trust Mortgage Loan or REO Mortgage Loan, as the case may be.

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          The Special Servicer's right to receive the Special Servicing Fee, the
Workout Fee and the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under Sections 6.02, 6.04 and 6.09.

          (d) Subject to Section 3.11(e), additional servicing compensation in the form of: (i) all late payment charges, Penalty Interest and assumption application fees received on or with respect to Specially Serviced Mortgage
Loans actually collected that, with respect to late payment charges, Penalty
Interest and assumption application fees, accrued during the time that the subject Serviced Mortgage Loan was a Specially Serviced Mortgage Loan, (ii)
fifty percent (50%) of any assumption fee to the extent actually paid by a
Mortgagor with respect to any Serviced Mortgage Loan that is not a Specially
Serviced Mortgage Loan, and one-hundred percent (100%) of any assumption fee, to the extent actually paid by a Mortgagor with respect to any Specially Serviced
Mortgage Loan, and (iii) modification fees collected on all Serviced Mortgage
Loans (other than modifications made by the applicable Master Servicer pursuant to Section 3.20(h)), in each case to the extent actually paid by the related
Mortgagor, shall be retained by the Special Servicer or promptly paid to the
Special Servicer by the applicable Master Servicer and shall not be required to be deposited in a Collection Account or any A/B Custodial Account, as the case may be; provided that the Special Servicer's right to receive late payment charges and Penalty Interest pursuant to clause (i) above shall be limited to the portion of such items that have not been applied to pay interest on Advances and property inspection costs in respect of the related Serviced Mortgage Loan as provided in Sections 3.03(d), 3.12(a) and 4.03(d) or to reimburse the Trust
Fund for previously incurred Additional Trust Fund Expenses pursuant to this
Section 3.11(d). To the extent the Special Servicer receives late payment charges or Penalty Interest on a Serviced Mortgage Loan for which interest on
Advances or inspection costs pursuant to Section 3.12(a) are outstanding or any
Additional Trust Fund Expenses related to such Serviced Mortgage Loan have been incurred since the Closing Date and not previously reimbursed to the Trust Fund, the Special Servicer shall transfer to the applicable Master Servicer for deposit in its Collection Account, within one (1) Business Day following the collection of such late payment charges or Penalty Interest, an amount equal to the lesser of (i) the amount of late payment charges or Penalty Interest received on such Serviced Mortgage Loan or (ii) the sum of (A) the amount of interest on Advances related to such Serviced Mortgage Loan then due and payable hereunder in accordance with Section 3.03(d) and/or (except in the case of a
B-Note Non-Trust Mortgage Loan) Section 4.03(d), (B) the amount of any unpaid inspection costs pursuant to Section 3.12(a) related to such Serviced Mortgage
Loan and (C) without duplication, the amount of Additional Trust Fund Expenses
(including, without limitation, interest on Advances and inspection costs pursuant to Section 3.12(a), but excluding Liquidation Fees, Workout Fees and
Special Servicing Fees) related to such Serviced Mortgage Loan incurred since the Closing Date and not previously reimbursed to the Trust Fund. To the extent that the Special Servicer is not entitled to late payment charges or Penalty
Interest pursuant to the immediately preceding sentence, the Special Servicer shall promptly transfer such late payment charges and Penalty Interest to the applicable Master Servicer who shall deposit such late payment charges and
Penalty Interest in its Collection Account. The Special Servicer shall also be entitled to additional servicing compensation in the form of interest or other income earned on deposits in the REO Accounts, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each REO Account for each Collection Period). The Special
Servicer shall be required to pay out of its own funds all allocable overhead and all general and administrative expenses incurred by it in connection with its servicing activities hereunder, and the Special Servicer shall not be entitled to reimbursement therefor, except as expressly provided in Section
3.05(a), if and to the extent such expenses are not payable directly out of a
Collection Account, any A/B Custodial Account or the REO Accounts, as the case may be.

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          (e) Notwithstanding the foregoing provisions of this Section 3.11, the compensation provided to be paid to Master Servicer No. 2 and the Special
Servicer in respect of the servicing and administration of a B-Note Non-Trust
Mortgage Loan and any successor REO B-Note Non-Trust Mortgage Loan with respect thereto pursuant to the terms hereof shall be paid only to the extent permitted by, and in all cases subject to, the related Co-Lender Agreement and shall in no event be paid out of collections on the related A-Note Non-Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto.

          SECTION 3.12 Property Inspections; Collection of Financial Statements;
Delivery of Certain Reports.

          (a) The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after a related Trust Mortgage Loan (i) becomes a Specially Serviced Trust Mortgage
Loan; provided that such expense shall be reimbursable first out of Penalty
Interest and late payment charges received with respect to the related Trust
Mortgage Loan in the Collection Period during which such inspection related expenses were incurred, then as an Additional Trust Fund Expense (except to the extent, in the case of a B-Note Non-Trust Mortgage Loan, that such expense is allocable to, and can be paid out of collections on, such B-Note Non-Trust
Mortgage Loan, in which case it shall be reimbursable from amounts otherwise payable to the related B-Noteholder that are on deposit in the related A/B
Custodial Account). Each of the applicable Master Servicer for each Trust
Mortgage Loan other than a Specially Serviced Trust Mortgage Loan or REO Trust
Mortgage Loan and the Special Servicer for each Specially Serviced Trust
Mortgage Loan and REO Trust Mortgage Loan shall (and in the case of a Master
Servicer, at its expense) perform or cause to be performed an inspection of all the Mortgaged Properties at least once per calendar year (or, in the case of each Mortgaged Property securing a Trust Mortgage Loan (other than a Specially
Serviced Trust Mortgage Loan) with a then-current principal balance (or allocated loan amount) of less than $2,000,000 at the time of such inspection, every other calendar year) beginning in 2007; provided, however, the applicable
Master Servicer shall not be required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the immediately preceding six (6)
months. The Special Servicer and the applicable Master Servicer shall each prepare (and, in the case of the Special Servicer, shall deliver to the applicable Master Servicer) a written report of each such inspection performed by it that sets forth in detail the condition of the Mortgaged Property and that specifies the existence of: (i) any sale, transfer or abandonment of the
Mortgaged Property of which it is aware, (ii) any change in the condition or value of the Mortgaged Property that it, in its reasonable judgment, considers material, or (iii) any visible waste committed on the Mortgaged Property. The applicable Master Servicer shall deliver such reports to the Trustee and the
Certificate Administrator within 45 days of the related inspection and, further, shall, make copies of all such inspection reports available for review pursuant to Section 3.15. Upon written request and at the expense of the requesting party, the Certificate Administrator shall deliver copies of any such inspection reports to Certificateholders and Certificate Owners. The Special Servicer shall have the right to inspect or cause to be inspected (at its own expense) every calendar year any Mortgaged Property related to a loan that is not a Specially
Serviced Trust Mortgage Loan; provided that the Special Servicer obtains the approval of the applicable Master Servicer prior to such inspection, and provides a copy of such inspection to the Master Servicer; provided, further, that the applicable Master Servicer and the Special Servicer shall not both inspect a Mortgaged Property that is not securing a Specially Serviced Trust
Mortgage Loan in the same calendar year. If the Special Servicer performs such inspection, such inspection shall satisfy the applicable Master Servicer's inspection obligations pursuant to this paragraph (a).

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          With respect to site inspection information, the applicable Master
Servicer shall make such inquiry of any Mortgagor under any related Trust
Mortgage Loan as the Special Servicer may reasonably request.

          Notwithstanding the foregoing, neither the applicable Master Servicer nor the Special Servicer shall have any obligations under this Section 3.12(a)
with respect to the Outside Serviced Trust Mortgage Loan.

          (b) Not later than 2:00 p.m. (New York City time) on the second
Business Day prior to each Determination Date, the Special Servicer shall deliver or cause to be delivered to the applicable Master Servicer the following reports with respect to the Specially Serviced Trust Mortgage Loans and any
Administered REO Properties providing the required information as of the end of the preceding calendar month: (i) a CMSA Property File; (ii) a CMSA Comparative
Financial Status Report; and (iii) a CMSA Financial File. Not later than 5:00
p.m. (New York City time) on each Determination Date, the Special Servicer shall deliver or cause to be delivered to the applicable Master Servicer the following reports with respect to the Serviced Trust Mortgage Loans (and, if applicable, the related REO Properties) (or, as to clause (iv) below, only with respect to
Specially Serviced Trust Mortgage Loans) providing the required information as of the end of the related Collection Period: (i) a CMSA Historical Liquidation
Report; (ii) a CMSA Historical Loan Modification and Corrected Trust Mortgage
Loan Report; (iii) a CMSA REO Status Report; (iv) a CMSA Loan Level Reserve/LOC
Report; and (v) a CMSA Delinquent Loan Status Report.

          (c) Each Master Servicer shall deliver to the Certificate
Administrator, no later than 2:00 p.m. (New York City time) on the second
Business Day prior to each Distribution Date beginning in December 2006, the
CMSA Loan Periodic Update File with respect to the subject Distribution Date covering those Trust Mortgage Loans and any related REO Non-Trust Mortgage Loans as to which it is the applicable Master Servicer. No later than 4:00 p.m. (New
York City time) on the third Business Day after each Determination Date beginning in February 2007, each Master Servicer shall deliver or cause to be delivered to the Certificate Administrator (in electronic format acceptable to such Master Servicer and the Certificate Administrator) covering those Trust
Mortgage Loans and any related REO Non-Trust Mortgage Loans as to which it is the applicable Master Servicer: (A) the most recent CMSA Historical Loan
Modification and Corrected Mortgage Loan Report, CMSA Historical Liquidation
Report and CMSA REO Status Report received from the Special Servicer pursuant to
Section 3.12(b); (B) a CMSA Property File, a CMSA Comparative Financial Status
Report and a CMSA Financial File, each with the required information as of the end of the preceding calendar month (in each case combining the reports prepared by the Special Servicer and the applicable Master Servicer); (C) a CMSA Loan
Level Reserve/LOC Report and a CMSA Delinquent Loan Status Report, each with the required information as of such Determination Date (in each case combining the reports prepared by the Special Servicer and the applicable Master Servicer);
and (D) a CMSA Servicer Watchlist and a CMSA Advance Recovery Report (in each case, with the required information as of such Determination Date). Master
Servicer No. 1 shall incorporate in the reports referred to above in this
Section 3.12(c) any information and reports received (by the date in the month of such Distribution Date that such information and reports are scheduled to be received in accordance with the Outside Servicing Agreement) from the applicable
Outside Servicer with respect to the Outside Serviced Trust Mortgage Loans or any successor REO Trust Mortgage Loans with respect thereto.

          (d) The Special Servicer will deliver to each Master Servicer the applicable reports set forth in Section 3.12(b) and this Section 3.12(d), each
Master Servicer shall deliver to the Certificate

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Administrator the applicable reports set forth in this Section 3.12 (in an electronic format reasonably acceptable to the Special Servicer and the subject
Master Servicer with respect to the reports set forth in Section 3.12(b) and this Section 3.12(d), and the subject Master Servicer and the Certificate
Administrator with respect to the reports set forth in Section 3.12(c)). A
Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b) and this Section
3.12(d) and, with respect to the Outside Serviced Trust Mortgage Loan or an
Outside Administered REO Property, by an Outside Servicer pursuant to the
Outside Servicing Agreement. The Certificate Administrator may, absent manifest error, conclusively rely on the CMSA Loan Periodic Update File to be provided by a Master Servicer pursuant to Section 4.02(b). In the case of information or reports to be furnished by a Master Servicer to the Certificate Administrator
pursuant to this Section 3.12, to the extent that such information is based on reports to be provided by the Special Servicer pursuant to Section 3.12(b) and this Section 3.12(d) or by an Outside Servicer pursuant to the Outside Servicing
Agreement and, to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b) and this Section 3.12(d) or by an Outside Servicer pursuant to the Outside Servicing Agreement, the applicable Master Servicer shall have no obligation to provide such information or reports until it has received such information or reports from the Special
Servicer or the relevant Outside Servicer, as applicable, and a Master Servicer shall not be in default hereunder due to a delay in providing the reports required by this Section 3.12 to the extent caused by the Special Servicer's failure to timely provide any report required under Section 3.12(b) and this
Section 3.12(d) of this Agreement or by an Outside Servicer's failure to provide any report required to be provided to the holder of the Outside Serviced Trust
Mortgage Loan pursuant to the Outside Servicing Agreement or the related
Co-Lender Agreement, as applicable.

          The Special Servicer, in the case of each Specially Serviced Trust
Mortgage Loan and each Administered REO Property, and the applicable Master
Servicer, in the case of each other Serviced Trust Mortgage Loan, shall each consistent with the Servicing Standard, endeavor to obtain quarterly and annual operating statements and rent rolls with respect to the related Serviced Trust
Mortgage Loans and Administered REO Properties, which efforts shall include in the case of Serviced Trust Mortgage Loans, a letter sent to the related
Mortgagor each quarter requesting such quarterly and annual operating statements and rent rolls until they are received, to the extent such action is consistent with applicable law and the related Trust Mortgage Loan documents.

          The Special Servicer shall promptly following receipt, deliver copies of the operating statements and rent rolls received or obtained by it to the applicable Master Servicer, and the applicable Master Servicer shall deliver copies of the operating statements and rent rolls received or obtained by it to the Rating Agencies, the Trustee, the Certificate Administrator, the Special
Servicer and the Controlling Class Representative, in each case (other than the
Rating Agencies and the Controlling Class Representative, which shall be sent copies within 30 days following the applicable Master Servicer's receipt) upon request.

          Within 35 days after receipt by the applicable Master Servicer or the
Special Servicer of any annual operating statements with respect to any
Mortgaged Property (other than a Mortgaged Property that secures the Outside
Serviced Trust Mortgage Loan) or Administered REO Property, as applicable, each of the applicable Master Servicer and the Special Servicer shall prepare or update and, with respect to any CMSA NOI Adjustment Worksheet prepared or updated by the Special Servicer, forward to the applicable Master Servicer, a
CMSA NOI Adjustment Worksheet for such Mortgaged Property or REO Property (with the annual operating statements attached thereto as an exhibit).

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          The Special Servicer with respect to each Specially Serviced Trust
Mortgage Loan and REO Trust Mortgage Loan, and the applicable Master Servicer with respect to each other Trust Mortgage Loan, shall each prepare and maintain and forward to each other one CMSA Operating Statement Analysis for each
Mortgaged Property and REO Property, as applicable. The CMSA Operating Statement
Analysis for each Mortgaged Property and REO Property is to be updated by each of the applicable Master Servicer and the Special Servicer, as applicable, within 30 days after its respective receipt of updated operating statements for such Mortgaged Property or REO Property, as the case may be, but in no event less frequently than annually by June 30th of each year. The applicable Master
Servicer and the Special Servicer shall each use the "Normalized" column from the CMSA NOI Adjustment Worksheet for any Mortgaged Property or REO Property, as
the case may be, to update the corresponding CMSA Operating Statement Analysis and shall use any operating statements received with respect to any Mortgaged
Property or REO Property, as the case may be, to prepare the CMSA NOI Adjustment
Worksheet for such property. Copies of CMSA Operating Statement Analyses and
CMSA NOI Adjustment Worksheets (as well as any comparable items received with respect to an Outside Serviced Trust Mortgage Loan or any related REO Property)
maintained thereby are to be made available by the applicable Master Servicer and the Special Servicer to each other, the Trustee, the Certificate
Administrator, the Controlling Class Representative and, subject to Section
3.15, any Certificateholders, Certificate Owner or prospective Certificateholder or Certificate Owners (or a licensed or registered investment adviser representing such Person), in each case upon request.

          SECTION 3.13 Annual Statement as to Compliance.

          Each of the Trustee, the Certificate Administrator, the Master
Servicers and the Special Servicer shall itself deliver, and shall cause (or, in the case of a Designated Sub-Servicer, shall use commercially reasonable efforts to cause) each Additional Item 1123 Servicer retained or engaged by it to deliver, on or before April 30 of each year, beginning in 2007 (provided that if the Certificate Administrator requires the following statement in connection with any filing with the Commission, each of the Trustee, the Certificate
Administrator, the Master Servicers and the Special Servicer shall deliver, and shall cause (or, in the case of a Designated Sub-Servicer, shall use commercially reasonable efforts to cause) each Additional Item 1123 Servicer retained or engaged by it to deliver, on or before March 15 of the subject year), to the Trustee, the Certificate Administrator, the Depositor, the
Controlling Class Representative, the WellPoint B-Note Noteholder, each
Underwriter and each Rating Agency and, in the case of the Special Servicer or an Additional Item 1123 Servicer, to the Master Servicers, a statement of compliance (the "Annual Statement of Compliance") from the Trustee, the
Certificate Administrator, each Master Servicer, the Special Servicer or such
Additional Item 1123 Servicer, as the case may be, signed by an authorized officer thereof, to the effect that: (i) a review of the activities of the
Trustee, the Certificate Administrator, each Master Servicer, the Special
Servicer or such Additional Item 1123 Servicer, as the case may be, during the preceding calendar year (or, if applicable, the portion of such year during which the Certificates were outstanding) and of its performance under this
Agreement (or, in the case of an Additional Item 1123 Servicer, under the applicable Sub-Servicing Agreement or primary servicing agreement) has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Trustee, the Certificate Administrator, each Master Servicer, the Special Servicer or such Additional Item 1123
Servicer, as the case may be, has fulfilled all of its obligations under this
Agreement (or, in the case of an Additional Item 1123 Servicer, under the applicable Sub-Servicing Agreement or primary servicing agreement) in all material respects throughout such year (or, if applicable, the portion of such year during which the Certificates were outstanding) or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. In addition, if any party acting as a

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Master Servicer, the Special Servicer, the Certificate Administrator or the
Trustee is terminated or resigns (in such capacity) pursuant to the terms of this Agreement, such party shall provide, and shall cause (or, in the case of a
Designated Sub-Servicer, shall use commercially reasonable efforts to cause) any
Additional Item 1123 Servicer engaged by it to provide, an Annual Statement of
Compliance pursuant to this Section 3.13 with respect to the period of time that such party or such Additional Item 1123 Servicer was acting in the relevant capacity.

          In the event the Certificate Administrator or the Depositor does not receive the Annual Statement of Compliance with respect to any party contemplated to deliver such report pursuant to the preceding paragraph, by
March 15th of any year during which a Form 10-K Annual Report is required to be filed with the Commission with respect to the Trust, then the Certificate
Administrator shall, and the Depositor may, forward a Servicer Notice to such party (or, in the case of an Additional Item 1123 Servicer, to the party hereto that retained or engaged such Additional Item 1123 Servicer), with a copy of such Servicer Notice to the Depositor (if the Certificate Administrator is
sending the Servicer Notice) or the Certificate Administrator (if the Depositor
is sending the Servicer Notice), as applicable, within two (2) Business Days of such failure. Any party hereto that retains or engages a Servicing
Representative that is, at the time of appointment (except in the case of a
Designated Sub-Servicer), or subsequently becomes an Additional Item 1123
Servicer shall so notify the Certificate Administrator (unless such party is the
Certificate Administrator) and the Depositor in writing promptly following such party's becoming aware that such Servicing Representative is or has become an
Additional Item 1123 Servicer; and, further, if such Servicing Representative does not deliver or cause the delivery of an Annual Statement of Compliance with respect to itself by March 15th of any year during which a Form 10-K Annual
Report is required to be filed with the Commission with respect to the Trust, the party hereto that retained or engaged such Servicing Representative shall promptly so notify the Certificate Administrator (unless such party is the
Certificate Administrator) and the Depositor in writing no later than the second
Business Day following such March 15th, together with an explanation of such failure.

          SECTION 3.14 Reports on Assessment of Compliance with Servicing
Criteria; Registered Public Accounting Firm Attestation Reports.

          Each Servicing Function Participant shall itself deliver, and each party hereto shall cause (or, in the case of a Designated Sub-Servicer, shall use commercially reasonable efforts to cause) any Sub-Servicing Function
Participant retained or engaged by it to deliver, on or before April 30 of each year, beginning in 2007 (provided that if the Certificate Administrator requires the following reports in connection with any filing with the Commission, each
Servicing Function Participant shall deliver, and each party hereto shall cause
(or, in the case of a Designated Sub-Servicer, shall use commercially reasonable efforts to cause) any Sub-Servicing Function Participant retained or engaged by it to deliver, on or before March 15 of the subject year), at its own expense, to the Certificate Administrator, the Depositor, the Controlling Class
Representative, the WellPoint B-Noteholder, each Underwriter and each Rating
Agency and, in the case of a Servicing Function Participant (other than a Master
Servicer) or a Sub-Servicing Function Participant, to the applicable Master
Servicer, the following reports: (i) as required under Rule 13a-18 or Rule
15d-18 of the Exchange Act and Item 1122 of Regulation AB, a report on an assessment of compliance by it with the Servicing Criteria (an "Annual
Assessment Report"), signed by an authorized officer of such Servicing Function
Participant or such Sub-Servicing Function Participant, as the case may be, which report shall contain (A) a statement by such Servicing Function
Participant or such Sub-Servicing Function Participant, as the case may be, of its responsibility for assessing compliance with the Relevant Servicing Criteria applicable to it, (B) a statement that such Servicing Function Participant or such Sub-Servicing Function Participant, as the case may be, used the

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Servicing Criteria to assess compliance with the Relevant Servicing Criteria,
(C) such Servicing Function Participant's or such Sub-Servicing Function
Participant's, as the case may be, assessment of compliance with the Relevant
Servicing Criteria as of and for the period ending December 31st of the preceding calendar year, which discussion must include any material instance of noncompliance with the Relevant Servicing Criteria identified by such Servicing
Function Participant or such Sub-Servicing Function Participant, as the case may be, and (D) a statement that a registered public accounting firm has issued an attestation report on such Servicing Function Participant's or such
Sub-Servicing Function Participant's, as the case may be, assessment of compliance with the Relevant Servicing Criteria as of and for such period ending
December 31st of the preceding calendar year; and (ii) as to each report delivered by a Servicing Function Participant or a Sub-Servicing Function
Participant pursuant to the immediately preceding clause (i), a report from a registered public accounting firm (made in accordance with the standards for attestation engagements issued or adopted by the PCAOB) (an "Annual Attestation
Report") that attests to, and reports on, the assessment made by the asserting party in such report delivered pursuant to the immediately preceding clause (i), together with (if required to be filed with the Commission) a consent from such registered public accounting firm authorizing the filing of the subject Annual
Attestation Report with the Commission. Promptly after receipt of each such report delivered pursuant to the preceding sentence, the Depositor may review such report and, if applicable, shall be entitled to consult with the appropriate party hereto as to the nature of any material instance of noncompliance with the applicable Servicing Criteria by such party or any
Sub-Servicing Function Participant retained or engaged by it. If any Servicing
Function Participant is terminated or resigns pursuant to the terms of this
Agreement, such party shall provide, and each such party hereto shall cause (or, in the case of a Designated Sub-Servicer, shall use commercially reasonable efforts to cause) any Sub-Servicing Function Participant engaged by it to provide, an Annual Assessment Report pursuant to this Section 3.14, together with (i) an Annual Attestation Report pursuant to this section with respect to the period of time that the Servicing Function Participant was subject to this
Agreement or the period of time that the Sub-Servicing Function Participant was subject to such other servicing agreement and (ii) any corresponding accountant's consent required to be filed with the Commission.

          In the event the Certificate Administrator or the Depositor does not receive the Annual Assessment Report and/or the Annual Attestation Report with respect to any Servicing Function Participant, or with respect to any
Sub-Servicing Function Participant retained or engaged by a party hereto, by
March 15th of any year during which a Form 10-K Annual Report is required to be filed with the Commission with respect to the Trust, then the Certificate
Administrator shall, and the Depositor may, forward a Servicer Notice to such
Servicing Function Participant or the party hereto that retained or engaged such
Sub-Servicing Function Participant, as the case may be, with a copy of such
Servicer Notice to the Depositor (if the Certificate Administrator is sending the Servicer Notice) or the Certificate Administrator (if the Depositor is
sending the Servicer Notice), as applicable, within two (2) Business Days of such failure. For the purposes of this Section 3.14, as well as Section 3.13 and
Section 7.01(iv)(B) of this Agreement, a "Servicer Notice" shall constitute either any writing forwarded to such party or, solely in the case of Master
Servicer No. 2, notwithstanding the provisions of Section 11.05, e-mail notice which shall be forwarded to all of the following e-mail addresses:
askmidland@midlandls.com and midlandlegal@midlandls.com, in the case of Midland, and Lars.Carlsten@wachovia.com, clyde.alexander@wachovia, and
recmcres.compliance@wachovia.com, in the case of Wachovia, or such other e-mail addresses as are provided in writing by either Master Servicer to the
Certificate Administrator and the Depositor; provided that any party to this
Agreement (or someone acting on their behalf) shall only be required to forward any such notice to be delivered to Master Servicer No. 2 to no more than three
(3) e-mail addresses in the aggregate in order to fulfill its notification requirement as set forth in the preceding sentence and/or under the provisions of

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Section 7.01(iv)(B); and provided, further, that a copy of any Servicer Notice to the Special Servicer shall be forwarded by the means provided in Section
11.05. Any party hereto that retains or engages a Servicing Representative that is, at the time of appointment (except in the case of a Designated
Sub-Servicer), or subsequently becomes a Sub-Servicing Function Participant shall so notify the Certificate Administrator (unless such party is the
Certificate Administrator) and the Depositor in writing promptly following such party's becoming aware that such Servicing Representative is or has become a
Sub-Servicing Function Participant; and, provided, further, that if such
Servicing Representative does not deliver or cause the delivery of an Annual
Assessment Report, an Annual Attestation Report and/or, if required to be filed with the Commission, an accountant's consent with respect to itself by March
15th of any year during which a Form 10-K Annual Report is required to be filed with the Commission with respect to the Trust, the party hereto that retained or engaged such Servicing Representative shall promptly so notify the Certificate
Administrator (unless such party is the Certificate Administrator) and the
Depositor in writing no later than the second Business Day following such March
15th, together with an explanation of such failure.

          The Master Servicers, the Special Servicer, the Certificate
Administrator and the Trustee, in each case, to the extent applicable, will reasonably cooperate with the Depositor in conforming any reports delivered pursuant to this Section 3.14 to requirements imposed by the Commission on the
Depositor in connection with the Depositor's reporting requirements in respect of the Trust pursuant to the Exchange Act, provided that the Master Servicers, the Special Servicer, the Certificate Administrator and the Trustee shall each be entitled to charge the Depositor for any reasonable additional costs and expenses incurred by it in affording the Depositor such cooperation.

          SECTION 3.15 Access to Certain Information.

          (a) Upon ten (10) days' prior written notice, the applicable Master
Servicer (with respect to the items in clauses (i), (ii) (other than
Distribution Date Statements, the Prospectus and the Prospectus Supplement),
(iii) (in the case of Annual Statements of Compliance delivered by the subject
Master Servicer or any Additional Item 1123 Servicers retained or engaged thereby), (v), (vi), (viii), (ix) (in the case of Officer's Certificates delivered by the applicable Master Servicer), (x) and (xi) below), the Special
Servicer (with respect to the items in clauses (iii) (in the case of Annual
Statements of Compliance delivered by the Special Servicer or any Additional
Item 1123 Servicers retained or engaged thereby), (vii), (viii) (with respect to
Specially Serviced Trust Mortgage Loans), (ix) (in the case of Officer's
Certificates delivered by the Special Servicer) and (x) below), the Trustee
(with respect to the item in clause (ix) below and the Certificate Administrator
(with respect to the items in clauses (i), (ii), (iii) and (iv) below and to the extent any other items are in its possession) shall make available at their respective offices primarily responsible for administration of the Serviced
Trust Mortgage Loans or the Certificates (or, in the case of the Trustee, at its
Corporate Trust Office), during normal business hours, or send to the requesting party, such party having been certified to the Certificate Administrator, the
Trustee, the subject Master Servicer or the Special Servicer, as applicable, in accordance with clause (i) or (ii) of the following paragraph, as appropriate, at the expense of such requesting party (unless otherwise provided in this
Agreement), for review by any Certificate Owner or Certificateholder or any
Person identified by a Certificate Owner or Certificateholder or its designated agent to the Certificate Administrator, the Trustee, the subject Master Servicer or the Special Servicer, as the case may be, as a prospective transferee of any
Certificate or interest therein (or a licensed or registered investment adviser representing such Person), the Trustee, the Rating Agencies, the Underwriters
and anyone specified thereby and the Depositor originals or copies of the following items: (i) this Agreement and any amendments thereto, (ii) the
Prospectus and Prospectus Supplement, all Distribution

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Date Statements delivered or otherwise made available to holders of the relevant
Class of Certificates since the Closing Date and all reports, statements and analyses delivered or otherwise made available by the subject Master Servicer since the Closing Date pursuant to Section 3.12(c), (iii) all Annual Statements of Compliance delivered by and/or to the Certificate Administrator since the
Closing Date pursuant to or as contemplated by Section 3.13, (iv) all Annual
Assessment Reports and Annual Attestation Reports delivered with respect to and/or to the Certificate Administrator since the Closing Date pursuant to or as contemplated by Section 3.14, (v) the most recent property inspection report prepared by or on behalf of or received by the subject Master Servicer in respect of each Mortgaged Property and any Environmental Assessments prepared pursuant to Section 3.09, (vi) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of or received by the subject Master Servicer, (vii) any and all modifications, waivers and amendments of the terms of a Serviced Trust Mortgage Loan entered into by the Special Servicer and the Asset Status Report prepared pursuant to
Section 3.21(d), (viii) the Servicing File relating to each Serviced Trust
Mortgage Loan, (ix) any and all Officers' Certificates and other evidence delivered by the subject Master Servicer or the Special Servicer, as the case may be, to support its determination that any Advance was, or if made, would be, a Nonrecoverable Advance pursuant to Section 3.03(e) or 4.03(c), including appraisals affixed thereto and any Required Appraisal prepared pursuant to
Section 3.09(a), (x) all CMSA Operating Statement Analyses and CMSA NOI
Adjustment Worksheets maintained by the applicable Master Servicer or Special
Servicer; and (xi) any and all reports, statements and other written or electronic information relating to the Outside Serviced Trust Mortgage Loan, the related Mortgaged Property and/or the borrower under the Outside Serviced Trust
Mortgage Loan, to the extent such items were received by Master Servicer No. 1 from an Outside Servicer or the related Outside Trustee. Copies of any and all of the foregoing items will be available from the applicable Master Servicer, the Special Servicer, the Certificate Administrator, or the Trustee, as the case may be, upon request, and shall be provided to any of the Rating Agencies at no cost pursuant to their reasonable requests.

          In connection with providing access to or copies of the items described in the preceding paragraph pursuant to this Section 3.15, or with respect to the Controlling Class Representative (and, with respect to the Ala
Moana Portfolio Trust Mortgage Loans, the Class AMP Representative), in
connection with providing access to or copies of any items in accordance with this Agreement, the Certificate Administrator, the Trustee, a Master Servicer or
the Special Servicer, as applicable, shall require: (i) in the case of
Certificate Owners and the Controlling Class Representative (and, with respect to the Ala Moana Portfolio Trust Mortgage Loans, the Class AMP Representative),
a confirmation executed by the requesting Person substantially in the form of
Exhibit L-1 hereto (or such other form as may be reasonably acceptable to the
Certificate Administrator, the Trustee, the subject Master Servicer or the
Special Servicer, as applicable) generally to the effect that such Person is a beneficial holder of Book-Entry Certificates, or a representative of a beneficial holder of Book-Entry Certificates, and, subject to the last sentence of this paragraph, will keep such information confidential (except that such
Certificate Owner and the Controlling Class Representative (and, with respect to the Ala Moana Portfolio Trust Mortgage Loans, the Class AMP Representative) may
provide such information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein (or a licensed or registered investment adviser representing such other Person), provided that such other
Person (or a licensed or registered investment adviser representing such other
Person) confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (ii) in the case of a prospective transferee of a Certificate or an interest therein (or a licensed or registered investment adviser representing such Person), confirmation executed by the requesting Person substantially in the form of
Exhibit L-2 hereto (or such other form as may be

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reasonably acceptable to the Certificate Administrator, the Trustee, the subject
Master Servicer or the Special Servicer, as applicable) generally to the effect that such Person is a prospective transferee of a Certificate or an interest therein (or a licensed or registered investment adviser representing such
Person), is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential. The Holders of the
Certificates, by their acceptance thereof, and the Controlling Class
Representative (and, with respect to the Ala Moana Portfolio Trust Mortgage
Loans, the Class AMP Representative), by its acceptance of its appointment, will be deemed to have agreed, subject to the last sentence of this paragraph, to keep such information confidential (except that any Holder may provide such information obtained by it to any other Person that holds or is contemplating the purchase of any Certificate or interest therein (or a licensed or registered investment adviser representing such other Person), provided that such other
Person (or a licensed or registered investment adviser representing such other
Person) confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential) and agrees not to use such information in any manner that would violate federal, state or local securities laws. Notwithstanding the foregoing, no Certificateholder,
Certificate Owner or prospective Certificateholder or Certificate Owner (or any licensed or registered investment adviser representing such Person) shall be obligated to keep confidential any information received from the Certificate
Administrator, the Trustee, a Master Servicer or the Special Servicer, as
applicable, pursuant to this Section 3.15 that has previously been made available via the Certificate Administrator's, the Trustee's, a Master
Servicer's or the Special Servicer's Internet Website without restriction as to access, as applicable, or has previously been filed with the Commission, and the
Certificate Administrator, the Trustee, such Master Servicer or the Special
Servicer, as applicable, shall not require either of the certifications contemplated by the second preceding sentence in connection with providing any information pursuant to this Section 3.15 that has previously been made available via the Certificate Administrator's, the Trustee's, such Master
Servicer's or the Special Servicer's Internet Website without restriction as to access, as applicable, or has previously been filed with the Commission.

          Each of the Master Servicers and the Special Servicer shall afford to the Trustee, the Certificate Administrator, the Rating Agencies and the
Depositor, and to the OTS, the FDIC, the Federal Reserve Board and any other banking or insurance regulatory authority that may exercise authority over any
Certificateholder or Certificate Owner or, to the extent that the subject information relates to an A/B Loan Combination, a related B-Noteholder, access to any records regarding the Trust Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the
Certificateholders. Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of the applicable Master Servicer or the Special Servicer, as the case may be, designated by it.

          The Trustee, the Certificate Administrator. the Master Servicers, the
Special Servicer and the Underwriters may require payment from a
Certificateholder, Certificate Owner, prospective transferee (or a licensed or registered investment adviser representing such Person) or, in the case of an
A/B Loan Combination, a related B-Noteholder, of a sum sufficient to cover the reasonable costs and expenses of providing any such information or access pursuant to this Section 3.15 to, or at the request of, such Certificateholder,
Certificate Owner, prospective transferee (or a licensed or registered investment adviser representing such Person) or, in the case of an A/B Loan
Combination, a related B-Noteholder, as applicable, including, without limitation, copy charges and, in the case of any such Person requiring on site review in excess of three (3) Business Days, reasonable fees for employee time and for space.

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          (b) A Master Servicer may, but is not required to, make available on or prior to the Distribution Date in each month to any Privileged Person (or, following receipt of written direction of the Depositor, any interested party)
(i) the Distribution Date Statement via its Internet Website, (ii) as a
convenience for Privileged Persons (or, following receipt of written direction of the Depositor, any interested parties) (and not in furtherance of the distribution thereof under the securities laws), this Agreement, the Prospectus and the Prospectus Supplement on its Internet Website and (iii) any other items at the request of the Depositor on its Internet Website.

          The Master Servicers and the Special Servicer may each, but neither is required to, make available each month via its Internet Website (i) to any
Privileged Person (or, following receipt of written direction of the Depositor, any interested party), the Unrestricted Servicer Reports, the CMSA Loan Setup
File and the CMSA Loan Periodic Update File, and (ii) to any Privileged Person,
with the use of a password provided by the subject Master Servicer or the
Special Servicer, as the case may be, the Restricted Servicer Reports, the CMSA
Financial File and the CMSA Property File. Any Restricted Servicer Report or
Unrestricted Servicer Report that is not available on the applicable Master
Servicer's Internet Website as described in the immediately preceding sentence by 5:00 p.m. (New York City time) on the related Distribution Date shall be provided (in electronic format, or if electronic mail is unavailable, by facsimile) by the applicable Master Servicer, upon request, to any Person otherwise entitled to access such report on the applicable Master Servicer's
Internet Website.

          In connection with providing access to a Master Servicer's or the
Special Servicer's Internet Website, such Master Servicer or the Special
Servicer may require registration and the acceptance of a disclaimer.

          If three or more Holders or the Controlling Class Representative
(hereinafter referred to as "Applicants" with a single Person which (together with its Affiliates) is the Holder of more than one Class of Certificates being viewed as a single Applicant for these purposes) apply in writing to the
Certificate Administrator, and such application states that the Applicants'
desire to communicate with other Holders with respect to their rights under this
Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Certificate
Administrator, shall, within five (5) Business Days after the receipt of such application, send, at the Applicants' expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

          (c) The Master Servicers and the Special Servicer shall not be required to confirm, represent or warrant the accuracy or completeness of any other Person's information or report included in any communication from the applicable Master Servicer or the Special Servicer under this Agreement. None of the Master Servicers, the Special Servicer, the Trustee or the Certificate
Administrator shall be liable for the dissemination of information in accordance with this Section 3.15. The Certificate Administrator makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on the Certificate Administrator's Website and assumes no responsibility therefor. In addition, the Certificate Administrator, each Master Servicer and the Special Servicer may disclaim responsibility for any information distributed by the Certificate Administrator, such Master
Servicer or the Special Servicer, respectively, for which it is not the original source.

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          SECTION 3.16 Title to REO Property; REO Accounts.

          (a) If title to any Mortgaged Property (other than a Mortgaged
Property that secures the Outside Serviced Trust Mortgage Loan) is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders and, in the case of an A/B Loan Combination, the related B-Noteholder(s), as their interests may appear. The Special
Servicer, on behalf of the Trust Fund, shall sell any Administered REO Property as soon as practicable in accordance with the Servicing Standard, but prior to the end of the third year following the calendar year in which REMIC I acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies for, more than 60 days prior to the end of such third succeeding year, and is granted an extension of time (an
"REO Extension") by the Internal Revenue Service to sell such Administered REO
Property or (ii) obtains for the Trustee and the Certificate Administrator an
Opinion of Counsel, addressed to the Trustee, the Certificate Administrator, the
Special Servicer and the applicable Master Servicer, to the effect that the holding by REMIC I of such Administered REO Property subsequent to the end of such third succeeding year will not result in the imposition of taxes on
"prohibited transactions" (as defined in Section 860F of the Code) of any REMIC
Pool or cause any REMIC Pool to fail to qualify as a REMIC at any time that any
Certificates are outstanding. If the Special Servicer is granted the REO
Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such Administered REO
Property within such extended period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special
Servicer in connection with its obtaining the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of
Counsel contemplated by clause (ii) of the second preceding sentence, shall first be payable from the REO Account to the extent of available funds and then be a Servicing Advance by the applicable Master Servicer.

          (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any Administered REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the
Special Servicer shall establish and maintain one or more accounts
(collectively, the "Pool REO Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each Administered REO Property (other than any A/B
REO Property). If such REO Acquisition occurs with respect to an A/B Mortgaged
Property, then the Special Servicer shall establish an REO Account solely with respect to such property (an "A/B REO Account"), to be held for the benefit of the Certificateholders and the related B-Noteholder(s), as their interests may appear. The Pool REO Account and any A/B REO Account shall each be an Eligible
Account. The Special Servicer shall deposit, or cause to be deposited, in the applicable REO Account, upon receipt, all REO Revenues, Insurance Proceeds and
Liquidation Proceeds (net of Liquidation Expenses) received in respect of an
Administered REO Property within two (2) Business Days of receipt. Funds in the
REO Accounts may be invested in Permitted Investments in accordance with Section
3.06. The Special Servicer shall be entitled to make withdrawals from each REO
Account to pay itself, as additional servicing compensation in accordance with
Section 3.11(d), interest and investment income earned in respect of amounts held in such REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to such REO Account for any
Collection Period). The Special Servicer shall give written notice to the
Trustee, the Certificate Administrator and the applicable Master Servicer of the location of each REO Account, when first established and of the new location of such REO Account prior to any change thereof.

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          (c) The Special Servicer shall withdraw from the related REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any Administered REO Property, but only to the extent of amounts on deposit in such REO Account relating to such REO Property (including any monthly reserve or escrow amounts necessary to accumulate sufficient funds for taxes, insurance and anticipated capital expenditures (the "Impound Reserve")).
On the second Business Day following the end of each Collection Period, the
Special Servicer shall withdraw from the Pool REO Account and any A/B REO
Account and deposit into the applicable Master Servicer's Collection Account and the applicable A/B Custodial Account, respectively, or deliver to the applicable
Master Servicer or such other Person as may be directed by the applicable Master
Servicer (which shall deposit such amounts into the applicable Master Servicer's
Collection Account and the applicable A/B Custodial Account, respectively), the aggregate of all amounts received in respect of each Administered REO Property during such Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence. Notwithstanding the foregoing, in addition to the Impound Reserve, the Special Servicer may retain in the applicable REO
Account such portion of proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related Administered REO Property (including, without limitation, the creation of a reasonable reserve for repairs, replacements and other related expenses).

          (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, each REO Account pursuant to Section 3.16(b) or (c). The
Special Servicer shall provide the applicable Master Servicer any information with respect to each REO Account as is reasonably requested by the applicable
Master Servicer.

          (e) Notwithstanding anything to the contrary, this Section 3.16 shall not apply to any Outside Administered REO Property.

          SECTION 3.17 Management of REO Property.

          (a) Prior to the acquisition of title to a Mortgaged Property (other than a Mortgaged Property that secures the Outside Serviced Trust Mortgage
Loan), the Special Servicer shall review the operation of such Mortgaged
Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review in compliance with the Servicing Standard that in its good faith and reasonable judgment:

                    (i) None of the income from Directly Operating such
          Administered REO Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions (such tax referred to herein as an "REO Tax"), and the Special Servicer does not engage in any of the activities described in the definition of
          "Directly Operate" that would cause such Administered REO Property to cease to qualify as "foreclosure property" within the meaning of
          Section 860G(a)(8) of the Code, then such Mortgaged Property may be
          Directly Operated by the Special Servicer as REO Property;

                    (ii) Directly Operating such Mortgaged Property as an REO
          Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may

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          (provided that in the good faith and reasonable judgment of the
          Special Servicer, such alternative is commercially feasible and would result in a greater net recovery on a present value basis than earning income subject to an REO Tax) acquire such Mortgaged Property as REO
          Property and so lease or manage such Administered REO Property; or

                    (iii) It is reasonable to believe that Directly Operating
          such property as REO Property could result in income subject to an REO
          Tax and that such method of operation is commercially feasible and would result in a greater net recovery on a present value basis than leasing or other method of operating such Administered REO Property that would not incur an REO Tax, the Special Servicer shall deliver to the Certificate Administrator, in writing, a proposed plan (the
          "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income, and to the extent commercially feasible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the Certificate Administrator shall consult with the Special
          Servicer and shall advise the Special Servicer of the Certificate
          Administrator's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. In addition, the Certificate Administrator shall
          (to the extent reasonably possible) advise the Special Servicer of the estimated amount of taxes that the Trust Fund would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the
          Certificate Administrator, the Special Servicer shall either (A)
          implement the Proposed Plan (after acquiring the respective Mortgaged
          Property as REO Property) or (B) manage such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property. All of the Certificate Administrator's expenses
          (including any fees and expenses of counsel or other experts reasonably retained by it) incurred pursuant to this section shall be reimbursed to it from the Trust Fund in accordance with Section
          10.01(e).

          The Special Servicer's decision as to how each Administered REO
Property shall be managed shall be based on the Servicing Standard and in any case on the good faith and reasonable judgment of the Special Servicer as to which means would be in the best interest of the Certificateholders and, in the case of any A/B REO Property, the related B-Noteholder(s) (as a collective whole) by maximizing (to the extent commercially feasible and consistent with
Section 3.17(b)) the net after-tax REO Revenues received by the Trust Fund with respect to such property and, to the extent consistent with the foregoing, in the same manner as would prudent mortgage loan servicers operating acquired mortgaged property comparable to the respective REO Property. Both the Special
Servicer and the Certificate Administrator may, at the expense of the Trust Fund payable pursuant to Section 3.05(a) and, to the extent such amounts relate to an
A/B Loan Combination and/or an A/B REO Property, at the expense of the Trust
Fund and the related B-Noteholder(s) payable pursuant to Section 3.05(e), consult with counsel.

          (b) If title to any Administered REO Property is acquired, the Special
Servicer shall manage, conserve and protect such Administered REO Property for the benefit of the Certificateholders and, in the case of any A/B REO Property, the related B-Noteholder(s) (as a collective whole) solely for the purpose of its prompt disposition and sale in a manner that does not and will not cause such Administered REO Property to fail to qualify as "foreclosure property"
within the meaning of Section 860G(a)(8) of the Code and will not result in either (i) the receipt by any REMIC Pool of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or (ii) an
Adverse REMIC Event. Subject to the foregoing, however, the Special Servicer shall have full power and

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authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the related REO Account, to the extent of amounts on deposit therein with respect to any Administered REO Property, funds necessary for the proper management, maintenance and disposition of such Administered REO Property, including without limitation:

               (i) all insurance premiums due and payable in respect of such
     Administered REO Property;

               (ii) all real estate taxes and assessments in respect of such
     Administered REO Property that may result in the imposition of a lien thereon;

               (iii) any ground rents in respect of such Administered REO
     Property; and

               (iv) all costs and expenses necessary to maintain, lease, sell, protect, manage and restore such Administered REO Property.

          To the extent that amounts on deposit in the applicable REO Account in respect of any Administered REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such Administered REO Property, the applicable Master Servicer, subject to the second paragraph of Section
3.03(c), shall make Servicing Advances in such amounts as are necessary for such purposes unless (as evidenced by an Officer's Certificate delivered to the
Trustee) the applicable Master Servicer determines, in accordance with the
Servicing Standard, that such payment would be a Nonrecoverable Advance;
provided, however, that the applicable Master Servicer may make any such
Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

          (c) Unless Section 3.17(a)(i) applies, the Special Servicer shall contract with any Independent Contractor (if required by the REMIC Provisions for the subject Administered REO Property to remain classified as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code) for the operation and management of any Administered REO Property; provided that:

               (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

               (ii) the fees of such Independent Contractor (which shall be expenses of the Trust Fund) shall be reasonable and customary in consideration of the nature and locality of such Administered REO Property;

               (iii) except as permitted under Section 3.17(a), any such
     contract shall require, or shall be administered to require, that the
     Independent Contractor, in a timely manner, pay all costs and expenses incurred in connection with the operation and management of such
     Administered REO Property, including, without limitation, those listed in
     Section 3.17(b) above, and remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

               (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent
     Contractor shall be deemed to relieve

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     the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such Administered REO
     Property; and

               (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such
     Administered REO Property.

          The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such
Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. No agreement entered into pursuant to this
Section 3.17(c) shall be deemed a Sub-Servicing Agreement for purposes of
Section 3.22.

          (d) Notwithstanding anything to the contrary, this Section 3.17 shall not apply to any Outside Administered REO Property.

          SECTION 3.18 Resolution of Defaulted Trust Mortgage Loans and REO
Properties.

          (a) A Master Servicer, the Special Servicer, the Certificate
Administrator or the Trustee may sell or purchase, or permit the sale or purchase of, a Trust Mortgage Loan or an REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Sections 2.03 and 9.01 and/or any applicable intercreditor, co-lender or similar agreement.

          (b) Within 60 days after a Trust Mortgage Loan becomes a Defaulted
Trust Mortgage Loan, the Special Servicer shall determine the fair value of such
Trust Mortgage Loan in accordance with the Servicing Standard; provided, however, that such determination shall be made without taking into account any effect the restrictions on the sale of such Trust Mortgage Loan contained herein may have on the value of such Defaulted Trust Mortgage Loan; and provided, further, that the Special Servicer shall use reasonable efforts promptly to obtain an Appraisal (including, without limitation, in the case of an Outside
Serviced Trust Mortgage Loan, from an Outside Servicer) with respect to the related Mortgaged Property unless it has an Appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event which in the
Special Servicer's judgment would materially affect the validity of such
Appraisal. The Special Servicer shall make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such new Appraisal, if applicable. The Special Servicer is permitted to change, from time to time, its determination of the fair value of a Defaulted Trust
Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, the Special Servicer shall update its determination of the fair value at least once every 90 days.
The Special Servicer shall notify the Trustee, the Certificate Administrator, the applicable Master Servicer, each Rating Agency, the Majority Controlling
Class Certificateholder and, in the case of any A-Note Trust Mortgage Loan, the related B-Noteholder(s) promptly upon its fair value determination and any adjustment thereto. In determining the fair value of any Defaulted Trust
Mortgage Loan, the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Trust Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property. In addition, the Special Servicer shall refer to all other relevant information obtained by it or otherwise contained in the
Mortgage File; provided

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that the Special Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to the Special Servicer that has occurred subsequent to, and that would, in the Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property reflected in, the most recent related Appraisal. Furthermore, the Special
Servicer shall consider all available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The
Special Servicer may conclusively rely on the opinion and reports of Independent third parties in making such determination. In the case of an Outside Serviced
Trust Mortgage Loan, the Special Servicer may consider and rely upon information provided by the Outside Servicers.

          (c) Subject to the terms set forth in Section 2.03, if a Trust
Mortgage Loan becomes a Defaulted Trust Mortgage Loan, then each of the Majority
Controlling Class Certificateholder and the Special Servicer shall have an assignable option (a "Purchase Option") to purchase such Defaulted Trust
Mortgage Loan from the Trust Fund (with respect to any A-Note Trust Mortgage
Loan, subject to the related Co-Lender Agreement) at a price (the "Option
Price") equal to (i) the Purchase Price, if the Special Servicer has not yet
determined the fair value of the Defaulted Trust Mortgage Loan, or (ii) the fair value of the Defaulted Trust Mortgage Loan as determined by the Special Servicer in the manner described in Section 3.18(b) and in accordance with the Servicing
Standard, if the Special Servicer has made such fair value determination. Any holder of a Purchase Option may sell, transfer, assign or otherwise convey its
Purchase Option with respect to any Defaulted Trust Mortgage Loan to any party other than the related Mortgagor or an Affiliate of the related Mortgagor at any time after the related Trust Mortgage Loan becomes a Defaulted Trust Mortgage
Loan. The transferor of any Purchase Option shall notify the Trustee and the applicable Master Servicer of such transfer and such notice shall include the transferee's name, address, telephone number, facsimile number and appropriate contact person(s) and shall be acknowledged in writing by the transferee.
Notwithstanding the foregoing, and subject to Section 3.18(d) and any applicable co-lender, intercreditor or similar agreement, the Majority Controlling Class
Certificateholder shall have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by any other holder of a Purchase Option;
provided that if the Purchase Option is not exercised by the Majority
Controlling Class Certificateholder or any assignee thereof within 60 days of a
Serviced Trust Mortgage Loan becoming a Defaulted Trust Mortgage Loan, then the
Special Servicer shall have the right to exercise its Purchase Option prior to any exercise by the Majority Controlling Class Certificateholder, and the
Special Servicer or its assignee may exercise such Purchase Option at any time during the 15-day period immediately following the expiration of such 60-day period. Following the expiration of such 15-day period, and subject to Section
3.18(d) and any applicable co-lender, intercreditor or similar agreement, the
Majority Controlling Class Certificateholder shall again have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by the
Special Servicer. If not exercised earlier, the Purchase Option with respect to any Defaulted Trust Mortgage Loan will automatically terminate (i) once the subject Trust Mortgage Loan is no longer a Defaulted Trust Mortgage Loan
(provided, however, that, if such Trust Mortgage Loan subsequently becomes a
Defaulted Trust Mortgage Loan, the related Purchase Option shall again be exercisable), (ii) upon the acquisition, by or on behalf of the Trust Fund, of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off, in full or at a discount, of such Defaulted Trust Mortgage Loan in connection with a workout or (iv) such
Defaulted Trust Mortgage Loan is otherwise removed from the Trust Fund.

          (d) [RESERVED]

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          (e) Upon receipt of notice from the Special Servicer indicating that a
Trust Mortgage Loan has become a Defaulted Trust Mortgage Loan, the holder
(whether the original grantee of such option or any subsequent transferee) of the Purchase Option may exercise the Purchase Option by providing the applicable
Master Servicer and the Trustee written notice thereof (the "Purchase Option
Notice"), in the form of Exhibit M, which notice shall identify the Person that, on its own or through an Affiliate, will acquire the subject Defaulted Trust
Mortgage Loan upon closing and shall specify a cash exercise price at least equal to the Option Price. The Purchase Option Notice shall be delivered in the manner specified in Section 11.05. The exercise of any Purchase Option pursuant to this clause (e) shall be irrevocable.

          (f) If the Special Servicer or the Majority Controlling Class
Certificateholder, or any of their respective Affiliates, is identified in the
Purchase Option Notice as the Person expected to acquire the subject Defaulted
Trust Mortgage Loan, the Trustee shall determine as soon as reasonably practicable (and, in any event, within 30 days) after the Trustee has received the written notice, whether the Option Price represents fair value for the
Defaulted Trust Mortgage Loan; provided that, if the Special Servicer is then in the process of obtaining a new Appraisal with respect to the related Mortgaged
Property, then the Trustee shall make its fair value determination with respect to the subject Defaulted Trust Mortgage Loan as soon as reasonably practicable
(but in any event within 30 days) after the Trustee's receipt of such new
Appraisal. Such fair value determination shall be made in accordance with the
Trustee's good faith reasonable judgment. In determining the fair value of any
Defaulted Trust Mortgage Loan, the Trustee may rely on the opinion and reports of Independent third parties in making such determination; provided that the
Trustee may rely on the most current Appraisal obtained for the related
Mortgaged Property pursuant to this Agreement or, in the case of an Outside
Serviced Trust Mortgage Loan, under the Outside Servicing Agreement (if not obtained by the party with the conflict), it being herein acknowledged that the
Trustee is authorized to obtain its own Appraisal at the expense of the Trust if necessary and appropriate under the circumstances. The reasonable costs of all appraisals, inspection reports and broker opinions of value, reasonably incurred by the Trustee or any such third party pursuant to this subsection shall be advanced by the applicable Master Servicer and shall constitute, and be reimbursable as, Servicing Advances (or if such Advance is deemed to be a
Nonrecoverable Advance such costs shall be reimbursable as Additional Trust Fund
Expenses). The other parties to this Agreement shall cooperate with all reasonable requests for information.

          (g) Unless and until the Purchase Option with respect to a Defaulted
Trust Mortgage Loan is exercised, the Special Servicer shall pursue such other resolution strategies available hereunder with respect to such Defaulted Trust
Mortgage Loan, including, without limitation, workout and foreclosure, as the
Special Servicer may deem appropriate consistent with the Servicing Standard;
provided, however, the Special Servicer will not be permitted to sell the
Defaulted Trust Mortgage Loan other than in connection with the exercise of the related Purchase Option or a repurchase by the applicable Mortgage Loan Seller pursuant to Section 2.03.

          (h) If title to any Mortgaged Property is acquired by the Trust Fund in respect of any Serviced Trust Mortgage Loan, then the Special Servicer shall, subject to Section 6.11 or Section 6.12, as applicable, use its reasonable best efforts to sell the subject Administered REO Property as soon as practicable in accordance with Section 3.16(a); and, in connection therewith the Special
Servicer shall offer such Administered REO Property in a commercially reasonable manner. If the Special Servicer on behalf of the Trustee has not received an REO
Extension or an Opinion of Counsel described in Section 3.16(a) and the Special
Servicer is not able to sell such Administered REO Property within the period specified in Section 3.16(a), or if an REO Extension has been granted and the
Special Servicer is

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unable to sell such Administered REO Property within the extended time period, the Special Servicer shall, subject to Section 6.11 or Section 6.12, as applicable, before the end of such period or extended period, as the case may be, auction the Administered REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard. The Special
Servicer shall give the Controlling Class Representative, the applicable Master
Servicer and the Trustee (and, with respect to any A/B Loan Combination, the related B-Noteholder(s)) not less than five (5) days' prior written notice of its intention to sell any REO Property. Where any Interested Person is among those bidding with respect to an Administered REO Property, the Special Servicer
shall require that all bids be submitted in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. No
Interested Person shall be permitted to purchase an Administered REO Property at a price less than the Purchase Price; provided that, if the Special Servicer intends to bid on any Administered REO Property, (i) the Special Servicer shall notify the Trustee of such intent and (ii) the Special Servicer shall not bid less than the Purchase Price, which in all cases shall be deemed a fair price.

          (i) Subject to the REMIC Provisions, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any Administered REO Property or the exercise of a Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Administered REO Property or purchase any Defaulted
Trust Mortgage Loan. Any sale of a Defaulted Trust Mortgage Loan (pursuant to a
Purchase Option) or an Administered REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, the Special
Servicer, the applicable Master Servicer, any Mortgage Loan Seller or the Trust
Fund. Notwithstanding the foregoing, nothing herein shall limit the liability of the applicable Master Servicer, the Special Servicer or the Trustee to the Trust
Fund and the Certificateholders for failure to perform its duties in accordance herewith. None of the Special Servicer, the applicable Master Servicer, the
Depositor or the Trustee shall have any liability to the Trust Fund or any
Certificateholder with respect to the price at which a Defaulted Trust Mortgage
Loan is sold if the sale is consummated in accordance with the terms of this
Agreement.

          (j) Upon exercise of a Purchase Option, the holder of such Purchase
Option shall be required to pay the purchase price specified in its Purchase
Option Notice to the Special Servicer within 10 Business Days of exercising its
Purchase Option. The proceeds of any sale of a Defaulted Trust Mortgage Loan, after deduction of the expenses of such sale incurred in connection therewith, shall be remitted by the Special Servicer to the applicable Master Servicer within one (1) Business Day of receipt for deposit into the applicable Master
Servicer's Collection Account. The Special Servicer shall immediately notify the
Trustee upon the holder of the effective Purchase Option's failure to remit the purchase price specified in its Purchase Option Notice pursuant to this Section
3.18(j). Thereafter, the Special Servicer shall notify each holder of a Purchase
Option of such failure and such holder of a Purchase Option may then exercise its Purchase Option in accordance with this Section 3.18.

          (k) Notwithstanding anything herein to the contrary, the Special
Servicer shall not take or refrain from taking any action pursuant to instructions from the Controlling Class Representative, the Class AMP
Representative or a B-Noteholder that would cause it to violate applicable law or any term or provision of this Agreement, including the REMIC Provisions and the Servicing Standard.

          (l) [RESERVED]

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          (m) The amount paid for a Defaulted Trust Mortgage Loan or an
Administered REO Property purchased under this Agreement shall be deposited into the applicable Master Servicer's Collection Account, in the case of a Trust
Mortgage Loan, or the REO Account, in the case of an Administered REO Property
(except any portion of such amount constituting Gain-on-Sale Proceeds which shall be deposited in the Gain-on-Sale Reserve Account or, in the case of any
A-Note Trust Mortgage Loan, applied in accordance with the related Co-Lender
Agreement). Upon receipt of an Officer's Certificate from the applicable Master
Servicer to the effect that such deposit has been made, the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the purchaser of such Defaulted Trust Mortgage Loan or related
Administered REO Property ownership of the Defaulted Trust Mortgage Loan or
Administered REO Property. The Trustee, upon receipt of a Request for Release, shall release or cause to be released to the applicable Master Servicer or
Special Servicer the related Mortgage File. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the purchaser of a Defaulted Trust Mortgage Loan or related Administered REO
Property.

          SECTION 3.19 Additional Obligations of Master Servicers and Special
Servicer.

          (a) Each Master Servicer shall deposit in its Collection Account on each P&I Advance Date, without any right of reimbursement therefor with respect to those Trust Mortgage Loans, if any, as to which it is the applicable Master
Servicer and that were, in each case, subject to a voluntary Principal
Prepayment (other than Principal Prepayments from Insurance Proceeds or
Liquidation Proceeds) during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the amount of all of the related Prepayment Interest Shortfalls and (ii) the sum of any and
all Master Servicing Fees (calculated for this purpose only at a rate of 0.01%
per annum) and Prepayment Interest Excesses received by such Master Servicer during such Collection Period on those Trust Mortgage Loans and REO Trust
Mortgage Loans as to which it is the applicable Master Servicer; provided that if a Prepayment Interest Shortfall occurs as a result of a Master Servicer's allowing the Mortgagor to deviate from the terms of the related loan documents regarding principal prepayments (other than (a) subsequent to a material default under the related loan documents, (b) pursuant to applicable law or court order or (c) at the request or with the consent of the Special Servicer or the
Controlling Class Representative), then the amount in clause (ii) of this sentence will be replaced with the sum of (x) all Master Servicing Fees and
Prepayment Interest Excesses payable to such Master Servicer with respect to the
Trust Mortgage Loans and any REO Trust Mortgage Loans as to which such Master
Servicer is the applicable Master Servicer for the subject Collection Period, inclusive of any portion thereof payable to a third-party primary servicer and inclusive of any Excess Servicing Strip and (y) any investment income earned on the related principal prepayment during such Collection Period while on deposit in such Master Servicer's Collection Account. Any Prepayment Interest Excesses
received by a Master Servicer during any Collection Period and not otherwise applied as described in the prior sentence will be applied, to the extent necessary, to cover any Prepayment Interest Shortfall related to a Trust
Mortgage Loan serviced by that Master Servicer, which Prepayment Interest
Shortfall was incurred during such Collection Period and was not otherwise offset by the payments described in the prior sentence.

          For the purposes of determining the amounts that a Master Servicer is required to deposit in its Collection Account on any P&I Advance Date in respect of any particular Collection Period pursuant to the preceding paragraph of this
Section 3.19(a), no Prepayment Interest Shortfall shall be carried over from a prior Collection Period. Notwithstanding the foregoing, no Master Servicer shall be

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relieved from making a payment it was obligated to make under the preceding paragraph of this Section 3.19(a) in respect of a prior Collection Period, but failed to do so.

          (b) The applicable Master Servicer shall, as to each Serviced Trust
Mortgage Loan that is secured by the interest of the related Mortgagor under a
Ground Lease, promptly (and in any event within 60 days of the Closing Date)
notify the related ground lessor in writing of the transfer of such Serviced
Trust Mortgage Loan to the Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the applicable Master Servicer.

          (c) The applicable Master Servicer shall promptly deliver to the
Special Servicer (and in any event within five (5) Business Days following receipt) any written evidence it receives of an institutional lender's binding commitment to refinance a Serviced Trust Mortgage Loan within 60 days after the due date of such Serviced Trust Mortgage Loan's Balloon Payment.

          (d) Master Servicer No. 2 shall be responsible for paying the ongoing surveillance fees of the Rating Agencies with respect to the Trust.

          SECTION 3.20 Modifications, Waivers, Amendments and Consents.

          (a) Subject to Sections 3.20(b) through 3.20(j) below and to Sections
3.08(b), Section 6.11 and Section 6.12, and further subject to any applicable intercreditor, co-lender or similar agreement (including, with respect to an A/B
Loan Combination, the related Co-Lender Agreement), the applicable Master
Servicer (to the extent provided in Section 3.02(a) and Section 3.20(h) below)
and the Special Servicer may, on behalf of the Trustee, agree to any modification, waiver or amendment of any term of any Serviced Mortgage Loan
(including, subject to Section 3.20(h), the lease reviews and lease consents related thereto) without the consent of the Trustee or any Certificateholder.
Neither a Master Servicer nor the Special Servicer (in its respective capacity as such) may agree with the related Mortgagor to any modification, extension, waiver or amendment of an Outside Serviced Trust Mortgage Loan.

          (b) All modifications, waivers or amendments of any Serviced Mortgage
Loan (including, subject to Section 3.20(h), the lease reviews and lease consents related thereto) shall be in writing and shall be considered and effected in accordance with the Servicing Standard; provided, however, that neither a Master Servicer nor the Special Servicer, as applicable, shall make or permit or consent to, as applicable, any modification, waiver or amendment of any term of any Serviced Mortgage Loan not otherwise permitted by this Section
3.20 that would constitute a "significant modification" of such Serviced
Mortgage Loan within the meaning of Treasury regulations section 1.860G-2(b).

          (c) Except as provided in Section 3.20(d) and the last sentence of
Section 3.02(a), neither a Master Servicer nor the Special Servicer, on behalf of the Trustee, shall agree or consent to any modification, waiver or amendment of any term of any Serviced Mortgage Loan that would:

               (i) affect the amount or timing of any related payment of
     principal, interest or other amount (including Prepayment Premiums or Yield
     Maintenance Charges, but excluding Penalty Interest, late payment charges and amounts payable as additional servicing compensation) payable thereunder;

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               (ii) affect the obligation of the related Mortgagor to pay a
     Prepayment Premium or Yield Maintenance Charge or permit a Principal
     Prepayment during any period in which the related Mortgage Note prohibits
     Principal Prepayments;

               (iii) except as expressly contemplated by the related Mortgage or pursuant to Section 3.09(d), result in a release of the lien of the
     Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Independent Appraiser delivered to the Special Servicer at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely) of the property to be released (other than in connection with a taking of all or part of the related Mortgaged Property or REO Property for not less than fair market value by exercise of the power of eminent domain or condemnation or casualty or hazard losses with respect to such Mortgaged Property or REO
     Property); or

               (iv) except as provided in Section 3.08, permit the transfer or transfers of (A) the related Mortgaged Property or any interest therein or
     (B) equity interests in the Mortgagor or any equity owner of the Mortgagor that would result, in the aggregate during the term of the related Trust
     Mortgage Loan, in a transfer greater than 49% of the total interest in the subject Mortgagor and/or any equity owner of the related Mortgagor or a transfer of voting control in the related Mortgagor or an equity owner of the related Mortgagor;

               (v) except as provided in Section 3.08, consent to the further encumbrance of the related Mortgaged Property with additional debt; and

               (vi) in the reasonable, good faith judgment of the Special
     Servicer, otherwise materially impair the security for such Serviced
     Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

          (d) Notwithstanding Section 3.20(c), but subject to Section 6.11,
Section 6.12 and the third paragraph of this Section 3.20(d) and any applicable co-lender, intercreditor or similar agreement, including any related Co-Lender
Agreement, the Special Servicer may (i) reduce the amounts owing under any
Specially Serviced Mortgage Loan by forgiving principal, accrued interest or any
Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the
Periodic Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially
Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced
Mortgage Loan, or (v) accept a Principal Prepayment on any Specially Serviced
Mortgage Loan during any Lockout Period; provided that (A) the related Mortgagor is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default is reasonably foreseeable, and (B) in the reasonable, good faith judgment of the
Special Servicer, such modification would increase the recovery on the Serviced
Mortgage Loan to Certificateholders on a net present value basis (the relevant discounting of amounts that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate). In the case of every other modification, waiver or consent, the Special Servicer shall determine and may rely on an Opinion of Counsel (which Opinion of Counsel shall be an expense of the Trust Fund to the extent not paid by the related Mortgagor) to the effect that such modification, waiver or amendment would not both (1) effect an exchange or reissuance of the Serviced Mortgage Loan under Treasury regulation section 1.860G-2(b) of the Code and (2) cause any

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REMIC Pool to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the
Startup Day under the REMIC Provisions.

          In addition, notwithstanding Section 3.20(c), but subject to Section
6.11, Section 6.12, the third paragraph of this Section 3.20(d) and any applicable co-lender, intercreditor or similar agreement, including any related
Co-Lender Agreement, the Special Servicer may extend the date on which any
Balloon Payment is scheduled to be due in respect of a Specially Serviced
Mortgage Loan if the conditions set forth in the proviso to the first sentence of the prior paragraph are satisfied and the Special Servicer has obtained an
Appraisal of the related Mortgaged Property, in connection with such extension, which Appraisal supports the determination of the Special Servicer contemplated by clause (B) of the proviso to the first sentence of the immediately preceding paragraph.

          In no event will the Special Servicer (i) extend the maturity date of a Serviced Trust Mortgage Loan beyond a date that is two (2) years prior to the
Rated Final Distribution Date or, in connection with any such extension, in no event shall the Special Servicer reduce the Mortgage Rate of a Serviced Trust
Mortgage Loan to less than the least of (A) the original Mortgage Rate of such
Serviced Trust Mortgage Loan, (B) the highest fixed Pass-Through Rate of any
Class of Sequential Pay Certificates then outstanding and (C) a rate below the then prevailing interest rate for comparable loans, as determined by the Special
Servicer, or (ii) if the subject Serviced Trust Mortgage Loan is secured by a
Ground Lease (and not by the corresponding fee simple interest), extend the maturity date of such Serviced Trust Mortgage Loan beyond a date which is less than 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of such Ground Lease, 10 years) prior to the expiration of the term of such Ground Lease.

          The determination of the Special Servicer contemplated by clause (B)
of the proviso to the first sentence of the first paragraph of this Section
3.20(d) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the applicable Master Servicer and describing in reasonable detail the basis for the Special Servicer's determination. The Special Servicer shall append to such Officer's Certificate any information including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals that support such determination.

          (e) The Special Servicer or, with respect to subsection (h) below, the applicable Master Servicer may, as a condition to granting any request by a
Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Serviced Trust Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it: (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, provided that such fee would not itself be a "significant modification" pursuant to
Treasury regulations section 1.1001-3(e)(2); and (ii) any related costs and expenses incurred by it. In no event shall the Special Servicer or a Master
Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

          (f) The Special Servicer shall notify the applicable Master Servicer, any related Sub-Servicers, the Trustee, the Controlling Class Representative
(and, with respect to any A/B Loan Combination, and the related B-Noteholder(s))
and the Rating Agencies, in writing, of any material modification, waiver or amendment of any term of any Serviced Trust Mortgage Loan (including fees charged the related Mortgagor) and the date thereof, and shall deliver to the
Custodian (with a copy to the applicable Master Servicer) for deposit in the related Mortgage File, an original counterpart of the

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agreement relating to such modification, waiver or amendment, promptly (and in any event within ten (10) Business Days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Trust Mortgage Loan is effected shall be made available for review upon prior request during normal business hours at the offices of the Special
Servicer pursuant to Section 3.15 hereof.

          (g) A Master Servicer shall not permit defeasance of any Serviced
Trust Mortgage Loan (x) on or before the earliest date on which defeasance is permitted under the terms of such Serviced Trust Mortgage Loan, and (y) in a manner that is inconsistent with the terms of such Serviced Trust Mortgage Loan.
Unless and except to the extent the applicable Master Servicer is precluded from preventing such defeasance by the related Trust Mortgage Loan documents or otherwise, the applicable Master Servicer will not permit defeasance of any
Serviced Trust Mortgage Loan, unless: (i) the defeasance collateral consists of
"Government Securities" within the meaning of the Investment Company Act of
1940, as amended, (ii) the applicable Master Servicer has determined that the defeasance will not result in an Adverse REMIC Event (provided that the applicable Master Servicer shall be entitled to rely conclusively on an Opinion of Counsel to that effect), (iii) the applicable Master Servicer has notified the Rating Agencies, (iv) to the extent the defeasance of the subject Serviced
Trust Mortgage Loan is required by the then-current applicable Rating Agency criteria to be reviewed by a Rating Agency, such Rating Agency has confirmed that such defeasance will not result in the qualification, downgrade or withdrawal of the rating then assigned to any Class of Certificates to which a rating has been assigned by such Rating Agency (provided that, (A) no confirmation from Fitch shall be required if the subject Serviced Trust Mortgage
Loan being defeased, together with all Trust Mortgage Loans cross-collateralized with such Serviced Trust Mortgage Loan, (i) is not one of the ten (10) largest
Trust Mortgage Loans (or cross-collateralized groups of Trust Mortgage Loans) by
Stated Principal Balance in the Trust Fund, and (ii) has a Stated Principal
Balance at the time of the defeasance that is less than $20,000,000 and less than 5% of the then-aggregate Stated Principal Balance of the Trust Mortgage
Loans and the applicable Master Servicer shall have delivered a Defeasance
Certificate substantially in the form of Exhibit N hereto, (v) the applicable
Master Servicer has requested and received from the related Mortgagor (A) an
Opinion of Counsel generally to the effect that the Trustee will have a perfected, first priority security interest in such defeasance collateral and
(B) written confirmation from a firm of Independent accountants stating that payments made on such defeasance collateral in accordance with the terms thereof will be sufficient to pay the subject Serviced Trust Mortgage Loan in full on or before its Stated Maturity Date (or, in the case of an ARD Trust Mortgage Loan, on or before its Anticipated Repayment Date) and to timely pay each Periodic
Payment scheduled to be due prior thereto but after the defeasance and (vi) a single purpose entity (as defined below) is designated to assume the Serviced
Trust Mortgage Loan and own the Defeasance Collateral; provided that, if under the terms of the related Trust Mortgage Loan documents, the related Mortgagor delivers cash to purchase the defeasance collateral rather than the defeasance collateral itself, the applicable Master Servicer shall purchase the U.S.
government obligations contemplated by the related Trust Mortgage Loan documents. Subsequent to the second anniversary of the Closing Date, to the extent that the applicable Master Servicer may, in accordance with the related
Trust Mortgage Loan documents, require defeasance of any Serviced Trust Mortgage
Loan in lieu of accepting a prepayment of principal thereunder, including a prepayment of principal accompanied by a Prepayment Premium or Yield Maintenance
Charge, the applicable Master Servicer shall, to the extent it is consistent with the Servicing Standard, require such defeasance; provided that the conditions set forth in clauses (i) through (vi) of the preceding sentence have been satisfied. Any customary and reasonable out-of-pocket expense incurred by a
Master Servicer pursuant to this Section 3.20(g) shall be paid by the Mortgagor of the defeased Serviced Trust Mortgage Loan pursuant to the related Mortgage,
Mortgage Note or other

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pertinent document. Notwithstanding the foregoing, if at any time, a court with jurisdiction in the matter shall hold that the related Mortgagor may obtain a release of the subject Mortgaged Property but is not obligated to deliver the full amount of the defeasance collateral contemplated by the related Trust
Mortgage Loan documents (or cash sufficient to purchase such defeasance collateral), then the applicable Master Servicer shall (i) if consistent with the related Trust Mortgage Loan documents, refuse to allow the defeasance of the subject Serviced Trust Mortgage Loan or (ii) if the applicable Master Servicer cannot so refuse and if the related Mortgagor has delivered cash to purchase the defeasance collateral, the applicable Master Servicer shall either (A) buy such defeasance collateral or (B) prepay the subject Serviced Trust Mortgage Loan, in either case, in accordance with the Servicing Standard. For purposes of this paragraph, a "single purpose entity" shall mean a Person, other than an individual, whose organizational documents provide as follows: it is formed solely for the purpose of owning and pledging the Defeasance Collateral related to the Trust Mortgage Loans; it may not engage in any business unrelated to such
Defeasance Collateral and the financing thereof; it does not have and may not own any assets other than those related to its interest in such Defeasance
Collateral or the financing thereof and may not incur any indebtedness other than as permitted by the related Mortgage; it shall maintain its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person; it shall hold regular meetings, as appropriate, to conduct its business, and shall observe all entity-level formalities and record keeping; it shall conduct business in its own name and use separate stationery, invoices and checks; it may not guarantee or assume the debts or obligations of any other person; it shall not commingle its assets or funds with those of any other person; it shall pay its obligations and expenses from its own funds and allocate and charge reasonably and fairly any common employees or overhead shared with affiliates; it shall prepare separate tax returns and financial statements or, if part of a consolidated group, shall be shown as a separate member of such group; it shall transact business with affiliates on an arm's length basis pursuant to written agreements; and it shall hold itself out as being a legal entity, separate and apart from any other person. The single purpose entity organizational documents shall provide that any dissolution and winding up or insolvency filing for such entity requires the unanimous consent of all partners or members, as applicable, and that such documents may not be amended with respect to the single purpose entity requirements during the term of the subject Trust Mortgage Loan.

          (h) For any Serviced Mortgage Loan other than a Specially Serviced
Mortgage Loan, subject to the rights of the Special Servicer set forth in this
Section 3.20, and further subject to the rights of the Controlling Class
Representative and the B-Noteholders set forth herein, including in Sections
3.21, 6.11 and 6.12 and, with respect to any A/B Loan Combination, further subject to the rights of the related B-Noteholder(s) under the related Co-Lender
Agreement, the applicable Master Servicer, without the consent of the Special
Servicer or the Controlling Class Representative, as applicable, shall be responsible for any request by a Mortgagor for the consent or approval of the mortgagee with respect to:

               (i) approving routine leasing activity (including any
     subordination, non-disturbance and attornment agreement) with respect to any lease for less than the lesser of (A) 20,000 square feet and (B) 20% of the related Mortgaged Property;

               (ii) approving any waiver affecting the timing of receipt of financial statements from any Mortgagor; provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter;

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               (iii) approving annual budgets for the related Mortgaged
     Property; provided that no such budget (A) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (B) provides for the payment of any material expenses to any affiliate of the Mortgagor (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

               (iv) subject to other restrictions herein regarding Principal
     Prepayments, waiving any provision of a Serviced Mortgage Loan requiring a specified number of days notice prior to a Principal Prepayment;

               (v) approving modifications, consents or waivers (other than those set forth in Section 3.20(c)) in connection with a defeasance permitted by the terms of the related Serviced Trust Mortgage Loan if the applicable Master Servicer receives an Opinion of Counsel (which Opinion of
     Counsel shall be an expense of the Mortgagor) to the effect that such modification, waiver or consent would not cause any REMIC Pool to fail to qualify as a REMIC under the Code or result in a "prohibited transaction"
     under the REMIC Provisions;

               (vi) subject to Section 3.08(b), approving consents with respect to non-material right-of-ways and non-material easements and consent to subordination of the related Serviced Mortgage Loan to such non-material rights-of-way or easements;

               (vii) subject to Section 3.08, any non-material modifications, waivers or amendments not provided for in clauses (i) through (vi) above, which are necessary to cure any ambiguities or to correct scrivener's errors in the terms of the related Serviced Trust Mortgage Loan; and

               (viii) approving a change of the property manager at the request of the related Mortgagor, provided that (A) the successor property manager is not affiliated with the related Mortgagor, and is a nationally or regionally recognized manager of similar properties, (B) the subject
     Serviced Trust Mortgage Loan does not have an outstanding principal balance in excess of $5,000,000 and (C) the related Mortgaged Property does not secure a Loan Combination;

provided, however, in the case of any A-Note Trust Mortgage Loan, the applicable
Master Servicer shall provide written notice of such action to the related
B-Noteholder(s); and provided, further that the applicable Master Servicer shall promptly notify the Special Servicer of any requests not subject to this Section
3.20(h) for which the Special Servicer is responsible pursuant to this Section
3.20 and shall deliver to the Special Servicer (which delivery may be by electronic transmission in a format acceptable to the applicable Master Servicer and Special Servicer) a copy of the request, and all information in the possession of the applicable Master Servicer that the Special Servicer may reasonably request related thereto. For the avoidance of doubt, and without limiting the generality of the foregoing, any request for the disbursement of earnouts or holdback amounts with respect to any Trust Mortgage Loan set forth on Schedule VI received by the applicable Master Servicer shall be submitted to the Special Servicer for processing (which request shall be deemed approved if the request is not denied by the Special Servicer in writing to the applicable
Master Servicer within ten (10) Business Days of the Special Servicer's receipt of such request). For purposes of this Agreement, "disbursement of earnouts or holdback amounts" shall mean the disbursement or funding to a borrower of previously unfunded, escrowed or otherwise reserved portions of the loan proceeds of the applicable Trust Mortgage Loan.

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          Notwithstanding Section 3.08, the applicable Master Servicer (with respect to Performing Serviced Trust Mortgage Loans, without the Special
Servicer's consent) or the Special Servicer (with respect to Specially Serviced
Trust Mortgage Loans and Administered REO Properties), without any Rating Agency confirmation as provided in Section 3.08(a), may grant a Mortgagor's request for consent (or, in the case of an Administered REO Property, may consent) to subject the related Mortgaged Property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the subject Trust Mortgage Loan to such easement or right-of-way, provided that the applicable Master Servicer or the Special
Servicer, as applicable, shall have determined in accordance with the Servicing
Standard that such easement or right-of-way shall not materially interfere with the then-current use of the related Mortgaged Property, the security intended to be provided by such Mortgage or the related Mortgagor's ability to repay the subject Trust Mortgage Loan, and will not materially or adversely affect the value of such Mortgaged Property and that the granting of such consent would not result in an Adverse REMIC Event.

          (i) To the extent that either the applicable Master Servicer or
Special Servicer waives any Penalty Interest or late charge in respect of any
Serviced Trust Mortgage Loan, whether pursuant to Section 3.02(a) or this
Section 3.20, the respective amounts of additional servicing compensation payable to the applicable Master Servicer and the Special Servicer under Section
3.11 out of such Penalty Interest or late payment charges shall be reduced proportionately, based upon the respective amounts that had been payable thereto out of such Penalty Interest or late payment charges immediately prior to such waiver.

          (j) Notwithstanding anything to the contrary in this Agreement, neither a Master Servicer nor the Special Servicer, as applicable, shall take the following action unless it has received prior written confirmation (the cost of which shall be paid by the related Mortgagor, if so allowed by the terms of the related loan documents) from the Rating Agencies that such action will not result in a qualification, downgrade or withdrawal of any of the ratings assigned by such Rating Agency to the Certificates:

               (i) With respect to any Mortgaged Property that secures a
     Serviced Trust Mortgage Loan with an unpaid principal balance that is at least equal to five percent (5%) of the then aggregate principal balance of all Trust Mortgage Loans or $20,000,000, the giving of any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager; and

               (ii) With respect to each Serviced Trust Mortgage Loan with an unpaid principal balance that is equal to or greater than (A) five percent
     (5%) of the then aggregate principal balance of all the Trust Mortgage
     Loans or (B) $20,000,000 and which is secured by a Mortgaged Property which is a hospitality property, the giving of any consent to any change in the franchise affiliation of such Mortgaged Property.

          (k) Notwithstanding anything to the contrary in this Agreement, any modification, extension, waiver or amendment of the payment terms of an A/B Loan
Combination shall be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related Co-Lender
Agreement, such that neither the Trust as holder of the related A-Note Trust
Mortgage Loan, on the one hand, nor the related B-Noteholder(s), on the other hand, gains a priority over the other that is not reflected in the loan documents and the related Co-Lender Agreement. Furthermore, to the extent consistent with the Servicing Standard and the applicable Co-Lender

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Agreement (taking into account the extent to which the related B-Note Non-Trust
Mortgage Loan(s) is subordinate to the corresponding A-Note Trust Mortgage
Loan): (i) no waiver, reduction or deferral of any particular amounts due on an
A-Note Trust Mortgage Loan shall be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the related B-Note
Non-Trust Mortgage Loan(s); and (ii) no reduction of the Mortgage Rate on an
A-Note Trust Mortgage Loan shall be effected prior to the reduction of the
Mortgage Rate of the related B-Note Non-Trust Mortgage Loan(s), to the maximum extent possible.

          SECTION 3.21 Transfer of Servicing Between Master Servicer and Special
Servicer; Record Keeping.

          (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Serviced Mortgage Loan, the applicable Master Servicer or Special
Servicer, whichever made such determination, shall promptly notify the other such party, the Controlling Class Representative and the Trustee (and, in the
case of an A/B Loan Combination, the related B-Noteholder(s)), and if the applicable Master Servicer is not also the Special Servicer, the applicable
Master Servicer shall immediately deliver or cause to be delivered a copy of the related Mortgage File and Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the
Serviced Mortgage Loan, either in the applicable Master Servicer's or any of its directors', officers', employees', affiliates' or agents' possession or control or otherwise available to the applicable Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a
Sub-Servicer. The applicable Master Servicer shall use reasonable efforts to comply with the preceding sentence within five (5) Business Days of the occurrence of each related Servicing Transfer Event; provided, however, if the information, documents and records requested by the Special Servicer are not contained in the Servicing File, the applicable Master Servicer shall have such period of time as reasonably necessary to make such delivery. Notwithstanding the occurrence of a Servicing Transfer Event, the applicable Master Servicer shall continue to receive payments on the subject Serviced Mortgage Loan
(including amounts collected by the Special Servicer).

          Upon determining that a Specially Serviced Mortgage Loan has become a
Corrected Mortgage Loan and if the applicable Master Servicer is not also the
Special Servicer, the Special Servicer shall immediately give notice thereof to the applicable Master Servicer and, within five (5) Business Days of the occurrence, shall return the related Mortgage File to the Custodian and the related Servicing File, together with all other information, documents and records that were not part of the Servicing File when it was delivered to the
Special Servicer, to the applicable Master Servicer (or such other Person as may be directed by the applicable Master Servicer). Upon giving such notice, and returning such Servicing File, to the applicable Master Servicer (or such other
Person as may be directed by the applicable Master Servicer), the Special
Servicer's obligation to service such Serviced Mortgage Loan, and the Special
Servicer's right to receive the Special Servicing Fee with respect to such
Serviced Mortgage Loan, shall terminate, and the obligations of the applicable
Master Servicer to service and administer such Serviced Mortgage Loan shall resume.

          (b) In servicing any Specially Serviced Mortgage Loans, the Special
Servicer shall provide to the Custodian originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File
(with a copy of each such original to the applicable Master

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Servicer), and copies of any additional related Serviced Mortgage Loan information, including correspondence with the related Mortgagor.

          (c) On or before each Determination Date, the Special Servicer shall deliver to the applicable Master Servicer and each Rating Agency (or such other
Person as may be directed by the applicable Master Servicer) a statement in writing and in computer readable format (the form of such statement to be agreed upon by the applicable Master Servicer) describing, on a loan-by-loan and property-by-property basis, (1) insofar as it relates to Specially Serviced
Trust Mortgage Loans and Administered REO Properties, the information described in clauses (x) through (xvii) of Section 4.02(a) and, insofar as it relates to the Special Servicer, the information described in clauses (xxvii), (xxviii) and
(xxix) of Section 4.02(a), (2) the amount of all payments, Insurance Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each Specially Serviced Trust Mortgage Loan during the related
Collection Period, and the amount of all REO Revenues, Insurance Proceeds and
Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each Administered REO Property during the related Collection
Period, (3) the amount, purpose and date of all Servicing Advances requested by the Special Servicer and made by the Special Servicer with respect to each
Specially Serviced Trust Mortgage Loan and Administered REO Property during the related Collection Period and (4) such additional information relating to the
Specially Serviced Trust Mortgage Loans and Administered REO Properties as the
applicable Master Servicer reasonably requests to enable it to perform its responsibilities under this Agreement. Notwithstanding the foregoing provisions of this subsection (c), the applicable Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Trust Mortgage
Loans and Administered REO Properties and shall provide the Special Servicer with any information reasonably available to the applicable Master Servicer required by the Special Servicer to perform its duties under this Agreement.

          (d) No later than 30 days after a Serviced Mortgage Loan becomes a
Specially Serviced Mortgage Loan, the Special Servicer shall prepare (subject to
Section 6.11 and Section 6.12) and deliver to each Rating Agency, the Trustee, the Certificate Administrator, the applicable Master Servicer and the
Controlling Class Representative (and, in the case of an A/B Loan Combination, the related B-Noteholder(s)), a report (the "Asset Status Report") with respect to such Trust Mortgage Loan and the related Mortgaged Property. Such Asset
Status Report shall set forth the following information to the extent reasonably determinable:

               (i) a summary of the status of such Specially Serviced Mortgage
     Loan and negotiations with the related Mortgagor;

               (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing
     Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Trust Mortgage Loan and whether outside legal counsel has been retained;

               (iii) the most current rent roll and income or operating
     statement available for the related Mortgaged Property;

               (iv) the Appraised Value of the related Mortgaged Property together with the assumptions used in the calculation thereof;

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               (v) summary of the Special Servicer's recommended action with respect to such Specially Serviced Trust Mortgage Loan; and

               (vi) such other information as the Special Servicer deems
     relevant in light of the Servicing Standard.

          The Special Servicer shall have the authority to meet with the
Mortgagor for any Specially Serviced Loan and take such actions consistent with the Servicing Standard, the terms hereof and the related Asset Status Report.
The Special Servicer shall not take any action inconsistent with the related
Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard; provided that, subject to Section 6.11 and Section 6.12, the Special Servicer may, from time to time, modify any Asset
Status Report it has previously delivered and implement such report.

          No direction of the Controlling Class Representative or the related
A/B Controlling Party, as applicable, with respect to the preparation of an
Asset Status Report shall (a) require or cause a Master Servicer or the Special
Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of this Agreement, including such Master Servicer's or the
Special Servicer's, as the case may be, obligation to act in accordance with the
Servicing Standard and to maintain the REMIC status of each REMIC Pool, (b)
result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions or (c) expose a Master Servicer, the Special Servicer, the Depositor, any of the Mortgage Loan Sellers, the Trust
Fund, the Certificate Administrator or the Trustee or the officers and the directors of each party to claim, suit or liability or (d) materially expand the scope of a Master Servicer's, the Certificate Administrator's, the Trustee's or
the Special Servicer's responsibilities under this Agreement.

          SECTION 3.22 Sub-Servicing Agreements.

          (a) The Master Servicers and, subject to Section 3.22(f), the Special
Servicer each may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder; provided that, in each case, the Sub-Servicing Agreement: (i) is consistent with this Agreement in all material respects, requires the
Sub-Servicer to comply with all of the applicable conditions of this Agreement and includes events of default with respect to the Sub-Servicer substantially similar to the Events of Default set forth in Section 7.01(a) hereof to the extent applicable (modified to apply to the Sub-Servicer instead of a Master
Servicer); (ii) provides that if a Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder
(including, without limitation, by reason of an Event of Default), the Trustee or its designee may thereupon assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of such
Master Servicer or the Special Servicer, as the case may be, under such agreement or (except with respect only to the Sub-Servicing Agreements in effect as of the date of this Agreement) may terminate such subservicing agreement without cause and without payment of any penalty or termination fee (other than the right of reimbursement and indemnification); (iii) provides that the
Depositor (insofar as such agreement relates to the performance of duties that affect the ability of the Depositor to comply with its reporting requirements under the Exchange Act with respect to the Subject Securitization Transaction)
and the Trustee, for the benefit of the Certificateholders and, in the case of a
Sub-Servicing Agreement relating to an A/B Loan Combination, the related
B-Noteholder(s), shall be third-party beneficiaries under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of a Master Servicer or the Special Servicer, as the case

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may be, thereunder as contemplated by the immediately preceding clause (ii))
none of the Trustee, the Trust Fund, the Depositor, any successor Master
Servicer or Special Servicer, as the case may be, any B-Noteholder or any
Certificateholder shall have any duties under such agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Serviced Trust Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Serviced Trust Mortgage Loan at its option and without penalty; (v)
with respect to any Sub-Servicing Agreement entered into by the Special
Servicer, does not permit the Sub-Servicer to enter into or consent to any modification, waiver or amendment or otherwise take any action on behalf of the
Special Servicer contemplated by Section 3.20 hereof without the consent of such
Special Servicer or conduct any foreclosure action contemplated by Section 3.09 hereof or sale of a Serviced Trust Mortgage Loan or Administered REO Property
contemplated by Section 3.18 hereof; (vi) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the
Trust Fund; and (vii) provides that, if the Sub-Servicer constitutes an
Additional Item 1123 Servicer, then it will deliver to the applicable parties an
Annual Statement of Compliance in respect of the Sub-Servicer as and when contemplated by Section 3.13 and, if the Sub-Servicer constitutes a
Sub-Servicing Function Participant, then it will deliver, or cause to be delivered, to the applicable parties, an Annual Assessment Report in respect of the Sub-Servicer and a corresponding Annual Attestation Report (and the consent of the applicable registered public accounting firm to file it with the
Commission) as and when contemplated by Section 3.14. In addition, each
Sub-Servicing Agreement entered into by a Master Servicer shall provide that such agreement shall be subject to Section 3.21 hereof with respect to any
Serviced Loan that becomes a Specially Serviced Loan. The Master Servicers and the Special Servicer shall each deliver to the Trustee, the Certificate
Administrator and to each other copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by a Master Servicer or the Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of such Master
Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of a Master Servicer or the Special Servicer hereunder to make P&I Advances or
Servicing Advances shall be deemed to have been advanced by such Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such P&I Advances or Servicing Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such
Sub-Servicer were such Master Servicer or the Special Servicer, as the case may
be. For so long as they are outstanding, Advances shall accrue interest in accordance with Sections 3.03(d) and 4.03(d), such interest to be allocable between the applicable Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the
Master Servicers and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master
Servicers and the Special Servicer each shall notify the other, the Trustee, the
Certificate Administrator and the Depositor in writing promptly of the appointment by it of any Sub-Servicer.

          (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law. The Master Servicers and the Special Servicer shall each notify the Trustee, the Certificate
Administrator and the Depositor in writing, promptly upon becoming aware thereof, whether any Sub-Servicer constitutes an Additional Item 1123 Servicer or a Sub-Servicing Function Participant. Each of the initial Master Servicer and the initial Special Servicer hereby represents and warrants that, as of the
Closing Date, it has not retained and does not expect to retain any particular
Person or group of affiliated Persons (other than a Designated Sub-Servicer) to act as a Servicer with respect to five percent (5%) or more of the Mortgage Pool
(by balance).

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          (c) The Master Servicers and the Special Servicer, for the benefit of the Trustee and the Certificateholders and, in the case of an A/B Loan
Combination, also for the benefit of the related B-Noteholder(s), shall (at no expense to the Trustee, the Certificateholders, such B-Noteholder(s) or the
Trust Fund) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as a Master Servicer or the
Special Servicer, as applicable, in its good faith business judgment, would require were it the owner of the Serviced Mortgage Loans; provided that a Master
Servicer shall not be required to prosecute claims against a Designated
Sub-Servicer for the failure of such Sub-Servicer to perform obligations that affect the Depositor's ability to comply with its reporting requirements under the Exchange Act with respect to the Subject Securitization Transaction or any securitization involving the issuance of Non-Trust Loan Securities. Subject to the terms of the related Sub-Servicing Agreement, the Master Servicers and the
Special Servicer may each have the right to remove a Sub-Servicer at any time it considers such removal to be in the best interests of Certificateholders.

          (d) In the event of the resignation, removal or other termination of a
Master Servicer hereunder for any reason, the Trustee or other Person succeeding such resigning, removed or terminated party as Master Servicer, shall elect, with respect to any Sub-Servicing Agreement in effect as of the date of this
Agreement: (i) to assume the rights and obligations of such Master Servicer under such Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including without limitation the obligation to pay the same sub-servicing fee); (ii) to enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or other successor Master
Servicer and such Sub-Servicer shall mutually agree (it being understood that such Sub-Servicer is under no obligation to accept any such new Sub-Servicing
Agreement or to enter into or continue negotiations with the Trustee or other successor Master Servicer in which case the existing Sub-Servicing Agreement shall remain in effect); or (iii) to terminate the Sub-Servicing Agreement if an
Event of Default (as defined in such Sub-Servicing Agreement) has occurred and is continuing or otherwise in accordance with the Sub-Servicing Agreement, in each case without paying any sub-servicer termination fee.

          Each Sub-Servicing Agreement will provide, among other things, that the applicable Master Servicer or the Trustee and their respective successors may at its sole option, terminate any rights the Sub-Servicer may have thereunder with respect to any or all Serviced Trust Mortgage Loans if Moody's
(i) reduces the rating assigned to one or more Classes of the Certificates as a result of the sub-servicing of the Serviced Trust Mortgage Loans by the
Sub-Servicer, or (ii) advises the applicable Master Servicer or the Trustee in writing that it will cause a qualification, downgrade or withdrawal of such rating due to the continued servicing by the Sub-Servicer (and such qualification, downgrade or withdrawal of the ratings shall not have been withdrawn by Moody's within 45 days of the date that the applicable Master
Servicer or the Trustee obtained such actual knowledge).

          (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicers
and the Special Servicer shall remain obligated and liable to the Trustee, the
Certificateholders and any affected B-Noteholders for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Serviced Mortgage Loans or
Administered REO Properties for which it is responsible. The Master Servicers and the Special Servicer shall each be

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responsible, without any right of reimbursement, for all fees and other compensation and other amounts of Sub-Servicers retained by it.

          (f) The Special Servicer shall not enter into a Sub-Servicing
Agreement unless each Rating Agency has confirmed in writing that the execution of such agreement will not result in a qualification, downgrade, or withdrawal of the then-current ratings on the outstanding Certificates or such
Sub-Servicing Agreement relates to a Serviced Trust Mortgage Loan or Serviced
Trust Mortgage Loans (along with any Serviced Trust Mortgage Loans previously sub-serviced pursuant to this section) that represent less than 25% of the outstanding principal balance of all Specially Serviced Trust Mortgage Loans.
The Special Servicer shall comply with the terms of each such Sub-Servicing
Agreement to the extent the terms thereof are not inconsistent with the terms of this Agreement and the Special Servicer's obligations hereunder. Furthermore, notwithstanding anything herein to the contrary, until the Trustee files a Form
15 with respect to the Trust in accordance with Section 8.15, none of the Master
Servicers or the Special Servicer shall retain or engage any Additional Item
1123 Servicer or Sub-Servicing Function Participant without the express written consent of the Depositor (which consent shall not be unreasonably withheld). As of the Closing Date, the Depositor hereby consents to the retention or engagement of each Designated Sub-Servicer that is an Additional Item 1123
Servicer or a Sub-Servicing Function Participant, but only with respect to the
Mortgage Loans to be serviced thereby as identified on Exhibit K hereto.

          SECTION 3.23 Representations and Warranties of Master Servicers and
                       Special Servicer.

          (a) Each Master Servicer hereby represents and warrants to the
Trustee, for its own benefit and the benefit of the Certificateholders, and to the Certificate Administrator, the Depositor and the Special Servicer and the
Non-Trust Mortgage Loan Noteholders, as of the Closing Date, that:

               (i) Such Master Servicer is a legal entity, duly organized under the laws of the jurisdiction of its organization, and such Master Servicer is in compliance with the laws of each State in which any Mortgaged
     Property is located to the extent necessary to perform its obligations under this Agreement.

               (ii) The execution and delivery of this Agreement by such Master
     Servicer, and the performance and compliance with the terms of this
     Agreement by such Master Servicer, will not violate such Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

               (iii) Such Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this
     Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of such Master Servicer, enforceable against such
     Master Servicer in accordance with the terms hereof, subject to (A)
     applicable receivership, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B)

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     general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) Such Master Servicer is not in violation of, and its
     execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in such Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of such Master Servicer to perform its obligations under this
     Agreement or the financial condition of such Master Servicer.

               (vi) No litigation is pending or, to the best of such Master
     Servicer's knowledge, threatened, against such Master Servicer that would prohibit such Master Servicer from entering into this Agreement or, in such
     Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of such Master Servicer to perform its obligations under this Agreement or the financial condition of such Master Servicer (calculated, with respect to an initial Master
     Servicer, on a consolidated basis).

               (vii) The net worth of such Master Servicer (or, in the case of an initial Master Servicer, the consolidated net worth thereof and of its direct or indirect parent), determined in accordance with generally accepted accounting principles, is not less than $15,000,000.

               (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by such Master Servicer of, or compliance by such Master
     Servicer with, this Agreement or the consummation of the transactions of such Master Servicer contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained prior to the actual performance by such Master Servicer of its obligations under this Agreement, or which, if not obtained would not have a materially adverse effect on the ability of such Master Service to perform its obligations hereunder.

               (ix) Such Master Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

               (x) Such Master Servicer is on S&P's Select Servicer List as a
     U.S. Commercial Mortgage Master Servicer and is rated "CMS3" or better by
     Fitch.

          (b) The Special Servicer hereby represents and warrants to the
Trustee, for its own benefit and the benefit of the Certificateholders, and to the Certificate Administrator, the Depositor, the Master Servicers and the
Non-Trust Loan Noteholders, as of the Closing Date, that:

               (i) The Special Servicer is a corporation duly organized under the laws of the State of Florida, validly existing and in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

               (ii) The execution and delivery of this Agreement by the Special
     Servicer, and the performance and compliance with the terms of this
     Agreement by the Special Servicer,

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     will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument by which it is bound.

               (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this
     Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer enforceable against the
     Special Servicer in accordance with the terms hereof, subject to (A)
     applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B)
     general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Special Servicer is not in violation of, and its
     execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this
     Agreement or the financial condition of the Special Servicer.

               (vi) No litigation is pending or, to the best of the Special
     Servicer's knowledge, threatened, against the Special Servicer that would prohibit the Special Servicer from entering into this Agreement or, in the
     Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

               (vii) Each officer, director and employee of the Special Servicer and each consultant or advisor of the Special Servicer with responsibilities concerning the servicing and administration of Serviced
     Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c).

               (viii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Special Servicer of or compliance by the Special
     Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

               (ix) The Special Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

               (x) The Special Servicer is on S&P's Select Servicer List as a
     U.S. Commercial Mortgage Special Servicer and is rated "CSS3" or better by
     Fitch.

          (c) The representations and warranties of the Master Servicers and the
Special Servicer, set forth in Section 3.23(a) (with respect to the Master
Servicers) and Section 3.23(b) (with

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respect to the Special Servicer), respectively, shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence.
Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto.

          (d) Any successor Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 3.23(a).

          (e) Any successor Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 3.23(b), subject to such appropriate modifications to the representation and warranty set forth in Section 3.23(b)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

          SECTION 3.24 Sub-Servicing Agreement Representation and Warranty.

          Each Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Certificate Administrator, the Depositor and the Special Servicer, as
of the Closing Date, that each Sub-Servicing Agreement in effect as of the
Closing Date and to which such Master Servicer is a party, satisfies the requirements for such Sub-Servicing Agreements set forth in Section 3.22(a) and the second paragraph of 3.22(d) in all material respects.

          SECTION 3.25 Designation of Controlling Class Representative and Class
AMP Representative.

          (a) The Majority Controlling Class Certificateholder shall be entitled in accordance with this Section 3.25 to select a representative (the
"Controlling Class Representative") having the rights and powers specified in this Agreement (including, without limitation, those specified in Section 6.11)
or to replace an existing Controlling Class Representative. Upon (i) the receipt by the Certificate Administrator of written requests for the selection of a
Controlling Class Representative from the Majority Controlling Class
Certificateholder, (ii) the resignation or removal of the Person acting as
Controlling Class Representative or (iii) a determination by the Certificate
Administrator that the Controlling Class has changed, the Certificate
Administrator shall promptly notify the Depositor and the Holders (and, in the case of Book-Entry Certificates, to the extent actually known to a Responsible
Officer of the Certificate Administrator or identified thereto by the Depository or the Depository Participants, the Certificate Owners) of the Controlling Class
that they may select a Controlling Class Representative. Such notice shall set forth the process for selecting a Controlling Class Representative, which shall be the designation of the Controlling Class Representative by the Majority
Controlling Class Certificateholder by a writing delivered to the Certificate
Administrator. No appointment of any Person as a Controlling Class
Representative shall be effective until such Person provides the Certificate
Administrator and the applicable Master Servicer with written confirmation of its acceptance of such appointment, an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers); provided that the initial
Controlling Class Representative shall be LNR Securities Holdings, LLC without need for further designation or notice.

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          (b) Within ten (10) Business Days (or as soon thereafter as practicable if the Controlling Class consists of Book-Entry Certificates) of receiving a request therefor from a Master Servicer or Special Servicer, the
Certificate Administrator shall, to the extent in its possession, deliver to the requesting party the identity of the Controlling Class Representative and a list of each Holder (or, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Certificate Administrator or
identified thereto by the Depository or the Depository Participants, each
Certificate Owner) of the Controlling Class, including, in each case, names and addresses. With respect to such information, the Certificate Administrator shall be entitled to conclusively rely on information provided to it by the
Depository, and each Master Servicer or the Special Servicer shall be entitled to conclusively rely on such information provided by the Certificate
Administrator with respect to any obligation or right hereunder that either
Master Servicer or the Special Servicer may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the
Holders (or, if applicable, Certificate Owners) of the Controlling Class. In addition to the foregoing, within two (2) Business Days of the selection, resignation or removal of a Controlling Class Representative, the Certificate
Administrator shall notify the other parties to this Agreement of such event.
The expenses incurred by the Certificate Administrator in connection with obtaining information from the Depository or Depository Participants with respect to any Book-Entry Certificate shall be expenses of the Trust Fund payable out of the Collection Accounts pursuant to Section 3.05(a).

          (c) A Controlling Class Representative may at any time resign as such by giving written notice to the Certificate Administrator and to each Holder
(or, in the case of Book-Entry Certificates, Certificate Owner) of the
Controlling Class. The Majority Controlling Class Certificateholder shall be entitled to remove any existing Controlling Class Representative by giving written notice to the Certificate Administrator and to such existing Controlling
Class Representative.

          (d) Once a Controlling Class Representative has been selected pursuant to this Section 3.25 each of the parties to this Agreement and each
Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless the Majority Controlling Class Certificateholder, or such Controlling Class Representative, as applicable, shall have notified the
Certificate Administrator and each other Holder (or, in the case of Book-Entry
Certificates, Certificate Owner) of the Controlling Class, in writing, of the resignation or removal of such Controlling Class Representative.

          (e) Any and all expenses of the Controlling Class Representative shall be borne by the Holders (or, if applicable, the Certificate Owners) of
Certificates of the Controlling Class, pro rata according to their respective
Percentage Interests in such Class, and not by the Trust Fund. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative by a Mortgagor with respect to this Agreement or any particular Trust Mortgage
Loan, the Controlling Class Representative shall immediately notify the
Certificate Administrator, the applicable Master Servicer and the Special
Servicer, whereupon (if the Special Servicer or the Trust Fund are also named parties to the same action and, in the sole judgment of the Special Servicer,
(i) the Controlling Class Representative had acted in good faith, without negligence or willful misfeasance with regard to the particular matter, and (ii)
there is no potential for the Special Servicer or the Trust Fund to be an
adverse party in such action as regards the Controlling Class Representative)
the Special Servicer on behalf of the Trust Fund shall, subject to Section 6.03, assume the defense of any such claim against the Controlling Class
Representative. This provision shall survive the termination of this Agreement and the termination or resignation of the Controlling Class Representative.

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          (f) The Majority Class AMP-1 Certificateholder(s), if the Class AMP-1
Certificates are the Controlling AMP Class, the Majority Class AMP-2
Certificateholder(s), if the Class AMP-2 Certificates are the Controlling AMP
Class, and the Majority Class AMP-3 Certificateholder(s), if the Class AMP-3
Certificates are the Controlling AMP Class, shall be entitled to designate the
Class AMP Representative in the same manner that the Majority Controlling Class
Certificateholder is entitled to designate the Controlling Class Representative.
The foregoing subsections of this Section 3.25 (other than as regards the identity of the initial Controlling Class Representative) shall apply to the
Class AMP Representative and the Controlling AMP Class to the same extent that they apply to the Controlling Class Representative and the Controlling Class,
respectively.

          SECTION 3.26 Servicing of and Certain Matters Regarding an A/B Loan
                       Combination.

          (a) Subject to the related Co-Lender Agreement, each A/B Loan
Combination shall be serviced pursuant to this Agreement as Serviced Mortgage
Loans, and servicing and administration of the related B-Note Non-Trust Mortgage
Loan shall continue hereunder for so long as the related A-Note Trust Mortgage
Loan(s) or any related A/B REO Property is part of the Trust Fund or for such longer period as any amounts payable by the related B-Noteholder(s) to or for the benefit of the Trust Fund or any party hereto in accordance with the related
Co-Lender Agreement remain due and owing; provided, however, if a B-Note
Non-Trust Mortgage Loan (other than the WellPoint B-Note Non-Trust Mortgage
Loan) is securitized, Master Servicer No. 2's servicing obligations and duties with respect to such B-Note Non-Trust Mortgage Loan shall be limited to those obligations and duties described in the related Co-Lender Agreement and this
Agreement. In addition, the obligations and responsibilities under this
Agreement of the Depositor, Master Servicer No. 2, the Special Servicer, the
Trustee, the Certificate Administrator and any Fiscal Agent shall terminate with respect to a B-Note Non-Trust Mortgage Loan if, when and to the extent that (i)
the related A-Note Trust Mortgage Loan has been paid in full or is no longer part of the Trust Fund and (ii) no amounts payable by the related B-Noteholder to or for the benefit of the Trust Fund or any party hereto in accordance with the related Co-Lender Agreement remain due and owing.

          (b) Notwithstanding the foregoing, the following considerations shall apply with respect to the servicing of a B-Note Non-Trust Mortgage Loan:

               (i) none of Master Servicer No. 2, the Special Servicer, the
     Trustee or the Fiscal Agent shall make any P&I Advance in respect of, or any Servicing Advance solely in respect of, a B-Note Non-Trust Mortgage
     Loan; and

               (ii) Master Servicer No. 2 and the Special Servicer shall each consult with and obtain the consent of the related B-Noteholder(s) to the extent required by the related Co-Lender Agreement.

          (c) Except in the case of the WellPoint Loan Combination, which is specifically addressed in Section 6.12, Master Servicer No. 2 shall timely provide to each B-Noteholder any reports or notices required to be delivered to such B-Noteholder pursuant to the related Co-Lender Agreement, and the Special
Servicer shall cooperate with Master Servicer No. 2 in preparing/delivering any such report or notice with respect to special servicing matters.

          (d) Except in the case of the WellPoint Loan Combination, which is specifically addressed in Section 6.12, the parties hereto acknowledge that, with respect to an A-Note Trust

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Mortgage Loan, the related B-Noteholder(s) have certain consent and direction rights as set forth in the related Co-Lender Agreement and agree to take such actions contemplated by the related Co-Lender Agreement as may be expressly contemplated thereby, or otherwise reasonably necessary, to allow the related
B-Noteholder(s) to exercise such rights.

          (e) The parties hereto acknowledge that a B-Noteholder shall not (1)
owe any fiduciary duty to the Trustee, the Certificate Administrator, any Fiscal
Agent, either Master Servicer, the Special Servicer or any Certificateholder or
(2) have any liability to the Trustee or the Certificateholders for any action taken, or for refraining from the taking of any action pursuant to the related
Co-Lender Agreement or the giving of any consent or for errors in judgment. Each
Certificateholder, by its acceptance of a Certificate, shall be deemed to have confirmed its understanding that a B-Noteholder (i) may take or refrain from taking actions that favor its interests or the interests of its affiliates over the Certificateholders, (ii) may take or refrain from taking actions that favor its interests or the interests of its affiliates over the Certificateholders,
(iii) may have special relationships and interests that conflict with the interests of the Certificateholders and shall be deemed to have agreed to take no action against a B-Noteholder or any of its officers, directors, employees, principals or agents as a result of such special relationships or conflicts,
(iv) shall not be liable by reason of its having acted or refrained from acting solely in its interest or in the interest of its affiliates, and (v) shall not be liable by reason of its having acted or refrained from acting solely in the interests of a B-Noteholder or its affiliates.

          (f) The parties hereto, the Controlling Class Representative, by its acceptance of its rights and obligations set forth herein, and each
Certificateholder, by its acceptance of a Certificate, hereby acknowledge the right of a B-Noteholder, upon the occurrence of certain specified events under the related Co-Lender Agreement, to purchase the related A-Note Trust Mortgage
Loan from the Trust, subject to the terms, conditions and limitations set forth in, and at the price specified in the related Co-Lender Agreement, and the parties hereto agree to take such actions contemplated by such Co-Lender
Agreement as may be expressly contemplated thereby, or otherwise reasonably necessary, to allow such B-Noteholder to purchase the related A-Note Trust
Mortgage Loan from the Trust. Such purchase right of the related B-Noteholder(s)
shall be superior to the corresponding purchase options set forth in Section
3.18(c) and/or 3.18(d), as applicable.

          (g) In connection with any purchase of an A-Note Trust Mortgage Loan, pursuant to or as contemplated by Section 3.26(f), Master Servicer No. 2 or the
Special Servicer shall (i) if it receives the applicable purchase price (as provided in the related Co-Lender Agreement) and/or any other amounts payable in connection with the purchase, deposit same, or remit same to Master Servicer No.
2 for deposit, as applicable, into Master Servicer No. 2's Collection Account and so notify the Trustee; and (ii) deliver the related Servicing File to the
Person effecting the purchase or its designee. In addition, upon its receipt of a Request for Release from Master Servicer No. 2, the Trustee shall: (i) deliver the related Mortgage File to the Person effecting the purchase or its designee;
and (ii) execute and deliver such endorsements, assignments and instruments of transfer as shall be provided to it and are reasonably necessary to vest ownership of such A-Note Trust Mortgage Loan in the appropriate transferee, without recourse, representations or warranties.

          (h) Each of the rights of a B-Noteholder under or contemplated by this
Section 3.26 shall be exercisable by a designee thereof on its behalf; provided that Master Servicer No. 2, the Special Servicer and the Trustee are provided with written notice by the related B-Noteholder of such designation (upon which such party may conclusively rely) and the contact details of the designee.

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          (i) If a B-Noteholder purchases the related A-Note Trust Mortgage Loan as contemplated by Section 3.26(f), or if any Person purchases such A-Note Trust
Mortgage Loan as a Defaulted Trust Mortgage Loan pursuant to Section 3.18, then
(subject to the related Co-Lender Agreement) the Person effecting the purchase must also pay and/or reimburse to the parties hereto, the respective amounts then currently due and owing to them hereunder with respect to the related
B-Note Non-Trust Mortgage Loan and that, pursuant to the related Co-Lender
Agreement, would otherwise have been payable out of future collections on such
B-Note Non-Trust Mortgage Loan. Notwithstanding anything herein to the contrary, but subject to the related Co-Lender Agreement, any such purchase shall be subject to such reimbursements.

          (j) Any reference to servicing any of the Trust Mortgage Loans in accordance with any of the related loan documents (including the related
Mortgage Note and Mortgage) shall also mean, in the case of an A/B Loan
Combination, in accordance with the related Co-Lender Agreement.

          (k) The parties hereto recognize and acknowledge the respective rights of a B-Noteholder under the related Co-Lender Agreement.

          (l) In the case of the WellPoint Loan Combination, this Section 3.26 is in addition to the provisions of Section 6.12, that specifically relate to such A/B Loan Combination. In the event of any conflict between the terms of this Section 3.26 (insofar as it relates to such Loan Combination) and the terms of the related Co-Lender Agreement, the related Co-Lender Agreement shall control.

          SECTION 3.27 Litigation Control

          (a) With respect to Serviced Mortgage Loans as to which Master
Servicer No. 1 is the applicable Master Servicer, the Special Servicer, in a reasonable manner consistent with the Servicing Standard, shall: (i) direct, manage, prosecute and/or defend any action brought by a Mortgagor against the
Trust and/or the Special Servicer; and (ii) represent the interests of the Trust in any litigation relating to the rights and obligations of the Mortgagor or the lender, or the enforcement of the obligations of a Mortgagor, under the subject loan documents ("Trust-Related Litigation").

          To the extent that Master Servicer No. 1 is named in Trust-Related
Litigation, and the Trust or Special Servicer is not named, in order to effectuate the role of the Special Servicer as contemplated by the prior paragraph, Master Servicer No. 1 shall: (i) notify the Special Servicer of such
Trust-Related Litigation within ten (10) days of Master Servicer No. 1 receiving notice of such Trust-Related Litigation; (ii) provide monthly status reports to the Special Servicer, regarding such Trust-Related Litigation; (iii) seek to have the Trust replace Master Servicer No. 1 as the appropriate party to the lawsuit; and (iv) so long as Master Servicer No. 1 remains a party to the lawsuit, consult with and act at the direction of the Special Servicer with respect to decisions and resolutions related to the interests of the Trust in such Trust-Related Litigation, including but not limited to the selection of counsel; provided that, if there are claims against Master Servicer No. 1 and
Master Servicer No. 1 has not determined that separate counsel is required for such claims, such counsel shall be reasonably acceptable to Master Servicer No.
1.

          Notwithstanding the right of the Special Servicer to represent the interests of the Trust in Trust-Related Litigation, but subject to the rights of the Special Servicer to direct Master Servicer No. 1's actions in the next paragraph, Master Servicer No. 1 shall retain the right to make determinations relating to claims against Master Servicer No. 1, including but not limited to the right to engage separate counsel in Master Servicer No. 1's reasonable discretion, the cost of which shall be subject to

                                      191

indemnification pursuant to Section 6.03. Further, nothing in this section shall require Master Servicer No. 1 to take or fail to take any action which, in
Master Servicer No. 1's good faith and reasonable judgment, may (i) result in an
Adverse REMIC Event or Adverse Grantor Trust Event or (ii) subject Master
Servicer No. 1 to liability or materially expand the scope of Master Servicer
No. 1's obligations under this Agreement.

          Notwithstanding Master Servicer No. 1's right to make determinations relating to claims against Master Servicer No. 1, the Special Servicer shall have the right at any time to (i) direct Master Servicer No. 1 to settle any claims brought against the Trust, including claims asserted against Master
Servicer No. 1 (whether or not the Trust or the Special Servicer is named in any such claims or Trust-Related Litigation) and (ii) otherwise reasonably direct the actions of Master Servicer No. 1 relating to claims against Master Servicer
No. 1 (whether or not the Trust or the Special Servicer is named in any such claims or Trust-Related Litigation), provided in either case that (A) such settlement or other direction does not require any admission, or is not likely to result in a finding, of liability or wrongdoing on the part of Master
Servicer No. 1, (B) the cost of such settlement or any resulting judgment is and shall be paid by the Trust, (C) Master Servicer No. 1 is and shall be indemnified pursuant to Section 6.03 for all costs and expenses of Master
Servicer No. 1 incurred in defending and settling the Trust-Related Litigation and for any judgment, (D) any such action taken by Master Servicer No. 1 at the direction of the Special Servicer shall be deemed (as to Master Servicer No. 1)
to be in compliance with the Servicing Standard and (E) the Special Servicer provides Master Servicer No. 1 with assurance reasonably satisfactory to Master
Servicer No. 1 as to the items on clauses (A), (B) and (C).

          If both Master Servicer No. 1 and either the Special Servicer or the
Trust are named in litigation, Master Servicer No. 1 and the Special Servicer shall cooperate with each other to afford Master Servicer No. 1 and the Special
Servicer the rights afforded to such party in this Section 3.27(a).

          This Section 3.27(a) shall not apply in the event the Special Servicer authorizes Master Servicer No. 1, and Master Servicer No. 1 agrees (both authority and agreement to be in writing), to make certain decisions or control certain Trust-Related Litigation on behalf of the Trust.

          (b) With respect to Serviced Mortgage Loans as to which Master
Servicer No. 2 is the applicable Master Servicer, the Special Servicer, with respect to litigation involving Specially Serviced Mortgage Loans, and Master
Servicer No. 2, with respect to litigation involving non-Specially Serviced
Mortgage Loans, and where the applicable servicer contemplates availing itself of indemnification as provided for under Section 6.03 of this Agreement, such servicer shall, for the benefit of the Certificateholders, direct, manage, prosecute, defend and/or settle any and all claims and litigation relating to
(i) the enforcement of the obligations of a Mortgagor under the related loan documents and (ii) any action brought against the Trust or any party to this
Agreement with respect to any such Serviced Mortgage Loan (the foregoing rights and obligations, "Litigation Control"). Such Litigation Control shall be carried out in accordance with the terms of this Agreement, including, without limitation, the Servicing Standard. Upon becoming aware of or being named in any claim or litigation that falls within the scope of Litigation Control, Master
Servicer No. 2 shall immediately notify the Controlling Class Representative of such claim or litigation. In addition, Master Servicer No. 2 shall prepare and submit a monthly status report regarding any Litigation Control matter to the
Controlling Class Representative.

                                      192

          Notwithstanding the foregoing, each of the Special Servicer and Master
Servicer No. 2 shall consult with and keep the Controlling Class Representative advised of any material development concerning Litigation Control, including, without limitation, (i) any material decision concerning Litigation Control and the implementation thereof and (ii) any decision to agree to or propose any terms of settlement, and shall submit any such development or decision to the
Controlling Class Representative for its approval or consent. Subject to Section
6.12, if and as applicable, and to Section 3.27(e), the Special Servicer or
Master Servicer No. 2, as applicable, shall not take any action implementing any such material development or decision described in the preceding sentence unless and until it has notified in writing the Controlling Class Representative and the Controlling Class Representative has not objected in writing within five (5)
Business Days of having been notified thereof and having been provided with all information that the Controlling Class Representative has reasonably requested with respect thereto promptly following its receipt of the subject notice (it being understood and agreed that if such written objection has not been received by the Special Servicer or Master Servicer No. 2, as applicable, within such
5-Business Day period, then the Controlling Class Representative shall be deemed to have approved the taking of such action); provided that, in the event that the Special Servicer or Master Servicer No. 2, as applicable, determines that immediate action is necessary to protect the interests of the Certificateholders
(as a collective whole), the Special Servicer or Master Servicer No. 2, as applicable, may take such action without waiting for the Controlling Class
Representative's response; provided that the Special Servicer or Master Servicer
No. 2, as applicable, has confirmation that the Controlling Class Representative has received notice of such action in writing.

          Notwithstanding anything contained herein to the contrary with respect to any Litigation Control otherwise required to be exercised hereunder by Master
Servicer No. 2 relating to a Serviced Mortgage Loan as to which it is the applicable Master Servicer that has either (i) been satisfied or paid in full, or (ii) as to which a Final Recovery Determination has been made, after receiving the required notice from Master Servicer No. 2 set forth above that such Master Servicer became aware of or was named in any such claims or litigation, the Controlling Class Representative may direct in writing that the such Litigation Control nevertheless be exercised by the Special Servicer;
provided, however, that the Special Servicer (with the consent of the
Controlling Class Representative) has determined and advised Master Servicer No.
2 that its actions with respect to such obligations are indemnifiable under
Section 6.03 hereof, and accordingly, any loss, liability or expense (including legal fees and expenses incurred up until such date of transfer of Litigation
Control to the Special Servicer) arising from the related legal action or claim underlying such Litigation Control and not otherwise paid to the applicable
Master Servicer pursuant to Section 6.03 of this Agreement shall be payable by the Trust.

          (c) Notwithstanding the foregoing, (a) if any action, suit, litigation or proceeding names the Certificate Administrator in its individual capacity, or if any judgment is rendered against the Certificate Administrator in its individual capacity, the Certificate Administrator, upon prior written notice to the applicable Master Servicer or the Special Servicer, as applicable, may retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests (provided that the applicable Master
Servicer or the Special Servicer, as applicable, shall retain the right to manage and direct any such action, suit, litigation or proceeding); (b) in the case of any action, suit, litigation or proceeding, other than an action, suit, litigation or proceeding relating to the enforcement of the obligations of a
Mortgagor, guarantor or other obligor under the related loan documents, or otherwise relating to one or more Trust Mortgage Loans or Mortgaged Properties, neither the applicable Master Servicer nor the Special Servicer shall, without the prior written consent of the Certificate Administrator, (i) initiate an action, suit, litigation or proceeding in the name of the Certificate
Administrator, whether in such capacity or individually, (ii) engage counsel to represent the Certificate

                                      193

Administrator, or (iii) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other similar action with the intent to cause, and that actually causes, the Certificate
Administrator to be registered to do business in any state; and (c) in the event that any court finds that the Certificate Administrator is a necessary party in respect of any action, suit, litigation or proceeding relating to or arising from this Agreement or any Trust Mortgage Loan, the Certificate Administrator
shall have the right to retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests, whether as
Certificate Administrator or individually (provided that the applicable Master
Servicer or the Special Servicer, as applicable, shall retain the right to manage and direct any such action, suit, litigation or proceeding).

          (d) Notwithstanding the foregoing, (i) in the event that any action, suit, litigation or proceeding names the Trustee in its individual capacity, or in the event that any judgment is rendered against the Trustee in its individual capacity, the Trustee, upon prior written notice to the applicable Master
Servicer or the Special Servicer, as applicable, may retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests (but not to otherwise direct, manage or prosecute such litigation or claim); (ii) in the event of any action, suit, litigation or proceeding, other than an action, suit, litigation or proceeding relating to the enforcement of the obligations of a Mortgagor under the related loan documents or otherwise relating to a Mortgage Loan or Mortgaged Property, neither the applicable Master
Servicer nor the Special Servicer shall, without the prior written consent of the Trustee, (A) initiate any action, suit, litigation or proceeding in the name of the Trustee, whether in such capacity or individually, (B) engage counsel to represent the Trustee, or (C) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other similar action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state; and (iii) in the event that any court finds that the Trustee is a necessary party in respect of any action, suit, litigation or proceeding relating to or arising from this Agreement or any
Mortgage Loan, the Trustee shall have the right to retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interest (but not to otherwise direct, manage or prosecute such litigation or claim).

          (e) Notwithstanding the foregoing, no advice, direction or objection of, or consent withheld by, the Controlling Class Representative shall (i)
require or cause the Special Servicer or the applicable Master Servicer, as applicable, to violate the terms of any Trust Mortgage Loan or any related intercreditor, co-lender or similar agreement, applicable law or any provision of this Agreement, including the Special Servicer's and each Master Servicer's obligation to act in accordance with the Servicing Standard and the related loan documents for any Trust Mortgage Loan and to maintain the REMIC status of the
REMIC I or REMIC II, or (ii) result in an Adverse REMIC Event with respect to the REMIC I or REMIC II or an Adverse Grantor Trust Event with respect to
Grantor Trust Y or have adverse tax consequences for the Trust Fund, or (iii)
expose any of the Master Servicers, the Special Servicer, the Depositor, any of
the Mortgage Loan Sellers, any Sub-Servicer, the Trust Fund, the Trustee or any
of their respective Affiliates, officers, directors, shareholders, partners, members, managers, employees or agents to any claim, suit, or liability for which this Agreement does not provide indemnification to such party or expose any such party to prosecution for a criminal offense, or (iv) materially expand the scope of the Special Servicer's, a Master Servicer's or the Trustee's
responsibilities under this Agreement; and neither the Special Servicer nor a
Master Servicer will follow any such advice, direction or objection if given by the Controlling Class Representative, or initiate any such actions, that would have the effect described in clauses (i)-(iv) of this sentence.

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                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

          SECTION 4.01 Distributions.

          (a) On each Distribution Date, through and including the final
Distribution Date, the Certificate Administrator shall, based on, among other things, information provided by the Master Servicers and, if applicable, the
Special Servicer, withdraw from the Distribution Account and apply the Net
Available Distribution Amount for such Distribution Date, such application to be for the following purposes and in the following order of priority, in each case to the extent of remaining available funds:

               (i) to make distributions of interest to the Holders of the Class
     A-1, Class A-2, Class A-3, Class A-SB and Class A-4 Certificates, from the
     Loan Group No. 1 Available Distribution Amount, in an amount equal to, and pro rata as among those Classes of Senior Certificates in accordance with, all Distributable Certificate Interest in respect of each such Class of
     Senior Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; and concurrently, to make distributions of interest to the Holders of the Class A-1A
     Certificates, from the Loan Group No. 2 Available Distribution Amount in an
     amount equal to all Distributable Certificate Interest in respect of the
     Class A-1A Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; and also concurrently, to make distributions of interest to the Holders of the Class XC and Class
     XP Certificates, from the Loan Group No. 1 Available Distribution Amount and/or the Loan Group No. 2 Available Distribution Amount, in an amount equal to, and pro rata as between those Classes of Senior Certificates in accordance with, all Distributable Certificate Interest in respect of each such Class of Senior Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, that if the Loan Group No. 1 Available Distribution Amount and/or
     the Loan Group No. 2 Available Distribution Amount is insufficient to pay in full the Distributable Certificate Interest payable as described above in respect of any Class of Senior Certificates on such Distribution Date, then the entire Net Available Distribution Amount shall be applied to make distributions of interest to the Holders of the respective Classes of the
     Senior Certificates, up to an amount equal to, and pro rata as among the respective Classes of Senior Certificates in accordance with, the
     Distributable Certificate Interest in respect of each such Class of Senior
     Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (ii) to make distributions of principal, first, to the Holders of the Class A-SB Certificates, until the related Class Principal Balance
     (after taking into account all Certificate Deferred Interest added thereto on such Distribution Date) is reduced to the Class A-SB Planned Principal
     Balance for such Distribution Date, and second, to the Holders of the Class
     A-1 Certificates, until the related Class Principal Balance of the Class
     A-1 Certificates (after taking into account all Certificate Deferred
     Interest added thereto on such Distribution Date) is reduced to zero, and third, to the Holders of the Class A-2 Certificates, until the related
     Class Principal Balance of the Class A-2 Certificates (after taking into account all Certificate Deferred Interest added thereto on such
     Distribution

                                      195

     Date) is reduced to zero, and fourth, to the Holders of the Class A-3
     Certificates, until the related Class Principal Balance of the Class A-3
     Certificates (after taking into account all Certificate Deferred Interest added thereto on such Distribution Date) is reduced to zero, and fifth, to the Holders of the Class A-SB Certificates until the related Class
     Principal Balance of the Class A-SB Certificates (after taking into account all Certificate Deferred Interest added thereto, and any distributions of principal made with respect to the Class A-SB Certificates pursuant to subclause first of this clause (ii), on such Distribution Date) is reduced to zero, and sixth, to the Holders of the Class A-4 Certificates, until the related Class Principal Balance of the Class A-4 Certificates (after taking into account all Certificate Deferred Interest added thereto on such
     Distribution Date) is reduced to zero, in that order, in an aggregate amount for subclauses first through sixth of this clause (ii) (not to exceed the aggregate of the Class Principal Balances of the Class A-1,
     Class A-2, Class A-3, Class A-SB and Class A-4 Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-4
     Certificates for, such Distribution Date) equal to the Loan Group No. 1
     Principal Distribution Amount for such Distribution Date; and concurrently, to make distributions of principal to the Holders of the Class A-1A
     Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-1A Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class A-1A
     Certificates for, such Distribution Date) equal to the Loan Group No. 2
     Principal Distribution Amount for such Distribution Date; provided that, if the portion of the Net Available Distribution Amount for such Distribution
     Date remaining after the distributions of interest made pursuant to the immediately preceding clause (i) is less than the Net Principal
     Distribution Amount for such Distribution Date, then the Holders of the
     Class A-1, Class A-2, Class A-3, Class A-SB and Class A-4 Certificates
     shall have a prior right, relative to the Holders of the Class A-1A
     Certificates, to receive their distributions of principal pursuant to this clause (ii) out of the remaining portion of the Loan Group No. 1 Available
     Distribution Amount for such Distribution Date, and the Holders of the
     Class A-1A Certificates shall have a prior right, relative to the Holders of the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-4
     Certificates, to receive their distributions of principal pursuant to this clause (ii) out of the remaining portion of the Loan Group No. 2 Available
     Distribution Amount for such Distribution Date; and provided, further, that, notwithstanding the foregoing, if the aggregate of the Class
     Principal Balances of the Class A-M, Class A-J, Class B, Class C, Class D,
     Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
     Class N, Class O and Class P Certificates has previously been reduced to zero, or if the subject Distribution Date is the final Distribution Date, then distributions of principal will be made to the Holders of the Class
     A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-1A
     Certificates pursuant to this clause (ii) up to an amount equal to, and pro rata as among such Classes of Senior Certificates in accordance with, the
     Class Principal Balance of each such Class of Senior Certificates outstanding immediately prior to, together with all Certificate Deferred
     Interest with respect to the subject Class of Senior Certificates for, such
     Distribution Date (and without regard to Loan Groups or the Net Principal
     Distribution Amount for such Distribution Date);

               (iii) after the Class Principal Balance of the Class A-1A
     Certificates has been reduced to zero, to make distributions of principal, first, to the Holders of the Class A-SB Certificates, until related Class
     Principal Balance (after taking into account all Certificate Deferred
     Interest added thereto, and any distributions of principal made with respect to the Class A-SB Certificates pursuant to the immediately preceding clause (ii), on such Distribution Date) is reduced to the Class
     A-SB Planned Principal Balance for such Distribution Date, and second, to the Holders of the Class A-1 Certificates, until the related Class
     Principal Balance of the Class A-1 Certificates (after taking into account all Certificate Deferred Interest added thereto, and any distributions of principal in reduction thereof pursuant to the immediately preceding clause
     (ii),

                                      196

     on such Distribution Date) is reduced to zero, and third, to the Holders of the Class A-2 Certificates, on a pro rata basis by balance, until the related Class Principal Balance of the Class A-2 Certificates (after taking into account all Certificate Deferred Interest added thereto, and any distributions of principal in reduction thereof pursuant to the immediately preceding clause (ii), on such Distribution Date) is reduced to zero, and fourth, to the Holders of the Class A-3 Certificates, until the related
     Class Principal Balance of the Class A-3 Certificates (after taking into account all Certificate Deferred Interest added thereto, and any distributions of principal in reduction thereof pursuant to the immediately preceding clause (ii), on such Distribution Date) is reduced to zero, and fifth, to the Holders of the Class A-SB Certificates until the related
     Class Principal Balance of the Class A-SB Certificates (after taking into account all Certificate Deferred Interest added thereto, and any distributions of principal in reduction thereof pursuant to the immediately preceding clause (ii) and/or subclause first of this clause (iii), on such
     Distribution Date) is reduced to zero, and sixth, to the holders of the
     Class A-4 Certificates, until the related Class Principal Balance of the
     Class A-4 Certificates (after taking into account all Certificate Deferred
     Interest added thereto, and any distributions of principal in reduction thereof pursuant to the immediately preceding clause (ii), on such
     Distribution Date) is reduced to zero, in that order, up to an aggregate amount for subclauses first through sixth of this clause (iii) (not to exceed the aggregate of the Class Principal Balances of the Class A-1,
     Class A-2, Class A-3, Class A-SB and Class A-4 Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-4
     Certificates for, such Distribution Date, reduced by any distributions of principal made with respect to the Class A-1 Class A-2, Class A-3, Class
     A-SB and Class A-4 Certificates on such Distribution Date pursuant to the immediately preceding clause (ii)) equal to the excess, if any, of (A) the
     Loan Group No. 2 Principal Distribution Amount for such Distribution Date, over (B) the distributions of principal made with respect to the Class A-1A
     Certificates on such Distribution Date pursuant to the immediately preceding clause (ii);

               (iv) after the aggregate of the Class Principal Balances of the
     Class A-1, Class A-2, Class A-3, Class A-SB and Class A-4 Certificates has
     been reduced to zero, to make distributions of principal to the Holders of the Class A-1A Certificates, up to an amount (not to exceed the Class
     Principal Balance of the Class A-1A Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class A-1A Certificates for, such Distribution Date, reduced by any distributions of principal made with respect to the Class A-1A Certificates on such Distribution Date pursuant to clause (ii) above) equal to the excess, if any, of (A) the Loan Group No. 1 Principal Distribution Amount
     for such Distribution Date, over (B) the aggregate distributions of principal made with respect to the Class A-1, Class A-2, Class A-3, Class
     A-SB and/or Class A-4 Certificates on such Distribution Date pursuant to clause (ii) above;

               (v) to make distributions to the Holders of the Class A-1, Class
     A-2, Class A-3, Class A-SB, Class A-4 and Class A-1A Certificates, up to an
     amount equal to, pro rata as among such Classes of Senior Class A
     Certificates in accordance with, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Senior Certificates and not previously reimbursed;

               (vi) to make distributions of interest to the Holders of the
     Class A-M Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of such

                                      197

     Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (vii) after the Class Principal Balances of the Class A-1, Class
     A-2, Class A-3, Class A-SB, Class A-4 and Class A-1A Certificates have been reduced to zero, to make distributions of principal to the Holders of the
     Class A-M Certificates, up to an amount (not to exceed the Class Principal
     Balance of the Class A-M Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class
     A-M Certificates for, such Distribution Date) equal to the entire Net
     Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any
     Class of Senior Class A Certificates pursuant to any prior clause of this
     Section 4.01(a)); provided that, on the final Distribution Date, distributions of principal pursuant to this clause (vii) shall be made up to the Class Principal Balance of the Class A-M Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class A-M Certificates for, such Distribution Date;

               (viii) to make distributions to the Holders of the Class A-M
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class A-M Certificates and not previously reimbursed;

               (ix) to make distributions of interest to the Holders of the
     Class A-J Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (x) after the Class Principal Balance of the Class A-M
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class A-J Certificates, up to an amount (not to exceed the Class Principal Balance of the Class A-J Certificates
     outstanding immediately prior to, together with all Certificate Deferred
     Interest with respect to the Class A-J Certificates for, such Distribution
     Date) equal to the entire Net Principal Distribution Amount for such
     Distribution Date (net of any portion thereof distributed on such
     Distribution Date to the Holders of any other Class of Sequential Pay
     Certificates pursuant to any prior clause of this Section 4.01(a));
     provided that, on the final Distribution Date, distributions of principal pursuant to this clause (x) shall be made up to the Class Principal Balance of the Class A-J Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class A-J
     Certificates for, such Distribution Date;

               (xi) to make distributions to the Holders of the Class A-J
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class A-J Certificates and not previously reimbursed; and

               (xii) to make distributions to the Holders of the remaining
     Classes of the Regular Certificates as provided in Section 4.01(b).

          All distributions of interest, if any, made with respect to each Class of the Class X Certificates on any Distribution Date, pursuant to this Section
4.01(a), shall be made, and shall be deemed to have been made, in respect of the various Class X Components of such Class of the Class X

                                      198

Certificates, pro rata in accordance with the respective amounts of
Distributable Component Interest in respect of such Class X Components for such
Distribution Date and, to the extent not previously deemed paid pursuant to this paragraph, for all prior Distribution Dates, if any.

          (b) On each Distribution Date, through and including the final
Distribution Date, after making the distributions with respect to the Senior
Certificates, the Class A-M Certificates and the Class A-J Certificates provided for in Section 4.01(a), the Certificate Administrator shall, based on, among other things, information provided by the Master Servicers and, if applicable, the Special Servicer, apply the remaining portion, if any, of the Net Available
Distribution Amount for such Distribution Date to make the distributions described in the next paragraph to the Holders of the various Classes of the
Class B Through P Certificates, such distributions to be made sequentially among such Classes of Certificateholders in the alphabetic order of the Class designations of their respective Certificates (beginning with the Class B
Certificates and ending with the Class P Certificates), in each case to the extent of the Remaining Net Available Distribution Amount with respect to the subject Class of Certificates for such Distribution Date.

          On each Distribution Date, through and including the final
Distribution Date, the Holders of each Class of the Class B Through P
Certificates will be entitled to receive, subject to the Remaining Net Available
Distribution Amount with respect to such Class of Certificates for such
Distribution Date, the following distributions in the following order of priority, in each case to the extent of the remaining available funds:

          first, distributions of interest, up to an amount equal to all
     Distributable Certificate Interest with respect to the subject Class of
     Certificates for such Distribution Date and, to the extent not previously received, for all prior Distribution Dates, if any;

          second, distributions of principal, up to an amount (not to exceed the
     Class Principal Balance of the subject Class of Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the subject Class of Certificates for, such Distribution Date)
     equal to the Remaining Net Principal Distribution Amount with respect to the subject Class of Certificates for such Distribution Date (or, if such
     Distribution Date is the final Distribution Date, then up to an amount equal to the entire Class Principal Balance of the subject Class of
     Certificates immediately prior to such Distribution Date); and

          third, reimbursements of any and all Realized Losses and Additional
     Trust Fund Expenses, if any, previously allocated to the subject Class of
     Certificates pursuant to Section 4.04(a) and not previously reimbursed;

provided that no distributions of principal will be made with respect to any
Class of the Class B Through P Certificates until the reduction to zero of the
Class Principal Balance of each Class of the Class A-1, Class A-2, Class A-3,
Class A-SB, Class A-4, Class A-1A, Class A-M and Class A-J Certificates, as well as the Class Principal Balance of each other Class of the Class B Through P
Certificates, if any, that has an earlier alphabetic Class designation (that is,
"Class B" comes before "Class C", "Class C" comes before "Class D", and so forth) than does the subject Class of Certificates.

          On each Distribution Date, through and including the final
Distribution Date, the Certificate Administrator shall, based on, among other things, information provided by Master Servicer No. 1 and, if applicable, the
Special Servicer, withdraw from the Distribution Account and apply the Class AMP
Available Distribution Amount for such Distribution Date, such application to be for the

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following purposes and in the following order of priority, in each case to the extent of remaining available funds:

          first, to make distributions of interest to the Holders of the Class
     AMP-1 Certificates, up to an amount equal to all Distributable Certificate
     Interest with respect to such Class of Certificates for such Distribution
     Date and, to the extent not previously received, for all prior Distribution
     Dates, if any;

          second, to make distributions of principal to the Holders of the Class
     AMP-1 Certificates, up to an amount (not to exceed the Class Principal
     Balance of such Class of Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to such Class of Certificates for, such Distribution Date) equal to the Class AMP-1
     Principal Distribution Amount for such Distribution Date and, to the extent not previously received, for all prior Distribution Dates, if any (or, if such Distribution Date is the final Distribution Date, then up to an amount equal to the entire Class Principal Balance of such Class of Certificates immediately prior to such Distribution Date);

          third, to reimburse the Holders of the Class AMP-1 Certificates of any and all Realized Losses and Additional Trust Fund Expenses, if any,
     previously allocated to such Class of Certificates pursuant to Section
     4.04(a) and not previously reimbursed;

          fourth, to make distributions of interest to the Holders of the Class
     AMP-2 Certificates, up to an amount equal to all Distributable Certificate
     Interest with respect to such Class of Certificates for such Distribution
     Date and, to the extent not previously received, for all prior Distribution
     Dates, if any;

          fifth, to make distributions of principal to the Holders of the Class
     AMP-2 Certificates, up to an amount (not to exceed the Class Principal
     Balance of such Class of Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to such Class of Certificates for, such Distribution Date) equal to the Class AMP-2
     Principal Distribution Amount for such Distribution Date and, to the extent not previously received, for all prior Distribution Dates, if any (or, if such Distribution Date is the final Distribution Date, then up to an amount equal to the entire Class Principal Balance of such Class of Certificates immediately prior to such Distribution Date);

          sixth, to reimburse the Holders of the Class AMP-2 Certificates of any and all Realized Losses and Additional Trust Fund Expenses, if any,
     previously allocated to such Class of Certificates pursuant to Section
     4.04(a) and not previously reimbursed;

          seventh, to make distributions of interest to the Holders of the Class
     AMP-3 Certificates, up to an amount equal to all Distributable Certificate
     Interest with respect to such Class of Certificates for such Distribution
     Date and, to the extent not previously received, for all prior Distribution
     Dates, if any;

          eighth, to make distributions of principal to the Holders of the Class
     AMP-3 Certificates, up to an amount (not to exceed the Class Principal
     Balance of such Class of Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to such Class of Certificates for, such Distribution Date) equal to the Class AMP-3
     Principal Distribution Amount for such Distribution Date and, to the extent not previously received, for all

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     prior Distribution Dates, if any (or, if such Distribution Date is the final Distribution Date, then up to an amount equal to the entire Class
     Principal Balance of such Class of Certificates immediately prior to such
     Distribution Date); and

          ninth, to reimburse the Holders of the Class AMP-3 Certificates of any and all Realized Losses and Additional Trust Fund Expenses, if any,
     previously allocated to such Class of Certificates pursuant to Section
     4.04(a) and not previously reimbursed,

          (c) On each Distribution Date, through and including the Final
Distribution Date, after making the distributions with respect to the Regular
Certificates provided for in Sections 4.01(a) and 4.01(b), the Certificate
Administrator shall apply the remaining portion, if any, of the Net Available
Distribution Amount for such Distribution Date to make distributions to the
Holders of the Class R Certificates.

          (d) On each Distribution Date, the Certificate Administrator shall withdraw from the Distribution Account any amounts that represent Prepayment
Premiums and/or Yield Maintenance Charges Received by the Trust on the Trust
Mortgage Loans and any REO Trust Mortgage Loans (other than the Ala Moana
Portfolio Subordinate Trust Mortgage Loans and any successor REO Trust Mortgage
Loans with respect thereto) during the related Collection Period (in each case, net of any Liquidation Fees payable in connection with the receipt thereof) and shall be deemed to distribute each such Prepayment Premium and/or Yield
Maintenance Charge from REMIC I to REMIC II in respect of REMIC I Regular
Interest A-1 (whether or not such REMIC I Regular Interest has received all distributions of interest and principal to which it is entitled), and then shall distribute each such Prepayment Premium and/or Yield Maintenance Charge, as additional yield, as follows:

               (i) first, to the Holders of the respective Classes of Sequential
     Pay Certificates (other than any Excluded Class thereof) entitled to distributions of principal on such Distribution Date, pursuant to Section
     4.01(a) or Section 4.01(b), as applicable, with respect to the Loan Group that includes the prepaid Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, up to an amount equal to, and pro rata based on, the
     Additional Yield Amounts for each such Class of Certificates for such
     Distribution Date with respect to the subject Prepayment Premium or Yield
     Maintenance Charge, as the case may be; and

               (ii) second, to the Holders of the Class XC Certificates, up to any remaining portion of such Yield Maintenance Charges and/or Prepayment
     Premiums.

          Any distributions of additional interest, in the form of Yield
Maintenance Charges and/or Prepayment Premiums, made with respect to the Class
XC Certificates on any Distribution Date pursuant to this Section 4.01(d) shall be allocated among the respective Class XC Components on a pro rata basis in accordance with the relative amounts by which their respective Component
Notional Amounts declined as a result of deemed distributions of principal on the REMIC I Regular Interests on such Distribution Date pursuant to Section
4.01(k) (or, if there were no such declines, then on a pro rata basis in accordance with the relative sizes of their respective Component Notional
Amounts).

          On each Distribution Date, the Certificate Administrator shall withdraw from the Distribution Account any amounts that represent Prepayment
Premiums and/or Yield Maintenance Charges Received by the Trust on any Ala Moana
Portfolio Subordinate Trust Mortgage Loan or any successor REO Trust Mortgage
Loan with respect thereto during the related Collection Period (in each case, net of any Liquidation Fees payable in connection with the receipt thereof) and shall be deemed to

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distribute each such Prepayment Premium and/or Yield Maintenance Charge from
REMIC I to REMIC II in respect of REMIC I Regular Interest AMP-1 (whether or not such REMIC I Regular Interest has received all distributions of interest and principal to which it is entitled), and then shall distribute each such
Prepayment Premium and/or Yield Maintenance Charge, as additional yield, as follows: (i) if such Prepayment Premium or Yield Maintenance Charge relates to the Ala Moana Portfolio Note B-A Subordinate Trust Mortgage Loan, to the Holders
of the Class AMP-1 Certificates; (ii) if such Prepayment Premium or Yield
Maintenance Charge relates to the Ala Moana Portfolio Note B-B Subordinate Trust
Mortgage Loan, to the Holders of the Class AMP-2 Certificates; and (iii) if such
Prepayment Premium or Yield Maintenance Charge relates to the Ala Moana
Portfolio Note B-C Subordinate Trust Mortgage Loan, to the Holders of the Class
AMP-3 Certificates.

          (e) On each Distribution Date, the Certificate Administrator shall withdraw from the Additional Interest Account any amounts that represent
Additional Interest actually collected during the related Collection Period on the ARD Trust Mortgage Loans and any successor REO Trust Mortgage Loans with respect thereto and shall distribute such amounts to the Holders of the Class Y
Certificates.

          (f) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding
Certificates in such Class based on their respective Percentage Interests.
Except as otherwise provided below, all such distributions with respect to each
Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the
Certificate Administrator with wiring instructions no less than five (5)
Business Days prior to (or, in the case of the first Distribution Date, no later than) the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the
Certificate Register. The final distribution on each Certificate (determined, in the case of a Principal Balance Certificate, without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense
previously allocated to such Certificate) will be made in a like manner, but only upon presentation and surrender of such Certificate at the offices of the
Certificate Registrar or such other location specified in the notice to
Certificateholders of such final distribution. Prior to any termination of the
Trust Fund pursuant to Section 9.01, any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust
Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the
Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the
Certificate Administrator was subsequently notified in writing. If such check is returned to the Certificate Administrator, the Certificate Administrator,
directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any funds in respect of a check returned to the Certificate Administrator shall be set aside by the Certificate Administrator and held uninvested in trust and credited to the account of the appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the Certificate Administrator has not, after having taken such reasonable steps, located the related Holder by the second anniversary of the initial sending of a check, the Certificate Administrator shall, subject to applicable law, distribute the unclaimed funds to the Holders of the Class R
Certificates. Distributions in reimbursement of Realized Losses and Additional
Trust Fund Expenses previously

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allocated to a Class of Principal Balance Certificates shall not constitute distributions of principal and shall not result in reduction of the related
Class Principal Balance.

          (g) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its
Depository Participants in accordance with its normal procedures. Each
Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Trustee, the Certificate Administrator, the Certificate Registrar, the
Depositor or either Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The
Certificate Administrator and the Depositor shall perform their respective obligations under a Letter of Representations among the Depositor, the
Certificate Administrator and the Initial Depository dated as of the Closing
Date.

          (h) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates
nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

          (i) Except as otherwise provided in Section 9.01, whenever the
Certificate Administrator expects that, or receives written notification that, the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or
Additional Trust Fund Expense previously allocated to such Class of
Certificates) will be made on the next Distribution Date, the Certificate
Administrator shall, as soon as reasonably possible (and, in any event, no later than five (5) days after the related Determination Date), mail to each Holder of record on such date of such Class of Certificates a notice to the effect that:

               (i) the Certificate Administrator expects that the final
     distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such
     Certificates at the office of the Certificate Registrar or at such other location therein specified, and

               (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

          Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or
Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(i) shall not have been surrendered for cancellation within six (6) months after the time specified in such notice, the
Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one (1) year after the second notice all such Certificates shall not have been surrendered for cancellation, the Certificate Administrator, directly or through an agent, shall take such steps to contact the remaining non-tendering
Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of

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holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering
Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the
Certificate Administrator shall, subject to applicable law, distribute to the
Holders of the Class R Certificates all unclaimed funds and other assets which remain subject thereto.

          (j) Notwithstanding any other provision of this Agreement, the
Certificate Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Certificate Administrator reasonably believes are applicable under the
Code. The Certificate Registrar shall promptly provide the Certificate
Administrator with any IRS Forms W-9, W-8BEN, W-8IMY (and all appropriate attachments) or W-8ECI upon its receipt thereof. The consent of
Certificateholders shall not be required for such withholding. If the
Certificate Administrator does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Certificate Administrator shall indicate the amount withheld to such Certificateholders. Such amounts shall be deemed to have been distributed to such Certificateholders for all purposes of this
Agreement.

          (k) All distributions made in respect of each Class of the Principal
Balance Certificates on each Distribution Date (including the final Distribution
Date) pursuant to Section 4.01(a), Section 4.01(b) or Section 4.01(l) shall be deemed to have first been distributed from REMIC I to REMIC II with respect to the Corresponding REMIC I Regular Interest(s) for such Class of Certificates;
and all distributions made with respect to each Class of the Class X
Certificates on each Distribution Date pursuant to Section 4.01(a) and allocable to any particular Class X Component of such Class of Class X Certificates, shall be deemed to have first been distributed from REMIC I to REMIC II in respect of the Corresponding REMIC I Regular Interest for such Class X Component. In each case, if such distribution on any Class of Regular Certificates was a distribution of accrued interest, of principal or in reimbursement of any
Realized Loss or Additional Trust Fund Expense previously allocated thereto, then the corresponding distribution deemed to be made on a REMIC I Regular
Interest pursuant to the preceding sentence shall be deemed to also be, respectively, a distribution of accrued interest, of principal or in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such REMIC I Regular Interest.

          If a Class of Principal Balance Certificates has two or more
Corresponding REMIC I Regular Interests, then:

               (i) deemed distributions of accrued interest made on such
          Corresponding REMIC I Regular Interests on any Distribution Date shall be allocated between or among them, as applicable, on a pro rata basis in accordance with the respective amounts of Uncertificated
          Distributable Interests in respect of such Corresponding REMIC I
          Regular Interests for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates, if any;

               (ii) deemed distributions of principal made on such Corresponding
          REMIC I Regular Interests on any Distribution Date shall be allocated to them in numeric order (i.e., from lowest number to highest number)
          of the respective ending numbers of the

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          respective alphanumeric designations for such Corresponding REMIC I
          Regular Interests, in each case up to an amount equal to the REMIC I
          Principal Balance of the subject Corresponding REMIC I Regular
          Interest outstanding immediately prior to, and any REMIC I Deferred
          Interest in respect of the subject Corresponding REMIC I Regular
          Interest for, such Distribution Date (such that no deemed distribution of principal will be made on any such Corresponding REMIC I Regular
          Interest until the REMIC I Principal Balance of each other such
          Corresponding REMIC I Regular Interest, if any, with an alphanumeric designation that ends in a lower number, has been paid in full; and

               (iii) deemed distributions made on such Corresponding REMIC I
          Regular Interests on any Distribution Date in reimbursement of
          Realized Losses and Additional Trust Fund Expenses previously allocated thereto shall be allocated to them in the same order that deemed distributions of principal made on such Corresponding REMIC I
          Regular Interests are allocated to then pursuant to subclause (ii) of this paragraph, in each case up to the amount of all unreimbursed
          Realized Losses and Additional Trust Fund Expenses previously allocated to the subject REMIC I Regular Interest.

          (l) On each Distribution Date, the Certificate Administrator shall withdraw amounts from the Gain-on-Sale Reserve Account and shall distribute such amounts to reimburse the Holders of each Class of Sequential Pay Certificates
(in the same order of payment as provided for such reimbursements in Section
4.01(a) and Section 4.01(b)) up to an amount equal to all Realized Losses and
Additional Trust Fund Expenses, if any, previously deemed allocated thereto and remaining unreimbursed after application of the Net Available Distribution
Amount for such Distribution Date. Amounts paid from the Gain-on-Sale Reserve
Account pursuant to the preceding sentence shall first be deemed to have been distributed to the Corresponding REMIC I Regular Interest(s) in reimbursement of
Realized Losses and Additional Trust Fund Expenses previously allocated thereto.
Amounts paid from the Gain-on-Sale Reserve Account will not reduce the Class
Principal Balances of the respective Classes of the Sequential Pay Certificates with respect to which such distributions are being made. Any amounts remaining in the Gain-on-Sale Reserve Account after such distributions shall be applied to offset future Realized Losses and Additional Trust Fund Expenses and upon termination of the Trust Fund, any amounts remaining in the Gain-on-Sale Reserve
Account shall be distributed to the Class R Certificateholders.

          SECTION 4.02 Statements to Certificateholders: CMSA Loan Periodic
Update File.

          (a) On each Distribution Date, the Certificate Administrator shall make available or forward by mail (or by electronic transmission acceptable to the recipient) to each Certificateholder, each initial Certificate Owner and
(upon written request made to the Certificate Administrator) each subsequent
Certificate Owner (as identified to the reasonable satisfaction of the
Certificate Administrator), the Depositor, each Master Servicer, the Special
Servicer, the Trustee, each B-Noteholder, the Underwriters and each Rating
Agency, a statement substantially in the form attached hereto as Exhibit F (a
"Distribution Date Statement"), as to the distributions made on such
Distribution Date, based on, among other things, information provided to it by the Master Servicers and, if applicable, the Special Servicer, setting forth, without limitation:

               (i) the amount of the distribution on such Distribution Date to the Holders of each Class of Principal Balance Certificates allocable to principal;

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               (ii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates allocable to interest;

               (iii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates allocable to Prepayment
     Premiums and/or Yield Maintenance Charges;

               (iv) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

               (v) the total payments and other collections Received by the
     Trust during the related Collection Period, the fees and expenses paid therefrom (with an identification of the general purpose of such fees and expenses and the party receiving such fees and expenses), and the Available
     Distribution Amount, the Net Available Distribution Amount, the Loan Group
     No. 1 Available Distribution Amount, the Loan Group No. 2 Available
     Distribution Amount and the Class AMP Available Distribution Amount for
     such Distribution Date;

               (vi) (A) the aggregate amount of P&I Advances made in respect of such Distribution Date with respect to the Mortgage Pool pursuant to
     Section 4.03, including, without limitation, any amounts applied pursuant to Section 4.03(a)(ii), and the aggregate amount of unreimbursed P&I
     Advances with respect to the Mortgage Pool that had been outstanding at the close of business on the related Determination Date and the aggregate amount of interest accrued and payable to a Master Servicer, the Trustee or any Fiscal Agent in respect of such unreimbursed P&I Advances in accordance with Section 4.03(d) as of the close of business on the related
     Determination Date, (B) the aggregate amount of unreimbursed Servicing
     Advances (and/or comparable advances made in respect of the Outside
     Serviced Trust Mortgage Loan or any related REO Property pursuant to the
     Outside Servicing Agreement) as of the close of business on the related
     Determination Date and (C) the aggregate amount of all unreimbursed
     Nonrecoverable Advances as of the close of business on the related
     Determination Date;

               (vii) the aggregate unpaid principal balance of the Mortgage
     Pool, Loan Group No. 1 and Loan Group No. 2, respectively, outstanding as of the close of business on the related Determination Date (separately identifying the unpaid principal balances of the Ala Moana Portfolio
     Subordinate Trust Mortgage Loans or any successor REO Trust Mortgage Loans with respect thereto);

               (viii) the aggregate Stated Principal Balance of the Mortgage
     Pool, Loan Group No. 1 and Loan Group No. 2, respectively, outstanding immediately before and immediately after such Distribution Date (separately identifying the Stated Principal Balances of the Ala Moana Portfolio
     Subordinate Trust Mortgage Loans or any successor REO Trust Mortgage Loans with respect thereto);

               (ix) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Trust
     Mortgage Loans as of the close of business on the related Determination
     Date;

               (x) the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date) and aggregate Stated
     Principal Balance

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     (immediately after such Distribution Date) of Trust Mortgage Loans (A)
     delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent more than
     89 days, (D) as to which foreclosure proceedings have been commenced, and
     (E) to the actual knowledge of a Master Servicer or Special Servicer in bankruptcy proceedings;

               (xi) as to each Trust Mortgage Loan referred to in the preceding clause (x) above, (A) the loan number thereof, (B) the Stated Principal
     Balance thereof immediately following such Distribution Date, and (C) a brief description of any executed loan modification;

               (xii) with respect to any Trust Mortgage Loan as to which a
     Liquidation Event occurred during the related Collection Period (or, if applicable in the case of an Outside Serviced Trust Mortgage Loan, during the related Underlying Collection Period) (other than a payment in full),
     (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event
     (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in connection with such Liquidation Event;

               (xiii) with respect to any Trust Mortgage Loan that was the subject of any material modification, extension or waiver during the related Collection Period (or, in the case of an Outside Serviced Trust
     Mortgage Loan, during the related Underlying Collection Period), (A) the loan number thereof, (B) the unpaid principal balance thereof and (C) a brief description of such modification, extension or waiver, as the case may be;

               (xiv) with respect to any Trust Mortgage Loan as to which an uncured and unresolved Breach or Document Defect that materially and adversely affects the value of such Mortgage Loan or the interests of the
     Certificateholders therein is alleged to exist, (A) the loan number thereof, (B) the unpaid principal balance thereof, (C) a brief description of such Breach or Document Defect, as the case may be, and (D) the status of such Breach or Document Defect, as the case may be, including any actions known to the Certificate Administrator that are being taken by or on behalf of the applicable Mortgage Loan Seller with respect thereto;

               (xv) with respect to any Trust Mortgage Loan as to which the related Mortgaged Property became an REO Property during the related
     Collection Period (or, in the case of an Outside Serviced Trust Mortgage
     Loan, during the related Underlying Collection Period), the loan number of such Trust Mortgage Loan and the Stated Principal Balance of such Trust
     Mortgage Loan as of the related date of acquisition;

               (xvi) with respect to any REO Property that was included (or an interest in which was included) in the Trust Fund as of the close of business on the related Determination Date, the loan number of the related
     Trust Mortgage Loan, the book value of such REO Property and the amount of
     REO Revenues and other amounts, if any, Received by the Trust with respect to such REO Property during the related Collection Period (separately identifying the portion thereof allocable to distributions on the
     Certificates) and, if available, the Appraised Value of such REO Property as expressed in the most recent appraisal thereof and the date of such appraisal;

               (xvii) with respect to any REO Property included in the Trust
     Fund as to which a Final Recovery Determination was made during the related
     Collection Period (or, in the case of an Outside Serviced Trust Mortgage
     Loan, during the related Underlying Collection

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     Period), (A) the loan number of the related Trust Mortgage Loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and
     (C) the amount of any Realized Loss in respect of the related REO Trust
     Mortgage Loan in connection with such Final Recovery Determination;

               (xviii) the Accrued Certificate Interest and Distributable
     Certificate Interest in respect of each Class of Regular Certificates for such Distribution Date;

               (xix) any unpaid Distributable Certificate Interest in respect of each Class of Regular Certificates, after giving effect to the distributions made on such Distribution Date;

               (xx) the Pass-Through Rate for each Class of Regular Certificates for such Distribution Date;

               (xxi) the Principal Distribution Amount, the Net Principal
     Distribution Amount, the Loan Group No. 1 Principal Distribution Amount,
     the Loan Group No. 2 Principal Distribution Amount, the Class AMP-1
     Principal Distribution Amount, the Class AMP-2 Principal Distribution
     Amount and the Class AMP-3 Principal Distribution Amount for such
     Distribution Date, separately identifying the respective components thereof
     (and, in the case of any Principal Prepayment or other unscheduled collection of principal Received by the Trust during the related Collection
     Period, the loan number for the related Trust Mortgage Loan and the amount of such prepayment or other collection of principal);

               (xxii) the aggregate of all Realized Losses incurred during the related Collection Period (or, in the case of an Outside Serviced Trust
     Mortgage Loan or related REO Property, during the related Underlying
     Collection Period) and all Additional Trust Fund Expenses incurred during the related Collection Period;

               (xxiii) the aggregate of all Realized Losses and Additional Trust
     Fund Expenses that were allocated on such Distribution Date;

               (xxiv) the Class Principal Balance of each Class of Principal
     Balance Certificates and the Class Notional Amount of each Class of the
     Class X Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on
     such Distribution Date;

               (xxv) the Certificate Factor for each Class of Regular
     Certificates immediately following such Distribution Date;

               (xxvi) the aggregate amount of interest on P&I Advances paid to the Master Servicers, the Trustee and any Fiscal Agent with respect to the
     Mortgage Pool during the related Collection Period in accordance with
     Section 4.03(d);

               (xxvii) the aggregate amount of interest on Servicing Advances paid to the Master Servicers, the Trustee, any Fiscal Agent and the Special
     Servicer with respect to the Mortgage Pool during the related Collection
     Period in accordance with Section 3.03(d) (and the aggregate amount of interest on servicing advances in respect of the Outside Serviced Trust

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     Mortgage Loan or any related REO Property paid to any Outside Servicer or other applicable party during the related Underlying Collection Period in accordance with the Outside Servicing Agreement);

               (xxviii) the aggregate amount of servicing compensation
     (separately identifying the amount of each category of compensation) paid to each Master Servicer and the Special Servicer during the related
     Collection Period;

               (xxix) the loan number for each Required Appraisal Loan (and for the Outside Serviced Trust Mortgage Loan or any successor REO Trust
     Mortgage Loan with respect thereto if it has a similar status under the
     Outside Servicing Agreement) and any related Appraisal Reduction Amount as of the related Determination Date;

               (xxx) the then-current credit support levels for each Class of
     Regular Certificates;

               (xxxi) the original and then-current ratings for each Class of
     Regular Certificates;

               (xxxii) the aggregate amount of Prepayment Premiums and Yield
     Maintenance Charges with respect to the Mortgage Pool and each Loan Group
     Received by the Trust during the related Collection Period;

               (xxxiii) the amounts, if any, actually distributed with respect to the Class Y Certificates or Class R Certificates on such Distribution
     Date;

               (xxxiv) a brief description of any uncured Event of Default known to the Certificate Administrator (to the extent not previously reported)
     and, as determined and/or approved by the Depositor, any other information necessary to satisfy the requirements of Item 1121(a) of Regulation AB that can, in the Certificate Administrator's reasonable judgment, be included on the Distribution Date Statement without undue difficulty; and

               (xxxv) the Record Date, the Interest Accrual Period, the
     Determination Date and the Collection Period that correspond to such
     Distribution Date.

          In the case of information to be furnished pursuant to clauses (i)
through (iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single
Certificate. In the case of information provided to the Certificate
Administrator as a basis for information to be furnished pursuant to clauses (x)
through (xvii), (xxviii) and (xxxiv) above, insofar as the underlying information is solely within the control of the Special Servicer, the
Certificate Administrator and each Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer.

          The Certificate Administrator may rely on and shall not be responsible absent manifest error for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion
(without suggesting liability on the part of any other party hereto).

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          On each Distribution Date, the Certificate Administrator shall make available to each Privileged Person (or, following receipt of written direction of the Depositor, the general public) via its Internet Website, (i) the related
Distribution Date Statement, (ii) the CMSA Loan Periodic Update File, CMSA Loan
Setup File, CMSA Bond Level File, and CMSA Collateral Summary File, (iii) the
Unrestricted Servicer Reports, (iv) as a convenience for Privileged Persons (or, following receipt of the written direction from the Depositor specified in the first parenthetical in this sentence, interested parties) (and not in furtherance of the distribution thereof under the securities laws), the
Prospectus Supplement, the Prospectus and this Agreement, and (v) any other items at the request of the Depositor.

          In addition, on each Distribution Date, the Certificate Administrator shall make available via its Internet Website, on a restricted basis, (i) the
Restricted Servicer Reports, (ii) the CMSA Property File and (iii) any other items at the request of the Depositor. The Certificate Administrator shall provide access to such restricted reports, upon request, to each Privileged
Person.

          The Certificate Administrator shall not be obligated to make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on its Internet Website and assumes no responsibility therefor. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate
Administrator for which it is not the original source.

          In connection with providing access to the Certificate Administrator's
Internet Website, the Certificate Administrator, may require registration and the acceptance of a disclaimer. The Certificate Administrator shall not be liable for the dissemination of information in accordance herewith and in compliance with the terms of this Agreement.

          Absent manifest error, none of the Master Servicers or the Special
Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by a Master
Servicer or the Special Servicer, as applicable. The Certificate Administrator shall not be responsible absent manifest error for the accuracy or completeness of any information supplied to it for delivery pursuant to this Section 4.02(a).
None of the Certificate Administrator, the Master Servicers or the Special
Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor or third party.

          Within a reasonable period of time after the end of each calendar year, the Certificate Administrator shall, upon request, send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to such
Certificateholder during such calendar year (or the applicable portion thereof that such Person was a Certificateholder) pursuant to clauses (i), (ii), (iii)
and (iv) of the description of "Distribution Date Statement" above and such other information as may be required to enable such Certificateholder to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

          If any Certificate Owner does not receive through the Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in this Section 4.02(a) that it would otherwise be entitled to receive if it were the Holder of a Definitive
Certificate evidencing its ownership interest in the related Class of Book-Entry
Certificates, then the

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Certificate Administrator shall mail or cause the mailing of, or provide electronically or cause the provision electronically of, such statements, reports and/or other written information to such Certificate Owner upon the request of such Certificate Owner made in writing to the Certificate
Administrator (accompanied by current verification of such Certificate Owner's ownership interest). Such portion of such information as may be agreed upon by the Depositor and the Certificate Administrator shall be furnished to any such
Person via overnight courier delivery or facsimile from the Certificate
Administrator; provided that the cost of such overnight courier delivery or facsimile shall be an expense of the party requesting such information.

          The Certificate Administrator shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02(a) to the extent it receives the necessary underlying information from the Special
Servicer or a Master Servicer, as applicable, and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Certificate Administrator or a Master Servicer to violate any applicable law prohibiting disclosure of information with respect to any
Mortgagor and the failure of the Certificate Administrator, a Master Servicer or
the Special Servicer to disseminate information for such reason shall not be a breach hereof.

          (b) Not later than 1:00 p.m., New York City time, on the second
Business Day preceding each Distribution Date, each Master Servicer shall furnish to the Certificate Administrator, the Depositor, the Special Servicer
and the Underwriters, by electronic transmission (or in such other form to which the Certificate Administrator, the Depositor, the Special Servicer or the
Underwriters, as the case may be, and the subject Master Servicer may agree), an accurate and complete CMSA Loan Periodic Update File providing the required information for the Trust Mortgage Loans for which it is responsible (including, in the case of Master Servicer No. 1, the Outside Serviced Trust Mortgage Loans
based on information from the Outside Servicers) as of such Determination Date.
Not later than 2:00 p.m. New York City time on the second Business Day preceding each Distribution Date, each Master Servicer shall deliver to the Certificate
Administrator notice of the Discount Rate applicable to each Principal
Prepayment received by such Master Servicer in the related Collection Period.

          In the performance of its obligations set forth in Section 4.05, and its other duties hereunder, the Certificate Administrator may conclusively rely on reports provided to it by each Master Servicer, and the Certificate
Administrator shall not be responsible to recompute, recalculate or verify the information provided to it by a Master Servicer. In the case of information to be furnished by a Master Servicer to the Certificate Administrator pursuant to this Section 4.02(b), insofar as such information is solely within the control of the Special Servicer, such Master Servicer shall have no obligation to provide such information until it has received such information from the Special
Servicer, shall not be in default hereunder due to a delay in providing a complete CMSA Loan Periodic Update File caused by the Special Servicer's failure to timely provide any report required under this Agreement and may, absent manifest error, conclusively rely on the reports to be provided by the Special
Servicer.

          SECTION 4.03 P&I Advances.

          (a) On or before 1:30 p.m., New York City time, on each P&I Advance
Date, each Master Servicer shall (i) apply amounts in its Collection Account received after the end of the related Collection Period or otherwise held for future distribution to Certificateholders in subsequent months in discharge of its obligation to make P&I Advances or (ii) subject to Section 4.03(c) below, remit from its own funds to the Certificate Administrator for deposit into the
Distribution Account an amount equal to

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the aggregate amount of P&I Advances, if any, to be made by the subject Master
Servicer in respect of the related Distribution Date. Each Master Servicer may also make P&I Advances in the form of any combination of clauses (i) and (ii)
above aggregating the total amount of P&I Advances to be made by the subject
Master Servicer. Any amounts held in a Collection Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the applicable Master Servicer's records and replaced by the applicable
Master Servicer by deposit in such Collection Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:00 p.m., New York City time, on any P&I Advance Date, a Master Servicer shall not have made any P&I Advance required to be made by it on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of such Master Servicer by facsimile transmission sent to (704) 715-0036, in the case of Master Servicer No. 1, and (913) 253-9001, in the case of Master
Servicer No. 2 (or such alternative number provided by either Master Servicer to the Trustee in writing) and by telephone at (704) 593-7768, in the case of
Master Servicer No. 1, and (913) 253-9000 or (913) 253-9400, in the case of
Master Servicer No. 2 (or such alternative number provided by either Master
Servicer to the Trustee in writing) as soon as possible, but in any event before
4:00 p.m., New York City time, on such P&I Advance Date. If the Certificate
Administrator does not receive the full amount of such P&I Advances by 10:00
a.m., New York City time, on the related Distribution Date, then, subject to
Section 4.03(c), (i) the Trustee (or a Fiscal Agent on its behalf) shall, no later than 11:00 a.m., New York City time, on such related Distribution Date make the portion of such P&I Advances that was required to be, but was not, made by the defaulting Master Servicer on such P&I Advance Date, and (ii) the provisions of Sections 7.01 and 7.02 shall apply. If the Trustee fails to make any such P&I Advance on the related Distribution Date, but any Fiscal Agent makes such P&I Advance on such date, then the Trustee shall be deemed not to be in default hereunder.

          (b) The aggregate amount of P&I Advances to be made by each Master
Servicer (or, if necessary, by the Trustee or any Fiscal Agent) for any
Distribution Date shall, subject to Section 4.03(c) below, be equal to the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed
Periodic Payments, net of related Master Servicing Fees (and, in the case of the
Outside Serviced Trust Mortgage Loans or any successor REO Trust Mortgage Loans with respect thereto, further net of any related fees similar to Master
Servicing Fees payable to third parties with respect to the Outside Serviced
Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto pursuant to the Outside Servicing Agreement), due or deemed due, as the case may be, in respect of the Trust Mortgage Loans (including, without limitation, Balloon Trust Mortgage Loans delinquent as to their respective
Balloon Payments) as to which the subject Master Servicer is acting in such capacity and any successor REO Trust Mortgage Loans with respect thereto on their respective Due Dates during the related Collection Period to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected (including as net income from REO Properties) as of the close of business on the last day of related Collection Period (or, in the case of the
Outside Serviced Trust Mortgage Loans or any successor REO Trust Mortgage Loans with respect thereto, actually received by the Certificate Administrator or
Master Servicer No. 1 as of 1:00 p.m., New York City time, on the related P&I
Advance Date); provided that, (i) if the Periodic Payment on any Trust Mortgage
Loan has been reduced in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20 (or, in the case of the Outside Serviced Trust Mortgage Loan, by the applicable Outside Servicer pursuant to the Outside Servicing Agreement), or if the final maturity on any
Trust

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Mortgage Loan shall be extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20
(or, in the case of the Outside Serviced Trust Mortgage Loan, by the applicable
Outside Servicer pursuant to the Outside Servicing Agreement), and the Periodic
Payment due and owing during the extension period is less than the related
Assumed Periodic Payment, then the applicable Master Servicer, the Trustee or any Fiscal Agent shall, as to such Trust Mortgage Loan only, advance only the amount of the Periodic Payment due and owing after taking into account such reduction (net of related Master Servicing Fees) in the event of subsequent delinquencies thereon; and (ii) if it is determined that an Appraisal Reduction
Amount exists with respect to any Required Appraisal Trust Mortgage Loan (or, in
the case of the Outside Serviced Trust Mortgage Loan or any successor REO Trust
Mortgage Loan with respect thereto, if it is determined by the applicable
Outside Servicer and reported to the applicable parties hereunder that an
Appraisal Reduction Amount exists with respect to an Outside Serviced Loan
Combination and a portion thereof is allocable to an Outside Serviced Trust
Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists with respect to the subject Trust
Mortgage Loan or REO Trust Mortgage Loan, as the case may be, the applicable
Master Servicer, the Trustee or any Fiscal Agent will be required in the event of subsequent delinquencies to advance in respect of the subject Trust Mortgage
Loan or REO Trust Mortgage Loan, as the case may be, only an amount equal to the sum of (A) the amount of the interest portion of the P&I Advance that would otherwise be required without regard to this clause (y), minus 1/12th of the product of (1) such Appraisal Reduction Amount (or, in the case of a Trust
Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto that is part of a Loan Combination, solely the portion of any Appraisal Reduction
Amount with respect to such Loan Combination that is allocable to such Trust
Mortgage Loan or REO Trust Mortgage Loan, as the case may be, in accordance with, or as contemplated by, the definition of "Appraisal Reduction Amount") and
(2) the weighted average of the per annum Pass-Through Rates for such
Distribution Date applicable to the respective Classes of Principal Balance
Certificates to which such Appraisal Reduction Amount (or the applicable portion thereof) is allocated pursuant to Section 4.04(e), weighted on the basis of the respective portions of such Appraisal Reduction Amount allocable to such
Classes, and (B) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this clause (y).

          For the avoidance of doubt and subject to Section 4.03(c), Master
Servicer No. 1, the Trustee and any Fiscal Agent, as applicable, shall each be required to make P&I Advances (and shall obtain recovery with respect thereto)
with respect to the Outside Serviced Trust Mortgage Loans and any successor REO
Trust Mortgage Loans with respect thereto in the same way that such party is required to make and recover P&I Advances with respect to any other Trust
Mortgage Loan or REO Trust Mortgage Loan in the Mortgage Pool.

          If Master Servicer No. 1, the Trustee or any Fiscal Agent makes a P&I
Advance with respect to an Outside Serviced Trust Mortgage Loan or any successor
REO Trust Mortgage Loan with respect thereto, then it shall promptly so notify the Outside Master Servicer of each such P&I Advance so made thereby and shall seek reimbursement for such P&I Advance (together with interest thereon) out of amounts otherwise payable with respect to the Outside Serviced Loan Combination that includes such Outside Serviced Trust Mortgage Loan or any successor REO
Trust Mortgage Loan with respect thereto, to the maximum extent permitted by, and out of amounts specified for such purpose under, the related Co-Lender
Agreement and/or the Outside Servicing Agreement.

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          (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by a Master Servicer that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an
Officer's Certificate delivered to the Fiscal Agent (if any), the Trustee, the
Certificate Administrator and the Depositor on or before the related P&I Advance
Date, setting forth the basis for such determination, together with any other information, including Appraisals (the cost of which may be paid out of the
Collection Accounts pursuant to Section 3.03(e)) (or, if no such Appraisal has been performed pursuant to this Section 4.03(c), a copy of an Appraisal of the related Mortgaged Property performed within the 12 months preceding such determination), related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Properties, engineers' reports, environmental surveys and any similar reports that the subject Master Servicer may have obtained consistent with the Servicing Standard and at the expense of the Trust Fund, that support such determination by the subject Master Servicer.
In making a recoverability determination the applicable Person will be entitled, but not obligated, to consider (among other things) the obligations of the related Mortgagor under the terms of the related Trust Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged
Property in its "as is" or then current conditions and occupancies, as modified by such Person's reasonable assumptions (consistent with the Servicing Standard)
regarding the possibility and effects of future adverse change with respect to such Mortgaged Property, to estimate and consider (among other things) future expenses, to estimate and consider (consistent with the Servicing Standard)
(among other things) the timing of recoveries, and to consider the existence and amount of any outstanding Nonrecoverable Advances the reimbursement of which is being deferred pursuant to Section 3.05(a), together with (to the extent accrued and unpaid) interest on such Advances. In addition, any such Person may update or change its recoverability determinations at any time, and the Master
Servicers (consistent with the Servicing Standard) and the Trustee each may obtain from the Special Servicer any Appraisals or market value estimates or other information in the Special Servicer's possession for such purposes.

          With respect to the Outside Serviced Trust Mortgage Loans or any successor REO Trust Mortgage Loan with respect thereto, Master Servicer No. 1 shall (subject to the second succeeding sentence below) make its determination that it has made a Nonrecoverable P&I Advance on such Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto or that any proposed P&I
Advance, if made, would constitute a Nonrecoverable P&I Advance with respect to such Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto independently of any determination made by the servicer with respect to a commercial mortgage securitization holding the promissory note for one of the
Ala Moana Portfolio Non-Trust Mortgage Loans. If Master Servicer No. 1
determines, in accordance with the provisions of this Agreement, that a proposed
P&I Advance with respect to the Outside Serviced Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, if made, or any outstanding P&I Advance with respect to such Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto previously made, would be, or is, as applicable, a Nonrecoverable Advance, Master Servicer No. 1 will be required to provide the servicer of each securitization that holds the promissory note for a Ala Moana Portfolio Non-Trust Mortgage Loan written notice of such determination within one (1) Business Day of the date of such determination.

          In addition, if (i) Master Servicer No. 1 reasonably believes, in accordance with the Servicing Standard, that a P&I Advance with respect to an
Outside Serviced Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto constitutes or may, if made, constitute a Nonrecoverable
P&I Advance, and (ii) either (A) Master Servicer No. 1 has made a request for an

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appraisal with respect to the related Mortgaged Property from the applicable
Outside Servicer and has not obtained, (x) within 15 Business Days of such request, a response from the applicable Outside Servicer indicating that an appraisal with respect to the related Mortgaged Property would be performed within 60 days of the date of such response or has been performed within the prior 12-month period (or such shorter period as Master Servicer No. 1 reasonably believes, in accordance with the Servicing Standard, is necessary)
preceding the date of such request, and (y) within 60 days of the date of such response, a copy of an appraisal report with respect to the related Mortgaged
Property, relating to an appraisal that has been performed within the 12-month period (or such shorter period as Master Servicer No. 1 reasonably believes, in accordance with the Servicing Standard, is necessary) preceding the date of receipt by Master Servicer No. 1, that complies with the requirements for such an appraisal under the terms of the Outside Servicing Agreement or this
Agreement, or (B) Master Servicer No. 1 has made a request for an appraisal with respect to the related Mortgaged Property from the applicable Outside Servicer and has been advised by the applicable Outside Servicer that such an appraisal with respect to the related Mortgaged Property will not be performed within the time periods specified in clause (ii)(A) above, then Master Servicer No. 1 may have an appraisal performed with respect to the related Mortgaged Property by an
Independent Appraiser or other expert in real estate matters, which appraisal shall take into account the factors specified in Section 3.18, and the cost of which appraisal may be withdrawn from general collections on deposit in the
Collection Accounts. If, in connection with the foregoing, it is necessary for
Master Servicer No. 1 to obtain an appraisal, Master Servicer No. 1 shall so notify the Special Servicer and consult with the Special Servicer regarding such appraisal.

          On the fourth Business Day before each Distribution Date, the Special
Servicer shall report to each Master Servicer the Special Servicer's determination as to whether each P&I Advance made with respect to any previous
Distribution Date or required to be made with respect to such Distribution Date with respect to any Specially Serviced Trust Mortgage Loan or REO Trust Mortgage
Loan is a Nonrecoverable P&I Advance. The Master Servicers, the Trustee and any
Fiscal Agent shall rely, conclusively, on such determination that a P&I Advance is or would be a Nonrecoverable P&I Advance, and may rely conclusively on such a determination that a P&I Advance is not or would not be a Nonrecoverable
Advance. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by a Master Servicer that a P&I Advance, if made, would be a Nonrecoverable Advance (and the Trustee or any Fiscal Agent, as
applicable, shall rely on a Master Servicer's determination that the P&I Advance would be a Nonrecoverable P&I Advance if the Trustee or any Fiscal Agent (if
any), as applicable, determines that it does not have sufficient time to make such determination); provided, however, that, if a Master Servicer has failed to make a P&I Advance for reasons other than a determination by such Master
Servicer that such P&I Advance would be Nonrecoverable P&I Advance, the Trustee or the Fiscal Agent (if any) shall make such Advance within the time periods required by Section 4.03(a) unless the Trustee or the Fiscal Agent (if any), as applicable, in good faith, makes a determination prior to the times specified in
Section 4.03(a) that such P&I Advance would be a Nonrecoverable P&I Advance. In determining whether or not a P&I Advance previously made is, or a proposed P&I
Advance, if made, would be, a Nonrecoverable Advance, the Trustee shall be subject to the standards set forth in Section 8.01(a) hereunder and the Fiscal
Agent (if any) shall use its reasonable good faith judgment.

          (d) In connection with the recovery by a Master Servicer, the Trustee or any Fiscal Agent of any P&I Advance out of a Collection Account pursuant to
Section 3.05(a), subject to the next sentence, such Master Servicer, the Trustee or such Fiscal Agent, as the case may be, shall also be entitled to be paid out of any amounts then on deposit in such Collection Account, interest at the
Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of such

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P&I Advance (to the extent made with its own funds) from the date made
(provided, however, no such interest shall accrue during any grace period under a Trust Mortgage Loan) to but not including the date of reimbursement such interest to be payable, first out of late payment charges and Penalty Interest on deposit in such Collection Account that were Received by the Trust on the related Trust Mortgage Loan or REO Property during the Collection Period in which such reimbursement is made, and then from general collections on the
Mortgage Pool then on deposit in such Collection Account; provided, however, that if such P&I Advance was made with respect to an A-Note Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, then such interest on such P&I Advance shall first be payable out of amounts on deposit in the related A/B Custodial Account in accordance with, and if available pursuant to, Section 3.05(e). Subject to the fourth paragraph of Section 3.05(a), each
Master Servicer shall reimburse itself, the Trustee or the Fiscal Agent (if any), as applicable, for any outstanding P&I Advance made thereby as soon as practicable after funds available for such purpose have been received by such
Master Servicer, and in no event shall interest accrue in accordance with this
Section 4.03(d) on any P&I Advance as to which the corresponding payment of principal and interest or Late Collection was received by a Master Servicer on or prior to the related P&I Advance Date; and provided, further, in the case of
P&I Advances with respect to the Outside Serviced Trust Mortgage Loans or any successor REO Trust Mortgage Loans with respect thereto, Master Servicer No. 1 shall, no less often than monthly, notify the Outside Master Servicer of the interest accruing on such P&I Advances in accordance with this Section 4.03(d)
and, to the maximum extent permitted by the related Co-Lender Agreement, prior to paying such interest on such P&I Advances out of general collections in respect of the Mortgage Pool on deposit in its Collection Account, shall seek payment for such interest on such P&I Advances from the Outside Master Servicer out of amounts otherwise payable with respect to the Outside Serviced Loan
Combination to the maximum extent permitted by, and out of amounts specified for such purpose under, the Outside Servicing Agreement and the related Co-Lender
Agreement.

          (e) In no event shall a Master Servicer, the Trustee or any Fiscal
Agent make a P&I Advance with respect to any Non-Trust Mortgage Loan.

          SECTION 4.04 Allocation of Realized Losses and Additional Trust Fund
Expenses; Allocation of Mortgage Deferred Interest; Allocation of Appraisal
Reduction Amounts; and Allocation of Prepayment Interest Shortfalls.

          (a) On each Distribution Date, following all distributions to be made on such date pursuant to Section 4.01, the Certificate Administrator shall allocate to the respective Classes of Sequential Pay Certificates as follows the aggregate of all Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the Cut-off Date through the end of the related
Collection Period and in any event that were not previously allocated pursuant to this Section 4.04(a) on any prior Distribution Date and are not allocable to the Class AMP Certificates on such Distribution Date, but only to the extent that (i) the aggregate Certificate Principal Balance of the Sequential Pay
Certificates as of such Distribution Date (after taking into account all of the distributions made on such Distribution Date pursuant to Section 4.01), exceeds
(ii) the aggregate Stated Principal Balance of the Mortgage Pool (exclusive of the Ala Moana Portfolio Subordinate Trust Mortgage Loans or any successor REO
Trust Mortgage Loans with respect thereto) that will be outstanding immediately following such Distribution Date: first, sequentially to the Class P, Class O,
Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E,
Class D, Class C, Class B, Class A-J and Class A-M Certificates, in that order, in each case until the remaining Class Principal Balance thereof has been

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reduced to zero; and, then, pro rata (based on remaining Class Principal
Balances) to the Class A-1 Certificates, the Class A-2 Certificates, the Class
A-3 Certificates, the Class A-SB Certificates, the Class A-4 Certificates and
the Class A-1A Certificates, until the respective remaining Class Principal
Balances thereof are reduced to zero. Notwithstanding the foregoing, all
Realized Losses and Additional Trust Fund Expenses, if any, in respect of or related to the Ala Moana Portfolio Subordinate Trust Mortgage Loans or any
successor REO Trust Mortgage Loans with respect thereto will be allocated on each Distribution Date: first, sequentially to the Class AMP-3, Class AMP-2 and
Class AMP-1 Certificates, in that order, in each case until the remaining Class
Principal Balance thereof is reduced to zero; and thereafter to the respective
Classes of the Sequential Pay Certificates (in each case, to the extent and in reduction of their respective Class Principal Balances) in the order provided for in the preceding sentence. Any allocation of Realized Losses and Additional
Trust Fund Expenses to a Class of Principal Balance Certificates shall be made by reducing the Class Principal Balance thereof by the amount so allocated. All
Realized Losses and Additional Trust Fund Expenses, if any, allocated to a Class of Principal Balance Certificates shall be allocated among the respective
Certificates of such Class in proportion to the Percentage Interests evidenced thereby. All Realized Losses and Additional Trust Fund Expenses, if any, that have not been allocated to the Principal Balance Certificates as of the
Distribution Date on which the aggregate of the Class Principal Balances of such
Principal Balance Certificates has been reduced to zero, shall be deemed allocated to the Class R Certificates.

          (b) If the Class Principal Balance of any Class of Principal Balance
Certificates is reduced on any Distribution Date pursuant to Section 4.04(a), then the REMIC I Principal Balance of such Class' Corresponding REMIC I Regular
Interest (or, if applicable, the aggregate REMIC I Principal Balance of such
Class' Corresponding REMIC I Regular Interests) shall be deemed to have first been reduced by the exact same amount. If a Class of Principal Balance
Certificates has two or more Corresponding REMIC I Regular Interests, then the respective REMIC I Principal Balances of such Corresponding REMIC I Regular
Interests shall be reduced as contemplated by the preceding sentence in the same sequential order that principal distributions are deemed made on such
Corresponding REMIC I Regular Interests pursuant to Section 4.01(k), such that no reduction shall be made in the REMIC I Principal Balance of any such
Corresponding REMIC I Regular Interest pursuant to this Section 4.04(b) until the REMIC I Principal Balance of each other such Corresponding REMIC I Regular
Interest, if any, with an alphanumeric designation that ends in a lower number, has been reduced to zero. All such reductions in the REMIC I Principal Balances of the respective REMIC I Regular Interests shall be deemed to be an allocation of Realized Losses and Additional Trust Fund Expenses.

          (c) On each Distribution Date, the amount of any Mortgage Deferred
Interest added to the unpaid principal balance of any Trust Mortgage Loan during the related Collection Period will (except as provided below with respect to the
Ala Moana Portfolio Subordinate Trust Mortgage Loans) be allocated as
Certificate Deferred Interest to the respective Classes of Sequential Pay
Certificates as follows: first, sequentially, to the Class P, Class O, Class N,
Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D,
Class C, Class B, Class A-J and Class A-M Certificates, in that order, in each case up to the amount of the Accrued Certificate Interest with respect to the subject Class of Certificates for such Distribution Date; and then, to the Class
A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-SB
Certificates, Class A-4 Certificates and Class A-1A Certificates, up to an
amount equal to, and pro rata as among such Classes of Certificates in accordance with, the Accrued Certificate Interest in respect of each such Class of Certificates for such Distribution Date. On each Distribution Date, any
Mortgage Deferred Interest added to the unpaid principal balance of the an Ala
Moana Portfolio Subordinate Trust Mortgage Loan during the related Collection
Period will be

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allocated as Certificate Deferred Interest as follows: (i) to the Class AMP-1
Certificates, if such Mortgage Deferred Interest relates to the Ala Moana
Portfolio Note B-A Trust Mortgage Loan; (ii) to the Class AMP-2 Certificates, if
such Mortgage Deferred Interest relates to the Ala Moana Portfolio Note B-B
Trust Mortgage Loan; and (iii) to the Class AMP-3 Certificates, if such Mortgage
Deferred Interest relates to the Ala Moana Portfolio Note B-C Trust Mortgage
Loan. On each Distribution Date, the Class Principal Balance of each Class of
Principal Balance Certificates to which Mortgage Deferred Interest has been allocated shall be increased by the amount of Certificate Deferred Interest with respect to such Class of Certificates for such Distribution Date. The amount of
Mortgage Deferred Interest allocated to any Class of Principal Balance
Certificates on any Distribution Date shall be allocated as REMIC I Deferred
Interest to, and will increase the REMIC I Principal Balance(s) of such Class'
Corresponding REMIC I Regular Interest(s); provided that, with respect to any
Class of Principal Balance Certificates that has two or more Corresponding REMIC
I Regular Interests, the allocation of such REMIC I Deferred Interest to such
Corresponding REMIC I Regular Interests shall be made in descending or reverse numeric order based on the last number of their respective alphanumeric designations, in each case up to the amount of Uncertificated Accrued Interest with respect to the subject REMIC I Regular Interest for the relevant
Distribution Date. The allocations provided for in this Section 4.04(c) shall be made prior to any distributions or deemed distributions required to be made hereunder on the subject Distribution Date.

          (d) Any Appraisal Reduction Amount shall be allocated, only for purposes of determining the amount of P&I Advances with respect to the related
Required Appraisal Trust Mortgage Loan (and, if applicable, the Ala Moana
Portfolio Trust Mortgage Loans) and as otherwise contemplated by the definition of "Voting Rights", as follows: first, to the Class P, Class O, Class N, Class
M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class
C, Class B, Class A-J and Class A-M Certificates, in that order, up to the amount of their respective Class Principal Balances; and, then, pro rata (based on remaining Class Principal Balances) to the Class A-1 Certificates, the Class
A-2 Certificates, the Class A-3 Certificates, the Class A-SB Certificates, the
Class A-4 Certificates and the Class A-1A Certificates; provided that, with respect to any Appraisal Reduction Amount relating to an Ala Moana Portfolio
Subordinate Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, such Appraisal Reduction Amount will be allocated to the Class
AMP-3, Class AMP-2 and Class AMP-1 Certificates, in that order, in each case, up to the related Class Principal Balance and not to the Sequential Pay
Certificates. On any Distribution Date, an Appraisal Reduction Amount that otherwise would be allocated to a Class of Certificates shall be allocated to the next most subordinate Class to the extent that the Class Principal Balance on such Distribution Date for such Class of Certificates (prior to taking the
Appraisal Reduction Amount into account) is less than the Appraisal Reduction
Amount for the Distribution Date. The applicable Master Servicer shall report to the Certificate Administrator on or before each Determination Date all Appraisal
Reduction Amounts, and the Certificate Administrator shall report to the applicable Master Servicer no later than 10:00 a.m. on the related P&I Advance
Date the Pass-Through Rates necessary to calculate the reductions in P&I
Advances required by Section 4.03.

          (e) The Net Aggregate Prepayment Interest Shortfall for any
Distribution Date (exclusive of any portion thereof allocable to the Class AMP
Certificates as provided below) shall be allocated to each Class of Regular
Certificates (other than the Class AMP Certificates) in an amount equal to the product of (i) the amount of such Net Aggregate Prepayment Interest Shortfall
(exclusive of any portion thereof allocable to the Class AMP Certificates as provided below), multiplied by (ii) a fraction, the numerator of which is the
Accrued Certificate Interest with respect to such Class of Regular Certificates for such Distribution Date (net, in the case of a Class of Sequential Pay
Certificates, of any

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Certificate Deferred Interest with respect to such Class of Sequential Pay
Certificates for such Distribution Date), and the denominator of which is the aggregate Accrued Certificate Interest with respect to all the Classes of
Regular Certificates (other than the Class AMP Certificates) for such
Distribution Date (net of the aggregate Certificate Deferred Interest with respect to all the Classes of Sequential Pay Certificates for such Distribution
Date).

          Any portion of the Net Aggregate Prepayment Interest Shortfall for any
Distribution Date that is: (i) attributable to the Ala Moana Portfolio Note B-A
Trust Mortgage Loan shall be allocated to the Class AMP-1 Certificates; (ii)
attributable to the Ala Moana Portfolio Note B-B Trust Mortgage Loan shall be allocated to the Class AMP-2 Certificates; and (iii) attributable to the Ala
Moana Portfolio Note B-C Trust Mortgage Loan shall be allocated to the Class
AMP-3 Certificates.

          The portion of the Net Aggregate Prepayment Interest Shortfall for any
Distribution Date that is allocable to any Class of Regular Certificates (and, more particularly, in the case of a Class of the Class X Certificates, to a particular Class X Component thereof) shall be deemed to have first been allocated to such Class' (or, if applicable, to such Class X Component's)
Corresponding REMIC I Regular Interest.

          SECTION 4.05 Calculations.

          The Certificate Administrator shall, provided it receives the necessary information from the Master Servicers and the Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions and allocations to be made pursuant to Section
4.01, Section 5.02(d) and Article IX and the actual and deemed allocations of
Realized Losses, Additional Trust Fund Expenses and other items to be made pursuant to Section 4.04. The Certificate Administrator shall calculate the
Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this Agreement, and the
Certificate Administrator shall have no obligation to recompute, recalculate or verify any information provided to it by the Special Servicer or a Master
Servicer. The calculations by the Certificate Administrator of such amounts shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

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                                    ARTICLE V

                                THE CERTIFICATES

          SECTION 5.01 The Certificates.

          (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1, A-2, A-3, A-4, A-5 and A-6, respectively;
provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.
The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03, beneficial ownership interests in the
Regular Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Regular Certificates will be issuable only in denominations corresponding to initial Certificate Principal
Balances or initial Certificate Notional Amounts, as the case may be, as of the
Closing Date of not less than $10,000 in the case of the Registered
Certificates, $1,000,000 in the case of the Class X Certificates, and $250,000 in the case of Non-Registered Certificates (other than the Class R, Class X and
Class Y Certificates), and in each such case in integral multiples of $1 in excess thereof. The Class Y and Class R Certificates shall be issuable in minimum denominations representing Percentage Interests in the subject Class of not less than 10%.

          (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Certificate Administrator by the Certificate
Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the officers or authorized signatories of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the
Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All
Certificates shall be dated the date of their authentication.

          SECTION 5.02 Registration of Transfer and Exchange of Certificates.

          (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in
which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar (located as of the Closing Date at 135
South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global
Securities and Trust Services--Citigroup Commercial Mortgage Trust, Series
2006-C5) shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Certificate Administrator is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering
Certificates and transfers and exchanges of Certificates as herein provided. The
Certificate Registrar may appoint, by a written instrument delivered to the
Depositor, the Certificate Administrator, the Trustee, the Special Servicer and
the Master

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Servicers, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe; provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the
Certificate Administrator resigns or is removed in accordance with the terms hereof, the successor certificate administrator shall immediately succeed to its duties as Certificate Registrar. The Depositor, the Certificate Administrator
(if it is no longer the Certificate Registrar), the Trustee, each Master
Servicer and the Special Servicer shall have the right to inspect the
Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. Upon written request of any
Certificateholder made for purposes of communicating with other
Certificateholders with respect to their rights under this Agreement, together with a written copy of the communication to be sent to those other
Certificateholders, the Certificate Registrar shall promptly furnish such requesting Certificateholder with a list of the other Certificateholders of record identified in the Certificate Register at the time of the request.

          (b) No transfer of any Non-Registered Certificate or any interest therein shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification.

          If a Transfer of any Definitive Non-Registered Certificate is to be
made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial Transfer thereof by the
Depositor, the Initial Purchasers or their respective Affiliates or, as contemplated by Section 5.03, any Transfer of a Global Certificate to a
successor Depository), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon)
either: (i) a certificate from the Certificateholder desiring to effect such
Transfer substantially in the form attached as Exhibit G-1 hereto, and a certificate from such Certificateholder's prospective Transferee substantially in the form attached as either Exhibit G-2 hereto or (except in the case of the
Class R Certificates) as Exhibit G-3 hereto; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that the prospective Transferee is a Qualified Institutional Buyer or (except in the case of a Class R Certificate) an Institutional Accredited Investor and that such
Transfer may be made without registration under the Securities Act (which
Opinion of Counsel shall not be an expense of the Trust Fund or of the
Depositor, either Master Servicer, the Special Servicer, the Certificate
Administrator, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such
Transfer and/or such Certificateholder's prospective Transferee on which such
Opinion of Counsel is based.

          No beneficial interest in the Rule 144A Global Certificate for any
Class of Book-Entry Non-Registered Certificates may be held by any Person that is not a Qualified Institutional Buyer. If a Transfer of any interest in the
Rule 144A Global Certificate for any Class of Book-Entry Non-Registered
Certificates is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Book-Entry Non-Registered
Certificate or a Transfer of any interest therein by the Depositor, Citigroup
Global Markets Inc. or any of their respective Affiliates), then the Certificate
Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit G-4, or (ii) an Opinion of Counsel to the effect that the prospective Transferee is a Qualified Institutional Buyer and
such Transfer may be made without registration under the Securities

                                      221

Act. If any Transferee of an interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit G-4 hereto are, with respect to the subject Transfer, true and correct.

          Notwithstanding the preceding paragraph, any interest in the Rule 144A
Global Certificate for a Class of Book-Entry Non-Registered Certificates may be
transferred to any Non-United States Securities Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such
Class of Certificates, provided that the Certificate Owner desiring to effect such Transfer (i) complies with the requirements for Transfers of interests in such Regulation S Global Certificate set forth in the following paragraph and
(ii) delivers or causes to be delivered to the Certificate Registrar and the
Certificate Administrator (A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of
Book-Entry Non-Registered Certificates to be transferred, (B) a copy of the certificate to be obtained by such Certificate Owner from its prospective
Transferee in accordance with the second sentence of the following paragraph and
(C) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the
Certificate Administrator, as transfer agent for the Depository, to approve the debit of the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a
Depository Participant by a denomination of interests in such Regulation S
Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred.
Upon delivery to the Certificate Registrar and the Certificate Administrator of
such certifications and such orders and instructions, the Certificate
Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global
Certificate in respect of the subject Class of Book-Entry Non-Registered
Certificates, and increase the denomination of the Regulation S Global
Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

          No beneficial interest in the Regulation S Global Certificate for any
Class of Book-Entry Non-Registered Certificates may be held by any Person that is a United States Securities Person. Any Certificate Owner desiring to effect any Transfer of a beneficial interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from such Certificate Owner's prospective Transferee a certificate substantially in the form set forth in Exhibit G-5 hereto to the effect that such Transferee is not a United States Securities Person. If any Transferee of an interest in the Regulation S Global Certificate for any class of Book-Entry Non-Registered
Certificates does not, in connection with the subject Transfer, deliver to the
Transferor the certification described in the preceding sentence, then such
Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit G-5 hereto are, with respect to the subject
Transfer, true and correct.

          Notwithstanding the preceding paragraph, any interest in the
Regulation S Global Certificate for a Class of Book-Entry Non-Registered
Certificates may be transferred to any Qualified Institutional Buyer that takes delivery in the form of a beneficial interest in the Rule 144A Global
Certificates for such Class of Certificates, provided that the Certificate Owner desiring to effect such transfer (i) complies with the requirements for
Transfers of interests in such Rule 144A Global Certificates set forth in the third paragraph of this Section 5.02(b) and (ii) delivers or causes to be

                                      222

delivered to the Certificate Registrar and the Certificate Administrator (A) a
certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered
Certificates to be transferred, (B) a copy of the certificate or Opinion of
Counsel to be obtained by such Certificate Owner from its prospective Transferee in accordance with the second sentence of the third paragraph of this Section
5.02(b) and (C) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the
Certificate Administrator to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such
Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be
transferred. Upon delivery to the Certificate Registrar and the Certificate
Administrator of such certification(s) and/or Opinion of Counsel and such orders and instructions, the Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of
Book-Entry Non-Registered Certificates, and increase the denomination of the
Rule 144A Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

          Also notwithstanding the foregoing, any interest in a Global
Certificate with respect to any Class of Book-Entry Non-Registered Certificates
may be transferred by any Certificate Owner holding such interest to any
Institutional Accredited Investor (other than a Qualified Institutional Buyer)
that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the
Certificate Administrator of (i) such certifications and/or opinions as are contemplated by the second paragraph of this Section 5.02(b) and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Certificate Administrator to debit the account of a Depository Participant by the denomination of the transferred interests in such Global Certificate. Upon delivery to the Certificate Registrar and the
Certificate Administrator of the certifications and/or opinions contemplated by the second paragraph of this Section 5.02(b), the Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate by the denomination of the transferred interests in such Global Certificate, and shall cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global
Certificate, to be executed, authenticated and delivered in accordance with this
Agreement to the applicable Transferee.

          None of the Depositor, the Certificate Administrator, the Trustee or
the Certificate Registrar is obligated to register or qualify any Class of
Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the
Transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Holder or Certificate Owner of a
Non-Registered Certificate desiring to effect such a Transfer shall, and upon acquisition of such a Certificate or interest therein shall be deemed to have agreed to, indemnify the Certificate Administrator, the Certificate Registrar,
the Trustee, the Depositor and their respective Affiliates against any liability that may result if the Transfer is not so exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          (c) No Transfer of a Certificate or any interest therein shall be made
(i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and

                                      223

annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Non-Registered Certificates or the initial Transfer of a
Non-Registered Certificate or any interest therein by the Depositor or any of its Affiliates or, as contemplated by Section 5.03, any Transfer of a Global
Certificate to a successor Depository, the Certificate Registrar shall refuse to register the Transfer of a Definitive Non-Registered Certificate unless it has received from the prospective Transferee, and any Certificate Owner transferring an interest in a Global Certificate for any Class of Book-Entry Non-Registered
Certificates shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective
Transferee is not a Plan and is not directly or indirectly purchasing such
Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) alternatively, except in the case of a
Class Y or Class R Certificate, a certification to the effect that the purchase and holding of such Certificate or interest therein by such prospective
Transferee is exempt from the prohibited transaction provisions of Sections
406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60; or
(iii) alternatively, but only in the case of a Non-Registered Certificate that is an Investment Grade Certificate (other than, if applicable, a Class Y or
Class R Certificate) that is being acquired by or on behalf of a Plan in reliance on the Exemption, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of
ERISA) by the Trustee, the Certificate Administrator, the Depositor, any
Mortgage Loan Seller, either Master Servicer, the Special Servicer, any
Sub-Servicer, any Person responsible for servicing the Outside Serviced Trust
Mortgage Loans or any related REO Property, any Exemption-Favored Party or any
Mortgagor with respect to Trust Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Trust Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z)
agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are
Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv)
alternatively, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate
Administrator or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the
Code. It is hereby acknowledged that the forms of certification attached hereto as Exhibit H-1 (in the case of Definitive Non-Registered Certificates) and
Exhibit H-2 (in the case of ownership interests in Book-Entry Non-Registered
Certificates) are acceptable for purposes of the preceding sentence. If any
Transferee of a Certificate (including a Registered Certificate) or any interest therein does not, in connection with the subject Transfer, deliver to the
Certificate Registrar (in the case of a Definitive Certificate) or the
Transferor (in the case of ownership interests in a Book-Entry Certificate) a certification and/or Opinion of Counsel as required by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the

                                      224

purchase and holding of such Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b)
and 407 of ERISA and the excise taxes imposed on such prohibited transactions by
Sections 4975(a) and (b) of the Code.

          (d) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such
Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Certificate Administrator under clause (ii)(A)
below to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Administrator under clause (ii)(B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a
Class R Certificate are expressly subject to the following provisions:

               (A)  Each Person holding or acquiring any Ownership Interest in a
                    Class R Certificate shall be a Permitted Transferee and
                    shall promptly notify the Certificate Administrator, the
                    Trustee and the Certificate Registrar of any change or
                    impending change in its status as a Permitted Transferee.

               (B)  In connection with any proposed Transfer of any Ownership
                    Interest in a Class R Certificate, the Certificate Registrar
                    shall require delivery to it, and shall not register the
                    Transfer of any Class R Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit I-1 (a "Transfer Affidavit and
                    Agreement"), from the proposed Transferee, in form and
                    substance satisfactory to the Certificate Registrar, and
                    upon which the Certificate Registrar may, in the absence of actual knowledge by a Responsible Officer of either the
                    Certificate Administrator or the Certificate Registrar to
                    the contrary, conclusively rely, representing and
                    warranting, among other things, that such Transferee is a
                    Permitted Transferee, that it is not acquiring its Ownership
                    Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, Certificate
                    Administrator or agent for any Person that is not a
                    Permitted Transferee, that for so long as it retains its
                    Ownership Interest in a Class R Certificate, it will
                    endeavor to remain a Permitted Transferee, that it has
                    historically paid its debts as they have come due, intends to pay its debts as they come due in the future and intends to pay all taxes associated with the Class R Certificate as they come due, and that it has reviewed the provisions of
                    this Section 5.02(d) and agrees to be bound by them.

               (C)  Notwithstanding the delivery of a Transfer Affidavit and
                    Agreement by a proposed Transferee under clause (i)(B)
                    above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a
                    Permitted Transferee, the Certificate Registrar shall not
                    register the Transfer of an Ownership Interest in the
                    subject Class R Certificate to such

                                      225

                    proposed Transferee. In addition, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is an entity classified as a partnership under the Code, the Certificate Registrar shall not register the transfer of the subject Class R Certificate unless at
                    the time of transfer, the Certificate Registrar has actual knowledge that all of the proposed Transferee's beneficial owners are United States Tax Persons.

               (D)  Each Person holding or acquiring any Ownership Interest in a
                    Class R Certificate shall agree (1) to require a Transfer
                    Affidavit and Agreement from any prospective Transferee to whom such Person attempts to Transfer its Ownership Interest in such Class R Certificate and (2) not to Transfer its
                    Ownership Interest in such Class R Certificate unless it
                    provides to the Certificate Registrar a certificate
                    substantially in the form attached hereto as Exhibit I-2
                    stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted
                    Transferee.

               (E)  Each Person holding or acquiring an Ownership Interest in a
                    Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Certificate
                    Administrator and the Trustee written notice that it is a
                    "pass-through interest holder" within the meaning of
                    temporary Treasury regulations section 1.67-3T(a)(2)(i)(A)
                    immediately upon acquiring an Ownership Interest in a Class
                    R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through
                    interest holder."

          (ii) (A) If any purported Transferee shall become a Holder of a Class
R Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Class R Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. None of the Trustee, the Certificate Administrator or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Class R
Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

               (B)  If any purported Transferee shall become a Holder of a Class
                    R Certificate in violation of the restrictions in this
                    Section 5.02(d), then, to the extent that the retroactive
                    restoration of the rights of the preceding Holder of such
                    Class R Certificate as described in clause (ii)(A) above
                    shall be invalid, illegal or unenforceable, the Certificate
                    Administrator shall have the right, without notice to the
                    Holder or any prior Holder of such Class R Certificate, to cause the transfer of such Class R Certificate to a
                    Permitted Transferee on such terms as the Certificate
                    Administrator may choose. Such purported Transferee shall
                    promptly endorse and deliver such

                                      226

                    Class R Certificate in accordance with the instructions of the Certificate Administrator. Such Permitted Transferee may
                    be the Certificate Administrator itself or any Affiliate of the Certificate Administrator. Any proceeds of such sale,
                    net of the commissions (which may include commissions
                    payable to the Certificate Registrar or its Affiliates),
                    expenses and taxes due, if any, will be remitted by the
                    Certificate Administrator to such purported Transferee. The terms and conditions of any sale under this clause (ii)(B)
                    shall be determined in the sole discretion of the
                    Certificate Administrator, and the Certificate Administrator
                    shall not be liable to any Person having an Ownership
                    Interest in a Class R Certificate as a result of its
                    exercise of such discretion.

          (iii) The Certificate Administrator shall make available to the
Internal Revenue Service and to those Persons specified by the REMIC Provisions any information available to it which is necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Class R Certificate to
any Person who is a Disqualified Organization or agent thereof, including the information described in Treasury regulations sections 1.860D-1(b)(5) and
1.860E-2(a)(5) with respect to the "excess inclusions" of such Class R
Certificate, and the Trustee, the Master Servicers and the Special Servicer
shall furnish to the Certificate Administrator all information in its possession necessary for the Certificate Administrator to discharge such obligation. The
Transferor of such Ownership Interest shall be responsible for the reasonable compensation of the Certificate Administrator, the Trustee, the Master Servicers
and the Special Servicer for providing such information.

          (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated; provided that there shall have been delivered to the Trustee and the Certificate Administrator the
following:

               (A)  written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify,
                    downgrade or withdraw its then-current rating of any Class of Certificates; and

               (B)  an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Certificate Administrator, obtained at the expense of the party seeking such modification of,
                    addition to or elimination of such provisions (but in no
                    event at the expense of the Trust Fund), to the effect that doing so will not cause any REMIC Pool to (1) cease to
                    qualify as a REMIC or (2) be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a
                    Person which is not a Permitted Transferee, or cause a
                    Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R
                    Certificate to a Person that is not a Permitted Transferee.

          (e) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the
Certificate Registrar maintained for such

                                      227

purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated Transferee or
Transferees, one or more new Certificates of the same Class evidencing a like aggregate Percentage Interest in such Class.

          (f) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest in such Class, upon surrender of the
Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

          (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

          (h) No service charge shall be imposed for any transfer or exchange of
Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          (i) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar
shall dispose of such canceled Certificates in accordance with its standard procedures.

          (j) Upon request, the Certificate Registrar shall provide to the
Certificate Administrator, the Master Servicer, the Special Servicer and the
Depositor notice of each transfer of a Certificate and shall provide to each such Person with an updated copy of the Certificate Register.

          (k) Each Person who has or who acquires any Ownership Interest in a
Certificate shall be deemed by the acceptance or acquisition of such Ownership
Interest to have agreed to be bound by the provisions of the intercreditor, co-lender and similar agreements, including the Co-Lender Agreements, affecting such Certificate.

          SECTION 5.03 Book-Entry Certificates.

          (a) Each Class of Regular Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.02(b) and in Section 5.03(c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such
Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective
Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.02(b) and in
Section 5.03(c) below, shall not be entitled to definitive, fully registered
Certificates ("Definitive Certificates") in respect of such Ownership Interests.
The Class XC, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class O, Class P and Class AMP Certificates initially sold to
Qualified Institutional Buyers in reliance on Rule 144A or in reliance on another exemption from the registration requirements of the Securities Act shall, in the case of each such Class, be represented by the Rule 144A Global
Certificate for such Class, which shall be deposited with the Certificate
Administrator as custodian for the Depository and registered in the name of Cede
& Co. as nominee of

                                      228

the Depository. The Class XC, Class E, Class F, Class G, Class H, Class J, Class
K, Class L, Class M, Class N, Class O, Class P, Class Q and Class AMP
Certificates initially sold in offshore transactions in reliance on Regulation S shall, in the case of each such Class, be represented by the Regulation S Global
Certificate for such Class, which shall be deposited with the Certificate
Administrator as custodian for the Depository and registered in the name of Cede
& Co. as nominee of the Depository. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository
Participant shall only transfer the Ownership Interests in the Book-Entry
Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Each
Certificate Owner is deemed, by virtue of its acquisition of an Ownership
Interest in the applicable Class of Book-Entry Certificates, to agree to comply with the transfer requirements provided for in Section 5.02.

          (b) The Trustee, the Certificate Administrator, the Master Servicers,
the Special Servicer, the Depositor and the Certificate Registrar may for all
purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate
Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository
Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the
Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate
Owners. The Certificate Administrator may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

          (c) If (i)(A) the Depositor advises the Certificate Administrator and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the
Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor advises the Depository of its intent to terminate the book-entry system through the Depository with respect to a Class of Book-Entry Certificates and (in the event applicable law and/or the
Depository's procedures require that the Depository Participants holding
Ownership Interests in such Class of Book-Entry Certificates submit a withdrawal request to the Depository in order to so terminate the book-entry system) the
Depositor additionally notifies those Depository Participants and those
Depository Participants submit a withdrawal request with respect to such termination, then the Certificate Registrar shall notify all affected
Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same.

          Upon surrender to the Certificate Registrar of the Book-Entry
Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate
Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate
Owners identified in such instructions. None of the Depositor, the Master
Servicers, the Special Servicer, the Certificate Administrator, the Trustee or
the Certificate Registrar shall be liable for any delay in delivery of such instructions, and each of them may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered holders of such Definitive Certificates shall be

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recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

          (d) Notwithstanding any other provisions contained herein, none of the
Certificate Administrator, the Trustee or the Certificate Registrar shall have any responsibility whatsoever to monitor or restrict the transfer of ownership interests in any Certificate (including but not limited to any Non-Registered
Certificate) which interests are transferable through the book-entry facilities of the Depository.

          SECTION 5.04 Mutilated, Destroyed, Lost or Stolen Certificates.

          If (i) any mutilated Certificate is surrendered to the Certificate
Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Administrator and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Certificate Administrator and the
Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same
Class and like Percentage Interest. Upon the issuance of any new Certificate under this section, the Certificate Administrator and the Certificate Registrar
may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Administrator and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          SECTION 5.05 Persons Deemed Owners.

          Prior to due presentment for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the Certificate Administrator, the
Trustee, the Certificate Registrar and any agent of any of them may treat the
Person in whose name any Certificate is registered as of the related Record Date as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and may treat the person whose name each Certificate is registered as of the date of determination as the owner of such Certificate for all other purposes whatsoever and none of the Depositor, the Master Servicers, the Special Servicer, the Certificate Administrator, the Trustee, the
Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

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                                   ARTICLE VI

        THE DEPOSITOR, THE MASTER SERVICERS, THE SPECIAL SERVICER AND THE
                        CONTROLLING CLASS REPRESENTATIVE

          SECTION 6.01 Liability of Depositor, Master Servicers and Special
Servicer.

          The Depositor, the Master Servicers and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicers and the Special Servicer herein.

          SECTION 6.02 Merger, Consolidation or Conversion of Depositor or
Master Servicer or Special Servicer.

          Subject to the following paragraph, the Depositor, the Master
Servicers and the Special Servicer shall each keep in full effect its existence, rights and franchises as a corporation, national banking association or other legal entity, under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation, national banking association or other foreign legal entity, in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the
Certificates or any of the Serviced Mortgage Loans and to perform its respective duties under this Agreement, and each Master Servicer shall keep in full effect its existence and rights as a national banking association under the laws of the
United States.

          The Depositor, a Master Servicer or the Special Servicer may be merged or consolidated with or into any Person (other than the Trustee), or transfer all or substantially all of its assets (which, in the case of a Master Servicer or the Special Servicer, may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the
Depositor, a Master Servicer or the Special Servicer shall be a party, or any
Person succeeding to the business (which, in the case of a Master Servicer or the Special Servicer, may be limited to the commercial mortgage loan servicing business) of the Depositor, such Master Servicer or the Special Servicer, shall be the successor of the Depositor, such Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving
Person shall succeed to the rights of such Master Servicer or the Special
Servicer unless (i) as evidenced in writing by the Rating Agencies, such succession will not result in qualification, downgrading or withdrawal of the ratings then assigned by the Rating Agencies to any Class of Certificates and
(ii) such successor or surviving Person makes the applicable representations and warranties set forth in Section 3.23.

          SECTION 6.03 Limitation on Liability of Depositor, Master Servicer and
Special Servicer.

          None of the Depositor, a Master Servicer or the Special Servicer, or
any director, officer, employee or agent of any of them, shall be under any liability to the Trust Fund, the Trustee, the Certificateholders or, with respect to any A/B Loan Combination, the related B-Noteholder(s) for any action taken, or not taken, in good faith pursuant to this Agreement (including any action taken, or not taken, in good faith pursuant to any Co-Lender Agreement as required pursuant to the terms of this

                                       231

Agreement), or for errors in judgment; provided, however, that this provision shall not protect the Depositor, a Master Servicer or the Special Servicer
against any liability to the Trust Fund, the Trustee, the Certificateholders or,
with respect to any A/B Loan Combination, the related B-Noteholder(s) for the breach of a representation or warranty made herein by such party, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of, or negligent disregard of, obligations or duties hereunder. The Depositor, each Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, a Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, each Master Servicer, the Special
Servicer and any director, member, manager, officer, employee or agent of the
Depositor, a Master Servicer or the Special Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or reasonable expense incurred in connection with this Agreement or the Certificates
(including, without limitation, the distribution or posting of reports or other information as contemplated by this Agreement), other than Advances (the reimbursement of which is otherwise provided for hereunder) and other than any loss, liability or expense: (i) specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof; (ii) that constitutes (A) amounts payable as compensation to any Sub-Servicer retained by a Master Servicer or the Special Servicer or (B) expenses described in the last sentence of the definition of Servicing Advances; (iii) incurred in connection with any breach of a representation, warranty or covenant made by such Person herein; or (iv) incurred by reason of such Person's willful misfeasance, bad faith or negligence in the performance of, or negligent disregard of, obligations or duties hereunder; provided, however, that if and to the extent that any A/B Loan Combination and/or a related B-Noteholder is involved, such expenses, costs and liabilities shall be payable out of the related A/B
Custodial Account pursuant to Section 3.05(e) and, if not solely attributable to a B-Note Non-Trust Mortgage Loan (or any successor REO B-Note Non-Trust Mortgage
Loan with respect thereto), shall also be payable out of the applicable
Collection Account as and to the extent permitted by Section 3.05(a); and
provided, further, that in making a determination as to whether any such indemnity is solely attributable to a B-Note Non-Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), the fact that any legal action was instituted by such B-Noteholder shall not create a presumption that such indemnity is solely attributable thereto. None of the Depositor, either
Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, unless it is specifically required hereunder to bear the costs of such legal action, in its opinion does not involve it in any ultimate expense or liability; provided, however, that the
Depositor, a Master Servicer or the Special Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust, and the Depositor, the
Master Servicers and the Special Servicer shall be entitled to be reimbursed therefor from the applicable Collection Account as provided in Section 3.05(a);
provided, however, that if and to the extent that any A/B Loan Combination and/or a related B-Noteholder is involved, such expenses and costs (to the extent reasonable and customary), and such liabilities shall be payable out of the related A/B Custodial Account pursuant to Section 3.05(e) and, if not solely attributable to a B-Note Non-Trust Mortgage Loan (or any successor REO B-Note
Non-Trust Mortgage Loan with respect thereto), shall also be payable out of the applicable Collection Account as and to the extent permitted by Section 3.05(a).
In no event shall a Master Servicer or the Special Servicer be liable or responsible for any

                                       232

action taken or omitted to be taken by the other of them or by the Depositor, the Certificate Administrator, the Trustee or any Certificateholder, subject to the provisions of Section 8.05(b).

          SECTION 6.04 Resignation of a Master Servicer and the Special
Servicer.

          The Master Servicers and, subject to Section 6.09, the Special
Servicer may each resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of a Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by a Master Servicer or the Special Servicer, as the
case may be, at the date of this Agreement). Any such determination requiring the resignation of a Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires a Master Servicer's or
Special Servicer's resignation to be effective immediately, and the Opinion of
Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with
Section 7.02 hereof. The Master Servicers and the Special Servicer shall each have the right to resign at any other time; provided that (i) a willing successor thereto has been found by the resigning Master Servicer or Special
Servicer, as applicable, (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any Class of Certificates,
(iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts such appointment, and assumes the responsibilities and obligations of the resigning party hereunder, prior to the effectiveness of such resignation. No Master Servicer or Special Servicer shall be permitted to resign except as contemplated above in this Section 6.04.

          Consistent with the foregoing, no Master Servicer or Special Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or, except as provided in Sections 3.22 and 4.06, delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of a Master Servicer or the Special Servicer are transferred to a successor thereto, the Master Servicing Fee or the Special Servicing Fee,
as the case may be, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor.

          SECTION 6.05 Rights of Depositor, Certificate Administrator and
Trustee in Respect of the Master Servicers and the Special Servicer.

          The Master Servicers and the Special Servicer shall each afford the
Depositor, the Underwriters, the Certificate Administrator and the Trustee, upon reasonable notice, during normal business hours access to all records maintained thereby in respect of its rights and obligations hereunder and access to officers thereof responsible for such obligations. Upon reasonable request, the
Master Servicers and the Special Servicer shall each furnish the Depositor, the
Underwriters, the Certificate Administrator and the Trustee with its most recent publicly available financial statements (or those of its corporate parent) and such other information as it possesses, and which it is not prohibited by applicable law or contract from disclosing, regarding its business, affairs, property and condition, financial or otherwise, except to the extent such information constitutes proprietary information or is subject to a privilege under applicable law. The Depositor may, but is not obligated to, enforce the obligations of

                                       233

the Master Servicers and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of a Master Servicer or Special Servicer hereunder or exercise the rights of a
Master Servicer or the Special Servicer hereunder; and provided, however, that no Master Servicer or Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by a Master Servicer or the Special Servicer and is not
obligated to supervise the performance of a Master Servicer or the Special
Servicer under this Agreement or otherwise.

          SECTION 6.06 Depositor, Master Servicers and Special Servicer to
Cooperate with Trustee and Certificate Administrator.

          The Depositor, the Master Servicers and the Special Servicer shall each furnish such reports, certifications and information as are reasonably requested by the Trustee and Certificate Administrator in order to enable it to perform its duties hereunder.

          SECTION 6.07 Depositor, Special Servicer, the Certificate
Administrator and Trustee to Cooperate with Master Servicer.

          The Depositor, the Special Servicer, the Certificate Administrator and
the Trustee shall each furnish such reports, certifications and information as are reasonably requested by either Master Servicer in order to enable it to perform its duties hereunder.

          SECTION 6.08 Depositor, Master Servicers, the Certificate
Administrator and Trustee to Cooperate with Special Servicer.

          The Depositor, the Master Servicers, the Certificate Administrator and
the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Special Servicer in order to enable it to perform its duties hereunder.

          SECTION 6.09 Designation of Special Servicer by the Controlling Class
Certificateholders and Others.

          (a) Subject to the terms of this section, the Holder or Holders of the
Certificates evidencing a majority of the Voting Rights allocated to the
Controlling Class may at any time and from time to time designate a Person meeting the requirements set forth in Section 6.04 (including, without limitation, Rating Agency confirmation) to serve as Special Servicer hereunder and to replace any existing Special Servicer without cause or any Special
Servicer that has resigned or otherwise ceased to serve in such capacity;
provided that such Holder or Holders shall pay all costs related to the transfer of servicing if the Special Servicer is replaced other than due to an Event of
Default; and provided, further, that, for so long as the WellPoint B-Noteholder is the WellPoint Controlling Party, the Holder or Holders of Certificates
evidencing a majority of the Voting Rights allocated to the Controlling Class may not terminate or replace any WellPoint Special Servicer appointed by the
WellPoint B-Noteholder in accordance with Section 6.09(b). Such Holder or
Holders shall so designate a Person to serve as replacement Special Servicer by the delivery to the Trustee, the Certificate Administrator, the Master Servicer,
each B-Noteholder and the existing Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies (and any other rating agencies that may be rating any Non-Trust Loan Securities) an executed Notice and Acknowledgment in the form attached hereto as Exhibit J-1. If such Holders have not replaced a

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Special Servicer within 30 days of such Special Servicer's resignation or the date such Special Servicer has ceased to serve in such capacity, and subject to the prior rights of the WellPoint B-Noteholder (for so long as it is the
WellPoint Controlling Party) to appoint a WellPoint Special Servicer in accordance with Section 6.09(b), the Trustee shall designate a successor Special
Servicer, subject to removal by the Holder or Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class or as and to the extent otherwise so provided in Section 6.09(b), and appointment of a successor thereto pursuant to the terms of this Section 6.09. Subject to the provisos to the first sentence of this Section 6.09(a), any Person designated pursuant to this Section 6.09(a), whether designated by Holders of the
Controlling Class or by the Trustee, shall become the Special Servicer, subject to satisfaction of the other conditions set forth below, on the date that the
Trustee shall have received written confirmation from all of the Rating Agencies
(and any other rating agencies that may be rating any Non-Trust Loan Securities)
that the appointment of such Person will not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more
Classes of the Certificates (or, if applicable, one or more classes of Non-Trust
Loan Securities); provided that such confirmation need not be obtained from
Fitch if the designated Person is rated at least "CSS2" by Fitch as a special servicer). The appointment of such designated Person as Special Servicer shall also be subject to receipt by the Trustee of (1) an Acknowledgment of Proposed
Special Servicer in the form attached hereto as Exhibit J-2, executed by the designated Person, and (2) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 6.09 and all other applicable provisions of this Agreement, that upon the execution and delivery of the Acknowledgment of Proposed Special Servicer the designated
Person shall be bound by the terms of this Agreement and, subject to customary limitations, that this Agreement shall be enforceable against the designated
Person in accordance with its terms. Subject to the provisos to the first sentence of this Section 6.09(a), any existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the
Special Servicer hereunder; provided, however, that the resigning Special
Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation
(including Workout Fees earned on Specially Serviced Mortgage Loans which became
Corrected Mortgage Loans prior to its resignation or are otherwise payable to the terminated or resigning Special Servicer pursuant to Section 3.11(c)), and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with the
Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within two (2) Business Days to the replacement
Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to a Collection
Account, an A/B Custodial Account, a Servicing Account, a Reserve Account or an
REO Account or delivered to the Master Servicers or that are thereafter received with respect to Specially Serviced Mortgage Loans and Administered REO
Properties.

          Notwithstanding the foregoing, if the Controlling Class of
Certificates consists of Book-Entry Certificates, then the rights of the Holders of the Controlling Class of Certificates set forth above in this Section 6.09 may be exercised directly by the relevant Certificate Owner(s); provided that the identity of such Certificate Owner(s) has been confirmed to the Trustee to its reasonable satisfaction.

          (b) For so long as it is the WellPoint Controlling Holder, the
WellPoint B-Noteholder may, in accordance with the WellPoint Co-Lender
Agreement, upon at least ten (10) Business Days' prior notice to the Special
Servicer, the Master Servicers, the Certificate Administrator and the Trustee,
with or without cause, terminate the rights and obligations of the Special
Servicer hereunder solely with

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respect to the WellPoint Loan Combination or related REO Property and designate a Person to serve as WellPoint Special Servicer hereunder; provided that the
WellPoint B-Noteholder shall pay all reasonable and customary costs and expenses related thereto, to the extent provided under the WellPoint Co-Lender Agreement.
The WellPoint B-Noteholder shall so designate a Person to serve as replacement
WellPoint Special Servicer by the delivery to the Trustee, the Master Servicers, the Certificate Administrator and the existing WellPoint Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies (and any other rating agencies rating Non-Trust Loan Securities backed by a WellPoint Non-Trust Loan or any successor REO B-Note Non-Trust Mortgage Loan with respect thereto) an executed Notice and Acknowledgment in the form attached hereto as Exhibit J-1.
If the WellPoint B-Noteholder is the WellPoint Controlling Holder, and if the
WellPoint B-Noteholder has not designated a replacement WellPoint Special
Servicer within 30 days of the predecessor WellPoint Special Servicer having been terminated by the WellPoint Controlling Holder, then the Holder or Holders of Certificates evidencing a majority of the Voting Rights allocated to the
Controlling Class or the Trustee shall designate a successor WellPoint Special
Servicer in accordance with Section 6.09(a), subject to removal in accordance with this Section 6.09. Any Person designated by the WellPoint Controlling
Holder to act as a WellPoint Special Servicer shall become the WellPoint Special
Servicer on the date as of which the Trustee shall have received all of the following: (1) written confirmation from all of the Rating Agencies (and any other rating agencies rating Non-Trust Loan Securities backed by a WellPoint
B-Note Non-Trust Mortgage Loan or any successor REO Mortgage Loan with respect thereto) that the appointment of such Person will not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates or one or more classes of Non-Trust Loan
Securities backed by a WellPoint B-Note Non-Trust Mortgage Loan or any successor
REO Mortgage Loan with respect thereto; (2) an Acknowledgment of Proposed
Special Servicer in the form attached hereto as Exhibit J-2 (modified to specifically relate to the WellPoint Loan Combination or any related REO
Property), executed by the designated Person; and (3) an Opinion of Counsel (at the expense of the Person designated to become the WellPoint Special Servicer)
to the effect that the designation of such Person as WellPoint Special Servicer is in compliance with this Section 6.09(b) and all other applicable provisions of this Agreement and the WellPoint Co-Lender Agreement, that, upon the execution and delivery of the Acknowledgment of Proposed WellPoint Special
Servicer, the designated Person shall be bound by the terms of this Agreement and, subject to customary limitations, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing
WellPoint Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the WellPoint Special Servicer hereunder;
provided, however, that (i) the resigning WellPoint Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this
Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise, and (ii) the resigning WellPoint
Special Servicer shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation. The outgoing WellPoint Special Servicer shall cooperate with the Trustee and the replacement WellPoint Special Servicer in effecting the termination of the outgoing WellPoint Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within two (2) Business Days to the replacement WellPoint Special
Servicer for administration by it of all cash amounts relating to the WellPoint
Loan Combination or any related REO Property that shall at the time be or should have been credited by the WellPoint Special Servicer to a Collection Account, an
A/B Custodial Account, a Servicing Account, a Reserve Account or an REO Account
or should have been delivered to the Master Servicers or that are thereafter received with respect to the WellPoint Loan Combination and/or any related REO
Property. The Trustee shall notify the other parties hereto and the
Certificateholders of any termination of the WellPoint Special Servicer and appointment of a new WellPoint Special Servicer in accordance with this Section
6.09(b).

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Notwithstanding anything herein to the contrary, the WellPoint B-Noteholder shall not have any right to terminate, replace or appoint any party as Special
Servicer in respect of any Trust Mortgage Loan or REO Property other than the
WellPoint Loan Combination or any related REO Property.

          (c) As and to the extent provided in the related Co-Lender Agreement, the WellPoint Controlling Holder may designate a representative to exercise its rights under Section 6.09(b).

          (d) If a replacement special servicer is appointed with respect to the
WellPoint Loan Combination or any related REO Property in accordance with
Section 6.09(b) such that there are multiple parties acting as Special Servicer hereunder, then, unless the context clearly requires otherwise: (i) when used in the context of imposing duties and obligations on the Special Servicer hereunder or the performance of such duties and obligations, the term "Special Servicer"
shall mean the WellPoint Special Servicer, insofar as such duties and obligations relate to the WellPoint Loan Combination or any related REO
Property, and shall mean the General Special Servicer (as defined below), in all other cases (provided that, in Section 3.13, Section 3.14 and Section 3.15, the term "Special Servicer" shall mean each of the WellPoint Special Servicer and the General Special Servicer); (ii) when used in the context of identifying the recipient of any information, funds, documents, instruments and/or other items, the term "Special Servicer" shall mean the WellPoint Special Servicer, insofar as such information, funds, documents, instruments and/or other items relate to the WellPoint Loan Combination or any related REO Property, and shall mean the
General Special Servicer, in all other cases; (iii) when used in the context of granting the Special Servicer the right to purchase Defaulted Trust Mortgage
Loans pursuant to Section 3.18, the term "Special Servicer" shall mean the
General Special Servicer only; (iv) when used in the context of granting the
Special Servicer the right to purchase all of the Trust Mortgage Loans and any
REO Properties remaining in the Trust Fund pursuant to Section 9.01, the term
"Special Servicer" shall mean the General Special Servicer only; (v) when used in the context of the Special Servicer being replaced, pursuant to Section
6.09(a), by the Holder or Holders of a majority of the Voting Rights allocated to the Controlling Class, the term "Special Servicer" shall mean the General
Special Servicer or the WellPoint Special Servicer, as applicable (provided that, for so long as the WellPoint B-Noteholder is the WellPoint Controlling
Holder, the Holder or Holders of a majority of the Voting Rights allocated to the Controlling Class may not, in accordance with Section 6.09(a), terminate or replace any WellPoint Special Servicer with respect to the WellPoint Loan
Combination or any related REO Property that was appointed by the WellPoint
B-Noteholder in accordance with Section 6.09(b)); (vi) when used in the context of granting the Special Servicer any protections, limitations on liability, immunities and/or indemnities hereunder, the term "Special Servicer" shall mean each of the WellPoint Special Servicer and the General Special Servicer; and
(vii) when used in the context of requiring indemnification from, imposing liability on, or exercising any remedies against, the Special Servicer for any breach of a representation, warranty or covenant hereunder or for any negligence, bad faith or willful misconduct in the performance of duties and obligations hereunder or any negligent disregard of such duties and obligations or otherwise holding the Special Servicer responsible for any of the foregoing, the term "Special Servicer" shall mean the WellPoint Special Servicer or the
General Special Servicer, as applicable.

          References in this Section 6.09(d) to "General Special Servicer" means the Person performing the duties and obligations of special servicer with respect to the Mortgage Pool (exclusive of the WellPoint Loan Combination or any related REO Property, if a different WellPoint Special Servicer has been appointed with respect thereto).

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          SECTION 6.10 Master Servicer or Special Servicer as Owner of a
Certificate.

          A Master Servicer or an Affiliate of a Master Servicer or the Special
Servicer or an Affiliate of the Special Servicer may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any
Certificate with (except as set forth in the definition of "Certificateholder")
the same rights it would have if it were not a Master Servicer or the Special
Servicer or an Affiliate thereof. If, at any time during which a Master Servicer or the Special Servicer or an Affiliate of a Master Servicer or the Special
Servicer is the Holder of (or, in the case of a Book-Entry Certificate,
Certificate Owner with respect to) any Certificate, such Master Servicer or the
Special Servicer proposes to take action (including for this purpose, omitting to take action) that is not expressly prohibited by the terms hereof and would not, in such Master Servicer's or the Special Servicer's good faith judgment, violate the Servicing Standard, but that, if taken, might nonetheless, in such
Master Servicer's or the Special Servicer's reasonable, good faith judgment, be considered by other Persons to violate the Servicing Standard, then such Master
Servicer or the Special Servicer may (but need not) seek the approval of the
Certificateholders to such action by delivering to the Certificate Administrator a written notice that (a) states that it is delivered pursuant to this Section
6.10, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by such Master Servicer or the Special Servicer or an
Affiliate of such Master Servicer or the Special Servicer, and (c) describes in reasonable detail the action that such Master Servicer or the Special Servicer proposes to take. The Certificate Administrator, upon receipt of such notice, shall forward it to the Certificateholders (other than such Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with such instructions for response as the Certificate Administrator shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by such Master Servicer or its
Affiliates or the Special Servicer or its Affiliates) shall have failed to object in writing to the proposal described in the written notice, and if such
Master Servicer or the Special Servicer shall act as proposed in the written notice within 30 days, such action shall be deemed to comply with, but not modify, the Servicing Standard. The Certificate Administrator shall be entitled to reimbursement from such Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Certificate Administrator incurred pursuant to this paragraph. It is not the intent of the foregoing provision that a Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

          SECTION 6.11 The Controlling Class Representative.

          (a) Subject to Section 6.12 of this Agreement and the terms of the
WellPoint Co-Lender Agreement, in the case of the WellPoint Loan Combination or any related REO Property, the Controlling Class Representative will be entitled to advise the Special Servicer with respect to the following actions of the
Special Servicer, and notwithstanding anything herein to the contrary except as necessary or advisable to avoid an Adverse REMIC Event or the violation of the
Servicing Standard and except as set forth in, and in any event subject to, the second paragraph of this Section 6.11(a), the Special Servicer will not be permitted to take any of the following actions as to which the Controlling Class
Representative has objected in writing within ten (10) Business Days of being notified thereof and having received the information reasonably necessary to make an informed decision with respect thereto, which notification with respect to the action described in clause (vi) below shall be copied by the Special
Servicer to the applicable Master Servicer (provided that, if such written objection has not been received by the Special Servicer within such ten (10)
Business Day period, then the Controlling Class Representative's approval will be deemed to have been given):

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               (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Trust Mortgage Loans as come into and continue in default;

               (ii) any modification of a Money Term (other than late payment charge and Default Interest provisions) of a Trust Mortgage Loan, but excluding a modification consisting of the extension of the maturity date of a Trust Mortgage Loan for one (1) year or less;

               (iii) any proposed sale of an REO Property (other than in
     connection with the termination of the Trust Fund) for less than the related Purchase Price;

               (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous
     Materials located at an REO Property;

               (v) any release of collateral, or acceptance of substitute or additional collateral, for a Trust Mortgage Loan unless required by the related Trust Mortgage Loan documents and/or applicable law;

               (vi) any waiver of a "due-on-sale" clause or "due-on-encumbrance"
     clause; and

               (vii) any acceptance of an assumption agreement releasing a
     Mortgagor from liability under a Trust Mortgage Loan (other than in connection with a defeasance permitted under the terms of the applicable
     Trust Mortgage Loan Documents);

provided that the foregoing rights of the Controlling Class Representative shall not relate to (x) the WellPoint Trust Mortgage Loan or any related REO Property, regarding which the rights and powers of the specified Persons set forth under
Section 6.12 are instead applicable or (y) the Outside Serviced Trust Mortgage
Loans or any related REO Property, regarding which the related Co-Lender
Agreement and the Outside Servicing Agreement governs.

          In addition, the Controlling Class Representative may direct the
Special Servicer to take, or to refrain from taking, such other actions (other than with respect to the WellPoint Loan Combination or any related REO Property or the Outside Serviced Loan Combination or any related REO Property) as the
Controlling Class Representative may deem advisable or as to which provision is otherwise made in this Agreement; provided that, notwithstanding anything herein to the contrary no such direction, and no objection contemplated by the preceding paragraph or Section 3.19(e), may (and the applicable Master Servicer or the Special Servicer, as applicable, shall disregard any such direction or objection that would) require or cause such Master Servicer or the Special
Servicer to violate any applicable law, any provision of this Agreement or any
Trust Mortgage Loan or the REMIC Provisions, including, without limitation, such
Master Servicer's or the Special Servicer's obligation to act in accordance with the Servicing Standard, or expose the applicable Master Servicer, the Special
Servicer, the Trust Fund, the Certificate Administrator or the Trustee or their respective Affiliates, officers, directors, employees or agents to any claim, suit or liability, or materially expand the scope of the applicable Master
Servicer's or the Special Servicer's responsibilities hereunder or cause the applicable Master Servicer or the Special Servicer to act, or fail to act, in a manner which in the reasonable judgment of the applicable Master Servicer or the
Special Servicer, as the case may be, is not in the best interests of the
Certificateholders. For the avoidance of doubt, a Master Servicer and/or the
Special Servicer shall

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disregard any direction or objection of any party (including, without limitation, of the Controlling Class Representative) if such direction and/or objection causes such Master Servicer or the Special Servicer to violate the
Servicing Standard, any applicable law, any provision of this Agreement or any
Trust Mortgage Loan or the REMIC Provisions or expose such Master Servicer, the
Special Servicer, the Trust Fund, the Certificate Administrator or the Trustee
or their respective Affiliates, officers, directors, employees or agents to any claim, suit or liability, or materially expand the scope of such Master
Servicer's or the Special Servicer's responsibility hereunder or cause such
Master Servicer or the Special Servicer to act, or fail to act, in a manner which in the reasonable judgment of such Master Servicer or the Special Servicer is not in the best interest of the Certificateholders or is inconsistent with the Servicing Standard.

          Any right to take any action, grant or withhold any consent or otherwise exercise any right, election or remedy afforded the Controlling Class
Representative under this Agreement may, unless otherwise expressly provided herein to the contrary, be affirmatively waived by the Controlling Class
Representative by written notice given to the Trustee or the applicable Master
Servicer, as applicable. Upon delivery of any such notice of waiver given by the
Controlling Class Representative, any time period (exclusive or otherwise)
afforded the Controlling Class Representative to exercise any such right, make any such election or grant or withhold any such consent shall thereupon be deemed to have expired with the same force and effect as if the specific time period set forth in this Agreement applicable thereto had itself expired.

          (b) The Controlling Class Representative is hereby authorized to exercise the rights and powers, if any, of the holder of the Mortgage Note for the Ala Moana Portfolio Senior Trust Mortgage Loan, under Sections 4.6 and 4.9 of the related Co-Lender Agreement (and any corresponding provisions of the
Outside Servicing Agreement), including for purposes of exercising, either individually or together with the holders of the promissory notes for the Ala
Moana Portfolio Pari Passu Non-Trust Mortgage Loans, as the case may be, consent rights, consultation rights, rights to direct servicing and rights to replace the Outside Special Servicer. Promptly following the initial such appointment of a Controlling Class Representative and any subsequent such appointment of a successor Controlling Class Representative with respect to the Ala Moana
Portfolio Senior Trust Mortgage Loan, the Trustee shall inform the Outside
Servicers and the Ala Moana Portfolio Non-Trust Mortgage Loan Noteholders (and
from time to time shall ensure that such parties remain similarly informed) that the Controlling Class Representative is entitled, to the full extent permitted under the related Co-Lender Agreement, to exercise such rights and powers, if any, of the holder of the Mortgage Note for the Ala Moana Portfolio Senior Trust
Mortgage Loan, under Sections 4.6 and 4.9 of the related Co-Lender Agreement
(and any corresponding provisions of the Outside Servicing Agreement), and, further, the Trustee shall take such other actions as may be required under the related Co-Lender Agreement in order to permit the Controlling Class
Representative to exercise such rights and powers. The Controlling Class
Representative shall be subject to the same limitations, constraints and restrictions in exercising such rights and powers as would be applicable to the
Trustee, in its capacity as holder of the Mortgage Note for the Ala Moana
Portfolio Senior Trust Mortgage Loan. In addition, subject to Section 7.01(c)
and each other section hereof that specifically addresses a particular matter with respect to the Ala Moana Portfolio Senior Trust Mortgage Loan, if the
Trustee is requested to take any action in its capacity as holder of the
Mortgage Note for the Ala Moana Portfolio Senior Trust Mortgage Loan, pursuant to the related Co-Lender Agreement and/or the Outside Servicing Agreement, then the Trustee will notify (in writing), and act in accordance with the instructions of, the Controlling Class Representative; provided that, if such instructions are not provided within the prescribed time period, then the
Trustee, subject to Sections 8.01 and 8.02, shall take such action or inaction as it deems to be in the best interests of the

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Certificateholders (as a collective whole) and shall have all rights and powers incident thereto; and provided, further, that the Trustee, with respect to the
Ala Moana Portfolio Senior Trust Mortgage Loan or the corresponding interest in any related REO Property, (i) shall not be required to take any action that relates to directing or approving any servicing related action under the Outside
Servicing Agreement or the related Co-Lender Agreement, to the extent that the
Controlling Class Representative has been notified thereof and has failed to provide instructions with respect to such action within the prescribed time period, and (ii) shall not take any action that is not permitted under applicable law or the terms of the related Co-Lender Agreement or the Outside
Servicing Agreement or any action that is, in the good faith, reasonable discretion of the Trustee, materially adverse to the interests of the
Certificateholders (as a collective whole).

          (c) The Controlling Class Representative will not have any liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a
Certificate, each Certificateholder confirms its understanding that the
Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of Holders of some Classes of the
Certificates, that the Controlling Class Representative may act solely in the interests of the Holders of the Controlling Class of Certificates, that the
Controlling Class Representative does not have any duties to the Holders of any
Class of Certificates other than the Controlling Class of Certificates, that the
Controlling Class Representative will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in the interests of the Holders of the
Controlling Class of Certificates, and that the Controlling Class Representative will not have any liability whatsoever for having so acted, and no
Certificateholder may take any action whatsoever against the Controlling Class
Representative or any director, officer, employee, agent or principal thereof for having so acted.

          SECTION 6.12 Certain Matters Regarding the WellPoint Loan Combination

          (a) Subject to Section 6.12(b), all servicing actions of Master
Servicer No. 2 and the Special Servicer with respect to the WellPoint Loan
Combination shall be subject to the rights, if any, of the WellPoint Controlling
Party under the WellPoint Co-Lender Agreement to be consulted with, to take any action, to grant or withhold any consent or otherwise to exercise any right, election or remedy with respect to the WellPoint Loan Combination. Master
Servicer No. 2 and the Special Servicer shall comply with the related Co-Lender
Agreement in such regard to the same extent as if they were parties thereto.

          (b) Notwithstanding anything herein to the contrary, consistent with the WellPoint Co-Lender Agreement, Master Servicer No. 2 and the Special
Servicer shall each ignore and act without regard to any advice, direction or objection from or by the WellPoint Controlling Party that such servicer has determined, in its reasonable, good faith judgment, will require, cause or permit such servicer to violate any provision of this Agreement or the WellPoint
Co-Lender Agreement (including such servicer's obligation to act in accordance with the Servicing Standard), the related loan documents or applicable law or result in an Adverse REMIC Event. Furthermore, neither Master Servicer No. 2 nor the Special Servicer shall be obligated to seek approval from the WellPoint
Controlling Party for any

                                       241

actions to be taken by such servicer with respect to the workout or liquidation of the WellPoint Portfolio Loan Combination if:

               (i) such servicer has, as provided in Section 3.02(a), notified the WellPoint B-Noteholder and the Controlling Class Representative in
     writing of various actions that such servicer proposes to take with respect to the workout or liquidation of the WellPoint Loan Combination; and

               (ii) for 60 days following the first such notice, the WellPoint
     Controlling Party has objected to all of those proposed actions and has failed to suggest any alternative actions that such servicer considers to be consistent with the Servicing Standard.

          (c) The liability of any party exercising the rights of the WellPoint
Controlling Holder to the respective holders of the Mortgage Notes for the
WellPoint Loan Combination shall be limited as set forth in the WellPoint
Co-Lender Agreement.

          (d) The WellPoint B-Noteholder shall be entitled to receive any and all reports, statements, documents and other information required to be delivered by any party hereto to the Controlling Class Representative, but only to the extent that such reports, statements, documents and other information relate to the WellPoint Loan Combination or any related REO Property.

          (e) The parties hereto recognize and acknowledge the rights of the
WellPoint B-Noteholder under the WellPoint Co-Lender Agreement, including the right to purchase the WellPoint Mortgage Loan under the circumstances contemplated by the WellPoint Co-Lender Agreement and to cure defaults under the
WellPoint Trust Mortgage Loan pursuant to the WellPoint Co-Lender Agreement. In connection with the foregoing, the Special Servicer (if the WellPoint Trust
Mortgage Loan is a Specially Serviced Trust Mortgage Loan) or Master Servicer
No. 2 (otherwise), as applicable, shall take all actions required on the part of the holder of the WellPoint Trust Mortgage Loan or contemplated to be performed by a servicer, in any case under the WellPoint Co-Lender Agreement, including the delivery of all necessary notices on a timely basis and the calculation of the applicable purchase price(s), as well as all other actions necessary and appropriate to effect the transfer of the WellPoint Mortgage Loan (in connection with the purchase thereof under the WellPoint Co-Lender Agreement) to the applicable WellPoint B-Noteholder, if applicable, and/or to permit the appropriate parties to exercise the purchase options and cure rights contemplated by the WellPoint Co-Lender Agreement.

          (f) The Special Servicer (if the WellPoint Trust Mortgage Loan is a
Specially Serviced Loan or has become an REO Mortgage Loan) or Master Servicer
No. 2 (otherwise), as applicable, shall take all actions relating to the servicing and/or administration of, and the preparation and delivery of reports and other information with respect to, the WellPoint Loan Combination or any related REO Property required to be performed by the holder of the WellPoint
Trust Mortgage Loan or contemplated to be performed by a servicer, in any case pursuant to the WellPoint Co-Lender Agreement and/or any related mezzanine intercreditor agreement.

          (g) In the event of a direct conflict between the terms of this
Agreement and the terms of the WellPoint Co-Lender Agreement, Master Servicer
No. 2 or the Special Servicer, as applicable, shall follow the terms of the
WellPoint Co-Lender Agreement, to the extent consistent with the Servicing
Standard, applicable law and the terms of the WellPoint Loan Combination and the related loan documents.

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          (h) If the Trust, as holder of the WellPoint Trust Mortgage Loan, becomes the WellPoint Controlling Holder, then the Trustee shall, in accordance with the WellPoint Co-Lender Agreement, designate the Controlling Class
Representative as the WellPoint Controlling Party.

          SECTION 6.13 The Class AMP Representative, the Majority Class AMP-1
Certificateholders, the Majority Class AMP-2 Certificateholders and the Majority
Class AMP-3 Certificateholders.

          (a) If the Trust, as the holder of any particular Ala Moana Portfolio
Subordinate Trust Mortgage Loan is the Ala Moana Portfolio Controlling Holder,
then the Class AMP Representative is hereby authorized to exercise the rights and powers of the holder of the Mortgage Notes for the Ala Moana Portfolio
Subordinate Trust Mortgage Loans, under Sections 4.6 and 4.9 of the related
Co-Lender Agreement (and any corresponding provisions of the Outside Servicing
Agreement), including for purposes of exercising, either individually or together with Ala Moana Portfolio Non-Trust Mortgage Loan Noteholders, as the
case may be, consent rights, consultation rights, and rights to direct servicing, rights to replace the Outside Special Servicer. Promptly following the initial such appointment of a Class AMP Representative and any subsequent such appointment of a successor Class AMP Representative with respect to the Ala
Moana Portfolio Subordinate Trust Mortgage Loans, the Trustee shall inform the
Outside Servicers and the Ala Moana Portfolio Non-Trust Mortgage Loan
Noteholders (and from time to time shall ensure that such parties remain similarly informed) that the Class AMP Representative is entitled, to the full extent permitted under the related Co-Lender Agreement, to exercise such rights and powers of the holder of the Mortgage Notes for the Ala Moana Portfolio
Subordinate Trust Mortgage Loans, under Sections 4.6 and 4.9 of the related
Co-Lender Agreement (and any corresponding provisions of the Outside Servicing
Agreement), and, further, the Trustee shall take such other actions as may be required under the related Co-Lender Agreement in order to permit the Class AMP
Representative to exercise such rights and powers. The Class AMP Representative shall be subject to the same limitations, constraints and restrictions in exercising such rights and powers as would be applicable to the Trustee, in its capacity as holder of the Mortgage Notes for the Ala Moana Portfolio Subordinate
Trust Mortgage Loans. In addition, subject to Section 7.01(c) and each other section hereof that specifically addresses a particular matter with respect to the Ala Moana Portfolio Trust Mortgage Loans, if the Trustee is requested to take any action in its capacity as holder of the Mortgage Notes for the Ala
Moana Portfolio Subordinate Trust Mortgage Loans, pursuant to the related
Co-Lender Agreement and/or the Outside Servicing Agreement, then the Trustee will notify (in writing), and act in accordance with the instructions of, the
Class AMP Representative; provided that, if such instructions are not provided within the prescribed time period, then the Trustee, subject to Sections 8.01 and 8.02, shall take such action or inaction as it deems to be in the best interests of the Certificateholders (as a collective whole) and shall have all rights and powers incident thereto; and provided, further, that the Trustee, with respect to the Ala Moana Portfolio Subordinate Trust Mortgage Loans or the
corresponding interest in any related REO Property, (i) shall not be required to take any action that relates to directing or approving any servicing related action under the Outside Servicing Agreement or the related Co-Lender Agreement, to the extent that the Class AMP Representative has been notified thereof and has failed to provide instructions with respect to such action within the prescribed time period, and (ii) shall not take any action that is not permitted under applicable law or the terms of the related Co-Lender Agreement or the
Outside Servicing Agreement or any action that is, in the good faith, reasonable discretion of the Trustee, materially adverse to the interests of the
Certificateholders (as a collective whole).

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          (b) The Class AMP Representative will not have any liability to the
Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment;
provided, however, that the Class AMP Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a
Certificate, each Certificateholder confirms its understanding that the Class
AMP Representative may take actions that favor the interests of one or more
Classes of the Certificates over other Classes of the Certificates, and that the
Class AMP Representative may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the
Class AMP Representative may act solely in the interests of the Holders of the
Controlling AMP Class of Certificates, that the Class AMP Representative does not have any duties to the Holders of any Class of Certificates other than the
Controlling AMP Class of Certificates, that the Class AMP Representative will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in the interests of the Holders of the Controlling AMP Class of Certificates, and that the Class AMP Representative will not have any liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the
Class AMP Representative or any director, officer, employee, agent or principal thereof for having so acted.

          (c) The Majority Class AMP-1 Certificateholders shall be entitled to exercise all cure rights and purchase options on the part of the holder of the
Ala Moana Portfolio Note B-A Subordinate Non-Trust Mortgage Loan under the Ala
Moana Portfolio Co-Lender Agreement, and the parties hereto shall take all reasonable actions necessary to permit the Majority Class AMP-1
Certificateholders to exercise such cure rights and options, including, without limitation, the delivery of all applicable notices received under the Ala Moana
Portfolio Co-Lender Agreement and/or the Outside Servicing Agreement.

          (d) The Majority Class AMP-2 Certificateholders shall be entitled to exercise all cure rights and purchase options on the part of the holder of the
Ala Moana Portfolio Note B-B Subordinate Non-Trust Mortgage Loan under the Ala
Moana Portfolio Co-Lender Agreement, and the parties hereto shall take all reasonable actions necessary to permit the Majority Class AMP-2
Certificateholders to exercise such cure rights and options, including, without limitation, the delivery of all applicable notices received under the Ala Moana
Portfolio Co-Lender Agreement and/or the Outside Servicing Agreement.

          (e) The Majority Class AMP-3 Certificateholders shall be entitled to exercise all cure rights and purchase options on the part of the holder of the
Ala Moana Portfolio Note B-C Subordinate Non-Trust Mortgage Loan under the Ala
Moana Portfolio Co-Lender Agreement, and the parties hereto shall take all reasonable actions necessary to permit the Majority Class AMP-3
Certificateholders to exercise such cure rights and options, including, without limitation, the delivery of all applicable notices received under the Ala Moana
Portfolio Co-Lender Agreement and/or the Outside Servicing Agreement.

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                                   ARTICLE VII

                                     DEFAULT

          SECTION 7.01 Events of Default and Outside Servicer Defaults.

          (a) "Event of Default," wherever used herein, means any one of the following events:

               (i) any failure by a Master Servicer (A) to deposit into the applicable Collection Account or an A/B Custodial Account, which failure continues unremedied for two (2) Business Days after the date upon which such deposit was required to have been made hereunder, or (B) to deposit into, or remit to the Certificate Administrator for deposit into the
     Distribution Account any amount (other than a P&I Advance) required to be so deposited or remitted by it under this Agreement, which failure continues unremedied until 10:00 a.m., New York City time on the related
     Distribution Date (provided, however, that to the extent that a Master
     Servicer does not timely make such remittances to the Certificate
     Administrator, such Master Servicer shall pay the Certificate Administrator for the account of the Certificate Administrator interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to but not including the date such remittance is actually made), or (C) to remit to a B-Noteholder any amount required to be remitted by such Master Servicer under this Agreement and the related
     Co-Lender Agreement, which failure continues unremedied for two (2)
     Business Days; or

               (ii) any failure by the Special Servicer to timely deposit into an REO Account or to timely deposit into, or to timely remit to the applicable Master Servicer for deposit into, the applicable Collection
     Account or an A/B Custodial Account, any amount required to be so deposited or remitted under this Agreement; or

               (iii) any failure by a Master Servicer to timely make any
     Servicing Advance required to be made by it hereunder, which Servicing
     Advance remains unmade for a period of five (5) Business Days following the date on which notice shall have been given to the subject Master Servicer by the Trustee as provided in Section 3.03(c); or

               (iv) any failure on the part of a Master Servicer or the Special
     Servicer duly to observe or perform in any material respect any other covenants or agreements on the part of such Master Servicer or the Special
     Servicer, as the case may be, contained in this Agreement, which failure either (A) in the case of any such failure other than a failure referred to in clause (iv)(B) or (iv)(C) below, continues unremedied for a period of 30 days after the date on which written notice of the subject failure, requiring the same to be remedied, shall have been given to the subject
     Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the subject Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by the Holders of
     Certificates entitled to at least 25% of the Voting Rights or by any affected B-Noteholder, provided, however, that with respect to any such failure (other than a failure referred to in clause (iv)(B) or (iv)(C)
     below) which is not curable within such 30-day period, the subject Master
     Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as the subject Master Servicer or the Special Servicer, as the case may be, has commenced to cure the subject failure within the initial 30-day period and has provided the Trustee and any affected

                                       245

     B-Noteholder with an Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure, or
     (B) in the case of the failure to deliver to the Trustee the Annual
     Statement of Compliance, the Annual Assessment Report, the Annual
     Attestation Report and/or corresponding accountants' report with respect to the subject Master Servicer (or any Additional Item 1123 Servicer or
     Sub-Servicing Function Participant, as applicable, retained or engaged thereby (other than a Designated Sub-Servicer retained or engaged at the direction of Citigroup or LaSalle) or the Special Servicer (or any
     Additional Item 1123 Servicer or Sub-Servicing Function Participant, as
     applicable, retained or engaged thereby), as applicable, pursuant to
     Section 3.13 or Section 3.14, as applicable, which is required to be part of or incorporated in a Subsequent Exchange Act Report required to be filed with respect to the Trust pursuant to the Exchange Act and this Agreement, continues unremedied beyond 5:00 p.m. (New York City time) on the second
     Business Day after the date on which Servicer Notice of the subject failure has been given to the subject Master Servicer or the Special Servicer, as the case may be, by or on behalf of any other party hereto; in accordance with Section 3.13 or Section 3.14, as applicable, or (C) in the case of a failure to notify the Certificate Administrator and the Depositor that an
     Additional Item 1123 Servicer or a Sub-Servicing Function Participant has
     been retained or engaged (other than a Designated Sub-Servicer retained or engaged at the direction of Citigroup or LaSalle), which Additional Item
     1123 Servicer or Sub-Servicing Function Participant was performing duties with respect to all or any part of the Trust Fund during an Exchange Act
     Reporting Year, continues unremedied for 30 days; or

               (v) any breach on the part of a Master Servicer or the Special
     Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of
     Certificateholders or any B-Noteholder and which breach continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the subject Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the subject Master Servicer or the Special
     Servicer, as the case may be (with a copy to each other party hereto), by the Holders of Certificates entitled to at least 25% of the Voting Rights or by any affected B-Noteholder; provided, however, that with respect to any such breach which is not curable within such 30-day period, the subject
     Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days so long as the subject Master Servicer or the Special Servicer, as the case may be, has commenced to cure within the initial 30-day period and has provided the Trustee with an Officer's
     Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure; or

               (vi) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against a
     Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days, provided, however, that the subject Master Servicer or the Special
     Servicer, as appropriate, will have an additional period of 30 days to effect such discharge, dismissal or stay so long as the subject Master
     Servicer or the Special Servicer, as appropriate, has commenced the appropriate proceedings to have such decree or order dismissed, discharged or stayed within the initial 60 day period; or

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               (vii) a Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

               (viii) a Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

               (ix) a Master Servicer or the Special Servicer receives actual knowledge that either Rating Agency has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or classes of Non-Trust Loan Securities, or (B) placed one or more Classes of
     Certificates or classes of Non-Trust Loan Securities on "watch status" in contemplation of rating downgrade or withdrawal (and such "watch status"
     placement shall not have been withdrawn by such Rating Agency within 60 days of the date that the subject Master Servicer or the Special Servicer obtained such actual knowledge) and, in the case of either of clauses (A)
     or (B), citing servicing concerns with the subject Master Servicer or the
     Special Servicer, as applicable, as the sole or material factor in such rating action; or

               (x) a Master Servicer fails to be rated at least "CMS3" by Fitch or the Special Servicer fails to be rated at least "CSS3" by Fitch, and such rating is not restored within 30 days after the subject downgrade or withdrawal of such rating; or

               (xi) if any Non-Trust Loan Securities are rated by S&P, a Master
     Servicer or the Special Servicer, as the case may be, is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer
     or a U.S. Commercial Mortgage Special Servicer, as applicable, and the subject Master Servicer or the Special Servicer, as the case may be, is not reinstated to that list within 60 days after its removal therefrom; or

               (xii) a Master Servicer shall fail to remit to the Certificate
     Administrator for deposit into the Distribution Account, on any P&I Advance
     Date, the full amount of P&I Advances required to be made by such Master
     Servicer on such date, which failure continues unremedied until 10:00 a.m.
     New York City time on the next Business Day succeeding such P&I Advance
     Date; provided, however, that to the extent that a Master Servicer does not timely make such remittances, such Master Servicer shall pay the
     Certificate Administrator for the account of the Certificate Administrator interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to but not including the date such remittance is actually made.

          (b) If any Event of Default shall occur with respect to a Master
Servicer or the Special Servicer (in either case, for purposes of this Section
7.01(b), the "Defaulting Party") and shall be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights, the Trustee shall, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies), terminate all of the rights and obligations
(but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund and each
B-Note Non-Trust Mortgage Loan,

                                       247

other than its rights as a Certificateholder hereunder or as holder of a B-Note
Non-Trust Mortgage Loan or, as contemplated by Section 3.11(a) in the case of a
Master Servicer, with respect to the related Excess Servicing Strips. From and after the receipt by the Defaulting Party of such written notice of termination, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a holder of any Certificate) or the Serviced Mortgage Loans or otherwise, shall pass to and be vested in the
Trustee pursuant to and under this section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Serviced Mortgage Loans and related documents, or otherwise. The Master
Servicers and the Special Servicer each agree that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten
(10) Business Days subsequent to its receipt of the notice of termination)
provide the Trustee with all documents and records, including those in electronic form, requested thereby to enable the Trustee or a successor Master
Servicer or Special Servicer to assume the Defaulting Party's functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Defaulting Party's responsibilities and rights hereunder, including, without limitation, (i) the immediate transfer to the Trustee or a successor Master
Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by a defaulting Master Servicer to its Collection
Account, the Distribution Account, any A/B Custodial Account, a Servicing
Account or a Reserve Account (if a Master Servicer is the Defaulting Party) or
that are thereafter received by or on behalf of it with respect to any Serviced
Mortgage Loan or (ii) the transfer within two (2) Business Days to the Trustee or a successor Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the defaulting Special
Servicer to an REO Account, a Collection Account, any A/B Custodial Account, a
Servicing Account or a Reserve Account or delivered to a Master Servicer (if the
Special Servicer is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Serviced Mortgage Loan or REO Property;
provided, however, that the Master Servicers and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination. Any cost or expenses in connection with any actions to be taken by a Master Servicer, the Special Servicer or the
Trustee pursuant to this paragraph shall be borne by the Defaulting Party and if not paid by the Defaulting Party within 90 days after the presentation of reasonable documentation of such costs and expenses, such expense shall be reimbursed by the Trust Fund; provided, however, that the Defaulting Party shall not thereby be relieved of its liability for such expenses. If and to the extent that the Defaulting Party has not reimbursed such costs and expenses, the
Trustee shall have an affirmative obligation to take all reasonable actions to collect such expenses on behalf of and at the expense of the Trust Fund. For purposes of this Section 7.01 and of Section 7.03(b), the Trustee shall not be deemed to have knowledge of an event which constitutes, or which with the passage of time or notice, or both, would constitute an Event of Default described in clauses (i)-(viii) of subsection (a) above unless a Responsible
Officer of the Trustee has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

          (c) Notwithstanding Section 7.01(b) and Section 7.04, if any Event of
Default on the part of Master Servicer No. 2 occurs that: (1) is continuing and affects a B-Noteholder, and such Master Servicer is not otherwise terminated in accordance with Section 7.01(b), then such Master Servicer may

                                       248

not be terminated by or at the direction of a B-Noteholder, or (2) is continuing and affects solely a B-Noteholder, then such Master Servicer may not be terminated by the Trustee; provided, however, that, in the case of (1) or (2), if the WellPoint B-Noteholder is adversely affected by any Event of Default on the part of Master Servicer No. 2, then, at the request of the WellPoint
B-Noteholder, subject to the terms of the related Co-Lender Agreement, the
Trustee shall require Master Servicer No. 2 to appoint, within 30 days of the
Trustee's request, a Sub-Servicer (or, if the WellPoint Loan Combination is
currently being sub-serviced, to replace, within 30 days of the Trustee's request, the then-current Sub-Servicer with a new Sub-Servicer) with respect to the WellPoint Loan Combination. In connection with the appointment of a
Sub-Servicer in accordance with this Section 7.01(c), Master Servicer No. 2 shall obtain, at its own expense, written confirmation from each Rating Agency
(and any other rating agency rating any Non-Trust Loan Securities backed by the
WellPoint B-Note Non-Trust Mortgage Loan) that such appointment will not result in a qualification, downgrade or withdrawal of any of the ratings assigned to the Certificates or any Non-Trust Loan Securities backed by the WellPoint B-Note
Non-Trust Mortgage Loan. The related Sub-Servicing Agreement shall provide that any Sub-Servicer appointed in accordance with this Section 7.01(c) shall be responsible for all duties, and shall be entitled to all compensation, of Master
Servicer No. 2 under this Agreement with respect to the WellPoint Loan
Combination, except that Master Servicer No. 2 shall be entitled to retain that portion of the Master Servicing Fee for the WellPoint Trust Mortgage Loan or any
successor REO Mortgage Loan with respect thereto that accrues at a rate equal to
0.02% per annum. Such Sub-Servicing Agreement shall also provide that such
Sub-Servicer shall agree to become the master servicer under a separate servicing agreement (as contemplated by the related Co-Lender Agreement) in the event that the WellPoint Loan Combination is no longer to be serviced and administered hereunder, which separate servicing agreement shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that the WellPoint Loan
Combination and the related Mortgaged Property shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder. If any
Sub-Servicer appointed in accordance with this Section 7.01(c) shall at any time resign or be terminated, then (subject to the related Co-Lender Agreement)
Master Servicer No. 2 shall be required to promptly appoint a substitute
Sub-Servicer, which appointment shall not result in a qualification, downgrade or withdrawal of any of the ratings assigned to the Certificates or any
Non-Trust Loan Securities backed by the WellPoint B-Note Non-Trust Mortgage Loan
(as evidenced in writing by each Rating Agency (and any other rating agency rating any Non-Trust Loan Securities backed by the WellPoint B-Note Non-Trust
Mortgage Loan)). If a successor Master Servicer No. 2 is acting hereunder and such successor Master Servicer No. 2 desires to terminate the Sub-Servicer appointed under this Section 7.01(c) without cause, then the terminated Master
Servicer No. 2 that was responsible for the Event of Default that led to the appointment of such Sub-Servicer shall be responsible for all costs incurred in connection with such termination, including the payment of any termination fee.

          Further notwithstanding Section 7.01(b) and Section 7.04, if any Event
of Default on the part of the Special Servicer occurs that affects the WellPoint
B-Noteholder, and the Special Servicer is not otherwise terminated in accordance with Section 7.01(b), then the WellPoint B-Noteholder may require the Trustee to terminate the duties and obligations of the Special Servicer with respect to the
WellPoint Loan Combination only, but as to no other Mortgage Loan; and, in such event, the appropriate party shall appoint in accordance with Section 6.09 (or, in the event of the failure of such party to so appoint, the Trustee shall appoint in accordance with Section 7.02), within 30 days of the WellPoint
B-Noteholder's request, a replacement special servicer with respect to the
WellPoint Loan Combination. In connection with the appointment of a replacement special servicer with respect to the WellPoint Loan Combination at the request of a WellPoint B-Noteholder in accordance with this

                                       249

Section 7.01(c), the Trustee shall obtain written confirmation from each Rating
Agency (and any other rating agency rating any Non-Trust Loan Securities backed by the WellPoint B-Note Non-Trust Mortgage Loan) that such appointment will not result in a qualification, downgrade or withdrawal of any of the ratings assigned to the Certificates or any Non-Trust Loan Securities backed by the
WellPoint B-Note Non-Trust Mortgage Loan. Any replacement special servicer appointed at the request of a WellPoint B-Noteholder in accordance with this
Section 7.01(c) shall be responsible for all duties, and shall be entitled to all compensation, of the Special Servicer under this Agreement with respect to the WellPoint Loan Combination. Any replacement special servicer appointed at the request of a WellPoint B-Noteholder in accordance with this Section 7.01(c)
hereby agrees to become, upon request, the special servicer under a separate servicing agreement (as contemplated by the related Co-Lender Agreement) in the event that the WellPoint Loan Combination is no longer to be serviced and administered hereunder, which separate servicing agreement shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that the WellPoint Loan
Combination and the related Mortgaged Property shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder. If any replacement special servicer appointed at the request of a WellPoint
B-Noteholder in accordance with this Section 7.01(c) shall at any time resign or be terminated, then the appropriate party in accordance with Section 6.09 (or the Trustee in accordance with Section 7.02, if such party fails to do so) shall be required to promptly appoint a substitute replacement special servicer, which appointment shall not result in a qualification, downgrade or withdrawal of any of the ratings assigned to the Certificates or any Non-Trust Loan Securities
backed by the WellPoint B-Note Non-Trust Mortgage Loan (as evidenced in writing by each Rating Agency (and any other rating agency rating any Non-Trust Loan
Securities backed by the WellPoint B-Note Non-Trust Mortgage Loan)). If any
replacement special servicer is appointed at the request of the WellPoint
B-Noteholder in accordance with this Section 7.01(c), then the provisions of
Section 6.09(d) shall apply as if the replacement had occurred in accordance with Section 6.09(b).

          In no event shall any waiver of an Event of Default pursuant to
Section 7.04 affect the rights of the WellPoint B-Noteholder under this Section
7.01(c).

          (d) If, pursuant to the terms of any Outside Servicing Agreement under which any Outside Serviced Trust Mortgage Loan or Administered REO Property is
being serviced and/or administered, an Outside Servicer Default has occurred with respect to an Outside Servicer under such Outside Servicing Agreement and remains unremedied and the Outside Master Servicer has not been otherwise terminated under the Outside Servicing Agreement, then the Trustee may, if materially and adversely affected in its capacity as holder of such Outside
Serviced Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, to the fullest extent permitted by such Outside Servicing
Agreement, either (i) waive such Outside Servicer Default (but only if directed to do so by the Controlling Class Representative and the Class AMP
Representative), or (ii) absent such waiver, direct (at the direction of the
Controlling Class Representative or the Class AMP Representative) the
appropriate party under such Outside Servicing Agreement to exercise such remedies thereunder regarding the termination and replacement of, or the appointment of a new Outside Master Servicer to perform the duties of, the
Outside Servicer as to which such Outsider Servicer Default relates. In connection with the foregoing, the Trustee may (and, at the direction of the
Controlling Class Representative or the Class AMP Representative, is required
to) exercise the rights set forth in clause (ii) of the preceding sentence as the Holder of the subject Outside Serviced Trust Mortgage Loans or any successor
REO Trust Mortgage Loans with respect thereto; and, furthermore, if and to the extent

                                       250

necessary, the Trustee shall contact and act with the other applicable Non-Trust
Mortgage Loan Noteholders in exercising such rights.

          SECTION 7.02 Trustee to Act; Appointment of Successor.

          On and after the time a Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to
Section 7.01, the Trustee shall, unless and until a successor is appointed pursuant to Section 6.04, Section 6.09 or Section 7.01, be the successor in all respects to such Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all (and the former Master Servicer or
Special Servicer, as the case may be, shall cease to have any) of the responsibilities, duties and liabilities (except as provided in the next sentence) of such Master Servicer or the Special Servicer, as the case may be, arising thereafter, including, without limitation, if a Master Servicer is the resigning or terminated party, such Master Servicer's obligation to make P&I
Advances, including, without limitation, in connection with any termination of such Master Servicer for an Event of Default described in Section 7.01(a)(xii), the unmade P&I Advances that gave rise to such Event of Default; provided that any failure to perform such duties or responsibilities caused by a Master
Servicer's or the Special Servicer's, as the case may be, failure to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. Notwithstanding anything contrary in this Agreement, the Trustee shall in no event be held responsible or liable with respect to any of the acts, omissions, representations and warranties of the resigning or terminated party (other than the Trustee) or for any losses incurred by such resigning or terminated party pursuant to Section 3.06 hereunder nor shall the
Trustee be required to purchase any Trust Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to if the resigning or terminated party had continued to act hereunder (other than fees already earned, including, without limitation, Workout Fees, and other than, subject to Section 3.11(a), any related Excess Servicing Strips).
Notwithstanding the above and subject to its obligations under Section 3.22(d)
and 7.01(b), the Trustee may, if it shall be unwilling in its sole discretion to so act as either a Master Servicer or the Special Servicer, as the case may be, or shall, if it is unable to so act as either a Master Servicer or the Special
Servicer, as the case may be, or shall, if the Trustee is not approved as a master servicer or a special servicer, as the case may be, by any of the Rating
Agencies or if the Holders of Certificates entitled to at least 51% of the
Voting Rights so request in writing to the Trustee, promptly appoint, subject to the approval of each of the Rating Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then-current rating on any Class of Certificates) or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution that meets the requirements of Section 6.02 (including, without limitation, rating agency confirmation); provided, however, that in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class to designate a successor pursuant to Section
6.09. No appointment of a successor to a Master Servicer or the Special Servicer hereunder shall be effective until the assumption by the successor to such party of all its responsibilities, duties and liabilities under this Agreement.
Pending appointment of a successor to a Master Servicer or the Special Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption described herein, the
Trustee may make such arrangements for the compensation of such successor out of payments on the Serviced Mortgage Loans and REO Properties as it and such successor shall agree; provided, however, that, except as otherwise permitted by the second paragraph of Section 3.11(a), no such compensation shall be in excess of that

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permitted the resigning or terminated party hereunder. Such successor and the other parties hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          SECTION 7.03 Notification to Certificateholders and Others.

          (a) Upon any resignation of a Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of a Master Servicer or the Special
Servicer pursuant to Section 7.01, any appointment of a successor to a Master
Servicer or the Special Servicer pursuant to Section 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section 6.09, the
Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and, to the extent known to the Trustee, each B-Noteholder.

          (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default or an Outside Servicer Default and (ii) five (5)
days after a Responsible Officer of the Trustee has notice of the occurrence of such an event, the Trustee shall transmit by mail to the Depositor, all the
Certificateholders, the Rating Agencies and, to the extent known to the Trustee, each B-Noteholder (if affected thereby) notice of such occurrence, unless such default shall have been cured.

          (c) If and when necessary under this Section 7.03 or under Section
11.01(d) hereof, the Trustee shall seek to establish the identity of a
B-Noteholder by contacting Master Servicer No. 2 and the Special Servicer. Upon
such request, Master Servicer No. 2 shall promptly provide the identity of the
B-Noteholder to the Trustee. The Trustee may conclusively rely upon such determination by Master Servicer No. 2.

          SECTION 7.04 Waiver of Events of Default.

          The Holders representing at least 66 2/3% of the Voting Rights allocated to the Classes of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, however, that (A) an Event of Default under clause (i), (ii), (ix), (x) or (xii) of Section 7.01(a) may be
waived only by all of the Certificateholders of the affected Classes, (B) waiver of an Event of Default under clause (xii) of Section 7.01(a) further requires the written consent of the Trustee and (C) a waiver of an Event of Default under clause (iv)(B) or (iv)(C) of Section 7.01(a) requires the written consent of the
Depositor. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder (except as otherwise provided in Section 7.01(c)). No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the
Depositor or any Affiliate of the Depositor shall be entitled to Voting Rights with respect to the matters described above.

          SECTION 7.05 Additional Remedies of Trustee Upon Event of Default or
                       Outside Servicer Default.

          During the continuance of any Event of Default or Outside Servicer
Default, so long as such Event of Default shall not have been remedied, the
Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and

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prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). No remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default or Outside Servicer
Default. Under no circumstances shall the rights provided to the Trustee under this Section 7.05 be construed as a duty or obligation of the Trustee.

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                                  ARTICLE VIII

                  THE TRUSTEE AND THE CERTIFICATE ADMINISTRATOR

          SECTION 8.01 Duties of Trustee.

          (a) The Trustee, prior to the occurrence of an Event of Default or an
Outside Servicer Default and after the curing or waiver of all Events of Default and all Outside Servicer Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this
Agreement. If an Event of Default or an Outside Servicer Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

          (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement to the extent specifically set forth herein. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected.
The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Certificate Administrator, a Master
Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

          (c) No provision of this Agreement shall be construed to relieve the
Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

               (i) prior to the occurrence of an Event of Default or an Outside
     Servicer Default, and after the curing of all such Events of Default and all such Outside Servicer Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

               (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible
     Officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement and the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to

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     the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Agreement or, as holder of an Outside Serviced Trust
     Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto), under an Outside Servicing Agreement, as the case may be; and

               (iv) the protections, immunities and indemnities afforded to the
     Trustee hereunder (including, without limitation, under this Section 8.01 and/or under Section 8.02 and 8.05(b)) shall also be available to the
     Certificate Administrator, Authenticating Agent, Certificate Registrar and
     Custodian.

          SECTION 8.02 Certain Matters Affecting Trustee.

          Except as otherwise provided in Section 8.01 and Article X:

               (i) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

               (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or, except as provided in
     Section 10.01 or 10.02, to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; except as provided in Section 10.01 or
     10.02, the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall relieve the
     Trustee of the obligation, upon the occurrence of an Event of Default or an
     Outside Servicer Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

               (iv) the Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) prior to the occurrence of an Event of Default or an Outside
     Servicer Default hereunder and after the curing of all Events of Default and all Outside Servicer Defaults which may have occurred, and except as may be provided in Section 10.01 or 10.02, the Trustee

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     shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

               (vi) the Trustee may execute any of the trusts or powers
     hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the Trustee shall remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions hereunder; and provided, further, that, unless and until the Trustee has filed a Form 15 with respect to the Trust in accordance with Section 8.16, the Trustee may not engage any such agent or attorney-in-fact that would constitute an Additional Item 1123 Servicer or a Sub-Servicing Function Participant, unless it first obtains the written consent of the Depositor;

               (vii) the Trustee shall not be responsible for any act or
     omission of a Master Servicer or the Special Servicer (unless the Trustee is acting as such Master Servicer or the Special Servicer) or the
     Depositor; and

               (viii) neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under applicable law with respect to any transfer of any
     Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinion(s) of Counsel described in said Article applicable with respect to changes in registration of record ownership of
     Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this
     Agreement. The Trustee and Certificate Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration of record ownership in the Certificate Register.

          SECTION 8.03 Trustee and Certificate Administrator Not Liable for
                       Validity or Sufficiency of Certificates or Trust Mortgage
                       Loans.

          The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee and the Certificate Administrator in
Article II, Section 8.14, Section 8.15 and Section 11.07 and the signature of the Certificate Registrar and the Authenticating Agent set forth on each outstanding Certificate, shall be taken as the statements of the Depositor or a
Master Servicer or the Special Servicer, as the case may be, and neither the
Trustee nor the Certificate Administrator assumes any responsibility for their correctness. Except as set forth in Section 8.14 and Section 8.15, the Trustee and the Certificate Administrator makes no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Trust Mortgage Loan or related document. The Trustee and the Certificate Administrator shall not be

                                       256

accountable for the use or application by the Depositor of any of the
Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Trust Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from a Collection Account or any other account by or on behalf of the Depositor, a Master Servicer or the Special Servicer except to the extent that such funds are delivered to the Trustee or the Certificate Administrator, as the case may be. The Trustee and the Certificate Administrator shall each be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the
Depositor, a Master Servicer or the Special Servicer, and accepted by the
Trustee or the Certificate Administrator, as the case may be, in good faith, pursuant to this Agreement.

          SECTION 8.04 Trustee and Certificate Administrator May Own
                       Certificates.

          The Trustee, the Certificate Administrator or any agent of the Trustee or the Certificate Administrator, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights (except as otherwise provided in the definition of "Certificateholder") as it would have if it were not the Trustee, the Certificate Administrator or such agent.

          SECTION 8.05 Fees and Expenses of Trustee and Certificate
                       Administrator; Indemnification of Trustee and Certificate
                       Administrator.

          (a) On each Distribution Date, the Certificate Administrator shall withdraw from the general funds on deposit in the Distribution Account, prior to any distributions to be made therefrom on such date, and pay to itself and the
Trustee their respective shares of the Trust Administration Fee for such
Distribution Date and, to the extent not previously paid, for all prior
Distribution Dates, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and by the Trustee and the
Certificate Administrator in the exercise and performance of any of the powers and duties thereof. Except as otherwise provided in Section 3.06, the Trust
Administration Fees (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's and Certificate Administrator's sole compensation for such services to be rendered by them.

          (b) The Trustee, the Certificate Administrator (whether individually or in its capacity as Certificate Administrator) and any director, officer, employee, affiliate, agent or "control" person within the meaning of the
Securities Act of 1933, as amended, of the Trustee or the Certificate
Administrator shall be entitled to be indemnified for and held harmless by the
Trust Fund out of the Collection Accounts (and, to the extent that any A/B Loan
Combination and/or any related REO Property is affected, by the Trust Fund and/or the related B-Noteholder(s), first out of the related A/B Custodial
Account, and then out of the Collection Accounts) against any loss, liability or reasonable "out-of-pocket" expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with this Agreement, the Trust Mortgage Loans or the Certificates or any act of a
Master Servicer or the Special Servicer taken on behalf of the Trustee or the
Certificate Administrator, as the case may be, as provided for herein; provided that such expense is an "unanticipated expense incurred by the REMIC" within the meaning of Treasury regulations section 1.860G-1(b)(3)(ii) and is not an Advance
(the reimbursement for Advances being separately provided for herein); and
provided, further, that neither the Trustee nor any of the other above specified
Persons shall be entitled to indemnification pursuant to this Section 8.05(b)
for (1) any liability specifically required to be borne

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thereby pursuant to the terms hereof, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of its negligent disregard of such obligations and duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee, as applicable, made herein, or (3) any loss, liability or expense that constitutes allocable overhead. The provisions of this Section 8.05(b) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

          SECTION 8.06 Eligibility Requirements for Trustee and Certificate
                       Administrator.

          Each of the Trustee and Certificate Administrator hereunder shall at all times be a bank, a trust company, an association or a corporation organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $100,000,000
(or, in the case of the Certificate Administrator, $50,000,000) and subject to supervision or examination by a federal or state banking authority. If such bank, trust company, association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this section the combined capital and surplus of such bank, trust company, association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall also be an entity with (a) a long-term unsecured debt rating of at least "AA-" from
Fitch and "Aa3" from Moody's, (b) a long-term unsecured debt rating of at least
"A-" from Fitch and "A3" from Moody's, if a Fiscal Agent meeting the requirements of Section 8.17(a) is then currently acting in such capacity, or
(c) in the case of either Rating Agency, such other rating(s) therefrom as shall not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates by any Rating Agency as confirmed in writing. The Certificate Administrator shall also be an entity with a long-term unsecured debt rating of at least "A-" from Fitch and "A3" from
Moody's. In addition, the Trustee shall at all times satisfy the requirements of
Section 26(a)(1) of the Investment Company Act of 1940, as amended. In case at any time the Trustee or the Certificate Administrator shall cease to be eligible in accordance with the provisions of this section, the Trustee or the
Certificate Administrator, as the case may be, shall resign immediately in the manner and with the effect specified in Section 8.07; provided that, if the
Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $100,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them, and if in light of such agreement the Trustee's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) cause any Rating Agency to qualify, downgrade or withdraw any rating assigned thereby to any Class of Certificates, then upon the execution and delivery of such agreement the Trustee shall not be required to resign, and may continue in such capacity, for so long as none of the ratings assigned by the Rating Agencies to the Certificates is qualified, downgraded or withdrawn thereby. The bank, trust company, corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor, a Master Servicer, the Special Servicer and their respective
Affiliates but, except to the extent permitted or required by Section 7.02, shall not be an "Affiliate" (as such term is defined in Section III of PTE
2000-58) of a Master Servicer, the Special Servicer, any Sub-Servicer, any
Outside Servicer, the Underwriters, the Depositor, the Certificate Administrator
or any obligor with respect to Trust Mortgage Loans constituting more than 5.0%
of the aggregate unamortized principal balance of the Trust Mortgage Loans as of the date of the initial issuances of the Certificates or any "Affiliate" (as such term is defined in Section III of PTE 2000-58) of any such Person.

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          SECTION 8.07 Resignation and Removal of Trustee and Certificate
Administrator.

          (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the
Master Servicers, the Special Servicer and all the B-Noteholders and to all
Certificateholders at their respective addresses set forth in the Certificate
Register. Upon receiving such notice of resignation, Master Servicer No. 1 shall promptly appoint a successor trustee meeting the requirements in Section 8.06 and acceptable to the Depositor and the Rating Agencies by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the
Depositor, Master Servicer No. 2, the Special Servicer, the B-Noteholders and
the Certificateholders by Master Servicer No. 1. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or a Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee shall fail (other than by reason of the failure of either a Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control), to timely deliver any report to be delivered by the Trustee pursuant to Section 4.02 and such failure shall continue unremedied for a period of five (5) days, or if the Trustee shall fail (other than by reason of the failure of the Master Servicer, the Special Servicer or the Depositor to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control) to timely perform any of its obligations set forth in Section 3.13, Section 3.14 or Section 8.16(a) and such failure adversely affects the Depositor's ability to use or file a registration statement on Form S-3 for purposes of publicly offering commercial mortgage-backed securities, or if the Trustee fails to make distributions required pursuant to Section 4.01 or 9.01, then the Depositor may remove the
Trustee and appoint a successor Trustee if necessary, acceptable to the Master
Servicers and the Rating Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then-current rating on any
Class of Certificates) by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicers, the Special
Servicer, the B-Noteholders and the Certificateholders by the Depositor.

          (c) The Holders of Certificates entitled to at least 51% of the Voting
Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Trustee so removed and one complete set to the successor trustee so appointed. A copy of such instrument shall be delivered to the Depositor, the Master Servicers, the Special Servicer, the B-Noteholders and
the remaining Certificateholders by the successor trustee so appointed.

          (d) In the event that the Trustee is terminated or removed pursuant to this Section 8.07, all of its and any corresponding Fiscal Agent's rights and obligations under this Agreement and in and to the Trust Mortgage Loans and the
B-Note Non-Trust Mortgage Loans shall be terminated, other

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than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts (including, without limitation, P&I Advances and accrued interest thereon) accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal and no termination without cause shall be effective until the payment of such amounts to the Trustee and any corresponding Fiscal Agent).

          (e) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

          (f) The Certificate Administrator may resign or be removed under the same conditions and circumstances as the Trustee, and this Section 8.07 shall apply to the Certificate Administrator to the same extent as it applies to the
Trustee.

          SECTION 8.08 Successor Trustee and Certificate Administrator.

          (a) Any successor Trustee or Certificate Administrator appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the
Depositor, the Master Servicers, the Special Servicer and to its predecessor
Trustee or Certificate Administrator, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Certificate Administrator, as the case may be, shall become effective and such successor Trustee or Certificate Administrator, as the case may be, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee or
Certificate Administrator, as the case may be, herein. Any predecessor Trustee shall deliver to any successor Trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a third-party Custodian, which Custodian shall become the agent of the successor Trustee), and the Depositor, the Master Servicers, the
Special Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee all such rights, powers, duties and obligations, and to enable the successor Trustee to perform its obligations hereunder.

          (b) No successor Trustee or Certificate Administrator shall accept appointment as provided in this Section 8.08, unless at the time of such acceptance such successor Trustee or Certificate Administrator, as the case may be, shall be eligible under the provisions of Section 8.06 and the Rating
Agencies have provided confirmation pursuant to such section.

          (c) Upon acceptance of appointment by a successor Trustee or
Certificate Administrator as provided in this Section 8.08, such successor
Trustee or Certificate Administrator, as the case may be, shall mail notice of the succession of such Trustee or Certificate Administrator, as the case may be, hereunder to the Depositor, the Master Servicers, the Special Servicer, the
Certificateholders and each B-Noteholder.

          (d) Any and all costs and expenses associated with transferring the duties of a Trustee or Certificate Administrator, as the case may be, that has resigned or been removed or terminated, as contemplated by Section 8.07, to a successor Trustee or Certificate Administrator, as the case may be, including those associated with transfer of the Mortgage Files and other documents and statements held by a predecessor Trustee to a successor Trustee, as contemplated by Section 8.08(a), shall be paid by: (i) the predecessor Trustee or Certificate
Administrator, as the case may be, if such predecessor Trustee

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or Certificate Administrator, as the case may be, has resigned in accordance with (or, subject to Section 8.07(f), as contemplated by) Section 8.07(a), has been removed in accordance with (or, subject to Section 8.07(f), as contemplated
by) Section 8.07(b) or has been removed with cause in accordance with (or, subject to Section 8.07(f), as contemplated by) Section 8.07(c); (ii) the
Certificateholders that effected the removal, if the predecessor Trustee or
Certificate Administrator, as the case may be, has been removed without cause in accordance with Section 8.07(c); and (iii) the Trust, if such costs and expenses are not paid by the predecessor Trustee or Certificate Administrator, as the case may be, or the subject Certificateholders, as contemplated by the immediately preceding clauses (i) and (ii), within 90 days after they are incurred (provided that such predecessor Trustee or Certificate Administrator, as the case may be, or such subject Certificateholders, as applicable, shall remain liable to the Trust for such costs and expenses).

          SECTION 8.09 Merger or Consolidation of Trustee and Certificate
Administrator.

          Any entity into which the Trustee or the Certificate Administrator may be merged or converted or with which the Trustee or the Certificate
Administrator may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee or the Certificate
Administrator shall be a party, or any entity succeeding to the corporate trust business of the Trustee or the Certificate Administrator, shall be the successor of the Trustee or the Certificate Administrator, as the case may be, hereunder;
provided such entity shall be eligible under the provisions of Section 8.06 and the Rating Agencies have provided confirmation pursuant to such section, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          SECTION 8.10 Appointment of Co-Trustee or Separate Trustee.

          (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the
Master Servicers and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust
Fund, or any part thereof, and, subject to the other provisions of this Section
8.10, such powers, duties, obligations, rights and trusts as the Master
Servicers and the Trustee may consider necessary or desirable. If the Master
Servicers shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of either or both of the Master Servicers shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of
Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

          (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to a Master Servicer or the Special Servicer hereunder), the
Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust

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Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the
Trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall cease to exist, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

          SECTION 8.11 Appointment of Custodians.

          The Trustee may appoint at the Trustee's expense one or more
Custodians to hold all or a portion of the Mortgage Files as agent for the
Trustee. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of the Depositor or any Mortgage Loan
Seller. None of Master Servicer No. 1, Master Servicer No. 2 or the Special
Servicer shall have any duty to verify that any such Custodian is qualified to act as such in accordance with the preceding sentence. Any such appointment of a third-party Custodian and the acceptance thereof shall be pursuant to a written agreement, which written agreement shall (i) be consistent with this Agreement in all material respects and requires the Custodian to comply with this
Agreement in all material respects and requires the Custodian to comply with all of the applicable conditions of this Agreement; (ii) provide that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder
(including, without limitation, by reason of an Event of Default), the successor trustee or its designee may thereupon assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the Custodian under such agreement or alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee;
and (iii) not permit the Custodian any rights of indemnification that may be satisfied out of assets of the Trust Fund. The appointment of one or more
Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of any Custodian. In the absence of any other Person appointed in accordance herewith acting as Custodian, the Trustee agrees to act in such capacity in accordance herewith. The initial Custodian shall be the Trustee. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Custodian, any provision or requirement herein requiring notice or any information or

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documentation to be provided to the Custodian shall be construed to require that such notice, information or documents also be provided to the Trustee. Any
Custodian hereunder (other than the Trustee) shall at all times maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in this Agreement. Any engagement of a third party to act as Custodian with respect to the Mortgage
File or any portion thereof with respect to an A/B Loan Combination shall be subject to any relevant provisions of the related Co-Lender Agreement.

          SECTION 8.12 Appointment of Authenticating Agents.

          (a) The Certificate Administrator may at the Certificate
Administrator's expense appoint one or more Authenticating Agents, which shall be authorized to act on behalf of the Certificate Administrator in authenticating Certificates. The Certificate Administrator shall cause any such
Authenticating Agent to execute and deliver to the Certificate Administrator an instrument in which such Authenticating Agent shall agree to act in such capacity, in accordance with the obligations and responsibilities herein. Each
Authenticating Agent must be organized and doing business under the laws of the
United States of America or of any State, authorized under such laws to do a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities. Each
Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the
Certificate Administrator hereunder. The appointment of an Authenticating Agent shall not relieve the Certificate Administrator from any of its obligations hereunder, and the Certificate Administrator shall remain responsible and liable for all acts and omissions of the Authenticating Agent. In the absence of any other Person appointed in accordance herewith acting as Authenticating Agent, the Certificate Administrator hereby agrees to act in such capacity in accordance with the terms hereof. LaSalle Bank National Association shall be the initial Authenticating Agent. If LaSalle Bank National Association is removed as
Certificate Administrator, then it shall also be terminated as Authenticating
Agent. Notwithstanding anything herein to the contrary, if the Certificate
Administrator is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the Certificate
Administrator.

          (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any
Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the
Certificate Administrator or the Authenticating Agent.

          (c) Any Authenticating Agent may at any time resign by giving at least
30 days' advance written notice of resignation to the Certificate Administrator, the Trustee, the Certificate Registrar, the Master Servicers, the Special
Servicer and the Depositor. The Certificate Administrator may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Trustee, the Master Servicers, the
Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section
8.12, the Certificate Administrator may appoint a successor Authenticating
Agent, in which case the Certificate Administrator shall give written notice of such appointment to the Trustee, Master Servicers, the Certificate Registrar and
the Depositor and shall mail notice of such appointment to all

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Holders of Certificates; provided, however, that no successor Authenticating
Agent shall be appointed unless eligible under the provisions of this Section
8.12. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the
Certificate Administrator.

          SECTION 8.13 Access to Certain Information.

          The Trustee shall afford to each Master Servicer, the Special
Servicer, each Rating Agency and the Depositor, to any Certificateholder or
Certificate Owner and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or
Certificate Owner, access to any documentation regarding the Trust Mortgage
Loans within its control that may be required to be provided by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it. Upon request and with the consent of the
Depositor and at the cost of the requesting Party, the Trustee shall provide copies of such documentation to the Depositor, any Certificateholder and to the
OTS, the FDIC and any other bank or insurance regulatory authority that may exercise authority over any Certificateholder.

          SECTION 8.14 Representations, Warranties and Covenants of Certificate
Administrator.

          (a) The Certificate Administrator hereby represents and warrants to the Master Servicers, the Special Servicer, the Trustee and the Depositor, and
for the benefit of the Certificateholders, as of the Closing Date, that:

               (i) The Certificate Administrator is a national banking
     association duly organized, validly existing and in good standing under the laws of the United States.

               (ii) The execution and delivery of this Agreement by the
     Certificate Administrator, and the performance and compliance with the terms of this Agreement by the Certificate Administrator, will not violate the Certificate Administrator's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

               (iii) Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-Certificate Administrator or separate Certificate Administrator be appointed to act with respect to such property as contemplated by Section
     8.10, the Certificate Administrator has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Certificate Administrator, enforceable against the Certificate Administrator in accordance with the terms hereof
     (including with respect to any advancing obligations hereunder), subject to
     (A) applicable

                                       264

     bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Certificate Administrator is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Certificate Administrator's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Certificate Administrator to perform its obligations under this Agreement.

               (vi) No litigation is pending or, to the best of the Certificate
     Administrator's knowledge, threatened against the Certificate Administrator that, if determined adversely to the Certificate Administrator, would prohibit the Certificate Administrator from entering into this Agreement or, in the Certificate Administrator's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Certificate
     Administrator to perform its obligations under this Agreement.

               (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Certificate Administrator of or compliance by the
     Certificate Administrator with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

               (viii) The Certificate Administrator is eligible to act hereunder in accordance with Section 8.06.

          (b) The representations and warranties of the Certificate
Administrator set forth in Section 8.14(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence.
Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto.

          (c) Any successor Certificate Administrator shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 8.14(a), subject to such appropriate modifications to the representation and warranty set forth in Section 8.14(a)(i)
to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

          SECTION 8.15 Representations, Warranties and Covenants of Trustee.

          (a) The Trustee hereby represents and warrants to the Master
Servicers, the Special Servicer, the Certificate Administrator, the Depositor,
and for the benefit of the Certificateholders, as of the Closing Date, that:

               (i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

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               (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the
     Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

               (iii) Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10, the Trustee has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof (including with respect to any advancing obligations hereunder), subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B)
     general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement.

               (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement.

               (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this
     Agreement or the consummation of the transactions contemplated by this
     Agreement has been obtained and is effective.

               (viii) The Trustee is eligible to act hereunder in accordance with Section 8.06 and, with respect to any Trust Mortgage Loan that is part of a Loan Combination, is qualified to hold that Trust Mortgage Loan under the related Co-Lender Agreement.

          (b) The representations and warranties of the Trustee set forth in
Section 8.15(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto.

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          (c) Any successor Trustee shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 8.15(a), subject to such appropriate modifications to the representation and warranty set forth in Section 8.15(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

          SECTION 8.16 Reports to the Commission.

          (a) With respect to any Exchange Act Reporting Year, the Certificate
Administrator shall:

               (i) as soon as reasonably practicable (and, in any event, within
     15 days or such other period as may be provided under the Exchange Act and the rules and regulations promulgated thereunder) after each Distribution
     Date during such Exchange Act Reporting Year, in accordance with the
     Exchange Act, the rules and regulations promulgated thereunder, and applicable releases and "no-action letters" issued by the Commission, prepare for filing, arrange for execution by the Depositor and properly and timely file with the Commission with respect to the Trust, a Form 10-D
     Distribution Report with or including, as the case may be, a copy of the applicable Distribution Date Statement and, to the extent delivered to (or otherwise actually known by a Responsible Officer of) the Certificate
     Administrator, any other Form 10-D Required Information to be reported for the period covered by the subject Form 10-D Distribution Report;

               (ii) during such Exchange Act Reporting Year, at the direction of the Depositor, in accordance with the Exchange Act, the rules and regulations promulgated thereunder, and applicable releases and "no-action letters" issued by the Commission, prepare for filing, arrange for execution by the Depositor and properly and timely file with the Commission with respect to the Trust, a Form 8-K Current Report regarding and disclosing any Form 8-K Required Information (to the extent a Responsible
     Officer of the Certificate Administrator has actual knowledge of, or has been provided with written notice of, such information), within the time periods specified under Form 8-K, the Exchange Act, the rules and regulations promulgated thereunder and applicable releases and "no-action letters" issued by the Commission; provided that the Depositor shall cooperate with the Certificate Administrator to determine the applicable required time period; and provided, further, that, if the Depositor directs the Certificate Administrator to file a Form 8-K Current Report in accordance with this clause (ii), the Depositor shall cooperate with the
     Certificate Administrator in obtaining all necessary information in order to prepare such Form 8-K Current Report and the Certificate Administrator
     will report the subject information in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable releases and "no-action letters" issued by the Commission;

               (iii) within 90 days following the end of such Exchange Act
     Reporting Year, prepare, arrange for execution by the Depositor and properly and timely file with the Commission, with respect to the Trust, a
     Form 10-K Annual Report, which complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, which shall include as exhibits each Annual Statement of Compliance, Annual
     Assessment Report and Annual Attestation Report delivered pursuant to or as contemplated by Section 3.13 and/or

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     Section 3.14, with respect to each Master Servicer, the Special Servicer and/or other applicable Person for such Exchange Act Reporting Year, and which shall further include a certification in the form attached hereto as
     Exhibit O (a "Sarbanes-Oxley Certification") (or in such other form as required by the Sarbanes-Oxley Act of 2002, and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff)); and

               (iv) at the reasonable request of, and in accordance with the reasonable directions of, the Depositor, prepare for filing, arrange for execution by the Depositor and promptly file with the Commission an amendment to any Form 8-K Current Report, Form 10-D Distribution Report or
     Form 10-K Annual Report previously filed with the Commission with respect to the Trust during or relating to, as applicable, such Exchange Act
     Reporting Year;

provided that (x) the Certificate Administrator shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable for (or readily convertible to a format suitable for) electronic filing via the EDGAR system (such suitable formats including "ASCII", "Microsoft Excel" (solely in the case of reports from a
Master Servicer or the Special Servicer pursuant to Section 3.12), "Microsoft
Word" or another format reasonably acceptable to the Certificate Administrator)
and shall not have any responsibility to convert any such items to such format
(other than those items generated by it or readily convertible to such format), and (y) the Depositor shall be responsible for preparing, executing and filing
(via the EDGAR system) a Current Report on Form 8-K reporting the establishment of the Trust and a Current Report on Form 8-K whereby this Agreement will be filed as an exhibit (the Current Reports on Form 8-K contemplated by this subclause (y) being herein referred to as the "Initial Form 8-K Current
Report"); and provided, further, that if all or any required portion of a Form
10-K Annual Report or a Form 10-D Distribution Report cannot be timely filed by the Certificate Administrator (other than for a reason contemplated by Rule
12b-25(g) of the Exchange Act), then (i) the Certificate Administrator (upon becoming aware thereof or the reasonable likelihood thereof) shall immediately notify the Depositor, (ii) the Certificate Administrator shall (to the extent appropriate) file a Form 12b-25 (17 C.F.R. 249.322) in connection therewith consistent with Rule 12b-25 of the Exchange Act, each party hereto shall reasonably cooperate with the Certificate Administrator and the Depositor to complete the subject Exchange Act Report and such Exchange Act Report (or the applicable portions thereof) shall be filed with the Commission as soon as reasonably practicable and, if the Depositor is relying upon Rule 12b-25 of the
Exchange Act, within the time frames contemplated thereby; and provided, further, that if all or any required portion of any Exchange Act Report cannot be timely filed by the Certificate Administrator for the sole reason that the
Certificate Administrator is unable to file the report in electronic format, then (i) the Certificate Administrator (upon becoming aware thereof or the reasonable likelihood thereof) shall immediately notify the Depositor and, as determined by the Depositor, the Depositor and the Certificate Administrator
shall comply with either Rule 201 or 202 of Regulation S-T or apply for an adjustment of filing date pursuant to Rule 13b of Regulation S-T. Each of the other parties to this Agreement shall deliver to the Certificate Administrator in the format required for (or readily convertible to a format suitable for)
electronic filing via the EDGAR system (such suitable formats including "ASCII",
"Microsoft Excel" (solely in the case of reports from a Master Servicer or the
Special Servicer pursuant to Section 3.12), "Microsoft Word" or another format reasonably acceptable to the Certificate Administrator) any and all items contemplated to be filed with the Commission pursuant to this Section 8.16(a).

          All Form 8-K Current Reports, Form 10-D Distribution Reports and Form
10-K Annual Reports, as well as any amendments to those reports, that are to be filed with respect to the Trust pursuant to the Exchange Act, and the rules and regulations promulgated thereunder, and this

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Section 8.16(a), are (together with the exhibits thereto) herein referred to as the "Exchange Act Reports". The Exchange Act Reports, exclusive of the Initial
Current Reports on Form 8-K, are herein referred to as the "Subsequent Exchange
Act Reports". All Subsequent Exchange Act Reports prepared by the Certificate
Administrator pursuant to this Section 8.16(a) shall be executed by the
Depositor promptly upon delivery thereto and subject to the Subsequent Exchange
Act Report being in form and substance reasonably acceptable thereto. An officer of the Depositor shall sign the Sarbanes-Oxley Certification included in each
Form 10-K Report with respect to the Trust.

          No later than (i) 12:00 noon, New York City time, on the Business Day prior to any filing of a Current Report on Form 8-K (other than an Initial
Current Report on Form 8-K) that is to be made with respect to the Trust as contemplated by Section 8.16(a), (ii) March 20 of the applicable calendar year in which the filing of any Annual Report on Form 10-K is to be made with respect to the Trust as contemplated by Section 8.16(a), and (iii) two (2) Business Days
prior to any filing of any other Subsequent Exchange Act Report that is to be made with respect to the Trust as contemplated by Section 8.16(a), the
Certificate Administrator shall deliver a copy of such Exchange Act Report, together with all exhibits thereto (to the extent received by the Certificate
Administrator), to the Depositor. Promptly upon receipt of any such report and the accompanying exhibits, the Depositor may review such report and the accompanying exhibits and notify the Certificate Administrator of any material misstatements or omissions relating thereto that come to its attention, which material misstatements or omissions the Certificate Administrator shall correct
(with written evidence of such correction to be sent to the Depositor) prior to the filing of such report and the accompanying exhibits.

          The Certificate Administrator shall have no liability to
Certificateholders or the Trust with respect to any failure to properly prepare or file with the Commission any of the reports under the Exchange Act contemplated by this Section 8.16(a) to the extent that such failure did not result from any negligence, bad faith or willful misconduct on the part of the
Certificate Administrator.

          The Certificate Administrator shall make available to all
Certificateholders and Certificate Owners on its internet website each
Subsequent Exchange Act Report that is filed with the Commission with respect to the Trust. The Certificate Administrator shall post each such report on its internet website as soon as reasonably practicable after the filing thereof with the Commission. In addition, the Certificate Administrator shall, free of charge, upon request, deliver to any Certificateholder, Certificate Owner or party identified as a prospective Certificateholder or Certificate Owner copies of all Subsequent Exchange Act Reports that are filed with the Commission with respect to the Trust. Any request contemplated by the prior sentence shall be made to LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625,
Chicago, Illinois 60603, Attention: Laura Kocha-Chaddha (Global Securities and
Trust Services--Citigroup Commercial Mortgage Trust 2006-C5), (telephone number:
(312) 904-0648) or to such other Person, address and/or phone number as the
Certificate Administrator may specify by notice to Certificateholders.

          (b) The Certificate Administrator shall sign a certification (in the form attached hereto as Exhibit P) for the benefit of the Depositor and its officers, directors and Affiliates (provided, however, that the Certificate
Administrator shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K), and each Master Servicer shall sign a certification (in the form attached hereto as Exhibit Q-1) for the benefit of the Depositor and its officers, directors and Affiliates, and the Special
Servicer shall sign a certification (in the form attached hereto as Exhibit Q-2)
for the benefit of the Depositor and its officers, directors and Affiliates, which certifications of the Master Servicers and Special Servicer shall cover all of the Trust Mortgage Loans (in the case of the Special

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Servicer, if specially serviced) and REO Properties (and, with respect to the
Outside Serviced Trust Mortgage Loan, based on the certificates provided by the
Outside Master Servicer and the Outside Special Servicer under the Outside
Servicing Agreement). Each such certification shall be delivered to the
Depositor and the Certificate Administrator by March 15th of each year (or if not a Business Day, the immediately preceding Business Day). The Sarbanes-Oxley
Certification shall be delivered to the Certificate Administrator for filing by
March 25th of each year (or if not a Business Day, the immediately preceding
Business Day). In addition, (i) the Certificate Administrator shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Certificate Administrator's obligations under this Section 8.16 or the Certificate Administrator's negligence, bad faith or willful misconduct in connection therewith or a breach of the certification delivered by the Certificate Administrator pursuant to the first sentence of this Section 8.16(b), and (ii) the Master Servicers and
Special Servicer shall each severally and not jointly indemnify and hold harmless the Depositor, the Certificate Administrator and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the subject Master Servicer's or the Special Servicer's obligations, as the case may be, under this Section 8.16 or the negligence, bad faith or willful misconduct of the subject Master Servicer or the Special Servicer, as the case may be, in connection therewith or a breach of the certification delivered by the subject Master Servicer or the Special Servicer, as the case may be, pursuant to the first sentence of this Section 8.16(b). If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then (i) the Certificate Administrator agrees that it shall contribute to the amount paid or payable to the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Certificate Administrator on the other in connection with a breach of the Certificate Administrator's obligations under this Section 8.16 or the
Certificate Administrator's negligence, bad faith or willful misconduct in connection therewith or a breach of the certification delivered by the
Certificate Administrator pursuant to the first sentence of this Section
8.16(b), (ii) each Master Servicer agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and such Master Servicer on the other in connection with a breach of such Master Servicer's obligations under this Section 8.16 or such Master Servicer's negligence, bad faith or willful misconduct in connection therewith or a breach of the certification delivered by such Master Servicer pursuant to the first sentence of this Section 8.16(b) and
(iii) the Special Servicer agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Special Servicer on the other in connection with a breach of the Special Servicer's obligations under this Section 8.16 or the Special Servicer's negligence, bad faith or willful misconduct in connection therewith or a breach of the certification delivered by the Special Servicer pursuant to the first sentence of this Section 8.16(b).

          (c) At all times during each Exchange Act Reporting Year, each of the
Trustee, the Certificate Administrator, the Master Servicers and the Special
Servicer shall (and shall use reasonable efforts to cause each Servicing
Representative acting on its behalf hereunder and, solely in the case of the
Trustee, each Trustee Appointee, to) monitor for, and (as soon as reasonably practicable after becoming aware thereof) notify the Depositor and the
Certificate Administrator in writing of, the occurrence or existence of any and all events, conditions, circumstances and/or matters that constitute or

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may constitute related Exchange Act Reportable Events with respect thereto.
Within one (1) Business Day of becoming aware of any Form 8-K Required
Information, the Certificate Administrator shall promptly notify the Depositor in writing that the filing of a Form 8-K Current Report may be required with respect to any of the events, conditions, circumstances and/or matters that are the subject of that information and, further, shall consult with the Depositor regarding whether to prepare and file a Form 8-K Current Report under Section
8.16(a)(ii) above with respect to such events, conditions, circumstances and/or matters and, if prepared, the form and content of such filing (and the
Certificate Administrator shall be entitled to rely on a written direction of the Depositor with regard to whether to make, and the form and content of, such filing). For purposes of this paragraph, none of the Trustee, the Certificate
Administrator, a Master Servicer or the Special Servicer shall be considered to be aware of any related Exchange Act Reportable Event, and the Certificate
Administrator shall not be considered to be aware of any Form 8-K Required
Information, Form 10-D Required Information or Form 10-K Required Information,
unless a Responsible Officer (in the case of the Trustee or the Certificate
Administrator) or a Servicing Officer (in the case of a Master Servicer or the
Special Servicer) thereof has actual knowledge.

          Upon reasonable request of the Depositor or the Certificate
Administrator, each other party hereto (including the Certificate Administrator, if the Depositor is the requesting party, and the Depositor, if the Certificate
Administrator is the requesting party) shall (and shall use reasonable efforts to cause each Servicing Representative acting on its behalf hereunder and, solely in the case of the Trustee, each Trustee Appointee, to) promptly provide to the requesting party any information in its possession as is necessary or appropriate for the Depositor or the Certificate Administrator, as applicable, to prepare fully and properly any Exchange Act Report with respect to the Trust in accordance with the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder.

          If, during any Exchange Act Reporting Year, a new Master Servicer,
Special Servicer, Certificate Administrator or Trustee is appointed, then such new Master Servicer, Special Servicer, Certificate Administrator or Trustee, as
the case may be, shall in connection with its acceptance of such appointment provide the Depositor and, in the case of a new Master Servicer, Special
Servicer or Trustee, the Certificate Administrator with such information regarding itself, its business and operations and its experience and practices regarding the duties it is to perform under this Agreement, as is required to be reported by the Depositor pursuant to Item 6.02 of Form 8-K. If, during any
Exchange Act Reporting Year, a Master Servicer, the Special Servicer, the
Certificate Administrator or the Trustee appoints a Servicing Representative that constitutes a Servicer contemplated by Item 1108(a)(2) of Regulation AB in respect of the Subject Securitization Transaction (other than in connection with the appointment of a Designated Sub-Servicer to service a Mortgage Loan identified on Exhibit K hereto), then such Master Servicer, the Special
Servicer, the Certificate Administrator or the Trustee, as the case may be, shall cause such Servicing Representative, in connection with its acceptance of such appointment, to provide the Depositor and the Certificate Administrator with such information regarding itself, its business and operations and its servicing experience and practices, as is required to be reported by the
Depositor pursuant to Item 6.02 of Form 8-K.

          Each of the Trustee, the Master Servicers, the Certificate
Administrator and the Special Servicer acknowledges and agrees that the information to be provided by it (or by any Servicing Representative acting on its behalf hereunder or, solely in the case of the Trustee, any Trustee
Appointee) pursuant to or as contemplated by this Section 8.16(c) is intended to be used in connection with the preparation of Exchange Act Reports with respect to the Trust.

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          If any Non-Trust Mortgage Loan has been included in a commercial mortgage securitization involving the issuance of publicly offered commercial mortgage-backed securities, then the Form 8-K Required Information, Form 10-D
Required Information and Form 10-K Required Information required to be reported to the Depositor under this Section 8.16(c) shall simultaneously be reported to the depositor and trustee in respect of such commercial mortgage securitization to the extent required for such depositor and/or trustee to satisfy any Exchange
Act reporting requirements in respect of the related commercial mortgage trust.

          (d) If as of the beginning of any fiscal year for the Trust (other than fiscal year 2006), the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the
Depository) by less than 300 Holders and/or Depository Participants having accounts with the Depository, the Certificate Administrator shall, in accordance with the Exchange Act and the rules and regulations promulgated thereunder, timely file a Form 15 with respect to the Trust notifying the Commission of the suspension of the reporting requirements under the Exchange Act and shall notify all parties to this Agreement in writing that a Form 15 has been filed.

          (e) The respective parties hereto agree to cooperate with all reasonable requests made by the Depositor or any officer thereof in connection with such Person's attempt to conduct any due diligence that such Person reasonably believes to be appropriate in order to allow it to deliver any
Sarbanes-Oxley Certification or portion thereof with respect to the Trust.

          (f) Unless the other parties hereto receive written notice from the
Certificate Administrator to the contrary, the Certificate Administrator hereby certifies that it intends to file any Form 10-K Annual Report with respect to the Trust for any particular fiscal year on the last Business Day that is not more than 90 days following the end of such fiscal year. Unless an alternative time period is provided for in this Agreement, the respective parties hereto shall deliver to the Certificate Administrator, at least ten (10) Business Days prior to the date on which the Certificate Administrator intends to file any
Form 10-K Annual Report as contemplated by Section 8.16(a), any items required to be delivered by such party that are to be an exhibit to such Form 10-K Annual
Report. The Certificate Administrator hereby notifies the Trustee, the Master
Servicers and the Special Servicer that a Form 10-K Annual Report shall be required to be filed with respect to the Trust for 2006.

          (g) In the event the parties to this Agreement desire to further clarify or amend any provision of this Section 8.16, this Agreement shall be amended to reflect the new agreement between the parties covering matters in this Section 8.16 pursuant to Section 11.01, which amendment shall not require any Opinion of Counsel or Rating Agency confirmations or the consent of any
Certificateholder or any B-Noteholder; provided that no such amendment shall diminish the filing requirements under this Section 8.16 on the part of the parties to this Agreement, as a collective whole, in contravention of applicable law.

          (h) Prior to April 1 of the first year in which the Certificate
Administrator has filed a Form 15 with the Commission in accordance with this section, if at any time a Servicing Representative retained or engaged by a
Master Servicer, the Special Servicer, the Certificate Administrator or the
Trustee with respect to all or any portion of the Trust Fund fails to deliver, if and to the extent applicable in accordance with Regulation AB and this
Agreement, any of the items set forth in the following clauses (i), (ii) and/or
(iii), then such Master Servicer, the Special Servicer, the Certificate
Administrator or the Trustee, as the case may be, shall deliver a written notice thereof to the Depositor and shall promptly terminate all engagements with the subject Servicing Representative relating to the Subject

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Securitization Transaction: (i) any Annual Statement of Compliance contemplated by Item 1123 of Regulation AB, as and when provided under Section 3.13; or (ii)
any Annual Assessment Report contemplated by Item 1122 of Regulation AB, as and when provided under Section 3.14; or (iii) any Annual Attestation Report contemplated by Item 1122 of Regulation AB (together with, if required to be filed with the Commission under applicable law, the consent of the applicable registered public accounting firm to file such corresponding Annual Attestation
Report with the Commission), as and when provided under Section 3.14. In addition, prior to April 1 of the first year in which the Certificate
Administrator has filed a Form 15 with the Commission in accordance with this section, if at any time the Depositor delivers a written notice to a Master
Servicer, the Special Servicer, the Certificate Administrator or the Trustee
stating that any Servicing Representative retained or engaged thereby has defaulted on its obligation to deliver, (i) if and to the extent applicable in accordance with Regulation AB and this Agreement, any of the items set forth in clauses (i), (ii) and/or (iii) of the preceding sentence, as and when provided under this Agreement, or (ii) if and to the extent applicable in accordance with
Regulation AB and another pooling and servicing agreement to which the Depositor is a party, any of the items similar to those set forth in clauses (i), (ii)
and/or (iii) of the preceding sentence, as and when provided under such other pooling and servicing agreement, then such Master Servicer, the Special
Servicer, the Certificate Administrator or the Trustee, as the case may be, shall promptly terminate all engagements with the subject Servicing
Representative relating to the Subject Securitization Transaction.

          (i) Each of the Master Servicers, the Special Servicer, the
Certificate Administrator and the Trustee shall indemnify the Depositor,
Citigroup Global Markets Realty Corp. and Citigroup Global Markets Inc. for, and
hold the Depositor, Citigroup Global Markets Realty Corp. and Citigroup Global
Markets Inc. harmless from and against, any and all losses, liabilities, claims, damages, costs and expenses whatsoever, as incurred, arising out of or based upon the failure of such Master Servicer, the Special Servicer, the Certificate
Administrator or the Trustee, as the case may be, or any Servicing
Representative acting on behalf of such Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as the case may be (exclusive of a
Designated Sub-Servicer, insofar as such Sub-Servicer does not service any Trust
Mortgage Loans other than those identified on Exhibit K hereto), to deliver or cause to be delivered to the Depositor, the Certificate Administrator and each affected B-Noteholder, with respect to any Exchange Act Reporting Year, as and when required or contemplated by Section 3.13 and/or Section 3.14: (i) any
Annual Statement of Compliance; (ii) any Annual Assessment Report; and/or (iii)
any Annual Attestation Report (together with, if required to be filed with the
Commission under applicable law, the accountants' consent authorizing the filing thereof with the Commission).

          SECTION 8.17 Appointment of a Fiscal Agent.

          (a) In order to satisfy the eligibility requirements of Section 8.06
(insofar as such requirements relate to ratings), the Trustee may appoint a
Fiscal Agent. Any Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "AA-" from Fitch and "Aa3" from Moody's (or, in the case of either Rating Agency, such other rating as shall not result in the withdrawal, downgrade or qualification of the rating assigned by such Rating
Agency to any Class of Certificates rated by such Rating Agency, as confirmed in writing by such Rating Agency).

          (b) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as a successor master servicer or otherwise, and has failed to do so in accordance with the terms hereof, any
Fiscal Agent appointed by the Trustee shall make such Advance

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as and when required by the terms of this Agreement on behalf the Trustee as if such Fiscal Agent were the Trustee hereunder. To the extent that a Fiscal Agent makes an Advance pursuant to this Section 8.17(b) or otherwise pursuant to this
Agreement, the obligations of the Trustee under this Agreement in respect of such Advance shall be satisfied.

          (c) Notwithstanding anything contained in this Agreement to the contrary, any Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities that the Trustee is entitled to hereunder as if it were the Trustee, except that all fees and expenses of any
Fiscal Agent (other than any interest owed to such Fiscal Agent in respect of unreimbursed Advances) incurred by such Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor such Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust Fund, the Depositor, the Certificate
Administrator, either Master Servicer or the Special Servicer.

          (d) The obligations of a Fiscal Agent set forth in this Section 8.17 or otherwise pursuant to this Agreement shall exist only for so long as the
Trustee that appointed it shall act as Trustee hereunder. A Fiscal Agent may resign or be removed by the Trustee only if and when the existence of such
Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of Section 8.06; provided that a Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent shall belong to the successor Trustee, and which appointment the successor Trustee shall use its best efforts to make, insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 8.06). Any successor fiscal agent so appointed shall be required to execute and deliver to the other parties hereto a written agreement to assume and perform the duties of a Fiscal Agent set forth in this Agreement; provided that no such successor shall become Fiscal Agent hereunder unless either (i) it satisfies the rating requirements of Section
8.17(a) or (ii) the Trustee shall have received written confirmation from each
Rating Agency that the succession of such proposed successor fiscal agent would not, in and of itself, result in an Adverse Rating Event with respect to any
Class of Certificates.

          (e) The Trustee shall promptly notify the other parties hereto, the
Certificateholders and the B-Noteholders in writing of the appointment, resignation or removal of any Fiscal Agent.

          SECTION 8.18 Representations and Warranties of Fiscal Agent.

          (a) Any Fiscal Agent shall hereby represent and warrant to each of the other parties hereto and for the benefit of the Certificateholders and the
B-Noteholders, as of the date of its appointment, that:

               (i) Such Fiscal Agent is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

               (ii) The execution and delivery of this Agreement by such Fiscal
     Agent, and the performance and compliance with the terms of this Agreement by such Fiscal Agent, will not violate such Fiscal Agent's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other instrument to which it is a party or by which it is bound.

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               (iii) Such Fiscal Agent has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of such Fiscal Agent, enforceable against such Fiscal
     Agent in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) Such Fiscal Agent is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in such Fiscal Agent's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of such Fiscal
     Agent to perform its obligations under this Agreement or the financial condition of such Fiscal Agent.

               (vi) No litigation is pending or, to the best of such Fiscal
     Agent's knowledge, threatened against such Fiscal Agent that, if determined adversely to such Fiscal Agent, would prohibit such Fiscal Agent from entering into this Agreement or, in such Fiscal Agent's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of such Fiscal Agent to perform its obligations under this
     Agreement or the financial condition of such Fiscal Agent.

               (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by such Fiscal Agent of or compliance by such Fiscal Agent with this Agreement, or the consummation of the transactions contemplated by this Agreement, has been obtained and is effective, except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by such Fiscal Agent under this
     Agreement.

          (b) The representations and warranties of any Fiscal Agent set forth in Section 8.18(a) shall survive its appointment as such under this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall given prompt written notice thereof to the other parties hereto.

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                                   ARTICLE IX

                                   TERMINATION

          SECTION 9.01 Termination Upon Repurchase or Liquidation of All Trust
Mortgage Loans.

          Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master
Servicers, the Special Servicer, the Certificate Administrator and the Trustee
(other than the obligations of the Certificate Administrator to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) (i) to the Certificateholders of all amounts held by or on behalf of the Certificate Administrator and required hereunder to be so paid on the Distribution Date following the earlier to occur of (A) the purchase by a Master Servicer, the Special Servicer or the Majority Controlling
Class Certificateholder of all Trust Mortgage Loans and each REO Property (or, in the case of an A/B Mortgaged Property, if it has become an REO Property, and in the case of any Outside Administered REO Property, the Trust's interest therein) remaining in the Trust Fund at a price equal to (1) the aggregate
Purchase Price of all the Trust Mortgage Loans included in the Trust Fund, plus
(2) the appraised value of each REO Property (or, in the case of an A/B
Mortgaged Property, if it has become an REO Property, and in the case of any
Outside Administered REO Property, the Trust's interest therein), if any, included in the Trust Fund, such appraisal to be conducted by an Independent
Appraiser selected by the Master Servicers and approved by the Trustee, minus
(3) if the purchaser is a Master Servicer or the Special Servicer, the aggregate amount of unreimbursed Advances made by such Master Servicer or the Special
Servicer, as applicable, together with any interest accrued and payable to such
Master Servicer in respect of unreimbursed Advances in accordance with Sections
3.03(d) and 4.03(d) and any unpaid Master Servicing Fees or Special Servicing
Fees, as applicable, remaining outstanding (which items shall be deemed to have been paid or reimbursed to such Master Servicer or the Special Servicer, as applicable, in connection with such purchase), (B) the exchange by all of the
Certificateholders (exclusive of the Class R Certificateholders) of their respective Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund in the manner set forth below in this Section 9.01, and (C) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Mortgage Loan or REO Property (or, in the case of an
A/B Mortgaged Property, if it has become an REO Property, and in the case of any
Outside Administered REO Property, the Trust's interest therein) remaining in the Trust Fund, and (ii) to the Trustee, any Fiscal Agent, the Certificate
Administrator, the Master Servicers, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them hereunder; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P.
Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

          Each Master Servicer, the Special Servicer or the Majority Controlling
Class Certificateholder may at its option elect to purchase all of the Trust
Mortgage Loans and each REO Property (or, in the case of an A/B Mortgaged
Property, if it has become an REO Property, and in the case of any Outside
Administered REO Property, the Trust's interest therein) remaining in the Trust
Fund as contemplated by clause (i)(A) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that (i) the aggregate Stated
Principal Balance of the Mortgage Pool at the time of such election is less than

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1.0% of the aggregate Cut-off Date Balances of all the Trust Mortgage Loans
originally included in the Trust Fund, (ii) a Master Servicer shall not have the right to effect such a purchase if, within 30 days following such Master
Servicer's delivery of a notice of election pursuant to this paragraph, the
Special Servicer or the Majority Controlling Class Certificateholder or, if it
is then the applicable Master Servicer for a larger principal amount of Trust
Mortgage Loans, the other Master Servicer shall give notice of its election to purchase all of the Trust Mortgage Loans and each REO Property (or, in the case of an A/B Mortgaged Property, if it has become an REO Property, and in the case of any Outside Administered REO Property, the Trust's interest therein)
remaining in Trust Fund and shall thereafter effect such purchase in accordance with the terms hereof, and (iii) the Majority Controlling Class
Certificateholder shall not have the right to effect such a purchase if, within
30 days following the Majority Controlling Class Certificateholder's delivery of a notice of election pursuant to this paragraph, the Special Servicer shall give notice of its election to purchase all of the Trust Mortgage Loans and each REO
Property (or, in the case of an A/B Mortgaged Property, if it has become an REO
Property, and in the case of any Outside Administered REO Property, the Trust's interest therein) remaining in Trust Fund and shall thereafter effect such purchase in accordance with the terms hereof. If the Trust Fund is to be terminated in connection with a Master Servicer's, the Special Servicer's or the
Majority Controlling Class Certificateholder's purchase of all of the Trust
Mortgage Loans and each REO Property (or, in the case of an A/B Mortgaged
Property, if it has become an REO Property, and in the case of any Outside
Administered REO Property, the Trust's interest therein) remaining in the Trust
Fund, then such Master Servicer, the Special Servicer or the Majority
Controlling Class Certificateholder, as applicable, shall deposit, or deliver to the applicable Master Servicer for deposit, in the applicable Collection Account
(or, to the extent allocable to any A/B REO Property, in the related A/B
Custodial Account) not later than the Determination Date relating to the
Distribution Date on which the final distribution on the Certificates is to occur an aggregate amount in immediately available funds equal to the above-described purchase price. On the P&I Advance Date relating to such final
Distribution Date, each Master Servicer shall transfer to the Distribution
Account all amounts required to be transferred thereto on such P&I Advance Date from its Collection Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in its Collection Account that would otherwise be held for future distribution. Upon confirmation that such final deposit has been made, the Trustee shall release or cause to be released to the
Person effecting the purchase, the Mortgage Files for the remaining Trust
Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Person effecting the purchase as shall be necessary to effectuate transfer of the Trust Mortgage Loans and REO Properties
(or, in the case of an A/B Mortgaged Property, if it has become an REO Property, and in the case of any Outside Administered REO Property, the Trust's interest therein) to the Person effecting the purchase or its designee.

          Following the date on which the aggregate Certificate Principal
Balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class
A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G
and Class H Certificates is reduced to zero, all the remaining
Certificateholders (exclusive of the Class R Certificateholders), acting together (each having agreed in writing to so act, a copy of which writing shall be delivered to the Certificate Administrator), shall have the right, with the consent of each Master Servicer, to exchange all of the Certificates (exclusive of the Class R Certificates) for all of the Mortgage Loans and each REO Property
(or, in the case of an A/B REO Property, and in the case of any Outside
Administered REO Property, the Trust's interest therein) remaining in the Trust
Fund as contemplated by clause (i)(B) of the first paragraph of this Section
9.01, by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange. In the event that all the
Certificateholders (exclusive of the Class R Certificateholders) elect (as evidenced by a writing signed by each such Certificateholder and delivered to the Certificate

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Administrator) to exchange all of the Certificates for all of the Mortgage Loans
and each REO Property (or, in the case of an A/B REO Property, and in the case of any Outside Administered REO Property, the Trust's interest therein)
remaining in the Trust Fund, the Certificateholders (exclusive of the Class R
Certificateholders), not later than the fifth Business Day preceding the
Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the respective Collection Accounts an aggregate amount in immediately available funds equal to all amounts then due and owing to the
Depositor, the Master Servicers, the Special Servicer, the Trustee, the
Certificate Administrator and any Fiscal Agent pursuant to Section 3.05(a), or that may be withdrawn from the Distribution Account pursuant to Section 3.05(b), including, without limitation an amount (payable to the Certificate
Administrator out of the Distribution Account as if it was interest earned on
Permitted Investments) equal to interest calculated at the Prime Rate on the aggregate Certificate Principal Balance of the Principal Balance Certificates,
as of the first day of the current calendar month from and including one (1)
Business Day prior to such final Distribution Date to but excluding such final
Distribution Date, but only to the extent that such amounts are not already on deposit in the Collection Accounts. In addition, on the P&I Advance Date relating to the final Distribution Date, each Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such
P&I Advance Date from its Collection Account pursuant to the first paragraph of
Section 3.04(b), together with any other amounts on deposit in its Collection
Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made and following the surrender of all the
Certificates (exclusive of the Class R Certificates) on the final Distribution
Date, the Trustee shall release or cause to be released to a designee of all the
Certificateholders (exclusive of the Class R Certificateholders) (each such
Certificateholder having agreed to such designation in a writing delivered to the Trustee), the Mortgage Files for the remaining Mortgage Loans and REO
Properties (or, in the case of an A/B REO Property, and in the case of any
Outside Administered REO Property, the Trust's interest therein) and shall execute all assignments, endorsements and other instruments furnished to it by the Certificateholders (exclusive of the Class R Certificates) as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties (or, in the case of an A/B REO Property, and in the case of any Outside Administered
REO Property, the Trust's interest therein) remaining in the Trust Fund.

          Any transfer of Trust Mortgage Loans pursuant to this section, except in the case of the Outside Serviced Trust Mortgage Loans, shall be on a servicing-released basis.

          Notice of any termination shall be given promptly by the Certificate
Administrator by letter to Certificateholders mailed (a) if such notice is given in connection with a Master Servicer's, the Special Servicer's or the Majority
Controlling Class Certificateholder's purchase of the Trust Mortgage Loans and each REO Property (or, in the case of an A/B Mortgaged Property, if it has become an REO Property, and in the case of any Outside Administered REO
Property, the Trust's interest therein) remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust
Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the
Certificate Registrar or such other location therein designated. The Certificate
Administrator shall give such notice to the Master Servicers, the Special
Servicer, the Trustee and the Depositor at the time such notice is given to
Certificateholders.

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          Upon presentation and surrender of the Certificates (exclusive of the
Class Y Certificates) by the applicable Certificateholders on the final
Distribution Date, the Certificate Administrator shall distribute to each such
Certificateholder so presenting and surrendering its Certificates such
Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Distribution Account that, in accordance with Section 4.01, are allocable to payments on the Class of Certificates so presented and surrendered.

          Upon presentation and surrender of the Class Y Certificates by the applicable Certificateholders on the final Distribution Date, the Certificate
Administrator shall distribute to each such Certificateholder so presenting and surrendering its Class Y Certificates such Certificateholder's Percentage
Interest of any Additional Interest then on deposit in the Additional Interest
Account that was paid on an ARD Trust Mortgage Loan or any successor REO Trust
Mortgage Loan with respect thereto.

          Any funds not distributed to any Holder or Holders of Certificates on the final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six (6) months after the time specified in such notice, the
Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one (1) year after the second notice all such Certificates shall not have been surrendered for cancellation, the Certificate Administrator, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate, and shall deal with all such unclaimed amounts in accordance with applicable law. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder.

          SECTION 9.02 Additional Termination Requirements.

          (a) If a Master Servicer, the Special Servicer or the Majority
Controlling Class Certificateholder purchases, or the Certificateholders
(exclusive of the Class R Certificateholders) exchange their Certificates for, all of the Trust Mortgage Loans and each REO Property (or, in the case of an A/B
Mortgaged Property, if it has become an REO Property, and in the case of any
Outside Administered REO Property, the Trust's interest therein) remaining in the Trust Fund as provided in Section 9.01, the Trust Fund (and, accordingly, each REMIC Pool) shall be terminated in accordance with the following additional requirements, unless the Person effecting the purchase obtains at its own expense and delivers to the Certificate Administrator and the Trustee an Opinion
of Counsel, addressed to the Certificate Administrator and the Trustee, to the
effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not result in the imposition of taxes on "prohibited transactions" of any REMIC Pool as defined in Section 860F of the Code or cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding:

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               (i) the Certificate Administrator shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax
     Return for each REMIC Pool pursuant to Treasury regulations section
     1.860F-1;

               (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall either (A) sell all of the assets of REMIC I to the applicable Master
     Servicer, the Special Servicer or the Majority Controlling Class
     Certificateholder, as applicable, for cash or (B) exchange all the assets of REMIC I for the Certificates (exclusive of the Class R Certificates);
     and

               (iii) at the time of the making of the final payment on the
     Certificates, the Certificate Administrator shall distribute or credit, or cause to be distributed or credited, to the Certificateholders in accordance with Section 9.01 all cash on hand (other than cash retained to meet claims), and each REMIC Pool shall terminate at that time.

          (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Certificate Administrator to specify the 90-day liquidation period for each REMIC Pool, which authorization shall be binding upon all successor Certificateholders.

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                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

          SECTION 10.01 REMIC Administration.

          (a) The Certificate Administrator shall elect to treat each REMIC Pool as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal or state
Tax Returns for the taxable year ending December 31, 2006, in the case of each
REMIC Pool.

          (b) The REMIC I Regular Interests and the Regular Certificates are
hereby designated as "regular interests" (within the meaning of Section
860G(a)(1) of the Code) in REMIC I and REMIC II, respectively; provided that each Class of the Class X Certificates shall evidence multiple "regular interests" in REMIC II. The Class R Certificates are hereby designated as the single class of "residual interests" (within the meaning of Section 860G(a)(2)
of the Code) in each REMIC Pool. None of the Master Servicers, the Special
Servicer, the Certificate Administrator or the Trustee shall (to the extent within its control) permit the creation of any other "interests" in any REMIC
Pool (within the meaning of Treasury regulations section 1.860D-1(b)(1)).

          (c) The Closing Date is hereby designated as the "startup day" of each
REMIC Pool within the meaning of Section 860G(a)(9) of the Code. The "latest possible maturity date" of the REMIC I Regular Interests and the Regular
Certificates (or, in the case of each Class of the Class X Certificates, the
"regular interests" in REMIC II evidenced thereby) for purposes of the REMIC
Provisions shall be the Rated Final Distribution Date.

          (d) The Plurality Class R Certificateholder as to the applicable taxable year is hereby designated as the Tax Matters Person of each REMIC Pool, and shall act on behalf of the related REMIC in relation to any tax matter or controversy and shall represent the related REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority; provided that the Certificate Administrator is hereby irrevocably appointed to act and shall act as agent and attorney-in-fact for the
Tax Matters Person for each REMIC Pool in the performance of its duties as such.

          (e) Except as otherwise provided in Section 3.17(a) and subsections
(h) and (i) below, the Certificate Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to each REMIC Pool (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities, which extraordinary expenses shall be payable or reimbursable to the Certificate Administrator from the Trust Fund unless otherwise provided in
Section 10.01(g) or 10.01(h)).

          (f) Within 30 days after the Closing Date, the Certificate
Administrator shall acquire taxpayer identification numbers for each REMIC Pool by preparing and filing Internal Revenue Service Forms SS-4 or otherwise obtain them and shall prepare and file (if not previously prepared and filed) with the
Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage
Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for
the Trust Fund. In addition, the Certificate Administrator shall prepare, sign and file when due all of the other Tax Returns in respect of

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each REMIC Pool. The expenses of preparing and filing such returns shall be borne by the Certificate Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the
Certificate Administrator or its designee such information with respect to each
REMIC Pool as is in its possession and reasonably requested by the Certificate
Administrator to enable it to perform its obligations under this Article.
Without limiting the generality of the foregoing, the Depositor, within ten (10)
days following the Certificate Administrator's request therefor, shall provide in writing to the Certificate Administrator such information as is reasonably requested by the Certificate Administrator for tax purposes, as to the valuations and Issue Prices of the Certificates, and the Certificate
Administrator's duty to perform its reporting and other tax compliance obligations under this Section 10.01 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Certificate Administrator to perform such obligations.

          (g) The Certificate Administrator shall perform on behalf of each
REMIC Pool all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or, with respect to
State and Local Taxes, any state or local taxing authority. Included among such duties, the Certificate Administrator shall provide to: (i) any Transferor of a
Class R Certificate or agent of a non-Permitted Transferee, such information as is necessary for the application of any tax relating to the transfer of a Class
R Certificate to any Person who is not a Permitted Transferee; (ii) the
Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the
Prepayment Assumption as required hereunder); and (iii) the Internal Revenue
Service, the name, title, address and telephone number of the Person who will serve as the representative of each REMIC Pool.

          (h) The Certificate Administrator shall perform its duties hereunder so as to maintain the status of each REMIC Pool as a REMIC under the REMIC
Provisions (and the Trustee, the Master Servicers and the Special Servicer shall assist the Certificate Administrator to the extent reasonably requested by the
Certificate Administrator and to the extent of information within the Trustee's, a Master Servicer's or the Special Servicer's possession or control). None of the Certificate Administrator, Master Servicers, the Special Servicer or the
Trustee shall knowingly take (or cause any REMIC Pool to take) any action or fail to take (or fail to cause to be taken) any action that, under the REMIC
Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any REMIC Pool as a REMIC, or (ii) except as provided in Section
3.17(a), result in the imposition of a tax upon any REMIC Pool (including, but not limited to, the tax on prohibited transactions as defined in Section
860F(a)(2) of the Code or the tax on contributions to a REMIC set forth in
Section 860G(d) of the Code (any such endangerment or imposition or, except as provided in Section 3.17(a), imposition of a tax, an "Adverse REMIC Event")), unless the Certificate Administrator has obtained or received an Opinion of
Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Certificate Administrator seeks to take such action or to refrain from acting for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse REMIC Event. The
Certificate Administrator shall not take any action or fail to take any action
(whether or not authorized hereunder) as to which a Master Servicer or the
Special Servicer has advised it in writing that either a Master Servicer or the
Special Servicer has received or obtained an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to any REMIC Pool, or causing any REMIC Pool to take any action that is not expressly permitted under the terms of this Agreement, the Master Servicers and the Special Servicer

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shall consult with the Certificate Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur.
Neither a Master Servicer nor the Special Servicer shall take any such action or cause any REMIC Pool to take any such action as to which the Certificate
Administrator has advised it in writing that an Adverse REMIC Event could occur, and neither a Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the Certificate Administrator. The Certificate Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the Trustee or the
Certificate Administrator. At all times as may be required by the Code, the
Certificate Administrator (to the extent it is within its control) shall take all necessary actions within the scope of its responsibilities as more specifically set forth in this Agreement such that it does not cause substantially all of the assets of each REMIC Pool to fail to consist of
"qualified mortgages" as defined in Section 860G(a)(3) of the Code and
"permitted investments" as defined in Section 860G(a)(5) of the Code.

          (i) If any tax is imposed on any REMIC Pool, including, without limitation, "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in
Section 860G(c) of the Code, any taxes on contributions to any REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of State or Local Tax laws
(other than any tax permitted to be incurred by the Special Servicer pursuant to
Section 3.17(a)), such tax, together with all incidental costs and expenses
(including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Certificate Administrator, if such tax arises out of or results from a breach by the Certificate Administrator of any of its obligations under this Article X (provided that no liability shall be imposed upon the Certificate Administrator under this clause if another party has responsibility for payment of such tax under clauses (iii) or (v) of this subsection (i); (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article
III or this Article X; (iii) a Master Servicer, if such tax arises out of or results from a breach by such Master Servicer of any of its obligations under
Article III or this Article X; (iv) the Trustee if such tax arises out of or results from a breach by the Trustee of any of its respective obligations under
Article IV, Article VIII or this Article X; (v) the applicable Mortgage Loan
Seller, if such tax was imposed due to the fact that any of the Trust Mortgage
Loans did not, at the time of their transfer to the Trust constitute a
"qualified mortgage" as defined in Section 860G(a)(3) of the Code; or (vi) the
Trust Fund, excluding the portion thereof constituting Grantor Trust Y, in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust Fund. Any such amounts payable by the Trust Fund shall be paid by the Certificate
Administrator out of amounts on deposit in the Distribution Account in reduction of the Available Distribution Amount pursuant to Section 3.05(b), subject to
Section 3.05(c).

          (j) The Certificate Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool on a calendar year and on an accrual basis.

          (k) Following the Startup Day, none of the Trustee, the Master
Servicers or the Special Servicer shall accept any contributions of assets to any REMIC Pool unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution and in no event at the expense of the Trust Fund or the Trustee) to the effect that the inclusion of such assets in such REMIC Pool will not cause: (i) such REMIC Pool to fail to qualify as a REMIC at any time that

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any Certificates are outstanding; or (ii) the imposition of any tax on such
REMIC Pool under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

          (l) None of the Trustee, the Master Servicers or the Special Servicer
shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Trust Mortgage Loans (except in connection with (A) the default or foreclosure of a Trust Mortgage Loan, including, but not limited to, the sale or other disposition of a Mortgaged
Property acquired by deed in lieu of foreclosure, (B) the bankruptcy of a REMIC
Pool, (C) the termination of each REMIC Pool pursuant to Article IX of this
Agreement, or (D) a purchase of Trust Mortgage Loans pursuant to or as contemplated by Article II or III of this Agreement); (ii) the sale or disposition of any investments in either Collection Account, the Distribution
Account or any REO Account for gain; or (iii) the acquisition of any assets on behalf of a REMIC Pool (other than (1) a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted
Trust Mortgage Loan, (2) a Qualified Substitute Mortgage Loan pursuant to
Article II hereof and (3) Permitted Investments acquired in connection with the investment of funds in either Collection Account, any A/B Custodial Account, the
Distribution Account or any REO Account); in any event unless it has received an
Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition or acquisition, but in no event at the expense of the Trust Fund or the Trustee) to the effect that such sale, disposition or acquisition, will not cause: (x) any REMIC Pool to fail to qualify as a REMIC at any time that any
Certificates are outstanding; or (y) the imposition of any tax on any REMIC Pool under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

          (m) Except as permitted by Section 3.17(a), none of the Trustee, the
Master Servicers and the Special Servicer shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services nor permit any REMIC Pool to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

          SECTION 10.02 Grantor Trust Administration.

          (a) The Certificate Administrator shall treat Grantor Trust Y, for tax return preparation purposes, as a grantor trust under the Code and shall treat the Class Y Grantor Trust Assets as separate assets of Grantor Trust Y, and not of any REMIC Pool, as permitted by Treasury regulations section 1.860G-2(i)(1).
The Class Y Certificates are hereby designated as representing an undivided beneficial interest in Grantor Trust Y.

          (b) The Certificate Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to each Grantor Trust (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities, which extraordinary expenses shall be payable or reimbursable to the Certificate Administrator from the Trust Fund unless otherwise provided in
Section 10.02(e) or 10.02(f)).

          (c) The Certificate Administrator shall prepare, sign and file when due all of the Tax Returns in respect of Grantor Trust Y. The expenses of preparing and filing such returns shall be borne by the Certificate
Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the Certificate Administrator or its designee such information with respect to Grantor Trust Y as is in its possession and reasonably requested by the Certificate Administrator to enable it to perform its obligations under this Section 10.02. Without limiting the

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generality of the foregoing, the Depositor, within ten (10) days following the
Certificate Administrator's request therefor, shall provide in writing to the
Certificate Administrator such information as is reasonably requested by the
Certificate Administrator for tax purposes, and the Certificate Administrator's duty to perform its reporting and other tax compliance obligations under this
Section 10.02 shall be subject to the condition that it receives from the
Depositor such information possessed by the Depositor that is necessary to permit the Certificate Administrator to perform such obligations.

          (d) The Certificate Administrator shall furnish or cause to be furnished to each Holder of a Class Y Certificate, on the cash or accrual method of accounting, as applicable, such information as to their respective portions of the income and expenses of Grantor Trust Y at the time and in the manner required under the Code, and shall perform on behalf of Grantor Trust Y all reporting and other tax compliance duties that are required in respect thereof under the Code, the Grantor Trust Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.

          (e) The Certificate Administrator shall perform its duties hereunder so as to maintain the status of Grantor Trust Y as a grantor trust under the
Grantor Trust Provisions (and the Trustee, the Master Servicers and the Special
Servicer shall assist the Certificate Administrator to the extent reasonably requested by the Certificate Administrator and to the extent of information within the Trustee's, a Master Servicer's or the Special Servicer's possession or control). None of the Certificate Administrator, either Master Servicer, the
Special Servicer or the Trustee shall knowingly take (or cause Grantor Trust Y to take) any action or fail to take (or fail to cause to be taken) any action that, under the Grantor Trust Provisions, if taken or not taken, as the case may be, could endanger the status of Grantor Trust Y as a grantor trust under the
Grantor Trust Provisions (any such endangerment of grantor trust status, an
"Adverse Grantor Trust Event"), unless the Certificate Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Certificate
Administrator seeks to take such action or to refrain from taking any action for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the Certificate Administrator has advised it in writing that the Certificate Administrator has received or obtained an
Opinion of Counsel to the effect that an Adverse Grantor Trust Event could result from such action or failure to act. In addition, prior to taking any action with respect to Grantor Trust Y, or causing the Trust Fund to take any action, that is not expressly permitted under the terms of this Agreement, the
Master Servicers and the Special Servicer shall consult with the Certificate
Administrator or its designee, in writing, with respect to whether such action could cause an Adverse Grantor Trust Event to occur. Neither a Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the Certificate
Administrator. The Certificate Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the Certificate Administrator or the
Trustee. Under no circumstances may the Certificate Administrator vary the assets of Grantor Trust Y so as to take advantage of variations in the market so as to improve the rate of return of Holders of the Class Y Certificates.

          (f) If any tax is imposed on Grantor Trust Y, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the
Certificate Administrator, if such tax arises out of or results from a

                                      285

breach by the Certificate Administrator of any of its obligations under this
Section 10.02; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article
III or this Section 10.02; (iii) a Master Servicer, if such tax arises out of or results from a breach by such Master Servicer of any of its obligations under
Article III or this Section 10.02; (iv) the Trustee if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV,
Article VIII or this Section 10.02; or (v) the portion of the Trust Fund constituting Grantor Trust Y in all other instances.

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                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

          SECTION 11.01 Amendment.

          (a) This Agreement may be amended from time to time by the mutual agreement of the Depositor, the Master Servicers, the Special Servicer, the
Trustee and the Certificate Administrator, without the consent of any of the
Certificateholders or, with respect to any Loan Combination, any related
Non-Trust Mortgage Loan Noteholder: (i) to cure any ambiguity; (ii) to correct any error or to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or with the Prospectus; (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the provisions hereof; (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC
Provisions are amended or clarified such that any such requirement may be relaxed or eliminated; or (v) if such amendment, as evidenced by an Opinion of
Counsel (at the expense of the Trust Fund, in the case of any amendment requested by a Master Servicer or the Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and otherwise at the expense of the party seeking such amendment) delivered to the Master Servicers, the Special Servicer, the Trustee and the Certificate Administrator, is
advisable or reasonably necessary to comply with any requirements imposed by the
Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any REMIC
Pool or Grantor Trust Y at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC Pool or Grantor Trust Y; (vi) as provided in Section 5.02(d)(iv), to modify, add to or eliminate any of the provisions of
Section 5.02(d)(i), (ii) or (iii); (vii) to modify Section 8.16, as contemplated by Section 8.16(g); or (viii) to otherwise modify or delete any existing provisions of this Agreement; provided that such action (except any amendment described in clause (i), (ii), (v), (vi) or (vii) above) shall not, as evidenced by an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by a Master Servicer or the Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and otherwise at the expense of the party seeking such amendment) obtained by or delivered to the Master Servicers, the Special Servicer, the Trustee and the Certificate
Administrator, adversely affect in any material respect the interests of any
Certificateholder or, unless it consents thereto, any third-party beneficiary of this Agreement identified in Section 11.08; and provided, further, that the
Master Servicers, the Special Servicer, the Trustee and the Certificate
Administrator shall have first obtained from each Rating Agency written confirmation that such amendment will not result in the qualification, downgrade or withdrawal of the rating on any Class of Certificates; and provided, further, that such amendment shall not significantly change the activities of the Trust
(insofar as such change would adversely affect the status of the Trust as a
"qualifying special-purpose entity" under FASB 140).

          (b) This Agreement may also be amended from time to time by the agreement of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Certificate Administrator with the consent of the Holders of
Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of

                                      287

Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on
Serviced Mortgage Loans that are required to be distributed on any Certificate without the consent of the Holder of such Certificate or that are required to be distributed to any B-Noteholder, without the consent of such B-Noteholder, (ii)
adversely affect in any material respect the interests of the Holders of any
Class of Certificates or the interests of any third-party beneficiary of this
Agreement identified in Section 11.08 in a manner other than as described in the immediately preceding clause (i) without the consent of the Holders of all
Certificates of such Class or the consent of such third-party beneficiary, as the case may be, (iii) modify the provisions of this Section 11.01 without the consent of the Holders of all Certificates then outstanding and the consent of each affected third-party beneficiary of this Agreement identified in Section
11.08, (iv) modify the provisions of Section 3.20 or the definition of Servicing
Standard without the consent of the Holders of Certificates entitled to all of the Voting Rights and the consent of each affected B-Noteholder, (v) modify the specified percentage of Voting Rights which are required to be held by
Certificateholders to consent or not to object to any particular action pursuant to any provision of this Agreement without the consent of the Holders of all
Certificates then outstanding, or (vi) significantly change the activities of the Trust (insofar as such change would adversely affect the status of the Trust as a "qualifying special-purpose entity" under FASB 140) without the consent of the Holders entitled to at least 51% of all the Voting Rights (without regard to
Certificates held by the Depositor or any of the Depositor's Affiliates and/or
agents). Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01,
Certificates registered in the name of the Depositor or any Affiliate of the
Depositor shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates, so long as neither the Depositor nor any of its Affiliates is performing servicing duties with respect to any of the Trust Mortgage Loans.

          (c) Notwithstanding any contrary provision of this Agreement, the
Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by a Master Servicer or Special Servicer that protects or is in furtherance of the interests of the
Certificateholders, and, otherwise, at the expense of the party seeking such amendment) to the effect that (i) such amendment or the exercise of any power granted to the Trustee, the Certificate Administrator, a Master Servicer or the
Special Servicer in accordance with such amendment will not result in the imposition of a tax on any REMIC Pool pursuant to the REMIC Provisions or on
Grantor Trust Y or cause any REMIC Pool to fail to qualify as a REMIC or Grantor
Trust Y to fail to qualify as a Grantor Trust at any time that any Certificates are outstanding and (ii) such amendment complies with the provisions of this
Section 11.01.

          (d) Promptly after the execution of any such amendment, the
Certificate Administrator shall send a copy thereof to each Certificateholder, each Mortgage Loan Seller and, to the extent known to the Certificate
Administrator, each B-Noteholder.

          (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Certificate Administrator may prescribe.

                                      288

          (f) Each of the Master Servicers, the Special Servicer, the Trustee
and the Certificate Administrator may but shall not be obligated to enter into any amendment pursuant to this Section 11.01 that affects its rights, duties and immunities under this Agreement or otherwise.

          (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if a Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator requests any amendment of this Agreement that protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to
Section 11.01(a) or (c) shall be payable out of the Collection Account, any A/B
Custodial Account (if not inconsistent with the related Co-Lender Agreement) or the Distribution Account pursuant to Sections 3.05.

          SECTION 11.02 Recordation of Agreement; Counterparts.

          (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by Master Servicer No. 1 at the expense of the Trust Fund or, to the extent that it benefits one or more B-Noteholders, such B-Noteholders, but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the applicable Collection Account pursuant to Section 3.05(a) or, to the extent that it benefits one or more B-Noteholders, out of the related A/B
Custodial Account(s) pursuant to Section 3.05(e), to the effect that such recordation materially and beneficially affects the interests of the
Certificateholders and/or one or more B-Noteholders; provided, however, that the
Trustee shall have no obligation or responsibility to determine whether any such recordation of this Agreement is required.

          (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          SECTION 11.03 Limitation on Rights of Certificateholders.

          (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such
Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the
Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) No Certificateholder (except as expressly provided for herein)
shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Trust
Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a

                                      289

written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the
Trustee) the Holders of Certificates entitled to at least 25% of the Voting
Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the
Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each
Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every
Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          SECTION 11.04 Governing Law.

          This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          SECTION 11.05 Notices.

          Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (i) in the case of the Depositor, Citigroup
Commercial Mortgage Securities Inc., 388 Greenwich Street, 11th Floor, New York,
New York 10013, Attention: Angela Vleck, facsimile number: (212) 816-8307; (ii)
in the case of (A) Master Servicer No. 1,Wachovia Bank, National Association,
8739 Research Drive, URP4-NC1075, Charlotte, North Carolina 28262-1075,
Attention: Citigroup Commercial Mortgage Trust 2006-C5, Commercial Mortgage
Pass-Through Certificates, Series 2006-C5, facsimile number: (704) 715-0036, and
(B) in the case of Master Servicer No. 2, Midland Loan Services, Inc., 10851
Mastin, Suite 300, Overland Park, Kansas 66210 (for deliveries) and P.O. Box
25965, Shawnee Mission, Kansas 66225 (for communications by U.S. mail),
Attention: President, facsimile number: (913) 253-9001; (iii) in the case of the
Special Servicer, LNR Partners, Inc., 1601 Washington Avenue, Suite 700, Miami
Beach, Florida 33139, Attention: Randy Wolpert and Thomas F. Nealon III, Esq.,
facsimile number: (305) 695-5601, and Attention: Javier Benedit, facsimile number: (305) 695-5199, with copies to Alan Kazan, Bilzin Sumberg Baena Price &
Axelrod, 200 S. Biscayne Boulevard, Suite 2500, Miami, Florida 33131; (iv) in
the case of the Trustee, Wells Fargo Bank, National Association, 9062 Old
Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services
(CMBS) Citigroup Commercial Mortgage Trust 2006-C5; (v) in the case of the
Certificate Administrator, LaSalle Bank National Association, 135 South LaSalle
Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and
Trust Services--Citigroup Commercial Mortgage Trust, Series 2006-C5; (vi) in the
case of the Underwriters, to each of (A) Citigroup Global Markets Inc., 388
Greenwich Street, 11th Floor, New York, New York 10013, Attention: Angela Vleck,
facsimile number: (212) 816-8307; (B) LaSalle Financial Services, Inc., 55 East
52nd Street, New York, New York 10055, Attention: Andy Chen; (C) Banc of America
Securities LLC, NC1-027-22-03, 214 North Tryon Street, Charlotte, North

                                      290

Carolina 28255, Attention: Stephen Hogue, facsimile number: (704) 386-1094; and
(D) PNC Capital Markets LLC, One PNC Plaza, 249 Fifth Avenue, Pittsburgh,
Pennsylvania 15222, Attention: Scott Holmes, facsimile number: (704) 372-1138, with a copy to Leonard Ferleger, facsimile number: (412) 705-2148; (vii) in the case of the Rating Agencies, (A) Moody's Investors Service, Inc., 99 Church
Street, New York, New York 10007, Attention: CMBS Surveillance Group; and (B)
Fitch, Inc., One State Street Plaza, 31st Floor, New York, New York 10004,
Attention: Commercial Mortgage Surveillance; and (viii) in the case of the initial Controlling Class Representative, LNR Securities Holdings, LLC, 1601
Washington Avenue, Suite 800, Miami Beach, Florida 33139, Attention: Steven N.
Bjerke, facsimile number: (305) 695-5449; or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a
Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the
Certificate Register.

          SECTION 11.06 Severability of Provisions.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this
Agreement or of the Certificates or the rights of the Holders thereof.

          SECTION 11.07 Grant of a Security Interest.

          The Depositor and the Trustee agree that it is their intent that the conveyance of the Depositor's right, title and interest in and to the Trust
Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor and the Trustee agree that it is their intent that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor and the
Trustee also intend and agree that, in such event, the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets constituting the Trust Fund.

          SECTION 11.08 [RESERVED.]

          SECTION 11.09 Successors and Assigns; Beneficiaries.

          The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. This
Agreement may not be amended in any manner that would adversely affect the rights of any third-party beneficiary hereof without its consent. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement; provided that
(i) each B-Noteholder is an intended third-party beneficiary hereunder with respect to those provisions of this Agreement that affect its interest in the related A/B Loan Combination and its rights under the related Co-Lender
Agreement, (ii) each Mortgage Loan Seller is an intended third-party beneficiary hereunder with respect to those provisions of this Agreement that affect its rights and obligations under the related Mortgage Loan Purchase Agreement, and
(iii) the Outside Master Servicer in respect of the Outside Serviced Trust
Mortgage Loan shall be a third-party beneficiary to this Agreement with respect to its rights as specifically provided for herein and under the related
Co-Lender Agreement.

                                      291

          SECTION 11.10 Article and Section Headings.

          The article and Section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

          SECTION 11.11 Notices to Rating Agencies.

          (a) The Certificate Administrator shall promptly provide notice to each Rating Agency and the Controlling Class Representative (and, if affected thereby, any B-Noteholder known to the Certificate Administrator) with respect to each of the following of which it has actual knowledge:

               (i) any material change or amendment to this Agreement;

               (ii) the occurrence of any Event of Default or Outside Servicer
     Default that has not been cured;

               (iii) the resignation or termination of the Certificate
     Administrator, the Trustee, a Fiscal Agent, a Master Servicer or the
     Special Servicer;

               (iv) the repurchase of Trust Mortgage Loans by any of the
     Mortgage Loan Sellers pursuant to the applicable Mortgage Loan Purchase
     Agreement;

               (v) any change in the location of the Distribution Account;

               (vi) the final payment to any Class of Certificateholders; and

               (vii) any sale or disposition of any Trust Mortgage Loan or REO
     Property.

          (b) Each Master Servicer shall promptly provide notice to each Rating
Agency (and, if affected thereby, any B-Noteholder) with respect to any change in the location of the Collection Account or an A/B Custodial Account maintained by it.

          (c) The Special Servicer shall furnish each Rating Agency and the
Controlling Class Representative (and, with respect to an A/B Loan Combination, the related B-Noteholder(s)) with respect to a non-performing or defaulted
Serviced Mortgage Loan such information as the Rating Agency or Controlling
Class Representative (and, with respect to an A/B Loan Combination, the related
B-Noteholder(s)) shall reasonably request and which the Special Servicer can reasonably provide in accordance with applicable law.

          (d) To the extent applicable, each of the Master Servicers, the
Certificate Administrator, the Trustee and the Special Servicer shall promptly furnish to each Rating Agency copies of the following items:

               (i) each of its annual statements as to compliance described in
     Section 3.13;

               (ii) each of its annual independent public accountants' servicing reports described in Section 3.14;

                                      292

               (iii) any Officer's Certificate delivered by it to the Trustee pursuant to Section 4.03(c) or 3.08(a); and

               (iv) each of the reports described in Section 3.12(a) and the statements and reports described in Sections 3.12(b), 3.12(c) and 3.12(d).

          (e) The Trustee or Certificate Administrator, as applicable, shall (i)
make available to each Rating Agency and the Controlling Class Representative, upon reasonable notice, the items described in Section 3.15(a) and (ii) promptly deliver to each Rating Agency and the Controlling Class Representative a copy of any notices given pursuant to Section 7.03(a) or Section 7.03(b).

          (f) Each of the Trustee, the Certificate Administrator, the Master
Servicers and the Special Servicer shall provide to each Rating Agency such other information with respect to the Trust Mortgage Loans and the Certificates, to the extent such party possesses such information, as such Rating Agency shall reasonably request.

          (g) Notwithstanding any provision herein to the contrary each of the
Master Servicers, the Special Servicer, the Certificate Administrator or the
Trustee shall deliver to any Underwriter any report prepared by such party hereunder upon request.

          SECTION 11.12 Complete Agreement.

          This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

                                      293

          IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                        CITIGROUP COMMERCIAL MORTGAGE
                                        SECURITIES INC.
                                        Depositor

                                        By: /s/ Angela Vleck
                                            ------------------------------------
                                        Name:  Angela Vleck
                                        Title: Vice President

                                        WACHOVIA BANK, NATIONAL ASSOCIATION
                                        Master Servicer No. 1

                                        By: /s/ Joseph Newel III
                                            ------------------------------------
                                        Name:  Joseph Newel III
                                        Title: Associate

                                        MIDLAND LOAN SERVICES, INC.
                                        Master Servicer No. 2

                                        By: /s/ Lawrence D. Ashley
                                            ------------------------------------
                                        Name:  Lawrence D. Ashley
                                        Title: Senior Vice President

                                        LNR PARTNERS, INC.
                                        Special Servicer

                                        By: /s/ Steven N. Bjerke
                                            ------------------------------------
                                        Name:  Steven N. Bjerke
                                        Title: Vice President

                                        LASALLE BANK NATIONAL ASSOCIATION
                                        Certificate Administrator

                                        By: /s/ Alyssa C. Stahl
                                            ------------------------------------
                                        Name:  Alyssa C. Stahl
                                        Title: Vice President

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION
                                        Trustee

                                        By: /s/ Amy Mofsenson
                                            ------------------------------------
                                        Name:  Amy Mofsenson
                                        Title: Vice President

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )

          On the 20th day of November 2006, before me, a notary public in and for said State, personally appeared Angela Vleck, known to me to be a Vice
President of CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                 /s/ Elisa J. Castaldo
                                            --------------------------------
                                                      Notary Public

[Notarial Seal]

STATE OF NORTH CAROLINA )
                        ) ss.:
COUNTY OF MCKLENBURG   )

          On the 17th day of November 2006, before me, a notary public in and for said State, personally appeared Joseph Newall III, known to me to be a
Associate of MIDLAND LOAN SERVICES, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                    /s/ Amber M. Neil
                                                 ------------------------
                                                      Notary Public

[Notarial Seal]

STATE OF KANSAS      )
                     ) ss.:
COUNTY OF JOHNSON    )

          On the 16th day of November 2006, before me, a notary public in and for said State, personally appeared Lawrence D. Ashley, known to me to be a
Senior Vice President of WACHOVIA BANK, NATIONAL ASSOCIATION, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                    /s/ Brent Kinder
                                                 -----------------------
                                                      Notary Public

[Notarial Seal]

STATE OF FLORIDA     )
                     ) ss.:
COUNTY OF MIAMI-DADE )

          The foregoing instrument was acknowledged before me this 20 day of
November, 2006, by Steven N. Bjerke as Vice President on behalf of LNR Partners,
Inc., a Florida corporation; such individual is personally known to me or has produced a driver's license as identification.

My Commission Expires:

          [NOTARIAL SEAL]

                                                  /s/ Helen E. Galera
                                                 -------------------------------
                                                 Notary Public, State of Florida

STATE OF             )
                     ) ss.:
COUNTY OF            )

          On the 17th day of November 2006, before me, a notary public in and for said State, personally appeared Amy Mofsenson, known to me to be a Vice
President of WELLS FARGO BANK, NATIONAL ASSOCIATION, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                   /s/ Janet M. Jolley
                                              -----------------------------
                                                      Notary Public

[Notarial Seal]

STATE OF ILLINOIS    )
                     ) ss.:
COUNTY OF COOK       )

          On the 21 day of November 2006, before me, a notary public in and for said State, personally appeared Alyssa C. Stahl known to me to be First Vice
President, respectively, of LASALLE BANK NATIONAL ASSOCIATION, one of the
entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                   /s/ Diane O'Neal
                                            --------------------------------
                                                      Notary Public

[Notarial Seal]

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE

LOAN NUMBER                                                     MORTGAGE LOAN SELLER
------------------------------------------------------------------------------------------------------------------------------------

     1                                                                  CGM
    1.1
    1.2
    1.3
    1.4
    1.5
    1.6
    1.7
    1.8
    1.9
     2                                                                  CGM
     3                                                                  CGM
     4                                                                LaSalle
    4.1
    4.2
    4.3
    4.4
     5                                                                LaSalle
     6                                                                LaSalle
    6.1
    6.2
     7                                                                  PNC
     8                                                                LaSalle
     9                                                                  CGM
     10                                                                 CGM
     11                                                                 CGM
    11.1
    11.2
    11.3
    11.4
    11.5
    11.6
     12                                                                 CGM
     13                                                                 CGM
     14                                                               LaSalle
     15                                                               LaSalle
     16                                                                 PNC
     17                                                                 CGM
     18                                                               LaSalle
     19                                                                 CGM
     20                                                                 CGM
     21                                                                 PNC
     22                                                                 PNC
     23                                                                 CGM
     24                                                                 CGM
     25                                                               LaSalle
     26                                                                 CGM
     27                                                                 PNC
     28                                                               LaSalle
     29                                                                 CGM
     30                                                                 PNC
     31                                                                 PNC
     32                                                                 PNC
     33                                                               LaSalle
     34                                                               LaSalle
     35                                                                 PNC
     36                                                               LaSalle
     37                                                                 CGM
     38                                                                 CGM
     39                                                               LaSalle
     40                                                               LaSalle
     41                                                                 PNC
     42                                                               LaSalle
     43                                                                 CGM
     44                                                                 CGM
     45                                                                 CGM
     46                                                                 PNC
     47                                                                 CGM
     48                                                                 CGM
     49                                                                 CGM
     50                                                                 CGM
     51                                                               LaSalle
     52                                                                 PNC
     53                                                                 CGM
     54                                                                 PNC
     55                                                               LaSalle
     56                                                               LaSalle
     57                                                               LaSalle
     58                                                               LaSalle
     59                                                                 CGM
     60                                                               LaSalle
     61                                                                 PNC
     62                                                               LaSalle
     63                                                               LaSalle
     64                                                                 CGM
     65                                                                 PNC
     66                                                               LaSalle
     67                                                                 CGM
     68                                                               LaSalle
     69                                                                 CGM
     70                                                               LaSalle
     71                                                               LaSalle
     72                                                                 CGM
     73                                                               LaSalle
    73.1
    73.2
    73.3
    73.4
    73.5
    73.6
    73.7
    73.8
    73.9
   73.10
   73.11
     74                                                               LaSalle
     75                                                               LaSalle
     76                                                               LaSalle
     77                                                                 CGM
     78                                                               LaSalle
     79                                                               LaSalle
     80                                                               LaSalle
     81                                                                 PNC
     82                                                               LaSalle
     83                                                               LaSalle
     84                                                               LaSalle
     85                                                                 CGM
     86                                                               LaSalle
     87                                                               LaSalle
     88                                                               LaSalle
     89                                                               LaSalle
    89.1
    89.2
     90                                                                 CGM
     91                                                                 CGM
     92                                                                 CGM
     93                                                               LaSalle
     94                                                               LaSalle
     95                                                                 CGM
     96                                                                 CGM
     97                                                               LaSalle
     98                                                               LaSalle
     99                                                               LaSalle
    100                                                               LaSalle
    101                                                               LaSalle
    102                                                               LaSalle
    103                                                               LaSalle
    104                                                                 PNC
    105                                                                 CGM
    106                                                                 PNC
    107                                                               LaSalle
    108                                                                 PNC
    109                                                               LaSalle
    110                                                               LaSalle
    111                                                                 PNC
    112                                                                 CGM
    113                                                                 CGM
    114                                                               LaSalle
    115                                                               LaSalle
   115.1
   115.2
    116                                                               LaSalle
    117                                                               LaSalle
    118                                                               LaSalle
    119                                                               LaSalle
    120                                                               LaSalle
    121                                                               LaSalle
    122                                                               LaSalle
    123                                                                 PNC
    124                                                                 PNC
    125                                                               LaSalle
    126                                                               LaSalle
    127                                                                 CGM
    128                                                               LaSalle
    129                                                               LaSalle
   129.1
   129.2
    130                                                               LaSalle
    131                                                               LaSalle
    132                                                                 PNC
    133                                                                 CGM
    134                                                               LaSalle
    135                                                                 PNC
    136                                                               LaSalle
    137                                                               LaSalle
    138                                                                 CGM
    139                                                               LaSalle
   139.1
   139.2
    140                                                               LaSalle
    141                                                               LaSalle
    142                                                                 PNC
    143                                                               LaSalle
    144                                                               LaSalle
    145                                                                 CGM
    146                                                                 PNC
    147                                                               LaSalle
    148                                                               LaSalle
    149                                                                 CGM
    150                                                               LaSalle
    151                                                               LaSalle
    152                                                               LaSalle
    153                                                               LaSalle
    154                                                               LaSalle
    155                                                               LaSalle
    156                                                               LaSalle
    157                                                               LaSalle
    158                                                               LaSalle
    159                                                               LaSalle
    160                                                                 PNC
    161                                                                 CGM
    162                                                               LaSalle
    164                                                                 PNC
    165                                                               LaSalle
    166                                                               LaSalle
    167                                                               LaSalle
    168                                                               LaSalle
    169                                                               LaSalle
    170                                                               LaSalle
    171                                                                 CGM
    172                                                               LaSalle
    173                                                               LaSalle
    174                                                               LaSalle
    175                                                                 PNC
    176                                                               LaSalle
    177                                                               LaSalle
    178                                                               LaSalle
    179                                                               LaSalle
    180                                                               LaSalle
    181                                                               LaSalle
    182                                                               LaSalle
    183                                                               LaSalle
    184                                                               LaSalle
    185                                                               LaSalle
    186                                                               LaSalle
    187                                                               LaSalle
    188                                                               LaSalle
    189                                                               LaSalle
    190                                                               LaSalle
    191                                                                 PNC
    192                                                               LaSalle
    193                                                               LaSalle
    194                                                               LaSalle
    195                                                               LaSalle
    196                                                               LaSalle
    197                                                               LaSalle
    198                                                               LaSalle
    199                                                               LaSalle
    200                                                               LaSalle
    201                                                               LaSalle
    202                                                               LaSalle
    203                                                               LaSalle
    204                                                               LaSalle
    205                                                               LaSalle
    206                                                                 PNC
    207                                                               LaSalle
    208                                                               LaSalle
             PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE ANNEX A-1 INFORMATION FOR THE ALA MOANA
             PORTFOLIO NON-POOLED PORTION, WHICH IS ASSOCIATED WITH THE CLASS AMP-1, AMP-2 AND AMP-3 CERTIFICATES.  THE ALA MOANA
             PORTFOLIO NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL BALANCE.
     4b            LaSalle

             LOAN GROUP
LOAN NUMBER    NUMBER                 LOAN / PROPERTY NAME
-------------------------------------------------------------------------

     1             1     IRET Portfolio
    1.1                  Flagship Corporate Center
    1.2                  The Riverport Building
    1.3                  Corporate Center West
    1.4                  Pacific Hills Plaza
    1.5                  Timberlands at Tomahawk
    1.6                  Farnam Executive Center
    1.7                  Miracle Hills Executive Center
    1.8                  Gateway Corporate Center
    1.9                  Woodlands Plaza
     2             1     801 South Figueroa Street
     3             1     Tower 67
     4             1     Ala Moana Portfolio
    4.1                  Ala Moana Center
    4.2                  Ala Moana Building
    4.3                  Ala Moana Pacific Center
    4.4                  Ala Moana Plaza
     5             1     NNN WellPoint Operations Center
     6             1     One & Two Securities Centre
    6.1                  One Securities Centre
    6.2                  Two Securities Centre
     7             1     Four Points Sheraton
     8             1     909 Poydras Office Building
     9             1     Tri City Plaza
     10            1     Kent Station
     11            1     Dick's Sporting Goods
    11.1                 Dick's Sporting Goods/PetSmart - Concord
    11.2                 Dick's Sporting Goods - Wichita
    11.3                 Dick's Sporting Goods - Bloomingdale
    11.4                 Dick's Sporting Goods - Millbury
    11.5                 Dick's Sporting Goods - North Attleboro
    11.6                 Dick's Sporting Goods - Melville
     12            1     Dominion Plaza
     13            2     Paseo Villas Apartments
     14            2     North Campus Crossing Phase I
     15            1     Waterfront Centre
     16            1     Canyon Corporate Center
     17            1     604 Fifth Avenue
     18            2     Equinox Apartments
     19            1     East Brook Mall
     20            1     Broadway Place
                         Wakefield Companies - Danvers and Peabody
     21            1     Wakefield Companies - Danvers
     22            1     Wakefield Companies - Peabody
     23            1     Whole Foods Market - Los Altos
     24            1     Courtyard Century City
     25            1     Northmont Business Park
     26            1     Penn Station
     27            1     Heart Center Medical Group Building
     28            1     Boji Tower
     29            1     Hilton Head Village
     30            1     Ambassador Square
                         Courtyard Atlanta Roswell and Columbia Northwest
     31            1     Courtyard Columbia Northwest
     32            1     Courtyard Atlanta Roswell
     33            1     Orgill Distribution Facility
     34            1     Brown's Wharf
     35            2     Forest Cove Apartment Homes
     36            1     77 Corporate Park
     37            1     Scoop Building
     38            1     Collier Place I & II
     39            1     Gordmans Shopping Center
     40            1     Athens Mall
     41            1     Holtze Executive Village Hotel
     42            1     Pinehurst Centre
     43            2     Augusta Apartments
     44            1     Ralphs
     45            1     The HMAI Building
     46            1     CIGNA Regional Building
     47            1     Hampton Inn & Suites-Ontario
     48            1     Bell Forge Square
     49            1     Northside Festival Shopping Center
     50            1     The Pavilion Movie Theater
     51            1     Maple Grove Shopping Center
     52            2     Woodland Hills Village Apartment Homes
     53            1     Eastlake Medical
     54            1     One Summit Plaza
     55            1     Showplace Square West
     56            2     Lake View Apartments
     57            1     Arrowhead Medical
     58            1     Shore Pointe Office Building
     59            1     North Branch Outlet Center
     60            2     Towne Oaks Apartments
     61            1     Port Warwick Medical Arts II
     62            1     Stop & Shop - Coventry, RI
     63            2     Oaks of Kingsbridge
     64            1     Roxborough Building
     65            1     Nationwide Building
     66            1     Residence Inn - Cranberry Township
     67            2     Nashville Auto Diesel College
     68            1     Highland Town Center
     69            1     Orsay Restaurant
     70            2     Wynfield Apartments
     71            1     Hampton Inn Airport - Coraopolis
     72            1     JC Penney - 5050 East Ray Road
     73            1     Livonia International
    73.1                 Livonia International - 31659 Glendale Street
    73.2                 Livonia International - 31731 Glendale Street
    73.3                 Livonia International - 31846 Glendale Street
    73.4                 Livonia International - 31899 Glendale Street
    73.5                 Livonia International - 12182 Belden Court
    73.6                 Livonia International - 12250 Belden Court
    73.7                 Livonia International - 12350 Belden Court
    73.8                 Livonia International - 12400 Belden Court
    73.9                 Livonia International - 30975 West 8 Mile Road
   73.10                 Livonia International - 13321 Stark Road
   73.11                 Livonia International - 6061 Commerce Drive
     74            1     Gettysburg MHP & RV Resort
     75            1     Hampton Inn - Greentree
     76            1     1430 Branding Office Building
     77            1     Raymour & Flanagan
     78            1     Corolla Light Town Center
     79            1     Winchester & Payne
     80            1     Oak Park Plaza
     81            1     University Gate Apartments
     82            2     VE - Colony Park Apartments
     83            1     Holiday Inn Express - Columbia, SC
     84            1     East Lake Point Professional Office
     85            2     Trinity Trace
     86            1     Holiday Inn Express - Cranberry Township
     87            2     Woodland Village
     88            1     Virginia Hills
     89            1     Oklahoma Self Storage Portfolio
    89.1                 A-1 Mini Storage
    89.2                 Rite Place Self Storage
     90            1     Family Independence Agency
     91            1     Villages at Pinnacle Peak
     92            1     Allen Forge Shopping Center
     93            1     Wingate Inn - Columbia, SC
     94            1     Wingate Inn - Savannah, GA
     95            1     SpringHill Suites-Charlotte Airport
     96            1     Camden Village Shopping Center
     97            1     Bare Hills Office
     98            1     Citrus Heights Office
     99            1     Redwood Estates
    100            1     Florida Brewing Company
    101            1     3300 Walnut
    102            1     Carman Road Medical Arts Building
    103            1     Fairfield Inn & Suites - Aiken
    104            2     Laurel Point Senior Apartments
    105            1     Stine - White Towne Center
    106            1     Pecos Retail Center
    107            1     Greenwich Centre
    108            1     The Inn at Tallgrass
    109            1     Hampton Inn New Bern
    110            1     Valley Wide Distribution
    111            1     White Birch Plaza
    112            1     Circuit City - Cincinnati, OH
    113            1     Stow Workman Plaza
    114            1     Rudeen Business Park IV
    115            1     Capitol Self Storage Portfolio
   115.1                 Capitol Self Storage I
   115.2                 Capitol Self Storage II
    116            1     Goodman Industrial
    117            1     180 Canal Street
    118            1     Berkeley Office Building
    119            1     Walgreens - Ware, MA
    120            1     Holiday Inn Express - Walterboro, SC
    121            1     Fairfield Inn - Owensboro
    122            1     Pearl Britain Plaza
    123            2     South Point Apartment Homes
    124            1     1430 Vantage Court
    125            1     FedEx - Indianapolis
    126            2     Timbers on Broadway Apartments
    127            1     Gamma Medical Center
    128            1     800 9th Street Office Building
    129            2     Buena Villa & Wheat Manor
   129.1                 Buena Villa
   129.2                 Wheat Manor
    130            2     Mountaineer Village
    131            1     Hampton Inn - Lexington, SC
    132            1     The EPL Building
    133            1     Oakdale Shopping Center
    134            1     Comfort Suites - Winston-Salem, NC
    135            1     USPS Processing Center
    136            1     Fairfield Inn - Alcoa, TN
    137            1     USA Maxi Storage
    138            1     Sunset Plaza Shopping Center
    139            1     Cosmetic Dentistry & Actuant Office Portfolio
   139.1                 Cosmetic Dentistry
   139.2                 Actuant Office
    140            1     Wolf River Commons
    141            1     Holiday Inn Express - Emporia, VA
    142            1     Landover Metro Industrial
    143            2     Woodlawn Court
    144            1     Raynham Center
    145            1     Washington Square
    146            2     Killeen Stone Ranch Apartments
    147            2     Campus Crossing at Aycock & Spring Garden
    148            1     Centre @ Wallisville
    149            1     1215 Spruce Street
    150            1     Inland Old Time Pottery
    151            1     Walgreens - Dunedin
    152            2     Foothill Hacienda Apartments
    153            1     North Kent Mall
    154            1     Iron Bridge I Office Building
    155            1     AAA All American Self Storage
    156            1     100 Resource Parkway Retail
    157            1     168 Business Park Drive
    158            1     Brown Office
    159            1     Cubby Hole Louisiana 2
    160            1     Smizer Station Professional Bldg
    161            1     Thomasville Furniture-Charlotte
    162            1     Legion Way Building
    164            1     Ashlan & West ("Wishing Well Plaza")
    165            2     520 Taylor St.
    166            2     Campus Crossing at Lindell
    167            1     Santa Nella MHC
    168            1     CVS El Monte
    169            1     Ross Stores - Alhambra
    170            1     Lakeview Storage
    171            1     Bushnell Plaza
    172            1     Oronoco Estates MHC
    173            2     Regency Village MHC
    174            1     Rialto Self Storage
    175            1     A+ Mini Storage (A3-Norman)
    176            1     VE Quality Inn Tempe
    177            1     Profiles Industrial
    178            2     Wayside Glen MHP
    179            1     Roanoke Retail
    180            1     La Quinta Valley Plaza
    181            1     Mt. Rock MHP
    182            1     Apache Self Storage
    183            1     Bishop Retail Center
    184            1     Old Missouri Road Office Bldg
    185            1     Texas Plaza
    186            1     Shops of Laurelwood
    187            1     Ridgeview Village MHP
    188            1     The Storage Center - Waller
    189            1     Orange Grove Shopping Center
    190            1     Walgreens - Chicago, IL
    191            1     7645 West Fond Du Lac Avenue
    192            1     Texas Storage
    193            1     Milford Corporate Office
    194            1     Starbucks Center (Campus Corner)
    195            1     Sunrise Plaza
    196            1     Peachtree City Self Storage
    197            1     Dabney Exchange
    198            1     AutoZone - Pelham
    199            1     The Storage Inn
    200            1     Classic Shopping Center
    201            1     Sandoval Mini Storage
    202            1     Personal Storage Systems
    203            1     Haddon Storage
    204            1     Storagemaster
    205            1     Ellerbe Place
    206            1     Liberty Town Center Shopping Center
    207            2     Thornton Hall Apartments
    208            1     Big 5 Hazel Dell
     4b           NAP    Ala Moana Portfolio (non-pooled portion)

LOAN NUMBER                     PROPERTY ADDRESS                                       CITY               STATE   ZIP CODE
--------------------------------------------------------------------------------------------------------------------------

     1       Various                                                           Various                   Various   Various
    1.1      775 Prairie Center Drive                                          Eden Prairie                 MN      55344
    1.2      13690 Riverport Drive                                             Maryland Heights             MO      63043
    1.3      10805-10825 Old Mill Road                                         Omaha                        NE      68154
    1.4      12002 Pacific Street                                              Omaha                        NE      68154
    1.5      4000 West 114th Street                                            Leawood                      KS      66211
    1.6      10810 Farnam Drive                                                Omaha                        NE      68154
    1.7      11422 Miracle Hills Drive                                         Omaha                        NE      68154
    1.8      576 Bielenberg Drive                                              Woodbury                     MN      55125
    1.9      11775 Borman Drive                                                Saint Louis                  MO      63146
     2       801 South Figueroa Street                                         Los Angeles                  CA      90017
     3       145 West 67th Street                                              New York                     NY      10023
     4       Various                                                           Honolulu                     HI      96814
    4.1      1450 Ala Moana Boulevard                                          Honolulu                     HI      96814
    4.2      1441 Kapiolani Boulevard                                          Honolulu                     HI      96814
    4.3      1585 Kapiolani Boulevard                                          Honolulu                     HI      96814
    4.4      451 Piikoi Street                                                 Honolulu                     HI      96814
     5       220 Virginia Avenue                                               Indianapolis                 IN      46204
     6       Various                                                           Atlanta                      GA      30305
    6.1      3490 Piedmont Road                                                Atlanta                      GA      30305
    6.2      3500 Piedmont Road                                                Atlanta                      GA      30305
     7       1201 K Street N.W.                                                Washington                   DC      20005
     8       909 Poydras Street                                                New Orleans                  LA      70112
     9       35 Talcottville Road                                              Vernon                       CT      06066
     10      417-514 Ramsay Way, 207-240 West Kent Station Street              Kent                         WA      98032
     11      Various                                                           Various                   Various   Various
    11.1     295-299 Loudon Road                                               Concord                      NH      03301
    11.2     4600 West Kellogg Drive                                           Wichita                      KS      67209
    11.3     328 West Army Trail Road                                          Bloomingdale                 IL      60108
    11.4     70 Worcester Providence Turnpike                                  Millbury                     MA      01527
    11.5     1360 South Washington Street                                      North Attleboro              MA      02760
    11.6     834 Walt Whitman Road                                             Melville                     NY      11747
     12      17300 & 17304 Preston Road                                        Dallas                       TX      75252
     13      801 East Atherton Drive                                           Manteca                      CA      95337
     14      3800 Bostic Drive                                                 Greenville                   NC      27834
     15      800 9th Street, SW                                                Washington                   DC      20024
     16      5515 East La Palma Avenue                                         Anaheim                      CA      92807
     17      604 Fifth Avenue                                                  New York                     NY      10020
     18      409 West Gorham Street                                            Madison                      WI      53703
     19      95 Storrs Road                                                    Mansfield Center             CT      06250
     20      2014-2058 and 2110-2114 Broadway Avenue                           Santa Monica                 CA      90404
     21      249-251 North Street                                              Danvers                      MA      01923
     22      4 First Avenue                                                    Peabody                      MA      01960
     23      4800 El Camino Real                                               Los Altos                    CA      94022
     24      10320 West Olympic Boulevard                                      Los Angeles                  CA      90064
     25      1950, 1955, & 1965 Evergreen Boulevard                            Duluth                       GA      30096
     26      1630 Stewart Street                                               Santa Monica                 CA      90404
     27      7916 West Jefferson Boulevard                                     Fort Wayne                   IN      46804
     28      124 West Allegan Street                                           Lansing                      MI      48933
     29      1460 Fording Island Road                                          Bluffton                     SC      29910
     30      407-411 East Beaver Avenue                                        State College                PA      16801
     31      347 Zimalcrest Drive                                              Columbia                     SC      29210
     32      1500 Market Boulevard                                             Roswell                      GA      30076
     33      260 Jordan Road                                                   Tifton                       GA      31794
     34      1615-1637 Thames Street                                           Baltimore                    MD      21231
     35      2401 Repsdorph Road                                               Seabrook                     TX      77586
     36      400 Clanton Road                                                  Charlotte                    NC      28217
     37      475 Broadway                                                      New York                     NY      10013
     38      3001 and 3003 Tamiami Trail North                                 Naples                       FL      34103
     39      3551-3705 Rib Mountain Drive                                      Wausau                       WI      54401
     40      739 - 921 East State Street                                       Athens                       OH      45701
     41      11400 College Blvd                                                Overland Park                KS      66210
     42      477 Viking Drive                                                  Virginia Beach               VA      23452
     43      1424 Sycamore Drive, 3146 & 3148 Alpine Drive, and 237 Fox Trace  Augusta                      GA      30909
     44      3380 Los Coyotes Diagnol                                          Long Beach                   CA      90808
     45      141-143 Burke Street                                              Nashua                       NH      03060
     46      1 Cigna Drive                                                     Bourbonnais                  IL      60914
     47      4500 East Mills Circle                                            Ontario                      CA      91764
     48      5316 Mount View Road                                              Antioch                      TN      37013
     49      2201 Gallatin Pike Road                                           Madison                      TN      37115
     50      188 Prospect Park West                                            Brooklyn                     NY      11215
     51      6601 - 6655 McKee Road                                            Madison                      WI      53719
     52      2139 Lake Hills Drive                                             Humble                       TX      77339
     53      2060 Otay Lakes Road                                              Chula Vista                  CA      91915
     54      5727 South Lewis Avenue                                           Tulsa                        OK      74105
     55      550 15th Street                                                   San Francisco                CA      94103
     56      2331 Lakeview Drive                                               Erie                         PA      16506
     57      18555 North 79th Avenue                                           Glendale                     AZ      85308
     58      1 Selleck Street                                                  Norwalk                      CT      06855
     59      38500 Tanger Drive                                                North Branch                 MN      55056
     60      9300 Treasure Hill Road and 9600 Southedge Drive                  Little Rock                  AR      72227
     61      1031 Loftis Boulevard                                             Newport News                 VA      23606
     62      900 Tiogue Avenue                                                 Coventry                     RI      02816
     63      11888 Longridge Drive                                             Baton Rouge                  LA      70816
     64      1901 Roxborough Road                                              Charlotte                    NC      28211
     65      4300 Centerview Drive                                             San Antonio                  TX      78228
     66      1308 Freedom Road                                                 Cranberry Township           PA      16066
     67      1003 Douglas Avenue                                               Nashville                    TN      37206
     68      2880 East Highland Road                                           Highland                     MI      48356
     69      1057-1059 Lexington Avenue                                        New York                     NY      10021
     70      4658 Mercer University Drive                                      Macon                        GA      31210
     71      8514 University Boulevard                                         Coraopolis                   PA      15108
     72      5050 East Ray Road                                                Phoenix                      AZ      85044
     73      Various                                                           Various                      MI     Various
    73.1     31659 Glendale Street                                             Livonia                      MI      48150
    73.2     31731 Glendale Street                                             Livonia                      MI      48150
    73.3     31846 Glendale Street                                             Livonia                      MI      48150
    73.4     31899 Glendale Street                                             Livonia                      MI      48150
    73.5     12182 Belden Court                                                Livonia                      MI      48150
    73.6     12250 Belden Court                                                Livonia                      MI      48150
    73.7     12350 Belden Court                                                Livonia                      MI      48150
    73.8     12400 Belden Court                                                Livonia                      MI      48150
    73.9     30975 West 8 Mile Road                                            Livonia                      MI      48150
   73.10     13321 Stark Road                                                  Livonia                      MI      48150
   73.11     6061 Commerce Drive                                               Westland                     MI      48185
     74      1300 Hanover Road                                                 Gettysburg                   PA      17325
     75      555 Trumbell Drive                                                Pittsburgh                   PA      15205
     76      1430 Branding Avenue                                              Downers Grove                IL      60515
     77      200 State Route 17 North                                          Paramus                      NJ      07652
     78      1159 Austin Street                                                Corolla                      NC      27927
     79      1245-1275 South Winchester Boulevard                              San Jose                     CA      95128
     80      13700 Nine Mile Road                                              Oak Park                     MI      48237
     81      5086 Station Road                                                 Erie                         PA      16510
     82      1 Country Lane                                                    Mobile                       AL      36608
     83      211 Lanneau Court                                                 Columbia                     SC      29212
     84      4114 Woodlands Parkway                                            Palm Harbor                  FL      34685
     85      1707 Trinity Heights Drive                                        Arlington                    TX      76014
     86      20003 Route 19                                                    Cranberry Township           PA      16066
     87      1916 Rayconda Road                                                Fayetteville                 NC      28304
     88      642 Falls Church Road                                             Imperial                     PA      15126
     89      Various                                                           Various                      OK     Various
    89.1     1324 South Commerce Street                                        Ardmore                      OK      73401
    89.2     8706 South Shields Boulevard                                      Oklahoma City                OK      73149
     90      14061 Lappin Avenue                                               Detroit                      MI      48205
     91      10428, 10434, 10440, 10446 East Jomax Road                        Scottsdale                   AZ      85262
     92      850 - 890 South Valley Forge Road                                 Lansdale                     PA      19446
     93      217 Lanneau Court                                                 Columbia                     SC      29212
     94      11 Gateway Boulevard East                                         Savannah                     GA      31419
     95      3055 Scott Futrell Drive                                          Charlotte                    NC      28208
     96      3719 Old Alabama Road                                             Alpharetta                   GA      30022
     97      1423 Clarkview Road                                               Baltimore                    MD      21209
     98      7777 Greenback Lane                                               Citrus Heights               CA      95610
     99      100 Redwood Drive                                                 Oakdale                      PA      15071
    100      1234 East 5th Avenue                                              Tampa                        FL      33605
    101      3300 Walnut Street                                                Boulder                      CO      80301
    102      3757 and 3761 Carman Road                                         Schenectady                  NY      12303
    103      185 Colony Parkway                                                Aiken                        SC      29803
    104      16170 Westpark Drive                                              Houston                      TX      77082
    105      4701 White Lane and 4150 & 4200 Stine Road                        Bakersfield                  CA      93309
    106      7440 Pecos Street                                                 Denver                       CO      80221
    107      192 Ballard Court                                                 Virginia Beach               VA      23462
    108      2280 North Tara Circle                                            Wichita                      KS      67226
    109      200 Hotel Drive                                                   New Bern                     NC      28562
    110      4010 East Hardy Avenue                                            Fresno                       CA      93725
    111      2800 Lafayette Road                                               Portsmouth                   NH      03801
    112      5455 Glenway Avenue                                               Cincinnati                   OH      45238
    113      3732 Darrow Road                                                  Stow                         OH      44224
    114      16726 and 16788 146th Street SE                                   Monroe                       WA      98272
    115      Various                                                           Various                      WV      25309
   115.1     4200 Kanawha Turnpike                                             South Charleston             WV      25309
   115.2     410 58th Street                                                   Charleston                   WV      25309
    116      525 Park Avenue                                                   San Fernando                 CA      91340
    117      180 Canal Street                                                  Boston                       MA      02114
    118      918 Parker Street                                                 Berkeley                     CA      94710
    119      167-171 West Street                                               Ware                         MA      01082
    120      1834 Sniders Highway                                              Walterboro                   SC      29488
    121      800 Salem Drive                                                   Owensboro                    KY      42303
    122      2645-2699 NE 35th Street                                          Ocala                        FL      34479
    123      1021 Pecan Crossing Drive                                         DeSoto                       TX      75115
    124      1430 Vantage Court                                                Vista                        CA      92081
    125      7400 East 90th Street                                             Indianapolis                 IN      46256
    126      2720 South Broadway Avenue                                        Tyler                        TX      75701
    127      107-109 Gamma Drive                                               Pittsburgh                   PA      15238
    128      800 9th Street                                                    Sacramento                   CA      95814
    129      Various                                                           Minotola                     NJ      08341
   129.1     240 East Wheat Road                                               Minotola                     NJ      08341
   129.2     264 East Wheat Road                                               Minotola                     NJ      08341
    130      720 North Colorado Street                                         Gunnison                     CO      81230
    131      601 Columbia Avenue                                               Lexington                    SC      29072
    132      45600 Terminal Drive                                              Sterling                     VA      20166
    133      800-888 North Yosemite Avenue                                     Oakdale                      CA      95361
    134      200 Capitol Lodging Court                                         Winston-Salem                NC      27103
    135      9001 Tuscany Way                                                  Austin                       TX      78710
    136      126 Cusick Road                                                   Alcoa                        TN      37701
    137      3023 Unicorn Road                                                 Bakersfield                  CA      93308
    138      1101-1229 South Prairie Avenue                                    Pueblo                       CO      81005
    139      Various                                                           Various                      WI     Various
   139.1     5401World Dairy Drive                                             Madison                      WI      53718
   139.2     6151 North Baker Road                                             Glendale                     WI      53209
    140      420 South Germantown Parkway                                      Cordova                      TN      38018
    141      1350 West Atlantic Street                                         Emporia                      VA      23847
    142      3133-3137 Pennsy Drive                                            Landover                     MD      20706
    143      5218-28 South Woodlawn                                            Chicago                      IL      60615
    144      275 New State Highway                                             Raynham                      MA      02767
    145      21 West Washington Street                                         West Chester                 PA      19380
    146      4401 East Rancier Road                                            Killeen                      TX      76543
    147      1018-1022 South Aycock Street and 2909-2911 Spring Garden Street  Greensboro                   NC      27403
    148      15119 Wallisville Road                                            Houston                      TX      77049
    149      1215 Spruce Street                                                Boulder                      CO      80302
    150      7400 Douglas Boulevard                                            Douglasville                 GA      30135
    151      5 Patricia Avenue                                                 Dunedin                      FL      34698
    152      190 California Boulevard                                          San Luis Obispo              CA      93405
    153      4325 Plainfield Avenue NE                                         Grand Rapids                 MI      49525
    154      1401 East Trent Avenue                                            Spokane                      WA      99202
    155      505 South Mountain Avenue                                         Ontario                      CA      91762
    156      100, 101, & 117 Resource Parkway                                  Birmingham                   AL      35242
    157      168 Business Park Drive                                           Virginia Beach               VA      23462
    158      35715 US Highway 40                                               Evergreen                    CO      80439
    159      3401 East Texas Street                                            Bossier City                 LA      71111
    160      1560 Smizer Station Road                                          Fenton                       MO      63026
    161      11705 Carolina Place Parkway                                      Pineville                    NC      28134
    162      618 7th Avenue SE and 601-619 Legion Way SE                       Olympia                      WA      98501
    164      1418-1464 West Ashlan Avenue                                      Fresno                       CA      93705
    165      518-520 Taylor Street                                             San Francisco                CA      94102
    166      918 South Lindell Street                                          918 South Lindell Street     NC      27403
    167      13023 South Highway 33                                            Santa Nella                  CA      95322
    168      11574 Lower Azusa Road                                            El Monte                     CA      91732
    169      201 East Main Street                                              Alhambra                     CA      91801
    170      7140-7150 Knoxville Road                                          Napa                         CA      94558
    171      One Gold Street                                                   Hartford                     CT      06103
    172      3611 85th Street NW                                               Oronoco                      MN      55960
    173      11540 Montana Avenue                                              El Paso                      TX      79936
    174      2850 West Foothill Boulevard                                      Rialto                       CA      92376
    175      4650 West Main                                                    Norman                       OK      73072
    176      1375 East University Drive                                        Tempe                        AZ      85281
    177      7 First Street                                                    Palmer                       MA      01069
    178      5120 14th Street West                                             Bradenton                    FL      34207
    179      1919 Valley View Boulevard                                        Roanoke                      VA      24012
    180      79-440 Highway 111                                                La Quinta                    CA      92253
    181      7650 Molly Pitcher Highway                                        Shippensburg                 PA      17257
    182      1905 East Apache Boulevard                                        Tempe                        AZ      85281
    183      905 North Main Street                                             Bishop                       CA      93514
    184      2921 South Old Missouri Road                                      Springdale                   AR      72764
    185      5000 North 23rd. Street                                           McAllen                      TX      78504
    186      402-406 Perkins Extended                                          Memphis                      TN      38117
    187      301 East Columbia Drive                                           Newberg                      OR      97132
    188      31745 Washington Street                                           Waller                       TX      77484
    189      11312 Highway 49                                                  Gulfport                     MS      39503
    190      1533 East 67th Street                                             Chicago                      IL      60637
    191      7645 West Fond Du Lac Avenue                                      Milwaukee                    WI      53218
    192      3619 Avenue H                                                     Rosenberg                    TX      77471
    193      1150 Corporate Office Drive                                       Milford                      MI      48381
    194      101 Division Street                                               Stevens Point                WI      54481
    195      1529 Sunrise Plaza Drive                                          Clermont                     FL      34714
    196      126 Huddleston Road                                               Peachtree City               GA      30269
    197      401-419 Prosperity Drive                                          Henderson                    NC      27536
    198      2180 Pelham Parkway                                               Pelham                       AL      35124
    199      1671 Penfield Road                                                Penfield                     NY      14625
    200      13170 FM 529 (Spencer Road)                                       Houston                      TX      77041
    201      602 Shiloh Drive                                                  Laredo                       TX      78045
    202      8250 Bank Street                                                  Batavia                      NY      14020
    203      401 North Route 130 & Nicholson Road                              Haddon Township              NJ      08107
    204      2100 North Bell Boulevard                                         Cedar Park                   TX      78613
    205      9091 Ellerbe Road                                                 Shreveport                   LA      71106
    206      8600-8606 North Church Road                                       Kansas City                  MO      64157
    207      2117 Lincoln Street                                               Georgetown                   SC      29440
    208      8313 Northeast Highway 99                                         Vancouver                    WA      98665
     4b

                                                                                                 MASTER
                                      CUT-OFF DATE             CROSS COLLATERALIZED  MORTGAGE  SERVICING  ARD LOAN
LOAN NUMBER       COUNTY           PRINCIPAL BALANCE          (MORTGAGE LOAN GROUP)    RATE     FEE RATE  (YES/NO)?
-------------------------------------------------------------------------------------------------------------------

     1       Various                122,610,000.00                      No            5.9236%    0.0300%      No
    1.1      Hennepin
    1.2      Saint Louis
    1.3      Douglas
    1.4      Douglas
    1.5      Johnson
    1.6      Douglas
    1.7      Douglas
    1.8      Washington
    1.9      Saint Louis
     2       Los Angeles            120,000,000.00                      No            6.0000%    0.0200%      No
     3       New York               100,000,000.00                      No            5.8040%    0.0200%     Yes
     4       Honolulu                   96,000,000 (Note 1)             No            5.6028%    0.0200%      No
    4.1      Honolulu
    4.2      Honolulu
    4.3      Honolulu
    4.4      Honolulu
     5       Marion                  70,000,000.00                      No            6.1277%    0.0400%      No
     6       Fulton                  70,000,000.00                      No            5.7900%    0.0500%      No
    6.1      Fulton
    6.2      Fulton
     7       District of Columbia    48,200,000.00                      No            6.2000%    0.0500%      No
     8       Orleans                 40,000,000.00                      No            5.8700%    0.0300%      No
     9       Tolland                 40,000,000.00                      No            5.9300%    0.0200%      No
     10      King                    36,850,000.00                      No            6.0150%    0.0300%      No
     11      Various                 35,072,201.95                      No            6.1710%    0.0200%      No
    11.1     Merrimack
    11.2     Sedgwick
    11.3     DuPage
    11.4     Worcester
    11.5     Bristol
    11.6     Suffolk
     12      Collin                  32,070,000.00                      No            6.0400%    0.0200%      No
     13      San Joaquin             32,000,000.00                      No            5.4450%    0.0500%      No
     14      Pitt                    28,000,000.00                      No            5.5800%    0.0200%      No
     15      District of Columbia    26,000,000.00                      No            5.7300%    0.0700%      No
     16      Orange                  24,600,000.00                      No            6.1200%    0.0800%      No
     17      New York                23,241,314.50                      No            6.2400%    0.0200%      No
     18      Dane                    22,500,000.00                      No            5.5170%    0.0200%      No
     19      Tolland                 22,410,000.00                      No            6.2130%    0.0200%      No
     20      Los Angeles             22,250,000.00                      No            5.9150%    0.0200%      No
     21      Essex                   11,500,000.00                   Yes (C1)         6.4400%    0.0600%      No
     22      Essex                   10,700,000.00                   Yes (C1)         6.4400%    0.0600%      No
     23      Santa Clara             21,600,000.00                      No            5.6718%    0.0400%      No
     24      Los Angeles             20,500,000.00                      No            6.1200%    0.0200%      No
     25      Gwinnett                17,500,000.00                      No            6.3500%    0.0500%      No
     26      Los Angeles             17,300,000.00                      No            5.7850%    0.0200%      No
     27      Allen                   17,040,000.00                      No            5.8200%    0.0600%      No
     28      Ingham                  16,500,000.00                      No            6.0900%    0.0200%      No
     29      Beaufort                15,950,000.00                      No            6.1900%    0.0700%      No
     30      Centre                  15,510,846.39                      No            5.6300%    0.0300%      No
     31      Lexington                8,000,000.00                   Yes (C2)         6.2800%    0.0300%      No
     32      Fulton                   7,500,000.00                   Yes (C2)         6.2800%    0.0300%      No
     33      Tift                    15,452,926.42                      No            6.2000%    0.0200%      No
     34      Baltimore City          14,900,000.00                      No            6.0500%    0.1200%      No
     35      Harris                  14,750,000.00                      No            6.1200%    0.0400%      No
     36      Mecklenburg             13,900,000.00                      No            6.5700%    0.0200%      No
     37      New York                13,880,000.00                      No            6.2100%    0.0200%     Yes
     38      Collier                 13,648,000.00                      No            6.0350%    0.0200%      No
     39      Marathon                13,084,543.95                      No            6.1760%    0.0700%      No
     40      Athens                  13,000,000.00                      No            6.0650%    0.0200%      No
     41      Johnson                 12,966,830.76                      No            6.3800%    0.0800%      No
     42      Virginia Beach City     12,600,000.00                      No            5.9900%    0.0200%      No
     43      Richmond                12,500,000.00                      No            6.5050%    0.0200%      No
     44      Los Angeles             12,425,000.00                      No            6.2200%    0.0200%      No
     45      Hillsborough            12,201,771.84                      No            5.1400%    0.0200%      No
     46      Kankakee                   12,000,000 (Note 4)             No            6.1100%    0.0500%      No
     47      San Bernardino          11,625,000.00                      No            6.4520%    0.0200%      No
     48      Davidson                11,600,000.00                      No            6.2150%    0.0200%      No
     49      Davidson                11,100,000.00                      No            5.8800%    0.0500%      No
     50      Kings                   11,000,000.00                      No            6.2180%    0.0200%      No
     51      Dane                    10,900,000.00                      No            6.2580%    0.0200%      No
     52      Harris                  10,520,000.00                      No            6.1300%    0.0500%      No
     53      San Diego               10,440,000.00                      No            6.2000%    0.0200%      No
     54      Tulsa                   10,200,000.00                      No            6.1800%    0.0800%      No
     55      San Francisco           10,000,000.00                      No            6.1600%    0.0200%      No
     56      Erie                    10,000,000.00                      No            5.9800%    0.0200%      No
     57      Maricopa                 9,991,820.33                      No            6.0500%    0.0200%      No
     58      Fairfield                9,600,000.00                      No            5.8600%    0.0200%      No
     59      Chisago                  9,433,000.00                      No            6.1000%    0.0200%      No
     60      Pulaski                  9,210,000.00                      No            5.8800%    0.0200%      No
     61      Newport News             9,200,000.00                      No            5.9100%    0.0300%      No
     62      Kent                     9,200,000.00                      No            6.0400%    0.0200%      No
     63      East Baton Rouge         8,963,095.67                      No            6.4210%    0.0700%      No
     64      Mecklenburg              8,500,000.00                      No            6.1250%    0.0200%      No
     65      Bexar County             8,489,172.27                      No            6.0100%    0.0800%      No
     66      Butler                   8,485,568.26                      No            6.3300%    0.0300%      No
     67      Davidson                 8,450,000.00                      No            5.8750%    0.0700%      No
     68      Oakland                  8,000,000.00                      No            6.3150%    0.0200%      No
     69      New York                 8,000,000.00                      No            6.2640%    0.0200%      No
     70      Bibb                     8,000,000.00                      No            6.1970%    0.0200%      No
     71      Allegheny                7,587,096.33                      No            6.3300%    0.0300%      No
     72      Maricopa                 7,450,000.00                      No            6.1000%    0.0200%      No
     73      Wayne                    7,386,851.24                      No            6.1300%    0.1200%      No
    73.1     Wayne
    73.2     Wayne
    73.3     Wayne
    73.4     Wayne
    73.5     Wayne
    73.6     Wayne
    73.7     Wayne
    73.8     Wayne
    73.9     Wayne
   73.10     Wayne
   73.11     Wayne
     74      Adams                    7,310,000.00                      No            6.5160%    0.0200%      No
     75      Allegheny                7,087,945.24                      No            6.3300%    0.0300%      No
     76      Dupage                   7,015,000.00                      No            6.2130%    0.0200%      No
     77      Bergen                   7,000,000.00                      No            5.7500%    0.0200%      No
     78      Currituck                6,987,895.80                      No            6.2500%    0.0200%      No
     79      Santa Clara              6,775,000.00                      No            6.1000%    0.0200%      No
     80      Oakland                  6,750,000.00                      No            6.1900%    0.0700%      No
     81      Erie                     6,688,228.86                      No            6.1800%    0.0300%      No
     82      Mobile                   6,490,507.08                      No            6.9700%    0.0200%      No
     83      Lexington                6,487,706.14                      No            6.3800%    0.0700%      No
     84      Pinellas                 6,486,922.75                      No            5.9500%    0.0200%      No
     85      Tarrant                  6,451,000.00                      No            6.1690%    0.0200%      No
     86      Butler                   6,339,218.64                      No            6.3300%    0.0300%      No
     87      Cumberland               6,300,000.00                      No            6.3330%    0.1000%      No
     88      Allegheny                6,300,000.00                      No            5.9200%    0.0200%      No
     89      Various                  6,220,095.17                      No            6.1900%    0.0200%      No
    89.1     Carter
    89.2     Oklahoma
     90      Wayne                    6,129,018.00                      No            6.1200%    0.0200%     Yes
     91      Maricopa                 6,000,000.00                      No            6.0229%    0.0200%      No
     92      Montgomery               5,994,762.83                      No            5.8010%    0.0200%      No
     93      Lexington                5,913,793.67                      No            6.3800%    0.0700%      No
     94      Chatham                  5,725,000.00                      No            6.4200%    0.0700%      No
     95      Mecklenburg              5,585,534.13                      No            6.3100%    0.0200%      No
     96      Fulton                   5,558,000.00                      No            6.0800%    0.0200%      No
     97      Baltimore                5,492,504.04                      No            5.6600%    0.0200%      No
     98      Sacramento               5,490,249.31                      No            6.1400%    0.0200%      No
     99      Allegheny                5,400,000.00                      No            5.9200%    0.0200%      No
    100      Hillsborough             5,395,441.39                      No            5.9300%    0.1000%      No
    101      Boulder                  5,386,820.74                      No            6.3700%    0.0200%      No
    102      Albany                   5,300,000.00                      No            6.1130%    0.0200%      No
    103      Aiken                    5,273,486.46                      No            6.3700%    0.0700%      No
    104      Harris                   5,155,462.26                      No            7.4500%    0.0300%      No
    105      Kern                     5,150,000.00                      No            6.4900%    0.0600%      No
    106      Adams                    5,000,000.00                      No            6.2500%    0.0600%      No
    107      Virginia Beach City      5,000,000.00                      No            5.9510%    0.0200%      No
    108      Sedgwick                 4,994,482.41                      No            6.7200%    0.0800%      No
    109      Craven                   4,993,804.09                      No            6.1500%    0.0200%      No
    110      Fresno                   4,900,000.00                      No            6.2750%    0.0200%      No
    111      Rockingham               4,880,000.00                      No            6.1200%    0.0600%      No
    112      Hamilton                 4,877,026.79                      No            5.3450%    0.0200%     Yes
    113      Summit                   4,800,000.00                      No            6.1900%    0.0200%      No
    114      Snohomish                4,796,197.54                      No            6.1700%    0.0200%      No
    115      Kanawha                  4,791,586.03                      No            6.1900%    0.0200%      No
   115.1     Kanawha
   115.2     Kanawha
    116      Los Angeles              4,791,586.03                      No            6.1900%    0.0200%      No
    117      Suffolk                  4,700,000.00                      No            6.2600%    0.0200%      No
    118      Alameda                  4,500,000.00                      No            6.2200%    0.0200%      No
    119      Hampshire                4,500,000.00                      No            6.1300%    0.0200%      No
    120      Colleton                 4,482,105.59                      No            6.3700%    0.0700%      No
    121      Daviess                  4,450,000.00                      No            6.2200%    0.0200%      No
    122      Marion                   4,345,000.00                      No            6.2800%    0.0200%      No
    123      Dallas                   4,275,000.00                      No            6.2200%    0.0500%      No
    124      San Diego                4,196,528.04                      No            6.0100%    0.0800%      No
    125      Marion                   4,172,874.92                      No            6.1400%    0.0200%      No
    126      Smith                    4,093,851.54                      No            6.8600%    0.0200%      No
    127      Allegheny                4,088,684.09                      No            5.9300%    0.0500%      No
    128      Sacramento               4,000,000.00                      No            6.3100%    0.0200%      No
    129      Atlantic                 3,996,848.30                      No            6.1900%    0.0200%      No
   129.1     Atlantic
   129.2     Atlantic
    130      Gunnison                 3,989,779.07                      No            6.1800%    0.0200%      No
    131      Lexington                3,967,481.83                      No            6.3800%    0.0700%      No
    132      Loudoun                  3,893,085.87                      No            6.1400%    0.0600%      No
    133      Stanislaus               3,847,103.94                      No            6.3600%    0.0200%      No
    134      Forsyth                  3,820,482.68                      No            6.3900%    0.0700%      No
    135      Travis                   3,800,000.00                      No            6.3100%    0.0600%      No
    136      Blount                   3,800,000.00                      No            6.2200%    0.0200%      No
    137      Kern                     3,796,940.93                      No            6.1100%    0.0200%      No
    138      Pueblo                   3,775,256.77                      No            6.4870%    0.0200%      No
    139      Various                  3,750,000.00                      No            6.2400%    0.0700%      No
   139.1     Dane
   139.2     Milwaukee
    140      Shelby                   3,713,841.92                      No            6.4400%    0.0200%      No
    141      Greensville              3,690,542.82                      No            6.3700%    0.0700%      No
    142      Prince Georges           3,600,000.00                      No            5.8900%    0.0500%      No
    143      Cook                     3,500,000.00                      No            5.9800%    0.0200%      No
    144      Bristol                  3,464,201.71                      No            6.4900%    0.0200%      No
    145      Chester                  3,421,000.00                      No            6.0990%    0.0200%      No
    146      Bell                     3,325,658.86                      No            7.4300%    0.0300%      No
    147      Guilford                 3,320,000.00                      No            6.2200%    0.0200%      No
    148      Harris                   3,293,962.69                      No            6.0000%    0.0200%      No
    149      Boulder                  3,287,000.00                      No            6.1400%    0.0200%      No
    150      Douglas                  3,250,133.00                      No            5.0200%    0.0200%      No
    151      Pinellas                 3,047,774.80                      No            6.4700%    0.0200%      No
    152      San Luis Obispo          3,027,651.06                      No            6.2500%    0.0200%      No
    153      Kent                     3,000,000.00                      No            6.1100%    0.0200%      No
    154      Spokane                  2,997,578.49                      No            6.1000%    0.0200%      No
    155      San Bernardino           2,994,906.44                      No            6.3300%    0.0200%      No
    156      Shelby                   2,992,016.09                      No            6.1400%    0.1000%      No
    157      Virginia Beach City      2,922,775.40                      No            6.3200%    0.1000%      No
    158      Jefferson                2,894,916.55                      No            6.1900%    0.0200%      No
    159      Bossier                  2,867,612.50                      No            6.3400%    0.0200%      No
    160      St. Louis                2,847,897.35                      No            6.4300%    0.0800%      No
    161      Mecklenburg              2,825,000.00                      No            6.4274%    0.0700%      No
    162      Thurston                 2,600,000.00                      No            6.2150%    0.0200%      No
    164      Fresno                   2,560,000.00                      No            6.3900%    0.0600%      No
    165      San Francisco            2,500,000.00                      No            5.8800%    0.0200%      No
    166      Guilford                 2,440,000.00                      No            6.2200%    0.0200%      No
    167      Merced                   2,398,057.62                      No            6.0900%    0.1200%      No
    168      Los Angeles              2,300,000.00                      No            6.2830%    0.0200%      No
    169      Los Angeles              2,198,322.19                      No            6.3100%    0.0200%      No
    170      Napa                     2,195,614.22                      No            5.6100%    0.0200%      No
    171      Hartford                 2,145,000.00                      No            6.3700%    0.0200%      No
    172      Olmsted                  2,100,000.00                      No            6.3300%    0.0200%      No
    173      El Paso                  2,098,327.46                      No            6.1500%    0.0200%      No
    174      San Bernardino           2,045,141.85                      No            6.4900%    0.0200%      No
    175      Cleveland                2,000,000.00                      No            6.3300%    0.0800%      No
    176      Maricopa                 1,993,305.65                      No            6.9800%    0.0200%      No
    177      Hampden                  1,960,000.00                      No            6.2200%    0.0200%      No
    178      Manatee                  1,941,693.85                      No            6.2600%    0.0200%      No
    179      Roanoke                  1,918,818.67                      No            6.3600%    0.0800%      No
    180      Riverside                1,828,558.10                      No            6.1900%    0.0200%      No
    181      Franklin                 1,798,575.99                      No            6.1750%    0.0200%      No
    182      Maricopa                 1,796,929.83                      No            6.3100%    0.0200%      No
    183      Inyo                     1,750,000.00                      No            6.3750%    0.0200%      No
    184      Washington               1,748,606.22                      No            6.1500%    0.0200%      No
    185      Hidalgo                  1,744,307.80                      No            6.0600%    0.0200%      No
    186      Shelby                   1,677,218.93                      No            6.4400%    0.0200%      No
    187      Yamhill                  1,597,258.45                      No            6.2900%    0.0200%      No
    188      Harris                   1,593,264.37                      No            6.3100%    0.0800%      No
    189      Harrison                 1,540,938.59                      No            6.2500%    0.1000%      No
    190      Cook                     1,498,859.17                      No            6.3200%    0.0200%      No
    191      Milwaukee                1,446,000.00                      No            6.3900%    0.0700%      No
    192      Fort Bend                1,403,421.93                      No            6.3100%    0.0700%      No
    193      Oakland                  1,394,801.45                      No            6.4300%    0.0700%      No
    194      Portage                  1,375,000.00                      No            6.4000%    0.0200%      No
    195      Lake                     1,346,827.50                      No            6.5240%    0.0800%      No
    196      Fayette                  1,346,646.05                      No            6.5300%    0.0800%      No
    197      Vance                    1,300,000.00                      No            6.5000%    0.0200%      No
    198      Shelby                   1,248,532.71                      No            6.4200%    0.1000%      No
    199      Monroe                   1,247,131.85                      No            6.6200%    0.0200%      No
    200      Harris                   1,196,349.30                      No            6.5730%    0.0200%      No
    201      Webb                     1,170,000.00                      No            6.0500%    0.0200%      No
    202      Gensee                   1,169,129.58                      No            6.4000%    0.0200%      No
    203      Camden                   1,114,222.57                      No            6.6300%    0.0200%      No
    204      Williamson               1,109,132.46                      No            6.2200%    0.0200%      No
    205      Caddo                    1,098,266.11                      No            6.6500%    0.0200%      No
    206      Clay                       999,249.85                      No            6.3700%    0.0600%      No
    207      Georgetown                 954,373.60                      No            6.8400%    0.1450%      No
    208      Clark                      850,000.00                      No            6.2500%    0.0200%      No
     4b                             115,000,000.00                      No            5.5215%    0.0200%      No

                                                                                                     INTEREST RESERVE
                                                                                                       MORTGAGE LOAN
LOAN NUMBER    ARD                           ADDITIONAL INTEREST RATE AFTER ARD                          (YES/NO)?
---------------------------------------------------------------------------------------------------------------------

     1                                                                                                     Yes
    1.1
    1.2
    1.3
    1.4
    1.5
    1.6
    1.7
    1.8
    1.9
     2                                                                                                     Yes
     3       7/11/16  Greater of (i) 2% plus initial interest rate or (ii) 3% plus annualized yield        Yes
     4                                                                                                     Yes
    4.1
    4.2
    4.3
    4.4
     5                                                                                                     Yes
     6                                                                                                     Yes
    6.1
    6.2
     7                                                                                                     Yes
     8                                                                                                     Yes
     9                                                                                                     Yes
     10                                                                                                    Yes
     11                                                                                                    Yes
    11.1
    11.2
    11.3
    11.4
    11.5
    11.6
     12                                                                                                    Yes
     13                                                                                                    Yes
     14                                                                                                    Yes
     15                                                                                                    Yes
     16                                                                                                    Yes
     17                                                                                                    Yes
     18                                                                                                    Yes
     19                                                                                                    Yes
     20                                                                                                    Yes
     21                                                                                                    Yes
     22                                                                                                    Yes
     23                                                                                                    Yes
     24                                                                                                    Yes
     25                                                                                                    Yes
     26                                                                                                    Yes
     27                                                                                                    Yes
     28                                                                                                    Yes
     29                                                                                                    Yes
     30                                                                                                    Yes
     31                                                                                                    Yes
     32                                                                                                    Yes
     33                                                                                                    Yes
     34                                                                                                    Yes
     35                                                                                                    Yes
     36                                                                                                    Yes
     37      6/11/13  Greater of (i) 2% plus initial interest rate or (ii) 3% plus annualized yield        Yes
     38                                                                                                    Yes
     39                                                                                                    Yes
     40                                                                                                    Yes
     41                                                                                                    Yes
     42                                                                                                    Yes
     43                                                                                                    Yes
     44                                                                                                    Yes
     45                                                                                                    Yes
     46                                                                                                    Yes
     47                                                                                                    Yes
     48                                                                                                    Yes
     49                                                                                                    Yes
     50                                                                                                    Yes
     51                                                                                                    Yes
     52                                                                                                    Yes
     53                                                                                                    Yes
     54                                                                                                    Yes
     55                                                                                                    Yes
     56                                                                                                    Yes
     57                                                                                                    Yes
     58                                                                                                    Yes
     59                                                                                                    Yes
     60                                                                                                    Yes
     61                                                                                                    Yes
     62                                                                                                    Yes
     63                                                                                                    Yes
     64                                                                                                    Yes
     65                                                                                                    Yes
     66                                                                                                    Yes
     67                                                                                                    Yes
     68                                                                                                    Yes
     69                                                                                                    Yes
     70                                                                                                    Yes
     71                                                                                                    Yes
     72                                                                                                    Yes
     73                                                                                                    Yes
    73.1
    73.2
    73.3
    73.4
    73.5
    73.6
    73.7
    73.8
    73.9
   73.10
   73.11
     74                                                                                                    Yes
     75                                                                                                    Yes
     76                                                                                                    Yes
     77                                                                                                    Yes
     78                                                                                                    Yes
     79                                                                                                    Yes
     80                                                                                                    Yes
     81                                                                                                    Yes
     82                                                                                                    Yes
     83                                                                                                    Yes
     84                                                                                                    Yes
     85                                                                                                    Yes
     86                                                                                                    Yes
     87                                                                                                    Yes
     88                                                                                                    Yes
     89                                                                                                    Yes
    89.1
    89.2
     90      5/11/16  Greater of 2% plus Initial Interest Rate or 3% plus annualized yield                 Yes
     91                                                                                                    Yes
     92                                                                                                    Yes
     93                                                                                                    Yes
     94                                                                                                    Yes
     95                                                                                                    Yes
     96                                                                                                    Yes
     97                                                                                                    Yes
     98                                                                                                    Yes
     99                                                                                                    Yes
    100                                                                                                    Yes
    101                                                                                                    Yes
    102                                                                                                    Yes
    103                                                                                                    Yes
    104                                                                                                    Yes
    105                                                                                                    Yes
    106                                                                                                    Yes
    107                                                                                                    Yes
    108                                                                                                    Yes
    109                                                                                                    Yes
    110                                                                                                    Yes
    111                                                                                                    Yes
    112      5/11/15  2% plus Initial Interest Rate                                                        Yes
    113                                                                                                    Yes
    114                                                                                                    Yes
    115                                                                                                    Yes
   115.1
   115.2
    116                                                                                                    Yes
    117                                                                                                    Yes
    118                                                                                                    Yes
    119                                                                                                    Yes
    120                                                                                                    Yes
    121                                                                                                    Yes
    122                                                                                                    Yes
    123                                                                                                    Yes
    124                                                                                                    Yes
    125                                                                                                    Yes
    126                                                                                                    Yes
    127                                                                                                    Yes
    128                                                                                                    Yes
    129                                                                                                    Yes
   129.1
   129.2
    130                                                                                                    Yes
    131                                                                                                    Yes
    132                                                                                                    Yes
    133                                                                                                    Yes
    134                                                                                                    Yes
    135                                                                                                    Yes
    136                                                                                                    Yes
    137                                                                                                    Yes
    138                                                                                                    Yes
    139                                                                                                    Yes
   139.1
   139.2
    140                                                                                                    Yes
    141                                                                                                    Yes
    142                                                                                                    Yes
    143                                                                                                    Yes
    144                                                                                                    Yes
    145                                                                                                    Yes
    146                                                                                                    Yes
    147                                                                                                    Yes
    148                                                                                                    Yes
    149                                                                                                    Yes
    150                                                                                                     No
    151                                                                                                    Yes
    152                                                                                                    Yes
    153                                                                                                    Yes
    154                                                                                                    Yes
    155                                                                                                    Yes
    156                                                                                                    Yes
    157                                                                                                    Yes
    158                                                                                                    Yes
    159                                                                                                    Yes
    160                                                                                                    Yes
    161                                                                                                    Yes
    162                                                                                                    Yes
    164                                                                                                    Yes
    165                                                                                                    Yes
    166                                                                                                    Yes
    167                                                                                                    Yes
    168                                                                                                    Yes
    169                                                                                                    Yes
    170                                                                                                    Yes
    171                                                                                                    Yes
    172                                                                                                    Yes
    173                                                                                                    Yes
    174                                                                                                    Yes
    175                                                                                                    Yes
    176                                                                                                    Yes
    177                                                                                                    Yes
    178                                                                                                    Yes
    179                                                                                                    Yes
    180                                                                                                    Yes
    181                                                                                                    Yes
    182                                                                                                    Yes
    183                                                                                                    Yes
    184                                                                                                    Yes
    185                                                                                                    Yes
    186                                                                                                    Yes
    187                                                                                                    Yes
    188                                                                                                    Yes
    189                                                                                                    Yes
    190                                                                                                    Yes
    191                                                                                                    Yes
    192                                                                                                    Yes
    193                                                                                                    Yes
    194                                                                                                    Yes
    195                                                                                                    Yes
    196                                                                                                    Yes
    197                                                                                                    Yes
    198                                                                                                    Yes
    199                                                                                                    Yes
    200                                                                                                    Yes
    201                                                                                                    Yes
    202                                                                                                    Yes
    203                                                                                                    Yes
    204                                                                                                    Yes
    205                                                                                                    Yes
    206                                                                                                    Yes
    207                                                                                                    Yes
    208                                                                                                    Yes
     4b                                                                                                    Yes

                                                STATED    PERIODIC PAYMENT        ORIGINAL TERM TO   REMAINING TERM
                                 GRACE PERIOD  MATURITY      ON FIRST DUE             MATURITY /      TO MATURITY /
LOAN NUMBER       LOAN TYPE         (DAYS)       DATE    DATE AFTER CLOSING          ARD (MONTHS)     ARD (MONTHS)
--------------------------------------------------------------------------------------------------------------------

     1        Interest Only           0        10/6/16        605,243.83                 120               119
    1.1
    1.2
    1.3
    1.4
    1.5
    1.6
    1.7
    1.8
    1.9
     2        Interest Only           0        10/6/16        600,000.00                 120               119
     3       Interest Only/ARD        0        7/11/36        483,666.67                 120               116
     4        Interest Only        (Note 2)     9/1/11        448,220.00                  60                58
    4.1
    4.2
    4.3
    4.4
     5        Interest Only           5         7/1/11        357,449.17                  60                56
     6       Partial IO/Balloon       5         4/1/14        337,750.00                  96                89
    6.1
    6.2
     7        Interest Only           5        10/1/11        249,033.33                  60                59
     8           Balloon              5        11/1/16        236,487.30                 120               120
     9        Interest Only           0        10/11/16       197,666.67                 120               119
     10      Partial IO/Balloon       0        7/11/16        184,710.63                 120               116
     11          Balloon              0        10/11/16       214,316.53                 120               119
    11.1
    11.2
    11.3
    11.4
    11.5
    11.6
     12      Partial IO/Balloon       0        8/11/16        161,419.00                 120               117
     13      Partial IO/Balloon       0        10/11/16       145,200.00                 120               119
     14      Partial IO/Balloon       5         9/1/16        130,200.00                 120               118
     15       Interest Only           5        10/1/16        124,150.00                 120               119
     16      Partial IO/Balloon       5        10/1/16        125,460.00                 120               119
     17          Balloon              0        8/11/16        143,310.60                 120               117
     18      Partial IO/Balloon       7        10/1/16        103,443.75                 120               119
     19      Partial IO/Balloon       0        8/11/16        116,027.78                 120               117
     20       Interest Only           0        6/11/16        109,673.96                 120               115
     21      Partial IO/Balloon       5         9/1/16         61,716.67                 120               118
     22      Partial IO/Balloon       5         9/1/16         57,423.33                 120               118
     23      Partial IO/Balloon       0        5/11/16        102,092.40                 120               114
     24          Balloon              0        11/6/16        124,493.88                 120               120
     25      Partial IO/Balloon       5         9/1/16         92,604.17                 120               118
     26       Interest Only           0        6/11/16         83,400.42                 120               115
     27      Partial IO/Balloon       5        11/1/16         82,644.00                 120               120
     28      Partial IO/Balloon       5         9/1/16         83,737.50                 120               118
     29      Partial IO/Balloon       0        7/11/16         82,275.42                 120               116
     30          Balloon              5        10/1/16         89,419.67                 120               119
     31      Partial IO/Balloon       5        10/1/11         41,866.67                  60                59
     32      Partial IO/Balloon       5        10/1/11         39,250.00                  60                59
     33          Balloon              5         9/1/16         94,810.20                 120               118
     34      Partial IO/Balloon       5        10/1/11         75,120.83                  60                59
     35      Partial IO/Balloon       5        10/1/16         75,225.00                 120               119
     36       Interest Only           5        11/1/13         76,102.50                  84                84
     37      Interest Only/ARD        0        6/11/36         71,829.00                  84                79
     38      Partial IO/Balloon       0        11/6/16         68,638.07                 120               120
     39          Balloon              5         9/1/16         76,249.57                 120               118
     40      Partial IO/Balloon       5        10/1/16         65,704.17                 120               119
     41          Balloon              5         9/1/16         86,804.64                 120               118
     42      Partial IO/Balloon       7        10/1/16         62,895.00                 120               119
     43      Partial IO/Balloon       0        5/11/16         67,760.42                 120               114
     44      Partial IO/Balloon       0        9/11/16         64,402.92                 120               118
     45          Balloon              0        9/11/15         67,630.87                 120               106
     46      Partial IO/Balloon       5        11/1/16         61,100.00                 120               120
     47      Partial IO/Balloon       0        10/6/16         62,503.75                 120               119
     48      Partial IO/Balloon       0        8/11/16         60,078.33                 120               117
     49      Partial IO/Balloon       0        10/6/16         54,390.00                 120               119
     50       Interest Only           0        10/6/16         56,998.33                 120               119
     51       Interest Only           5         9/1/16         56,843.50                 120               118
     52      Partial IO/Balloon       5         9/1/16         53,739.67                 120               118
     53      Partial IO/Balloon       0        6/11/16         53,940.00                 120               115
     54      Partial IO/Balloon       5         8/1/16         52,530.00                 120               117
     55      Partial IO/Balloon       5        10/1/16         51,333.33                 120               119
     56      Partial IO/Balloon       5        10/1/16         49,833.33                 120               119
     57          Balloon              5        10/1/16         60,276.89                 120               119
     58      Partial IO/Balloon       5        10/1/16         46,880.00                 120               119
     59      Partial IO/Balloon       0        4/11/16         47,951.08                 120               113
     60       Interest Only           5        10/1/11         45,129.00                  60                59
     61          Balloon              0        11/1/16         54,627.44                 120               120
     62       Interest Only           5        10/1/16         46,306.67                 120               119
     63          Balloon              5         6/1/16         56,419.34                 120               115
     64       Interest Only           0        5/11/16         43,385.42                 120               114
     65          Balloon              5        10/1/16         54,817.59                 120               119
     66          Balloon              5         9/1/16         52,779.02                 120               118
     67      Partial IO/Balloon       0        10/6/16         41,369.79                 120               119
     68      Partial IO/Balloon       5         8/1/16         42,100.00                 120               117
     69      Partial IO/Balloon       0        7/11/16         41,760.00                 120               116
     70      Partial IO/Balloon       5         8/1/16         41,313.33                 120               117
     71          Balloon              5         9/1/16         47,190.65                 120               118
     72      Partial IO/Balloon       0        9/11/16         37,870.83                 120               118
     73          Balloon              5         9/1/16         44,987.11                 120               118
    73.1
    73.2
    73.3
    73.4
    73.5
    73.6
    73.7
    73.8
    73.9
   73.10
   73.11
     74      Partial IO/Balloon       5        10/1/16         39,693.30                 120               119
     75          Balloon              5         9/1/16         44,086.01                 120               118
     76      Partial IO/Balloon       5        10/1/16         36,320.16                 120               119
     77      Partial IO/Balloon       0        3/11/16         33,541.67                 120               112
     78          Balloon              5         9/1/16         43,100.20                 120               118
     79          Balloon              5        12/1/16         34,439.58(Note 5)         120               120
     80      Partial IO/Balloon       5         9/1/16         34,818.75                 120               118
     81          Balloon              5         9/1/16         40,948.51                 120               118
     82          Balloon              5         9/1/16         43,113.78                 120               118
     83          Balloon              7        10/1/16         48,004.14                 120               119
     84          Balloon              5        10/1/16         46,380.72                 120               119
     85      Partial IO/Balloon       0        7/11/13         33,163.52                  84                80
     86          Balloon              5         9/1/16         39,429.03                 120               118
     87      Partial IO/Balloon       5        10/1/16         33,248.25                 120               119
     88      Partial IO/Balloon       5         9/1/16         31,080.00                 120               118
     89          Balloon              5        10/1/16         38,085.81                 120               119
    89.1
    89.2
     90       Partial IO/ARD          0        5/11/36         31,257.99                 120               114
     91      Partial IO/Balloon       0        9/11/16         30,114.50                 120               118
     92          Balloon              0        10/6/16         35,209.00                 120               119
     93          Balloon              7        10/1/16         43,757.62                 120               119
     94          Balloon              7        11/1/16         38,369.91                 120               120
     95          Balloon              0        9/11/16         37,149.45                 120               118
     96      Partial IO/Balloon       0        10/6/16         28,160.53                 120               119
     97          Balloon              5        10/1/16         34,302.35                 120               119
     98          Balloon              5         9/1/16         33,471.95                 120               118
     99      Partial IO/Balloon       5         9/1/16         26,640.00                 120               118
    100          Balloon              5        10/1/16         32,133.11                 120               119
    101          Balloon              5         8/1/16         33,671.32                 120               117
    102      Partial IO/Balloon       5         9/1/16         26,999.08                 120               118
    103          Balloon              7         9/1/16         35,269.92                 120               118
    104          Balloon              5         8/1/21         35,937.76                 180               177
    105      Partial IO/Balloon       0        9/11/21         27,852.92                 180               178
    106      Partial IO/Balloon       5        11/1/16         26,041.67                 120               120
    107       Interest Only           7         8/1/16         24,795.83                 120               117
    108          Balloon              5        10/1/16         34,450.92                 120               119
    109          Balloon              5        10/1/16         32,675.08                 120               119
    110      Partial IO/Balloon       5        10/1/16         25,622.92                 120               119
    111      Partial IO/Balloon       5        10/1/16         24,888.00                 120               119
    112            ARD                0        5/11/35         27,765.60                 120               102
    113      Partial IO/Balloon       0        8/11/16         24,760.00                 120               117
    114          Balloon              5        10/1/16         29,305.13                 120               119
    115          Balloon              5         9/1/16         29,367.37                 120               118
   115.1
   115.2
    116          Balloon              5         9/1/16         29,367.37                 120               118
    117      Partial IO/Balloon       5        10/1/16         24,518.33                 120               119
    118      Partial IO/Balloon       5        10/1/16         23,325.00                 120               119
    119      Partial IO/Balloon       5        11/1/16         22,987.50                 120               120
    120          Balloon              7         9/1/16         33,207.27                 120               118
    121      Partial IO/Balloon       5        10/1/16         23,065.83                 120               119
    122      Partial IO/Balloon       5         8/1/16         22,738.83                 120               117
    123      Partial IO/Balloon       5         9/1/16         22,158.75                 120               118
    124          Balloon              5        10/1/16         25,208.13                 120               119
    125          Balloon              5        10/1/16         24,199.23                 120               119
    126          Balloon              5         9/1/16         26,893.00                 120               118
    127          Balloon              0        9/11/16         26,241.20                 120               118
    128      Partial IO/Balloon       5        10/1/16         21,033.33                 120               119
    129          Balloon              5        10/1/16         24,472.81                 120               119
   129.1
   129.2
    130          Balloon              5         8/1/16         24,446.87                 120               117
    131          Balloon              7        10/1/16         29,356.38                 120               119
    132          Balloon              5         9/1/16         23,734.65                 120               118
    133          Balloon              0        10/6/16         23,981.23                 120               119
    134          Balloon              5        10/1/16         25,564.38                 120               119
    135          Balloon              5        11/1/16         23,545.74                 120               120
    136      Partial IO/Balloon       5        10/1/16         19,696.67                 120               119
    137          Balloon              5        10/1/16         23,052.35                 120               119
    138          Balloon              0        10/6/16         23,847.24                 120               119
    139      Partial IO/Balloon       5         9/1/16         19,500.00                 120               118
   139.1
   139.2
    140          Balloon              5         9/1/16         23,366.34                 120               118
    141          Balloon              7         9/1/16         24,682.94                 120               118
    142      Partial IO/Balloon       5        11/1/16         17,670.00                 120               120
    143      Partial IO/Balloon       5        10/1/16         17,441.67                 120               119
    144          Balloon              5         7/1/16         21,941.52                 120               116
    145      Partial IO/Balloon       0        9/11/16         17,387.23                 120               118
    146          Balloon              5         9/1/21         23,124.44                 180               178
    147      Partial IO/Balloon       5        10/1/16         17,208.67                 120               119
    148          Balloon              5         9/1/16         19,785.17                 120               118
    149      Partial IO/Balloon       0        9/11/16         16,818.48                 120               118
    150       Interest Only           5         8/1/11         13,596.39                  60                57
    151          Balloon              5        10/1/16         19,217.94                 120               119
    152          Balloon              5        10/1/16         18,656.23                 120               119
    153      Partial IO/Balloon       5         6/1/16         15,275.00                 120               115
    154          Balloon              5        10/1/16         18,179.84                 120               119
    155          Balloon              5         9/1/16         18,627.89                 120               118
    156          Balloon              5         9/1/16         19,586.59                 120               118
    157          Balloon              7        10/1/16         18,143.10                 120               119
    158          Balloon              5         9/1/16         17,742.79                 120               118
    159          Balloon              5         9/1/16         19,125.75                 120               118
    160          Balloon              5        10/1/16         17,882.94                 120               119
    161      Partial IO/Balloon       0        8/11/16         15,131.17                 120               117
    162          Balloon              5        11/1/16         15,949.51                 120               120
    164      Partial IO/Balloon       5         9/1/16         13,632.00                 120               118
    165      Partial IO/Balloon       5        10/1/16         12,250.00                 120               119
    166      Partial IO/Balloon       5        10/1/16         12,647.33                 120               119
    167          Balloon              5        10/1/16         14,528.38                 120               119
    168       Interest Only           5         9/1/16         12,042.42                 120               118
    169          Balloon              5        10/1/16         13,631.75                 120               119
    170          Balloon              5         9/1/16         12,643.61                 120               118
    171      Partial IO/Balloon       0        11/6/16         11,386.38                 120               120
    172      Partial IO/Balloon       5         8/1/13         11,077.50                  84                81
    173          Balloon              5        10/1/16         12,793.79                 120               119
    174          Balloon              5         8/1/16         12,943.92                 120               117
    175          Balloon              5        10/1/16         12,418.59                 120               120
    176          Balloon              5         8/1/16         14,110.08                 120               117
    177      Partial IO/Balloon       5         9/1/16         10,159.33                 120               118
    178          Balloon              5         6/1/16         12,019.17                 120               115
    179          Balloon              7         7/1/16         11,990.62                 120               116
    180          Balloon              5        10/1/16         11,196.31                 120               119
    181          Balloon              5        10/1/16         10,995.26                 120               119
    182          Balloon              5         9/1/16         11,153.25                 120               118
    183      Partial IO/Balloon       5         9/1/16          9,296.88                 120               118
    184          Balloon              5        10/1/16         10,661.49                 120               119
    185          Balloon              5        10/1/16         14,824.28                 120               119
    186          Balloon              5         9/1/16         10,552.54                 120               118
    187          Balloon              5         9/1/16          9,893.14                 120               118
    188          Balloon              5         6/1/16          9,914.00                 120               115
    189      Fully Amortizing         5        10/1/16         17,403.42                 120               119
    190          Balloon              5        10/1/16          9,304.16                 120               119
    191      Partial IO/Balloon       5        10/1/16          7,699.95                 120               119
    192          Balloon              5         7/1/16          8,724.32                 120               116
    193          Balloon              5         8/1/16          9,391.76                 120               117
    194      Partial IO/Balloon       5         9/1/16          7,333.33                 120               118
    195          Balloon              5         8/1/16          8,554.24                 120               117
    196          Balloon              5         9/1/16          9,140.62                 120               118
    197      Partial IO/Balloon       5         9/1/16          7,041.67                 120               118
    198          Balloon              5        10/1/16          8,377.71                 120               119
    199          Balloon              5         8/1/16          7,999.75                 120               117
    200          Balloon              5         7/1/16          7,642.52                 120               116
    201          Balloon              5        11/1/16          7,052.40                 120               120
    202          Balloon              5        10/1/16          7,318.42                 120               119
    203          Balloon              5        10/1/16          7,143.15                 120               119
    204          Balloon              5        10/1/16          6,812.82                 120               119
    205          Balloon              5         9/1/16          7,061.61                 120               118
    206          Balloon              5        10/1/16          6,235.43                 120               119
    207          Balloon              5        10/1/21          6,251.35                 180               179
    208      Partial IO/Balloon       5        11/1/16          4,427.08                 120               120
     4b       Interest Only        (Note 2)     9/1/11        529,143.75                  60                58

               STATED ORIGINAL   STATED REMAINING
             AMORTIZATION TERM  AMORTIZATION TERM  DEFEASANCE LOAN                                                     PROPERTY
LOAN NUMBER       (MONTHS)           (MONTHS)         (YES/NO)?           BORROWER'S INTEREST           PROPERTY SIZE  SIZE TYPE
--------------------------------------------------------------------------------------------------------------------------------

     1       Interest Only        Interest Only         Yes                  Fee Simple                      936,720       SF
    1.1                                                                      Fee Simple                      138,825       SF
    1.2                                                                      Fee Simple                      122,567       SF
    1.3                                                                      Fee Simple                      141,724       SF
    1.4                                                                      Fee Simple                      142,958       SF
    1.5                                                                      Fee Simple                       90,315       SF
    1.6                                                                      Fee Simple                       94,832       SF
    1.7                                                                      Fee Simple                       84,730       SF
    1.8                                                                      Fee Simple                       59,827       SF
    1.9                                                                      Fee Simple                       60,942       SF
     2       Interest Only        Interest Only         Yes                    Fee Simple                    443,271       SF
     3       Interest Only        Interest Only         Yes                    Fee Simple                        449      Units
     4       Interest Only        Interest Only         Yes             Fee Simple and Leasehold           1,989,759       SF
    4.1                                                                      Fee Simple                    1,606,435       SF
    4.2                                                                      Fee Simple                      199,362       SF
    4.3                                                               Fee in Part, Leasehold in Part         169,918       SF
    4.4                                                                        Fee Simple                     14,044       SF
     5       Interest Only        Interest Only         Yes                    Fee Simple                    562,000       SF
     6           360                   360              Yes                    Fee Simple                    521,957       SF
    6.1                                                                        Fee Simple                    274,634       SF
    6.2                                                                        Fee Simple                    247,323       SF
     7       Interest Only        Interest Only         Yes                    Fee Simple                        265      Rooms
     8           360                   360              Yes                    Fee Simple                    541,636       SF
     9       Interest Only        Interest Only         Yes                    Fee Simple                    295,367       SF
     10          360                   360              Yes                    Fee Simple                    135,418       SF
     11          360                   359              Yes             Fee Simple and Leasehold             319,600       SF
    11.1                                                                       Fee Simple                     70,087       SF
    11.2                                                                       Fee Simple                     48,780       SF
    11.3                                                                        Leasehold                     50,000       SF
    11.4                                                                        Leasehold                     54,175       SF
    11.5                                                                        Leasehold                     50,025       SF
    11.6                                                                        Leasehold                     46,533       SF
     12          360                   360              Yes                    Fee Simple                    318,695       SF
     13          360                   360              No                     Fee Simple                        293      Units
     14          360                   360              Yes                    Fee Simple                        324      Units
     15      Interest Only        Interest Only         No                     Fee Simple                    113,989       SF
     16          360                   360              Yes                    Fee Simple                    156,135       SF
     17          360                   357           (Note 3)                  Fee Simple                     21,000       SF
     18          360                   360              Yes                    Fee Simple                        115      Units
     19          360                   360              Yes                    Fee Simple                    236,847       SF
     20      Interest Only        Interest Only         Yes                    Fee Simple                     83,052       SF
     21          360                   360              No                     Fee Simple                    167,245       SF
     22          360                   360              No                     Fee Simple                    152,686       SF
     23          360                   360              Yes                    Fee Simple                     50,451       SF
     24          360                   360              Yes                    Fee Simple                        135      Rooms
     25          360                   360              Yes                    Fee Simple                    229,728       SF
     26      Interest Only        Interest Only         Yes                    Fee Simple                     76,169       SF
     27          360                   360              Yes                    Fee Simple                     78,745       SF
     28          360                   360              No                     Fee Simple                    180,532       SF
     29          360                   360              Yes                    Fee Simple                    110,710       SF
     30          360                   359              Yes             Fee in Part, Leasehold in Part            74      Units
     31          360                   360              Yes                    Fee Simple                        149      Rooms
     32          360                   360              Yes                     Leasehold                        154      Rooms
     33          360                   358              Yes                    Fee Simple                    676,031       SF
     34          360                   360              Yes                    Fee Simple                    104,203       SF
     35          360                   360              No                     Fee Simple                        276      Units
     36      Interest Only        Interest Only         Yes                    Fee Simple                    325,661       SF
     37      Interest Only        Interest Only         Yes                    Fee Simple                     10,558       SF
     38          360                   360              Yes                    Fee Simple                     60,550       SF
     39          420                   418              Yes                    Fee Simple                    118,438       SF
     40          360                   360              Yes                     Leasehold                    217,424       SF
     41          300                   298              Yes                    Fee Simple                        214      Rooms
     42          360                   360              Yes                    Fee Simple                     97,761       SF
     43          360                   360              Yes                    Fee Simple                        496      Units
     44          360                   360              Yes                    Fee Simple                     44,500       SF
     45          360                   346              Yes                    Fee Simple                    238,897       SF
     46      168 (Note 4)              168              Yes                    Fee Simple                    152,287       SF
     47          360                   360              Yes                    Fee Simple                         91      Rooms
     48          360                   360              Yes                    Fee Simple                    130,475       SF
     49          420                   420              No                     Fee Simple                     93,684       SF
     50      Interest Only        Interest Only         Yes                    Fee Simple                     33,120       SF
     51      Interest Only        Interest Only         Yes                    Fee Simple                     78,128       SF
     52          360                   360              No                     Fee Simple                        260      Units
     53          360                   360              Yes                    Fee Simple                     36,226       SF
     54          360                   360              Yes                    Fee Simple                    118,879       SF
     55          360                   360              Yes                    Fee Simple                     72,182       SF
     56          360                   360              Yes             Fee in Part, Leasehold in Part           172      Units
     57          360                   359              Yes                    Fee Simple                     48,334       SF
     58          360                   360              Yes                    Fee Simple                     63,169       SF
     59          360                   360              Yes                    Fee Simple                    134,480       SF
     60      Interest Only        Interest Only         No                     Fee Simple                        228      Units
     61          360                   360              Yes                    Fee Simple                     54,735       SF
     62      Interest Only        Interest Only         Yes                    Fee Simple                     63,128       SF
     63          360                   355              Yes                    Fee Simple                        342      Units
     64      Interest Only        Interest Only         Yes                    Fee Simple                     64,736       SF
     65          300                   299              Yes                    Fee Simple                     93,299       SF
     66          360                   358              Yes                    Fee Simple                         96      Rooms
     67          420                   420              Yes                    Fee Simple                        211      Units
     68          360                   360              Yes                    Fee Simple                     45,493       SF
     69          360                   360              Yes                    Fee Simple                     19,806       SF
     70          360                   360              Yes                    Fee Simple                        184      Units
     71          360                   358              Yes                    Fee Simple                        127      Rooms
     72          360                   360              Yes                    Fee Simple                    104,800       SF
     73          360                   358              Yes                    Fee Simple                    162,465       SF
    73.1                                                                       Fee Simple                      9,640       SF
    73.2                                                                       Fee Simple                      9,632       SF
    73.3                                                                       Fee Simple                     11,817       SF
    73.4                                                                       Fee Simple                     30,100       SF
    73.5                                                                       Fee Simple                      7,700       SF
    73.6                                                                       Fee Simple                      7,700       SF
    73.7                                                                       Fee Simple                     13,560       SF
    73.8                                                                       Fee Simple                     30,000       SF
    73.9                                                                       Fee Simple                     13,000       SF
   73.10                                                                       Fee Simple                      6,816       SF
   73.11                                                                       Fee Simple                     22,500       SF
     74          348                   348              Yes                    Fee Simple                        378      Units
     75          360                   358              Yes                    Fee Simple                        127      Rooms
     76          360                   360              Yes                    Fee Simple                     69,848       SF
     77          360                   360              Yes                    Fee Simple                     61,758       SF
     78          360                   358              Yes                    Fee Simple                     56,283       SF
     79          360                   360              No                     Fee Simple                     71,781       SF
     80          360                   360              Yes                    Fee Simple                     80,299       SF
     81          360                   358              Yes                    Fee Simple                         59      Units
     82          360                   358              Yes                    Fee Simple                        201      Units
     83          240                   239              Yes                    Fee Simple                         82      Rooms
     84          240                   239              No                     Fee Simple                     52,756       SF
     85          360                   360              Yes                    Fee Simple                        240      Units
     86          360                   358              Yes                    Fee Simple                        102      Rooms
     87          360                   360              Yes                    Fee Simple                         96      Units
     88          360                   360              No                     Fee Simple                        337      Units
     89          360                   359              Yes                    Fee Simple                    187,493       SF
    89.1                                                                       Fee Simple                     97,768       SF
    89.2                                                                       Fee Simple                     89,725       SF
     90          360                   360              Yes                    Fee Simple                     36,520       SF
     91          360                   360              Yes                    Fee Simple                     28,281       SF
     92          360                   359              Yes                    Fee Simple                     38,701       SF
     93          240                   239              Yes                    Fee Simple                        101      Rooms
     94          300                   300              Yes                    Fee Simple                        101      Rooms
     95          300                   298              Yes                    Fee Simple                         95      Rooms
     96          360                   360              Yes                    Fee Simple                     30,975       SF
     97          300                   299           (Note 6)                  Fee Simple                     39,000       SF
     98          360                   358              No                     Fee Simple                     64,183       SF
     99          360                   360              No                     Fee Simple                        291      Units
    100          360                   359              Yes                    Fee Simple                     40,760       SF
    101          360                   357              No                     Fee Simple                    129,006       SF
    102          360                   360              Yes                    Fee Simple                     32,464       SF
    103          300                   298              Yes                    Fee Simple                         84      Rooms
    104          360                   357              Yes                    Fee Simple                        148      Units
    105          360                   360              Yes                    Fee Simple                     25,819       SF
    106          360                   360              No                     Fee Simple                     71,779       SF
    107      Interest Only        Interest Only         Yes                    Fee Simple                     57,346       SF
    108          300                   299              No                     Fee Simple                         88      Rooms
    109          300                   299              Yes             Fee in Part, Leasehold in Part           101      Rooms
    110          360                   360              Yes                    Fee Simple                    120,000       SF
    111          360                   360              Yes                    Fee Simple                     39,092       SF
    112          360                   342              No                     Fee Simple                     33,343       SF
    113          360                   360              No                     Fee Simple                     51,620       SF
    114          360                   359              Yes                    Fee Simple                     46,174       SF
    115          360                   358              Yes                    Fee Simple                    140,910       SF
   115.1                                                                       Fee Simple                     61,535       SF
   115.2                                                                       Fee Simple                     79,375       SF
    116          360                   358              No                     Fee Simple                     59,600       SF
    117          360                   360              Yes                    Fee Simple                     30,859       SF
    118          360                   360              Yes                    Fee Simple                     36,887       SF
    119          360                   360              Yes                    Fee Simple                     14,550       SF
    120          240                   238              Yes                    Fee Simple                         81      Rooms
    121          360                   360              Yes                    Fee Simple                        100      Rooms
    122          360                   360              Yes                    Fee Simple                     82,216       SF
    123          360                   360              No                     Fee Simple                        128      Units
    124          360                   359              Yes                    Fee Simple                     41,821       SF
    125          420                   419              Yes                    Fee Simple                     89,024       SF
    126          360                   358              Yes                    Fee Simple                        100      Units
    127          300                   298              Yes                    Fee Simple                     29,286       SF
    128          360                   360              No                     Fee Simple                     21,184       SF
    129          360                   359              No                     Fee Simple                         70      Units
   129.1                                                                       Fee Simple                         30      Units
   129.2                                                                       Fee Simple                         40      Units
    130          360                   357              Yes                    Fee Simple                         87      Units
    131          240                   239              Yes                    Fee Simple                         71      Rooms
    132          360                   358              Yes                    Fee Simple                     27,509       SF
    133          360                   359              Yes                    Fee Simple                     94,721       SF
    134          300                   299              Yes                    Fee Simple                         80      Rooms
    135          360                   360              No                     Fee Simple                     75,600       SF
    136          360                   360              Yes                    Fee Simple                         91      Rooms
    137          360                   359              Yes                    Fee Simple                    119,625       SF
    138          360                   359              Yes                    Fee Simple                    154,885       SF
    139          360                   360              Yes                    Fee Simple                     53,200       SF
   139.1                                                                       Fee Simple                     13,200       SF
   139.2                                                                       Fee Simple                     40,000       SF
    140          360                   358              Yes                    Fee Simple                     20,457       SF
    141          300                   298              Yes                    Fee Simple                         78      Rooms
    142          360                   360              No                     Fee Simple                     64,792       SF
    143          360                   360              Yes                    Fee Simple                         30      Units
    144          360                   356              Yes                    Fee Simple                     34,600       SF
    145          360                   360              Yes                    Fee Simple                     34,869       SF
    146          360                   358              Yes                    Fee Simple                        152      Units
    147          360                   360              Yes                    Fee Simple                         52      Units
    148          360                   358              Yes                    Fee Simple                     18,784       SF
    149          360                   360              Yes                    Fee Simple                     19,700       SF
    150      Interest Only        Interest Only         No                     Fee Simple                    110,174       SF
    151          360                   359              Yes                    Fee Simple                     14,820       SF
    152          360                   359              Yes                    Fee Simple                         23      Units
    153          360                   360              Yes                    Fee Simple                     94,000       SF
    154          360                   359              Yes                    Fee Simple                     24,381       SF
    155          360                   358              Yes                    Fee Simple                     55,062       SF
    156          300                   298              Yes                    Fee Simple                      6,580       SF
    157          360                   359              Yes                    Fee Simple                     29,608       SF
    158          360                   358              Yes                    Fee Simple                     24,784       SF
    159          300                   298              Yes                    Fee Simple                     52,625       SF
    160          360                   359              Yes                    Fee Simple                     15,416       SF
    161          360                   360              Yes                    Fee Simple                     14,546       SF
    162          360                   360              Yes                    Fee Simple                     45,480       SF
    164          360                   360              Yes                    Fee Simple                     21,700       SF
    165          360                   360              Yes                    Fee Simple                         42      Units
    166          360                   360              Yes                    Fee Simple                         36      Units
    167          360                   359              Yes                    Fee Simple                        105      Units
    168      Interest Only        Interest Only         Yes                      Fee Simple                   13,013       SF
    169          360                   359              No                     Fee Simple                     32,130       SF
    170          360                   358              Yes                    Fee Simple                     81,856       SF
    171          360                   360              Yes                    Fee Simple                     19,347       SF
    172          360                   360              Yes                    Fee Simple                        215      Units
    173          360                   359              Yes                    Fee Simple                        106      Units
    174          360                   357              No                     Fee Simple                     37,425       SF
    175          360                   360              Yes                    Fee Simple                        421      Units
    176          300                   297              Yes                    Fee Simple                         52      Rooms
    177          360                   360              Yes                    Fee Simple                     75,591       SF
    178          360                   355              Yes                    Fee Simple                        116      Units
    179          360                   356              Yes                    Fee Simple                      9,121       SF
    180          360                   359              Yes                    Fee Simple                      5,943       SF
    181          360                   359              Yes                    Fee Simple                        140      Units
    182          360                   358              Yes                    Fee Simple                     41,592       SF
    183          360                   360              Yes                    Fee Simple                      6,536       SF
    184          360                   359              Yes                    Fee Simple                     16,000       SF
    185          180                   179              Yes                    Fee Simple                     33,405       SF
    186          360                   358              Yes                    Fee Simple                     10,898       SF
    187          360                   358              Yes                    Fee Simple                         79      Units
    188          360                   355              Yes                    Fee Simple                     47,225       SF
    189          120                   119              Yes                    Fee Simple                    110,438       SF
    190          360                   359              Yes                    Fee Simple                     14,090       SF
    191          360                   360              No                     Fee Simple                     15,000       SF
    192          360                   356              Yes                    Fee Simple                     40,261       SF
    193          300                   297              Yes                    Fee Simple                     16,482       SF
    194          360                   360              Yes                    Fee Simple                      5,875       SF
    195          360                   357              Yes                    Fee Simple                      9,560       SF
    196          300                   298              Yes                    Fee Simple                     47,550       SF
    197          360                   360              Yes                    Fee Simple                      9,800       SF
    198          300                   299              Yes                    Fee Simple                     24,802       SF
    199          360                   357              Yes                    Fee Simple                     27,600       SF
    200          360                   356              Yes                    Fee Simple                      9,100       SF
    201          360                   360              Yes                    Fee Simple                     23,091       SF
    202          360                   359              Yes                    Fee Simple                     47,550       SF
    203          360                   359              Yes                    Fee Simple                     21,760       SF
    204          360                   359              Yes                    Fee Simple                     48,285       SF
    205          360                   358              Yes                    Fee Simple                     11,101       SF
    206          360                   359              Yes                    Fee Simple                      6,000       SF
    207          360                   359              Yes                    Fee Simple                         40      Units
    208          300                   300              Yes                    Fee Simple                     11,000       SF
     4b      Interest Only       Interest Only          Yes             Fee Simple and Leasehold

                                                         ESCROWED
                                                          ANNUAL      ESCROWED  ESCROWED REPLACEMENT
                                                       REAL ESTATE    ANNUAL     RESERVES INITIAL
 LOAN NUMBER           LOCKBOX (YES/NO)?                  TAXES      INSURANCE        DEPOSIT
----------------------------------------------------------------------------------------------------

     1        Springing Hard                                   No           No                     0
    1.1
    1.2
    1.3
    1.4
    1.5
    1.6
    1.7
    1.8
    1.9
     2        Springing Hard                                  Yes          Yes                     0
     3        Springing Soft                                   No           No                     0
     4        In-Place Hard, Springing Cash Management         No           No                     0
    4.1
    4.2
    4.3
    4.4
     5        In-Place Hard, Springing Cash Management         No           No                     0
     6        In-Place Hard                                   Yes          Yes                     0
    6.1
    6.2
     7        None                                            Yes          Yes                     0
     8        In-Place Hard, Springing Cash Management        Yes          Yes                     0
     9        None                                            Yes           No                     0
     10       None                                             No           No                     0
     11       In-Place Hard                                    No           No                     0
    11.1
    11.2
    11.3
    11.4
    11.5
    11.6
     12       None                                            Yes          Yes                     0
     13       None                                            Yes          Yes                     0
     14       In-Place Hard, Springing Cash Management        Yes          Yes                     0
     15       In-Place Hard                                   Yes          Yes                     0
     16       In-Place Hard                                   Yes          Yes                     0
     17       None                                            Yes           No                     0
     18       None                                            Yes          Yes                     0
     19       In-Place Hard, Springing Cash Management        Yes          Yes                36,614
     20       None                                             No           No                     0
     21       None                                            Yes          Yes                     0
     22       None                                            Yes          Yes                     0
     23       Springing Hard                                   No           No                     0
     24       None                                            Yes          Yes                     0
     25       In-Place Hard, Springing Cash Management        Yes          Yes                     0
     26       Springing Hard                                   No           No                     0
     27       In-Place Hard                                    No           No                     0
     28       None                                            Yes          Yes                     0
     29       None                                             No           No                     0
     30       None                                            Yes          Yes                     0
     31       None                                             No          Yes             1,777,247
     32       None                                             No          Yes             1,678,467
     33       In-Place Hard, Springing Cash Management         No           No                     0
     34       None                                            Yes          Yes                     0
     35       None                                            Yes          Yes                     0
     36       None                                             No           No                     0
     37       Springing Hard                                   No           No                     0
     38       Springing Hard                                  Yes           No                     0
     39       None                                             No           No                     0
     40       None                                            Yes          Yes                     0
     41       None                                            Yes          Yes                     0
     42       None                                            Yes          Yes                     0
     43       None                                            Yes          Yes               248,000
     44       None                                             No           No                     0
     45       In-Place Hard                                   Yes          Yes                     0
     46       None                                             No           No                     0
     47       Springing Soft                                  Yes          Yes                     0
     48       None                                            Yes           No                     0
     49       Springing Hard                                   No           No                     0
     50       None                                            Yes           No                     0
     51       None                                             No           No                     0
     52       None                                            Yes          Yes                     0
     53       None                                            Yes          Yes                     0
     54       Soft                                            Yes          Yes                     0
     55       None                                            Yes          Yes                     0
     56       None                                            Yes          Yes                     0
     57       None                                            Yes           No                     0
     58       None                                            Yes          Yes                     0
     59       In-Place Hard                                   Yes          Yes                     0
     60       None                                            Yes          Yes                     0
     61       None                                            Yes           No                     0
     62       None                                             No           No                     0
     63       None                                            Yes          Yes                     0
     64       None                                             No           No                     0
     65       In-Place Hard                                   Yes          Yes                     0
     66       None                                            Yes          Yes               710,000
     67       None                                             No           No                     0
     68       None                                            Yes          Yes                     0
     69       None                                            Yes          Yes                     0
     70       None                                            Yes          Yes                     0
     71       None                                            Yes          Yes               640,000
     72       Springing Hard                                   No           No                     0
     73       None                                            Yes          Yes                     0
    73.1
    73.2
    73.3
    73.4
    73.5
    73.6
    73.7
    73.8
    73.9
   73.10
   73.11
     74       None                                            Yes          Yes                     0
     75       None                                            Yes          Yes               652,000
     76       None                                            Yes          Yes                     0
     77       None                                             No           No                     0
     78       None                                            Yes          Yes                     0
     79       None                                             No           No                     0
     80       None                                            Yes          Yes                     0
     81       None                                            Yes          Yes               357,185
     82       None                                            Yes          Yes                     0
     83       None                                            Yes          Yes                     0
     84       None                                            Yes          Yes                     0
     85       None                                            Yes          Yes                83,400
     86       None                                            Yes          Yes               520,000
     87       None                                            Yes          Yes                     0
     88       None                                            Yes          Yes                     0
     89       None                                            Yes          Yes                     0
    89.1
    89.2
     90       In-Place Hard                                   Yes          Yes                79,936
     91       Springing Soft                                  Yes          Yes                     0
     92       None                                            Yes          Yes                     0
     93       None                                            Yes          Yes                     0
     94       None                                            Yes          Yes                     0
     95       None                                            Yes          Yes                     0
     96       In-Place Hard                                   Yes           No                46,427
     97       None                                            Yes          Yes                     0
     98       None                                             No           No                     0
     99       None                                            Yes          Yes                     0
    100       None                                            Yes          Yes                     0
    101       None                                            Yes          Yes                     0
    102       None                                             No           No                     0
    103       None                                            Yes          Yes                     0
    104       None                                            Yes          Yes                     0
    105       None                                            Yes          Yes                 4,000
    106       Springing                                       Yes          Yes                     0
    107       None                                            Yes          Yes                     0
    108       None                                            Yes          Yes                     0
    109       None                                            Yes          Yes                     0
    110       None                                            Yes          Yes                     0
    111       None                                            Yes          Yes                     0
    112       Springing Hard                                   No          Yes                     0
    113       Springing Hard                                  Yes          Yes                     0
    114       None                                            Yes          Yes                     0
    115       None                                            Yes          Yes                     0
   115.1
   115.2
    116       None                                            Yes          Yes                     0
    117       None                                            Yes          Yes                     0
    118       None                                            Yes          Yes                     0
    119       None                                             No           No                     0
    120       None                                            Yes          Yes                     0
    121       None                                            Yes          Yes                     0
    122       None                                            Yes          Yes                     0
    123       None                                            Yes          Yes                     0
    124       In-Place Hard                                   Yes          Yes                     0
    125       None                                             No           No                     0
    126       None                                            Yes          Yes                     0
    127       In-Place Hard                                   Yes          Yes                     0
    128       None                                            Yes          Yes                     0
    129       None                                            Yes          Yes                     0
   129.1
   129.2
    130       None                                            Yes          Yes                     0
    131       None                                            Yes          Yes                     0
    132       In-Place Hard                                   Yes          Yes             1,425,000
    133       Springing Hard                                  Yes           No                     0
    134       None                                            Yes          Yes                     0
    135       In-Place Hard                                   Yes           No                 7,560
    136       None                                            Yes          Yes                     0
    137       None                                            Yes          Yes                     0
    138       Springing Hard                                  Yes           No                     0
    139       None                                             No           No                     0
   139.1
   139.2
    140       None                                            Yes          Yes                     0
    141       None                                            Yes          Yes                     0
    142       None                                            Yes          Yes                     0
    143       None                                            Yes          Yes                     0
    144       None                                            Yes          Yes                     0
    145       None                                            Yes           No                     0
    146       None                                            Yes          Yes                     0
    147       None                                            Yes          Yes                     0
    148       None                                            Yes          Yes                     0
    149       None                                            Yes          Yes                     0
    150       None                                             No           No                     0
    151       None                                             No           No                     0
    152       None                                            Yes          Yes                     0
    153       None                                            Yes          Yes                     0
    154       None                                            Yes          Yes                     0
    155       None                                             No           No                     0
    156       Springing Hard                                  Yes          Yes                     0
    157       None                                            Yes          Yes                     0
    158       None                                            Yes          Yes                     0
    159       None                                            Yes          Yes                     0
    160       None                                            Yes          Yes                     0
    161       Springing Hard                                   No           No                     0
    162       None                                            Yes          Yes                     0
    164       None                                            Yes          Yes                12,954
    165       None                                            Yes          Yes                     0
    166       None                                            Yes          Yes                     0
    167       None                                            Yes          Yes                     0
    168       None                                             No           No                     0
    169       None                                             No           No                     0
    170       None                                            Yes          Yes                     0
    171       Springing Hard                                  Yes           No
    172       None                                            Yes          Yes                     0
    173       None                                             No           No                     0
    174       None                                            Yes          Yes                     0
    175       None                                            Yes          Yes                     0
    176       None                                            Yes          Yes                     0
    177       None                                            Yes          Yes                     0
    178       None                                            Yes          Yes                     0
    179       None                                            Yes          Yes                     0
    180       In-Place Hard, Springing Cash Management        Yes          Yes                     0
    181       None                                            Yes          Yes                     0
    182       None                                            Yes          Yes                     0
    183       None                                            Yes          Yes                     0
    184       None                                            Yes          Yes                     0
    185       None                                            Yes          Yes                     0
    186       None                                            Yes          Yes                     0
    187       None                                            Yes          Yes                     0
    188       None                                            Yes          Yes                     0
    189       None                                            Yes          Yes                     0
    190       None                                             No           No                     0
    191       Springing Hard                                  Yes          Yes                     0
    192       None                                            Yes          Yes                     0
    193       Springing Hard                                  Yes          Yes                     0
    194       Springing Hard                                  Yes          Yes                     0
    195       None                                            Yes          Yes                     0
    196       None                                            Yes          Yes                     0
    197       None                                            Yes          Yes                     0
    198       None                                            Yes          Yes                     0
    199       None                                            Yes          Yes                     0
    200       None                                            Yes          Yes                     0
    201       None                                            Yes          Yes                     0
    202       None                                            Yes          Yes                     0
    203       None                                            Yes          Yes                     0
    204       None                                            Yes          Yes                     0
    205       None                                            Yes          Yes                     0
    206       None                                            Yes          Yes                     0
    207       None                                            Yes          Yes                     0
    208       None                                             No           No                     0
     4b

                                                                                                                ESCROWED TI/LC
                                                                                                             RESERVES INITIAL
LOAN NUMBER                      ESCROWED REPLACEMENT RESERVES CURRENT ANNUAL DEPOSIT                              DEPOSIT
------------------------------------------------------------------------------------------------------------------------------

     1                                                                               0                                       0
    1.1
    1.2
    1.3
    1.4
    1.5
    1.6
    1.7
    1.8
    1.9
     2                                                                          53,193                                       0
     3                                                                               0                                     NAP
     4                                                                               0                                       0
    4.1
    4.2
    4.3
    4.4
     5                                                                               0                                       0
     6                                                                          77,340                                       0
    6.1
    6.2
     7                                                                         551,270                                     NAP
     8                                                                         474,291
     9                                                                          44,995                                       0
     10                                                                              0                               1,253,443
     11                                                                              0                                       0
    11.1
    11.2
    11.3
    11.4
    11.5
    11.6
     12                                                                         67,018                                       0
     13                                                                         58,600                                     NAP
     14                                                                         97,200                                     NAP
     15                                                                         22,800                               1,709,835
     16                                                                         33,030                               2,000,000
     17                                                                          2,100                                       0
     18                                                                         34,500                                     NAP
     19                                                                              0                                       0
     20                                                                              0                                       0
     21                                                                              0                                       0
     22                                                                              0                                       0
     23                                                                              0                                       0
     24                                                                        222,878                                     NAP
     25                                                                         34,459                               1,000,000
     26                                                                              0                                       0
     27                                                                              0                                       0
     28                                                                         36,106                                 174,064
     29                                                                         16,607                                       0
     30                                                                         24,272                                     NAP
     31           134,501.64 for the first month, 4% annual gross revenues thereafter.                                     NAP
     32        139,418.64 for the first month, 4% of annual gross revenues thereafter.                                     NAP
     33                                                                              0                                       0
     34                                                                         35,433                                 480,039
     35                                                                         69,000                                     NAP
     36                                                                              0                                       0
     37                                                                              0                                       0
     38                                                                         12,110                                       0
     39                                                                         17,916                                       0
     40                                                                         30,100                                       0
     41                                                                        196,604                                     NAP
     42                                                                              0                                       0
     43                                                                              0                                     NAP
     44                                                                              0                                       0
     45                                                                         26,280                                       0
     46                                                                              0                                       0
     47                                                                        123,725                                     NAP
     48                                                                         19,571                                       0
     49                                                                          9,368                                       0
     50                                                                              0                                       0
     51                                                                         11,719                                       0
     52                                                                         66,040                                     NAP
     53                                                                          5,434                                       0
     54                                                                         23,776                                 193,260
     55                                                                         10,827                                       0
     56                                                                         43,000                                     NAP
     57                                                                              0                                  75,000
     58                                                                         11,608                                       0
     59                                                                         20,172                                 150,000
     60                                                                              0                                     NAP
     61                                                                         10,947                                 400,000
     62                                                                              0                                       0
     63                                                                         89,332                                     NAP
     64                                                                              0                                 237,079
     65                                                                         18,660                               1,500,000
     66                                                                        113,707                                     NAP
     67                                                                              0                                     NAP
     68                                                                          8,189                                       0
     69                                                                          5,155                                       0
     70                                                                         46,000                                     NAP
     71                                                                        117,075                                     NAP
     72                                                                         11,537                                       0
     73                                                                         24,369                                       0
    73.1
    73.2
    73.3
    73.4
    73.5
    73.6
    73.7
    73.8
    73.9
   73.10
   73.11
     74                                                                         17,550                                     NAP
     75                                                                        112,023                                     NAP
     76                                                                         13,970                                       0
     77                                                                              0                                       0
     78                                                                              0                                       0
     79                                                                              0                                       0
     80                                                                         12,045                                 100,000
     81                                                                         17,700                                     NAP
     82                                                                         50,250                                     NAP
     83                                                                         75,738                                     NAP
     84                                                                         10,551                                       0
     85                                                                         60,000                                     NAP
     86                                                                         91,533                                     NAP
     87                                                                         14,400                                     NAP
     88                                                                              0                                     NAP
     89                                                                         23,666                                     NAP
    89.1
    89.2
     90                                                                              0                                 109,560
     91                                                                              0                                       0
     92                                                                          9,826                                       0
     93                                                                         75,508                                     NAP
     94                                                                         81,304                                     NAP
     95                                                                         81,336                                     NAP
     96                                                                              0                                 464,625
     97                                                                          7,903                                       0
     98                                                                              0                                       0
     99                                                                              0                                     NAP
    100                                                                          8,152                                       0
    101                                                                         21,984                                       0
    102                                                                              0                                       0
    103                                                                         80,572                                     NAP
    104                                                                         36,994                                     NAP
    105                                                                              0                                  15,000
    106                                                                         10,985                                       0
    107                                                                              0                                       0
    108      4.00% of gross revenues generated for the 12 month period ending on Sep. 30 of preceding year.                NAP
    109                                                                         89,992                                     NAP
    110                                                                          9,350                                       0
    111                                                                          6,255                                       0
    112                                                                              0                                       0
    113                                                                         10,324                                       0
    114                                                                          6,923                                       0
    115                                                                         21,145                                     NAP
   115.1
   115.2
    116                                                                          5,960                                       0
    117                                                                          6,172                                 215,000
    118                                                                          7,375                                       0
    119                                                                              0                                       0
    120                                                                         56,469                                     NAP
    121                                                                         65,725                                     NAP
    122                                                                          8,282                                       0
    123                                                                         32,000                                     NAP
    124                                                                         13,076                                       0
    125                                                                          8,902                                       0
    126                                                                         25,000                                     NAP
    127                                                                          5,857                                  55,956
    128                                                                          4,237                                       0
    129                                                                         17,500                                     NAP
   129.1
   129.2
    130                                                                         26,100                                     NAP
    131                                                                         63,701                                     NAP
    132                                                                          5,502                                       0
    133                                                                         22,733                                       0
    134                                                                         60,346                                     NAP
    135                                                                              0                                       0
    136                                                                         63,096                                     NAP
    137                                                                         17,944                                     NAP
    138                                                                         29,421                                       0
    139                                                                          6,402                                       0
   139.1
   139.2
    140                                                                          3,069                                       0
    141                                                                         57,466                                     NAP
    142                                                                          8,334                                 512,000
    143                                                                          7,500                                     NAP
    144                                                                          5,190                                       0
    145                                                                          8,750                                       0
    146                                                                         37,994                                     NAP
    147                                                                         13,000                                     NAP
    148                                                                          2,818                                       0
    149                                                                          3,940                                       0
    150                                                                              0                                       0
    151                                                                              0                                       0
    152                                                                          8,050                                     NAP
    153                                                                         14,192                                       0
    154                                                                          2,625                                       0
    155                                                                              0                                     NAP
    156                                                                            987                                       0
    157                                                                          5,601                                       0
    158                                                                          4,532                                       0
    159                                                                          9,776                                     NAP
    160                                                                          3,083                                  80,000
    161                                                                              0                                       0
    162                                                                          8,239                                       0
    164                                                                          4,318                                  35,000
    165                                                                         10,500                                     NAP
    166                                                                          9,000                                     NAP
    167                                                                          5,250                                     NAP
    168                                                                              0                                       0
    169                                                                              0                                       0
    170                                                                          6,476                                     NAP
    171                                                                              0                                       0
    172                                                                         10,750                                     NAP
    173                                                                              0                                     NAP
    174                                                                          5,554                                     NAP
    175                                                                          8,389                                     NAP
    176                                                                         36,106                                     NAP
    177                                                                              0                                       0
    178                                                                          6,050                                     NAP
    179                                                                          1,368                                       0
    180                                                                          1,248                                  23,325
    181                                                                          6,550                                     NAP
    182                                                                          6,033                                     NAP
    183                                                                            980                                       0
    184                                                                          3,200                                       0
    185                                                                              0                                  50,000
    186                                                                          1,635                                       0
    187                                                                          3,900                                     NAP
    188                                                                          7,039                                     NAP
    189                                                                         16,566                                       0
    190                                                                              0                                       0
    191                                                                          2,400                                       0
    192                                                                          6,017                                     NAP
    193                                                                          3,296                                       0
    194                                                                          4,605                                       0
    195                                                                          1,461                                       0
    196                                                                          6,473                                     NAP
    197                                                                          1,470                                       0
    198                                                                          3,720                                       0
    199                                                                          4,140                                     NAP
    200                                                                          1,365                                       0
    201                                                                          3,464                                     NAP
    202                                                                          1,899                                     NAP
    203                                                                          3,986                                     NAP
    204                                                                          6,875                                     NAP
    205                                                                          2,220                                  50,000
    206                                                                            900                                       0
    207                                                                         10,000                                     NAP
    208                                                                              0                                       0
     4b

LOAN NUMBER                                         ESCROWED TI/LC RESERVES CURRENT ANNUAL DEPOSIT
------------------------------------------------------------------------------------------------------------------------------

     1                                                                                                                      0
    1.1
    1.2
    1.3
    1.4
    1.5
    1.6
    1.7
    1.8
    1.9
     2                                                                                                                      0
     3                                                                                                                    NAP
     4                                                                                                                      0
    4.1
    4.2
    4.3
    4.4
     5                                                                                                                      0
     6                                                                                                                514,421
    6.1
    6.2
     7                                                                                                                    NAP
     8                                                                                                                109,032
     9                                                                                                                 74,992
     10                                                                                                                     0
     11                                                                                                                     0
    11.1
    11.2
    11.3
    11.4
    11.5
    11.6
     12                                                                                                               239,349
     13                                                                                                                   NAP
     14                                                                                                                   NAP
     15                                                                                                                     0
     16                                                                                                               200,000
     17                                                                                                                     0
     18                                                                                                                   NAP
     19                                                                                                                41,222
     20                                                                                                                     0
     21                                                                                                                     0
     22                                                                                                                     0
     23                                                                                                                     0
     24                                                                                                                   NAP
     25                                                                                                                     0
     26                                                                                                                     0
     27                                                                                                                     0
     28                                                                                                               144,426
     29                                                                                                                27,678
     30                                                                                                                   NAP
     31                                                                                                                   NAP
     32                                                                                                                   NAP
     33                                                                                                                     0
     34                                                                                                               104,203
     35                                                                                                                   NAP
     36                                                                                                                     0
     37                                                                                                                     0
     38                                                                                                                60,550
     39                                                                                                                     0
     40                                                                                                                80,140
     41                                                                                                                   NAP
     42                                                                                                                74,944
     43                                                                                                                   NAP
     44                                                                                                                     0
     45                                                                                                                71,669
     46                                                                                                                     0
     47                                                                                                                   NAP
     48                                                                                                                56,104
     49                                                                                                                     0
     50                                                                                                                     0
     51                                                                                                                     0
     52                                                                                                                   NAP
     53                                                                                                                36,226
     54                                                                                                                96,000
     55                                                                                                                61,365
     56                                                                                                                   NAP
     57                                                                                                                     0
     58                                                                                                                58,039
     59                                                                                                                67,240
     60                                                                                                                   NAP
     61                                                                                                                     0
     62                                                                                                                     0
     63                                                                                                                   NAP
     64                                                                                                                     0
     65                                                                                                               250,000
     66                                                                                                                   NAP
     67                                                                                                                   NAP
     68                                                                                                                22,816
     69                                                                                                                     0
     70                                                                                                                   NAP
     71                                                                                                                   NAP
     72                                                                                                                     0
     73                                                                                                                48,779
    73.1
    73.2
    73.3
    73.4
    73.5
    73.6
    73.7
    73.8
    73.9
   73.10
   73.11
     74                                                                                                                   NAP
     75                                                                                                                   NAP
     76                                                                                                                99,991
     77                                                                                                                     0
     78                                                                                                                     0
     79                                                                                                                     0
     80                                                                                                                     0
     81                                                                                                                   NAP
     82                                                                                                                   NAP
     83                                                                                                                   NAP
     84                                                                                                                35,171
     85                                                                                                                   NAP
     86                                                                                                                   NAP
     87                                                                                                                   NAP
     88                                                                                                                   NAP
     89                                                                                                                   NAP
    89.1
    89.2
     90                                                                                                                     0
     91                                                                                                                     0
     92                                                                                                                23,271
     93                                                                                                                   NAP
     94                                                                                                                   NAP
     95                                                                                                                   NAP
     96                                                                                                                     0
     97                                                                                                                     0
     98                                                                                                                     0
     99                                                                                                                   NAP
    100                                                                                                                17,532
    101                                                                                                                42,502
    102                                                                                                                     0
    103                                                                                                                   NAP
    104                                                                                                                   NAP
    105                                                                                                                     0
    106                                                                                                                39,996
    107                                                                                                                     0
    108                                                                                                                   NAP
    109                                                                                                                   NAP
    110                                                                                                                18,000
    111                                                                                                                40,000
    112                                                                                                                     0
    113                                                                                                                25,810
    114                                                                                                                22,939
    115                                                                                                                   NAP
   115.1
   115.2
    116                                                                                                                14,900

    118                                                                                                                     0
    119                                                                                                                     0
    120                                                                                                                   NAP
    121                                                                                                                   NAP
    122                                                                                                                24,971
    123                                                                                                                   NAP
    124                                                                                                                36,000
    125                                                                                                                18,301
    126                                                                                                                   NAP
    127                                                                                                                32,214
    128                                                                                                                14,662
    129                                                                                                                   NAP
   129.1
   129.2
    130                                                                                                                   NAP
    131                                                                                                                   NAP
    132      No escrow account until the net worth of Experimental Pathologies Laboratories is below $3,400,000.
             If the value drops below $3.4 million, the borrower will deposit $3,000 monthly into an escrow account held by PNC.
    133                                                                                                                71,041
    134                                                                                                                   NAP
    135                                                                                                                     0
    136                                                                                                                   NAP
    137                                                                                                                   NAP
    138                                                                                                                77,423
    139                                                                                                                15,000
   139.1
   139.2
    140                                                                                                                13,671
    141                                                                                                                   NAP
    142                                                                                                                12,000
    143                                                                                                                   NAP
    144                                                                                                                17,430
    145                                                                                                                     0
    146                                                                                                                   NAP
    147                                                                                                                   NAP
    148                                                                                                                13,062
    149                                                                                                                14,775
    150                                                                                                                     0
    151                                                                                                                     0
    152                                                                                                                   NAP
    153                                                                                                                25,546
    154                                                                                                                24,565
    155                                                                                                                   NAP
    156                                                                                                                     0
    157                                                                                                                16,141
    158                                                                                                                16,084
    159                                                                                                                   NAP
    160                                                                                                                     0
    161                                                                                                                     0
    162                                                                                                                11,430
    164                                                                                                                35,000
    165                                                                                                                   NAP
    166                                                                                                                   NAP
    167                                                                                                                   NAP
    168                                                                                                                     0
    169                                                                                                                     0
    170                                                                                                                   NAP
    171                                                                                                                     0
    172                                                                                                                   NAP
    173                                                                                                                   NAP
    174                                                                                                                   NAP
    175                                                                                                                   NAP
    176                                                                                                                   NAP
    177                                                                                                                     0
    178                                                                                                                   NAP
    179                                                                                                                 7,849
    180                                                                                                                 4,850
    181                                                                                                                   NAP
    182                                                                                                                   NAP
    183                                                                                                                 6,512
    184                                                                                                                15,955
    185                                                                                                                     0
    186                                                                                                                 7,489
    187                                                                                                                   NAP
    188                                                                                                                   NAP
    189                                                                                                                37,628
    190                                                                                                                     0
    191                                                                                                                12,500
    192                                                                                                                   NAP
    193                                                                                                                12,697
    194                                                                                                                   881
    195                                                                                                                 8,210
    196                                                                                                                   NAP
    197                                                                                                                 5,880
    198                                                                                                                 9,291
    199                                                                                                                   NAP
    200                                                                                                                 8,658
    201                                                                                                                   NAP
    202                                                                                                                   NAP
    203                                                                                                                   NAP
    204                                                                                                                   NAP
    205                                                                                                                     0
    206                                                                                                                 7,500
    207                                                                                                                   NAP
    208                                                                                                                     0
     4b

               INITIAL
              DEFERRED       INITIAL
             MAINTENANCE  ENVIRONMENTAL  HOLDBACK
LOAN NUMBER    DEPOSIT       DEPOSIT      RESERVE     LOC               ENVIRONMENTAL INSURANCE POLICY
-----------------------------------------------------------------------------------------------------------------------------------

     1              0                 0
    1.1
    1.2
    1.3
    1.4
    1.5
    1.6
    1.7
    1.8
    1.9
     2              0                 0
     3              0                 0
     4              0                 0
    4.1
    4.2
    4.3
    4.4
     5              0                 0
     6              0                 0
    6.1
    6.2
     7              0                 0
     8         13,750                 0
     9         12,500                 0
     10             0                 0  4,279,000
     11             0                 0
    11.1
    11.2
    11.3
    11.4
    11.5
    11.6
     12             0                 0  3,070,000
     13             0                 0
     14       364,751                 0
     15             0                 0
     16             0                 0
     17             0                 0
     18             0           120,000
     19             0                 0
     20             0                 0
     21             0            12,125
     22     5,542,800            12,125
     23     2,721,370                 0
     24        11,875                 0
     25        95,625                 0
     26             0                 0
     27             0                 0
     28             0                 0
     29             0                 0
     30             0                 0
     31             0                 0
     32             0                 0
     33             0                 0
     34        38,750                 0
     35       150,000                 0
     36             0                 0    400,000
     37        18,125                 0
     38       173,000                 0
     39             0                 0
     40             0                 0
     41             0                 0
     42             0                 0
     43        12,500                 0
     44             0            30,000
     45             0                 0
     46             0                 0
     47             0                 0
     48       239,103                 0
     49             0                 0
     50         6,600                 0
     51             0                 0
     52       150,000             1,000
     53                               0
     54             0                 0
     55             0                 0
     56         8,125                 0
     57             0                 0
     58         5,125                 0
     59             0                 0
     60             0                 0
     61             0                 0
     62             0                 0
     63       500,000                 0
     64             0                 0             200,000
     65             0                 0
     66             0                 0
     67             0                 0
     68        36,184                 0
     69        26,875                 0
     70       265,900                 0
     71        18,750                 0
     72             0                 0
     73        17,440                 0
    73.1
    73.2
    73.3
    73.4
    73.5
    73.6
    73.7
    73.8
    73.9
   73.10
   73.11
     74             0                 0
     75             0                 0
     76             0                 0
     77             0                 0
     78             0                 0
     79             0                 0
     80        59,313                 0
     81             0                 0
     82       113,204                 0
     83             0                 0
     84             0                 0
     85        28,125                 0
     86        16,250                 0
     87             0                 0
     88        17,500                 0
     89        45,406                 0
    89.1
    89.2
     90        12,064                 0
     91             0                 0
     92        20,875                 0
     93             0                 0
     94             0                 0
     95             0                 0
     96             0                 0
     97             0                 0
     98        28,125                 0
     99             0                 0
    100             0                 0           600,000
    101        10,375                 0
    102             0                 0
    103             0                 0
    104             0                 0
    105             0            75,000
    106             0                 0
    107        76,200                 0
    108             0                 0
    109             0                 0
    110             0                 0
    111             0                 0                      Yes, Secured lender's policy in lieu of environmental assessment.

    112             0                 0
    113         5,425                 0
    114             0                 0
    115             0                 0
   115.1
   115.2
    116             0                 0
    117        27,720                 0
    118             0                 0
    119             0                 0
    120             0                 0
    121             0                 0
    122         9,375                 0
    123       100,000                 0
    124             0                 0
    125             0                 0
    126             0                 0
    127        16,875                 0
    128             0                 0
    129             0                 0
   129.1
   129.2
    130        15,000                 0
    131             0                 0
    132             0                 0
    133        30,625                 0
    134             0                 0
    135             0                 0
    136             0                 0
    137             0                 0  625,000
    138             0                 0  477,000
    139             0           100,000
   139.1
   139.2
    140             0                 0
    141             0                 0
    142             0                 0
    143             0                 0
    144             0                 0
    145             0                 0
    146             0                 0
    147             0                 0
    148             0                 0
    149             0                 0
    150             0                 0
    151             0                 0
    152             0                 0
    153        36,660                 0
    154             0                 0
    155             0                 0
    156             0                 0
    157             0                 0
    158        10,000                 0
    159             0                 0
    160             0                 0
    161             0                 0
    162             0                 0
    164        18,246                 0
    165             0                 0
    166             0                 0
    167             0                 0
    168             0                 0
    169             0                 0
    170             0                 0
    171       550,000                 0
    172             0                 0
    173             0                 0
    174             0                 0
    175             0                 0
    176             0                 0
    177        53,125            50,000
    178             0                 0
    179             0                 0
    180             0                 0
    181             0                 0
    182         6,375                 0
    183             0                 0  100,000
    184             0                 0
    185             0                 0
    186             0                 0
    187             0                 0
    188             0                 0
    189             0                 0
    190             0                 0
    191             0                 0
    192             0                 0
    193             0                 0           113,540
    194             0                 0
    195             0                 0
    196             0                 0
    197             0                 0
    198             0                 0
    199             0                 0
    200             0                 0
    201             0                 0
    202             0                 0
    203             0                 0
    204             0                 0
    205             0                 0
    206        19,688                 0
    207             0                 0
    208             0                 0
     4b

                            FOOTNOTES TO SCHEDULE I

(1)  The total loan amount of the Ala Moana Portfolio Properties was
     $1,500,000,000 (collectively, the "Ala Moana Portfolio Loan Combination")
     evidenced by multiple senior pari passu notes totaling $1,200,000,000 and multiple junior companion notes totaling $300,000,000. One $96,000,000 senior loan (the "Ala Moana Portfolio Pooled Mortgage Loan") is included in the trust fund and multiple junior loans totaling $115,000,000 (the "Ala
     Moana Portfolio Non-Pooled Subordinate Trust Loans") are included in the trust fund and will be sold through a private placement of the Class AMP certificates. The remaining senior loans totaling $1,104,000,000 (the "Ala
     Moana Portfolio Pari Passu Non-Trust Loans") and the remaining subordinate loans totaling $185,000,000 (the "Ala Moana Portfolio Subordinate Non-Trust
     Loans") are not included in the trust fund. One $300,000,000 Ala Moana
     Portfolio Pari Passu Non-Trust Loan was included in the securitization of the Deutsche Mortgage and Asset Receiving Corporation, CD 2006-CD3
     Commercial Mortgage Pass-Through Certificates (the "CD 2006-CD3
     Transaction").

(2)  With respect to the Ala Moana Portfolio Mortgage Loan, a 3 day grace period will apply only once during any 12-month period for a payment made after the due date.

(3)  With respect to loan number 17, borrower has the option of defeasance or prepayment at yield maintenance premium after the initial lockout period.

(4)  With respect to loan number 46, the Monthly Debt Service Payment shown is due from the First Payment Date up to and including the payment due date in
     October 2010. Commencing on the payment due date in November 2010, a payment of interest only will be in effect up to and including the
     Scheduled Maturity Date/ARD.

(5)  With respect to loan number 79, which does not have a first payment until
     January 2007, the mortgage loan seller will deposit an amount for the benefit of the trust equal to one month's interest on that mortgage loan.

(6)  With respect to loan number 97, after the initial lockout period followed by a defeasance period, borrower has the option of defeasance or prepayment at yield maintenance premium.

                                   SCHEDULE II

                SCHEDULE OF EXCEPTIONS TO MORTGAGE FILE DELIVERY

                                      NONE.

                                      II-1

                                  SCHEDULE III

          MORTGAGE LOANS AS TO WHICH THE RELATED MORTGAGED PROPERTY IS
              COVERED BY A LENDER'S ENVIRONMENTAL INSURANCE POLICY

LOAN NUMBER                  MORTGAGE LOAN SELLER                PROPERTY NAME
--------------------------------------------------------------------------------
    111                            PNC Bank                    White Birch Plaza

                                      III-1

                                   SCHEDULE IV

                  CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

                       CLASS A-SB
                    PLANNED PRINCIPAL
DISTRIBUTION DATE        BALANCE
-----------------   -----------------
   11/21/2006         $92,770,000.00
   12/15/2006         $92,770,000.00
   01/15/2007         $92,770,000.00
   02/15/2007         $92,770,000.00
   03/15/2007         $92,770,000.00
   04/15/2007         $92,770,000.00
   05/15/2007         $92,770,000.00
   06/15/2007         $92,770,000.00
   07/15/2007         $92,770,000.00
   08/15/2007         $92,770,000.00
   09/15/2007         $92,770,000.00
   10/15/2007         $92,770,000.00
   11/15/2007         $92,770,000.00
   12/15/2007         $92,770,000.00
   01/15/2008         $92,770,000.00
   02/15/2008         $92,770,000.00
   03/15/2008         $92,770,000.00
   04/15/2008         $92,770,000.00
   05/15/2008         $92,770,000.00
   06/15/2008         $92,770,000.00
   07/15/2008         $92,770,000.00
   08/15/2008         $92,770,000.00
   09/15/2008         $92,770,000.00
   10/15/2008         $92,770,000.00
   11/15/2008         $92,770,000.00
   12/15/2008         $92,770,000.00
   01/15/2009         $92,770,000.00
   02/15/2009         $92,770,000.00
   03/15/2009         $92,770,000.00
   04/15/2009         $92,770,000.00
   05/15/2009         $92,770,000.00
   06/15/2009         $92,770,000.00
   07/15/2009         $92,770,000.00
   08/15/2009         $92,770,000.00
   09/15/2009         $92,770,000.00
   10/15/2009         $92,770,000.00
   11/15/2009         $92,770,000.00
   12/15/2009         $92,770,000.00
   01/15/2010         $92,770,000.00
   02/15/2010         $92,770,000.00
   03/15/2010         $92,770,000.00
   04/15/2010         $92,770,000.00
   05/15/2010         $92,770,000.00
   06/15/2010         $92,770,000.00
   07/15/2010         $92,770,000.00
   08/15/2010         $92,770,000.00
   09/15/2010         $92,770,000.00
   10/15/2010         $92,770,000.00
   11/15/2010         $92,770,000.00
   12/15/2010         $92,770,000.00
   01/15/2011         $92,770,000.00
   02/15/2011         $92,770,000.00
   03/15/2011         $92,770,000.00
   04/15/2011         $92,770,000.00
   05/15/2011         $92,770,000.00
   06/15/2011         $92,770,000.00
   07/15/2011         $92,770,000.00
   08/15/2011         $92,770,000.00
   09/15/2011         $92,770,000.00
   10/15/2011         $92,769,191.18
   11/15/2011         $91,583,449.19
   12/15/2011         $90,177,110.48
   01/15/2012         $88,943,994.58
   02/15/2012         $87,704,383.64
   03/15/2012         $86,098,300.39
   04/15/2012         $84,843,699.66
   05/15/2012         $83,403,005.11
   06/15/2012         $82,134,206.90
   07/15/2012         $80,679,700.35
   08/15/2012         $79,396,556.85
   09/15/2012         $78,106,654.33
   10/15/2012         $76,631,616.49
   11/15/2012         $75,327,148.97
   12/15/2012         $73,837,941.59
   01/15/2013         $72,518,757.45
   02/15/2013         $71,192,624.10
   03/15/2013         $69,328,007.67
   04/15/2013         $67,985,065.00
   05/15/2013         $66,458,427.11
   06/15/2013         $64,958,427.11
   07/15/2013         $63,417,082.47
   08/15/2013         $60,041,991.22
   09/15/2013         $58,663,550.06
   10/15/2013         $57,102,798.47
   11/15/2013         $55,602,798.47
   12/15/2013         $54,026,983.50
   01/15/2014         $52,617,413.58
   02/15/2014         $51,200,417.81
   03/15/2014         $49,254,561.21
   04/15/2014         $47,755,244.59
   05/15/2014         $46,229,874.81
   06/15/2014         $44,858,995.47
   07/15/2014         $43,318,812.72
   08/15/2014         $41,932,548.23
   09/15/2014         $40,538,957.33
   10/15/2014         $38,976,679.30
   11/15/2014         $37,567,466.04
   12/15/2014         $35,989,989.56
   01/15/2015         $34,564,990.78
   02/15/2015         $33,132,460.52
   03/15/2015         $31,212,181.40
   04/15/2015         $29,761,929.50
   05/15/2015         $24,008,588.74
   06/15/2015         $22,550,852.04
   07/15/2015         $20,927,058.61
   08/15/2015         $19,453,021.74
   09/15/2015          $7,731,593.36
   10/15/2015          $6,108,127.63
   11/15/2015          $4,632,156.04
   12/15/2015          $2,992,785.18
   01/15/2016          $1,500,293.84
 02/15/2016 and
   thereafter                  $0.00

                                      IV-1

                                   SCHEDULE V

                             REFERENCE RATE SCHEDULE

                        CLASS XP
DISTRIBUTION DATE*   REFERENCE RATE
------------------   --------------
    12/15/2006           5.97460
    01/15/2007           5.97457
    02/15/2007           5.97454
    03/15/2007           5.97467
    04/15/2007           6.17435
    05/15/2007           5.97442
    06/15/2007           6.17428
    07/15/2007           5.97435
    08/15/2007           6.17420
    09/15/2007           6.17416
    10/15/2007           5.97424
    11/15/2007           6.17408
    12/15/2007           5.97416
    01/15/2008           6.17400
    02/15/2008           5.97408
    03/15/2008           5.97411
    04/15/2008           6.17387
    05/15/2008           5.97396
    06/15/2008           6.17378
    07/15/2008           5.97387
    08/15/2008           6.17370
    09/15/2008           6.17366
    10/15/2008           5.97375
    11/15/2008           6.17356
    12/15/2008           5.97365
    01/15/2009           5.97360
    02/15/2009           5.97356
    03/15/2009           5.97376
    04/15/2009           6.17331
    05/15/2009           5.97341
    06/15/2009           6.17321
    07/15/2009           5.97331
    08/15/2009           6.17311
    09/15/2009           6.17306
    10/15/2009           5.97316
    11/15/2009           6.17296
    12/15/2009           5.97307
    01/15/2010           5.97301
    02/15/2010           5.97296
    03/15/2010           5.97323
    04/15/2010           6.17268
    05/15/2010           5.97279
    06/15/2010           6.17258
    07/15/2010           5.97270
    08/15/2010           6.17248
    09/15/2010           6.17244
    10/15/2010           5.97257
    11/15/2010           6.17234
    12/15/2010           5.97248
    01/15/2011           5.97243
    02/15/2011           5.97238
    03/15/2011           5.97269
    04/15/2011           6.17209
    05/15/2011           5.97223
    06/15/2011           6.17199
    07/15/2011           5.97214
    08/15/2011           6.16883
    09/15/2011           6.17074
    10/15/2011           5.98784
    11/15/2011           6.18838
    12/15/2011           5.98775
    01/15/2012           6.18830
    02/15/2012           5.98768
    03/15/2012           5.98781
    04/15/2012           6.18818
    05/15/2012           5.98756
    06/15/2012           6.18811
    07/15/2012           5.98749
    08/15/2012           6.18802
    09/15/2012           6.18799
    10/15/2012           5.98737
    11/15/2012           6.18790
    12/15/2012           5.98729
    01/15/2013           5.98725
    02/15/2013           5.98721
    03/15/2013           5.98770
    04/15/2013           6.18768
    05/15/2013           5.98572
    06/15/2013           6.18572
    07/15/2013           5.98517
    08/15/2013           6.18562
    09/15/2013           6.18558
    10/15/2013           5.98076
    11/15/2013           6.18106

*    Assumes that each Distribution Date occurs on the 15th day of the month.

                                       V-1

                                   SCHEDULE VI

                         SCHEDULE OF EARNOUTS/HOLDBACKS

  LOAN    MORTGAGE LOAN
 NUMBER      SELLER               PROPERTY NAME           RESERVE HOLDBACK
-------   -------------   ----------------------------   ------------------
   10          CGM                Kent Station               $4,279,000
   12          CGM               Dominion Plaza              $3,070,000
   36      LaSalle Bank         77 Corporate Park              $400,000
  137      LaSalle Bank         USA Maxi Storage               $625,000
  138          CGM        Sunset Plaza Shopping Center         $477,000
  183      LaSalle Bank       Bishop Retail Center             $100,000

                                      VI-1

                                   EXHIBIT A-1

         FORM OF CLASS [A-1] [A-2] [A-3] [A-SB] [A-4] [A-1A] CERTIFICATE

                   CITIGROUP COMMERCIAL MORTGAGE TRUST 2006-C5
             CLASS [A-1] [A-2] [A-3] [A-SB] [A-4] [A-1A] COMMERCIAL
                       MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C5

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily, commercial and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Pass-Through Rate: _____% per annum

Date of Pooling and Servicing Agreement:
November 1, 2006

Cut-off Date: Individually and collectively, as the context may require, with respect to each Mortgage Loan having a Due Date in November 2006, such Due Date and, with respect to each Mortgage Loan having its first Due Date in or after
December 2006, the later of the date of origination and November 1, 2006.

Closing Date: November 21, 2006

First Distribution Date: December 15, 2006

Master Servicer No. 1: Wachovia Bank, National Association
Master Servicer No. 2: Midland Loan Services, Inc.
Special Servicer: LNR Partners, Inc.
Certificate No. [A-1] [A-2] [A-SB] [A-3] [A-1A]-___

Initial Certificate Principal Balance of this Certificate as of the Closing
Date:

$____________

Class Principal Balance of all the Class [A-1] [A-2] [A-3] [A-SB] [A-4] [A-1A]
Certificates as of the Closing Date:

$____________

Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal due on or before such date (the "Initial
Pool Balance"): $2,238,772,692

Certificate Administrator: LaSalle Bank National Association

Trustee: Wells Fargo Bank, National Association

CUSIP No.: _____________

ISIN: _____________

                                     A-1-1

[FOR BOOK ENTRY CERTIFICATES: UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST
HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION
4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP
COMMERCIAL MORTGAGE SECURITIES INC., WACHOVIA BANK, NATIONAL ASSOCIATION,
MIDLAND LOAN SERVICES, INC., LNR PARTNERS, INC., WELLS FARGO, NATIONAL
ASSOCIATION, LASALLE BANK NATIONAL ASSOCIATION, OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY
ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

          This certifies that [CEDE & CO.] [_____________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal
Balance") as of the Closing Date by the aggregate principal balance of all the
Certificates of the same Class as this Certificate (their "Class Principal
Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates

                                     A-1-2

of the same Class as this Certificate. The Trust was created and the
Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Citigroup Commercial Mortgage
Securities Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association and
Midland Loan Services, Inc., as master servicers (together, the "Master
Servicers", which term includes any successor entities under the Agreement), LNR
Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), Wells Fargo Bank, National
Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement) and LaSalle Bank National Association, as certificate administrator (the "Certificate Administrator", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such
Holder is bound. In the event of any conflict between any provision of this
Certificate and any provision of the Agreement, such provision of this
Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such
11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Certificate Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate
Administrator with written wiring instructions no less than five (5) Business
Days prior to (or, in the case of the initial Distribution Date, no later than)
the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Certificate
Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in the notice to Certificateholders of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the
Holder that surrenders this Certificate as such address last appeared in the
Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate

                                      A-1-3

issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts, the A/B Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage
Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.]

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions
(as defined in section 1.6011-4 of the Treasury Department regulations)
associated herewith and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

                                     A-1-4

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the
Trustee, the Certificate Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master
Servicers, the Special Servicer, the Trustee, the Certificate Administrator, the
Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the respective obligations and responsibilities under the
Agreement of the Depositor, the Certificate Administrator, the Master Servicers,
the Special Servicer and the Trustee (other than certain obligations of the
Trustee set forth in the Agreement) shall terminate upon payment (or provision for payment) (i) to the Certificateholders of all amounts held by or on behalf of the Certificate Administrator and required under the Agreement to be so paid on the Distribution Date following the earliest to occur of (A) the purchase by a Master Servicer, the Special Servicer or the Majority Controlling Class
Certificateholder of all Mortgage Loans and each REO Property remaining in the
Trust Fund at a price determined as provided in the Agreement, (B) following the date on which the aggregate Certificate Principal Balance of the Class A-1,
Class A-2, Class A-3, Class A-SB, Class A-4, Class A-M, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G and Class H Certificates has been reduced to zero, the exchange by the remaining Certificateholders (exclusive of the Class R Certificateholders) of their Certificates for all Mortgage Loans and each REO Property remaining in the Trust Fund, and (C) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage
Loan or REO Property remaining in the Trust Fund, and (ii) to the Trustee, the
Certificate Administrator, the Master Servicers, the Special Servicer and the
officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them under the Agreement. The Agreement permits, but does not require, a Master Servicer, the Special Servicer or the
Majority Controlling Class Certificateholder to purchase from the Trust Fund all
Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage
Pool at the time of purchase being less than approximately 1.0% of the Initial
Pool Balance specified on the face hereof.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Certificate Administrator, the Master Servicers, the Special
Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Certificate Administrator, the
Master Servicers, the Special Servicer and the Trustee with the consent of the
Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the
Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                     A-1-5

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such State
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-1-6

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [A-1] [A-2] [A-3] [A-SB] [A-4] [A-1A]
Certificates referred to in the within-mentioned Agreement.

Dated:  _____________

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent

                                        By:
                                            ------------------------------------
                                            Authorized Representative

                                     A-1-7

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor

                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to ________
______________________) and all applicable statements and notices should be mailed to ______________________________________________________________________
_______________________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-1-8

                                   EXHIBIT A-2

                      FORM OF CLASS [XP] [XC] CERTIFICATES

                   CITIGROUP COMMERCIAL MORTGAGE TRUST 2006-C5
          CLASS [XP] [XC] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C5

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily, commercial and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Pass-Through Rate: Variable

Date of Pooling and Servicing Agreement: November 1, 2006

Cut-off Date: Individually and collectively, as the context may require, with respect to each Mortgage Loan having a Due Date in November 2006, such Due Date and, with respect to each Mortgage Loan having its first Due Date in or after
December 2006, the later of the date of origination and November 1, 2006.

Closing Date: November 21, 2006

First Distribution Date: December 15, 2006

Master Servicer No. 1: Wachovia Bank, National Association

Master Servicer No. 2: Midland Loan Services, Inc.

Special Servicer: LNR Partners, Inc.

Certificate No. [XP] [XC] -___

Initial Certificate Notional Amount of this Certificate as of the Closing Date:
$____________

Class Notional Amount of all the Class [XP] [XC] Certificates as of the Closing
Date: $____________

Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal due on or before such date (the "Initial
Pool Balance"): $2,238,772,692

Certificate Administrator: LaSalle Bank National Association

Trustee: Wells Fargo Bank, National Association

CUSIP No.:  _____________

ISIN:  _____________

                                     A-2-1

[FOR BOOK ENTRY CERTIFICATES: UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[FOR CLASS XC CERTIFICATES: THIS CERTIFICATE HAS NOT BEEN REGISTERED OR
QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"),
OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER
DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION
OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH
REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF
SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, [FOR CLASS XC CERTIFICATES: EXCEPT IN ACCORDANCE WITH THE
PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO
HEREIN] [FOR CLASS XP CERTIFICATES: IF THE PURCHASE OR HOLDING OF THIS
CERTIFICATE OR SUCH INTEREST HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406
OR 407 OF ERISA OR SECTION 4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF
AN EXCISE TAX UNDER SECTION 4975 OF THE CODE].

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP
COMMERCIAL MORTGAGE SECURITIES INC., WACHOVIA BANK, NATIONAL ASSOCIATION,
MIDLAND LOAN SERVICES, INC., LNR PARTNERS, INC., WELLS FARGO, NATIONAL
ASSOCIATION, LASALLE BANK NATIONAL ASSOCIATION, OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY
ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

                                     A-2-2

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL
BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF
PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST
ACCRUED AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN ON
THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE
LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that [CEDE & CO.] [________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional
Amount") as of the Closing Date by the aggregate notional principal amount of all the Certificates of the same Class as this Certificate (their "Class
Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), between Citigroup Commercial Mortgage Securities Inc., as depositor (the "Depositor", which term includes any successor entity under the
Agreement), Wachovia Bank, National Association and Midland Loan Services, Inc.,
as master servicers (together, the "Master Servicers", which term includes any successor entities under the Agreement), LNR Partners, Inc., as special servicer
(the "Special Servicer", which term includes any successor entity under the
Agreement), Wells Fargo Bank, National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement) and LaSalle Bank
National Association, as certificate administrator (the "Certificate
Administrator", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.
To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such
11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Certificate Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have

                                     A-2-3

provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the initial
Distribution Date, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Certificate Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts, the A/B Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage
Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          [FOR CLASS XC CERTIFICATES: No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this
Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.]

          [FOR CLASS XC CERTIFICATES: If this Certificate constitutes a
Definitive Certificate and a Transfer hereof is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates, the initial Transfer of this Certificate by the Depositor, the
Initial Purchaser or any of their respective Affiliates or, as contemplated by
Section 5.03 of the Agreement, if this Certificate is a Global Certificate, a
Transfer of this Certificate to a successor Depository), then the Certificate
Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the
Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit G-1 to the Agreement and a certificate from such
Certificateholder's prospective Transferee substantially in the form attached either as Exhibit

                                     A-2-4

G-2 to the Agreement or as Exhibit G-3 to the Agreement; or (ii) an Opinion of
Counsel reasonably satisfactory to the Certificate Registrar to the effect that the prospective Transferee is an Institutional Accredited Investor or a
Qualified Institutional Buyer and that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special
Servicer, the Certificate Administrator, the Trustee or the Certificate
Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the
Certificateholder desiring to effect such Transfer and/or such
Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit G-2 or Exhibit G-3 attached to the Agreement are, with respect to the subject Transfer, true and correct. Definitive Non-Registered
Certificates may only be held by Qualified Institutional Buyers and
Institutional Accredited Investors.]

          [FOR CLASS XC CERTIFICATES: No beneficial interest in a Rule 144A
Global Certificate for any Class of Book-Entry Non-Registered Certificates may
be held by any Person that is not a Qualified Institutional Buyer. If this
Certificate constitutes a Rule 144A Global Certificate and a Transfer of any
interest herein is to be made without registration under the Securities Act
(other than in connection with the initial issuance of the Certificates or a
Transfer of any interest herein by the Depositor, the Initial Purchaser or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such
Certificate Owner's prospective Transferee substantially in the form attached as
Exhibit G-4 to the Agreement, or (ii) an Opinion of Counsel to the effect that the prospective Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. If this Certificate constitutes a Rule 144A Global Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the
Transferor the Opinion of Counsel or the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit G-4 attached to the
Agreement are, with respect to the subject Transfer, true and correct.]

          [FOR CLASS XC CERTIFICATES: Notwithstanding the preceding paragraph, any interest in the Rule 144A Global Certificate for a Class of Book-Entry
Non-Registered Certificates may be transferred to any Non-United States
Securities Person who takes delivery in the form of a beneficial interest in the
Regulation S Global Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such Transfer (i) complies with the requirements for Transfers of interests in such Regulation S Global Certificate set forth in the following paragraph and (ii) delivers or causes to be delivered to the Certificate Registrar and the Certificate Administrator (A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be
transferred, (B) a copy of the certificate to be obtained by such Certificate
Owner from its prospective Transferee in accordance with the second sentence of the following paragraph and (C) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and
Euroclear to direct the Certificate Administrator, as transfer agent for the
Depository, to approve the debit of the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is

                                     A-2-5

equal to the denomination of beneficial interests in the subject Class of
Book-Entry Non-Registered Certificates to be transferred. Upon delivery to the
Certificate Registrar and the Certificate Administrator of such certifications and such orders and instructions, the Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the
Regulation S Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.]

          [FOR CLASS XC CERTIFICATES: No beneficial interest in the Regulation S
Global Certificate for any Class of Book-Entry Non-Registered Certificates may
be held by a United States Securities Person. Any Certificate Owner desiring to effect any Transfer of an interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from such Certificate Owner's prospective Transferee a certificate substantially in the form set forth in Exhibit G-5 to the Agreement to the effect that such
Transferee is not a United States Securities Person. If any Transferee of an
interest in the Regulation S Global Certificate for any Class of Book-Entry
Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit G-5 to the Agreement are, with respect to the subject Transfer, true and correct.]

          [FOR CLASS XC CERTIFICATES: Notwithstanding the preceding paragraph, any interest in the Regulation S Global Certificate for a Class of Book-Entry
Non-Registered Certificates may be transferred to any Qualified Institutional
Buyer that takes delivery in the form of a beneficial interest in the Rule 144A
Global Certificate for such Class of Certificates, provided that the Certificate
Owner desiring to effect such Transfer (i) complies with the requirements for
Transfers of interests in such Rule 144A Global Certificate set forth in the third paragraph above this paragraph and (ii) delivers or causes to be delivered to the Certificate Registrar and the Certificate Administrator (A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be
transferred, (B) a copy of the certificate or Opinion of Counsel to be obtained by such Certificate Owner from its prospective Transferee in accordance with the second sentence of the third paragraph above this paragraph and (C) such written orders and instructions as are required under the applicable procedures of the
Depository, Clearstream and Euroclear to direct the Certificate Administrator to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository
Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred. Upon delivery to the Certificate Registrar and the Certificate Administrator of such certification(s) and/or Opinion of Counsel and such orders and instructions, the
Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S
Global Certificate in respect of the subject Class of Book-Entry Non-Registered
Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.]

          [FOR CLASS XC CERTIFICATES: Also notwithstanding the foregoing, any interest in a Global Certificate with respect to any Class of Book-Entry
Non-Registered Certificates may be

                                     A-2-6

transferred by any Certificate Owner holding such interest to any Institutional
Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such
Global Certificate upon delivery to the Certificate Registrar and the
Certificate Administrator of (i) such certifications and/or opinions as are contemplated by the fifth paragraph above this paragraph and (ii) such written orders and instructions as are required under the applicable procedures of the
Depository to direct the Certificate Administrator to debit the account of a
Depository Participant by the denomination of the transferred interests in such
Global Certificate. Upon delivery to the Certificate Registrar and the
Certificate Administrator of the certifications and/or opinions contemplated by the fifth paragraph above this paragraph, the Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate by the denomination of the transferred interests in such Global Certificate, and shall cause a
Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global
Certificate, to be executed, authenticated and delivered in accordance with the
Agreement to the applicable Transferee.

          [FOR CLASS XC CERTIFICATES: None of the Depositor, the Trustee, the
Certificate Administrator or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this
Certificate or any interest herein without such registration or qualification.
Any Certificateholder or Certificate Owner desiring to effect a Transfer of this
Certificate or any interest herein shall, and does hereby agree to, indemnify the Trustee, the Certificate Administrator, the Certificate Registrar, the
Depositor and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.]

          [FOR CLASS XC CERTIFICATES: No Transfer of this Certificate or any interest herein shall be made (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities,
Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii)
to any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Non-Registered Certificates or any Transfer of
this Certificate or any interest herein by the Depositor or any of its
Affiliates or, as contemplated by Section 5.03 of the Agreement, if this
Certificate constitutes a Global Certificate, any Transfer of this Certificate to a successor Depository, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective
Transferee, and, if this Certificate constitutes a Global Certificate, any
Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a)
and (b) of the

                                     A-2-7

Code, by reason of Sections I and III of Department of Labor Prohibited
Transaction Class Exemption 95-60; or (iii) alternatively, if this Certificate is rated in one of the four highest generic rating categories by either Rating
Agency, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on the Exemption, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of
Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of
Section 3(16)(B) of ERISA) by the Trustee, the Certificate Administrator, the
Depositor, any Mortgage Loan Seller, either Master Servicer, the Special
Servicer, any Sub-Servicer, any Person responsible for servicing the Outside
Serviced Trust Mortgage Loans or any related REO Property, any Exemption-Favored
Party or any Mortgagor with respect to Mortgage Loans constituting more than 5%
of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z)
agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are
Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv)
alternatively, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such
Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. The forms of certification attached to the Agreement as Exhibit H-1 (in the case of
Definitive Non-Registered Certificates) and Exhibit H-2 (in the case of ownership interests in Book-Entry Non-Registered Certificates) are acceptable for purposes of the preceding sentence. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive
Certificate) or the Transferor (if this Certificate constitutes a Global
Certificate) a certification and/or Opinion of Counsel as required by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such
Transferee is exempt from the prohibited transaction provisions of Sections
406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.]

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.]

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

                                     A-2-8

Notwithstanding the foregoing, each offeree and/or holder of this Certificate
(and each employee, representative, or other agent of such offeree or holder)
may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions (as defined in section 1.6011-4 of the Treasury Department regulations) associated herewith and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the
Trustee, the Certificate Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master
Servicers, the Special Servicer, the Trustee, the Certificate Administrator, the
Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the respective obligations and responsibilities under the
Agreement of the Depositor, the Certificate Administrator, the Master Servicers,
the Special Servicer and the Trustee (other than certain obligations of the
Trustee set forth in the Agreement) shall terminate upon payment (or provision for payment) (i) to the Certificateholders of all amounts held by or on behalf of the Certificate Administrator and required under the Agreement to be so paid on the Distribution Date following the earliest to occur of (A) the purchase by a Master Servicer, the Special Servicer or the Majority Controlling Class
Certificateholder of all Mortgage Loans and each REO Property remaining in the
Trust Fund at a price determined as provided in the Agreement, (B) following the date on which the aggregate Certificate Principal Balance of the Class A-1,
Class A-2, Class A-3, Class A-SB, Class A-4, Class A-M, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G and Class H Certificates has been reduced to zero, the exchange by the remaining Certificateholders (exclusive of the Class R Certificateholders) of their Certificates for all Mortgage Loans and each REO Property remaining in the Trust Fund, and (C) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage
Loan or REO Property remaining in the Trust Fund, and (ii) to the Trustee, the
Certificate Administrator, the Master Servicers, the Special Servicer and the
officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them under the Agreement. The Agreement permits, but does not require, a Master Servicer, the Special Servicer or the
Majority Controlling Class Certificateholder to purchase from the Trust Fund all
Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage
Pool at the time of purchase being less than approximately 1.0% of the Initial
Pool Balance specified on the face hereof.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Certificate Administrator, the Master Servicers, the Special
Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Certificate Administrator, the
Master Servicers, the Special Servicer and the Trustee with the consent of the
Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the

                                      A-2-9

amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the
Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such State
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-2-10

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [XP] [XC] Certificates referred to in the within-mentioned Agreement.

Dated: _____________

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent

                                        By:
                                            ------------------------------------
                                            Authorized Representative

                                     A-2-11

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
 (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated: _____________

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to ________
______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-2-12

                   [FOR BOOK ENTRY CLASS XC CERTIFICATES ONLY]

                                   SCHEDULE A

                    SCHEDULE OF EXCHANGES IN GLOBAL SECURITY

    The following exchanges of a part of this Global Security have been made:

                                                                                             Signature of
                                                                                              Authorized
                         Amount of                Amount of          Principal Amount of    Representative
                   Decrease in Principal   Increase in Principal    this Global Security     of Trustee or
                   Amount of this Global       Amount of this          following such         securities
Date of Exchange         Security             Global Security      decrease (or increase)      Custodian
----------------   ---------------------   ---------------------   ----------------------   --------------

                                     A-2-13

                                   EXHIBIT A-3

                FORM OF CLASS [A-M] [A-J] [B] [C] [D] CERTIFICATE

                   CITIGROUP COMMERCIAL MORTGAGE TRUST 2006-C5
         CLASS [A-M] [A-J] [B] [C] [D] COMMERCIAL MORTGAGE PASS-THROUGH
                           CERTIFICATE, SERIES 2006-C5

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily, commercial and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Pass-Through Rate: [_____% per annum] [Variable]

Date of Pooling and Servicing Agreement: November 1, 2006

Cut-off Date: Individually and collectively, as the context may require, with respect to each Mortgage Loan having a Due Date in November 2006, such Due Date and, with respect to each Mortgage Loan having its first Due Date in or after
December 2006, the later of the date of origination and November 1, 2006.

Closing Date: November 21, 2006

First Distribution Date: December 15, 2006

Master Servicer No. 1: Wachovia Bank, National Association

Master Servicer No. 2: Midland Loan Services, Inc.

Special Servicer: LNR Partners, Inc.

Certificate No. [A-M] [A-J] [B] [C] [D] -___

Initial Certificate Principal Balance of this Certificate as of the Closing
Date: $___________

Class Principal Balance of all the Class [A-M] [A-J] [B] [C] [D] Certificates as
of the Closing Date: $__________

Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal due on or before such date (the "Initial
Pool Balance"): $2,238,772,692

Certificate Administrator: LaSalle Bank National Association

Trustee: Wells Fargo Bank, National Association

CUSIP No.: _____________

ISIN: __________________

                                      A-3-1

[FOR BOOK ENTRY CERTIFICATES: UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST
HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION
4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP
COMMERCIAL MORTGAGE SECURITIES INC., WACHOVIA BANK, NATIONAL ASSOCIATION,
MIDLAND LOAN SERVICES, INC., LNR PARTNERS, INC., WELLS FARGO, NATIONAL
ASSOCIATION, LASALLE BANK NATIONAL ASSOCIATION, OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY
ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

                                      A-3-2

          This certifies that [CEDE & CO.] [________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The
Trust was created and the Certificates were issued pursuant to a Pooling and
Servicing Agreement, dated as specified above (the "Agreement"), between
Citigroup Commercial Mortgage Securities Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank,
National Association and Midland Loan Services, Inc., as master servicers
(together, the "Master Servicers", which term includes any successor entities under the Agreement), LNR Partners, Inc., as special servicer (the "Special
Servicer", which term includes any successor entity under the Agreement), Wells
Fargo Bank, National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement) and LaSalle Bank National Association, as certificate administrator (the "Certificate Administrator", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such
Holder is bound. In the event of any conflict between any provision of this
Certificate and any provision of the Agreement, such provision of this
Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such
11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Certificate Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate
Administrator with written wiring instructions no less than five (5) Business
Days prior to (or, in the case of the initial Distribution Date, no later than)
the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Certificate
Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in the notice to Certificateholders of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of

                                      A-3-3

the Holder that surrenders this Certificate as such address last appeared in the
Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts, the A/B Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage
Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.]

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions
(as defined in section

                                      A-3-4

1.6011-4 of the Treasury Department regulations) associated herewith and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the
Trustee, the Certificate Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master
Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the
Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the respective obligations and responsibilities under the
Agreement of the Depositor, the Certificate Administrator, the Master Servicers,
the Special Servicer and the Trustee (other than certain obligations of the
Trustee set forth in the Agreement) shall terminate upon payment (or provision for payment) (i) to the Certificateholders of all amounts held by or on behalf of the Certificate Administrator and required under the Agreement to be so paid on the Distribution Date following the earliest to occur of (A) the purchase by a Master Servicer, the Special Servicer or the Majority Controlling Class
Certificateholder of all Mortgage Loans and each REO Property remaining in the
Trust Fund at a price determined as provided in the Agreement, (B) following the date on which the aggregate Certificate Principal Balance of the Class A-1,
Class A-2, Class A-3, Class A-SB, Class A-4, Class A-M, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G and Class H Certificates has been reduced to zero, the exchange by the remaining Certificateholders (exclusive of the Class R Certificateholders) of their Certificates for all Mortgage Loans and each REO Property remaining in the Trust Fund, and (C) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage
Loan or REO Property remaining in the Trust Fund, and (ii) to the Trustee, the
Certificate Administrator, the Master Servicers, the Special Servicer and the
officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them under the Agreement. The Agreement permits, but does not require, a Master Servicer, the Special Servicer or the
Majority Controlling Class Certificateholder to purchase from the Trust Fund all
Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage
Pool at the time of purchase being less than approximately 1.0% of the Initial
Pool Balance specified on the face hereof.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Certificate Administrator, the Master Servicers, the Special
Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Certificate Administrator, the
Master Servicers, the Special Servicer and the Trustee with the consent of the
Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the
Certificates.

                                      A-3-5

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such State
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-3-6

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                           -------------------------------------
                                           Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [A-M] [A-J] [B] [C] [D] Certificates referred to in the within-mentioned Agreement.

Dated: _____________

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent

                                        By:
                                            ------------------------------------
                                            Authorized Representative

                                      A-3-7

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to ________
______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                      A-3-8

                                   EXHIBIT A-4

   FORM OF CLASS [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [AMP-1] [AMP-2]
                              [AMP-3] CERTIFICATE

                   CITIGROUP COMMERCIAL MORTGAGE TRUST 2006-C5
            CLASS [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [AMP-1]
                    [AMP-2] [AMP-3] COMMERCIAL MORTGAGE PASS-
                       THROUGH CERTIFICATE, SERIES 2006-C5

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily, commercial and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Pass-Through Rate: Variable

Date of Pooling and Servicing Agreement: November 1, 2006

Cut-off Date: Individually and collectively, as the context may require, with respect to each Mortgage Loan having a Due Date in November 2006, such Due Date and, with respect to each Mortgage Loan having its first Due Date in or after
December 2006, the later of the date of origination and November 1, 2006.

Closing Date: November 21, 2006

First Distribution Date: December 15, 2006

Master Servicer No. 1: Wachovia Bank, National Association

Master Servicer No. 2: Midland Loan Services, Inc.

Special Servicer: LNR Partners, Inc.

Certificate No. [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [AMP-1] [AMP-2]
[AMP-3]

Initial Certificate Principal Balance of this Certificate as of the Closing
Date:
$_______________

Class Principal Balance of all the Class [E] [F] [G] [H] [J] [K] [L] [M] [N] [O]
[P] [AMP-1] [AMP-2] [AMP-3] Certificates as of the Closing Date:
$____________

Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal due on or before such date (the "Initial
Pool Balance"): $2,238,772,692

Certificate Administrator:  LaSalle Bank National Association

Trustee: Wells Fargo Bank, National Association

CUSIP No.:  _____________

ISIN:__________________

                                     A-4-1

[FOR BOOK ENTRY CERTIFICATES: UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP
COMMERCIAL MORTGAGE SECURITIES INC., WACHOVIA BANK, NATIONAL ASSOCIATION,
MIDLAND LOAN SERVICES, INC., LNR PARTNERS, INC., WELLS FARGO, NATIONAL
ASSOCIATION, LASALLE BANK NATIONAL ASSOCIATION, OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY
ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                                     A-4-2

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

          This certifies that [CEDE & CO.] [________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The
Trust was created and the Certificates were issued pursuant to a Pooling and
Servicing Agreement, dated as specified above (the "Agreement"), between
Citigroup Commercial Mortgage Securities Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank,
National Association and Midland Loan Services, Inc., as master servicers
(together, the "Master Servicers", which term includes any successor entities under the Agreement), LNR Partners, Inc., as special servicer (the "Special
Servicer", which term includes any successor entity under the Agreement), Wells
Fargo Bank, National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement) and LaSalle Bank National Association, as certificate administrator (the "Certificate Administrator", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such
Holder is bound. In the event of any conflict between any provision of this
Certificate and any provision of the Agreement, such provision of this
Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such
11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Certificate Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate
Administrator with written wiring instructions no less than five (5) Business
Days prior to (or, in the case of the initial Distribution Date, no later than)
the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or

                                     A-4-3

Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Certificate Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in the notice to Certificateholders of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any
Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate, which reimbursement is to occur after the date on which this
Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts, the A/B Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage
Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If this Certificate constitutes a Definitive Certificate and a
Transfer hereof is to be made without registration under the Securities Act
(other than in connection with the initial issuance of the Certificates, the initial Transfer of this Certificate by the Depositor, the Initial Purchaser or any of their respective Affiliates or, as contemplated by Section 5.03 of the
Agreement, if this Certificate is a Global Certificate, a Transfer of this
Certificate to a successor Depository), then the Certificate Registrar shall

                                     A-4-4

refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit
G-1 to the Agreement and a certificate from such Certificateholder's prospective
Transferee substantially in the form attached either as Exhibit G-2 to the
Agreement or as Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel
reasonably satisfactory to the Certificate Registrar to the effect that the prospective Transferee is an Institutional Accredited Investor or a Qualified
Institutional Buyer and that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer,
the Certificate Administrator, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate
Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit G-2 or Exhibit G-3 attached to the Agreement are, with respect to the subject Transfer, true and correct. Definitive Non-Registered Certificates may only be held by Qualified
Institutional Buyers and Institutional Accredited Investors.

          No beneficial interest in a Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates may be held by any Person that is not a Qualified Institutional Buyer. If this Certificate constitutes a Rule 144A
Global Certificate and a Transfer of any interest herein is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of any interest herein by the
Depositor, the Initial Purchaser or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective
Transferee substantially in the form attached as Exhibit G-4 to the Agreement, or (ii) an Opinion of Counsel to the effect that the prospective Transferee is a
Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. If this Certificate constitutes a Rule 144A Global
Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such
Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit G-4 attached to the Agreement are, with respect to the subject Transfer, true and correct.

          Notwithstanding the preceding paragraph, any interest in the Rule 144A
Global Certificate for a Class of Book-Entry Non-Registered Certificates may be
transferred to any Non-United States Securities Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such
Class of Certificates, provided that the Certificate Owner desiring to effect such Transfer (i) complies with the requirements for Transfers of interests in such Regulation S Global Certificate set forth in the following paragraph and
(ii) delivers or causes to be delivered to the Certificate Registrar and the
Certificate Administrator (A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of
Book-Entry Non-Registered Certificates to be transferred, (B) a copy of the certificate to be obtained by such Certificate Owner from its prospective
Transferee in accordance with the second sentence of the following paragraph and
(C) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the
Certificate Administrator, as transfer agent for the Depository, to approve the debit of the account of a Depository Participant by a denomination of interests in such Rule

                                     A-4-5

144A Global Certificate, and approve the credit of the account of a Depository
Participant by a denomination of interests in such Regulation S Global
Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred. Upon delivery to the Certificate Registrar and the Certificate Administrator of such certifications and such orders and instructions, the Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Regulation S Global Certificate for such Class of
Certificates, by the denomination of the beneficial interest in such Class of
Certificates specified in such orders and instructions.

          No beneficial interest in the Regulation S Global Certificate for any
Class of Book-Entry Non-Registered Certificates may be held by a United States
Securities Person. Any Certificate Owner desiring to effect any Transfer of an interest in the Regulation S Global Certificate for any Class of Book-Entry
Non-Registered Certificates shall be required to obtain from such Certificate
Owner's prospective Transferee a certificate substantially in the form set forth in Exhibit G-5 to the Agreement to the effect that such Transferee is not a
United States Securities Person. If any Transferee of an interest in the
Regulation S Global Certificate for any Class of Book-Entry Non-Registered
Certificates does not, in connection with the subject Transfer, deliver to the
Transferor the certification described in the preceding sentence, then such
Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit G-5 to the Agreement are, with respect to the subject Transfer, true and correct.

          Notwithstanding the preceding paragraph, any interest in the
Regulation S Global Certificate for a Class of Book-Entry Non-Registered
Certificates may be transferred to any Qualified Institutional Buyer that takes delivery in the form of a beneficial interest in the Rule 144A Global
Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such Transfer (i) complies with the requirements for
Transfers of interests in such Rule 144A Global Certificate set forth in the third paragraph above this paragraph and (ii) delivers or causes to be delivered to the Certificate Registrar and the Certificate Administrator (A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be
transferred, (B) a copy of the certificate or Opinion of Counsel to be obtained by such Certificate Owner from its prospective Transferee in accordance with the second sentence of the third paragraph above this paragraph and (C) such written orders and instructions as are required under the applicable procedures of the
Depository, Clearstream and Euroclear to direct the Certificate Administrator to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository
Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred. Upon delivery to the Certificate Registrar and the Certificate Administrator of such certification(s) and/or Opinion of Counsel and such orders and instructions, the
Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S
Global Certificate in respect of the subject Class of Book-Entry Non-Registered
Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

                                     A-4-6

          Also notwithstanding the foregoing, any interest in a Global
Certificate with respect to any Class of Book-Entry Non-Registered Certificates
may be transferred by any Certificate Owner holding such interest to any
Institutional Accredited Investor (other than a Qualified Institutional Buyer)
that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the
Certificate Administrator of (i) such certifications and/or opinions as are contemplated by the fifth paragraph above this paragraph and (ii) such written orders and instructions as are required under the applicable procedures of the
Depository to direct the Certificate Administrator to debit the account of a
Depository Participant by the denomination of the transferred interests in such
Global Certificate. Upon delivery to the Certificate Registrar and the
Certificate Administrator of the certifications and/or opinions contemplated by the fifth paragraph above this paragraph, the Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate by the denomination of the transferred interests in such Global Certificate, and shall cause a
Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global
Certificate, to be executed, authenticated and delivered in accordance with the
Agreement to the applicable Transferee.

          None of the Depositor, the Trustee, the Certificate Administrator, or
the Certificate Registrar is obligated to register or qualify the Class of
Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the
Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate
Owner desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Trustee, the Certificate
Administrator, the Certificate Registrar, the Depositor and their respective
Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No Transfer of this Certificate or any interest herein shall be made
(i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of
ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Non-Registered Certificates or any Transfer of this Certificate or any interest herein by the Depositor or any of its Affiliates or, as contemplated by Section 5.03 of the Agreement, if this Certificate constitutes a
Global Certificate, any Transfer of this Certificate to a successor Depository, the Certificate Registrar shall refuse to register the Transfer of this
Certificate unless it has received from the prospective Transferee, and, if this
Certificate constitutes a Global Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective
Transferee is not a Plan and is not directly or indirectly purchasing this
Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited

                                     A-4-7

transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the
excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b)
of the Code, by reason of Sections I and III of Department of Labor Prohibited
Transaction Class Exemption 95-60; or (iii) alternatively, if this Certificate is rated in one of the four highest generic rating categories by either Rating
Agency, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on the Exemption, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of
Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of
Section 3(16)(B) of ERISA) by the Trustee, the Certificate Administrator, the
Depositor, any Mortgage Loan Seller, either Master Servicer, the Special
Servicer, any Sub-Servicer, any Person responsible for servicing the Outside
Servicing Trust Mortgage Loans or related REO Property, any Exemption-Favored
Party or any Mortgagor with respect to Mortgage Loans constituting more than 5%
of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z)
agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are
Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv)
alternatively, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such
Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. The forms of certification attached to the Agreement as Exhibit H-1 (in the case of
Definitive Non-Registered Certificates) and Exhibit H-2 (in the case of ownership interests in Book-Entry Non-Registered Certificates) are acceptable for purposes of the preceding sentence. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive
Certificate) or the Transferor (if this Certificate constitutes a Global
Certificate) a certification and/or Opinion of Counsel as required by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such
Transferee is exempt from the prohibited transaction provisions of Sections
406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.]

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership

                                     A-4-8

interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this
Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions (as defined in section
1.6011-4 of the Treasury Department regulations) associated herewith and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the
Trustee, the Certificate Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master
Servicers, the Special Servicer, the Trustee, the Certificate Administrator, the
Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the respective obligations and responsibilities under the
Agreement of the Depositor, the Certificate Administrator, the Master Servicers,
the Special Servicer and the Trustee (other than certain obligations of the
Trustee set forth in the Agreement) shall terminate upon payment (or provision for payment) (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required under the Agreement to be so paid on the
Distribution Date following the earliest to occur of (A) the purchase by a
Master Servicer, the Special Servicer or the Majority Controlling Class
Certificateholder of all Mortgage Loans and each REO Property remaining in the
Trust Fund at a price determined as provided in the Agreement, (B) following the date on which the aggregate Certificate Principal Balance of the Class A-1,
Class A-2, Class A-3, Class A-SB, Class A-4, Class A-M, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G and Class H Certificates has been reduced to zero, the exchange by the remaining Certificateholders (exclusive of the Class R Certificateholders) of their Certificates for all Mortgage Loans and each REO Property remaining in the Trust Fund, and (C) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage
Loan or REO Property remaining in the Trust Fund, and (ii) to the Trustee, the
Certificate Administrator, the Master Servicers, the Special Servicer and the
officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them under the Agreement. The Agreement permits, but does not require, a Master Servicer, the Special Servicer or the
Majority Controlling Class Certificateholder to purchase from the Trust Fund all
Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage
Pool at the time of purchase being less than approximately 1.0% of the Initial
Pool Balance specified on the face hereof.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Certificate Administrator, the Master Servicers, the Special
Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Certificate Administrator, the
Master Servicers, the Special Servicer and the Trustee with the consent of the
Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the

                                     A-4-9

amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the
Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such State
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-4-10

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P]
[AMP-1] [AMP-2] [AMP-3] Certificates referred to in the within-mentioned
Agreement.

Dated:  _____________

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent

                                        By:
                                            ------------------------------------
                                            Authorized Representative

                                     A-4-11

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to ________
______________________) and all applicable statements and notices should be mailed to ______________________________________________________________________
_______________________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-4-12

                       [FOR BOOK ENTRY CERTIFICATES ONLY]

                                   SCHEDULE A

                    SCHEDULE OF EXCHANGES IN GLOBAL SECURITY

     The following exchanges of a part of this Global Security have been made:

                                                                   Signature of
              Amount of         Amount of      Principal Amount     Authorized
             Decrease in      Increase in       of this Global    Representative
          Principal Amount  Principal Amount  Security following   of Trustee or
 Date of   of this Global    of this Global     such decrease        securities
Exchange      Security          Security        (or increase)        Custodian
--------------------------------------------------------------------------------

                                     A-4-13

                                   EXHIBIT A-5

                           FORM OF CLASS R CERTIFICATE

                   CITIGROUP COMMERCIAL MORTGAGE TRUST 2006-C5
              CLASS R COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C5

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily, commercial and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Date of Pooling and Servicing Agreement:
November 1, 2006

Cut-off Date: Individually and collectively, as the context may require, with respect to each Mortgage Loan having a Due Date in November 2006, such Due Date and, with respect to each Mortgage Loan having its first Due Date in or after
December 2006, the later of the date of origination and November 1, 2006.

Closing Date: November 21, 2006

First Distribution Date: December 15, 2006

Master Servicer No. 1: Wachovia Bank, National Association

Master Servicer No. 2: Midland Loan Services, Inc.

Special Servicer: LNR Partners, Inc.

Certificate No. R -___

Percentage Interest evidenced by this Certificate in the related Class: ___%

Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal due on or before such date (the "Initial
Pool Balance"): $2,238,772,692

Certificate Administrator: LaSalle Bank National Association

Trustee: Wells Fargo Bank, National Association

                                     A-5-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY TO A
QUALIFIED INSTITUTIONAL BUYER (WITHIN THE MEANING OF RULE 144A UNDER THE
SECURITIES ACT) IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR
QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF
THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP
COMMERCIAL MORTGAGE SECURITIES INC., WACHOVIA BANK, NATIONAL ASSOCIATION,
MIDLAND LOAN SERVICES, INC., LNR PARTNERS, INC., WELLS FARGO, NATIONAL
ASSOCIATION, LASALLE BANK NATIONAL ASSOCIATION, OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY
ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.
CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL
TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE
REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER
RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR
EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER
FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED
TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS
CERTIFICATE.

                                     A-5-2

          This certifies that _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), between Citigroup
Commercial Mortgage Securities Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National
Association and Midland Loan Services, Inc., as master servicers (together, the
"Master Servicers", which term includes any successor entities under the
Agreement), LNR Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), Wells Fargo Bank,
National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement) and LaSalle Bank National Association, as
certificate administrator (the "Certificate Administrator", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such
Holder is bound. In the event of any conflict between any provision of this
Certificate and any provision of the Agreement, such provision of this
Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such
11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Certificate Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate
Administrator with written wiring instructions no less than five (5) Business
Days prior to (or, in the case of the initial Distribution Date, no later than)
the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Certificate
Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts, the A/B Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes

                                     A-5-3

including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If a Transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or the initial Transfer of this Certificate by the Depositor, the Initial Purchaser or any of their respective Affiliates), then the
Certificate Registrar shall refuse to register such Transfer unless it receives
(and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit G-1 to the Agreement and a certificate from such
Certificateholder's prospective Transferee substantially in the form attached as
Exhibit G-2 to the Agreement; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that the prospective
Transferee is a Qualified Institutional Buyer and that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer,
the Special Servicer, the Certificate Administrator, the Trustee or the
Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the
Certificateholder desiring to effect such Transfer and/or such
Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit G-2 attached to the Agreement are, with respect to the subject
Transfer, true and correct. This Certificate may only be held by a Qualified
Institutional Buyer.

          None of the Depositor, the Trustee, the Certificate Administrator or
the Certificate Registrar is obligated to register or qualify the Class of
Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the
Agreement to permit the Transfer of this Certificate or any interest herein without such registration

                                     A-5-4

or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Trustee, the Certificate Administrator, the Certificate
Registrar, the Depositor and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No Transfer of this Certificate or any interest herein shall be made
(i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of
ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Non-Registered Certificates or any Transfer of this Certificate by the Depositor, the Initial Purchaser or any of their respective Affiliates, the Certificate Registrar shall refuse to register the Transfer of this
Certificate unless it has received from the prospective Transferee, either: (i)
a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) alternatively, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. The form of certification attached to the Agreement as Exhibit H-1 is acceptable for purposes of the preceding sentence. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate
Registrar a certification and/or Opinion of Counsel as required by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such
Transferee is exempt from the prohibited transaction provisions of Sections
406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

          Each Person who has or who acquires any Ownership Interest in this
Certificate shall be deemed by the acceptance or acquisition of such Ownership
Interest to have agreed to be bound by the provisions of Section 5.02(d) of the
Agreement and, if any purported Transferee shall become a Holder of this
Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Certificate Administrator under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Administrator under clause
(ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted
Transferee and shall promptly notify the Certificate Administrator, the Trustee and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any
Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt, of an affidavit

                                     A-5-5

and agreement substantially in the form attached as Exhibit I-1 to the Agreement
(a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, and upon which the
Certificate Registrar may, in the absence of actual knowledge by a Responsible
Officer of either the Certificate Administrator or the Certificate Registrar to
the contrary, conclusively rely, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a
Permitted Transferee, that it has historically paid its debts as they have come due, intends to pay its debts as they come due in the future and intends to pay all taxes associated with the Class R Certificate as they come due, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and
Agreement by a proposed Transferee, if a Responsible Officer of the Certificate
Registrar has actual knowledge that the proposed Transferee is not a Permitted
Transferee, the Certificate Registrar shall not register the Transfer of an
Ownership Interest in this Certificate to such proposed Transferee. In addition, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is an entity classified as a partnership under the Code, the Certificate Registrar shall not register the transfer of this Certificate unless at the time of transfer, the Certificate Registrar has actual knowledge that all of the proposed Transferee's beneficial owners are United States Tax
Persons.

          Each Person holding or acquiring any Ownership Interest in this
Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to Transfer its
Ownership Interest herein and (2) not to Transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit I-2 to the Agreement stating that, among other things, it has no actual knowledge that such prospective Transferee is not a
Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Certificate Administrator and the Trustee written notice that it is a
"pass-through interest holder" within the meaning of temporary Treasury regulations section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such
Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

          The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the
Trustee and the Certificate Administrator the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then-current rating of any Class of
Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Certificate Administrator, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trust Fund), to the effect that doing so will not cause any REMIC Pool to (1) cease to qualify as a REMIC or (2) be subject to an entity-level tax caused by the Transfer of a Class R
Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a
Permitted Transferee.

          A "Permitted Transferee" is any Transferee of a Class R Certificate
other than a Disqualified Organization, a Plan, a Non-United States Tax Person
or a United States Tax Person with

                                     A-5-6

respect to whom income on the Class R Certificate is allocable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other United States Tax Person.

          A "Disqualified Organization" is any of the following: (i) the United
States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii)
any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code
(unless such organization is subject to the tax imposed by Section 511 of the
Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Certificate Administrator or the Certificate Registrar based upon an Opinion of Counsel (which shall not be an expense of the Certificate
Administrator) that the holding of an Ownership Interest in a Class R
Certificate by such Person may cause the Trust Fund or any Person having an
Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R
Certificate to such Person. The terms "United States," "State" and
"international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          A "Non-United States Tax Person" is any Person other than a United
States Tax Person. A "United States Tax Person" is a citizen or resident of the
United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of the United States, any State thereof or the District of
Columbia unless in the case of a partnership, Treasury regulations are adopted that provide otherwise, an estate whose income is includable in gross income for
United States federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a) (30) of the Code (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, that are eligible to elect to be treated as United States Tax Persons).

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions
(as defined in section

                                     A-5-7

1.6011-4 of the Treasury Department regulations) associated herewith and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the
Trustee, the Certificate Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master
Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any
such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the respective obligations and responsibilities under the
Agreement of the Depositor, the Certificate Administrator, the Master Servicers,
the Special Servicer and the Trustee (other than certain obligations of the
Trustee set forth in the Agreement) shall terminate upon payment (or provision for payment) (i) to the Certificateholders of all amounts held by or on behalf of the Certificate Administrator and required under the Agreement to be so paid on the Distribution Date following the earliest to occur of (A) the purchase by a Master Servicer, the Special Servicer or the Majority Controlling Class
Certificateholder of all Mortgage Loans and each REO Property remaining in the
Trust Fund at a price determined as provided in the Agreement, (B) following the date on which the aggregate Certificate Principal Balance of the Class A-1,
Class A-2, Class A-3, Class A-SB, Class A-4, Class A-M, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G and Class H Certificates has been reduced to zero, the exchange by the remaining Certificateholders (exclusive of the Class R Certificateholders) of their Certificates for all Mortgage Loans and each REO Property remaining in the Trust Fund, and (C) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage
Loan or REO Property remaining in the Trust Fund, and (ii) to the Trustee, the
Certificate Administrator, the Master Servicers, the Special Servicer and the
officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them under the Agreement. The Agreement permits, but does not require, a Master Servicer, the Special Servicer or the
Majority Controlling Class Certificateholder to purchase from the Trust Fund all
Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage
Pool at the time of purchase being less than approximately 1.0% of the Initial
Pool Balance specified on the face hereof.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Certificate Administrator, the Master Servicers, the Special
Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Certificate Administrator, the
Master Servicers, the Special Servicer and the Trustee with the consent of the
Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the
Certificates.

                                     A-5-8

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such State
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-5-9

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class R Certificates referred to in the within-mentioned Agreement.

Dated: _____________

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent

                                        By:
                                            ------------------------------------
                                            Authorized Representative

                                     A-5-10

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of Assignor

                                        ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to
______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-5-11

                                   EXHIBIT A-6

                           FORM OF CLASS Y CERTIFICATE

                   CITIGROUP COMMERCIAL MORTGAGE TRUST 2006-C5
                    CLASS Y COMMERCIAL MORTGAGE PASS-THROUGH
                           CERTIFICATE, SERIES 2006-C5

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily, commercial and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Date of Pooling and Servicing Agreement:
November 1, 2006

Cut-off Date: Individually and collectively, as the context may require, with respect to each Mortgage Loan having a Due Date in November 2006, such Due Date and, with respect to each Mortgage Loan having its first Due Date in or after
December 2006, the later of the date of origination and November 1, 2006.

Closing Date: November 21, 2006

First Distribution Date: December 15, 2006

Master Servicer No. 1: Wachovia Bank, National Association

Master Servicer No. 2: Midland Loan Services, Inc.

Special Servicer: LNR Partners, Inc.

Certificate No. Y -___

Percentage Interest evidenced by this Certificate in Class Y: ___%

Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal due on or before such date (the "Initial
Pool Balance"): $2,238,772,692

Certificate Administrator: LaSalle Bank National Association

Trustee: Wells Fargo Bank, National Association

                                      A-6-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP
COMMERCIAL MORTGAGE SECURITIES INC., WACHOVIA BANK, NATIONAL ASSOCIATION,
MIDLAND LOAN SERVICES, INC., LNR PARTNERS, INC., WELLS FARGO, NATIONAL
ASSOCIATION, LASALLE BANK NATIONAL ASSOCIATION, OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY
ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY)
RECEIVED IN RESPECT OF THE ARD MORTGAGE LOANS SUBJECT TO THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

          This certifies that ________________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Class Y Certificates. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above
(the "Agreement"), between Citigroup Commercial Mortgage Securities Inc., as depositor (the "Depositor", which term includes any successor entity under the
Agreement), Wachovia Bank, National Association and Midland Loan Services, Inc.,
as master servicers (together, the "Master Servicers", which term includes any successor entities under the Agreement), LNR Partners, Inc., as special servicer
(the "Special Servicer", which term includes any successor entity under the
Agreement), Wells Fargo Bank, National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement) and LaSalle Bank
National Association, as certificate administrator (the "Certificate
Administrator", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.
To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which

                                      A-6-2

Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such
11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the initial Distribution Date, no later than the Closing Date) (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Certificate Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate
Administrator with written wiring instructions no less than five (5) Business
Days prior to (or, in the case of the first such distribution, no later than)
the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Certificate
Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts, the A/B Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage
Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

                                      A-6-3

          No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If a Transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or the initial Transfer of this Certificate by the Depositor, the Initial Purchaser or any of their respective Affiliates, then the
Certificate Registrar shall refuse to register such Transfer unless it receives
(and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit G-1 to the Agreement and a certificate from such
Certificateholder's prospective Transferee substantially in the form attached either as Exhibit G-2 to the Agreement or as Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that the prospective Transferee is an Institutional Accredited
Investor or a Qualified Institutional Buyer and that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicers,
the Special Servicer, the Certificate Administrator, the Trustee or the
Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the
Certificateholder desiring to effect such Transfer and/or such
Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit G-2 or Exhibit G-3 attached to the Agreement are, with respect to the subject Transfer, true and correct. Definitive Non-Registered
Certificates may only be held by Qualified Institutional Buyers and
Institutional Accredited Investors.

          None of the Depositor, the Trustee, the Certificate Administrator, or
the Certificate Registrar is obligated to register or qualify the Class of
Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the
Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate
Owner desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Trustee, the Certificate
Administrator, the Certificate Registrar, the Depositor and their respective
Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No Transfer of this Certificate or any interest herein shall be made
(i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of
ERISA or Section 4975 of the Code or would result in the

                                      A-6-4

imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Non-Registered Certificates or any Transfer of
this Certificate by the Depositor, the Initial Purchaser or any of their respective Affiliates, the Certificate Registrar shall refuse to register the
Transfer of this Certificate unless it has received from the prospective
Transferee, either: (i) a certification to the effect that such prospective
Transferee is not a Plan and is not directly or indirectly purchasing this
Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) alternatively, a certification of facts and an Opinion of
Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code. The form of certification attached to the Agreement as
Exhibit H-1 is acceptable for purposes of the preceding sentence. If any
Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar a certification and/or Opinion of Counsel as required by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either:
(i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this
Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a)
and (b) of the Code.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, each offeree and/or holder of this Certificate (and each employee, representative, or other agent of such offeree or holder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions
(as defined in section 1.6011-4 of the Treasury Department regulations)
associated herewith and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicers, the Certificate Administrator,
the Special Servicer, the Trustee, the Certificate Administrator, the
Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicers, the Special Servicer, the
Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the respective obligations and responsibilities under the
Agreement of the Depositor, the Certificate Administrator, the Master Servicers,
the Special Servicer and the Trustee (other than certain obligations

                                      A-6-5

of the Trustee set forth in the Agreement) shall terminate upon payment (or provision for payment) (i) to the Certificateholders of all amounts held by or on behalf of the Certificate Administrator and required under the Agreement to be so paid on the Distribution Date following the earliest to occur of (A) the purchase by the Master Servicer, the Special Servicer or the Majority
Controlling Class Certificateholder of all Mortgage Loans and each REO Property remaining in the Trust Fund at a price determined as provided in the Agreement,
(B) following the date on which the aggregate Certificate Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-M, Class
A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H
Certificates has been reduced to zero, the exchange by the remaining
Certificateholders (exclusive of the Class R Certificateholders) of their
Certificates for all Mortgage Loans and each REO Property remaining in the Trust
Fund, and (C) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the
Trust Fund, and (ii) to the Trustee, the Certificate Administrator, the Master
Servicers, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them under the Agreement. The Agreement permits, but does not require, a
Master Servicer, the Special Servicer or the Majority Controlling Class
Certificateholder to purchase from the Trust Fund all Mortgage Loans and any REO
Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance specified on the face hereof.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Certificate Administrator, the Master Servicers, the Special
Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Certificate Administrator, the
Master Servicers, the Special Servicer and the Trustee with the consent of the
Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the
Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such State
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-6-6

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class Y Certificates referred to in the within-mentioned Agreement.

Dated:  _______________

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent

                                        By:
                                            ------------------------------------
                                            Authorized Representative

                                      A-6-7

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
          (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:

Dated: _______________

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to ________
____________________________________________) and all applicable statements and notices should be mailed to ___________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                      A-6-8

                                    EXHIBIT B

                           RELEVANT SERVICING CRITERIA

                                                                                             RELEVANT
                                SERVICING CRITERIA                                      SERVICING CRITERIA
---------------------------------------------------------------------------------   -------------------------
    REFERENCE                                 CRITERIA
    ---------                                 --------

                                  GENERAL SERVICING CONSIDERATIONS

1122(d)(1)(i)      Policies and procedures are instituted to monitor any            Certificate Administrator
                   performance or other triggers and events of default in                    Trustee
                   accordance with the transaction agreements.                           Master Servicer
                                                                                        Special Servicer

1122(d)(1)(ii)     If any material servicing activities are outsourced to third     Certificate Administrator
                   parties, policies and procedures are instituted to monitor the            Trustee
                   third party's performance and compliance with such servicing          Master Servicer
                   activities.                                                          Special Servicer

1122(d)(1)(iii)    Any requirements in the transaction agreements to maintain a                N/A
                   back-up servicer for the mortgage loans are maintained.

1122(d)(1)(iv)     A fidelity bond and errors and omissions policy is in effect     Certificate Administrator
                   on the party participating in the servicing function                      Trustee
                   throughout the reporting period in the amount of coverage             Master Servicer
                   required by and otherwise in accordance with the terms of the        Special Servicer
                   transaction agreements.

                                 CASH COLLECTION AND ADMINISTRATION

1122(d)(2)(i)      Payments on mortgage loans are deposited into the appropriate    Certificate Administrator
                   custodial bank accounts and related bank clearing accounts no         Master Servicer
                   more than two business days following receipt, or such other         Special Servicer
                   number of days specified in the transaction agreements.

1122(d)(2)(ii)     Disbursements made via wire transfer on behalf of an obligor     Certificate Administrator
                   or to an investor are made only by authorized personnel.              Master Servicer
                                                                                        Special Servicer

1122(d)(2)(iii)    Advances of funds or guarantees regarding collections, cash           Master Servicer
                   flows or distributions, and any interest or other fees charged       Special Servicer
                   for such advances, are made, reviewed and approved as                     Trustee
                   specified in the transaction agreements.

1122(d)(2)(iv)     The related accounts for the transaction, such as cash reserve   Certificate Administrator
                   accounts or accounts established as a form of                         Master Servicer
                   overcollateralization, are separately maintained (e.g., with         Special Servicer
                   respect to commingling of cash) as set forth in the
                   transaction agreements.

1122(d)(2)(v)      Each custodial account is maintained at a federally insured      Certificate Administrator
                   depository institution as set forth in the transaction                Master Servicer
                   agreements. For purposes of this criterion, "federally insured       Special Servicer
                   depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) under the Securities
                   Exchange Act.

1122(d)(2)(vi)     Unissued checks are safeguarded so as to prevent unauthorized    Certificate Administrator
                   access.                                                               Master Servicer
                                                                                        Special Servicer

                                        B-1

                                                                                             RELEVANT
                                SERVICING CRITERIA                                      SERVICING CRITERIA
---------------------------------------------------------------------------------   -------------------------
    REFERENCE                                 CRITERIA
    ---------                                 --------

1122(d)(2)(vii)    Reconciliations are prepared on a monthly basis for all          Certificate Administrator
                   asset-backed securities related bank accounts, including              Master Servicer
                   custodial accounts and related bank clearing accounts. These         Special Servicer
                   reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction
                   agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original
                   identification, or such other number of days specified in the transaction agreements.

                                 INVESTOR REMITTANCES AND REPORTING

1122(d)(3)(i)      Reports to investors, including those to be filed with the
                   Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements.
                   Specifically, such reports:

1122(d)(3)(i)(A)   (A) Are prepared in accordance with timeframes and other terms   Certificate Administrator
                   set forth in the transaction agreements;

1122(d)(3)(i)(B)   (B) Provide information calculated in accordance with the        Certificate Administrator
                   terms specified in the transaction agreements;

1122(d)(3)(i)(C)   (C) Are filed with the Commission as required by its rules and    Party who files report
                   regulations; and

1122(d)(3)(i)(D)   (D) Agree with investors' or the Certificate Administrator's     Certificate Administrator
                   records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

1122(d)(3)(ii)     Amounts due to investors are allocated and remitted in           Certificate Administrator
                   accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)    Disbursements made to an investor are posted within two          Certificate Administrator
                   business days to the servicer's investor records, or such
                   other number of days specified in the transaction agreements.

1122(d)(3)(iv)     Amounts remitted to investors per the investor reports agree     Certificate Administrator
                   with cancelled checks, or other form of payment, or custodial bank statements.

                                      POOL ASSET ADMINISTRATION

1122(d)(4)(i)      Collateral or security on mortgage loans is maintained as                 Trustee
                   required by the transaction agreements or related mortgage            Master Servicer
                   loan documents.                                                      Special Servicer

1122(d)(4)(ii)     Mortgage loans and related documents are safeguarded as                   Trustee
                   required by the transaction agreements                                Master Servicer
                                                                                        Special Servicer

1122(d)(4)(iii)    Any additions, removals or substitutions to the asset pool are            Trustee
                   made, reviewed and approved in accordance with any conditions         Master Servicer
                   or requirements in the transaction agreements.                       Special Servicer

1122(d)(4)(iv)     Payments on mortgage loans, including any payoffs, made in            Master Servicer
                   accordance with the related mortgage loan documents are posted to the servicer's obligor records maintained no more than two business days after receipt, or such other number of days
                   specified in the transaction agreements, and allocated to
                   principal, interest or other items (e.g., escrow) in
                   accordance with the related mortgage loan documents.

1122(d)(4)(v)      The reporting servicer's records regarding the mortgage loans         Master Servicer
                   agree with the reporting servicer's records with respect to an obligor's unpaid principal balance.

1122(d)(4)(vi)     Changes with respect to the terms or status of an obligor's           Master Servicer
                   mortgage loans (e.g., loan modifications or re-agings) are           Special Servicer
                   made, reviewed and approved by authorized personnel in
                   accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)    Loss mitigation or recovery actions (e.g., forbearance plans,        Special Servicer
                   modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other
                   requirements established by the transaction agreements.

                                        B-2

                                                                                             RELEVANT
                                SERVICING CRITERIA                                      SERVICING CRITERIA
---------------------------------------------------------------------------------   -------------------------
    REFERENCE                                 CRITERIA
    ---------                                 --------

1122(d)(4)(viii)   Records documenting collection efforts are maintained during          Master Servicer
                   the period a mortgage loan is delinquent in accordance with          Special Servicer
                   the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for
                   example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)     Adjustments to interest rates or rates of return for mortgage         Master Servicer
                   loans with variable rates are computed based on the related mortgage loan documents.

1122(d)(4)(x)      Regarding any funds held in trust for an obligor (such as             Master Servicer
                   escrow accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the
                   transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days
                   specified in the transaction agreements.

1122(d)(4)(xi)     Payments made on behalf of an obligor (such as tax or                 Master Servicer
                   insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)    Any late payment penalties in connection with any payment to          Master Servicer
                   be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

1122(d)(4)(xiii)   Disbursements made on behalf of an obligor are posted within          Master Servicer
                   two business days to the obligor's records maintained by the servicer, or such other number of days specified in the
                   transaction agreements.

1122(d)(4)(xiv)    Delinquencies, charge-offs and uncollectible accounts are             Master Servicer
                   recognized and recorded in accordance with the transaction           Special Servicer
                   agreements.

1122(d)(4)(xv)     Any external enhancement or other support, identified in Item               N/A
                   1114(a)(1) through (3) or Item 1115 of Regulation AB, is
                   maintained as set forth in the transaction agreements.

[NAME OF REPORTING SERVICER]

Date:
      ----------------------------------

By:
    ------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------

                                       B-3

                                    EXHIBIT C

                         FORM OF CUSTODIAL CERTIFICATION

To the parties listed on the attached Schedule A

          Re:  Citigroup Commercial Mortgage Trust 2006-C5
               Commercial Mortgage Pass
               Through Certificates, Series 2006-C5 (the "Certificates")

Ladies and Gentlemen:

          Pursuant to Section 2.02(a) of the Pooling and Servicing Agreement
dated as of November 1, 2006, relating to the above-referenced Certificates (the
"Agreement"), Wells Fargo Bank, National Association, in its capacity as trustee
(the "Trustee"), hereby certifies as to each Mortgage Loan subject as of the date hereof to the Agreement (except as identified in the exception report attached hereto) that: (i) without regard to the proviso in the definition of
"Mortgage File," all documents specified in clauses (a)(i), (a)(ii), (a)(iv)(A),
(a)(v) and (a)(vii), and to the extent provided in the related Mortgage File and actually known by a Responsible Officer of the Trustee to be required, clauses
(a)(iii), (a)(iv)(B), (a)(iv)(C), (a)(vi), (a)(viii) and (a)(ix)(A) of the definition of "Mortgage File" (or, in the case of the Outside Serviced Trust
Mortgage Loans, in clauses (b)(i) through (b)(iii) of the definition of
"Mortgage File") are in its possession, (ii) all documents delivered or caused to be delivered by the applicable Mortgage Loan Seller constituting the related
Mortgage File have been reviewed by it and appear regular on their face and appear to relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage
Loan Schedule for such Mortgage Loan with respect to the items specified in clauses (v) and (vi)(C) of the definition of "Mortgage Loan Schedule" is correct.

          Neither the Trustee nor any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.

                                       C-1

          Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

                                        Respectfully,

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                        as Trustee

                                        By:
                                            ------------------------------------
                                           Name:
                                           Title:

                                       C-2

                                   SCHEDULE A

Wachovia Bank, National Association
8734 Research Drive
URP4-NC1075
Charlotte, NC 28262
Attn: Citigroup Commercial Mortgage Trust 2006-C5

with a copy to:

Wachovia Bank, National Association
NC 0630
301 S. College Street, 30th Floor
Charlotte, NC 28288-0630
Attn: Commercial Real Estate Services

Midland Loan Services, Inc.
10851 Mastin
Overland Park, Kansas 66210
Attn: Citigroup Commercial Mortgage Trust 2006-C5

LNR Partners, Inc.
1601 Washington Avenue
Suite 700
Miami Beach, Florida 33139
Attn: Randy Wolpert

Citigroup Commercial Mortgage Securities Inc.
388 Greenwich Street
New York, New York 10013
Attn: Angela Vleck

Citigroup Global Markets Realty Corp.
388 Greenwich Street
New York, New York 10013
Attn: Angela Vleck

PNC Bank, National Association
10851 Mastin Street, Suite 300
Overland Park, Kansas 66210
Attn: Harry Funk

with a copy to:

                                       C-3

PNC Bank, National Association
One PNC Plaza
249 Fifth Avenue, 21st Floor
Pittsburgh, Pennsylvania 15222
Attn: Gretchen Lengel Kelly

with a copy to: Office of the General Counsel

LaSalle Bank National Association
55 East 52nd Street
New York, New York 10055
Attention: Andy Chen

                                       C-4

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust (CMBS)
Citigroup Commercial Mortgage Trust 2006-C5

          Re:  Citigroup Commercial Mortgage Trust 2006-C5
               Commercial Mortgage Pass-Through Certificates, Series 2006-C5

          In connection with the administration of the Mortgage Files held by you as Trustee (or by a Custodian on your behalf), under that certain Pooling and Servicing Agreement dated as of November 1, 2006 (the "Pooling and Servicing
Agreement"), by and between Citigroup Commercial Mortgage Securities Inc., as depositor, Wachovia Bank, National Association and Midland Loan Services, Inc.,
as master servicers (the "Master Servicers"), LNR Partners, Inc., as special servicer (the "Special Servicer"), Wells Fargo Bank, National Association, as
trustee (the "Trustee"), and LaSalle Bank National Association, as certificate administrator (the "Certificate Administrator"), the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you as Trustee or by a Custodian on your behalf, with respect to the following described Mortgage Loan for the reason indicated below.

          Property Name: _______________________________________________________

          Address: _____________________________________________________________

          Control No.: _________________________________________________________

          If only particular documents in the Mortgage File are requested, please specify which:

________________________________________________________________________________
________________________________________________________________________________

Reason for requesting file (or portion thereof):

     ___  1.   Mortgage Loan paid in full. The undersigned hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Collection Account or the applicable Loan Combination Custodial Account pursuant to the
               Pooling and Servicing Agreement, have been or will be so
               credited.

     ___  2.   Other. (Describe) _______________________________________________
               _________________________________________________________________
               _________________________________________________________________

                                      D-1-1

          The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the
Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                        [WACHOVIA BANK, NATIONAL ASSOCIATION]
                                        [MIDLAND LOAN SERVICES, INC.]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      D-1-2

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services (CMBS)
Citigroup Commercial Mortgage Securities, Series 2006-C5

          Re: Citigroup Commercial Mortgage Trust 2006-C5
              Commercial Mortgage Pass-Through Certificates, Series 2006-C5

          In connection with the administration of the Mortgage Files held by you as Trustee (or by a Custodian on your behalf), under that certain Pooling and Servicing Agreement dated as of November 1, 2006 (the "Pooling and Servicing
Agreement"), by and between Citigroup Commercial Mortgage Securities Inc., as depositor, Wachovia Bank, National Association and Midland Loan Services, Inc.,
as master servicers (the "Master Servicers"), LNR Partners, Inc., as special servicer (the "Special Servicer"), Wells Fargo Bank, National Association, as
trustee (the "Trustee"), and LaSalle Bank National Association, as certificate administrator (the "Certificate Administrator"), the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you as Trustee or by a Custodian on your behalf, with respect to the following described Mortgage Loan for the reason indicated below.

          Property Name: _______________________________________________________

          Address: _____________________________________________________________

          Control No.: _________________________________________________________

          If only particular documents in the Mortgage File are requested, please specify which:

________________________________________________________________________________
________________________________________________________________________________

Reason for requesting file (or portion thereof):

     ___  1.   Mortgage Loan paid in full. The undersigned hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Collection Account or the applicable Loan Combination Custodial Account pursuant to the
               Pooling and Servicing Agreement, have been or will be so
               credited.

     ___  2.   Other. (Describe) _______________________________________________
               _________________________________________________________________
               _________________________________________________________________

                                      D-2-1

          The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof (or within such longer period as we have indicated as part of our reason for the request), unless the Mortgage Loan has been paid in full or otherwise liquidated, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                        LNR PARTNERS, INC.

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                      D-2-2

                                    EXHIBIT E

                          CALCULATION OF NET CASH FLOW

          "Net Cash Flow" shall mean the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net Cash
Flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

          In determining vacancy for the "revenue" component of Net Cash Flow for each rental property, the Special Servicer shall rely on the most recent rent roll supplied by the related borrower and where the actual vacancy shown thereon and the market vacancy is less than 1%, the Special Servicer shall assume a 1% vacancy in determining revenue from rents, except that in the case of certain anchored shopping centers, space occupied by anchor or single tenants or other large tenants shall be disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards.
Where the actual or market vacancy was not less than 5.0%, the Special Servicer shall determine revenue from rents by generally relying on the most recent roll supplied and the greater of (a) actual historical vacancy at the related
Mortgaged Property, and (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property. In determining rental revenue for multifamily, self-storage and mobile home park properties, the Special Servicer shall either review rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other rental properties, the Special
Servicer shall annualize rental revenue shown on the most recent certified rent roll, after applying the vacancy factor, without further regard to the terms
(including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts shall be determined on the basis of adjusted average occupancy not to exceed 75.0% and daily rates achieved during the prior two to three year annual reporting period. In the case of residential health care facilities, receipts shall be based on historical occupancy levels, historical operating revenues and the then current occupancy rates. Occupancy rates for private health care facilities shall be within current market ranges and vacancy levels shall be at a minimum of 1%. In general, any non-recurring items and non-property related revenue shall be eliminated from the calculation except in the case of residential health care facilities.

          In determining the "expense" component of Net Cash Flow for each
Mortgaged Property, the Special Servicer shall rely on the rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements is available, the newer information shall be used, (b) with respect to each
Mortgaged Property, property management fees shall be assumed to be 3% to 7% of effective gross revenue (except with respect to hospitality properties, where a minimum of 3.0% of gross receipts shall be assumed, and with respect to limited service hospitality properties, where a minimum of 4.0% of gross receipts shall be assumed and, with respect to

                                       E-1

single tenant properties, where fees as low as 3% of effective gross receipts shall be assumed), (c) assumptions shall be made with respect to reserves for leasing commission, tenant improvement expenses and capital expenditures, and
(d) expenses shall be assumed to include annual replacement reserves. In addition, in some instances, the Special Servicer may recharacterize as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where determined appropriate.

                                       E-2

                                    EXHIBIT F

                       FORM OF DISTRIBUTION DATE STATEMENT

                                 [SEE ATTACHED]

                                       F-1

                                   EXHIBIT G-1
                         FORM OF TRANSFEROR CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services,
           Citigroup Commercial Mortgage Trust 2006-C5

          Re: Citigroup Commercial Mortgage Trust 2006-C5, Commercial Mortgage
              Pass-Through Certificates, Series 2006-C5, Class _____, [having an initial aggregate [Certificate Principal Balance] [Certificate
              Notional Amount] as of November 21, 2006 (the "Closing Date") of
              $____] [representing a ____% Percentage Interest in the applicable
              Class]

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_________________________ (the "Transferor") to __________________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of
November 1, 2006 (the "Pooling and Servicing Agreement"), by and between
Citigroup Commercial Mortgage Securities Inc., as depositor, Wachovia Bank,
National Association and Midland Loan Services, Inc., as master servicers, LNR
Partners, Inc., as special servicer, Wells Fargo Bank, National Association, as trustee, and LaSalle Bank National Association, as certificate administrator.
All capitalized terms used herein and not otherwise herein defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferor hereby certifies, represents and warrants to you, as Certificate
Registrar, and for the benefit of the Trustee and the Depositor, that:

          1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

          2. Neither the Transferor nor anyone acting on its behalf has (a)
     offered, transferred, pledged, sold or otherwise disposed of any
     Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred
     Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a
     Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any
     Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred
     Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a)
     through (e)

                                      G-1-1

     hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of
     Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                        Very truly yours,

                                        ________________________________________
                                        (Transferor)

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                      G-1-2

                                   EXHIBIT G-2

                        FORM I OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603

Attention: Global Securities and Trust Services, Citigroup Commercial Mortgage
           Trust 2006-C5

          Re:  Citigroup Commercial Mortgage Trust 2006-C5, Commercial Mortgage
               Pass-Through Certificates, Series 2006-C5, Class _____, [having an initial aggregate [Certificate Principal Balance] [Certificate
               Notional Amount] as of November 21, 2006 (the "Closing Date") of
               $________] [representing a ____% Percentage Interest in the applicable Class]

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
____________________________ (the "Transferor") to _____________________________
(the "Transferee") of the captioned Certificates (the "Transferred
Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement
dated as of November 1, 2006 (the "Pooling and Servicing Agreement"), by and
between Citigroup Commercial Mortgage Securities Inc., as depositor, Wachovia
Bank, National Association and Midland Loan Services, Inc., as master servicers,
LNR Partners, Inc., as special servicer, Wells Fargo Bank, National Association, as trustee, and LaSalle Bank National Association, as certificate administrator.
All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferee hereby certifies, represents and warrants to you, as Certificate
Registrar, and for the benefit of the Trustee and the Depositor, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified
     Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A")
     under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the
     Transferred Certificates for its own account or for the account of another
     Qualified Institutional Buyer, and understands that such Transferred
     Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional
     Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

          2. The Transferee has been furnished with all information regarding
     (a) the Depositor, (b) the Transferred Certificates and payments thereon,
     (c) the nature, performance and servicing of

                                      G-2-1

     the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust
     created pursuant thereto, and (e) all related matters, that it has requested.

          3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee
     Acknowledgment below.

                                        Very truly yours,

                                        ----------------------------------------
                                        (Transferee)

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                             Nominee Acknowledgment

          The undersigned hereby acknowledges and agrees that as to the
Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                        ----------------------------------------
                                        (Nominee)

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      G-2-2

                                                          ANNEX 1 TO EXHIBIT G-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor") and [name of Certificate Registrar], as Certificate
Registrar, with respect to the mortgage pass-through certificates (the
"Transferred Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis
     $______________________(1) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and
     (ii) the Transferee satisfies the criteria in the category marked below.

     _____   Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution),
             Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue
             Code of 1986, as amended.

     _____   Bank. The Transferee (a) is a national bank or a banking
             institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred
             Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

     _____   Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association

----------
(1)  Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                      G-2-3

             or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred
             Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent
             institution.

     _____   Broker-dealer. The Transferee is a dealer registered pursuant to
             Section 15 of the Securities Exchange Act of 1934, as amended.

     _____   Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S.
             territory or the District of Columbia.

     _____   State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

     _____   ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act
             of 1974.

     _____   Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

     _____   QIB Subsidiary. All of the Transferee's equity owners are
             "qualified institutional buyers" within the meaning of Rule 144A.

     _____   Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
             (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1) _____________________________________________________
             ___________________________________________________________________
             __________________________________________________________________.

          3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the
     Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v)
     repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the
     Transferee used the cost of such securities to such Person, unless such
     Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining

                                      G-2-4

     such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          5. The Transferee is familiar with Rule 144A and understands that the
     Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

          [_]   [_]   Will the Transferee be purchasing the Transferred
          Yes    No   Certificates only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the
     Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the
     Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

          8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                        ----------------------------------------
                                        Print Name of Transferee

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:
                                            Date:

                                      G-2-5

                                                          ANNEX 2 TO EXHIBIT G-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor") and [name of Certificate Registrar], as Certificate
Registrar, with respect to the mortgage pass-through certificates (the
"Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or,
     if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies
     (as defined below), is an executive officer of the investment adviser (the
     "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in
     Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the
     Transferee alone owned and/or invested on a discretionary basis, or the
     Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the
     Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of
     Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

     _____   The Transferee owned and/or invested on a discretionary basis
             $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     _____   The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the
             Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4. The term "securities" as used herein does not include (i)
     securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies,

                                      G-2-6

     (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the
     Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

          5. The Transferee is familiar with Rule 144A and understands that the
     Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

          [_]    [_]    Will the Transferee be purchasing the Transferred
          Yes     No    Certificates only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

          8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                        ----------------------------------------
                                        Print Name of Transferee or Adviser

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        IF AN ADVISER:

                                        ----------------------------------------
                                        Print Name of Transferee

                                        Date:
                                              ----------------------------------

                                     G-2-7

                                   EXHIBIT G-3

                        FORM II OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603

Attention: Global Securities and Trust Services,
           Citigroup Commercial Mortgage Trust 2006-C5

          Re:  Citigroup Commercial Mortgage Trust 2006-C5, Commercial Mortgage
               Pass-Through Certificates, Series 2006-C5, Class _____, [having an initial aggregate [Certificate Principal Balance] [Certificate
               Notional Amount] as of November 21, 2006 (the "Closing Date") of
               $_____] [representing a ____% Percentage Interest in the
               applicable Class]

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_________________________ (the "Transferor") to __________________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of
November 1, 2006 (the "Pooling and Servicing Agreement"), by and between
Citigroup Commercial Mortgage Securities Inc., as depositor, Wachovia Bank,
National Association and Midland Loan Services, Inc., as master servicers, LNR
Partners, Inc., as special servicer, Wells Fargo Bank, National Association, as trustee, and LaSalle Bank National Association, as certificate administrator.
All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferee hereby certifies, represents and warrants to you, as Certificate
Registrar, and for the benefit of the Trustee and the Depositor, that:

          1. The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the
     "Securities Act"), or any applicable state securities laws.

          2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b)
     none of the Depositor, the Trustee or the Certificate Registrar is
     obligated so to register or qualify the Class of Certificates to which the
     Transferred Certificates belong, and (c) neither the Transferred
     Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or

                                     G-3-1

     transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received: (A) a certificate from the prospective transferor substantially in the form attached as
     Exhibit G-1 to the Pooling and Servicing Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached either as Exhibit G-2 to the Pooling and Servicing Agreement or as
     Exhibit G-3 to the Pooling and Servicing Agreement; or (B) an Opinion of
     Counsel satisfactory to the Certificate Registrar to the effect that, among other things, the transfer may be made without registration under the
     Securities Act, together with written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such Opinion of Counsel is based.

          3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate or interest therein, except in compliance with the provisions of Section 5.02 of the Pooling and Servicing
     Agreement, which provisions it has carefully reviewed, and that each
     Transferred Certificate will bear legends substantially to the following effect:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
          SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE
          SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER
          DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH
          REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH
          DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
          ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
          SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO
          (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT
          THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF
          1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE
          CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS
          DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST
          HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
          ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
          ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02
          OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          4. Neither the Transferee nor anyone acting on its behalf has (a)
     offered, pledged, sold, disposed of or otherwise transferred any
     Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred
     Certificate, any interest in any Transferred Certificate or any other similar security from any person in any

                                     G-3-2

     manner, (c) otherwise approached or negotiated with respect to any
     Transferred Certificate, any interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in any
     Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the
     Securities Act, would render the disposition of the Transferred
     Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the
     Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Transferred
     Certificate, any interest in any Transferred Certificate or any other similar security.

          5. The Transferee has been furnished with all information regarding
     (a) the Depositor, (b) the Transferred Certificates and payments thereon,
     (c) nature, performance and servicing of the Mortgage Loans, (d) the
     Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

          6. The Transferee is an "accredited investor" within the meaning of paragraphs (1), (2), (3) and/or (7) of Rule 501(a) under the Securities Act or an entity in which all of its equity owners come within such paragraphs.
     The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

                                     G-3-3

          7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee
     Acknowledgment below.

                                        Very truly yours,

                                        ----------------------------------------
                                        (Transferee)

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                             Nominee Acknowledgment

          The undersigned hereby acknowledges and agrees that as to the
Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                        ----------------------------------------
                                        (Nominee)

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                     G-3-4

                                   EXHIBIT G-4

                         FORM OF TRANSFEREE CERTIFICATE
           FOR TRANSFERS OF INTERESTS IN RULE 144A GLOBAL CERTIFICATES

                                     [Date]

[TRANSFEROR]

           Re: Citigroup Commercial Mortgage Trust 2006-C5, Commercial Mortgage
               Pass-Through Certificates, Series 2006-C5, Class _____, having an initial aggregate [Certificate Principal Balance] [Certificate
               Notional Amount] as of November 21, 2006 (the "Closing Date") of
               $__________ (the "Transferred Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the Transfer by
_________________________ (the "Transferor") to __________________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of
The Depository Trust Company ("DTC") and the Depository Participants) in the
Transferred Certificates. The Transferred Certificates were issued pursuant to the Pooling and Servicing Agreement dated as of November 1, 2006 (the "Pooling and Servicing Agreement"), by and between Citigroup Commercial Mortgage
Securities Inc., as depositor, Wachovia Bank, National Association and Midland
Loan Services, Inc., as master servicers, LNR Partners, Inc., as special servicer, Wells Fargo Bank, National Association, as trustee, and LaSalle Bank
National Association, as certificate administrator. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, the
Trustee and the Certificate Registrar, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified
     Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A")
     under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the
     Transferred Certificates for its own account or for the account of another
     Qualified Institutional Buyer.

          2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b)
     none of the Depositor, the Trustee or the Certificate Registrar is
     obligated so to register or qualify the Transferred Certificates, and (c)
     neither any Transferred Certificate nor any interest therein may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in a transaction which is exempt from such registration and qualification.

                                     G-4-1

          3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates or any interest therein except in compliance with the provisions of Section 5.02 of the Pooling and Servicing
     Agreement, which provisions it has carefully reviewed, and that the
     Transferred Certificates will bear legends substantially to the following effect:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
          SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE
          SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER
          DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH
          REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH
          DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
          ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
          SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO
          (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT
          THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF
          1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE
          CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS
          DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST
          HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
          ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
          ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02
          OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                                     G-4-2

          4. The Transferee has been furnished with all information regarding
     (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
     (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, and (e) all related matters, that it has requested.

                                        Very truly yours,

                                        ----------------------------------------
                                        (Transferee)

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                     G-4-3

                                                          ANNEX 1 TO EXHIBIT G-4

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor") and for the benefit of Citigroup Commercial Mortgage
Securities Inc. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the
     "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule
     144A"), because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $____________(1) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     _____     Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution),
               Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal
               Revenue Code of 1986, as amended.

     _____     Bank. The Transferee (a) is a national bank or a banking
               institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is
               substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

     _____     Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan

----------
(1)  Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     G-4-4

               association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

     ___       Broker-dealer. The Transferee is a dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934, as amended.

     ___       Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S.
               territory or the District of Columbia.

     ___       State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     ___       Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act
               of 1974.

     ___       Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

     ___       QIB Subsidiary. All of the Transferee's equity owners are
               "qualified institutional buyers" within the meaning of Rule 144A.

     ___       Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under
               subsection (a)(1) of Rule 144A pursuant to which it qualifies.
               Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

          3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the
     Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v)
     repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the
     Transferee used the cost of such securities to such Person, unless such
     Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the
     Transferee may have included securities owned by subsidiaries of such
     Person, but only if such subsidiaries are consolidated with such Person in its financial

                                     G-4-5

     statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such
     Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities
     Exchange Act of 1934, as amended.

          5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the
     Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

           [_]     [_]       Will the Transferee be acquiring interests in the
           Yes      No        Transferred Certificates only for the Transferee's
                              own account?

          6. If the answer to the foregoing question is "no," then in each case where the Transferee is acquiring any interest in the Transferred
     Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the
     Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

          8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                        ----------------------------------------
                                        (Transferee)

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:
                                            Date:

                                     G-4-6

                                                          ANNEX 2 TO EXHIBIT G-4

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor") and for the benefit of Citigroup Commercial Mortgage
Securities Inc. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the
     "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of
     Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in
     Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least
     $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the
     Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

          ____      The Transferee owned and/or invested on a discretionary
                    basis $___________________ in securities (other than the
                    excluded securities referred to below) as of the end of the
                    Transferee's most recent fiscal year (such amount being
                    calculated in accordance with Rule 144A).

          ____      The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities
                    (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such
                    amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                                     G-4-7

          4. The term "securities" as used herein does not include (i)
     securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and
     (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

          5. The Transferee is familiar with Rule 144A and understands that the
     Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

          [_]      [_]        Will the Transferee be acquiring interests in the
           Yes      No        Transferred Certificates only for the Transferee's
                              own account?

          6. If the answer to the foregoing question is "no," then in each case where the Transferee is acquiring any interest in the Transferred
     Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the
     Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

                                     G-4-8

          8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                        ----------------------------------------
                                        (Transferee or Adviser)

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:
                                            Date:

                                        IF AN ADVISER:

                                        Print Name of Transferee

                                        ----------------------------------------

                                        Date:

                                     G-4-9

                                   EXHIBIT G-5

                         FORM OF TRANSFEREE CERTIFICATE
         FOR TRANSFERS OF INTERESTS IN REGULATION S GLOBAL CERTIFICATES

                                     [Date]

[TRANSFEROR]

          Re:  Citigroup Commercial Mortgage Trust 2006-C5, Commercial Mortgage
               Pass-Through Certificates, Series 2006-C5, Class _____, having an initial aggregate [Certificate Principal Balance] [Certificate
               Notional Amount] as of November 21, 2006 (the "Closing Date") of
               $__________ (the "Transferred Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the Transfer by
_________________________ (the "Transferor") to __________________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of
The Depository Trust Company ("DTC") and the Depository Participants) in the
Transferred Certificates. The Transferred Certificates were issued pursuant to the Pooling and Servicing Agreement dated as of November 1, 2006 (the "Pooling and Servicing Agreement"), by and between Citigroup Commercial Mortgage
Securities Inc., as depositor, Wachovia Bank, National Association and Midland
Loan Services, Inc., as master servicers, LNR Partners, Inc., as special servicer, Wells Fargo Bank, National Association, as trustee, and LaSalle Bank
National Association, as certificate administrator. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that the Transferee is not a United States Securities Person.

          For purposes of this certification, "United States Securities Person"
means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States;
(iii) any estate of which any executor or administrator is a United States
Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities Person if an executor or administrator of the estate who is not a United States Securities
Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities
Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a United States
Securities Person, (v) any agency or branch of a foreign entity located in the
United States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Securities Person, (vii) any discretionary account or similar account (other than an estate

                                      G-5-1

or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States, other than one held for the benefit or account of a non-United States Securities Person by a dealer or other professional fiduciary organized, incorporated or (if any individual) resident in the United States, (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and (b) formed by a
United States Securities Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined in Rule 501(a))
under the United States Securities Act of 1933, as amended (the "Securities
Act"), who are not natural persons, estates or trusts; provided, however, that the International Monetary Fund, the International Bank for Reconstruction and
Development, the Inter-American Development Bank, the Asian Development Bank,
the African Development Bank, the United Nations and their agencies, affiliates and pension plans, any other similar international organizations, their agencies, affiliates and pension plans shall not constitute United States
Securities Persons.

          The Transferee understands that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:  __________, _____

                                        Very truly yours,

                                        (Transferee)

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      G-5-2

                                   EXHIBIT H-1

                        FORM I OF TRANSFEREE CERTIFICATE
        IN CONNECTION WITH ERISA (DEFINITIVE NON-REGISTERED CERTIFICATES)

                               _____________, 20__

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services - Citigroup Commercial Mortgage
           Trust 2006-C5

          Re:  Citigroup Commercial Mortgage Trust 2006-C5, Commercial Mortgage
               Pass-Through Certificates, Series 2006-C5 (the "Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_________________ (the "Transferor") to _________________ (the "Transferee") of
Class ______ Certificates [having an initial aggregate [Certificate Principal
Balance] [Certificate Notional Amount] as of November 21, 2006 (the "Closing
Date") of $__________] [evidencing a ____% Percentage Interest in the subject
Class] (the "Transferred Certificates"). The Certificates, including the
Transferred Certificates, were issued pursuant to the Pooling and Servicing
Agreement (the "Pooling and Servicing Agreement"), dated as of November 1, 2006, between Citigroup Commercial Mortgage Securities Inc., as depositor, Wachovia
Bank National Association and Midland Loan Services, Inc., as master servicers,
LNR Partners, Inc., as special servicer, Wells Fargo Bank, National Association, as trustee, and LaSalle Bank National Association, as certificate administrator.
All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferee hereby certifies, represents and warrants to you as Certificate
Registrar, as follows (check the applicable paragraph):

     _____ The Transferee (A) is not an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including, without limitation, an insurance company general account, that is subject to ERISA or the Code (each, a "Plan"), and (B) is not directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a
           Plan; or

     _____ The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Sections 406 and 407 of
           ERISA and the excise taxes imposed on such prohibited transactions by
           Section 4975 of the Code, by reason of Sections I and III of
           Prohibited Transaction Class Exemption 95-60.

                                      H-1-1

     _____ The Transferred Certificates are rated in one of the four highest generic rating categories by one of the Rating Agencies and are being acquired by or on behalf of a Plan in reliance on Prohibited
           Transaction Exemption 91-23 and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
           Securities Act, (Y) is not sponsored (within the meaning of Section
           3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan
           Seller, the Master Servicer, the Special Servicer, any Sub-Servicer,
           any Exemption-Favored Party or any Mortgagor with respect to Mortgage
           Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by any Affiliate of such
           Person, and (Z) agrees that it will obtain from each of its
           Transferees that are Plans, a written representation that such
           Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are
           Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

                                        Very truly yours,

                                        ----------------------------------------
                                        (Transferee)

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      H-1-2

                                   EXHIBIT H-2

                        FORM II OF TRANSFEREE CERTIFICATE
        IN CONNECTION WITH ERISA (BOOK-ENTRY NON-REGISTERED CERTIFICATES)

                                     [Date]

[TRANSFEROR]

          Re:  Citigroup Commercial Mortgage Trust 2006-C5, Commercial Mortgage
               Pass-Through Certificates, Series 2006-C5 (the "Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
______________________ (the "Transferor") to _________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of
The Depository Trust Company ("DTC") and the Depository Participants) in Class
___ Certificates [having an initial aggregate [Certificate Principal Balance]
[Certificate Notional Amount] as of November 21, 2006 (the "Closing Date") of
$__________] [evidencing a ____% Percentage Interest in the related Class] (the
"Transferred Certificates"). The Certificates, including the Transferred
Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of November 1, 2006, by and between Citigroup Commercial Mortgage Securities
Inc., as depositor, Wachovia Bank, National Association and Midland Loan
Services, Inc., as master servicers, LNR Partners, Inc., as special servicer,
Wells Fargo Bank, National Association, as trustee, and LaSalle Bank National
Association, as certificate administrator. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the
Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

     _____ The Transferee (A) is not an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including, without limitation, an insurance company general account, that is subject to ERISA or the Code (each, a "Plan"), and (B) is not directly or indirectly purchasing an interest in the Transferred
           Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan;

     _____ The Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Sections 406(a)
           and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Prohibited Transaction Class
           Exemption 95-60.

                                      H-2-1

     _____ The Transferred Certificates are rated in one of the four highest generic rating categories by one of the Rating Agencies and an interest in such Certificates is being acquired by or on behalf of a
           Plan in reliance on Prohibited Transaction Exemption 91-23 and such
           Plan (X) is an accredited investor as defined in Rule 501(a)(1) of
           Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor,
           any Mortgage Loan Seller, the Master Servicer, the Special Servicer,
           any Sub-Servicer or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by any Affiliate of such
           Person, and (Z) agrees that it will obtain from each of its
           Transferees that are Plans, a written representation that such
           Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are
           Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

                                        Very truly yours,

                                        ------------------------------------
                                        (Transferee)

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      H-2-2

                                   EXHIBIT I-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                         REGARDING CLASS R CERTIFICATES

TRANSFER AFFIDAVIT PURSUANT TO SECTIONS
860D(a)(6)(A) AND 860E(e)(4) OF THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED, AND
TREASURY REGULATION SECTION 1.860E-1(c)(4)

          Re:  Citigroup Commercial Mortgage Trust 2006-C5, Commercial Mortgage
               Pass-Through Certificates, Series 2006-C5 (the "Certificates"),
               issued pursuant to the Pooling and Servicing Agreement dated as of November 1, 2006 (the "Pooling and Servicing Agreement"), by
               and between Citigroup Commercial Mortgage Securities Inc., as
               Depositor, Wachovia Bank, National Association and Midland Loan
               Services, Inc., as Master Servicers, LNR Partners, Inc., as
               Special Servicer, Wells Fargo Bank, National Association, as
               Trustee, and LaSalle Bank National Association, as Certificate
               Administrator

STATE OF __________________________ )
                                    ) ss.: _____________________________
COUNTY OF _________________________ )

          The undersigned declares that, to the best knowledge and belief of the undersigned, the following representations are true, correct and complete:

          1. ______________________________ (the "Purchaser"), is acquiring
Class R Certificates representing ________________% of the residual interest in each of the real estate mortgage investment conduits (each, a "REMIC")
designated as "REMIC I" and "REMIC II", respectively, relating to the
Certificates for which an election is to be made under Section 860D of the
Internal Revenue Code of 1986, as amended (the "Code").

          2. The Purchaser is not a "Disqualified Organization" (as defined below), and the Purchaser is not acquiring the Class R Certificates for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership thereof, to a Disqualified
Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, (ii) any state or political subdivision thereof, (iii) any foreign government, (iv) any international organization, (v)
any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in Section 521 of the Code)
which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (vii) any organization described in Section 1381(a)(2)(C) of the Code, or (viii) any other entity designated as a "disqualified organization" by relevant legislation amending the REMIC

                                      I-1-1

Provisions and in effect at or proposed to be effective as of the time of determination. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax (except for the Federal Home
Loan Mortgage Corporation) and a majority of its board of directors is not selected by such governmental unit. The terms "United States" and "international organization" shall have the meanings set forth in Section 7701 of the Code.

          3. The Purchaser acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any
Class R Certificates to a Disqualified Organization.

          4. The Purchaser will not transfer the Class R Certificates to any person or entity as to which the Purchaser has not received an affidavit substantially in the form of this affidavit or to any person or entity as to which the Purchaser has actual knowledge that the requirements set forth in paragraphs 2 and 7 hereof are not satisfied, or to any person or entity with respect to which the Purchaser has not (at the time of such transfer) satisfied the requirements under the Code to conduct a reasonable investigation of the financial condition of such person or entity (or its current beneficial owners if such person or entity is classified as a partnership under the Code).

          5. The Purchaser agrees to such amendments of the Pooling and
Servicing Agreement as may be required to further effectuate the prohibition against transferring the Class R Certificates to a Disqualified Organization, an
agent thereof or a person that does not satisfy the requirements of paragraph 7.

          6. The Purchaser consents to the designation of the Trustee as the agent of the Tax Matters Person of REMIC I and REMIC II pursuant to Section
10.01 of the Pooling and Servicing Agreement.

          7. No purpose of the acquisition of the Class R Certificates is to impede the assessment or collection of tax.

                    [CHOOSE BETWEEN PARAGRAPHS 8 OR 9 BELOW]

[_] 8.    If the Transferor requires the safe harbor under Treasury regulations section 1.860E-1 to apply:

     i.   The Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the
          Purchaser intends to pay taxes associated with holding the Class R
          Certificates as they become due.

     ii.  The Purchaser understands that it may incur tax liabilities with respect to the Class R Certificates in excess of any cash flows generated by such Certificates.

     iii. The Purchaser is not a foreign permanent establishment or a fixed base
          (within the meaning of any applicable income tax treaty between the
          United States and any foreign jurisdiction) of a United States Tax
          Person.

                                      I-1-2

     iv.  The Purchaser will not cause the income from the Class R Certificates to be attributable to a foreign permanent establishment or fixed base
          (within the meaning of any applicable income tax treaty between the
          United States and any foreign jurisdiction) of a United States Tax
          Person.

                       [CHECK THE STATEMENT THAT APPLIES]

[_] v)    In accordance with Treasury Regulations Section 1.860E-1, the
          Purchaser:

          a) is an "eligible corporation" as defined in Section
          1.860E-1(c)(6)(i) of the Treasury regulations (i.e., a domestic C corporation other than a corporation which is exempt from, or is not subject to, tax under Section 11 of the Code; a Regulated Investment
          Company as defined in Section 851(a) of the Code; a Real Estate
          Investment Trust as defined in Section 856(a) of the Code; a REMIC as defined in Section 860D of the Code; or an organization to which part
          I of subchapter T of chapter 1 of subtitle A of the Code applies, as to which the income of Class R Certificates will only be subject to taxation in the United States,

          b) has, and has had in each of its two preceding fiscal years, gross assets for financial reporting purposes (excluding any obligation of a person related to the transferee within the meaning of Section
          1.860E-1(c)(6)(ii) of the Treasury regulations or any other assets if a principal purpose for holding or acquiring such asset is to satisfy this condition) in excess of $100 million and net assets of $10 million, and

          c) hereby agrees only to transfer the Certificate to another "eligible corporation" meeting the criteria set forth in Treasury regulations section 1.860E-1.

     OR

[_] vi)   The Purchaser is a United States Tax Person and the consideration paid to the Purchaser for accepting the Class R Certificates is greater than the present value of the anticipated net federal income taxes and tax benefits ("Tax Liability Present Value") associated with owning such Certificates, with such present value computed using a discount rate equal to the "Federal short-term rate" prescribed by Section 1274 of the Code as of the date hereof or, to the extent it is not, if the
          Transferee has asserted that it regularly borrows, in the ordinary course of its trade or business, substantial funds from unrelated third parties at a lower interest rate than such applicable federal rate and the consideration paid to the Purchaser is greater than the
          Tax Liability Present Value using such lower interest rate as the discount rate, the transactions with the unrelated third party lenders, the interest rate or rates, the date or dates of such transactions, and the maturity dates or, in the case of adjustable rate debt instruments, the relevant adjustment dates or periods, with respect to such borrowings, are accurately stated in Exhibit A to this letter

[_] 9.    If the Transferor does not require the safe harbor under Treasury regulations section 1.860E-1 to apply: [CHECK THE STATEMENT THAT
          APPLIES]

[_] i)    The Purchaser is a "United States person" as defined in Section
          7701(a) of the Code and the regulations promulgated thereunder (the
          Purchaser's U.S. taxpayer identification

                                      I-1-3

          number is ______________). The Purchaser is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners are United States persons).

     OR

[_] ii)   The Purchaser is not a United States person. However, the Purchaser:

          a) conducts a trade or business within the United States and, for purposes of Treasury regulations section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code;

          b) understands that, for purposes of Treasury regulations section
          1.860E-1(c)(4)(ii), as a holder of a Class R Certificate for United
          States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Class R Certificate;

          c) intends to pay the taxes associated with holding a Class R
          Certificate;

          d) is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners either satisfy clauses (a),
          (b) and (c) of this sentence or are United States persons); and

          e) has furnished the Transferor and the Trustee with an effective IRS
          Form W-8ECI or successor form and will update such form as may be required under the applicable Treasury regulations

          Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

                                      I-1-4

          IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized officer this _______ day of
___________________________.

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

          Personally appeared before me ___________________________, known or proved to me to be the same person who executed the foregoing instrument and to be a _______________________ of the Purchaser, and acknowledged to me that he/she executed the same at his/her free act and deed and at the free act and deed of the Purchaser.

                                        Subscribed and sworn before me this
                                        _________ day of ______________________,
                                        20_____.

                                        ________________________________________
                                        Notary Public

                                      I-1-5

                                   EXHIBIT I-2

                         FORM OF TRANSFEROR CERTIFICATE
                         REGARDING CLASS R CERTIFICATES

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603

Attention: Global Securities and Trust Services -- Citigroup Commercial Mortgage
           Trust 2006-C5

          Re:  Citigroup Commercial Mortgage Trust 2006-C5, Commercial Mortgage
               Pass-Through Certificates, Series 2006-C5 (the "Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_________________ (the "Transferor") to _________________ (the "Transferee") of
Class R Certificates evidencing a ____% Percentage Interest in such Class (the
"Residual Interest Certificates"). The Certificates, including the Residual
Interest Certificates, were issued pursuant to the Pooling and Servicing
Agreement, dated as of November 1, 2006 (the "Pooling and Servicing Agreement"),
between Citigroup Commercial Mortgage Securities Inc., as depositor, Wachovia
Bank, National Association and Midland Loan Services, Inc., as master servicers,
LNR Partners, Inc., as special servicer, Wells Fargo Bank, National Association, as trustee, and LaSalle Bank National Association, as certificate administrator.
All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferor hereby certifies, represents and warrants to you, as Certificate
Registrar, that:

               1. No purpose of the Transferor relating to the transfer of the
     Residual Interest Certificates by the Transferor to the Transferee is or
     will be to impede the assessment or collection of any tax.

               2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the
     Pooling and Servicing Agreement as Exhibit I-1. The Transferor does not know or believe that any representation contained therein is false.

               3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if it is classified as a partnership under the Internal Revenue Code of 1986, as amended) as contemplated by Treasury regulations section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the
     Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands

                                      I-2-1

     that the transfer of the Residual Interest Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith)
     unless the Transferor has conducted such an investigation.

                                        Very truly yours,

                                        ----------------------------------------
                                        (Transferor)

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      I-2-2

                                   EXHIBIT J-1

                        FORM OF NOTICE AND ACKNOWLEDGMENT

                                     [Date]

Moody's Investors Service, Inc.
99 Church Street, 9th Floor
New York, New York 10007

Fitch, Inc.
One State Street Plaza, 31st Floor
New York, New York 10004

[OTHER RATING AGENCIES FOR NON-TRUST LOAN SECURITIES]

Ladies and Gentlemen:

          This notice is being delivered pursuant to Section 6.09 of the Pooling and Servicing Agreement, dated as of November 1, 2006 and relating to Citigroup
Commercial Mortgage Trust 2006-C5, Commercial Mortgage Pass-Through
Certificates, Series 2006-C5 (the "Agreement"). Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the
Agreement.

          Notice is hereby given that [the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class] [the WellPoint
B-Noteholder] have designated ________________ to serve as the [Special Servicer
[(other than with respect to ___________)]] [WellPoint Special Servicer] under the Agreement.

          The designation of __________________ as [Special Servicer [(other than with respect to ___________)]] [WellPoint Special Servicer] will become final if certain conditions are met and you deliver to _________________, the trustee under the Agreement (the "Trustee"), written confirmation that if the person designated to become the [Special Servicer [(other than with respect to
___________)]] [WellPoint Special Servicer] were to serve as such, such event would not result in the qualification, downgrade or withdrawal of the rating or ratings assigned by you to one or more Classes of the Certificates [or one or more classes of any Non-Trust Loan Securities backed by _____________].
Accordingly, such confirmation is hereby requested as soon as possible.

                                      J-2-1

          Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                                        Very truly yours,

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                        as Trustee

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Receipt acknowledged:

MOODY'S INVESTORS SERVICE, INC.

By:
    ---------------------------------
    Name:
    Title:
    Date:

FITCH, INC.

By:
    ---------------------------------
    Name:
    Title:
    Date:

[OTHER APPLICABLE RATING AGENCIES]

By:
    ---------------------------------
    Name:
    Title:
    Date:

                                      J-2-2

                                   EXHIBIT J-2

               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER

                                     [Date]

[TRUSTEE]
[MASTER SERVICERS]
[DEPOSITOR]
[CERTIFICATE ADMINISTRATOR]

          Re:  Citigroup Commercial Mortgage Trust 2006-C5,
               Commercial Mortgage Pass-Through Certificates, Series 2006-C5

Ladies and Gentlemen:

          Pursuant to Section 6.09 of the Pooling and Servicing Agreement, dated as of November 1, 2006, relating to Citigroup Commercial Mortgage Trust 2006-C5,
Commercial Mortgage Pass-Through Certificates, Series 2006-C5 (the "Agreement"),
the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer [(other than with respect to
___________)]] [WellPoint Special Servicer] under, and as defined in, the
Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer [(other than with respect to ___________)]] [WellPoint Special Servicer]. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section
3.23(b) of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: ____________________.

          Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Agreement.

                                        [NAME OF PROPOSED SPECIAL SERVICER]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      J-2-3

                                    EXHIBIT K

                        LIST OF DESIGNATED SUB-SERVICERS

                          LOAN
 LOAN    MORTGAGE LOAN    GROUP
NUMBER       SELLER      NUMBER                LOAN / PROPERTY NAME                         PRIMARY SERVICER
------   -------------   ------   ----------------------------------------------   ---------------------------------

   1          CGM           1     IRET Portfolio                                   Northmarq
  1.1         CGM           1     Flagship Corporate Center                        Northmarq
  1.2         CGM           1     The Riverport Building                           Northmarq
  1.3         CGM           1     Corporate Center West                            Northmarq
  1.4         CGM           1     Pacific Hills Plaza                              Northmarq
  1.5         CGM           1     Timberlands at Tomahawk                          Northmarq
  1.6         CGM           1     Farnam Executive Center                          Northmarq
  1.7         CGM           1     Miracle Hills Executive Center                   Northmarq
  1.8         CGM           1     Gateway Corporate Center                         Northmarq
  1.9         CGM           1     Woodlands Plaza                                  Northmarq
   2          CGM           1     801 South Figueroa Street                        Wachovia Securities
   3          CGM           1     Tower 67                                         Wachovia Securities
   4        LaSalle         1     Ala Moana Portfolio                              Wachovia Securities
  4.1       LaSalle         1     Ala Moana Center                                 Wachovia Securities
  4.2       LaSalle         1     Ala Moana Building                               Wachovia Securities
  4.3       LaSalle         1     Ala Moana Pacific Center                         Wachovia Securities
  4.4       LaSalle         1     Ala Moana Plaza                                  Wachovia Securities
   5        LaSalle         1     NNN WellPoint Operations Center                  L J Melody & Company
   6        LaSalle         1     One & Two Securities Centre                      GEMSA Loan Services, L.P.
  6.1       LaSalle         1     One Securities Centre                            GEMSA Loan Services, L.P.
  6.2       LaSalle         1     Two Securities Centre                            GEMSA Loan Services, L.P.
   7          PNC           1     Four Points Sheraton                             Midland Loan Services, Inc.
   8        LaSalle         1     909 Poydras Office Building                      Financial Federal
   9          CGM           1     Tri City Plaza                                   Wachovia Securities
  10          CGM           1     Kent Station                                     GEMSA Loan Services, L.P.
  11          CGM           1     Dick's Sporting Goods                            Wachovia Securities
 11.1         CGM           1     Dick's Sporting Goods/PetSmart - Concord         Wachovia Securities
 11.2         CGM           1     Dick's Sporting Goods - Wichita                  Wachovia Securities
 11.3         CGM           1     Dick's Sporting Goods - Bloomingdale             Wachovia Securities
 11.4         CGM           1     Dick's Sporting Goods - Millbury                 Wachovia Securities
 11.5         CGM           1     Dick's Sporting Goods - North Attleboro          Wachovia Securities
 11.6         CGM           1     Dick's Sporting Goods - Melville                 Wachovia Securities
  12          CGM           1     Dominion Plaza                                   Wachovia Securities
  13          CGM           2     Paseo Villas Apartments                          GEMSA Loan Services, L.P.
  14        LaSalle         2     North Campus Crossing Phase I                    Midland Loan Services, Inc.
  15        LaSalle         1     Waterfront Centre                                John B Levy
  16          PNC           1     Canyon Corporate Center                          Midland Loan Services, Inc.
  17          CGM           1     604 Fifth Avenue                                 Wachovia Securities
  18        LaSalle         2     Equinox Apartments                               Midland Loan Services, Inc.
  19          CGM           1     East Brook Mall                                  Wachovia Securities
  20          CGM           1     Broadway Place                                   Wachovia Securities
  21          PNC           1     Wakefield Companies - Danvers                    Midland Loan Services, Inc.
  22          PNC           1     Wakefield Companies - Peabody                    Midland Loan Services, Inc.
  23          CGM           1     Whole Foods Market - Los Altos                   GEMSA Loan Services, L.P.
  24          CGM           1     Courtyard Century City                           Wachovia Securities
  25        LaSalle         1     Northmont Business Park                          GEMSA Loan Services, L.P.
  26          CGM           1     Penn Station                                     Wachovia Securities
  27          PNC           1     Heart Center Medical Group Building              Midland Loan Services, Inc.
  28        LaSalle         1     Boji Tower                                       Midland Loan Services, Inc.
  29          CGM           1     Hilton Head Village                              Wachovia Securities/HFF
  30          PNC           1     Ambassador Square                                Midland Loan Services, Inc.
  31          PNC           1     Courtyard Columbia Northwest                     Midland Loan Services, Inc.
  32          PNC           1     Courtyard Atlanta Roswell                        Midland Loan Services, Inc.
  33        LaSalle         1     Orgill Distribution Facility                     Midland Loan Services, Inc.
  34        LaSalle         1     Brown's Wharf                                    Capmark
  35          PNC           2     Forest Cove Apartment Homes                      Midland Loan Services, Inc.
  36        LaSalle         1     77 Corporate Park                                Midland Loan Services, Inc.
  37          CGM           1     Scoop Building                                   Wachovia Securities
  38          CGM           1     Collier Place I & II                             Wachovia Securities
  39        LaSalle         1     Gordmans Shopping Center                         Collateral Mortgage

                                       K-1

                          LOAN
 LOAN    MORTGAGE LOAN    GROUP
NUMBER       SELLER      NUMBER                LOAN / PROPERTY NAME                         PRIMARY SERVICER
------   -------------   ------   ----------------------------------------------   ---------------------------------

  40        LaSalle         1     Athens Mall                                      Midland Loan Services, Inc.
  41          PNC           1     Holtze Executive Village Hotel                   Midland Loan Services, Inc.
  42        LaSalle         1     Pinehurst Centre                                 Midland Loan Services, Inc.
  43          CGM           2     Augusta Apartments                               Wachovia Securities
  44          CGM           1     Ralphs                                           Wachovia Securities
  45          CGM           1     The HMAI Building                                Wachovia Securities
  46          PNC           1     CIGNA Regional Building                          Midland Loan Services, Inc.
  47          CGM           1     Hampton Inn & Suites-Ontario                     Wachovia Securities
  48          CGM           1     Bell Forge Square                                Wachovia Securities
  49          CGM           1     Northside Festival Shopping Center               GEMSA Loan Services, L.P.
  50          CGM           1     The Pavilion Movie Theater                       Wachovia Securities
  51        LaSalle         1     Maple Grove Shopping Center                      Midland Loan Services, Inc.
  52          PNC           2     Woodland Hills Village Apartment Homes           Midland Loan Services, Inc.
  53          CGM           1     Eastlake Medical                                 Wachovia Securities
  54          PNC           1     One Summit Plaza                                 Midland Loan Services, Inc.
  55        LaSalle         1     Showplace Square West                            Midland Loan Services, Inc.
  56        LaSalle         2     Lake View Apartments                             Midland Loan Services, Inc.
  57        LaSalle         1     Arrowhead Medical                                Midland Loan Services, Inc.
  58        LaSalle         1     Shore Pointe Office Building                     Midland Loan Services, Inc.
  59          CGM           1     North Branch Outlet Center                       Wachovia Securities
  60        LaSalle         2     Towne Oaks Apartments                            Midland Loan Services, Inc.
  61          PNC           1     Port Warwick Medical Arts II                     Midland Loan Services, Inc.
  62        LaSalle         1     Stop & Shop - Coventry, RI                       Midland Loan Services, Inc.
  63        LaSalle         2     Oaks of Kingsbridge                              Bernard Financial
  64          CGM           1     Roxborough Building                              Wachovia Securities
  65          PNC           1     Nationwide Building                              Midland Loan Services, Inc.
  66        LaSalle         1     Residence Inn - Cranberry Township               GEMSA Loan Services, L.P.
  67          CGM           2     Nashville Auto Diesel College                    GEMSA Loan Services, L.P.
  68        LaSalle         1     Highland Town Center                             Midland Loan Services, Inc.
  69          CGM           1     Orsay Restaurant                                 Wachovia Securities
  70        LaSalle         2     Wynfield Apartments                              Midland Loan Services, Inc.
  71        LaSalle         1     Hampton Inn Airport - Coraopolis                 GEMSA Loan Services, L.P.
  72          CGM           1     JC Penney - 5050 East Ray Road                   Wachovia Securities
  73        LaSalle         1     Livonia International                            Capmark
 73.1       LaSalle         1     Livonia International - 31659 Glendale Street    Capmark
 73.2       LaSalle         1     Livonia International - 31731 Glendale Street    Capmark
 73.3       LaSalle         1     Livonia International - 31846 Glendale Street    Capmark
 73.4       LaSalle         1     Livonia International - 31899 Glendale Street    Capmark
 73.5       LaSalle         1     Livonia International - 12182 Belden Court       Capmark
 73.6       LaSalle         1     Livonia International - 12250 Belden Court       Capmark
 73.7       LaSalle         1     Livonia International - 12350 Belden Court       Capmark
 73.8       LaSalle         1     Livonia International - 12400 Belden Court       Capmark
 73.9       LaSalle         1     Livonia International - 30975 West 8 Mile Road   Capmark
 73.10      LaSalle         1     Livonia International - 13321 Stark Road         Capmark
 73.11      LaSalle         1     Livonia International - 6061 Commerce Drive      Capmark
  74        LaSalle         1     Gettysburg MHP & RV Resort                       Midland Loan Services, Inc.
  75        LaSalle         1     Hampton Inn - Greentree                          GEMSA Loan Services, L.P.
  76        LaSalle         1     1430 Branding Office Building                    Midland Loan Services, Inc.
  77          CGM           1     Raymour & Flanagan                               Wachovia Securities
  78        LaSalle         1     Corolla Light Town Center                        Midland Loan Services, Inc.
  79        LaSalle         1     Winchester & Payne                               Midland Loan Services, Inc.
  80        LaSalle         1     Oak Park Plaza                                   Bernard Financial
  81          PNC           1     University Gate Apartments                       Midland Loan Services, Inc.
  82        LaSalle         2     VE - Colony Park Apartments                      Midland Loan Services, Inc.
  83        LaSalle         1     Holiday Inn Express - Columbia, SC               Laureate Capital
  84        LaSalle         1     East Lake Point Professional Office              Midland Loan Services, Inc.
  85          CGM           2     Trinity Trace                                    Wachovia Securities
  86        LaSalle         1     Holiday Inn Express - Cranberry Township         GEMSA Loan Services, L.P.
  87        LaSalle         2     Woodland Village                                 Laureate Capital
  88        LaSalle         1     Virginia Hills                                   Midland Loan Services, Inc.
  89        LaSalle         1     Oklahoma Self Storage Portfolio                  Midland Loan Services, Inc.
 89.1       LaSalle         1     A-1 Mini Storage                                  Midland Loan Services, Inc.
 89.2       LaSalle         1     Rite Place Self Storage                           Midland Loan Services, Inc.
  90          CGM           1     Family Independence Agency                       Wachovia Securities
  91          CGM           1     Villages at Pinnacle Peak                        Wachovia Securities
  92          CGM           1     Allen Forge Shopping Center                      Wachovia Securities
  93        LaSalle         1     Wingate Inn - Columbia, SC                       Laureate Capital

                                       K-2

                          LOAN
 LOAN    MORTGAGE LOAN    GROUP
NUMBER       SELLER      NUMBER                LOAN / PROPERTY NAME                         PRIMARY SERVICER
------   -------------   ------   ----------------------------------------------   ---------------------------------

  94        LaSalle         1     Wingate Inn - Savannah, GA                       Laureate Capital
  95          CGM           1     SpringHill Suites-Charlotte Airport              Wachovia Securities
  96          CGM           1     Camden Village Shopping Center                   Wachovia Securities
  97        LaSalle         1     Bare Hills Office                                Midland Loan Services, Inc.
  98        LaSalle         1     Citrus Heights Office                            Midland Loan Services, Inc.
  99        LaSalle         1     Redwood Estates                                  Midland Loan Services, Inc.
  100       LaSalle         1     Florida Brewing Company                          Laureate Capital
  101       LaSalle         1     3300 Walnut                                      Midland Loan Services, Inc.
  102       LaSalle         1     Carman Road Medical Arts Building                Midland Loan Services, Inc.
  103       LaSalle         1     Fairfield Inn & Suites - Aiken                   Laureate Capital
  104         PNC           2     Laurel Point Senior Apartments                   Midland Loan Services, Inc.
  105         CGM           1     Stine - White Towne Center                       Pacific Southwest Realty Services
  106         PNC           1     Pecos Retail Center                              Midland Loan Services, Inc.
  107       LaSalle         1     Greenwich Centre                                 Midland Loan Services, Inc.
  108         PNC           1     The Inn at Tallgrass                             Midland Loan Services, Inc.
  109       LaSalle         1     Hampton Inn New Bern                             Midland Loan Services, Inc.
  110       LaSalle         1     Valley Wide Distribution                         Midland Loan Services, Inc.
  111         PNC           1     White Birch Plaza                                Midland Loan Services, Inc.
  112         CGM           1     Circuit City - Cincinnati, OH                    Wachovia Securities
  113         CGM           1     Stow Workman Plaza                               Wachovia Securities
  114       LaSalle         1     Rudeen Business Park IV                          Midland Loan Services, Inc.
  115       LaSalle         1     Capitol Self Storage Portfolio                   Midland Loan Services, Inc.
 115.1      LaSalle         1     Capitol Self Storage I                           Midland Loan Services, Inc.
 115.2      LaSalle         1     Capitol Self Storage II                          Midland Loan Services, Inc.
  116       LaSalle         1     Goodman Industrial                               Midland Loan Services, Inc.
  117       LaSalle         1     180 Canal Street                                 Midland Loan Services, Inc.
  118       LaSalle         1     Berkeley Office Building                         Midland Loan Services, Inc.
  119       LaSalle         1     Walgreens - Ware, MA                             Midland Loan Services, Inc.
  120       LaSalle         1     Holiday Inn Express - Walterboro, SC             Laureate Capital
  121       LaSalle         1     Fairfield Inn - Owensboro                        Midland Loan Services, Inc.
  122       LaSalle         1     Pearl Britain Plaza                              Midland Loan Services, Inc.
  123         PNC           2     South Point Apartment Homes                      Midland Loan Services, Inc.
  124         PNC           1     1430 Vantage Court                               Midland Loan Services, Inc.
  125       LaSalle         1     FedEx - Indianapolis                             Midland Loan Services, Inc.
  126       LaSalle         2     Timbers on Broadway Apartments                   Midland Loan Services, Inc.
  127         CGM           1     Gamma Medical Center                             GEMSA Loan Services, L.P.
  128       LaSalle         1     800 9th Street Office Building                   Midland Loan Services, Inc.
  129       LaSalle         2     Buena Villa & Wheat Manor                        Midland Loan Services, Inc.
 129.1      LaSalle         2     Buena Villa                                      Midland Loan Services, Inc.
 129.2      LaSalle         2     Wheat Manor                                      Midland Loan Services, Inc.
  130       LaSalle         2     Mountaineer Village                              Midland Loan Services, Inc.
  131       LaSalle         1     Hampton Inn - Lexington, SC                      Laureate Capital
  132         PNC           1     The EPL Building                                 Midland Loan Services, Inc.
  133         CGM           1     Oakdale Shopping Center                          Wachovia Securities
  134       LaSalle         1     Comfort Suites - Winston-Salem, NC               Laureate Capital
  135         PNC           1     USPS Processing Center                           Midland Loan Services, Inc.
  136       LaSalle         1     Fairfield Inn - Alcoa, TN                        Midland Loan Services, Inc.
  137       LaSalle         1     USA Maxi Storage                                 Midland Loan Services, Inc.
  138         CGM           1     Sunset Plaza Shopping Center                     Wachovia Securities
  139       LaSalle         1     Cosmetic Dentistry & Actuant Office Portfolio    Collateral Mortgage
 139.1      LaSalle         1     Cosmetic Dentistry                               Collateral Mortgage
 139.2      LaSalle         1     Actuant Office                                   Collateral Mortgage
  140       LaSalle         1     Wolf River Commons                               Midland Loan Services, Inc.
  141       LaSalle         1     Holiday Inn Express - Emporia, VA                Laureate Capital
  142         PNC           1     Landover Metro Industrial                        Midland Loan Services, Inc.
  143       LaSalle         2     Woodlawn Court                                   Midland Loan Services, Inc.
  144       LaSalle         1     Raynham Center                                   Midland Loan Services, Inc.
  145         CGM           1     Washington Square                                Wachovia Securities
  146         PNC           2     Killeen Stone Ranch Apartments                   Midland Loan Services, Inc.
  147       LaSalle         2     Campus Crossing at Aycock & Spring Garden        Midland Loan Services, Inc.
  148       LaSalle         1     Centre @ Wallisville                             Midland Loan Services, Inc.
  149         CGM           1     1215 Spruce Street                               Wachovia Securities
  150       LaSalle         1     Inland Old Time Pottery                          LaSalle Bank
  151       LaSalle         1     Walgreens - Dunedin                              Midland Loan Services, Inc.
  152       LaSalle         2     Foothill Hacienda Apartments                     Midland Loan Services, Inc.
  153       LaSalle         1     North Kent Mall                                  Midland Loan Services, Inc.
  154       LaSalle         1     Iron Bridge I Office Building                    Midland Loan Services, Inc.

                                       K-3

                          LOAN
 LOAN    MORTGAGE LOAN    GROUP
NUMBER       SELLER      NUMBER                LOAN / PROPERTY NAME                         PRIMARY SERVICER
------   -------------   ------   ----------------------------------------------   ---------------------------------

  155       LaSalle         1     AAA All American Self Storage                    Midland Loan Services, Inc.
  156       LaSalle         1     100 Resource Parkway Retail                      Laureate Capital
  157       LaSalle         1     168 Business Park Drive                          Laureate Capital
  158       LaSalle         1     Brown Office                                     Midland Loan Services, Inc.
  159       LaSalle         1     Cubby Hole Louisiana 2                           Midland Loan Services, Inc.
  160         PNC           1     Smizer Station Professional Bldg                 Midland Loan Services, Inc.
  161         CGM           1     Thomasville Furniture-Charlotte                  Wachovia Securities/HFF
  162       LaSalle         1     Legion Way Building                              Midland Loan Services, Inc.
  164         PNC           1     Ashlan & West ("Wishing Well Plaza")             Midland Loan Services, Inc.
  165       LaSalle         2     520 Taylor St.                                   Midland Loan Services, Inc.
  166       LaSalle         2     Campus Crossing at Lindell                       Midland Loan Services, Inc.
  167       LaSalle         1     Santa Nella MHC                                  Capmark
  168       LaSalle         1     CVS El Monte                                     Midland Loan Services, Inc.
  169       LaSalle         1     Ross Stores - Alhambra                           Midland Loan Services, Inc.
  170       LaSalle         1     Lakeview Storage                                 Midland Loan Services, Inc.
  171         CGM           1     Bushnell Plaza                                   Wachovia Securities
  172       LaSalle         1     Oronoco Estates MHC                              Midland Loan Services, Inc.
  173       LaSalle         2     Regency Village MHC                              Midland Loan Services, Inc.
  174       LaSalle         1     Rialto Self Storage                              Midland Loan Services, Inc.
  175         PNC           1     A+ Mini Storage (A3-Norman)                      Midland Loan Services, Inc.
  176       LaSalle         1     VE Quality Inn Tempe                             Midland Loan Services, Inc.
  177       LaSalle         1     Profiles Industrial                              Midland Loan Services, Inc.
  178       LaSalle         2     Wayside Glen MHP                                 Midland Loan Services, Inc.
  179       LaSalle         1     Roanoke Retail                                   GEMSA Loan Services, L.P.
  180       LaSalle         1     La Quinta Valley Plaza                           Midland Loan Services, Inc.
  181       LaSalle         1     Mt. Rock MHP                                     Midland Loan Services, Inc.
  182       LaSalle         1     Apache Self Storage                              Midland Loan Services, Inc.
  183       LaSalle         1     Bishop Retail Center                             Midland Loan Services, Inc.
  184       LaSalle         1     Old Missouri Road Office Bldg                    Midland Loan Services, Inc.
  185       LaSalle         1     Texas Plaza                                      Midland Loan Services, Inc.
  186       LaSalle         1     Shops of Laurelwood                              Midland Loan Services, Inc.
  187       LaSalle         1     Ridgeview Village MHP                            Midland Loan Services, Inc.
  188       LaSalle         1     The Storage Center - Waller                      GEMSA Loan Services, L.P.
  189       LaSalle         1     Orange Grove Shopping Center                     Financial Federal
  190       LaSalle         1     Walgreens - Chicago, IL                          Midland Loan Services, Inc.
  191         PNC           1     7645 West Fond Du Lac Avenue                     Midland Loan Services, Inc.
  192       LaSalle         1     Texas Storage                                    GEMSA Loan Services, L.P.
  193       LaSalle         1     Milford Corporate Office                         Bernard Financial
  194       LaSalle         1     Starbucks Center (Campus Corner)                 Midland Loan Services, Inc.
  195       LaSalle         1     Sunrise Plaza                                    GEMSA Loan Services, L.P.
  196       LaSalle         1     Peachtree City Self Storage                      GEMSA Loan Services, L.P.
  197       LaSalle         1     Dabney Exchange                                  Midland Loan Services, Inc.
  198       LaSalle         1     AutoZone - Pelham                                Laureate Capital
  199       LaSalle         1     The Storage Inn                                  Midland Loan Services, Inc.
  200       LaSalle         1     Classic Shopping Center                          Midland Loan Services, Inc.
  201       LaSalle         1     Sandoval Mini Storage                            Midland Loan Services, Inc.
  202       LaSalle         1     Personal Storage Systems                         Midland Loan Services, Inc.
  203       LaSalle         1     Haddon Storage                                   Midland Loan Services, Inc.
  204       LaSalle         1     Storagemaster                                    Midland Loan Services, Inc.
  205       LaSalle         1     Ellerbe Place                                    Midland Loan Services, Inc.
  206         PNC           1     Liberty Town Center Shopping Center              Midland Loan Services, Inc.
  207       LaSalle         2     Thornton Hall Apartments                         Laureate Capital
  208       LaSalle         1     Big 5 Hazel Dell                                 Midland Loan Services, Inc.

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE ALA MOANA PORTFOLIO NON-POOLED PORTION, WHICH IS
ASSOCIATED WITH THE CLASS AMP-1, AMP-2 AND AMP-3 CERTIFICATES. THE ALA MOANA
PORTFOLIO NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL
BALANCE.

  4b        LaSalle        NAP    Ala Moana Portfolio (non-pooled portion)         Wachovia Bank

                                       K-4

                                   EXHIBIT L-1

               FORM OF INFORMATION REQUEST/INVESTOR CERTIFICATION
              FOR WEBSITE ACCESS FROM CERTIFICATE [HOLDER] [OWNER]

                                     [Date]

To the parties listed on the attached Schedule A hereto

           Re: Citigroup Commercial Mortgage Trust 2006-C5,
               Commercial Mortgage Pass-Through Certificates, Series 2006-C5

Ladies and Gentlemen:

          In accordance with the provisions of the Pooling and Servicing
Agreement dated as of November 1, 2006 (the "Pooling and Servicing Agreement"),
by and between Citigroup Commercial Mortgage Securities Inc., as depositor,
Wachovia Bank, National Association and Midland Loan Services, Inc., as master servicers (the "Master Servicers"), LNR Partners, Inc., as special servicer (the
"Special Servicer"), Wells Fargo Bank, National Association, as trustee (the
"Trustee"), and LaSalle Bank National Association, as certificate administrator
(the "Certificate Administrator"), with respect to Citigroup Commercial Mortgage
Trust 2006-C5, Commercial Mortgage Pass-Through Certificates, Series 2006-C5
(the "Certificates"), the undersigned hereby certifies and agrees as follows:

          1. The undersigned is a [beneficial owner] [registered holder] of the
Class _____ Certificates.

          2. The undersigned is requesting (Please check as applicable):

               (i) ____ the information (the "Information") identified on the schedule attached hereto pursuant to Section 3.15 of the Pooling and
          Servicing Agreement; or

               (ii) ____ a password [and username] pursuant to the Pooling and
          Servicing Agreement for access to information (also, the
          "Information") provided on the [Trustee's] [Certificate
          Administrator's] [Applicable Master Servicer's] [Special Servicer's]
          Internet Website.

          3. In connection with accessing the website of the [Applicable Master
Servicer] [Certificate Administrator] [Trustee] [Special Servicer], the
undersigned hereby agrees to register, execute or accept an access agreement and accept a disclaimer, as and to the extent required by the [Applicable Master
Servicer] [Certificate Administrator] [Trustee] [Special Servicer] in accordance with the Pooling and Servicing Agreement.

          4. In consideration of the [Trustee's] [Certificate Administrator's]
[Applicable Master Servicer's] [Special Servicer's] disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it

                                     L-1-1

in evaluating its interest in Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities to which the undersigned is subject), and such Information will not, without the prior written consent of the [Trustee] [Certificate Administrator] [Applicable Master
Servicer] [Special Servicer], be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives
(collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the
Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential.

          5. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of
1934, as amended, or would require registration of any Non-Registered
Certificate pursuant to Section 5 of the Securities Act.

          IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                        [BENEFICIAL OWNER OF A CERTIFICATE]
                                        [REGISTERED HOLDER OF A CERTIFICATE]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        ----------------------------------------

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                     L-1-2

                                   SCHEDULE A

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services (CMBS)
Citigroup Commercial Mortgage Securities, Series 2006-C5

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services - Citigroup
Commercial Mortgage Trust 2006-C5

Wachovia Bank, National Association
8734 Research Drive
URP4-NC1075
Charlotte, NC 28262
Attn: Citigroup Commercial Mortgage Trust 2006-C5

with a copy to:

Wachovia Bank, National Association
NC 0630
301 S. College Street, 30th Floor
Charlotte, NC 28288-0630
Attn: Commercial Real Estate Services

Midland Loan Services, Inc.
10851 Mastin
Overland Park, Kansas 66210
Attention: Citigroup Commercial Mortgage Trust 2006-C5,
Commercial Mortgage Pass-Through Certificates, Series 2006-C5

LNR Partners, Inc.
1601 Washington Avenue
Suite 700
Miami Beach, Florida 33139
Attn: Randy Wolpert

                                     L-1-3

                                   EXHIBIT L-2

         FORM OF INFORMATION REQUEST/INVESTOR CERTIFICATION FOR WEBSITE
                        ACCESS FROM PROSPECTIVE INVESTOR

                                     [Date]

To the parties listed on the attached Schedule A hereto

           Re: Citigroup Commercial Mortgage Trust 2006-C5,
               Commercial Mortgage Pass-Through Certificates, Series 2006-C5

Ladies and Gentlemen:

          In accordance with the provisions of the Pooling and Servicing
Agreement dated as of November 1, 2006 (the "Pooling and Servicing Agreement"),
by and between Citigroup Commercial Mortgage Securities Inc., as depositor,
Wachovia Bank, National Association, as master servicer no. 1 ("Master Servicer
No. 1"), and Midland Loan Services, Inc., as master servicer no. 2 ("Master
Servicer No. 2" and, collectively with Master Loan Servicer No. 1, the "Master
Servicers"), LNR Partners, Inc., as special servicer (the "Special Servicer"),
Wells Fargo Bank, National Association, as trustee (the "Trustee"), and LaSalle
Bank National Association, as certificate administrator (the "Certificate
Administrator"), with respect to Citigroup Commercial Mortgage Trust 2006-C5,
Commercial Mortgage Pass-Through Certificates, Series 2006-C5 (the
"Certificates"), the undersigned hereby certifies and agrees as follows:

          1. The undersigned is [a [licensed] [registered] investment adviser to___________, which is] contemplating an investment in the Class _____
Certificates.

          2. The undersigned is requesting (please check as applicable):

               (i) ____ information (the "Information") for use in evaluating the possible investment described above as identified on the schedule attached hereto pursuant to Section 3.15 of the Pooling and Servicing
          Agreement; or

               (ii) ____ a password [and username] pursuant to Section 4.02 of the Pooling and Servicing Agreement for access to information (also, the "Information") provided on the [Trustee's] [Certificate
          Administrator's] [Applicable Master Servicer's] [Special Servicer's]
          Internet Website.

          3. In connection with accessing the website of the [Master Servicer]
[Certificate Administrator] [Trustee] [Special Servicer], the undersigned hereby agrees to register, execute or accept an access agreement and accept a disclaimer, as and to the extent required by the [Applicable Master Servicer]
[Certificate Administrator] [Trustee] [Special Servicer] in accordance with
Section 4.02 of the Pooling and Servicing Agreement.

                                     L-2-1

          4. In consideration of the [Trustee's] [Certificate Administrator's]
[Applicable Master Servicer's] [Special Servicer's] disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except [from such outside persons as are assisting it in making the investment decision described in paragraph 1 above, from its accountants and attorneys, and otherwise] from such governmental or banking authorities and agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the [Trustee] [Certificate Administrator]
[Applicable Master Servicer] [Special Servicer], be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives
(collectively, the "Representatives") in any manner whatsoever, in whole or in part.

          5. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended ( the "Securities Act"), or the Securities Exchange Act of
1934, as amended, or would require registration of any Non-Registered
Certificate pursuant to Section 5 of the Securities Act.

          IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                        [PROSPECTIVE PURCHASER OF A
                                        CERTIFICATE OR INTEREST THEREIN]
                                        [LICENSED/REGISTERED INVESTMENT ADVISER]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        ----------------------------------------

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                     L-2-2

                                   SCHEDULE A

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services (CMBS)
Citigroup Commercial Mortgage Securities, Series 2006-C5

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services - Citigroup
Commercial Mortgage Trust 2006-C5

Wachovia Bank, National Association
8739 Research Drive
URP4-NC1075
Charlotte, NC 28262
Attention: Citigroup Commercial Mortgage Trust 2006-C5

with a copy to

Wachovia Corporation
Legal Division, NC 0630
One Wachovia Center
301 South College Street, 230th Floor
Charlotte, NC 28288-0630
Attention: Commercial Real Estate Services

Midland Loan Services, Inc.
10851 Mastin
Overland Park, Kansas 66210
Attention: Citigroup Commercial Mortgage Trust 2006-C5,
Commercial Mortgage Pass-Through Certificates, Series 2006-C5

LNR Partners, Inc.
1601 Washington Avenue
Suite 700
Miami Beach, Florida 33139
Attn: Randy Wolpert

                                     L-2-3

                                    EXHIBIT M

                         FORM OF PURCHASE OPTION NOTICE

                                     [Date]

To the parties listed on the attached Schedule A hereto

     Re:  Citigroup Commercial Mortgage Trust 2006-C5,
          Commercial Mortgage Pass-Through Certificates, Series 2006-C5

Ladies and Gentlemen:

          The undersigned hereby acknowledges that it is the holder of an assignable option (the "Purchase Option") to purchase Mortgage Loan number ____
(the "Subject Mortgage Loan") from the Trust Fund, pursuant to Section 3.18 of the Pooling and Servicing Agreement dated as of November 1, 2006 (the "Pooling and Servicing Agreement"), by and between Citigroup Commercial Mortgage
Securities Inc., as depositor, Wachovia Bank, National Association and Midland
Loan Services, Inc., as master servicers, LNR Partners, Inc., as special servicer, Wells Fargo Bank, National Association, as trustee, and LaSalle Bank
National Association, as certificate administrator. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement.

          The undersigned Option Holder [is the Special Servicer] [is the
Majority Controlling Class Certificateholder] [acquired its Purchase Option from the [Special Servicer] [Majority Controlling Class Certificateholder] on
_________].

          The undersigned Option Holder is exercising its Purchase Option at the cash price of $______________, which amount equals or exceeds the related Option
Price, as defined in Section 3.18(c) of the Pooling and Servicing Agreement.
Within ten (10) Business Days of the date hereof, [the undersigned Option
Holder] [______________, an Affiliate of the undersigned Option Holder] will deliver the Option Price to or at the direction of the Special Servicer in exchange for the release of the Subject Mortgage Loan and delivery of the related Mortgage File.

          The undersigned Option Holder agrees that it shall prepare and provide the Special Servicer with such instruments of transfer or assignment, in each case without recourse, as shall be reasonably necessary to vest in it or its designee the ownership of the Subject Mortgage Loan, together with such other documents or instruments as the Special Servicer shall reasonably require to consummate the purchase contemplated hereby.

          The undersigned Option Holder acknowledges and agrees that its exercise of its Purchase Option Notice may not be revoked and that the undersigned Option Holder, or its designee, shall be obligated to close its purchase of the Subject Mortgage Loan in accordance with the terms and conditions of this letter and Section 3.18 of the Pooling and Servicing
Agreement.

                                      M-1

                                        Very truly yours,

                                        [Option Holder]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

[By signing this letter in the space provided below,
the [Special Servicer] [Majority Controlling Class Certificateholder]
hereby acknowledges and affirms that it transferred its
Purchase Option to the Option Holder identified above
on [_________].]

[___________________________________]

By:
    --------------------------------
    Name:
    Title:

                                      M-2

                                   SCHEDULE A

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services (CMBS)
Citigroup Commercial Mortgage Securities, Series 2006-C5

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services - Citigroup
Commercial Mortgage Trust 2006-C5

Wachovia Bank, National Association
8739 Research Drive
URP4-NC1075
Charlotte, NC 28262
Attention:  Citigroup Commercial Mortgage Trust 2006-C5

with a copy to

Wachovia Corporation
Legal Division, NC 0630
One Wachovia Center
301 South College Street, 230th Floor
Charlotte, NC 28288-0630
Attention: Commercial Real Estate Services

Midland Loan Services, Inc.
10851 Mastin
Overland Park, Kansas 66210
Attention: Citigroup Commercial Mortgage Trust 2006-C5,
Commercial Mortgage Pass-Through Certificates, Series 2006-C5

LNR Partners, Inc.
1601 Washington Avenue
Suite 700
Miami Beach, Florida 33139
Attn: Randy Wolpert

                                      M-3

                                    EXHIBIT N

                       [FORM OF DEFEASANCE CERTIFICATION]

To:  [_____________]

From: [Wachovia Bank, National Association] [Midland Loan Services, Inc.], in
      its capacity as a Master Servicer (the "Master Servicer") under the
      Pooling and Servicing Agreement, dated as of November 1, 2006 (the
      "Pooling and Servicing Agreement"), among the Master Servicer, Wells Fargo
      Bank, National Association, as Trustee, and others.

Date:__________, 20___

          Re: Citigroup Commercial Mortgage Trust 2006-C5, Commercial Mortgage
              Pass-Through Certificates Series 2006-C5

          Mortgage Loan (the "Mortgage Loan") identified by loan number _____ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan
Schedule by the following names: _______________________

          Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

          As Master Servicer under the Pooling and Servicing Agreement, we hereby:

          (a) Notify you that the Mortgagor has consummated a defeasance of the
Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

____ a full defeasance of the entire principal balance of the Mortgage Loan; or

____ a partial defeasance of a portion of the principal balance of the Mortgage
     Loan that represents an allocated loan amount of $____________ or _______%
     of the entire principal balance of the Mortgage Loan;

          (b) Certify that each of the following is true, subject to those exceptions set forth with explanatory notes on Exhibit A hereto, which exceptions the Master Servicer has determined, consistent with the Servicing
Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

          (ii) The Mortgage Loan documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

                                      N-1

          (iii) The defeasance was consummated on __________, 20__.

          (iv) The defeasance collateral consists of securities that (i)
     constitute "government securities" as defined in Section 2(a)(16) of the
     Investment Company Act of 1940, as amended (15 U.S.C. 80A1), (ii) are listed as "Qualified Investments for 'AAA' Financings" under Paragraphs 1,
     2 or 3 of "Cash Flow Approach" in Standard & Poor's Public Finance Criteria
     2000, as amended, to the date of the defeasance, (iii) are rated 'AAA' by
     S&P, (iv) if they include a principal obligation, the principal due at maturity cannot vary or change, and (v) are not subject to prepayment, call or early redemption.

          (v) The Master Servicer received an opinion of counsel (from counsel approved by Master Servicer in accordance with the Servicing Standard) that the defeasance will not result in an Adverse REMIC Event.

          (vi) The Master Servicer determined that the defeasance collateral will be owned by an entity (the "Defeasance Obligor") that is a
     Single-Purpose Entity (as defined in Standard & Poor's Structured Finance
     Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loans included in the pool.

          (vii) The Master Servicer received written confirmation of the crediting of the defeasance collateral to an Eligible Account (as defined in the S&P Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by a securities intermediary and has been pledged to the Trustee.

          (viii) The agreements executed in connection with the defeasance (i)
     grant control of the pledged securities account to the Trustee, (ii)
     require the securities intermediary to make the scheduled payments on the
     Mortgage Loan from the proceeds of the defeasance collateral directly to the Master Servicer's collection account in the amounts and on the dates specified in the Mortgage Loan documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan documents (the "Scheduled Payments"), (iii)
     permit reinvestment of proceeds of the defeasance collateral only in
     Permitted Investments (as defined in the S&P Criteria), (iv) permit release of surplus defeasance collateral and earnings on reinvestment from the pledged securities account only after the Mortgage Loan has been paid in full, if any such release is permitted, (v) prohibit transfers by the
     Defeasance Obligor of the defeasance collateral and subordinate liens against the defeasance collateral, and (vi) provide for payment from sources other than the defeasance collateral or other assets of the
     Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

          (ix) The Master Servicer received written confirmation from a firm of independent certified public accountants, who were approved by Master
     Servicer in accordance with the Servicing Standard stating that (i)
     revenues from the defeasance

                                      N-2

     collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled
     Payments after the defeasance including the payment in full of the Mortgage
     Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its
     Anticipated Repayment Date), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

          (x) The Mortgage Loan is not among the ten (10) largest loans in the pool. The entire principal balance of the Mortgage Loan as of the date of defeasance was less than both $[______] and five percent of the pool balance, which is less than [__]% of the aggregate Certificate Principal
     Balance of the Certificates as of the date of the most recent Trustee's
     Distribution Date Statement received by us (the "Current Report").

          (xi) The defeasance described herein, together with all prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to $__________________, which is
     _____% of the aggregate Certificate Balance of the Certificates as of the date of the Current Report.

          (c) Certify that Exhibit B hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance.

          (d) Certify that the individual under whose hand the Master Servicer has caused this Notice and Certification to be executed did constitute a
Servicing Officer as of the date of the defeasance described above.

          (e) Agree to provide copies of all items listed in Exhibit B to you upon request.

                            [SIGNATURE PAGE FOLLOWS]

                                      N-3

          IN WITNESS WHEREOF, the Master Servicer has caused this Notice and
Certification to be executed as of the date captioned above.

                                        [WACHOVIA BANK, NATIONAL ASSOCIATION]
                                        [MIDLAND LOAN SERVICES, INC.]

                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                      N-4

                                    EXHIBIT O

                         FORM OF DEPOSITOR CERTIFICATION

  CITIGROUP COMMERCIAL MORTGAGE TRUST 2006-C5, COMMERCIAL MORTGAGE PASS-THROUGH
                CERTIFICATES SERIES 2006-C5 (THE "CERTIFICATES")

          I, [identify the certifying individual], a [title] of Citigroup
Commercial Mortgage Securities Inc., the depositor into the above-referenced
Trust, certify that:

          1. I have reviewed this report on Form 10-K and all reports on Form
10-D required to be filed in respect of the period covered by this report of
Citigroup Commercial Mortgage Trust 2006-C5 (the "Exchange Act periodic reports");

          2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

          3. Based on my knowledge, all of the distribution, servicing and other information required under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

          4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreement(s) in all material respects; and

          5. [All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of
Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.] [SUBJECT TO MODIFICATION TO ADDRESS
MISSING REPORTS]

          In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: LNR Partners,
Inc., Wachovia Bank, National Association, Midland Loan Services, Inc., Wells
Fargo Bank, National Association and LaSalle Bank National Association [SPECIFY
OTHERS IF APPLICABLE].

Dated:
       ----------------------------

                                   ---------------------------------------------
                                   President and Chief Executive Officer
                                   Citigroup Commercial Mortgage Securities Inc.

                                      O-1

                                    EXHIBIT P

                 FORM OF CERTIFICATE ADMINISTRATOR CERTIFICATION

  CITIGROUP COMMERCIAL MORTGAGE TRUST 2006-C5, COMMERCIAL MORTGAGE PASS-THROUGH
                CERTIFICATES SERIES 2006-C5 (THE "CERTIFICATES")

          I, [identify the certifying individual], a [title] of LaSalle Bank
National Association (the "Certificate Administrator"), certify to Citigroup
Commercial Mortgage Securities Inc. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Certification required by the pooling and servicing agreement relating to the Certificates (capitalized terms used herein without definition shall have the meanings assigned to such terms in that pooling and servicing agreement), that:

          1. I have reviewed this annual report on Form 10-K and all reports on
Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Citigroup Commercial Mortgage Trust 2006-C5 (the "Exchange Act
periodic reports");

          2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

          3. Based on my knowledge, all of the distribution, servicing and other information received or calculated by the Certificate Administrator under the pooling and servicing agreement relating to the Certificates and required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

          4. I am responsible for reviewing the activities performed by the
Certificate Administrator and based on my knowledge and the compliance reviews conducted in preparing the Certificate Administrator compliance statements required for inclusion in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the Certificate
Administrator has fulfilled its obligations in all material respects under the pooling and servicing agreement relating to the Certificates; and

          5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities with respect to the Certificate Administrator required to be included in Form
10-K in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18
and 15d-18 have been included as an exhibit to Form 10-K, except as otherwise disclosed in Form 10-K. Any material instances of noncompliance described in such reports have been disclosed in such report on Form 10-K.

                                      P-1

Dated:
       ------------------------------

LASALLE BANK NATIONAL ASSOCIATION,
Certificate Administrator

By:
   ----------------------------------
   Name:
        -----------------------------
   Title:
         ----------------------------

                                      P-2

                                   EXHIBIT Q-1

                      FORM OF MASTER SERVICER CERTIFICATION

 CITIGROUP COMMERCIAL MORTGAGE TRUST 2006-C5 (THE "TRUST"), COMMERCIAL MORTGAGE
         PASS-THROUGH CERTIFICATES SERIES 2006-C5 (THE "CERTIFICATES")

          I, [identify the certifying individual], a [title] of [Wachovia Bank,
National Association] [Midland Loan Services, Inc.] (the "Master Servicer"), in
such capacity on behalf of the Master Servicer, certify to Citigroup Commercial
Mortgage Securities Inc. (the "Depositor") and its officers, directors and affiliates, to the extent that the following matters are within our normal areas of responsibilities and duties under the pooling and servicing agreement relating to the Certificates and with the knowledge and intent that they will rely upon this certification (capitalized terms used herein without definition shall have the meanings assigned to such terms in such pooling and servicing agreement), that:

          1. I (or appropriate officers or employees of the Master Servicer under my supervision) have reviewed the servicing reports relating to the Trust delivered by the Master Servicer to the certificate administrator pursuant to the pooling and servicing agreement relating to the Certificates covering the
Exchange Act Reporting Year [__];

          2. Based on my knowledge, and assuming that the information regarding the mortgage loans, the mortgagors or the mortgaged properties in the Prospectus
(the "Mortgage Information") does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in the light of the circumstances under which such statements were made, not misleading (but only to the extent that such Mortgage Information is or shall be used by the Master Servicer to prepare the servicing reports), the servicing information in these reports (including information relating to actions of the
Master Servicer and/or payments and other collections on and characteristics of the Mortgage Loans and REO Properties for which the Master Servicer is the applicable master servicer, and/or relating to the Master Servicer, its
Affiliates and/or any and all sub-servicers, subcontractors and agents of the
Master Servicer), taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to Exchange Act Reporting Year [__];

          3. Based on my knowledge, and assuming that the special servicer timely delivered to the Master Servicer all servicing information required to be provided to the Master Servicer under the pooling and servicing agreement by the special servicer under the pooling and servicing agreement, the servicing information (including information relating to actions of the Master Servicer and/or payments and other collections on and characteristics of the Mortgage
Loans and REO Properties for which the Master Servicer is the applicable master servicer, and/or relating to the Master Servicer, its Affiliates and/or any and
all sub-servicers, subcontractors and agents of the Master Servicer) required to be provided to the trustee by the Master Servicer under the pooling and servicing agreement is included in the servicing reports delivered by the Master
Servicer to the trustee;

                                     Q-1-1

          4. I am responsible for reviewing the activities performed by the
Master Servicer and based on my knowledge and the compliance review(s) conducted in preparing the servicer compliance statement with respect to the Master
Servicer required in the report on Form 10-K with respect to the Trust for
Exchange Act Reporting Year [__] under Item 1123 of Regulation AB, and except as disclosed in such servicer compliance statement, the Master Servicer has fulfilled its obligations under the pooling and servicing agreement in all material respects; and

          5. All Annual Statements of Compliance and all Annual Assessment
Reports and their related Annual Attestation Reports required to be provided to the certificate administrator and the Depositor by the Master Servicer or, if
retained thereby, any Additional Servicer or Sub-Servicing Function Participant
under or as contemplated by the pooling and servicing agreement relating to the
Certificates have been provided thereby, with the following exceptions:
___________________________________. Based on my knowledge, there are no significant deficiencies relating to the Master Servicer's or any such other party's compliance with the Servicing Criteria, in each case based upon the
Annual Attestation Report provided by a registered public accounting firm, after conducting a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB, delivered pursuant to Section 3.14 of the pooling and servicing agreement relating to the Certificates, except as disclosed in such Annual Statements of Compliance and Annual Assessment Reports.

          In giving the certification above, I have reasonably relied on information provided to me by the following unaffiliated parties: [names of sub-servicers].

          Notwithstanding the assumption made in item 2 of this certification, the Master Servicer is not entitled to make such assumption with respect to
Mortgage Information that, on or before five days prior to the Determination
Date for the related servicing report, (a) the Master Servicer has been notified in writing by a party to the pooling and servicing agreement, any Mortgage Loan
Seller (as defined in the pooling and servicing agreement relating to the
Certificates), or any Affiliate thereof, was incorrect, or (b) the Master
Servicer would have known was incorrect in performing its servicing obligations under the pooling and servicing agreement in accordance with the servicing standards (as defined in the pooling and servicing agreement relating to the
Certificates).

Dated:
       ------------------------------

---------------------------------------
[Title]
[Wachovia Bank, National Association] [Midland Loan Services, Inc.]

                                     Q-1-2

                                   EXHIBIT Q-2

                     FORM OF SPECIAL SERVICER CERTIFICATION

 CITIGROUP COMMERCIAL MORTGAGE TRUST 2006-C5 (THE "TRUST"), COMMERCIAL MORTGAGE
          PASS-THROUGH CERTIFICATES SERIES 2006-C5 (THE "CERTIFICATES")

          I, [identify the certifying individual], a [title] of LNR Partners,
Inc. (the "Special Servicer"), certify on behalf of the Special Servicer to
Citigroup Commercial Mortgage Securities Inc. (the "Depositor") and its
officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the certification required by the pooling and servicing agreement relating to the Certificates (capitalized terms used herein without definition shall have the meanings assigned to such terms in that pooling and servicing agreement), that:

          1. I have reviewed the servicing reports relating to the Trust delivered by the Special Servicer to the master servicers and/or the trustee, pursuant to the pooling and servicing agreement relating to the Certificates, covering the Exchange Act Reporting Year [__];

          2. Based on my knowledge, the servicing information (including information relating to actions of the Special Servicer and/or payments and other collections on and characteristics of the Mortgage Loans and REO
Properties, and/or relating to the Special Servicer, its Affiliates and/or any and all sub-servicers, subcontractors and agents of the Special Servicer) in these reports delivered by the Special Servicer, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the Exchange Act
Reporting Year [__];

          3. Based on my knowledge, the servicing information (including information relating to actions of the Special Servicer and/or payments and other collections on and characteristics of the Mortgage Loans and REO
Properties, and/or relating to the Special Servicer, its Affiliates and/or any and all sub-servicers, subcontractors and agents of the Special Servicer)
required to be provided to the master servicers and/or the trustee by the
Special Servicer during the Exchange Act Reporting Year [__] under the pooling and servicing agreement relating to the Certificates, is included in the servicing reports delivered by the Special Servicer to the master servicer and/or trustee;

          4. I am responsible for reviewing the activities performed by the
Special Servicer under the pooling and servicing agreement and based on my knowledge and the compliance review(s) conducted in preparing the servicer compliance statement with respect to the Special Servicer required in the report on Form 10-K with respect to the Trust for Exchange Act Reporting Year [__]
under Item 1123 of Regulation AB, and except as disclosed in such servicer compliance statement, the Special Servicer has fulfilled its obligations under the pooling and servicing agreement in all material respects; and

                                      Q-2-1

          5. All Annual Statements of Compliance and all Annual Assessment
Reports and their related Annual Attestation Reports required to be provided to the Trustee and the Depositor by the Special Servicer or, if retained thereby, any Additional Servicer or Sub-Servicing Function Participant under or as contemplated by the pooling and servicing agreement relating to the Certificates have been provided thereby, with the following exceptions:
___________________________________. Based on my knowledge, there are no significant deficiencies relating to the Special Servicer's or any such other party's compliance with the Servicing Criteria, in each case based upon the
Annual Attestation Report provided by a registered public accounting firm, after conducting a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB, delivered pursuant to Section 3.14 of the pooling and servicing agreement relating to the Certificates, except as disclosed in such Annual Statements of Compliance and Annual Assessment Reports.

Dated:
       ------------------------------

-------------------------------------
[Title]
LNR Partners, Inc.

                                      Q-2-2

                                    EXHIBIT R

                     FORM OF OUTSIDE MASTER SERVICER NOTICE

                                     [Date]

[OUTSIDE MASTER SERVICER]
[OUTSIDE TRUSTEE]

           Re: Co-Lender and Servicing Agreement, dated as of [_________], 200_
               (the "Co-Lender Agreement") among [SPECIFY PARTIES].

Ladies and Gentlemen:

          This notice is being delivered to you in connection with the Co-Lender
Agreement and pursuant to Section 3.02(b) of the Pooling and Servicing Agreement
dated as of November 1, 2006 (the "Agreement") between Citigroup Commercial
Mortgage Securities Inc., as depositor, Wachovia Bank, National Association, as master servicer no.1 ("Master Servicer No. 1"), Midland Loan Services, Inc., as
master servicer no. 2, LNR Partners, Inc., as special servicer (the "Special
Servicer"), LaSalle Bank National Association, as certificate administrator, and
Wells Fargo Bank, National Association, as trustee (the "Trustee; which term includes any successor entity under the Agreement), which Agreement relates to the issuance of the Citigroup Commercial Mortgage Trust 2006-C5, Commercial
Mortgage Pass-Through Certificates, Series 2006-C5. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Co-Lender Agreement.

          [Notice is hereby given that as of November 21, 2006, the "Closing
Date" under the Agreement, the Trustee is the holder of Note __ (as defined in the Co-Lender Agreement), and, in that capacity, the Trustee assumes the rights and obligations of the Note __ Lender under the Co-Lender Agreement.]

          [You are hereby directed to remit to Master Servicer No. 1 all amounts payable to the Note __ Lender under the Co-Lender Agreement and the governing pooling and servicing agreement, to the following account:

          Account: [_________]

          Account #: [_______]

          Title: [Wachovia Bank, National Association as Master Servicer, on
          behalf of Wells Fargo Bank, National Association, as Trustee, in trust for the registered holders of Citigroup Commercial Mortgage Trust
          2006-C5, Commercial Mortgage Pass-Through Certificates, Series
          2006-C5, Collection Account]

                                       R-1

          Location: [Wachovia Bank, National Association]

          [You are hereby further directed to forward, deliver, or otherwise make available to Master Servicer No. 1, all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to the Note __ Lender under the Co-Lender Agreement and the governing pooling and servicing agreement, to the following:
[address/facsimile/email address/telephone number].]

                                        Very truly yours,

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                           as  Trustee

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

c.c. [OTHER RELATED NON-TRUST MORTGAGE LOAN NOTEHOLDERS]

                                       Q-2-2